UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TKO Group Holdings, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

TKO Group Holdings, Inc.

200 Fifth Avenue, 7th Floor

New York, NY 10010

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

December 23, 2024

To Our Stockholders:

This notice of action by written consent and the accompanying information statement (the “Information Statement”) is being furnished by the Board of Directors (the “Board”) of TKO Group Holdings, Inc., a Delaware corporation (the “Company”, “TKO PubCo”, “we”, “us” or “our”), to the holders of record at the close of business on October 23, 2024 (the “Record Date”) of the outstanding shares of TKO PubCo Class A common stock, $0.00001 par value per share (“TKO PubCo Class A Common Stock”), and TKO PubCo Class B common stock, $0.00001 par value per share (“TKO PubCo Class B Common Stock”, together with the TKO PubCo Class A Common Stock, the “TKO PubCo Shares”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Transaction Agreement, dated as of October 23, 2024, by and among IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”), Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC” and, together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC (“TWI”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and TKO PubCo (together with TKO, the “TKO Parties”) (the “Transaction Agreement”), a copy of which is attached as Annex A to this Information Statement and incorporated by reference into this notice.

The Transaction Agreement provides that, subject to the terms and conditions set forth therein, at the Closing, the EDR Parties will directly or indirectly contribute, assign and transfer to TKO the Professional Bull Riders, On Location and IMG businesses (including the IMG Media business and certain other businesses operating under the IMG brand) currently operated by the EDR Parties, each as further described in the section entitled “Management’s Discussion and Analysis of the Businesses” beginning on page 95) (collectively, the “Businesses”), in exchange for 26,139,590 limited liability company interests of TKO (“TKO Common Units”), having an aggregate value of $3.25 billion (based on the volume-weighted average sale price of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024 (the “Closing Consideration”)), and will subscribe for an equivalent number of corresponding shares of TKO PubCo Class B Common Stock, subject to certain customary purchase price adjustments to be settled at the Closing in equity and cash (collectively, and together with the transactions contemplated by the Transaction Agreement and the Ancillary Agreements (as defined below), the “Transaction”). For the avoidance of doubt, the acquisition of the IMG businesses by the Company does not include certain businesses associated with the IMG brand in connection with licensing, models, and tennis representation, nor does it include IMG’s full events portfolio.

The Transaction Agreement, the Ancillary Agreements, and the Transaction were unanimously approved and determined to be advisable, fair to and in the best interests of TKO PubCo and the holders of the issued and outstanding TKO PubCo Shares, including the Public Stockholders (as defined below), by the Board upon unanimous recommendation of an independent special committee of the board of directors of TKO PubCo (the “Special Committee” and, such recommendation, the “Special Committee Recommendation”) — a committee comprised solely of independent and disinterested directors with respect to the Transaction that was established by the Board to (i) review, evaluate, investigate, pursue and negotiate (or oversee and direct the negotiation of) the structure, form, conditions and terms of the Transaction and of any definitive agreements in connection therewith (it being understood that the Special Committee was not delegated authority to (x) review, evaluate or negotiate the transactions other than the Transaction, (y) seek or solicit interest in any other strategic transaction from any party or (z) communicate or negotiate directly or indirectly with any other potential party to any other strategic transaction), (ii) meet with the management of TKO PubCo, members of the Board and outside advisors engaged by TKO PubCo or the Special Committee on a regular basis, (iii) make a determination as to whether the Transaction (and any definitive agreements with respect to the Transaction) is fair to, and in the best interests of, TKO PubCo and the holders of the issued and outstanding TKO PubCo Shares, (iv) if the Special Committee deems appropriate, recommend to the Board (for or against) the approval of the Transaction and the execution and delivery of the definitive documentation providing for the Transaction, and (v) engage its own advisors and agents, including financial and legal advisors.

Stockholder approval of the Transaction Agreement, including the Transaction, is also required pursuant to Section 312.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires stockholder approval prior to the issuance of TKO PubCo Shares, or of securities convertible into TKO PubCo Shares, in any transaction or series of related transactions to a director, officer, controlling shareholder or member of a control group or any other “substantial security holder” of TKO PubCo if the number of TKO PubCo Shares, or the number of TKO PubCo Shares into which the securities may be converted, exceeds one percent (1%) of the voting power of TKO PubCo before such issuance. Because the TKO PubCo Shares to be issued to the EDR Parties, who are considered a “controlling shareholder” of TKO PubCo under Section 312.03 of the NYSE Listed Company Manual, pursuant to the Transaction Agreement, including the Transaction, exceeds one percent (1%) of the number of TKO PubCo Shares outstanding before the issuance, TKO PubCo stockholder approval is required.

In accordance with Section 228 of the Delaware General Corporate Law (the “DGCL”), following execution of the Transaction Agreement, EOC, January Capital Holdco, LLC, a Delaware limited liability company (“January HoldCo”), January Capital Sub, LLC, a Delaware limited liability company (“January Sub”) and WME IMG, LLC, a Delaware limited liability company (“WME IMG” and, together with EOC, January HoldCo and January Sub, the “Specified Stockholders”), who collectively on the Record Date held more than a majority of the combined voting power of the of the total issued and outstanding TKO PubCo Shares, executed and delivered to TKO PubCo a written consent approving and adopting the Transaction Agreement and the Transaction (the “Stockholder Approval”) in lieu of a special meeting of stockholders, which is attached hereto as Annex B (the “Written Consent”). As a result of the execution and delivery of the Written Consent, the holders of a majority of the aggregate voting power of the outstanding TKO PubCo Shares entitled to vote thereon have adopted and approved the Transaction Agreement and the Transaction. The delivery of the Written Consent constituted the necessary approvals of stockholders for the approval of the Transaction Agreement and the Transaction, subject to the other conditions set forth in the Transaction Agreement (as further described herein). As a result, no further action by any stockholder of TKO PubCo is required under applicable law or the Transaction Agreement (or otherwise) to adopt the Transaction Agreement, Ancillary Agreements or approve the Transaction, and TKO PubCo will not be soliciting your vote for or consent to the adoption of the Transaction Agreement and the approval of the Transaction and will not call a stockholders’ meeting for purposes of voting on the adoption of the Transaction Agreement and the approval of the Transaction.

This notice and the accompanying Information Statement will constitute notice to you from TKO PubCo of the Written Consent contemplated by Section 228(e) of the DGCL, Section 312.03 of the NYSE Listed Company Manual, TKO PubCo’s Amended and Restated Certificate of Incorporation of TKO PubCo, dated as of September 12, 2023 (as may be amended, modified or restated from time, the “TKO PubCo Certificate of Incorporation”) and Rule 14c-2 promulgated under the Exchange Act. We expect to consummate the Transaction in the first half of 2025. However, there can be no assurances that the Transaction will be completed at all, or if completed, that it will be completed at such time. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of the holders of TKO PubCo Shares.

PLEASE NOTE THAT THE SPECIFIED STOCKHOLDERS HAVE VOTED TO APPROVE AND ADOPT THE TRANSACTION AGREEMENT, INCLUDING THE TRANSACTION. THE NUMBER OF VOTES HELD BY THE SPECIFIED STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT UNDER THE DGCL AND NYSE SECTION 312.03 FOR APPROVING THE TRANSACTION AGREEMENT, INCLUDING THE TRANSACTION. CONSEQUENTLY, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE TRANSACTION AGREEMENT, INCLUDING THE TRANSACTION.

The Information Statement accompanying this letter provides you with more specific information concerning the Transaction Agreement, including the Transaction. We encourage you to carefully read this Information Statement and the copies of the Transaction Agreement and Written Consent included, respectively, as Annex A and Annex B to the Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Seth Krauss

Seth Krauss

Chief Legal and Administrative Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transaction, passed upon the merits or fairness of the Transaction, or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying Information Statement. Any representation to the contrary is a criminal offense.

The Information Statement is dated December 23, 2024 and is being mailed on December 23, 2024 to our stockholders of record as of October 23, 2024 and December 23, 2024.

i

ii

TKO Group Holdings, Inc.

200 Fifth Avenue, 7th Floor

New York, NY 10010

INFORMATION STATEMENT

This notice of action by written consent and the accompanying information statement (the “Information Statement”) is first being furnished by the Board of Directors (the “Board”) of TKO Group Holdings, Inc., a Delaware corporation (the “Company”, “TKO PubCo”, “we”, “us” or “our”), on or about December 23, 2024, to the holders of record at the close of business on October 23, 2024 (the “Record Date”) of the outstanding shares of TKO PubCo Class A common stock, $0.00001 par value per share (“TKO PubCo Class A Common Stock”), and TKO PubCo Class B common stock, $0.00001 par value per share (“TKO PubCo Class B Common Stock”) (together with the TKO PubCo Class A Common Stock, the “TKO PubCo Shares”), in connection with the Transaction Agreement, dated as of October 23, 2024, by and among IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”), Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC” and, together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC (“TWI”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and TKO PubCo (together with TKO, the “TKO Parties”) (the “Transaction Agreement”), copy of which is attached as Annex A to this Information Statement and incorporated by reference into this Information Statement.

The Transaction Agreement provides that, subject to the terms and conditions set forth therein, at the Closing, the EDR Parties will directly or indirectly contribute, assign and transfer to TKO the Professional Bull Riders, On Location and IMG businesses (including the IMG Media business and certain other businesses operating under the IMG brand) currently operated by the EDR Parties, each as further described in the section entitled “Management’s Discussion and Analysis of the Businesses” beginning on page 95 (collectively, the “Businesses”), in exchange for 26,139,590 limited liability company interests of TKO (“TKO Common Units”), having an aggregate value of $3.25 billion (based on the volume weighted average stock price (“VWAP”) of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024 (the “Closing Consideration”)), and will subscribe for an equivalent number of corresponding shares of TKO PubCo Class B Common Stock, subject to certain customary purchase price adjustments to be settled at the Closing in equity and cash (collectively, and together with the transactions contemplated by the Transaction Agreement and the Ancillary Agreements (as defined herein), the “Transaction”). For the avoidance of doubt, the acquisition of the IMG businesses by the Company does not include certain businesses associated with the IMG brand in connection with licensing, models, and tennis representation, nor does it include IMG’s full events portfolio.

The purpose of this Information Statement is to inform TKO PubCo’s stockholders of an action by written consent of EOC, January Capital Holdco, LLC, a Delaware limited liability company (“January HoldCo”), January Capital Sub, LLC, a Delaware limited liability company (“January Sub”) and WME IMG, LLC, a Delaware limited liability company (“WME IMG” and, together with EOC, January HoldCo and January Sub, the “Specified Stockholders”), holders of a majority of the TKO PubCo Shares, which is attached hereto as Annex B (the “Written Consent”). On October 23, 2024, the Specified Stockholders approved the Transaction Agreement, including the Transaction.

The Written Consent constitutes the consent of a majority of outstanding TKO PubCo Shares and is sufficient under the Delaware General Corporate Law (“DGCL”), TKO PubCo’s Amended and Restated Certificate of Incorporation of TKO PubCo, dated as of September 12, 2023 (as may be amended, modified or restated from time, the “TKO PubCo Certificate of Incorporation”), and the New York Stock Exchange (“NYSE”) Listed Company Manual to approve the Transaction Agreement, including the Transaction. Accordingly, the Transaction Agreement, including the Transaction, will not be submitted to the other stockholders of TKO PubCo for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the Transaction Agreement, including the Transaction in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

GLOSSARY OF CERTAIN DEFINED TERMS

Unless otherwise indicated or the context otherwise requires, when used in this Information Statement:

•

“Ancillary Agreements” means the Transition Services Agreement, the Trademark Assignment Agreements and the Trademark License Agreement, but for the avoidance of doubt, Ancillary Agreements shall exclude the Conveyancing and Assumption Instruments.

•

“Assumed Benefit Plan” means any Benefit Plan (a) which is maintained or sponsored solely by a Transferred Entity or otherwise transferred to a Transferred Entity by operation of law or (b) set forth on the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement and identified as an Assumed Benefit Plan.

•

“Benefit Plan” means each (i) “employee benefit plan” (as such term is defined in ERISA Section 3(3), whether or not subject to ERISA), and (ii) any other compensation or benefits plan, program or arrangement, including any employment, consulting, retirement, pension, deferred compensation, medical, dental, disability, life, severance, retention, vacation, or cash or equity based bonus or incentive plan, program, agreement or arrangement, in each case of clauses (i) and (ii), that is sponsored, maintained or contributed to by the EDR Parties or the Transferred Entities for the benefit of, or pursuant to which the EDR Parties or the Transferred Entities has or would reasonably be expected to have, any Liability to, any Business Employee, independent contractor or Former Service Provider (or dependent thereof) (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), excluding (a) any plan, program or agreement required by, or sponsored or maintained in whole or in part by, any governmental authority, or (b) any “multiemployer plan” (as defined in Section 3(37) of ERISA).

•	“Business Employee” means (a) each Business Unit Business Employee and (b) each Corporate Business Employee, but excluding (c) certain excluded employees.

•

“Business Unit Business Employee” means each individual employed by any of (i) the Transferred Entities or (ii) any member of the EDR Group, in each case whose duties or responsibilities primarily relate to the Business, each of whom, as of September 4, 2024, is in the list provided to the TKO Parties, which list identifies each such individual as a “Business Unit Business Employee” (as may be updated to include any individuals who become or cease to be Business Unit Business Employees following the date of the Transaction Agreement in accordance with the terms herein).

•	“Calculation Time” means 12:01 a.m. (Eastern time) on the Closing Date.

•	“Closing” means the closing of the Contribution and the Issuance.

•

“Closing Equity Consideration” means 26,139,590 TKO Common Units (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, or similar events affecting the price per share of TKO PubCo Class A Common Stock or TKO Common Units after the execution of the Transaction Agreement, but excluding any such transactions announced prior to the date of the Transaction Agreement and any stock repurchase program or cash dividends announced on the date of the Transaction or concurrently with the announcement of the Transaction).

•	“Contribution” means the transfer of the Transferred Equity Interests by the EDR Parties to TKO, as described in the Transaction Agreement.

•

“Conveyancing and Assumption Instruments” means, collectively, the various contracts and other documents (including bills of sale, stock powers, certificates of title, assignments of contracts, assignments of intellectual property, consents (to the extent obtained), permits, easements, leases, deeds and other instruments of conveyance) entered into at, prior to or following the Closing to effect the transfer of Transferred Assets and Excluded Assets (as applicable) and the assumption of Transferred Liabilities and Excluded Liabilities (as applicable), in each case, in the manner contemplated by the Transaction Agreement and the Pre-Closing Restructuring.

•

“Corporate Business Employee” means each individual employed by any of (i) the Transferred Entities or (ii) any member of the EDR Group, in each case, who is in the list provided to the TKO Parties, which list identifies each such individual as a “Corporate Business Employee” (as may be updated to include any individuals who become or cease to be Corporate Business Employees following the date of the Transaction Agreement in accordance with the terms therein).

•

“Delayed Transfer Business Employee” means each of the Business Employees employed in France, Germany, Hong Kong, Hungary, India, Italy, Taiwan and Spain and such other jurisdictions as mutually agreed, such agreement not to be unreasonably withheld, conditioned or delayed.

•	“EDR Group” means EDR and its direct or indirect subsidiaries and controlled affiliates (excluding the TKO Parties and their direct or indirect subsidiaries and controlled affiliates).

•

“EDR Group Credit Facility” means that certain First Lien Credit Agreement, dated as of May 6, 2014 (as amended and restated by Amendment No. 5, dated as of May 18, 2018, Amendment No. 6, dated as of February 18, 2020, Amendment No. 7, dated as of April 2, 2020, Amendment No. 8, dated as of May 13, 2020, Amendment No. 9, dated as of April 19, 2021, Amendment No. 10, dated as of April 10, 2023, Amendment No. 11, dated as of June 26, 2023, and Amendment No. 12, dated as of May 1, 2024, and as further amended, restated, supplemented or otherwise modified from time to time), among WME IMG Holdings, LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

•

“EDR Marks” means all trademarks, tradenames and other source identifiers owned by a member of the Remaining EDR Group, including (i) those trademarks, tradenames and other source identifiers that incorporate the terms or associated logos of “Endeavor,” either alone or in combination with other words and (ii) all marks, trade dress, logos, domain names and other source identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words.

•

“EDR Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 2, 2024, by and among Wildcat EGH Holdco, L.P., Wildcat Opco, L.P., Wildcat Pubco Merger Sub, Inc., Wildcat Manager Merger Sub, L.L.C., Wildcat Opco Merger Sub, L.L.C., EGH, Endeavor Manager, EOC and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time).

•	“EDR Name” means the name(s) “Endeavor” and any derivations thereof used either alone or in combination with other words.

•	“EDR Plan” means a Benefit Plan that is not an Assumed Benefit Plan.

•

“Employee Liabilities” means all Liabilities of the EDR Group or any of its affiliates (including any Transferred Entity), members of their respective groups and predecessors and former affiliates of the foregoing, arising out of, by reason of, or otherwise in connection with or related to, the employment or engagement of, or termination of the employment or engagement of, any employee (which, for the avoidance of doubt, shall include any employee leased or engaged through a third-party entity) or individual service provider (including global employee mobility), or any applicant’s application for employment or engagement (including Liabilities under any Benefit Plan with respect to such individuals).

•	“Equity Consideration” means the Closing Equity Consideration and the Specified Equity Adjustment Amount.

•

“Excluded Assets” means (a) all assets and properties of the EDR Group (and the Transferred Entities) as of immediately prior to the Closing (after giving effect to the Pre-Closing Restructuring) that are not Transferred Assets, (b) any and all causes of action, lawsuits, judgments, actions, claims and demands of any nature available to or being pursued by the EDR Parties or any of their affiliates (including counterclaims) and defenses against third parties to the extent primarily relating to any of the Excluded Liabilities, and (c) any and all rights of the EDR Parties pursuant to the Transaction Agreement or any Ancillary Agreement.

•

“Excluded EDR Businesses” means all the businesses and other activities conducted by the EDR Group and their affiliates as of the date of the execution of the Transaction Agreement and as of the Closing, other than the Businesses.

•

“Excluded Employee Liabilities” means any and all Employee Liabilities (other than Assumed Employee Liabilities) (i) arising out of, relating to, resulting from, or with respect to, the employment or engagement or termination of employment or engagement of any current or former officer, director, employee or other service provider of the EDR Group or any of its affiliates, whenever incurred, (ii) arising out of, relating to, resulting from, or with respect to, any EDR Plan or other “employee benefit plan” (as such term is defined in ERISA Section 3(3), whether or not subject to ERISA) sponsored, maintained, contributed to or established by any member of the EDR Group or any of its affiliates (other than Assumed Benefit Plans), in either case, whenever incurred, and (iii) expressly retained or assumed by the Remaining EDR Group in accordance with the Transaction Agreement.

•

“Excluded Liabilities” means any and all Liabilities of the EDR Group or the Transferred Entities other than Transferred Liabilities, and for the avoidance of doubt including (i) any and all Specified Excluded Liabilities, (ii) Transaction Expenses (as defined in the Transaction Agreement), (iii) the Excluded Employee Liabilities and (iv) any and all obligations of the EDR Parties pursuant to the Transaction Agreement or any Ancillary Agreement, in each case regardless of (a) when or where such Liabilities arose or arise (whether arising before, on or after the Closing Date), (b) where or against whom such Liabilities are asserted or determined and (c) which entity is named in any action associated with any Liability. In no event will Excluded Liabilities include Liabilities for taxes (other than taxes included in clause (ii) or (iii)).

•

“Former Service Provider” means each individual who previously was employed or engaged by (i) any of the Transferred Entities, or (ii) any member of the EDR Group whose duties or responsibilities primarily related to the Businesses.

•	“GAAP” means United States generally accepted accounting principles, consistently applied.

•

“Inactive Employee” means any Business Employee to whom TKO or one of its affiliates is required to make an offer of employment pursuant to the Transaction Agreement, who as of the Closing Date (or, with respect to Corporate Business Employees, the last day of the period from the Closing Date until a date mutually agreed between the parties in good faith) is on an approved leave of absence from work with the EDR Parties or their affiliates (excluding any vacation or other paid time off or other short term leave of absence) and is eligible to return to active service in the future under an applicable policy of the EDR Parties or their affiliates or applicable law.

•

“Intellectual Property” means all intellectual property rights of every kind throughout the world, whether registered or not, including all U.S. and ex-U.S. (a) patents and patent applications and all reissues, divisionals, re-examinations, renewals, extensions, substitutions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, (b) trademarks, service marks, trade names, trade dress, logos and slogans and other similar designations of source or origin, together with the goodwill associated therewith, (c) copyrights and intellectual property rights in copyrightable subject matter, including copyrights in computer software, data and database rights and the benefit of contractual waivers of moral rights, (d) registered domain names, social media accounts, Internet and World Wide Web URLs or addresses, (e) trade secrets and all other intellectual property rights in confidential and proprietary information, ideas, proprietary processes, formulae, models and methodology, inventions and invention disclosures and know-how (“Trade Secrets”) and (f) rights in priority, registrations and applications for registration of the foregoing, in each case whether registered or unregistered and any equivalent rights to any of the foregoing in any jurisdiction.

•

“Issuance” means, upon the terms and subject to the conditions of the Transaction Agreement, at the Closing and substantially concurrently with the Contribution, the issuance by TKO PubCo to each EDR Party, and the purchase by each EDR Party from TKO PubCo, of a number of shares of TKO PubCo Class B Common Stock equal to the number of TKO Common Units issued to such EDR Party in connection with the Contribution as described in the Transaction Agreement in exchange for cash in an amount equal to the aggregate par value of such shares of TKO PubCo Class B Common Stock.

•	“Labor Agreement” means any collective bargaining, neutrality, works council, or other labor-related agreement.

•

“Liability” means any and all indebtedness, liabilities, guarantees, assurances, commitments, and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, due or to become due, reflected on a balance sheet or otherwise, whenever or however arising, including but not limited to those arising under any law or governmental order, contract or tort based on negligence or strict liability.

•

“OLE Facility” means that certain Revolving Credit Agreement, dated as of February 27, 2020 (as amended by Amendment No. 1 to the Credit Agreement, dated as of August 12, 2021 and Amendment No. 2 to the Credit Agreement, dated as of June 29, 2023), by and among Endeavor OLE Buyer, LLC, On Location Events, LLC, PrimeSport Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

•

“Permitted Liens” means (a) liens for taxes not yet due and payable or the validity or amount of which is being contested in good faith through appropriate proceedings and for which adequate reserves have been recorded in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business and the amounts of which are not yet due and payable, or the validity or amount of which is being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations arising under workers’ compensation, unemployment insurance or other social security legislation, (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which are not violated by and do not materially interfere with the present use of the assets of the Businesses, (d) all covenants, conditions, restrictions, easements, rights-of-way or other documents (i) identified on title policies to the extent such title policies have been made available to the TKO Parties or (ii) which do not materially interfere with the present use or operation of the transferred owned real property or the transferred leased real property, (e) liens securing payment, or other obligations, of the EDR Group with respect to any indebtedness to the extent terminated or repaid in its entirety in connection with the Closing, (f) liens associated with any capital lease obligations of the Businesses, (g) liens referred to in the financial statements of the Businesses delivered to the TKO Parties in connection with the execution of the Transaction Agreement, (h) with respect to the Transferred Equity Interests, restrictions under applicable securities laws, (i) non-exclusive licenses of intellectual property entered into in the ordinary course of business, (j) liens with respect to equity interests in TWI JVs pursuant to the governing documents of such TWI JVs (to the extent such agreements are made available to the TKO Parties) and (k) liens described on the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement.

•	“Pre-Closing Restructuring” means the certain restructuring plan as set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement.

•	“Public Stockholders” means all of the holders of the issued and outstanding TKO PubCo Shares, excluding the Specified Stockholders and their respective affiliates.

•	“Remaining EDR Group” means each member of the EDR Group other than the Transferred Entities.

•

“Specified Equity Adjustment Amount” means a number of TKO Common Units having an aggregate value of $50,000,000 (based on the VWAP of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024).

•

“Specified Equity Interests” means (a) any capital stock partnership or membership interests, unit of participation or other similar interest (however designated) and (b) any option, warrant, purchase right, conversion right, exchange right, equity appreciation right, profits interest or phantom stock or equity right or other contract which would entitle any other person to acquire any such interest in any other person, in each case, held by any of the EDR Parties or the Transferred Entities in any of TWI JVs, and any debt securities issued by, debt incurred by (and evidence thereof including notes payable) or accounts payable of any TWI JVs that are held by any of the EDR Parties or the Transferred Entities.

•

“Specified Excluded Liabilities” means all Liabilities relating to, resulting from or arising out of the matters set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement.

•

“TKO Benefit Plan” means each employment, consulting, retirement, pension, deferred compensation, medical, dental, disability, life, severance, vacation, incentive bonus and equity based compensation plan, program, agreement or arrangement that is sponsored or maintained by the TKO Parties or their subsidiaries or pursuant to which the TKO Parties or their subsidiaries currently have any obligation, in each case, in which any of their current employees (or dependent thereof) is eligible to participate or receive benefits (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), excluding (a) any plan, program or agreement required by, or sponsored or maintained in whole or in part by, any governmental authority, (b) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (c) any individual employment agreement, offer letter or similar contract that does not provide for severance or any other termination-based obligations (except as required by law) or is terminable on not more than sixty (60) days’ prior notice, and (d) any individual employment contract for any Business Employee situated outside of the United States.

•	“TKO Common Units” means the limited liability company interests of TKO.

•

“TKO OpCo LLC Agreement” means that the Fourth Amended and Restated Limited Liability Company Agreement of TKO, dated as of September 12, 2023, as may be amended, modified or restated from time to time in accordance with the terms thereof and of the Transaction Agreement.

•

“TKO Services Agreement” means that certain Services Agreement, by and between EDR and TKO, dated as of September 12, 2023, as may be amended, restated, supplemented or otherwise modified from time to time.

•	“Transaction Documents” means the Transaction Agreement and the Ancillary Agreements.

•	“Transferred Assets” means any and all right, title and interest in the following assets and properties of the EDR Group (and the Transferred Entities):

•	all assets and properties related to or in respect of any Assumed Benefit Plan;

•	the Specified Equity Interests;

•

any portion of accounts and notes receivable (other than any intercompany receivables) to the extent related to the Businesses (for the avoidance of doubt, excluding accounts and notes receivable to the extent related to the Excluded EDR Businesses) (or otherwise taken into account in the determination of the net working capital of the Businesses at the Closing);

•

any and all rights expressly allocated to the TKO Parties or any Transferred Entity pursuant to the Transaction Agreement or any Ancillary Agreement, including the Pre-Closing Restructuring steps (as may be amended or modified in accordance with the Transaction Agreement);

•	the goodwill of the Businesses;

•	any transferred leased real property and transferred owned real property;

•	all permits required for the conduct of the Businesses as it is currently conducted (the “TWI Permits”);

•

the corporate and compliance books and records (including Transferred Employee Records (provided that the Remaining EDR Group will be entitled to retain a copy of the Transferred Employee Records)) of the Transferred Entities; and

•	if, and to the extent, the type of asset (including any contract or information) is not addressed in the bullets above, any and all assets that are primarily related to the Businesses.

•

“Transferred Employee Records” means all employee or personnel records or files in possession of or controlled by the Transferred Entities or the EDR Group and to the extent related to any transferred employee, but excluding any such records or files the transfer of which would be prohibited by applicable law or that relate to any Excluded Employee Liabilities. For the avoidance of doubt, no employee or personnel records or files related to any transferred employee will constitute Transferred Employee Records unless and until such Business Employee’s transfer time.

•

“Transferred Entities” means TWI and the Persons set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement (which may be updated after the date of execution of the Transaction Agreement prior to the Closing with the prior written consent of the TKO Parties, not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, Transferred Entities shall not include TWI JVs.

•	“Transferred Intellectual Property” means all Intellectual Property included in the Transferred Assets.

•

“Transferred Liabilities” means (i) any and all Liabilities of the EDR Group and Transferred Entities, in each case to the extent related to, arising out of or resulting from the Businesses (including the Assumed Employee Liabilities), (ii) any and all obligations of the Transferred Entities pursuant to the Transaction Agreement or any Ancillary Agreement, and (iii) certain transferred actions, in each case regardless of (a) when or where such Liabilities arose or arise (whether arising before, on or after the Closing Date), (b) where or against whom such Liabilities are asserted or determined and (c) which entity is named in any action associated with any Liability, in each case of clauses (i)-(iii), excluding certain specified Excluded Liabilities and Liabilities for taxes.

•

“TWI JV” means a non-wholly owned legal entity, joint venture, partnership, minority investment or similar arrangement in respect of which the EDR Group’s (including the Transferred Entities’) equity interests or other rights constitute a Transferred Asset or to which any Transferred Entity is otherwise a party.

•

“TWI-Controlled JV” means a TWI JV that is a subsidiary of the EDR Parties as set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement.

•

“WWE/UFC Transactions” means collectively, the transactions pursuant to the transaction agreement, dated as of April 2, 2023, by and among EDR, EOC, TKO, WWE, TKO PubCo, and Whale Merger Sub Inc. (“Merger Sub”) pursuant to which: (i) WWE undertook certain internal restructuring steps; (ii) Merger Sub merged with and into WWE (the “Merger”), with WWE surviving the Merger (the “Surviving Entity”) and becoming a direct wholly owned subsidiary of TKO PubCo; (iii) immediately following the Merger, TKO PubCo caused the Surviving Entity to be converted into a Delaware limited liability company (“WWE LLC”) and TKO PubCo became the sole managing member of WWE LLC (the “Conversion”); and (iv) following the Conversion, TKO PubCo (x) contributed all of the equity interests of WWE LLC to TKO in exchange for 49% of the membership interests in TKO on a fully diluted basis, and (y) issued to EOC and certain of EDR’s other subsidiaries a number of shares of TKO PubCo Class B Common Stock representing, in the aggregate, approximately 51% of the total voting power of TKO PubCo’s stock on a fully-diluted basis, in exchange for a payment equal to the par value of such TKO PubCo Class B Common Stock.

SUMMARY

This summary highlights selected information in this Information Statement and may not contain all of the information about the Transaction that is important to you. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Transaction. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section entitled “Where You Can Find Additional Information” beginning on page 127.

The Parties to the Transaction Agreement (page 23)

TKO Parties. TKO PubCo is a premium sports and sports entertainment company. TKO PubCo includes UFC, the world’s premier mixed martial arts organization, and WWE, the recognized global leader in sports entertainment. Together, TKO PubCo’s organizations reach more than 1 billion households in approximately 210 countries and territories, and TKO PubCo organizes more than 300 live events year-round, attracting more than two million fans. TKO PubCo’s stock is traded on the NYSE under the ticker symbol “TKO.” TKO is a Delaware limited liability company and direct subsidiary of TKO PubCo. The TKO Parties’ principal executive offices are located at 200 Fifth Avenue, 7th Floor, New York, New York 10010 and their telephone number is (646) 558-8333.

EDR Parties. EOC is a Delaware limited liability company and indirect subsidiary of Endeavor Group Holdings, Inc. (“EDR”). EOC’s principal executive offices are located at 9601 Wilshire Boulevard, Beverly Hills, CA 90210 and its telephone number is (310) 285-9000. IMG Worldwide is a Delaware limited liability company and indirect subsidiary of EOC. IMG Worldwide’s principal executive offices are located at 11 Madison Avenue, New York, NY 10010 and its telephone number is (212) 586-5100.

TWI. TWI is a Delaware limited liability company and wholly owned subsidiary of IMG Worldwide and indirect subsidiary of EOC. Its principal executive offices are located at 11 Madison Avenue, New York, NY 10010 and its telephone number is (212) 586-5100.

For more information, see the section entitled “The Parties to the Transaction” beginning on page 23.

The Transaction (page 24)

On October 23, 2024, the TKO Parties entered into the Transaction Agreement with the EDR Parties and TWI. The Transaction Agreement provides that, subject to the terms and conditions set forth therein, at the Closing the EDR Parties will directly or indirectly contribute assign and transfer to TKO the Businesses, in exchange for 26,139,590 TKO Common Units having an aggregate value of $3.25 billion (based on the volume-weighted average stock price of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024), and will subscribe for an equivalent number of corresponding shares of TKO PubCo Class B Common Stock, subject to certain customary purchase price adjustments to be settled at the Closing in equity and cash.

For more information, see the sections entitled “The Transaction Agreement — Transaction Structure and Consideration” and “The Transaction Agreement — Separation Matters” beginning on pages 68 and 80, respectively.

Recommendation of the Special Committee; Reasons for the Transaction (page 43)

At a meeting held on October 23, 2024, the Special Committee unanimously determined that the Transaction Agreement, the Ancillary Agreements and Transaction, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of TKO PubCo and the Public Stockholders. The Special Committee further recommended that the Board (a) determine that the Transaction Agreement, the Ancillary Agreements and Transaction are fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approve and declare advisable the Transaction Agreement, the Ancillary Agreements and Transaction, (c) authorize and approve the execution, delivery and performance by TKO PubCo of the Transaction Agreement, the Ancillary Agreements and Transaction upon the terms and subject to the conditions set forth therein and (d) recommend the adoption and approval of the Transaction Agreement, the Ancillary Agreements and Transaction to the stockholders of TKO PubCo.

For more information, see the sections entitled “The Transaction — Recommendation of the Special Committee; Reasons for the Transaction” beginning on page 43.

Recommendation of the TKO PubCo Board (page 45)

At a meeting held on October 23, 2024, acting upon the Special Committee Recommendation, the independent directors, WWE Designees and full Board (including on behalf of the TKO PubCo in its capacity as managing member of TKO) unanimously (a) determined that the terms and conditions of the Transaction Agreement, the Ancillary Agreements and the Transaction, are advisable, fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approved and declared advisable the Transaction Agreement, the Ancillary Agreements, and the Transaction, (c) authorized and approved the execution, delivery and performance by TKO PubCo of the Transaction Agreement and Ancillary Agreements and the consummation of the Transaction, upon the terms and subject to the conditions set forth therein and (d) recommended the adoption and approval of the Transaction Agreement and the consummation of the Transaction by the stockholders of TKO PubCo.

For more information, see the sections entitled “The Transaction — Recommendation of the TKO PubCo Board” beginning on page 45.

Required Stockholder Approval for the Transaction (page 45 and Annex B)

Under Section 228 of the DGCL and the TKO PubCo Certificate of Incorporation, the adoption of the Transaction Agreement, including the Transaction, required the affirmative vote of the holders of a majority of the voting power of the TKO PubCo Shares issued and outstanding. Under Section 312.03 of the NYSE Listed Company Manual stockholder approval is required prior to the issuance of TKO PubCo Shares, or of securities convertible into TKO PubCo Shares, in any transaction or series of related transactions to a director, officer, controlling shareholder or member of a control group or any other “substantial security holder” of TKO PubCo if the number of TKO PubCo Shares, or the number of TKO PubCo Shares into which the securities may be converted, exceeds one percent (1%) of the voting power of TKO PubCo before such issuance. Because the TKO PubCo Shares to be issued to the EDR Parties, who are considered a “controlling shareholder” of TKO PubCo under Section 312.03 of the NYSE Listed Company Manual, pursuant to the Transaction Agreement, including the Transaction, exceeds one percent (1%) of the number of TKO PubCo Shares outstanding before the issuance, stockholder approval is required.

As of October 23, 2024, the record date for determining stockholders of TKO PubCo entitled to vote on the adoption of the Transaction Agreement, there were 81,149,604 shares of TKO PubCo Class A Common Stock and 89,616,891 shares of TKO PubCo Class B Common Stock outstanding. TKO Common Units, other than TKO Common Units held by TKO PubCo, are redeemable from time to time at each holder’s option for, at TKO PubCo’s election, newly issued shares of TKO PubCo Class A Common Stock on a one-for-one basis, subject to certain conditions. When a TKO Common Unit is exchanged by a holder thereof, a corresponding share of TKO PubCo Class B Common Stock will be cancelled. Holders of TKO PubCo Class A Common Stock and TKO

PubCo Class B Common Stock are entitled to one vote for each share held of record, in each case on all matters on which stockholders are entitled to vote generally, including adoption of the Transaction Agreement and approval of the Transaction.

As of October 23, 2024, (a) WME IMG, on such date, beneficially owned 1,642,970 shares of TKO PubCo Class A Common Stock, (b) EOC, on such date, beneficially owned 75,412,059 TKO Common Units (and an equal number of TKO PubCo Class B Common Stock), (c) January HoldCo, on such date, beneficially owned 7,662,799 TKO Common Units (and an equal number of TKO PubCo Class B Common Stock) and (d) January Sub, on such date, beneficially owned 6,542,033 TKO Common Units (and an equal number of TKO PubCo Class B Common Stock). On October 23, 2024, following the execution of the Transaction Agreement, the Specified Stockholders, who collectively beneficially owned a majority of the aggregate voting power of the outstanding TKO PubCo Shares entitled to vote thereon, executed the Stockholder Approval and delivered the related Written Consent. No further action by any other TKO PubCo stockholder is required under applicable law or the Transaction Agreement (or otherwise) in connection with the adoption of the Transaction Agreement. As a result, TKO PubCo is not soliciting your vote for the adoption of the Transaction Agreement or approval of the Transaction and will not call a stockholders’ meeting for purposes of voting on the adoption of the Transaction Agreement or approval of the Transaction. No action by the stockholders of TKO PubCo is required to complete the Transaction and all requisite corporate action by and on behalf of the TKO Parties and the EDR Parties required to complete the Transaction has already been taken. If the Transaction Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, the DGCL requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the record date for the action by consent. This Information Statement and the notice attached hereto constitute notice to you from TKO PubCo of the adoption of the Transaction Agreement by the Written Consent as required by the DGCL.

For more information, see the section entitled “The Transaction — Required Stockholder Approval of the Transaction” beginning on page 45.

Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis) (page 46 and Annex C)

Moelis & Company LLC (“Moelis”) delivered its oral opinion to the Special Committee, subsequently confirmed in writing, to the effect that, as of October 23, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken as set forth in Moelis’ written opinion, (i) the Closing Consideration to be paid by TKO and (ii) the Issuance by TKO PubCo, in each case in the Transaction (together, the “Transaction Consideration”) was fair, from a financial point of view, to TKO PubCo.

The full text of Moelis’ written opinion dated October 23, 2024, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this Information Statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Transaction. Moelis’ opinion was limited solely to the fairness from a financial point of view of the Transaction Consideration to be paid by the TKO Parties in the Transaction and does not address TKO PubCo’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to TKO PubCo and does not address any legal, regulatory, tax or accounting matters. Moelis’ opinion does not constitute a recommendation as to how any holder of any class of securities should vote or act with respect to the Transaction or any other matter.

For more information, see the section entitled “The Transaction — Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis)” beginning on page 46, in addition to Annex C.

The Transaction Agreement (page 68 and Annex A)

Conditions to Closing (page 89)

The obligation of the EDR Parties and the TKO Parties to consummate the Transaction is subject to the satisfaction (or written waiver by the EDR Parties and the TKO Parties, if permissible by law) at or prior to the Closing, of the following conditions:

•	the receipt of the TKO Stockholder Approval, which occurred when the Specified Stockholders delivered the Written Consent on October 23, 2024, shortly after the execution of the Transaction Agreement;

•	this Information Statement having been mailed to TKO PubCo’s stockholders and at least twenty (20) calendar days having elapsed since the completion of such mailing;

•	obtaining all regulatory approvals required under the Transaction Agreement; and

•

the absence of any order, writ, judgment, injunction, decree, ruling, stipulation, directive, assessment, subpoena, verdict, determination or award issued, promulgated or entered, by or with any federal, national, foreign, international, state, local, supranational or other government, governmental, regulatory or administrative authority, agency, instrumentality, or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction that has the effect of making the Transaction illegal or otherwise restraining or prohibiting the consummation of the Transaction;

The obligations of the EDR Parties to consummate the Transaction are further subject to the satisfaction or waiver by the EDR Parties (where permissible), at or prior to the Closing, of the following conditions:

•

certain capitalization representations (in each case, other than for inaccuracies that are de minimis in amount or effect) being true and correct in all respects as of the Closing, as if made as of such date;

•	the absence of any TKO Material Adverse Effect between June 30, 2024 and the date of execution of the Transaction Agreement being true and correct in all respects;

•

the TKO Parties’ organization, good standing and qualification to do business, the absence of brokers, finders or investment bankers entitled to any fee or commission in connection with the Transaction (other than as set forth on the TKO Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement), and the TKO Parties’ solvency, in each case, being true and correct in all material respects as of the Closing, as if made at such time, except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date);

•

no TKO Material Adverse Effect (as defined in the section entitled “The Transaction Agreement —Representations and Warranties” beginning on page 69) having occurred since the date of execution of the Transaction Agreement;

•

each of the other representations and warranties of the TKO Parties set forth in the Transaction Agreement and not specified above being true and correct in all respects as of the Closing, as if made at such time (except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date), and without regard to any materiality, TKO Material Adverse Effect or other similar qualification contained therein, except where such failures to be true and correct would not have a TKO Material Adverse Effect; and

•

the TKO Parties having performed and complied in all material respects with the covenants and obligations required by the Transaction Agreement to be performed or complied with by them at or prior to Closing.

The obligations of the TKO Parties to consummate the Transaction are further subject to the satisfaction or waiver by the TKO Parties (where permissible), at or prior to the Closing, of the following conditions:

•

certain capitalization representations (in each case, other than for inaccuracies that are de minimis in amount or effect) being true and correct in all respects as of the Closing, as if made as of such date;

•	the absence of any Business Material Adverse Effect between June 30, 2024 and the date of execution of the Transaction Agreement being true and correct in all respects;

•

the EDR Parties’ organization, good standing and qualification to do business, and the absence of brokers, finders or investment bankers entitled to any fee or commission in connection with the Transaction (other than as set forth on the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement), in each case, being true and correct in all material respects as of the Closing, as if made at such time, except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date);

•

no Business Material Adverse Effect (as defined in the section entitled “The Transaction Agreement —Representations and Warranties” beginning on page 69) having occurred since the date of execution of the Transaction Agreement;

•

each of the other representations and warranties of the EDR Parties set forth in the Transaction Agreement and not specified above being true and correct in all respects as of the Closing, as if made at such time (except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date), and without regard to any materiality, Business Material Adverse Effect or other similar qualification contained therein, except where such failures to be true and correct would not have a Business Material Adverse Effect;

•

the EDR Parties having performed and complied in all material respects with the covenants and obligations required by the Transaction Agreement to be performed or complied with by them at or prior to Closing; and

•	the Pre-Closing Restructuring having been consummated in accordance with the terms set forth in the Transaction Agreement.

For more information, see the section entitled “The Transaction Agreement — Conditions to Closing” beginning on page 89.

Termination of the Transaction Agreement (page 91)

The Transaction Agreement may be terminated, and the Transaction may be abandoned:

•	by mutual written consent of TKO and the EDR Parties at any time prior to the Closing;

•	by either TKO or the EDR Parties, by written notice to the other, if:

•

the Closing has not occurred on or before September 23, 2025 (the “Outside Date”), other than as a result of a breach of a representation, warranty, covenant or agreement on the part of the terminating party set forth in the Transaction Agreement that prevents the satisfaction of any of the conditions to the Closing or prevents the Closing from occurring when required pursuant to the Transaction Agreement; provided, that if the relevant regulatory approvals and governmental authority approvals related to such regulatory approvals have not been satisfied by the Outside

Date, but all other conditions to the Closing have been satisfied or are capable of being satisfied at such time (including, for the avoidance of doubt, the completion of the Pre-Closing Restructuring), the Outside Date will automatically be extended by an additional ninety (90) days (the “Extended Outside Date”); or

•	consummation of the Transaction is enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction;

•	by TKO:

•

by written notice to the EDR Parties, if an EDR Party has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Transaction Agreement, which breach or failure to perform (i) would cause any conditions to the obligations of the TKO Parties to consummate the Transaction not to be satisfied and (ii) either (A) cannot be cured or (B) has not been cured prior to the Outside Date or the Extended Outside Date, as applicable; provided, that the TKO Parties are not then in material breach of the Transaction Agreement; or

•

prior to the delivery to TKO PubCo of duly executed countersignature pages to the Written Consent from all of the Specified Stockholders, if duly executed countersignature pages to the Written Consent have not been delivered to TKO PubCo within twelve (12) hours after the execution and delivery of the Transaction Agreement;

•	by the EDR Parties, by written notice to TKO, if:

•

either TKO Party has breached or failed to perform in respect of any of its representations, warranties, covenants or agreements contained in the Transaction Agreement, which breach or failure to perform (i) would cause any conditions to the obligations of the EDR Parties and TWI to consummate the Transaction not to be satisfied and (ii) either (A) cannot be cured or (B) has not been cured prior to the Outside Date or the Extended Outside Date, as applicable; provided, that neither of the EDR Parties is then in material breach of the Transaction Agreement.

In the event of termination of the Transaction Agreement, the Transaction Agreement becomes void and has no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or equity holders, other than (i) the liability of the TKO Parties or the EDR Parties, as the case may be, or any intentional and willful breach of any covenant under the Transaction Agreement occurring prior to such termination and (ii) the liability of either party hereto for fraud, including, in each case, liability for any and all damages, costs, expenses, liabilities or other losses of any kind incurred or suffered by the non-breaching party in respect thereof.

For more information, see the section entitled “The Transaction Agreement — Termination of the Transaction Agreement” beginning on page 91.

Ancillary Agreements (page 93)

Transition Services Agreement (page 93 and Annex D)

At the Closing of the Transaction, certain of the EDR Parties, TWI and certain of the TKO Parties will enter into a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, (i) the EDR Parties agree to provide, or cause to be provided, to TWI, the Transferred Entities and the TKO Parties certain services of a type provided by the EDR Parties or the Remaining EDR Group to the business of TWI and the TKO Parties (as applicable) prior to the Closing of the Transaction, and (ii) TWI agrees to provide, or cause to be provided, to the EDR Parties and the Remaining EDR Group certain services of a type provided by TWI or the Transferred Entities to the business of the EDR Parties prior to the Closing of the Transaction.

For more information, see the section entitled “Ancillary Agreements — Transition Services Agreement” beginning on page 93.

Trademark License Agreement (page 93 and Annex E)

At the Closing of the Transaction, certain affiliates of the Remaining EDR Group and certain affiliates of the TKO Parties will enter into a Trademark License Agreement (the “Trademark License Agreement”). Pursuant to the Trademark License Agreement, the TKO Parties’ affiliate(s) will grant certain licenses to the Remaining EDR Group’s affiliate(s) under certain trademarks which were used in the businesses of the Remaining EDR Group prior to the Closing. Use of the licensed trademarks by the Remaining EDR Group’s affiliate(s) and its sublicensees is subject to customary quality control measures.

For more information, see the section entitled “Ancillary Agreements — Trademark License Agreement” beginning on page 93.

General Effect on Rights of Existing Security Holders (page 65)

The Transaction will dilute the ownership and voting interests of TKO PubCo’s existing stockholders. It is currently expected that approximately 26,139,590 shares of TKO PubCo Class B Common Stock will be issued to the EDR Parties at the closing of the Transaction. The holders of TKO PubCo Class B Common Stock are entitled to one vote per share. Therefore, the ownership and voting interests of TKO PubCo’s existing stockholders will be proportionally reduced.

Interests of TKO PubCo’s Directors and Executive Officers in the Transaction (page 65)

Certain of TKO PubCo’s directors and executive officers may have interests in the Transaction that may be different from, or in addition to, the interests of TKO PubCo’s stockholders generally. These interests may present actual or potential conflicts of interest and you should be aware of these interests. The members of the Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Transaction Agreement and the Transaction. These interests are described in the section entitled “The Transaction — Interests of TKO PubCo’s Directors and Executive Officers in the Transaction” beginning on page 65.

Governing Law (page 92)

Except as otherwise provided therein, the Transaction Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regarding to any choice or conflict of law provision or rule.

No Appraisal or Dissenters’ Rights (page 121)

Under the DGCL and the TKO PubCo Certificate of Incorporation and Amended and Restated Bylaws of TKO PubCo (as may be amended, modified or restated from time, the “TKO PubCo Bylaws”), the holders of shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock, in respect of their shares of TKO PubCo Class A Common Stock or TKO PubCo Class  B Common Stock, as applicable, are not entitled to appraisal or dissenters’ rights in connection with the Transaction.

Accounting Treatment of the Transaction (page 67)

TKO PubCo prepares its financial statements in accordance with GAAP. The EDR Parties hold a controlling interest in TKO PubCo, which is a consolidated subsidiary, as the EDR Parties have control over TKO PubCo’s significant financial and operating decisions currently and will continue to after the Closing of the Transaction. The EDR Parties also currently own, consolidate and control the Businesses that TKO is acquiring, resulting in TKO PubCo and the Businesses being under common control. The Transaction will be accounted for as a common control business combination whereby TKO PubCo, as the acquirer, will record the purchase of the Businesses at historical carrying value on the Closing Date. The operating results of the Businesses will require retrospective combination in TKO PubCo’s financial statements beginning with the earliest period presented. For combined financial information giving effect to the Transaction, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 106.

Regulatory Approvals (page 67)

Under applicable foreign antitrust laws and foreign investment laws, certain transactions, including the Transaction, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained. All filings required as of the date of this Information Statement under applicable foreign antitrust laws and foreign investment laws in respect of the Transaction were made as of December 4, 2024.

As of the date of this Information Statement, the parties have not received all of the consents (including nonaction or expiration or termination of any applicable waiting period) under the antitrust laws and foreign investment laws required by the Transaction Agreement.

For more information, see the section entitled “The Transaction — Regulatory Approvals” beginning on page 67.

Additional Information

You can find more information about TKO PubCo in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

For more information, see the section entitled “Where You Can Find Additional Information” beginning on page 127.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Transaction Agreement and the Transaction. These questions and answers may not address all questions that may be important to you as a TKO PubCo stockholder. Please refer to the section entitled “Summary” beginning on page 9 and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this Information Statement, without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 127.

Q.	Why am I being sent this Information Statement?

A.

The purpose of this Information Statement is to inform TKO PubCo’s stockholders that on October 23, 2024, the Specified Stockholders, holders of approximately 53.4% of the total outstanding TKO PubCo Shares, acted by written consent in lieu of a special meeting of stockholders to approve the Transaction Agreement, including the Transaction.

Q.	What is the proposed Transaction?

A.

The Transaction Agreement provides that, subject to the terms and conditions set forth therein, at the Closing, the EDR Parties will directly or indirectly contribute, assign and transfer to TKO the Businesses, in exchange for 26,139,590 TKO Common Units, having an aggregate value of $3.25 billion (based on the volume-weighted average stock price of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024), and will subscribe for an equivalent number of corresponding shares of TKO PubCo Class B Common Stock, subject to certain customary purchase price adjustments to be settled at the Closing in equity and cash. Shortly after the execution of the Transaction Agreement, the Specified Stockholders delivered the Written Consent approving the Transaction Agreement, including the Transaction.

A copy of the Transaction Agreement and the Written Consent are included as Annex A and Annex B to this Information Statement, respectively.

Q.	Do I need to consent or submit a proxy in relation to the Transaction Agreement, including the Transaction?

A.	No. TKO PubCo is not soliciting your consent or proxy in connection with the Transaction Agreement, including the Transaction, and no consents or proxies are requested from TKO PubCo stockholders.

Q.	Am I entitled to appraisal rights?

A.

No. The holders of shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock, in respect of their shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock are not entitled to dissenters’ rights or to demand appraisal of, or to receive payment for, their TKO PubCo Shares under the DGCL in connection with the Transaction Agreement, including the Transaction.

Q.	When do you expect the Transaction to be completed?

A.

The TKO Parties, the EDR Parties and TWI are working to complete the Transaction as quickly as possible. TKO PubCo anticipates that the Transaction will be completed in the first half of 2025. However, there can be no assurances that the Transaction will be completed at all, or if completed, that it will be completed by such time. In order to complete the Transaction, a number of closing conditions under the Transaction Agreement must be either satisfied or waived. See the section entitled “The Transaction Agreement — Conditions to Closing” beginning on page 89.

Q.	What are the material U.S. federal income tax consequences of the Transaction to holders shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock?

A.

The holders of shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock will not sell, exchange or dispose of any shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock in the Transaction. Thus, holders or TKO Class A Common Stock and TKO PubCo Class B Common Stock should not recognize gain or loss or incur other material stockholder-level U.S. federal income tax consequences as a result of the Transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the Potential Transaction (as defined below) between the TKO Parties, the EDR Parties and TWI, including statements regarding the expected impacts and benefits of the Potential Transaction, the expected timetable for completing the Transaction, future financial and operating results, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects. All statements in this Information Statement, and the documents to which we refer you in this Information Statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding forecasts and projections as described in the section entitled “The Transaction — Certain Financial Projections of the Businesses” beginning on page 57. Any statements that are not statements of historical fact (including statements containing the words “aim,” “anticipate,” “believe,” “could,” “mission,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “estimate,” “project,” “predict,” “potential,” “target,” “contemplate,” or, in each case, their negative, or other variations or comparable terminology and expressions) are intended to identify forward-looking statements. The forward-looking statements in this Information Statement, and the documents to which we refer you in this Information Statement, are only predictions. TKO PubCo’s management have based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to:

•	the Transaction may not be consummated or the consummation of the Transaction may be delayed;

•

the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive, or delays in receiving, any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) or other consents;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement or could otherwise cause the Transaction to fail to close;

•

risks related to the ability of TKO PubCo to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits from the Transaction will not be realized or will not be realized within the expected time period;

•	the effect of the announcement or pendency of the Transaction on TWI’s and the Businesses’ business relationships, operating results and business generally;

•	there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses;

•	there may be significant transaction-related costs in connection with the Transaction, whether or not the Transaction closes;

•	the Transaction may result in the diversion of management’s time and attention to issues relating to the Transaction;

•

future stockholder litigation and other legal and regulatory proceedings that have been and that may in the future be instituted against us following the announcement of the Transaction, which could delay or prevent the consummation of the Transaction, and unfavorable outcome of such legal proceedings;

•	the risk that TKO PubCo’s stock price may decline significantly if the Transaction is not consummated;

•	risks associated with Transaction generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents; and

•

the other factors and financial, operational and legal risks or uncertainties described in TKO PubCo’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent reports on Form 10-Q and 8-K filed with the SEC, all of which are or may in the future be incorporated by reference into this Information Statement.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Transactions or other matters addressed in this Information Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this Information Statement or the date of any document incorporated by reference in this document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

In addition to the other information contained in or incorporated by reference in this Information Statement, including the risk factors contained in TKO PubCo’s annual report on Form 10-K for the year ended December 31, 2023, as updated by the subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, which are each incorporated by reference in this Information Statement, you should carefully review the risks described below together with all of the other information included in this Information Statement. Additional risks and uncertainties not presently known to TKO PubCo, the Businesses, or the EDR Parties, or that are not currently believed to be important to you, if they materialize, may also adversely affect the Transaction, TKO PubCo and the Transferred Entities. See the section entitled “Where You Can Find Additional Information” beginning on page 127 for the location of information incorporated by reference into this Information Statement.

The TKO Parties, TWI and the EDR Parties may fail to complete the Transaction if certain required conditions, many of which are outside the companies’ control, are not satisfied.

The completion of the Transaction is subject to various customary closing conditions, including, but not limited to, (i) the absence of any order, writ, judgment, injunction, decree, ruling, stipulation, directive, assessment, subpoena, verdict, determination or award issued, promulgated or entered, by or with any governmental entity that has the effect of making the Transaction illegal or otherwise restraining or prohibiting the consummation of the Transaction, (ii) subject to certain exceptions, the accuracy of the representations and warranties of the parties and (iii) compliance in all material respects by each party with the covenants and agreements contained in the Transaction Agreement. Despite the parties’ best efforts, they may not be able to satisfy the various closing conditions or obtain the necessary approvals in a timely fashion or at all.

TKO PubCo may fail to realize the anticipated benefits of the Transaction and may assume unanticipated liabilities.

The success of the Transaction will depend on, among other things, TKO PubCo’s ability to integrate the Businesses in a manner that realizes the various benefits, growth opportunities and synergies identified by the companies, as further described in the section entitled “The Transaction — Certain Financial Projections of the Businesses” beginning on page 57. Achieving the anticipated benefits of the Transaction are subject to a number of risks and uncertainties.

Failure to complete the Transaction could negatively impact TKO PubCo’s stock price, future business and financial results.

If the Transaction is not completed, TKO PubCo will be subject to several risks, including the following:

•	payment for certain costs relating to the Transaction, whether or not the Transaction is completed, such as legal, accounting, financial advisor and printing fees;

•

negative reactions from the financial markets, including potential declines in the price of the TKO PubCo Class A Common Stock due to the fact that current prices may reflect a market assumption that the Transaction will be completed;

•	diverted attention of TKO PubCo management to the Transaction rather than to TKO PubCo’s operations and pursuit of other opportunities that could have been beneficial to it; and

•	negative impact on TKO PubCo’s future growth plan, including with regard to the ability to engage in other potential acquisitions.

The market price of the TKO PubCo Class A Common Stock may be volatile, and holders of the TKO PubCo Class A Common Stock could lose a significant portion of their investment due to drops in the market price of the TKO PubCo Class A Common Stock following completion of the Transaction.

The market price of the TKO PubCo Class A Common Stock may be volatile, including changes in price caused by factors unrelated to TKO PubCo’s operating performance or prospects.

Specific factors that may have a significant effect on the market price for the TKO PubCo Class A Common Stock include, among others, the following:

•	changes in stock market analyst recommendations or earnings estimates regarding the TKO PubCo Class A Common Stock, other companies comparable to it or companies in the industries they serve;

•	actual or anticipated fluctuations in TKO PubCo’s operating results of future prospects;

•	reaction to public announcements by TKO PubCo;

•	strategic actions taken by TKO PubCo or its competitors, such as business separations, acquisitions or restructurings;

•

failure of TKO PubCo to achieve the potential benefits of the Transaction, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

•	adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of TKO PubCo Class A Common Stock by TKO PubCo, members of its management team or significant stockholders.

The Issuance will dilute the percentage ownership interests of TKO PubCo’s stockholders.

If the Transaction is completed, TKO and TKO PubCo, as applicable, expect to issue approximately 26,139,590 TKO Common Units and 26,139,590 shares of TKO PubCo Class B Common Stock to the EDR Parties, who currently beneficially hold approximately 53.9% of the total outstanding TKO PubCo Shares. The issuance of TKO Common Units and TKO PubCo Class B Common Stock to the EDR Parties will cause a reduction in the relative percentage interest of TKO PubCo’s current stockholders in TKO PubCo’s voting power and market capitalization. The issuance will result in (i) an approximate 6.1% reduction of equity ownership and (ii) an approximate 6.1% reduction in the total voting power of the TKO PubCo Class A Common Stock.

THE PARTIES TO THE TRANSACTION

TKO Group Holdings, Inc.

TKO PubCo is a premium sports and sports entertainment company that operates leading combat sport and sports entertainment brands. TKO PubCo includes UFC, the world’s premier mixed martial arts organization, and WWE, the recognized global leader in sports entertainment. Together, TKO PubCo’s organizations reach more than one (1) billion households in approximately 210 countries and territories, and TKO PubCo organizes more than 300 live events year-round, attracting more than two (2) million fans. TKO PubCo’s stock is traded on the NYSE under the ticker symbol “TKO.” TKO PubCo’s executive offices are located at 200 Fifth Avenue, 7th Floor, New York, New York 10010. TKO PubCo’s telephone number is (646) 558-8333.

TKO Operating Company, LLC

TKO is a direct subsidiary of TKO PubCo. TKO’s executive offices are located at 200 Fifth Avenue, 7th Floor, New York, New York 10010. TKO’s telephone number is (646) 558-8333.

Endeavor Operating Company, LLC

EOC is a Delaware limited liability company and an indirect subsidiary of EDR. EOC’s principal executive offices are located at 9601 Wilshire Boulevard, Beverly Hills, CA 90210. EOC’s telephone number is (310)  285-9000.

IMG Worldwide, LLC

IMG Worldwide is a Delaware limited liability company and an indirect subsidiary of EOC. IMG Worldwide’s principal executive offices are located at 11 Madison Avenue, New York, NY 10010. IMG Worldwide’s telephone number is (212) 586-5100.

Trans World International, LLC

TWI is a Delaware limited liability company and a wholly owned subsidiary of IMG Worldwide and indirect subsidiary of EOC. TWI’s principal executive offices are located at 11 Madison Avenue, New York, NY 10010. TWI’s telephone number is (212) 586-5100.

THE TRANSACTION

Background of the Transaction

The following chronology summarizes the key meetings and events that led to the signing of the Transaction Agreement. The following chronology does not purport to catalogue every conversation among the Special Committee, the Board or the representatives of the Company or EDR or any other parties.

Since the Company’s inception in September 2023, the Board, together with the Company’s management team, have periodically reviewed and evaluated the Company’s performance, operations, financial condition, opportunities and growth prospects in light of current business and economic conditions, as well as overall trends in the market, across a range of scenarios and potential future developments in the industries in which it operates. These reviews and evaluations typically include (without limitation and as applicable) various potential opportunities for acquisitions, dispositions, commercial partnerships or other strategic combinations, and have sometimes included outside advisors. The Board has also regularly engaged with the parent company of its controlling stockholders, EDR, to discuss EDR’s perspective on the Company’s strategic and financial direction.

On May 2, 2024, the Company received a letter from Jason Lublin, Chief Financial Officer of EDR, offering the Company the first opportunity to engage with EDR in a potential transaction to acquire EDR’s On Location (“OLE”) Business, IMG Media Business (which, for the avoidance of doubt, did not include the Formula Drift Business, Golf Events Business, Mailman Business and International Figure Skating Business (each as defined in the section entitled “Management’s Discussion and Analysis of the Businesses” beginning on page 95) and PBR Business (collectively, the “Initial Businesses”) and, in connection with the potential transaction, terminate the TKO Services Agreement (the “Proposal” and any such potential transaction between EDR and the Company, a “Potential Transaction”) and stating that EDR had retained Latham & Watkins LLP (“Latham”) as its legal counsel. The Proposal included a proposed purchase price of $3.5 billion in cash on a cash-free, debt-free basis for the Initial Businesses, reflecting approximately $78 million in net cost savings and synergies that EDR indicated would be realized in connection with a Potential Transaction (including approximately $38 million in net annual savings resulting from the proposed termination of the TKO Services Agreement and approximately $40 million in operating expense cost savings). The Proposal stated that given EDR’s position as the controlling stockholder of the Company, EDR expected that, (i) prior to engaging in formal negotiations with the Company, the Board would form a special committee of independent and disinterested directors of the Company with respect to the Potential Transaction to review, evaluate and negotiate the Potential Transaction, (ii) the special committee would retain independent financial and legal advisors to assist in its review, evaluation and negotiation of the Potential Transaction and (iii) prior to signing a definitive transaction agreement, the Potential Transaction would require final approval from the to-be-formed special committee, as well as the Board, including a majority of the independent directors and the World Wrestling Entertainment designees (the “WWE Designees”) serving on the Board. The letter also proposed that all personnel employed by both EDR and the Company be recused from the evaluation, discussion and negotiations of the Potential Transaction at one of EDR or the Company. More specifically, the proposal with respect to such recusals included that (i) Mr. Krauss, as Chief Legal and Administrative Officer of the Company and Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management of EDR, be recused from any evaluation, discussion or negotiations of the Proposal and the Potential Transaction in his capacity as Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management of EDR so that he would be dedicated solely to the Company for this purpose, (ii) all other dual-hatted executives and other employees of EDR and the Company would continue to participate in the evaluation, discussion or negotiations of the Proposal and the Potential Transaction in their capacity as executives and employees of EDR and would be recused from the foregoing in their capacity as executives and employees of the Company and (iii) notwithstanding the foregoing, upon the request of the Board and the to-be-formed special committee, Messrs. Emanuel and Shapiro (in their capacity as executive officers and directors of the Company) would be available to discuss the Proposal and the Potential Transaction with the Board, the special committee and their respective advisors.

Later on May 2, 2024, following receipt of the Proposal, the Board held its regularly scheduled quarterly meeting in person and via videoconference. A portion of that meeting related to the Proposal, which portion was attended by Mr. Krauss and Andrew Schleimer, the Chief Financial Officer of the Company. Egon Durban (a member of the Board who is also chairman of the board of directors of EDR and Co-CEO of Silver Lake) and Messrs. Emanuel and Shapiro recused themselves from such portion of the Board meeting. Messrs. Schleimer and Krauss and Company director Steven R. Koonin then proceeded to discuss the Proposal for the benefit of the Board, including (i) the proposed purchase price for the Potential Transaction, (ii) EDR’s expectation that, given EDR’s position as the controlling stockholder of the Company, (x) the Board would, prior to engaging in formal negotiations with EDR, form a special committee of independent and disinterested directors of the Company with respect to the Potential Transaction to review, evaluate and negotiate the Potential Transaction and that such special committee would retain independent legal and financial advisors to assist the special committee in connection with the foregoing and (y) prior to signing a definitive transaction agreement, the Potential Transaction would require final approval from the to-be-formed special committee, as well as the Board, including a majority of the independent directors and the WWE Designees, (iii) the proposed termination of the TKO Services Agreement in connection with the proposed Transaction and (iv) EDR’s proposed approach to recusals, including that (x) Mr. Krauss, as Chief Legal and Administrative Officer of the Company and Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management of EDR, be recused from any evaluation, discussion or negotiations of the Proposal and the Potential Transaction in his capacity as Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management of EDR so that he would be dedicated solely to the Company for this purpose, (y) all other dual-hatted executives and other employees of EDR and the Company would continue to participate in the evaluation, discussion or negotiations of the Proposal and the Potential Transaction in their capacity as executives and employees of EDR and would be recused from the foregoing in their capacity as executives and employees of the Company and (z) notwithstanding the foregoing, upon the request of the Board and the to-be-formed special committee, Messrs. Emanuel and Shapiro (in their capacity as executive officers and directors of the Company) would be available to discuss the Proposal and the Potential Transaction with the Board, the special committee and their respective advisors. Questions were asked and discussion ensued. Following discussion, Messrs. Durban, Emanuel and Shapiro re-joined the meeting to discuss certain matters unrelated to the Proposal.

On May 6, 2024, independent outside legal counsel for the Company and Company directors Steven R. Koonin and Carrie Wheeler met via telephonic call to discuss the formation of a special committee of independent and disinterested directors of the Company with respect to the Potential Transaction to review, evaluate and negotiate the Potential Transaction. Independent outside legal counsel thereafter spoke with representatives of Latham via telephonic call in order to discuss and clarify certain aspects of the Proposal.

On May 11, 2024, the Board acted by unanimous written consent to establish the Special Committee, consisting of Peter C.B. Bynoe, Steven R. Koonin, Nancy Tellem and Carrie Wheeler, each of whom the Board determined to be independent and disinterested with respect to the Potential Transaction. The Board delegated to the Special Committee, to the fullest extent permitted by law, all of its power, authority and obligation to (i) review, evaluate, investigate, pursue and negotiate (or oversee and direct the negotiation of) the structure, form, conditions and terms of the Potential Transaction and of any definitive agreements in connection therewith (it being understood that the Special Committee shall not have the authority to (x) review, evaluate or negotiate any transactions other than the Potential Transaction, (y) seek or solicit interest in any other strategic transaction from any party or (z) communicate or negotiate directly or indirectly with any other potential party to any other strategic transaction), (ii) meet with the management of the Company, members of the Board and outside advisors engaged by the Company or the Special Committee on a regular basis, (iii) make a determination as to whether the Potential Transaction (and any definitive agreements with respect to the Potential Transaction) is fair to, and in the best interests of, the Company and its stockholders, (iv) if the Special Committee deems appropriate, recommend to the Board (for or against) the approval of the Potential Transaction and the execution and delivery of the definitive documentation providing for the Potential Transaction, and (v) engage its own advisors and agents, including financial and legal advisors. In consideration of such duties, the Board also approved an initial payment of $150,000 and a monthly fee of $20,000 payable to each member of the Special

Committee for service on the Special Committee, not to exceed an aggregate of $250,000 in compensation payable to each member of the Special Committee per year in connection with their service on the Special Committee, in addition to the regular compensation each would receive as a Board member. The Board also unanimously resolved that the Board would not approve the Potential Transaction or authorize the execution and delivery of the definitive documentation providing for the Potential Transaction without the prior favorable recommendation of such Potential Transaction by the Special Committee.

On May 15, 2024, the Special Committee held a meeting via videoconference, with Mr. Krauss and Andrew Schleimer, Chief Financial Officer of the Company, as representatives of the Company’s management in attendance for a portion of such meeting, to discuss the Proposal and potential next steps regarding how to review and, as appropriate, respond to the Proposal in a deliberate and careful manner.

Between May 15, 2024 and May 30, 2024, the Special Committee held five meetings via videoconference to interview representatives of seven law firms and five financial advisors for the position of (a) special legal counsel and (b) financial advisor, in each case to represent the Special Committee and not the Company. The members of the Special Committee carefully discussed each interview and determined to request that a select group of candidates provide to the Special Committee additional information regarding any potential conflicts of interest with respect to representing the Special Committee in connection with its evaluation of the Potential Transaction.

On June 4, 2024, the Special Committee held a meeting via videoconference to discuss the selection of its legal and financial advisors in connection with its evaluation of the Potential Transaction. Following discussion, including a review of the status of the Special Committee’s requests for additional information regarding potential conflicts of interest and responses thereto, the Special Committee determined to retain Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as special legal counsel and Moelis as financial advisor, subject to finalizing mutually agreeable engagement letters, in each case to represent the Special Committee in connection with its evaluation of the Potential Transaction, based on, among other things, each of Skadden’s and Moelis’ qualifications, experience and reputation and the absence of conflicts or material relationships on the part of Skadden or Moelis that would prevent either of them from providing independent advice to the Special Committee in connection with its evaluation of the Potential Transaction. The Special Committee determined that Mr. Bynoe would formalize the terms of Skadden’s engagement and inform Moelis that Skadden would be in contact with Moelis regarding Moelis’s proposed engagement letter.

On June 7, 2024, representatives of Moelis sent a draft engagement letter, including a fee proposal, to the Special Committee and Skadden.

On June 10, 2024, Moelis signed a customary confidentiality agreement in favor of the Special Committee and the Company in advance of initiating negotiations of a mutually agreeable engagement letter.

On June 11, 2024, representatives of Moelis summarized to Skadden Moelis’ relationships with the Company, EDR, Silver Lake (EDR’s controlling stockholder) and certain of their affiliates.

On June 12, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. During a portion of the meeting with only representatives of Skadden and the Special Committee present, representatives of Skadden, referring to materials made available to the Special Committee in advance of the meeting, presented to the Special Committee an overview of fiduciary duties and related considerations under Delaware law, process considerations and rules of the road for the Special Committee’s interactions with other Board members, Company management and employees, representatives of EDR and other third parties in connection with the Special Committee’s evaluation of the Potential Transaction. Members of the Special Committee asked questions and discussed such matters with Skadden. Members of the Special Committee and representatives of Skadden also discussed the status of the engagement letter with Moelis, including fees based on the scope of assets under consideration and Moelis’ relationships with the Company, EDR, Silver Lake and certain of their affiliates. Following such discussion, the Special Committee determined to appoint Peter Bynoe as the chairman of the Special Committee (the “Special Committee Chairman”) and recommend the Board provide Mr. Bynoe with appropriate compensation for such position, and the Board ultimately approved of an additional fee of $100,000 to be paid to the Special Committee Chairman, in exchange for his service. After re-joining the meeting at the Special Committee’s invitation, the representatives of Moelis and the Special Committee discussed the status of Moelis’s engagement letter, and agreed to defer signing a formal engagement letter until after certain preliminary diligence had been completed. It was the consensus of the Special Committee that it viewed the historical fees received by Moelis from the relevant parties as immaterial to Moelis or the proposed Moelis deal team, and determined that Moelis was independent for purposes of the proposed engagement. Representatives of Moelis, referring to materials made available to the Special Committee in advance of the meeting, also provided their initial impressions regarding the Proposal based on information available to Moelis at such time, including a summary of the Proposal, certain process considerations, potential next steps and the scope of further diligence that would be required in order to evaluate the Potential Transaction, and also provided to the Special Committee an overview, based on Moelis’ relationships disclosures letter representatives of Moelis sent the Special Committee the prior day, of the nature of Moelis’ relationship with the Company, EDR, Silver Lake and certain of their affiliates (as described in more detail in the section entitled “The Transaction — Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis) — Miscellaneous” beginning on page 56). Members of the Special Committee asked questions and discussed such matters with Moelis. Following discussion, the Special Committee authorized Moelis to proceed with gathering additional information required to provide a preliminary assessment of the Proposal, including to allow Moelis to provide perspectives on effects of the Potential Transaction on the Company’s existing businesses or its ability to pursue other alternatives in the future, after which representatives of Moelis left the meeting. The members of the Special Committee and representatives of Skadden then discussed potential next steps. Following discussion, the Special Committee authorized Skadden to negotiate a customary mutual confidentiality agreement with EDR on behalf of the Special Committee and the Company (the “NDA”).

On June 17, 2024, following negotiations between the parties as to material terms, the Company and EDR entered into the NDA.

On June 18, 2024, Mr. Lublin sent to representatives of Moelis (who promptly shared them with the Special Committee and representatives of Skadden) a presentation relating to the Initial Businesses subject to the Potential Transaction, and a vendor financial model. This financial model reflected, among other matters, certain unaudited historical financial information for fiscal years 2024 through 2028 of the Initial Businesses (including certain extrapolations based on such fiscal years), as well as supporting information on estimated net cost savings and synergies of $76–$78 million (the “EDR June Management Fee Savings and Expected Synergies”, and collectively, the “EDR June Financial Model”).

On June 26, 2024, representatives of EDR sent to representatives of Moelis (who promptly shared them with the Special Committee and representatives of Skadden) the due diligence findings created for the Potential Transaction, which summarized certain financial and accounting due diligence findings related to the Potential Transaction.

Between June 26, 2024 and July 16, 2024, representatives of Moelis conducted financial due diligence and representatives of Skadden began preliminary review of legal diligence materials.

On June 27, 2024, representatives of Skadden sent representatives of Latham a copy of a memorandum describing rules of the road the Special Committee had imposed on any communications among EDR (including for this purpose any personnel serving at both EDR and the Company), the Special Committee and the Company related to the Proposal, as previously discussed with the Special Committee.

On July 16, 2024, certain members of the management team of the PBR Business provided a management presentation on the PBR Business via videoconference to the Special Committee, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. PBR’s management team answered questions from the Special Committee, Messrs. Schleimer and Krauss and representatives of Moelis.

On July 17, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis in attendance for portions of such meeting, at which the Special Committee and its advisors discussed, among other matters, their preliminary observations related to the PBR Business management presentation on July 16, 2024, including value drivers, key risks, and areas that would require further diligence. After representatives of Moelis left the meeting, the Special Committee and representatives of Skadden discussed, among other matters (x) the status and terms of Moelis’ proposed engagement letter, including the fee structure and various related considerations, and (y) that the Special Committee would like the representatives of Skadden to coordinate with Messrs. Krauss and Schleimer to have Messrs. Krauss and Schleimer continue to support the Special Committee in the preliminary analysis and diligence of the Initial Businesses, as well as attend portions of the Special Committee meetings moving forward. The Special Committee also directed Mr. Bynoe to work with Skadden and Messrs. Krauss and Schleimer to develop a revised fee structure for Moelis’ engagement that the Special Committee could then assess.

On July 22, 2024, certain members of the management team of the OLE Business provided a management presentation on the OLE Business via videoconference to the Special Committee, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. The OLE Business’s management team answered questions from the Special Committee, Messrs. Schleimer and Krauss and representatives of Moelis.

On July 23, 2024, certain members of the management team of the IMG Media Business provided a management presentation on the IMG Media Business via videoconference to the Special Committee, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. IMG Media’s management team answered questions from the Special Committee, Messrs. Schleimer and Krauss and representatives of Moelis.

On July 24, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Among other matters, the Special Committee discussed with its advisors Moelis’ preliminary observations following the management presentations on each of the Initial Businesses, including value drivers, key risks, and areas that would require further diligence, as well as possible approaches for continuing to evaluate the Initial Businesses and, at the appropriate time, responding to the Proposal. The Special Committee and its advisors and Messrs. Krauss and Schleimer also discussed certain existing relationships between the Company, on the one hand, and the Initial Businesses, on the other hand, whereby certain of the Initial Businesses provided services to the Company on an arms-length basis and whether there would be any impact on the Company’s existing businesses by acquiring the Initial Businesses included in the Proposal, and the Special Committee directed representatives of Moelis to prepare written follow-up diligence requests in consultation with Messrs. Krauss and Schleimer to send to EDR. The Special Committee also determined (in light of, among other considerations, the fact that the Potential Transaction would require consent of a majority of independent directors of the Board and a majority of WWE Designees, in addition to a recommendation to the Board by the Special Committee) to, (1) provide a brief update to the Company’s Board on the Special Committee’s process to date with respect to the Potential Transaction, (2) ask the independent directors of the Board and the WWE Designees who were not members of the Special Committee for their perspectives on the Initial Businesses included in the Proposal, and (3) ask the Company’s Chief Executive Officer and Executive Chair and a member of the Board, Ariel Emanuel, and President and Chief Operating Officer and a member of the Board, Mark Shapiro, for their perspectives on the Initial Businesses included in the Proposal for the Special Committee to weigh alongside all other available information (including that Messrs. Emanuel and Shapiro had certain conflicts due to their status as executive officers and, in the case of Mr. Emanuel, a member of the board of directors, of EDR who had not been recused from representing the interests of EDR in connection with the Proposal).

On July 21, July 23 and July 24, 2024, acting on authorization of the Special Committee, representatives of Moelis sent diligence questions prepared in consultation with Messrs. Krauss and Schleimer related to each of the respective Initial Businesses to representatives of EDR.

Between July 29, 2024 and August 1, 2024, the Special Committee, representatives of Moelis and Messrs. Schleimer and Krauss held, via videoconference, four separate follow-up diligence calls with the management teams of each of the Initial Businesses focused on financial and operational matters, with certain of Mr. Schleimer’s direct reports and certain other Company management personnel who were not also employed by EDR (which, for the avoidance of doubt, did not include Messrs. Emanuel or Shapiro) (such individuals, together with Messrs. Krauss and Schleimer, “Company Specified Management”), representatives of Skadden and certain members of the Special Committee in attendance for certain of such diligence calls.

On July 30, 2024, the Board held a meeting via videoconference. A portion of that meeting related to the Proposal, which portion was attended by representatives of Skadden and Moelis and Messrs. Krauss and Schleimer. During such portion of the Board meeting (which, at the invitation of the Special Committee, was attended by Messrs. Durban, Emanuel and Shapiro): (i) Mr. Schleimer informed the Board that the Special Committee had engaged Skadden as the Special Committee’s legal advisor and had determined to engage Moelis, that the Special Committee and its advisors had attended management presentations from each of the Initial Businesses included in the Proposal, and that the Special Committee had begun its diligence of such Initial Businesses, (ii) Mr. Krauss reminded the Board that, in addition to standard Board approval, any decision to acquire the Initial Businesses included in the Proposal would require (w) a recommendation by the Special Committee to approve the Potential Transaction, (x) approval by a majority of the independent directors on the Board and (y) approval by a majority of the WWE Designees on the Board, (iii) representatives of Skadden provided an overview of (x) the role of the Special Committee, (y) certain considerations regarding the legal standards applicable to any judicial review of directors’ conduct in reviewing and/or pursuing the Proposal and (z) rules of the road that the Special Committee had imposed on any communications among EDR (including for this purpose any personnel serving at both EDR and the Company), the Special Committee and the Company related to the Proposal, and (iv) Messrs. Durban, Emanuel and Shapiro expressed support for the Special Committee’s process.

On July 30, 2024, following the meeting of the Board, a separate meeting was held among the members of the Special Committee, the Company’s other independent directors and certain WWE Designees who were not members of the Special Committee (which meeting was not attended by Messrs. Durban, Emanuel or Shapiro), via videoconference, with Messrs. Krauss and Schleimer and representatives of Skadden and Moelis in attendance. The independent directors and WWE Designees who were not members of the Special Committee (i) asked the members of the Special Committee various questions regarding the Special Committee’s review of the Proposal to date and (ii) at the request of the Special Committee, provided their preliminary thoughts on the Initial Businesses based on the information provided.

Later that day on July 30, 2024, the Special Committee held a meeting via videoconference, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. At the invitation of the Special Committee, Messrs. Emanuel and Shapiro also attended a portion of such meeting. The members of the Special Committee asked Messrs. Emanuel and Shapiro to provide their perspectives on each of the Initial Businesses, including how they would fit with the Company’s existing business. Messrs. Emanuel and Shapiro then discussed what they believed to be a number of strengths as well as potential considerations or challenges facing the Initial Businesses, noting that they believed the Initial Businesses were complementary to the Company’s existing businesses. After Messrs. Emanuel and Shapiro left the meeting, the members of the Special Committee, Messrs. Krauss and Schleimer and representatives of Skadden and Moelis then discussed the status of, certain next steps for, diligence efforts relating to the Potential Transaction and their reactions to Messrs. Emanuel and Shapiro’s comments, including in light of their roles at EDR and other matters described in more detail in the section entitled “The Transaction — Interests of TKO PubCo’s Directors and Executive Officers in the Transaction” beginning on page 65. Following discussion, the Special Committee determined to hold additional follow-up diligence calls between July 31, 2024 and August 1, 2024 to discuss the Initial Businesses included in the Proposal and to hold a follow-up diligence call on August 2, 2024 to discuss cost savings and synergies, including with respect to the termination of the TKO Services Agreement.

On July 31, 2024, representatives of Skadden sent to the Special Committee Chairman proposed revised terms for Moelis’ engagement, including with respect to fees, which the Special Committee Chairman approved, and instructed, to be sent by representatives of Skadden to Mr. Krauss for further review.

On August 2, 2024, a diligence session, focused on the EDR June Management Fee Savings and Expected Synergies that EDR then believed to be achievable in connection with the Potential Transaction, was held via video conference between representatives of EDR, on the one hand, and certain members of the Special Committee, Messrs. Schleimer and Krauss, certain other Company Specified Management and representatives of Moelis and Skadden, on the other hand.

On August 3, 2024, Mr. Krauss advised the Special Committee Chairman and the representatives of Skadden that he agreed with the proposed revised terms of Moelis’ engagement, and the Special Committee Chairman then instructed Skadden to distribute the same to Moelis, which Skadden did on August 4, 2024.

On August 5, 2024, representatives of EDR sent to representatives of Moelis a more detailed financial breakdown of the annual fee payable by TKO to EDR pursuant to the TKO Services Agreement and related corporate allocations.

On August 7, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Among other matters, (i) the representatives of Moelis provided Moelis’ preliminary views on strategic fit and preliminary diligence findings on the Initial Businesses, along with an overview of cost savings and synergies diligence to date, (ii) Messrs. Krauss and Schleimer provided their perspectives on certain aspects of the Initial Businesses and the respective management presentations, and (iii) representatives of Moelis provided their perspectives on certain advantages and considerations related to using cash or equity as a form of consideration in a Potential Transaction, and summarized what EDR had provided to date as in its EDR Management Fee Savings and Expected Synergies. Following discussion, the members of the Special Committee determined to continue additional diligence with respect to each of the Initial Businesses and directed Moelis and Skadden to engage in more detailed diligence activities, and instructed the representatives of Moelis to continue to include Mr. Schleimer and certain other Company Specified Management in additional financial diligence activities related to the Initial Businesses, especially as to cost savings and synergies matters (including an analysis of the appropriate number and scope of employees, including leveraged functions, that would be included in the perimeter of the Potential Transaction). The Special Committee also instructed Mr. Schleimer to work with certain other Company Specified Management and representatives of Moelis to prepare a view from Company Specified Management of any diligence-related adjustments to the financial forecasts provided by EDR and a view from Company Specified Management as to any cost savings and/or synergies (or dissynergies) resulting from the Potential Transaction. In a portion of the meeting with only the members of the Special Committee and representatives of Skadden present, Skadden summarized the proposed terms and conditions of Moelis’ revised engagement letter, including the fees described in the section entitled “The Transaction — Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis) — Miscellaneous” beginning on page 56 of this Information Statement and, after discussion of various questions posed by the Special Committee, the Special Committee directed Skadden to finalize the form of Moelis’ engagement letter and to coordinate its signature by Messrs. Bynoe and Krauss.

Between August 7, 2024 and August 14, 2024, representatives of Moelis, Company Specified Management, Skadden, EDR and Latham continued to engage in regular financial and legal due diligence communications with respect to the Initial Businesses included in the Proposal.

On August 8, 2024, following the management presentations conducted during the weeks of July 15, 2024 and July 22, 2024 for Moelis and the Special Committee to meet with each of the Initial Businesses teams, representatives of EDR sent to representatives of Moelis and Company Specified Management (who promptly shared them with the Special Committee and representatives of Skadden) an updated presentation relating to the Initial Businesses that reflected, among other matters, updates to certain unaudited historical financial information for fiscal years 2024 through 2028 of the Initial Businesses (including certain extrapolations based on such fiscal years) (the “EDR August Financial Model”).

Additionally, on August 8, 2024, representatives of Skadden and Moelis finalized the terms of Moelis’ engagement letter in a manner consistent with the directions of the Special Committee to Skadden at the August 7, 2024 meeting of the Special Committee. After review and approval by Messrs. Bynoe and Krauss, the representatives of Skadden sent the proposed final Moelis engagement letter to the members of the Special Committee.

On August 9, 2024, the members of the Special Committee unanimously approved the terms of the Moelis engagement letter and determined that Moelis’ relationships disclosures letter, as previously sent on June 11, 2024, discussed with the Special Committee on June 12, 2024 and as updated on August 9, 2024, did not alter the Special Committee’s determination that the historical fees received by Moelis from the Company, EDR, Silver Lake and certain of their affiliates were not material to Moelis or the deal team, and therefore the Special Committee’s determination that Moelis was independent for purposes of its engagement had not changed. Moelis sent a final relationship disclosure letter to the Special Committee on October 21, 2024.

On August 13, 2024, Moelis, the Special Committee and the Company formally executed Moelis’ engagement letter.

On August 14, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Among other matters discussed, the representatives of Moelis provided an update on Moelis’ and Company Specified Management’s progress on financial and operational diligence for each of the Initial Businesses, including Moelis’ and Company Specified Management’s view of key value drivers and the potential for incremental costs associated with the proposed termination of the TKO Services Agreement. In a portion of the meeting with only the members of the Special Committee, Messrs. Schleimer and Krauss and representatives of Skadden in attendance, the Special Committee and representatives of Skadden also discussed certain additional considerations regarding the potential use of equity as part or all of the consideration in the Potential Transaction.

On August 21, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Mr. Schleimer and the representatives of Moelis, referring to materials provided in advance of the meeting, discussed certain downward adjustments recommended by Mr. Schleimer to the EDR August Financial Model provided by EDR, as well as to the EDR June Management Fee Savings and Expected Synergies. Among other matters, Mr. Schleimer noted that, based on information made available to the Special Committee and the Company to date, it was the view of Company Specified Management that (i) EDR’s initial estimates of $38 million in net cost savings from the termination of the TKO Services Agreement and $38 million to $40 million in estimated cost synergies from the Potential Transaction would be partially offset by the cost of procuring replacement services, certain overhead costs related to the Initial Businesses that had not been included in EDR’s preliminary forecast, and the fact that certain of the revenues in the forecasts for each of the Initial Businesses included fees received from the Company in respect of its current businesses, and (ii) based on information received to date, the aggregate net cost savings and synergies opportunity was estimated as $31 million (rather than $76 million to $78 million), but that more investigation would be needed to validate these assessments. Representatives of Moelis also discussed various valuation methodologies that could be used to assess the value of the Initial Businesses, certain financial metrics of the Initial Businesses relative to the Company, and the Company’s stock price performance. The Special Committee asked, and the representatives of

Moelis answered, numerous questions regarding approach to valuation and negotiation tactics. At the request of the Special Committee, the representatives of Moelis also discussed certain preliminary considerations regarding the potential use of equity as part or all of the consideration in the Potential Transaction, including, among other things, the potential impact on certain pro forma financial metrics of the Company, such as pro forma leverage, pro forma ownership and pro forma stock price, and the impact on pro forma trading in the Company’s stock and the risk of stock price fluctuations. The Special Committee then directed Moelis and Mr. Schleimer to (x) inform EDR that the Special Committee did not agree with the EDR June Management Fee Savings and Expected Synergies of $76 million to $78 million, and (y) conduct additional diligence on estimated cost savings and synergies with EDR. In a portion of the meeting in which only the members of the Special Committee and representatives of Skadden were in attendance, the Special Committee discussed, among other matters, the possibility of requiring approval of the majority of the stockholders of the Company unaffiliated with EDR as a condition for the Potential Transaction, and directed the representatives of Skadden to convey to EDR, via Latham, the Special Committee’s request that EDR irrevocably agree to such condition.

On August 26, 2024, representatives of Moelis shared materials with EDR supporting Company Specified Management’s revisions of net annual cost savings and synergies from $76 million to $78 million to $31 million.

On August 28, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Representatives of Moelis and Messrs. Schleimer and Krauss provided an update on their discussions with EDR regarding Company Specified Management’s revisions of the net annual cost savings and synergies amounts that EDR had indicated would be able to be realized in the Potential Transaction. Among other matters, the Special Committee also discussed different forms of consideration as between equity and cash in the event of a Potential Transaction and next steps in the process, including performing more detailed legal diligence on each of the Initial Businesses included in the Proposal and whether and when to provide a general update on the status of the Special Committee’s review of the Proposal to the other independent directors on the Board. Following discussion, members of the Special Committee requested that Moelis provide its perspective on the value of TKO Class A Common Stock on a standalone basis to help gauge the value of any equity consideration in a Potential Transaction. Representatives of Skadden also indicated to the Special Committee that the previously authorized discussion with EDR’s outside legal counsel at Latham regarding an approval condition of a majority of the stockholders of the Company unaffiliated with EDR for a Potential Transaction was scheduled to take place later in the day.

Later that day on August 28, 2024, representatives of Skadden held a call with representatives of Latham to convey the Special Committee’s request that the Potential Transaction be subject to an irrevocable condition for the receipt of approval by a majority of the stockholders of the Company unaffiliated with EDR. Latham responded that EDR had already considered such a condition in detail, and decided against it, prior to submitting the Proposal, and that EDR was not willing to reconsider its position.

On September 4, 2024, the Special Committee held a meeting via videoconference, with the other independent directors on the Board, Messrs. Krauss and Schleimer and representatives of Skadden and Moelis in attendance for portions of the meeting. Prior to the other independent directors joining the meeting, (i) the representatives of Moelis provided a summary of their preliminary financial analysis and valuation perspectives on each of the Initial Businesses as well as for a Potential Transaction giving effect to cost savings and synergies, (ii) the representatives of Moelis and Mr. Schleimer discussed the cost savings and synergies analysis to date and noted that EDR had not yet responded to the supporting documentation sent to EDR regarding Company Specified Management’s views on cost savings and synergies analysis, (iii) after considering advice of Moelis and Skadden, the Special Committee determined not to initiate any value negotiations with EDR with respect to the Proposal until the cost savings and synergies analysis was more firmly developed and understood, (iv) representatives of Moelis provided an overview of Moelis’ perspectives on the value of TKO Class A Common Stock, which had been previously requested by the Special Committee and (v) representatives of Skadden explained to the Special Committee that EDR was unwilling to agree to an irrevocable condition to the

Potential Transaction of the receipt of approval by the majority of the stockholders of the Company unaffiliated with EDR (which the Special Committee acknowledged and the Special Committee agreed to continue to analyze the Proposal without requiring such approval) and provided a summary of Skadden’s legal due diligence on each of the Initial Businesses to date. During the portion of the meeting at which the other independent directors on the Board joined at the request of the Special Committee, the Special Committee provided an update on (i) the Special Committee’s interest in each of the Initial Businesses, at the right price, (ii) the cost savings and synergy opportunities and the need for additional analysis, and (iii) the status of financial and legal due diligence. Following discussion and during a portion of the meeting at which only members of the Special Committee and representatives of Skadden were present, the Special Committee requested that Skadden coordinate with Moelis to align on the approach to potential negotiations after the cost savings analysis by representatives of Moelis and Company Specified Management was complete.

Later that day on September 4, 2024, representatives of Skadden sent an initial list of follow-up legal diligence questions to Latham based on Skadden’s initial review of the diligence materials disclosed by EDR to date.

On September 6, 2024, representatives of Skadden sent an updated list of follow-up legal diligence questions to Latham.

On September 10, 2024, representatives of EDR provided to Moelis revised net annual cost savings and synergies estimates of $62 million (the “EDR September Management Fee Savings and Expected Synergies”).

On September 11, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Among other matters discussed, the representatives of Moelis and Mr. Schleimer summarized the EDR September Management Fee Savings and Expected Synergies of $62 million, and noted that they would need more time to review them in detail and then discuss with EDR to see whether any of the new information would impact Company Specified Management’s view of the cost savings and synergies related to a Potential Transaction. The Special Committee directed Moelis and Mr. Schleimer to continue their detailed diligence on this topic.

On September 12, 2024, representatives of Moelis, Mr. Schleimer and certain other Company Specified Management met via teleconference with representatives of EDR to conduct additional diligence on the EDR September Management Fee Savings and Expected Synergies.

On September 18, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Among other matters discussed, the representatives of Moelis and Mr. Schleimer summarized Company Specified Management’s revised cost savings and synergies estimates of $33 million to $38 million and Moelis provided an update on its valuation perspectives as well as the Company’s recent stock price performance. After significant discussion, including as to valuation, the size of Company Specified Management’s cost savings and synergies estimates, form of consideration, negotiating strategy and certain risks, the Special Committee directed Moelis to develop specific talking points for the Special Committee’s initial counteroffer to the Proposal, including a base purchase price of $3.0 billion payable in Company stock (based on a fixed number of shares agreed at signing) on a cash-free, debt-free, normalized working capital basis, with EDR retaining any liabilities for certain specific matters identified in diligence, and highlighting that the Special Committee believed that additional certainty was needed on performance of the Initial Businesses and certain key ongoing commercial contract negotiations. With respect to the form of consideration, in particular, the Special Committee determined after discussion with its advisors that the counteroffer should seek to maximize the equity component of the consideration to preserve the flexibility of the Company’s balance sheet. Mr. Krauss also indicated that if the Company were to acquire the Initial Businesses, Messrs. Emanuel and Shapiro were expected to waive their eligibility to receive asset sale bonuses that would have otherwise been payable as a result of a Potential Transaction, as described in more detail in the section entitled “The Transaction — Interests of TKO PubCo’s Directors and Executive Officers in the Transaction — Asset Sale Bonus Waivers” beginning on page 66.

Later that day on September 18, 2024, Moelis provided draft talking points to the Special Committee reflecting the foregoing, and the Special Committee directed Moelis to communicate the Special Committee’s counter to the Proposal on such basis.

On September 19, 2024, representatives of Moelis called representatives of EDR and conveyed the Special Committee’s counter to the Proposal, and the Special Committee Chair emailed the other independent directors on the Board to let them know that such counter had been provided to EDR.

On September 20, 2024, the Special Committee authorized representatives of Moelis and Mr. Schleimer to share Company Specified Management’s updated analysis of cost savings and synergies estimates of $33 million to $38 million with EDR.

On September 23, 2024, EDR sent a revised proposal to representatives of Moelis (the “Revised Proposal”), who in turn shared the same with members of the Special Committee, representatives of Skadden and Messrs. Krauss and Schleimer. The Revised Proposal reflected, among other things, (i) aggregate transaction consideration having a value equal to $3.4 billion, on a cash-free, debt-free basis, to be paid in TKO Common Units and the equivalent number of corresponding shares of TKO PubCo Class B Common Stock, using a fixed number of TKO Common Units (and referring numerous times in the Revised Proposal to the Company’s 30-day VWAP), (ii) that EDR would agree to retain liabilities arising from certain matters identified in diligence, and (iii) that EDR would not agree to any adjustments to the transaction consideration based on ultimate 2024 financial performance of the Initial Businesses included in the Revised Proposal. The Revised Proposal also reflected EDR’s position that, given the increase in the Company’s stock price since the date of the Proposal and the shift to the deal consideration to be paid in equity, the Revised Proposal implied, maintaining the 30-day VWAP at the time of the Proposal, an effective price for Company stockholders of $2.7 billion, reflecting approximately $0.7 billion of reduced total cost to the Company, and below the Special Committee’s initial counteroffer to the Proposal of $3.0 billion payable in Company stock. EDR also communicated to the Special Committee that a key commercial contract extension (the “Key Contract Extension”) had been agreed to in principle and was expected to be signed after the counterparty received certain internal approvals during the course of October 2024, and (y) EDR wished to discuss with the Special Committee a potential go-forward capital return program at the Company, including an annual dividend authorization and a share buyback authorization.

On September 25, 2024, the Special Committee held a meeting via videoconference, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. At the meeting, (i) the representatives of Moelis summarized EDR’s Revised Proposal, (ii) the Special Committee and its advisors discussed their initial reactions to such Revised Proposal, (iii) the representatives of Moelis noted that EDR had separately indicated to Moelis that EDR was considering adding certain additional businesses and assets that were complementary to the IMG Media Business included in the initial Proposal to the Revised Proposal, and (iv) the representatives of Skadden discussed certain legal and tax considerations related to the use of TKO Common Units rather than TKO PubCo Class A Common Stock as consideration in a Potential Transaction. Following discussion, the Special Committee directed Moelis to develop detailed talking points for the Special Committee’s response to the Revised Proposal, including (i) a base purchase price of $3.2 billion payable in a fixed number of TKO Common Units (based on the VWAP of TKO PubCo Class A Common Stock agreed at signing), and the equivalent number of corresponding shares of TKO PubCo Class B Common Stock, on a cash-free, debt-free, normalized working capital basis, (ii) no purchase price adjustment based on full year 2024 results but a need to diligence the most current financial results of the Initial Businesses that were available, (iii) that the Special Committee was open to a capital return program for the Company, but that the potential adoption of such a policy was a matter for the full Board to determine, and (iv) a request that EDR provide, as soon as possible, (x) a draft Transaction Agreement for the Special Committee’s review and consideration, (y) an analysis of normalized working capital and proposed working capital targets for the Initial Businesses and (z) responses to the outstanding confirmatory legal due diligence questions and requests.

On September 26, 2024, representatives of Moelis provided draft talking points to the Special Committee reflecting the foregoing, and the Special Committee directed Moelis to convey to EDR the Special Committee’s response to the Revised Proposal.

Later that day on September 26, 2024, representatives of Moelis called representatives of EDR and conveyed the Special Committee’s counter to the Revised Proposal. On that call, EDR proposed adding additional businesses complementary to the IMG Media Business to the Potential Transaction, including the Golf Events Business, Mailman Business, Formula Drift Business, and International Figure Skating Business (which, together with the IMG Media Business, comprise the IMG Business) (each as further described in the section entitled “Management’s Discussion and Analysis of the Businesses” beginning on page 95) (the “Additional Businesses” and, together with the Initial Businesses, collectively, the “Businesses”), and requested that the Special Committee provide a further updated response to the Revised Proposal after considering the Additional Businesses. Following such phone call, EDR shared an email outlining the Additional Businesses to be included in the perimeter of the Potential Transaction, which Moelis promptly shared with the Special Committee. The Special Committee then directed Moelis, Skadden and Mr. Schleimer to conduct and oversee diligence on the Additional Businesses with the support of certain other Company Specified Management. Later that day, representatives of EDR sent certain unaudited historical financial information for fiscal years 2024 through 2028 (including certain extrapolations based on such fiscal years) inclusive of the Additional Businesses (the “EDR Addendum Financial Model”) to representatives of Moelis.

From September 27, 2024 through October 23, 2024, representatives of Moelis, Skadden and Company Specified Management conducted detailed financial and legal diligence on the Additional Businesses, including reviewing (i) certain management presentations regarding the proposed Additional Businesses and (ii) the EDR Addendum Financial Model, and conducting diligence calls with representatives of EDR with respect to the Additional Businesses, as applicable.

On September 30, 2024, Latham sent Skadden an initial draft of the Transaction Agreement and other related Transaction Documents (including the Transition Services Agreement), which Skadden then shared with the members of the Special Committee, Moelis and Messrs. Krauss and Schleimer. Later that day, representatives of EDR sent an analysis of working capital and proposed cash-like and debt-like items for purposes of the purchase price adjustments to be included in the Transaction Agreement to representatives of Moelis. Over the course of the next several weeks, Moelis, representatives of the Company and EDR held frequent conversations to discuss working capital and the treatment of cash-like and debt-like items.

On October 2, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss and Schleimer in attendance for portions of such meeting. Representatives of Moelis provided preliminary perspectives on the Additional Businesses, while noting that additional diligence would be required. The members of the Special Committee provided their initial reactions to the proposed Additional Businesses and requested that Mr. Shapiro provide his perspective on the Additional Businesses at the next Special Committee meeting. Representatives of Skadden also provided their perspectives on the initial draft Transaction Agreement and other related Transaction Documents received from Latham and the material business issues raised thereby, including (i) Skadden’s view that the draft Transaction Agreement required further precision on various topics including the perimeter of assets, liabilities and employees, treatment of employee equity awards and internal reorganization steps to be completed by EDR to separate the Businesses from EDR’s other businesses prior to transferring them to the Company, (ii) the proposed use of 30-day VWAP of TKO PubCo Class A Common Stock (rather than a shorter period) to determine the value of TKO Common Units to be issued to EDR, (iii) optionality for EDR in determining whether to settle purchase price adjustments in cash or TKO Common Units, (iv) a proposal for upward adjustments to the purchase price in respect of all pre-closing spending by the OLE Business related to the Milan 2026 Olympics, Los Angeles 2028 Olympics, FIFA 2026 World Cup, certain upfront payments made to a key commercial counterparty in connection with the Key Contract Extension and expected future cash flows related to the FA Cup, (v) absence of a closing condition in respect of the Key Contract Extension, and (vi) that EDR would be contractually entitled to control the defense of any and all litigation related to the Transaction.

Later that day on October 2, 2024, representatives of Moelis, Company Specified Management and Skadden met with representatives of EDR via videoconference to discuss diligence matters with respect to the Additional Businesses. Representatives of EDR provided additional information on the Additional Businesses and answered follow-up diligence questions previously made available to representatives of EDR by representatives of Moelis.

Between October 3, 2024 and October 9, 2024, representatives of Skadden discussed the Transaction Agreement and other related Transaction Documents and the issues presented thereby with members of the Special Committee, Messrs. Krauss and Schleimer, certain other Company Specified Management and representatives of Moelis via a series of telephonic calls and videoconferences.

On October 6, 2024, representatives of Latham sent representatives of Skadden a detailed response to many of Skadden’s prior follow-up diligence questions and requests that representatives of Skadden previously shared. From October 6, 2024, to October 23, 2024, representatives of Skadden sent additional follow-up legal diligence questions and requests to Latham, representatives of Latham and EDR responded thereto, and various calls were held on specific legal diligence topics among Skadden, Latham, certain members of Company Specified Management and representatives of EDR. Throughout this process, the representatives of Skadden periodically briefed the Special Committee, and, at the Special Committee’s request, representatives of Moelis, and Messrs. Krauss and Schleimer, on the status of legal diligence and material findings relevant to negotiations on the Transaction Agreement and other related Transaction Documents.

On October 7, 2024, representatives of Moelis, Messrs. Krauss and Schleimer and certain other Company Specified Management met by videoconference with representatives of EDR to discuss follow-up financial diligence matters, including working capital. From October 7, 2024 to October 23, 2024, representatives of Moelis and Company Specified Management sent additional follow-up financial and operational diligence questions and requests to representatives of EDR and representatives of EDR and its advisors responded thereto, and various calls were held on specific financial diligence topics among Moelis, Company Specified Management and representatives of EDR, including a telephonic call on October 10, 2024 to discuss working capital, cash-like and debt-like items and to responses to financial diligence questions representatives of Moelis had previously sent to representatives of EDR. Throughout this process, representatives of Moelis and Mr. Schleimer periodically briefed the Special Committee, representatives of Skadden, and Company Specified Management on the status of financial and operational diligence conducted by representatives of Moelis and Company Specified Management and material findings relevant to negotiations on the Transaction Agreement and other related Transaction Documents.

On October 9, 2024, the Special Committee held a meeting via videoconference, with representatives of Skadden and Moelis and Messrs. Krauss, Schleimer and Shapiro in attendance for portions of such meeting. At the Special Committee’s request, Mr. Shapiro provided an overview of his perspective on the Additional Businesses, including his views on how the Additional Businesses fit with the Initial Businesses in the Revised Proposal, as well as the Company’s existing business. Mr. Shapiro explained his view that the Additional Businesses were included at this stage in the process as such businesses should have been included in the perimeter initially due to their relationship to and synergies with the Businesses included in the initial Proposal, as well as the overlap of the management teams of these Additional Businesses with the IMG Media Business. Mr. Shapiro also provided an update on other key developments at the Businesses, including updates on commercial agreement negotiations. Mr. Shapiro also indicated to the Special Committee that if the Company were to acquire the Additional Businesses, he and Mr. Emanuel would each waive their eligibility to receive their asset sale bonuses that would have otherwise been payable as a result of a Potential Transaction, described in more detail in the section entitled “The Transaction — Interests of TKO PubCo’s Directors and Executive Officers in the Transaction” beginning on page 65. Mr. Shapiro also answered questions from the Special Committee and, once discussions had concluded, subsequently left the meeting. Representatives of Moelis then provided their preliminary perspectives on valuation of the Additional Businesses along with certain key diligence findings identified in collaboration with Company Specified Management related to the Additional Businesses. The Special Committee discussed whether to update the Special Committee’s response to the Revised Proposal in light of EDR proposing to include the Additional Businesses in the Potential Transaction, and after discussion of various matters including negotiating tactics, the Special Committee determined to revise its response to the Revised Proposal to reflect a base purchase price of $3.25 billion, and instructed Moelis to convey the same to EDR. The Special Committee also instructed Skadden to send a revised draft of the Transaction Agreement to Latham, which reflected, among other revisions, (i) clarification of the perimeter of assets, liabilities and employees, treatment of employee equity awards and internal reorganization steps to be completed by EDR to separate the Businesses from EDR’s other businesses prior to transferring them to the Company, (ii) that EDR’s proposal for use of 30-day VWAP was still under review by the Special Committee, (iii) that the Special Committee was still considering whether purchase price adjustments should be settled in cash or TKO Common Units but was not willing to give EDR optionality on the form of consideration for adjustments, (iv) a cap on the amount of cash that would give rise to upward purchase price adjustments and that the Special Committee was not in agreement that the purchase price should be increased for all pre-closing spending by the OLE Business related to the Milan 2026 Olympics, Los Angeles 2028 Olympics, FIFA 2026 World Cup, certain upfront payments made to a key commercial counterparty in connection with the Key Contract Extension and expected future cash flows related to the FA Cup, (v) certain additional debt-like items to adjust the purchase price, including any requirement to pay certain consideration to the counterparty in connection with the Key Contract Extension and annual bonuses and accruals therefor in respect of in-scope personnel, (vi) that the Key Contract Extension would need to be signed prior to the Special Committee being willing to recommend the Potential Transaction, and (vii) that the Company would control the defense of any Transaction-related litigation against the Company or its representatives but would consult with EDR thereon and would not settle such litigation without EDR’s consent (not to be unreasonably withheld).

Later that day on October 9, 2024, upon authorization by the Special Committee, representatives of Moelis called representatives of EDR and conveyed the Special Committee’s revised response to the Revised Proposal, accepting the inclusion of the Additional Businesses in the Potential Transaction and increasing the base purchase price to $3.25 billion.

On October 10, 2024, representatives of Skadden sent a revised draft Transaction Agreement to representatives of Latham reflecting the Special Committee’s revisions, and from October 10, 2024 to October 13, 2024, representatives of Latham shared drafts of various other related Transaction Documents with representatives of Skadden, including a draft of the Trademark License Agreement, a draft of the EDR Parties’ confidential disclosure letter and proposed internal reorganization steps.

On October 11, 2024, representatives of EDR requested that Moelis, Skadden and Company Specified Management meet in person with EDR and its representatives to negotiate the Transaction Agreement and the related Transaction Documents the following week. After discussing this request with the Special Committee, representatives of Moelis and Skadden conveyed to representatives of EDR and Latham that the Special Committee was supportive of in-person negotiations, but that EDR would need to provide an issues list by October 13, 2024, so that the Special Committee could review and provide guidance to its advisors in advance of such negotiations.

On October 13, 2024, representatives of Latham sent to Skadden a list of material open issues identified by EDR in its review of the draft Transaction Agreement received from Skadden on October 10, 2024 to be discussed in the in-person negotiations, which included among other matters (i) the VWAP to be used to determine the value of TKO Common Units, (ii) whether purchase price adjustments should be settled in cash or TKO Common Units, (iii) whether a cap would be included on the amount of cash that would give rise to upward purchase price adjustments, (iv) the treatment of pre-closing spending by the OLE Business related to the Milan 2026 Olympics, Los Angeles 2028 Olympics, FIFA 2026 World Cup, certain upfront payments made to a key commercial counterparty in connection with the Key Contract Extension and expected future cash flows related to the FA Cup, (v) the scope of debt-like items that adjust purchase price downward, (vi) the treatment of the Key Contract Extension, and (vii) control over the defense of any Transaction-related litigation. The representatives of Skadden in turn sent such list to the Special Committee, representatives of Moelis and Messrs. Krauss and Schleimer.

Later that day on October 13, 2024, Mr. Schleimer, certain other Company Specified Management and representatives of Moelis met with EDR via teleconference to discuss the net working capital calculation, including the treatment of certain cash-like and debt-like items. EDR’s prior proposal (a) classified each of the following, among others, as cash-like items (with a corresponding increase to purchase price) (i) certain upfront payments made by EDR to the counterparty to a key commercial arrangement for the OLE Business (which arrangement is the same that was to be extended pursuant to the Key Contract Extension) in respect of the current term of such contract before giving effect to any extension thereof (the “Prior Key Contract Payment”), (ii) all amounts funded prior to the closing of a Potential Transaction by EDR for the OLE Business related to the Milan 2026 Olympics, Los Angeles 2028 Olympics and FIFA 2026 World Cup and (iii) the face value of expected future cash flows related to the FA Cup, and (b) afforded debt-like treatment (with a corresponding decrease to purchase price) to, among other items, (i) accruals for certain contingent liabilities (which contingent liabilities would not be retained by EDR), (ii) certain revenue share obligations to PBR team sanction owners, (iii) accruals for 2024 bonuses and (iv) certain future payments to be made to a key commercial counterparty in connection with the Key Contract Extension. After lengthy discussions, the representatives of Moelis and EDR determined that one way to resolve the parties’ disagreements on the items outlined above would be for the parties to agree on a package approach (subject in all cases to the Special Committee’s approval of such package approach) in which (a) there would be no specific upward purchase price adjustment for (i) the Prior Key Contract Payment, (ii) any amounts funded on or prior to September 30, 2024, by EDR for the OLE Business related to the Milan 2026 Olympics, Los Angeles 2028 Olympics and FIFA 2026 World Cup, or (iii) expected future cash flows related to the FA Cup, (b) there would be a cash settled upward purchase price adjustment for any amounts funded after September 30, 2024, but before the closing of a Potential Transaction, by EDR for the OLE Business related to the Milan 2026 Olympics, Los Angeles 2028 Olympics and FIFA 2026 World Cup, (c) there would be no downward purchase price adjustment for any future payments required in connection with the Key Contract Extension, revenue share obligations to PBR team sanction owners (unless a current payable at closing) or accruals for certain contingent liabilities (but EDR would retain and indemnify the Company against such contingent liabilities), but there would be a downward purchase price adjustment for any accruals for 2024 bonuses, (d) the Company would pass through to EDR, upon future receipt, net payments for certain contracted media rights on the FA Cup, (e) an additional upward adjustment would be made at the closing in an amount equal to $50 million, payable in TKO Common Units, and (f) other than the purchase price adjustment described in clause (e), all other purchase price adjustments would be settled in cash. The representatives of Moelis and Messrs. Krauss and Schleimer indicated to EDR that they would present the potential compromise described above (the “October 13, 2024 Partial Compromise Package”) to the Special Committee at its next meeting so the Special Committee could assess.

On October 14, 2024, representatives of Skadden and Moelis, along with Messrs. Krauss and Schleimer, met via videoconference to discuss the issues list received from Latham and various logistical matters related to the upcoming in-person negotiations session with EDR.

Later that day on October 14, 2024, the Company’s Board held a meeting via videoconference, with Messrs. Schleimer and Krauss, certain other Company Specified Management and representatives of Moelis, Skadden, Latham (in its capacity as the Company’s outside counsel for matters other than the Potential Transaction) and Morgan Stanley & Co. LLC (“Morgan Stanley”), the Company’s financial advisor, who were in attendance for a portion of such meeting. During a portion of the meeting from which Messrs. Emanuel, Shapiro and Durban had recused themselves and representatives of Latham and Morgan Stanley were not in attendance, representatives of Moelis provided an update to the independent directors and WWE Designees who were not members of the Special Committee on the Special Committee’s negotiations to date with respect to the Potential Transaction, including as to (i) the key terms subject to ongoing negotiation, (ii) the addition of the Additional Businesses to the Potential Transaction, (iii) the Special Committee’s perspectives (informed by Mr. Schleimer and Moelis’s analysis) on the potential cost savings and synergies associated with the termination of the TKO Services Agreement and the Potential Transaction, and (iv) the expected next steps in the negotiations with EDR, including the upcoming scheduled in-person negotiations. Among other matters, the independent directors and WWE Designees who were not members of the Special Committee asked questions regarding diligence conducted to date. Messrs. Krauss and Schleimer, and representatives of Skadden and Moelis responded to the questions, and additional discussion ensued. Following discussion, Messrs. Emanuel, Shapiro and Durban and representatives of Latham and Morgan Stanley joined the meeting to discuss certain matters unrelated to the Potential Transaction.

Later during the course of the day on October 14, 2024, representatives of Skadden met via videoconference with the members of the Special Committee. On this call, among other matters, (i) the Special Committee provided its perspectives on the open issues to Skadden, including that the Special Committee was supportive of the

October 13, 2024 Partial Compromise Package with one exception—that certain obligations to pay consideration to the counterparty to the Key Contract Extension (whether in connection with execution of the same, at the closing of the Potential Transaction or in the future) must be treated as debt-like and result in a downward adjustment, settled in cash, to the purchase price for the Potential Transaction, using the same VWAP period as used to determine the number of TKO Common Units to be issued to EDR as consideration in the Potential Transaction for determining the value thereof for the purposes of the purchase price adjustment, (ii) the Special Committee and Skadden discussed various negotiating tactics and other considerations, and (iii) the Special Committee authorized Skadden, Moelis and Messrs. Krauss and Schleimer to negotiate on behalf of the Special Committee at the upcoming in-person negotiations, within a set of parameters provided by the Special Committee to Skadden.

On the evening of October 14, 2024, representatives of Skadden sent representatives of Latham issues lists for the Transition Services Agreement and the Trademark License Agreement.

Early during the morning of October 15, 2024, representatives of Skadden met in person with representatives of Moelis and Messrs. Krauss and Schleimer and conveyed the guidance and authorized negotiating parameters that Skadden had received from the Special Committee the prior evening. During the course of the remainder of the day on October 15, 2024, representatives of Skadden, Moelis, EDR and Latham, along with Messrs. Krauss and Schleimer and certain other Company Specified Management, met in-person at Skadden’s New York City office to negotiate the definitive Transaction Documents and open issues related thereto. As part of such negotiations, among other matters, (a) it was agreed that (i) the settlement of purchase price adjustments in cash or TKO Common Units would not be at EDR’s option, (ii) there would be a cap on the amount of cash that would give rise to upward purchase price adjustments (though the size of the cap was not agreed), (iii) there would be joint control over the defense of any Transaction-related litigation against the Company and (iv) there would be no downward purchase price adjustment for 2025 annual bonuses and accruals therefor in respect of in-scope personnel, and (b) the parties were unable to resolve (i) the VWAP to be used to determine the value of TKO Common Units, (ii) the treatment of certain additional debt-like items to adjust the purchase price, including any requirement to pay certain consideration to the counterparty in connection with the Key Contract Extension, (iii) whether the Key Contract Extension would be a condition to signing or closing of the Potential Transaction, (iv) whether EDR or the Company would control Transaction-related litigation against directors and officers of the Company and (v) the treatment of certain other contingent liabilities, including whether EDR would retain such liabilities, but narrowed the differences between the parties’ positions on such issues. In addition during the course of the day, (1) representatives of Moelis, Company Specified Management, and EDR held a working session to progress the determination of the Businesses’ normalized net working capital, (2) representatives of Skadden and Latham held a working session to resolve various legal drafting points in the Transaction Agreement, and (3) representatives of Skadden and Latham held working sessions to discuss certain technical points related to the Transition Services Agreement, the Trademark License Agreement and other intellectual property matters as well as employee related matters.

On October 16, 2024, the Special Committee held a meeting via videoconference, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. Among other matters discussed, (i) the representatives of Skadden summarized the outcome of negotiations the prior day and the remaining open issues and (ii) representatives of Moelis discussed the outcome of negotiations on financial terms and related open issues, including, among others, the use of either a 30-day or 10-day VWAP for Company’s stock for purposes of deriving the value of TKO Common Units to be issued to EDR in the Potential Transaction. Following discussion, the Special Committee decided to counter EDR’s 30-day VWAP position with the authorization to negotiate for 15 or 20 days, but determined not to relay this counteroffer to EDR until EDR had provided a revised draft of the Transaction Agreement, as the Special Committee preferred to package the VWAP proposal with the resolution of other outstanding open points, including (1) adding the execution of the Key Contract Extension as a closing condition in the Company’s favor and (2) and the resolution of the various purchase price adjustment items.

Later that day on October 16, 2024, representatives of Skadden and Messrs. Schleimer and Krauss met via teleconference to finalize revised drafts of certain ancillary documents related to the Potential Transaction to be sent to Latham.

On October 17, 2024, representatives of Latham shared a revised draft of the Transaction Agreement with representatives of Skadden, who then shared it with the Special Committee, Messrs. Krauss and Schleimer and representatives of Moelis. The revised draft reflected the outcomes agreed in the previous negotiations. With respect to the open items, the draft, among other items, (i) provided for the use of 30-day VWAP of TKO PubCo Class A Common Stock to derive the value of TKO Common Units, (ii) indicated the treatment of certain additional debt-like items to adjust the purchase price downward, including any requirement to pay certain consideration to the counterparty in connection with the Key Contract Extension, were open issues, (iii) maintained EDR’s prior proposal on (a) the treatment of certain employee related liabilities, including that the Company would assume certain severance and termination indemnity liabilities and liabilities under all EDR benefit plans, whenever incurred, and (b) the treatment of employee equity, (iv) did not include the Key Contract Extension as a closing condition or expressly indicate that EDR agreed it would be required to be signed prior to the signing of a definitive agreement with respect to the Potential Transaction and (v) proposed a compromise position on the treatment of certain contingent liabilities by having EDR retain a subset of liabilities and transferring another subset to the Company.

On October 18, 2024, representatives of Moelis called Mr. Lublin and Mark Zhu, Executive Vice President and Head of Strategy of EDR, based on prior Special Committee authorization, and conveyed that the Special Committee’s position that the value of TKO Common Units issued in the Potential Transaction should be derived using a 20-day volume weighted average price of TKO PubCo Class A Common Stock, that the Key Contract Extension would be required to be signed prior to the Special Committee recommending the Potential Transaction and that any requirement to pay certain consideration to the counterparty in connection with the Key Contract Extension be treated as a downward purchase price adjustment. Messrs. Lublin and Zhu communicated that they would take such proposal back to EDR. Representatives of Moelis memorialized the terms of the proposal in a follow-up email to Messrs. Lublin and Zhu following the call.

On October 19, 2024, representatives of Skadden sent representatives of Latham a revised draft of the Transaction Agreement. The revised draft included, among other items, (i) the use of 20-day VWAP of TKO PubCo Class A Common Stock to derive the value of TKO Common Units, (ii) the Company’s prior proposal on the treatment of certain additional debt-like items (which have a corresponding decrease to the purchase price), including any requirement to pay certain consideration to the counterparty in connection with the Key Contract Extension, (iii) rejecting EDR’s proposal on the treatment of certain employee liabilities and instead having EDR retain such liabilities, while proposing a compromise position for the treatment of employee equity, (iv) that the Key Contract Extension should be required to be executed prior to signing and (v) accepting the compromise position on the treatment of contingent liabilities with certain clarifications.

Between October 19, 2024 to October 22, 2024, representatives of Latham, Skadden and Moelis continued to negotiate the final terms of the Transaction Agreement and other related Transaction Documents, and the parties finalized the due diligence process in collaboration with Company Specified Management.

On October 21, 2024, Mr. Schleimer approved the use of the Company Management Adjusted Projections (as defined herein), which included expected net savings from the cancellation of the TKO Services Agreement (the “TKO Expected Management Fee Savings”) and expected cost savings, synergies and related expenses and certain pro forma effects resulting from the Transaction (the “TKO Expected Synergies”), which are described and included in the section entitled “The Transaction — Certain Financial Projections of the Businesses” beginning on page 57, for use in Moelis’ financial analysis and shared the same with the Special Committee and the representatives of Moelis. Representatives of Moelis requested confirmation from the Special Committee that the Special Committee approved the use of such projections and was directing Moelis to use the projections in its fairness analysis.

On October 22, 2024, representatives of Moelis met with representatives of EDR via teleconference to discuss financial terms of the Transaction Agreement and other related Transaction Documents and agreed to, among other things, (x) utilize the 25-day volume weighted average price of the Company’s stock as a middle-

ground compromise for purposes of deriving the value of TKO Common Units to be issued to EDR in the Potential Transaction and (y) the Company’s preferred treatment of certain additional debt-like items to adjust the purchase price, including any requirement to pay certain consideration to the counterparty in connection with the Key Contract Extension.

Later on October 22, 2024, the Special Committee unanimously (i) approved Moelis’ use of, and reliance on, the Company Management Adjusted Projections in their financial analysis and (ii) acknowledged that the matters Moelis disclosed in its updated conflicts disclosure letter sent to the Special Committee the prior day did not alter the Special Committee’s determination that the historical fees received by Moelis from the Company, EDR, Silver Lake and certain of their affiliates were not material to Moelis or the deal team, and therefore the Special Committee’s determination that Moelis was independent for purposes of its engagement had not changed.

Later during the evening of October 22, 2024, the Key Contract Extension was signed, and a copy thereof was delivered by representatives of EDR to representatives of Company Specified Management, Moelis and Skadden, who informed the Special Committee that it had been signed.

On October 23, 2024, representatives of Moelis provided to Mr. Zhu and other representatives of EDR a detailed calculation of the value of TKO Common Units derived from the 25-day VWAP of TKO Class A Common Stock for the period ending on October 22, 2024, noting it would be updated once the 25-day VWAP for the period ending on October 23, 2024 was available later that day, the representatives of EDR agreed with the calculations contained therein and agreed to a specific process with Moelis for updating such calculation later in the day.

During the afternoon of October 23, 2024, the Special Committee held a meeting by videoconference, with Messrs. Schleimer and Krauss and representatives of Skadden and Moelis in attendance. Representatives of Skadden reviewed with the members of the Special Committee their fiduciary duties and then, referring to materials provided to the Special Committee in advance of the meeting, reviewed the terms and conditions of the proposed Transaction Agreement and related Transaction Documents to be entered into in connection with the Potential Transaction with members of the Special Committee, including, among others, (i) a base purchase price of $3.25 billion payable in a fixed number of TKO Common Units (based on the VWAP of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024), and the equivalent number of corresponding shares of TKO PubCo Class B Common Stock, (ii) $50 million for certain cash outlays of the OLE Business prior to September 30, 2024, paid in a fixed number of TKO Common Units to be calculated after the close of trading derived from the 25-day VWAP of TKO Class A Common Stock, (iii) customary adjustments to be settled in cash for cash at the Businesses (subject to separate caps applicable to unrestricted cash and restricted cash) and certain cash-like items (including payments made after September 30, 2024, in respect of the Milan Olympics, Los Angeles Olympics and FIFA 2026 World Cup), debt and debt-like items (including the obligation to pay certain consideration to the counterparty to the Key Contract Extension in connection with the closing of the Transaction) and net working capital, (iv) the retention by EDR of certain third party claims identified in diligence, (v) an obligation to pass through to EDR the net revenues for certain contracted media rights on the FA Cup, and (vi) that the TKO Services Agreement would terminate at closing of the Transaction and that the Transition Services Agreement would be entered into at the Closing. Representatives of Moelis, referring to materials provided to the Special Committee in advance of the meeting, then summarized for the Special Committee the robust process the Special Committee and its advisors had undertaken to evaluate the Proposal and the Revised Proposal, including EDR’s proposed inclusion of the Additional Businesses, and negotiate improved terms for the Potential Transaction. Representatives of Moelis then reviewed their financial analyses of the Transaction, a summary of which is included in the section entitled “The Transaction — Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis) — Summary of Financial Analyses” beginning on page 48, and delivered to the Special Committee an oral opinion, to the effect that, as of that date, and based upon and subject to certain assumptions, procedures, factors, qualifications and limitations, the consideration to be paid by the Company in the Transaction was fair from a financial point of view to the

Company and that Moelis would provide to the Special Committee a written copy of its opinion for their records. The Special Committee then discussed, among other things, the reasons in favor of the Transaction and the considerations related to the Transaction, as each are further described in the section entitled “The Transaction — Recommendation of the Special Committee; Reasons for the Transaction” beginning on page 43. Following discussion, the Special Committee unanimously determined that the Transaction Documents and the Transaction, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and the Public Stockholders. The Special Committee further recommended that the Board (a) determine that the Transaction Documents and the Transaction (including the other transactions contemplated by the Transaction Documents) are fair to and in the best interests of the Company and its stockholders, including the Public Stockholders, (b) approve and declare advisable the Transaction Documents and the Transaction (including the other transactions contemplated by the Transaction Documents), (c) authorize and approve the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transaction (including the other transactions contemplated by the Transaction Documents) upon the terms and subject to the conditions set forth therein and (d) recommend the adoption and approval of the Transaction Documents and the Transaction (including the other transactions contemplated by the Transaction Documents) to the stockholders of the Company. In addition, the Special Committee also authorized Messrs. Schleimer and Krauss to finalize the Transaction Agreement and the Transaction Documents, including as to the specific number of TKO Common Units to be issued once the 25-day VWAP as of October 23, 2024, became available after the close of trading hours.

Following the conclusion of the Special Committee meeting on October 23, 2024, the Board held a meeting by videoconference, with representatives of Skadden, Moelis and Latham (in its capacity as corporate counsel to the Company) in attendance, along with Messrs. Schleimer and Krauss and certain other Company Specified Management. Mr. Krauss noted that the Special Committee had approved the Transaction Agreement, the other Transaction Documents and the Transaction (including the other transactions contemplated by the Transaction Documents) and made the Special Committee Recommendation, and that Moelis had delivered an oral opinion, to the effect that, as of that date, and based upon and subject to certain assumptions, procedures, factors, qualifications and limitations, the consideration to be paid by the Company in the Transaction was fair from a financial point of view to the Company and that Moelis would provide to the Special Committee a written copy of its opinion for their records. Mr. Krauss then reviewed the terms of the Transaction Agreement and the Transaction (including the other transactions contemplated by the Transaction Documents) with the members of the Board consistent with the summary provided to the Special Committee earlier that day. Mr. Krauss also reviewed the terms of the Emanuel Letter Agreement Amendment, pursuant to which, among other things, Mr. Emanuel waived his eligibility to receive a $25,000,000 asset sale bonus that would have been payable following the sale or disposition (in one or a series of transactions) of all of, or all except a de minimis portion of, certain specified assets of EDR and EOC, and the terms of the Existing Shapiro Employment Agreement Amendment and the Shapiro A&R Employment Agreement Amendment, pursuant to which, among other things, Mr. Shapiro waived his eligibility to receive the Asset Sale Bonuses, each of which would be executed concurrently with the execution of the Transaction Agreement and other related Transaction Documents. For more information, see the section entitled “The Transaction — Interests of TKO PubCo’s Directors and Executive Officers in the Transaction — Asset Sale Bonus Waivers” beginning on page 66.

Following this discussion on October 23, 2024, the independent directors, WWE Designees and full Board (including on behalf of the Company in its capacity as managing member of TKO) unanimously (a) determined that the terms and conditions of the Transaction Agreement, the other Transaction Documents, and the Transaction (including the other transactions contemplated by the Transaction Documents), are advisable, fair to and in the best interests of the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable the Transaction Agreement, the other Transaction Documents, and the Transaction (including the other transactions contemplated by the Transaction Documents), (c) authorized and approved the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transaction (including the other transactions contemplated by the Transaction Documents), upon the terms and subject to the conditions set forth therein and (d) recommended the adoption and approval of the Transaction

Agreement and the consummation of the Transaction (including the other transactions contemplated by the Transaction Documents) by the stockholders of the Company.

Later during the evening of October 23, 2024, the representatives of Latham and Skadden finalized the Transaction Agreement and other related Transaction Documents in consultation with EDR and the Special Committee, respectively, and the parties thereto executed the Transaction Agreement and other related Transaction Documents. Prior to trading hours on October 24, 2024, the Company and EDR announced the execution of the Transaction Agreement. Shortly following the execution of the Transaction Agreement, representatives of Latham sent representatives of Skadden an executed written consent on behalf of the holders of a majority of the voting power of the outstanding shares of TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock adopting, approving and ratifying the Transaction Agreement, the Transaction Documents, and the Transaction (including the other transactions contemplated by the Transaction Agreement).

Professional Bull Riders, LLC (“PBR”) was previously party to a Media Rights Agreement (the “MSM Agreement”) with Merit Street Media (“MSM”). The MSM Agreement was effective as of May 20, 2024. On October 2, 2024, PBR sent MSM a notice of breach under the MSM Agreement for MSM’s failure to timely pay its monthly rights fee instalment of $3,500,000. On November 2, 2024, PBR terminated the MSM Agreement and filed a claim against MSM for all rights fees owed under the MSM Agreement. The claim is currently pending in arbitration. The MSM Agreement was a material commercial agreement of the PBR Business.

IMG Media Limited is currently party to an agreement with The Football Association Premier League Limited (“FAPL”) for the provision of international production and distribution services (the “Premier League Productions Agreement”), which is expected to expire in the second quarter of 2026. On or around November 15, 2024, FAPL informed EDR that it does not intend to extend or renew the Premier League Productions Agreement. The Premier League Productions Agreement is a material commercial agreement of the IMG Media Business.

Recommendation of the Special Committee; Reasons for the Transaction

At a meeting held on October 23, 2024, the Special Committee unanimously determined that the Transaction Agreement, the Ancillary Agreements and Transaction, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of TKO PubCo and the Public Stockholders. The Special Committee further recommended that the Board (a) determine that the Transaction Agreement, the Ancillary Agreements and Transaction are fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approve and declare advisable the Transaction Agreement, the Ancillary Agreements and Transaction, (c) authorize and approve the execution, delivery and performance by TKO PubCo of the Transaction Agreement, the Ancillary Agreements and Transaction upon the terms and subject to the conditions set forth therein and (d) recommend the adoption and approval of the Transaction Agreement, the Ancillary Agreements and Transaction to the stockholders of TKO PubCo.

In the course of reaching its determination and making its recommendation, the Special Committee considered a number of factors, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):

•

the industrial logic of the Transaction for TKO PubCo, including the potential for significant cost and revenue synergies between the existing TKO PubCo businesses and the Businesses, including in light of acquisition alternatives reasonably available to TKO PubCo in the near term;

•

the attractive purchase price for the Businesses negotiated in connection with the Transaction and the delivery by Moelis of its oral opinion to the Special Committee, subsequently confirmed in writing, to the effect that, as of October 23, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken as set forth in Moelis’ written opinion, (i) the Closing Consideration to be paid by TKO and (ii) the Issuance by TKO PubCo, in each case in the Transaction was fair, from a financial point of view, to TKO PubCo;

•	the receipt of the Key Contract Extension prior to signing the Transaction Agreement, which reduced uncertainty relating to a key customer of the Businesses over the long-term;

•	support for the Transaction on the terms and conditions of the Transaction Agreement from the Company Specified Management;

•

the ability to acquire the Businesses for equity consideration, enabling TKO PubCo to retain its ability to use cash from its existing businesses and the Businesses to pursue other objectives, including returning capital to investors, deleveraging and/or acquiring other businesses;

•

the fact that the Closing Consideration is payable in a fixed number of TKO Common Units based on the VWAP of TKO PubCo Class A Common Stock for the twenty five (25) trading days ending on October 23, 2024, and that such VWAP was high relative to the trading range of TKO PubCo Class A Common Stock over the trailing twelve months;

•

the Special Committee’s belief that it had negotiated terms and conditions for the Transaction Agreement that were favorable to TKO PubCo and its stockholders (other than the Specified Stockholders); and

•

the likelihood that the Transaction will be completed, including after consideration of, among other things (i) the absence of any significant regulatory approvals required to complete the Transaction and (ii) the likelihood of TKO PubCo obtaining the required stockholder approval for the Transaction.

The Special Committee also considered certain risks, uncertainties, restrictions and potentially negative factors associated with the Transaction, including, but not limited to, the following (which risks are not necessarily presented in order of relative importance):

•	the Transaction may not be completed in a timely manner or at all and the potential consequences of non-completion or delays in completion of the Transaction;

•	the potential challenges of developing and executing a successful strategy and business plan for combining the existing TKO PubCo businesses and the Businesses;

•

the possibility that the Businesses might not achieve their projected financial results and the risk of not capturing all the anticipated savings and synergies and the risk that other anticipated benefits may not be realized;

•	the potential for diversion of management and employee attention during the period prior to completion of the Transaction and the potential negative effects on TKO PubCo’s business;

•

risks related to stockholder litigation and other legal and regulatory proceedings that have been and that may in the future be instituted against TKO PubCo following the announcement of the Transaction, which could delay or prevent the consummation of the Transaction, result in significant cost to TKO PubCo and/or the diversion of management and employee attention, and/or have unfavorable outcomes for TKO PubCo; and

•	various other risks described in section entitled “Risk Factors” beginning on page 21.

After taking into account all of the factors set forth above, as well as others, the Special Committee concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Transaction were outweighed by the potential benefits of the Transaction to TKO PubCo and the Public Stockholders. The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Special Committee may have given differing weights to differing factors. The Special Committee based its recommendation on the totality of the information presented.

Recommendation of the TKO PubCo Board (page 45)

At a meeting held on October 23, 2024, acting upon the Special Committee Recommendation, the independent directors, WWE Designees and full Board (including on behalf of the TKO PubCo in its capacity as managing member of TKO) unanimously (a) determined that the terms and conditions of the Transaction Agreement, the Ancillary Agreements and the Transaction, are advisable, fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approved and declared advisable the Transaction Agreement, the Ancillary Agreements, and the Transaction, (c) authorized and approved the execution, delivery and performance by TKO PubCo of the Transaction Agreement and Ancillary Agreements and the consummation of the Transaction, upon the terms and subject to the conditions set forth therein and (d) recommended the adoption and approval of the Transaction Agreement and the consummation of the Transaction by the stockholders of TKO PubCo.

The Board (including the independent directors and WWE Designees) considered and relied upon the analyses and the unanimous Special Committee Recommendation as set forth in the section entitled “The Transaction — Recommendation of the Special Committee; Reasons for the Transaction” beginning on page 43 in arriving at this determination and recommendation. In considering the Special Committee’s analyses and the Special Committee Recommendation, the Board (including the independent directors and WWE Designees) reviewed and discussed information with respect to the Businesses’ financial condition, results of operations, competitive position and business strategy, as well as current industry, economic and market conditions and trends. The material factors that supported the Board’s determination and recommendation, in addition to the Special Committee Recommendation, are those set forth in the section entitled “The Transaction — Recommendation of the Special Committee; Reasons for the Transaction” beginning on page 43.

Required Stockholder Approval for the Transaction

Under Section 228 of the DGCL and the TKO PubCo Certificate of Incorporation, the adoption of the Transaction Agreement required the affirmative vote of the holders of a majority of the voting power of the TKO PubCo Shares issued and outstanding. Under Section 312.03 of the NYSE Listed Company Manual stockholder approval is required prior to the issuance of TKO PubCo Shares, or of securities convertible into TKO PubCo Shares, in any transaction or series of related transactions to a director, officer, controlling shareholder or member of a control group or any other “substantial security holder” of TKO PubCo if the number of TKO PubCo Shares, or the number of TKO PubCo Shares into which the securities may be converted, exceeds one percent (1%) of the voting power of TKO PubCo before such issuance. Because the TKO PubCo Shares to be issued to the EDR Parties, who are considered a “controlling shareholder” of TKO PubCo under Section 312.03 of the NYSE Listed Company Manual, pursuant to the Transaction Agreement, including the Transaction, exceeds one percent (1%) of the number of TKO PubCo Shares outstanding before the issuance, stockholder approval is required.

As of October 23, 2024, the record date for determining stockholders of TKO PubCo entitled to vote on the adoption of the Transaction Agreement, there were 81,149,604 shares of TKO PubCo Class A Common Stock and 89,616,891 shares of TKO PubCo Class B Common Stock outstanding. TKO Common Units, other than TKO Common Units held by TKO PubCo, are redeemable from time to time at each holder’s option for, at TKO PubCo’s election, newly issued shares of TKO PubCo Class A Common Stock on a one-for-one basis, subject to certain conditions. When a TKO Common Unit is exchanged by a holder thereof, a corresponding share of TKO PubCo Class B Common Stock will be cancelled. Holders of TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock are entitled to one vote for each share held of record, in each case on all matters on which stockholders are entitled to vote generally, including adoption of the Transaction Agreement.

On October 23, 2024, following the execution of the Transaction Agreement, (a) WME IMG, which on such date beneficially owned 1,642,970 shares of TKO PubCo Class A Common Stock, (b) EOC, which on such date beneficially owned 75,412,059 shares of TKO Common Units (and an equal number of TKO PubCo Class B Common Stock), (c) January HoldCo, which on such date beneficially owned 7,662,799 shares of TKO Common Units (and an equal number of TKO PubCo Class B Common Stock) and (d) January Sub, which on such date beneficially owned 6,542,033 shares of TKO Common Units (and an equal number of TKO PubCo Class B

Common Stock), together collectively beneficially owning a majority of the aggregate voting power of the outstanding TKO PubCo Shares delivered the Written Consent. No further action by any other TKO PubCo stockholder is required under applicable law or the Transaction Agreement (or otherwise) in connection with the adoption of the Transaction Agreement. As a result, TKO PubCo is not soliciting your vote for the adoption of the Transaction Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Transaction Agreement. No action by the stockholders of TKO PubCo is required to complete the Transaction and all requisite corporate action by and on behalf of the TKO Parties and the EDR Parties required to complete the Transaction has been taken. If the Transaction Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, the DGCL requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the record date for the action by consent. This Information Statement and the notice attached hereto constitute notice to you from TKO PubCo of the adoption of the Transaction Agreement by the Written Consent as required by the DGCL.

Federal securities laws state that the Transaction Agreement, including the Transaction, may not be completed until twenty (20) days after the date of mailing of this Information Statement to TKO PubCo’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent (which was obtained concurrently with the execution of the Transaction Agreement), the Transaction will not occur until that time has elapsed. We currently expect the Transactions to be completed in the first half of 2025, subject to certain conditions to closing in the Transaction Agreement. However, there can be no assurance that the Transaction will be completed at or prior to that time, or at all.

Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis)

The Special Committee considered the financial analyses of Moelis, as reviewed and discussed with Company Specified Management, as well as the opinion of Moelis to the effect that, as of October 23, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken as set forth in Moelis’ written opinion, (i) the Closing Consideration to be paid by TKO and (ii) the Issuance by TKO PubCo, in each case in the Transaction (together, the “Transaction Consideration”) was fair, from a financial point of view, to TKO PubCo.

The full text of Moelis’ written opinion dated October 23, 2024, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this Information Statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Transaction. Moelis’ opinion was limited solely to the fairness from a financial point of view of the Transaction Consideration to be paid by the TKO Parties in the Transaction and does not address TKO PubCo’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to TKO PubCo and does not address any legal, regulatory, tax or accounting matters. Moelis’ opinion does not constitute a recommendation as to how any holder of any class of securities should vote or act with respect to the Transaction or any other matter. Unless otherwise indicated, references to “IMG Media Business” in this section are to the IMG Business as defined elsewhere in the Information Statement, which include the IMG Media Business, Formula Drift Business, Golf Events Business, Mailman Business and International Figure Skating Business (each as defined in the section entitled “Management’s Discussion and Analysis of the Businesses” beginning on page 95).

In arriving at its opinion, Moelis, among other things:

•

reviewed certain publicly available business and financial information relating to TWI, the Businesses and TKO PubCo, including publicly available research analysts’ financial forecasts relating to TKO PubCo;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of TKO PubCo furnished to Moelis by TKO PubCo, including financial forecasts provided to or discussed with Moelis by Company Specified Management;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of TWI and the Businesses furnished to Moelis by Company Specified Management and the EDR Parties, including financial forecasts provided to or discussed with Moelis by Company Specified Management;

•	reviewed certain internal information relating to the expected net savings from the cancellation of the TKO Services Agreement, furnished to Moelis by Company Specified Management and the EDR Parties;

•

reviewed certain internal information relating to cost savings, synergies and related expenses and certain pro forma effects, in each case expected to result from the Transaction, furnished to Moelis by Company Specified Management and the EDR Parties;

•

conducted discussions with members of the senior management and representatives of TWI, the Businesses, Company Specified Management and the EDR Parties concerning the information described in clauses (i) through (v), as well as the businesses and prospects of TWI, the Businesses and TKO PubCo generally;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed the draft, dated October 23, 2024, of the Transaction Agreement;

•	participated in certain discussions and negotiations among representatives of TWI, the Businesses, the EDR Parties and Company Specified Management and their advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by Moelis being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any such information). Moelis also relied on the representation of Company Specified Management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis also relied upon, without independent verification, the assessment of TKO PubCo and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and the other information relating to TWI, the Businesses, TKO PubCo, the TKO Expected Management Fee Savings and the TKO Expected Synergies referred to above, Moelis assumed, at the direction of the Special Committee, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Company Specified Management as to the future performance of TWI, the Businesses, TKO PubCo, the TKO Expected Management Fee Savings and the TKO Expected Synergies (including the amount, timing and achievability thereof). Moelis also assumed, at the direction of the Special Committee, that the future financial results, the TKO Expected Management Fee Savings and the TKO Expected Synergies will be achieved at the times and in the amounts projected. In addition, Moelis relied on the assessments of Company Specified Management as to TKO PubCo’s ability to retain key employees of TWI and integrate the businesses of TWI and TKO PubCo. Moelis expressed no views as to the reasonableness of any financial forecasts, the TKO Expected Management Fee Savings, the TKO Expected Synergies, the EDR June Management Fee Savings and Expected Synergies, the EDR September Management Fee Savings and Expected Synergies or the assumptions on which they were based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of TWI, the Businesses or TKO PubCo, nor was Moelis furnished with any such evaluation or appraisal.

Moelis’ opinion did not address TKO PubCo’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to TKO PubCo and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, and did not, offer any opinion as to any terms of the Transaction Agreement or any aspect or implication of the Transaction, except for the fairness of the Transaction Consideration from a financial point of view to TKO PubCo. Moelis did not express any opinion as to what the value of the shares of TKO PubCo Class B Common Stock or the TKO Common Units actually will be when issued pursuant to the Transaction or the prices at which the TKO PubCo Class A Common Units may trade at any time. In rendering its opinion, Moelis assumed that the final executed form of the Transaction Agreement would not differ in any material respect from the draft that Moelis reviewed, that the Transaction would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the Transaction Agreement were accurate and correct and that the parties to the Transaction Agreement would comply with all the material terms of the Transaction Agreement. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction would be obtained, except to the extent that could not be material to Moelis’ analysis.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of the opinion.

Moelis’ opinion did not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of TWI, the Businesses, the EDR Parties or TKO PubCo. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Transaction Consideration or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Moelis to the Special Committee at its meeting held on October 23, 2024 in connection with delivery of Moelis’ opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

For the purposes of Moelis’ analyses:

•

“Adjusted EBITDA” was generally calculated as the relevant company’s EBITDA, adjusted for company-defined non-recurring and non-cash items (and, with respect to the Businesses, reduced by allocable intercompany expenses and excluding stock-based compensation (“SBC”) expense and the impact of Olympics and FIFA with respect to the OLE Business).

•

“Total Enterprise Value” (or “TEV”) was generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price on a specified date, plus (a) debt less (b) cash and cash equivalents plus (c) the book value of preferred stock and non-controlling interests, where applicable (in each of the foregoing cases as of the relevant company’s most recently reported quarter end).

Unless the context indicates otherwise, (i) the estimates of the future financial performance for the selected publicly traded companies listed below were based on certain publicly available research analyst estimates for those companies, and (ii) the financial analysis of Moelis described below utilized the Company Management Adjusted Projections.

Based on Moelis’ professional judgment and experience, Moelis performed its financial analyses (with respect to its DCF analyses, selected publicly traded companies analyses and selected precedent transaction analyses, each as set forth below) on a sum-of-the parts basis. As such, Moelis performed separate analyses for (i) the IMG Media Business (which, for the purposes of Moelis’ opinion and the discussion below, also includes the other businesses comprising the IMG Business (including the Golf Events Business, the Formula Drift Business, the Mailman Business and the International Figure Skating Business), (ii) the OLE Business and (iii) the PBR Business (each as defined in the section entitled “Management’s Discussion and Analysis of the Businesses” beginning on page 95), as further discussed below.

Discounted Cash Flow Analysis

IMG Media Business.

Utilizing the Company Management Adjusted Projections, Moelis performed a DCF analysis of the IMG Media Business to calculate the present value, as of December 31, 2024, of (a) the estimated present value of unlevered after-tax free cash flows of the IMG Media Business for the calendar years ending December 31, 2025 through December 31, 2028 (discounted using the mid-year discounting convention) and (b) the estimated terminal value of the IMG Media Business. For purposes of the DCF analysis, Moelis calculated the IMG Media Business’s unlevered free cash flow as Adjusted EBITDA less (i) SBC expense, (ii) cash taxes, (iii) capital expenditures, (iv) merger and acquisition payments and (v) changes in net working capital. Moelis’ DCF analysis of the IMG Media Business also excluded the impact of the Remaining EDR Group retaining the right to receive certain payments in connection with the Football Association Cup contract after the Closing of the Transaction.

Moelis utilized a range of discount rates of 9.25% to 12.00% based on an estimated range of the IMG Media Business’s weighted average cost of capital (“WACC”). The estimated WACC range for the IMG Media Business was calculated using the capital asset pricing model and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of December 31, 2024 of (a) estimated present value of unlevered after-tax free cash flows of the IMG Media Business for the calendar years ending December 31, 2025 through December 31, 2028 (discounted using the mid-year discounting convention) and (b) estimated terminal value derived by applying a range of selected terminal multiples of 12.0x to 15.0x to the IMG Media Business’s estimated terminal year Adjusted EBITDA (which was equal to the IMG Media Business’s estimated terminal year Adjusted EBITDA for the calendar year ending December 31, 2028). For purposes of selecting the reference range of terminal multiple to apply to the IMG Media Business’s estimated terminal year Adjusted EBITDA, Moelis noted that the terminal multiple range was informed by (i) multiples of selected publicly traded companies, (ii) Moelis’ professional judgment, based on its industry knowledge and experience and (iii) the reasonableness of the perpetuity growth rates implied by the DCF values using this multiple range.

Based on the foregoing, Moelis derived an implied TEV range for the IMG Media Business of $1,428 million to $1,885 million (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

OLE Business.

Moelis performed separate DCF analyses of (i) the OLE Business excluding Olympics and FIFA (the “On Location Core Business”) and (ii) the OLE Business’s Olympics and FIFA business (“Olympics and FIFA”).

On Location Core Business. Utilizing the Company Management Adjusted Projections, Moelis performed a DCF analysis of the On Location Core Business to calculate the present value, as of December 31, 2024, of (a) the estimated present value of unlevered after-tax free cash flows for the calendar years ending December 31, 2025 through December 31, 2028 (discounted using the mid-year discounting convention) and (b) the estimated terminal value derived by applying a range of selected terminal multiples of 13.0x to 16.0x to the On Location Core Business’s estimated terminal year Adjusted EBITDA. For purposes of the DCF analysis, Moelis calculated the On Location Core Business’s unlevered free cash flow as Adjusted EBITDA less (i) SBC expense, (ii) cash taxes, (iii) capital expenditures and (iv) changes in net working capital.

Moelis utilized a range of discount rates of 10.25% to 12.75% based on an estimated range of the OLE Business’s WACC. The estimated WACC range for the OLE Business was calculated using the capital asset pricing model and a size premium. For purposes of selecting the reference range of terminal multiple to apply to the On Location Core Business’s estimated terminal year Adjusted EBITDA, Moelis noted that the terminal multiple range was informed by (i) multiples of selected publicly traded companies, (ii) Moelis’ professional judgment, based on its industry knowledge and experience and (iii) the reasonableness of the perpetuity growth rates implied by the DCF values using this multiple range. Moelis assumed terminal Adjusted EBITDA for the On Location Core Business to be equal to its Adjusted EBITDA for the calendar year ending December 31, 2028, which reflected a normalized EBITDA contribution from the Super Bowl as directed by Company Specified Management.

Based on the foregoing, Moelis derived an implied TEV range for the On Location Core Business of $430 million to $570 million (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

Olympics and FIFA. Utilizing the Company Management Adjusted Projections, Moelis also performed a DCF analysis of Olympics and FIFA to calculate, as of December 31, 2024, the estimated present value of unlevered after-tax free cash flows for the calendar years ending December 31, 2025 through December 31, 2028 (discounted using the mid-year discounting convention). For purposes of the DCF analysis, Moelis calculated the unlevered free cash flow of Olympics and FIFA as Adjusted EBITDA less (i) SBC expense, (ii) cash taxes, (iii) Olympics capital expenditures and (iv) changes in Olympics and FIFA net working capital. Moelis utilized a range of discount rates of 10.25% to 12.75% based on an estimated range of the OLE Business’s WACC. The estimated WACC range for the OLE Business was calculated using the capital asset pricing model and a size premium. Olympics and FIFA cash flows were assumed to have no terminal value given the uncertainty regarding the OLE Business’s renewal of certain Olympics and FIFA contracts after 2028 (including, with respect to Olympics, the potential cash flows after 2028 in the event the relevant contract was renewed).

Based on the foregoing, Moelis derived an implied TEV range for Olympics and FIFA of $274 million to $279 million (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies). Moelis also performed a DCF sensitivity analysis for Olympics and FIFA, which showed an implied TEV for Olympics and FIFA of $167 million to $386 million based on different assumptions about the performance of certain events provided by Company Specified Management.

Combined On Location Core Business + Olympics and FIFA. To determine the implied TEV of the OLE Business based on the foregoing analyses, Moelis added the foregoing TEV ranges of the On Location Core Business and Olympics and FIFA. This analysis, excluding the TKO Expected Management Fee Savings and TKO Expected Synergies, indicated an implied TEV range for the OLE Business of $704 million to $849 million.

PBR Business.

Utilizing the Company Management Adjusted Projections, Moelis performed a DCF analysis of the PBR Business to calculate the present value, as of December 31, 2024, of (a) the estimated present value of unlevered after-tax free cash flows for the calendar years ending December 31, 2025 through December 31, 2028 (discounted using the mid-year discounting convention) and (b) the estimated terminal value of PBR.

For purposes of the DCF analysis, Moelis calculated the PBR Business’s unlevered free cash flow as Adjusted EBITDA less (i) SBC expense, (ii) cash taxes, (iii) capital expenditures and (iv) changes in working capital.

Moelis utilized a range of discount rates of 9.00% to 11.00% based on an estimated range of the PBR Business’s WACC. The estimated WACC range for the PBR Business was calculated using the capital asset pricing model and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of December 31, 2024 of (a) estimated present value of unlevered after-tax free cash flows of the PBR Business for the calendar years ending December 31, 2025 through December 31, 2028 (discounted using the mid-year discounting convention) and (b) estimated terminal value derived by applying a range of selected terminal multiples of 15.0x to 18.0x to PBR’s estimated terminal year Adjusted EBITDA. At the direction of Company Specified Management, the PBR Business’s estimated terminal year Adjusted EBITDA assumed the benefit from incremental PBR Business team expansion and was adjusted to reflect the additional impact of selling teams (net of required cost sharing with other teams) after 2028. For purposes of selecting the reference range of terminal multiple to apply to the PBR Business’s estimated terminal year Adjusted EBITDA, Moelis noted that the terminal multiple range was informed by (i) a discount to the trading multiple of selected publicly traded companies (which discount was intended to reflect the sub-scale nature of the PBR Business relative to such selected publicly traded companies and the potential constrained and niche long-term addressable market size), (ii) Moelis’ professional judgement, based on its industry knowledge and experience and (iii) and the reasonableness of the perpetuity growth rates implied by the DCF values when using this multiple range.

Based on the foregoing, Moelis derived an implied TEV range for the PBR Business of $610 million to $756 million (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

Expected Management Fee Savings and Expected Synergies. Moelis, at the direction of the Special Committee, also prepared an analysis of the implied present value of the TKO Expected Management Fee Savings and TKO Expected Synergies.

Based on $30 million of annual TKO Expected Management Fee Savings as estimated by Company Specified Management, Moelis calculated the estimated present value of TKO Expected Management Fee Savings to be between $274 million and $421 million. In addition, based on $5.9 million of annual TKO Expected Synergies as estimated by Company Specified Management, Moelis calculated the estimated the present value of TKO Expected Synergies to be between $54 million and $83 million. Each of these estimates of the present value of TKO Expected Management Fee Savings and TKO Expected Synergies were derived using (i) a range of discount rates of 8.50% to 10.50% based on the estimated WACC ranges for TKO PubCo, (ii) perpetuity growth rates of 2.50% to 3.50% informed by historical inflation rates and U.S. GDP growth rates and (iii) a 26% effective tax rate based on guidance provided by EDR management.

Combined IMG Media Business plus OLE Business plus PBR Business. To determine the implied TEV of the Businesses based on the foregoing analyses, Moelis added the foregoing TEV ranges of the IMG Media Business, the OLE Business and the PBR Business. This analysis, excluding the TKO Expected Management Fee Savings and TKO Expected Synergies, indicated an implied TEV range of $2,743 million to $3,490 million, and Moelis noted that the proposed transaction consideration was valued at $3,250 million in TKO Common Units and shares of TKO PubCo Class B Common Stock (subject to certain adjustments as set forth in the Transaction Agreement, about which Moelis expressed no opinion). This analysis, including the TKO Expected Management Fee Savings and TKO Expected Synergies, indicated an implied TEV range of $3,070 million to $3,994 million, and Moelis noted that the proposed transaction consideration was valued at $3,250 million in TKO Common Units and shares of TKO PubCo Class B Common Stock (subject to certain adjustments as set forth in the Transaction Agreement, about which Moelis expressed no opinion).

Selected Publicly Traded Companies Analysis

IMG Media Business. Moelis reviewed financial and stock market trading data of the selected publicly traded companies noted below with significant brand, strategy and consulting and marketing expertise in addition to business characteristics that Moelis deemed relevant for the purposes of its analyses with respect to the IMG Media Business.

For the selected publicly traded companies in the IMG Media Business industry, Moelis reviewed EV / Adjusted EBITDA multiples for 2024E and 2025E Adjusted EBITDA. Financial data for the selected publicly traded companies was based on publicly available consensus research analyst estimates and public filings.

The selected publicly traded companies in the IMG Media Business industry used in this analysis and their EV / Adjusted EBITDA multiples for calendar years 2024 and 2025 are summarized in the following table:

Selected Publicly Traded Brands, Strategy and Consulting Services	EV / Adjusted EBITDA 2024E	EV / Adjusted EBITDA 2025E
Accenture	21.3x	18.6x
Gartner	27.9x	25.7x
Publicis	9.4x	8.6x
Booz Allen.	19.8x	17.4x
Omnicom	9.5x	9.0x
Interpublic	7.5x	7.5x
WPP.	7.1x	7.2x
FTI Consulting	19.5x	17.4x
CBIZ	12.3x	11.3x
Huron Consulting	13.2x	11.6x
Mean	14.8x	13.4x
Median	12.7x	11.4x

Moelis noted that no single company was substantially similar across a range of operating and financial criteria, including size of the company, geographic focus, EBITDA margin, growth profile and financial leverage. Moelis noted that a number of factors limit comparability of the selected publicly traded companies, including company size, business profile, regulatory jurisdiction and environments and capital expenditure profiles.

Based on the foregoing analysis and its professional judgment, Moelis selected reference ranges of 12.0x to 14.0x with respect to Adjusted EBITDA of the IMG Media Business for calendar year 2024 and 11.5x to 13.5x with respect to Adjusted EBITDA of IMG Media for calendar year 2025. The analysis indicated an implied TEV range for the IMG Media Business of $1,714 million to $2,000 million for calendar year 2024 and $1,488 million to $1,747 million for calendar year 2025 (excluding TKO Expected Management Fee Savings and the TKO Expected Synergies).

OLE Business. Moelis reviewed financial and stock market trading data of the selected publicly traded companies noted below with significant live events and hospitality exposure in addition to business characteristics that Moelis deemed relevant for the purposes of its analyses with respect to the OLE Business.

For the selected publicly traded companies in the OLE Business industry, Moelis reviewed EV / Adjusted EBITDA multiples for 2024E and 2025E Adjusted EBITDA. Moelis also reviewed four publicly traded companies within the sports properties, live entertainment and ticketing industries that it deemed less relevant for purposes of the analysis. Financial data for the selected publicly traded companies was based on publicly available consensus research analyst estimates and public filings.

The selected publicly traded companies in the OLE Business industry used in this analysis and their EV / Adjusted EBITDA multiples for calendar years 2024 and 2025 are summarized in the following table:

Selected Publicly Traded Live Events Services	EV / Adjusted EBITDA 2024E	EV / Adjusted EBITDA 2025E
Live Nation	16.0x	14.5x
Eventim	15.7x	14.4x
MSG Entertainment	14.9x	14.0x
Mean	15.5x	14.3x
Median	15.7x	14.4x

Selected Publicly Traded Live Events Services	EV / Adjusted EBITDA 2024E	EV / Adjusted EBITDA 2025E

Other Selected Publicly Traded Companies (for reference only)
TKO PubCo	20.2x	17.5x
Formula One	23.9x	19.4x
Sphere Entertainment.	N/A	28.4x
Vivid Seats	7.2x	6.6x
Mean	17.1x	18.0x
Median	20.2x	18.5x

Moelis noted that no single company was substantially similar across a range of operating and financial criteria, including size of the company, geographic focus, EBITDA margin, growth profile and financial leverage. Moelis also noted that each of the three selected publicly traded companies described above that provide live event services had certain unique characteristics that differed from the OLE Business model (excluding Olympics and FIFA).

Based on the foregoing analysis and its professional judgment, Moelis selected reference ranges of 12.0x to 14.0x with respect to the average Adjusted EBITDA in calendar years 2024 and 2025 for the OLE Business (excluding Olympics and FIFA). The analysis indicated an implied TEV range for the OLE Business of $625 million to $688 million for calendar years 2024 and 2025 (calculated by applying such reference ranges with respect to Adjusted EBITDA for the OLE Business (excluding Olympics and FIFA) plus the DCF value of Olympics and FIFA estimated cash flows for calendar years 2025 to 2028) (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

PBR Business. Moelis reviewed financial and stock market trading data of the selected publicly traded companies that operate owned sports leagues in addition to business characteristics that Moelis deemed relevant for purposes of its analyses with respect to the PBR Business.

For the selected publicly traded companies in the PBR Business industry, Moelis reviewed EV / Adjusted EBITDA multiples for 2024E and 2025E Adjusted EBITDA. Moelis also reviewed three publicly traded companies within the sports properties industry that it deemed less relevant for purposes of the analysis. Financial data for the selected publicly traded companies was based on publicly available consensus research analyst estimates and public filings.

The selected publicly traded companies in the PBR industry used in this analysis and their EV / Adjusted EBITDA multiples for calendar years 2024 and 2025 are summarized in the following table:

Selected Publicly Traded Sports Properties – Leagues	EV / EBITDA 2024E	EV / EBITDA 2025E
TKO PubCo	20.2x	17.5x
Formula One	23.9x	19.4x
Mean	22.0x	18.5x
Median	22.0x	18.5x

Selected Publicly Traded Sports Properties – Teams (for reference only)
MSG Sports	34.4x	N/A
Manchester United	25.9x	15.1x
Atlanta Braves.	N/A	N/A
Mean	30.1x	15.1x
Median	30.1x	15.1x

Moelis noted that no single company was substantially similar across a range of operating and financial criteria, including size of the company, geographic focus, EBITDA margin, growth profile and financial leverage. Moelis also noted that the PBR Business may warrant trading at a moderate discount to the selected publicly traded companies due to the PBR Business’s smaller scale, lower anticipated EBITDA margins and smaller geographic footprint.

Based on the foregoing analysis and its professional judgment, Moelis selected reference ranges of 15.0x to 17.0x with respect to the PBR Business’s Adjusted EBITDA for calendar year 2024 and 14.0x to 16.0x with respect to the PBR Business’s Adjusted EBITDA for calendar year 2025. The analysis indicated an implied TEV range for the PBR Business of $329 million to $373 million for calendar year 2024 and $532 million to $608 million for calendar year 2025 (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

Combined IMG Media plus OLE Business plus PBR Business. To determine the implied TEV of the Businesses based on the foregoing analyses, Moelis added the foregoing TEV ranges of the IMG Media Business, the OLE Business and the PBR Business. This analysis, excluding the TKO Expected Management Fee Savings and Expected Synergies, indicated an implied TEV range of $2,667 million to $3,060 million for calendar year 2024 and $2,645 million to $3,043 million for calendar year 2025, and Moelis noted that the proposed transaction consideration was valued at $3,250 million in TKO Common Units and shares of TKO PubCo Class B Common Stock (subject to certain adjustments as set forth in the Transaction Agreement, about which Moelis expressed no opinion). This analysis, including the TKO Expected Management Fee Savings and TKO Expected Synergies, indicated an implied TEV range of $2,995 million to $3,564 million for calendar year 2024 and $2,973 million to $3,547 million for calendar year 2025, and Moelis noted that the proposed transaction consideration was valued at $3,250 million in TKO Common Units and shares of TKO PubCo Class B Common Stock (subject to certain adjustments as set forth in the Transaction Agreement, about which Moelis expressed no opinion).

Selected Precedent Transactions Analysis

IMG Media Business. Moelis selected and reviewed three public transactions and five private transactions in the global sports rights distribution, partnerships, sponsorship, content production, brand consulting and strategy industries since 2013 for its analyses with respect to the IMG Media Business.

In performing this analysis, summarized below, Moelis reviewed, among other things, TEV / EBITDA multiples, as adjusted to exclude one-time charges and benefits. Moelis did not present the TEV / EBITDA multiples or other terms of any of the five selected private transactions to preserve confidentiality with respect to terms of those transactions.

Announced	Acquiror	Target	TEV ($mm)	TEV/ EBITDA
August 2018	Carlyle	NEP	2,600	8.0x
February 2015	Wanda	Infront Sports & Media AG	1,050	11.9x
December 2013	WME-IMG	IMG Worldwide	2,300	13.0x
Mean (Public + Private Transactions)			1,190	13.1x
Median (Public + Private Transactions)			1,004	13.8x

Moelis noted that it placed less weight on the selected public precedent transactions analysis for the IMG Media Business’s valuation given limited relevant benchmarks and significant changes to the global media landscape since 2013. The non-public transactions that Moelis selected were relevant to the analysis given the similar business models of the companies involved.

Based on the foregoing and its professional judgment, Moelis selected a reference range of 12.0x to 15.0x with respect to the IMG Media Business’s 2024E Adjusted EBITDA. This analysis indicated an implied TEV range for the IMG Media Business of $1,714 million to $2,142 million (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

OLE Business. Moelis selected and reviewed seven precedent transactions in the live events, hospitality services, ticketing and experiential platforms industries since 2017 for its analyses with respect to the OLE Business.

In performing this analysis, summarized below, Moelis reviewed, among other things, TEV / EBITDA multiples, as adjusted to exclude one-time charges and benefits.

Announced	Acquiror	Target	TEV ($mm)	TEV/ EBITDA
November 2023	Legends	ASM Global	2,400	16.0x
April 2023	Mohari Hospitality	TAO Group	822	12.3x
January 2021	Sixth Street	Legends	1,350	15.9x
July 2020	Advance	Ironman	730	14.6x
November 2019	Viagogo	StubHub	4,050	25.0x
April 2019	Endeavor	On Location	868	15.8x
February 2017	MSGE	Tao Group	400	9.3x
Mean			1,517	15.6x
Median			868	15.8x

Moelis noted that transactions in the hospitality services and live events industries were relevant to the analysis given the similar business models of the companies involved. Moelis also noted that the selected precedent transactions were not downward adjusted to reflect any favorable tax attributes and were presented pre-synergies (and that the majority of the selected hospitality services and live events transactions involved strategic acquirors that expected to achieve significant levels of synergies).

Based on the foregoing and its professional judgment, Moelis selected a reference range of 14.0x to 16.0x with respect to the OLE Business’s average Adjusted EBITDA in calendar years 2024 and 2025 (excluding Olympics and FIFA). The analysis indicated an implied TEV range for the OLE Business of $683 million to $746 million (calculated by applying such reference range with respect to such Adjusted EBITDA for the OLE Business (excluding Olympics and FIFA) plus the DCF value of Olympics and FIFA estimated cash flows for calendar years 2025 to 2028) (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

PBR Business. Moelis selected and reviewed five transactions in the sports properties industry since 2016 for its analyses with respect to the PBR Business.

In performing this analysis, summarized below, Moelis reviewed, among other things, enterprise value / EBITDA multiples, as adjusted to exclude one-time charges and benefits.

Announced	Acquiror	Target	TEV ($mm)	TEV/ EBITDA
April 2024	Liberty Media	MotoGP (Dorna)	4,511	23.5x
April 2023	TKO PubCo	WWE	9,300	24.2x
March 2021	Endeavor	UFC	9,922	21.7x
September 2016	Liberty Media	Formula One	7,560	16.8x
July 2016	Endeavor	UFC	7,892	15.9x
Mean			7,837	20.4x
Median			7,892	21.7x

Moelis noted that transactions in the sports properties segment were relevant to the analysis given they each target an owned sports property, although each transaction involved larger, scaled assets with broader addressable markets across multiple geographies. Moelis also noted that the three oldest transactions above were each characterized by deal-specific factors that may have impacted valuations. Moelis noted that the selected precedent transactions were not downward adjusted to reflect any favorable tax attributes and were presented pre-synergies (and that all of the selected sports properties transactions involved strategic acquirors that expected to achieve significant levels of synergies).

Based on the foregoing and its professional judgment, Moelis selected a reference range of 16.0x to 18.0x with respect to the PBR Business’s 2024E Adjusted EBITDA. This analysis indicated a TEV range of $351 million to $395 million for the PBR Business (excluding the TKO Expected Management Fee Savings and TKO Expected Synergies).

Combined IMG Media Business plus OLE Business plus PBR Business. To determine the implied TEV of the Businesses based on the foregoing analyses, Moelis added the foregoing TEV ranges of the IMG Media Business, the OLE Business and the PBR Business. This analysis, excluding the TKO Expected Management Fee Savings and TKO Expected Synergies, indicated an implied TEV range of $2,748 million to $3,283 million, and Moelis noted that the proposed transaction consideration was valued at $3,250 million in TKO Common Units and shares of TKO PubCo Class B Common Stock (subject to certain adjustments as set forth in the Transaction Agreement, about which Moelis expressed no opinion). This analysis, including the TKO Expected Management Fee Savings and TKO Expected Synergies, indicated an implied TEV range of $3,075 million to $3,787 million, and Moelis noted that the proposed transaction consideration was valued at $3,250 million in TKO Common Units and shares of TKO PubCo Class B Common Stock (subject to certain adjustments as set forth in the Transaction Agreement, about which Moelis expressed no opinion).

Other Information

Moelis also noted for the Special Committee additional information that was not considered part of Moelis’ financial analyses with respect to its opinion, but were referenced for informational purposes, including, (i) the DCF analysis for each of the IMG Media Business, the OLE Business and the PBR Business based on the Company Management Adjusted Projections and (ii) the DCF sensitivity analysis for Olympics and FIFA performed by Moelis at the direction of Company Specified Management.

Miscellaneous

The foregoing is a summary of the analyses undertaken by Moelis in connection with Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described above is identical to TKO PubCo or the Transaction. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither TKO PubCo nor Moelis or any other person assumes responsibility if future results are materially different from those forecasted.

The Transaction Consideration was determined through arms-length negotiations between the Special Committee (on behalf of TKO PubCo) and was approved by the Special Committee. Moelis did not recommend any specific consideration to the Special Committee, or that any specific amount or type of consideration constituted the only appropriate consideration for the Transaction. The Special Committee selected Moelis as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Pursuant to a letter agreement dated August 13, 2024, Moelis acted as financial advisor to the Special Committee in connection with the Transaction and TKO PubCo has agreed to pay Moelis certain fees for its services in connection with the Transaction, comprised of (i) a retainer fee of $10.0 million, which shall payable upon the earliest to occur of certain events (one of which is the completion of the Transaction), (ii) an opinion fee of $3.0 million, which became payable upon Moelis’ having substantially completed its work in connection with the delivery of its opinion, regardless of the conclusion reached therein and which fee shall be offset against the transaction fee referred to below, and (iii) a transaction fee of $10.5 million, which shall become payable upon consummation of the Transaction. Pursuant to the engagement letter with Moelis, TKO PubCo may, but is not obligated to, pay in the sole discretion of the Special Committee an additional discretionary fee. Furthermore, TKO PubCo has agreed to reimburse Moelis for certain of its expenses and to indemnify Moelis for certain liabilities arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of TKO PubCo or TKO or their respective affiliates. Moelis has provided investment banking and other services to TKO PubCo, the EDR Parties and their respective affiliates unrelated to the Transaction and in the future may provide such services to the TKO PubCo, the EDR Parties and/or their respective affiliates and may receive compensation for such services. In the past two years prior to the date of its written opinion, Moelis acted as a financial advisor in the following capacities:

•

Moelis acted and continues to act as a financial advisor to Blink Holdings, Inc., a company of which Silver Lake Partners is indirectly a significant stockholder, in connection with strategic alternatives and a restructuring. Moelis to date has received total fees of $838,500, and expects to receive additional fees of approximately $3.2 million upon closing of the transaction;

•

Moelis acted as a buy-side financial advisor to Silver Lake Partners in May 2023 in connection with its acquisition of Proservice Pacific, LLC and Moelis received compensation of $1.0 million for such services;

•

Moelis acted as a financial advisor in September 2023 to Learfield Communications, LLC, which entity was owned 42% by EDR and 35% by Silver Lake Partners, in connection with an out of court restructuring and Moelis received compensation of $13.1 million for such services; and

•

Moelis acted as a sell-side financial advisor in September 2023 to World Wrestling Entertainment, Inc. in connection with its merger with UFC Holdings, LLC, as a result of which TKO PubCo was formed and Moelis received total fees of $24.6 million for such services.

Certain Financial Projections of the Businesses

EDR does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.

EDR is especially wary of making financial forecasts or projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates and does not prepare five-year forecasts or projections in the ordinary course of business. However, in connection with the Transaction, EDR provided certain unaudited historical financial information and certain extrapolations based on fiscal years 2024 through 2028 of the Initial Businesses, as well as information on estimated net cost savings and synergies for TKO, to Moelis (in Moelis’ capacity as financial advisor to the Special Committee) and Company Specified Management as part of the due diligence process. EDR’s management prepared among other things, certain unaudited historical financial information and information on estimated net cost savings and synergies for TKO developed by EDR’s management with respect to (i) the EDR June Financial Model, (ii) the EDR August Financial Model, (iii) the EDR September Management Fee Savings and Expected Synergies and (iv) the EDR Addendum Financial Model (together, the “EDR Financial Projections”). The EDR Financial Projections were made available to Moelis, the Special Committee and Company Specified Management.

At the direction of the Special Committee, the EDR Financial Projections were subsequently revised by Company Specified Management in collaboration with Moelis, which reflected adjustments to certain underlying assumptions that Company Specified Management and Moelis deemed appropriate related to periods from fiscal years 2024 through 2028, as well as information on estimated net cost savings and synergies for TKO (the “Company Management Adjusted Projections”). The Company Management Adjusted Projections were used by

Moelis with each of Company Specified Management’s and the Special Committee’s approval for purposes of preparing Moelis’ financial analyses and fairness opinion provided to the Special Committee on October 23, 2024 in connection with the Special Committee’s consideration of the Transaction, as more fully described in the section entitled “The Transaction — Opinion of Financial Advisor to the TKO PubCo Special Committee (Moelis)” beginning on page 46. In this section of the Information Statement, we refer to the EDR Financial Projections and the Company Management Adjusted Projections together as the “Financial Models.”

The material items from the Financial Models included in this Information Statement have been prepared by EDR’s management (and revised by Moelis and Company Specified Management) and are subjective in many respects. The Financial Models were not prepared with a view to public disclosure and the material items are included in this Information Statement only because such information was made available to Moelis, the Special Committee and Company Specified Management as described below. The Financial Models were not prepared with a view to compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Financial Models do not take into account any circumstances or events that were not contemplated by EDR’s management or Company Specified Management or Moelis, as applicable, prior to the date that any such Financial Model was prepared, including the Transaction. The information reflected in the Financial Models is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Information Statement are cautioned not to place undue reliance on this information. Although this material summary of the Financial Models is presented with numerical specificity, the forecasts reflect numerous variables, assumptions and estimates as to future events made by EDR’s management (as revised by Moelis and Company Specified Management) that EDR’s management, or Company Specified Management or Moelis, as applicable, believed were reasonable at the time any such Financial Model was prepared, taking into account the relevant information available to EDR’s management, or Company Specified Management or Moelis, as applicable, at the time. However, such variables, assumptions and estimates are inherently uncertain and many are beyond the control of EDR’s management, or Company Specified Management or Moelis, as applicable. Because the Financial Models cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Financial Models reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to each of the Businesses, all of which are difficult to predict and many of which are beyond EDR’s, TKO PubCo’s, Moelis’ or Company Specified Management’s control. As a result, the Financial Models may not be realized and actual results may be significantly higher or lower than projected. The information reflected in the Financial Models is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

As such, the EDR Financial Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in EDR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the EDR’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024 and the other reports filed by EDR with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19. Neither EDR’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to any Financial Models contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, any Financial Models.

As such, the Company Management Adjusted Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in TKO PubCo’s annual report on Form 10-K for the year ended December 31, 2023, as updated by the subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19. Neither TKO PubCo’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to any Financial Models contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, any Financial Models. The inclusion herein of any Financial Models should not be regarded as an indication that EDR, the TKO Parties, the EDR Parties, the Special Committee, EDR’s management, TKO PubCo’s management, including the Company Specified Management, and Moelis or any other recipient of this information considered, or now considers, any Financial Models to be predictive of actual future results.

Except to the extent required by applicable federal securities laws, each of EDR and TKO PubCo does not intend, and expressly disclaims any responsibility, to update or otherwise revise any Financial Model to reflect circumstances existing after the date when EDR’s management or Company Specified Management, prepared any Financial Model, as applicable, or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying any Financial Model are shown to be in error. None of EDR, the TKO Parties, the EDR Parties, the Special Committee, EDR’s management, TKO PubCo’s management, including the Company Specified Management, Moelis or any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any TKO PubCo or EDR stockholder or other person regarding the ultimate performance of any of the Businesses compared to the information contained in any Financial Model or that any Financial Model will be achieved.

EDR Financial Projections

The EDR Financial Projections, each described below, were made available to Moelis in connection with its financial analyses and Moelis’s written opinion, Company Specified Management and the Special Committee in connection with its consideration of the Transaction. On June 18, 2024, EDR’s management sent the EDR June Financial Model to Moelis and Company Specified Management. During the weeks of July 15, 2024 and July 22, 2024, EDR’s management conducted management presentations for Moelis and the Special Committee to meet with each of the Initial Businesses teams. Following these meetings, EDR’s management sent the EDR August Financial Model to Moelis and Company Specified Management. On September 10, 2024, EDR’s management sent the EDR September Management Fee Savings and Expected Synergies to Moelis and the Company Specified Management, which only included updates to the EDR June Management Fee Savings and Expected Synergies based on discussions with Moelis and the Company Specified Management and EDR management’s latest view of estimated cost savings and synergies of TKO. On September 26, 2024, EDR’s management sent the EDR Addendum Financial Model to Moelis and Company Specified Management, which did not include any updates to the EDR August Financial Model, and only included EDR management’s financial forecasts for fiscal years 2024 through 2028 (including certain extrapolations based on such fiscal years) and EDR management’s latest view of the Additional Businesses.

EDR June Financial Model

EDR’s management utilized the following material assumptions when preparing the EDR June Financial Model:

•

The EDR June Financial Model assumed normalized revenue growth rates ranging from 3% to 10% and normalized adjusted EBITDA margins ranging from 16% to 18%. These assumptions reflect EDR management’s expectations of future growth and profitability consideration of each businesses actual business pipeline, relevant macroeconomic developments and each businesses total industry growth rates, and historical experience, as well as EDR management’s estimates of corporate allocations to the Initial Businesses based on segment reporting, which are not comprehensive and should not be relied on.

•	OLE Business assumed normalized revenue growth rates ranging from (3%) to 9% and normalized adjusted EBITDA margins ranging from 5% to 9%.

•	IMG Media Business assumed normalized revenue growth rates ranging from 5% to 8% and normalized adjusted EBITDA margins ranging from 20% to 24%.

•	PBR Business assumed normalized revenue growth rates ranging from 2% to 35% and normalized adjusted EBITDA margins ranging from 18% to 26%.

•

EDR June Management Fee Savings and Expected Synergies assumed termination of the TKO Services Agreement and incremental opex cost savings opportunity of approximately 13% of addressable cost base pre-normalizations.

The following table presents a summary of the material prospective financial information of the OLE Business, IMG Media Business, PBR Business and the EDR June Management Fee Savings and Expected Synergies contained in the EDR June Financial Model:

Consolidated Summary Financials

$ in millions

	2024P	2025E		2026E	2027E	2028E
Normalized Revenue
OLE Business	$1,143	$1,114		$1,165	$1,265	$1,302
IMG Media Business	658	712		751	793	836
PBR Business	178	214		222	299	304

Total Normalized Revenue[1]	$1,979	$2,040		$2,138	$2,357	$2,442

% Growth		3%		5%	10%	4%

	2024P	2025E		2026E	2027E	2028E
Normalized Adj. EBITDA[2]
OLE Business	$86	$59		$72	$107	$113
IMG Media Business	155	147		153	163	173
PBR Business	32	46		48	77	78
Cost Opportunity[4]	77	77		77	77	77

Total Normalized Adj. EBITDA[1]	$350	$329		$350	$424	$441

% Growth		(6%	)	6%	21%	4%
% Margin	18%	16%		16%	18%	18%

	2024P	2025E		2026E	2027E	2028E
Normalized Adj. Pre-Tax UFCF[3]
OLE Business	$33	$39		$64	$81	$92
IMG Media Business	134	133		138	147	156
PBR Business	30	43		45	72	72
Cost Opportunity[4]	77	77		77	77	77

Total Normalized Adj. Pre-Tax UFCF[1]	$274	$292		$324	$377	$397

% Growth		7%		11%	16%	5%
% Conversion[5]	78%	89%		93%	89%	90%

Management Fee Savings and Expected Synergies
TKO Management Fee Savings		$38
Expected Synergies		$38-$40
Total Management Fee Savings and Expected Synergies[4]		$76-$78

Note: Figures may not sum due to rounding.

(1)

“Normalized” refers to the illustrative normalized view of revenue and Adj. EBITDA. For the OLE Business these adjustments include (a) removing the amortization expense credit related to the Super Bowl and NCAA contracts, (b) normalizing for the average contribution of the International Olympic Committee contract from 2023 to 2028 vs. actual in-year contribution, and (c) including the estimated contribution from material new business opportunities such as (i) the average contribution of the 2026 FIFA World Cup contract over a 4-year period, and (ii) the FIFA Club World Cup contract. For the IMG Media Business these adjustments include (a) removing the loss-making FA Cup media rights deal, and (b) normalizing for the additional rent expense related to the Stockley Park facility. For the PBR Business these adjustments include (a) removing the net working capital impact from PBR team sanction sales, and (b) including the estimated contribution from material new business opportunities such as a new PBR media rights deal, which was subsequently terminated. For all three businesses these adjustments include normalizing for (i) estimated potential operating expense savings, and (ii) estimated TKO Services Agreement fee savings.
(2)

Adj. EBITDA was calculated as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, legal settlement, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, net gains on sales of businesses and certain other items, when applicable.

(3)	Adj. Pre-Tax UFCF was calculated as Adjusted EBITDA (i) minus increase in net working capital, (ii) minus capital expenditure, (iii) minus payments for M&A or investments.
(4)

EDR June Management Fee Savings and Expected Synergies presented on a gross basis and did not assume additional incremental costs for TKO PubCo related to the termination of the TKO Services Agreement and incremental fees related to the Transaction.

(5)	Defined as Normalized Adj. Pre-Tax UFCF divided by Normalized Adj. EBITDA.

EDR August Financial Model

EDR’s management utilized the following material assumptions when preparing the EDR August Financial Model:

•

The EDR August Financial Model assumed normalized revenue growth rates ranging from 3% to 8% and normalized adjusted EBITDA margins ranging from 16% to 18%. These assumptions reflect EDR management’s expectations of future growth and profitability consideration of each businesses actual business pipeline, relevant macroeconomic developments and each businesses total industry growth rates, and historical experience, as well as EDR management’s estimates of corporate allocations to the Businesses based on segment reporting, which are not comprehensive and should not be relied on.

•	OLE Business assumed normalized revenue growth rates ranging from (3%) to 9% and normalized adjusted EBITDA margins ranging from 7% to 10%.

•	IMG Media Business assumed normalized revenue growth rates ranging from (1%) to 10% and normalized adjusted EBITDA margins ranging from 19% to 24%.

•	PBR Business assumed normalized revenue growth rates ranging from 3% to 37% and normalized adjusted EBITDA margins ranging from 13% to 23%.

The following table presents a summary of the material prospective financial information of the OLE Business, IMG Media Business and PBR Business contained in the EDR August Financial Model:

Consolidated Summary Financials

$ in millions

	2024P	2025E	2026E	2027E	2028E
Normalized Revenue
OLE Business	$1,127	$1,098	$1,149	$1,249	$1,286
IMG Media Business	656	710	783	778	826
PBR Business	182	217	223	305	322

Total Normalized Revenue[1]	$1,965	$2,025	$2,155	$2,332	$2,434

% Growth		3%	6%	8%	4%

	2024P	2025E		2026E	2027E	2028E
Normalized Adj. EBITDA[2]
OLE Business	$100	$73		$85	$120	$125
IMG Media Business	155	146		152	162	173
PBR Business	23	40		41	67	74
Cost Opportunity[4]	77	77		77	77	77

Total Normalized Adj. EBITDA[1]	$355	$336		$355	$426	$449

% Growth		(5%	)	6%	20%	5%
% Margin	18%	17%		16%	18%	18%

	2024P	2025E		2026E	2027E	2028E
Normalized Adj. Pre-Tax UFCF[3]
OLE Business	$79	$85		$109	$126	$136
IMG Media Business	135	131		137	146	157
PBR Business	21	37		37	62	68
Cost Opportunity[4]	77	77		77	77	77

Total Normalized Adj. Pre-Tax UFCF[1]	$312	$330		$360	$411	$438

% Growth		6%		9%	14%	7%
% Conversion[5]	88%	98%		101%	96%	98%

Management Fee Savings and Expected Synergies
TKO Management Fee Savings		$38
Expected Synergies		$38-$40
Total Management Fee Savings and Expected Synergies[4]		$76-$78

Note: Figures may not sum due to rounding.

(1)

“Normalized” refers to the illustrative normalized view of revenue and Adj. EBITDA. For the OLE Business these adjustments include (a) removing the amortization expense credit related to the Super Bowl and NCAA contracts, (b) normalizing for the average contribution of the International Olympic Committee contract from 2025 to 2028 vs. actual in-year contribution, and (c) including the estimated contribution from material new business opportunities such as (i) the average contribution of the 2026 FIFA World Cup contract over a 4-year period, and (ii) the FIFA Club World Cup contract. For the IMG Media Business these adjustments include (a) removing the loss-making FA Cup media rights deal, and (b) normalizing for the additional rent expense related to the Stockley Park facility. For the PBR Business these adjustments include (a) removing the net working capital impact from PBR team sanction sales, and (b) including the estimated contribution from material new business opportunities such as a new PBR media rights deal, which was subsequently terminated. For all three businesses these adjustments include normalizing for (i) estimated potential operating expense savings, and (ii) estimated TKO Services Agreement fee savings.

(2)

Adj. EBITDA was calculated as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, legal settlement, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, net gains on sales of businesses and certain other items, when applicable.

(3)	Adj. Pre-Tax UFCF was calculated as Adjusted EBITDA (i) minus increase in net working capital, (ii) minus capital expenditure, (iii) minus payments for M&A or investments.
(4)

EDR August Management Fee Savings and Expected Synergies presented on a gross basis and did not assume additional incremental costs for TKO PubCo related to the termination of the TKO Services Agreement and incremental fees related to the Transaction.

(5)	Defined as Normalized Adj. Pre-Tax UFCF divided by Normalized Adj. EBITDA.

EDR’s management utilized the following material assumptions when preparing the EDR September Management Fee Savings and Expected Synergies:

•

EDR September Management Fee Savings and Expected Synergies assumed additional incremental costs for TKO PubCo related to the termination of the TKO Services Agreement and incremental fees related to the Transaction.

The following table presents a summary of the material prospective financial information contained in the EDR September Management Fee Savings and Expected Synergies:

$ in millions

Management Fee Savings and Expected Synergies
TKO Management Fee Savings	$37
Expected Synergies	$26
Total Management Fee Savings and Expected Synergies	$62

EDR Addendum Financial Model

EDR’s management utilized the following material assumptions when preparing the EDR Addendum Financial Model:

•

The EDR Addendum Financial Model assumed total revenue growth rates ranging from (13%) to 5% and adjusted EBITDA margins of 16%. These assumptions reflect EDR management’s expectations of future growth and profitability consideration of each businesses actual business pipeline, relevant macroeconomic developments and each businesses total industry growth rates, and historical experience, as well as EDR management’s estimates of corporate allocations to the Businesses based on segment reporting, which are not comprehensive and should not be relied on.

The following table presents a summary of the material prospective financial information of the Golf Events Business, Mailman Business, International Figure Skating Business and Formula Drift Business contained in the EDR Addendum Financial Model:

$ in millions	2022A	2023A		2024E		2025E	2026E	2027E	2028E
Total Revenue	91	103		89		94	99	104	109
% Growth		13%		(13%	)	5%	5%	5%	5%

Total Gross Profit	32	35		35		37	39	42	44
% Growth		8%		1%		6%	6%	6%	6%
% Margin	35%	34%		39%		40%	40%	40%	40%

Total OpEx	(22)	(25)		(22)		(22)	(24)	(25)	(27)

Total Adjustments and Other	2	1		1		1	1	1	1

Total Adj. EBITDA[1]	13	11		14		15	16	17	18
% Growth		(14%	)	31%		9%	5%	5%	5%
% Margin	14%	10%		16%		16%	16%	16%	16%

(1)

Adj. EBITDA was calculated as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, legal settlement, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, net gains on sales of businesses, and certain other items, when applicable.

Company Management Adjusted Projections

The Company Management Adjusted Projections, as described below, were made available to Moelis in connection with its financial analyses and Moelis’s written opinion. On October 22, 2024, the Company Specified Management sent the Company Management Adjusted Projections to Moelis. The following table presents a summary of the material prospective financial information of the OLE Business, IMG Business comprised of the IMG Media Business, Mailman Business, Golf Events Business, Formula Drift Business and International Figure Skating Business, PBR Business and the TKO Expected Management Fee Savings and TKO Expected Synergies contained in the Company Management Adjusted Projections:

Consolidated Summary Financials

$ in millions

	2024P	2025E	2026E	2027E	2028E
Normalized Revenue
OLE Business	$1,121	$1,091	$1,141	$1,241	$1,244
IMG Business	731	775	845	842	893
PBR Business	182	215	221	294	308

Total Normalized Revenue[1]	$2,034	$2,082	$2,207	$2,377	$2,444

% Growth		2.3%	6.0%	7.7%	2.8%

	2024P	2025E	2026E	2027E	2028E
Normalized Adj. EBITDA[2]
OLE Business	$94	$66	$78	$113	$100
IMG Business	143	129	135	144	153
PBR Business	22	38	38	53	58
Cost Opportunity	36	36	36	36	36

Total Normalized Adj. EBITDA[1]	$294	$270	$287	$345	$346

% Growth		(8.4%)	6.3%	20.5%	0.3%
% Margin	14.5%	13.0%	13.0%	14.5%	14.2%

	2024P	2025E	2026E	2027E	2028E
Normalized Adj. Pre-Tax UFCF[3]
OLE Business	$74	$71	$84	$120	$108
IMG Business	123	106	112	118	127
PBR Business	20	34	34	47	52
Cost Opportunity	36	36	36	36	36

Total Normalized Adj. Pre-Tax UFCF[1]	$253	$247	$265	$321	$323

% Growth		(2.6%)	7.6%	21.1%	0.4%
% Conversion[4]	86.1%	91.5%	92.6%	93.0%	93.1%
TKO Expected Management Fee Savings and TKO Expected Synergies
TKO Expected Management Fee Savings	$30
TKO Expected Synergies	$6
Total TKO Expected Management Fee Savings and Expected Synergies	$36

(1)

“Normalized” refers to the illustrative normalized view of revenue and Adj. EBITDA when normalizing for the (i) average contribution of the OLE Business’s International Olympic Committee contract from 2025 to 2028 vs. actual in-year contribution, (ii) average contribution of the OLE Business’s FIFA World Cup contract from 2025 to 2028 vs. actual in-year contribution, (iii) estimated potential operating expense savings, and (iv) estimated TKO Services Agreement fee savings.

(2)

Adj. EBITDA was calculated as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, legal settlement, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, net gains on sales of businesses, and certain other items, when applicable.

(3)

Pre-Tax UFCF was calculated as Adjusted EBITDA (i) minus increase in net working capital, (ii) minus capital expenditure, (iii) minus the net working capital impact from PBR team sanction sales, (iv) minus payments for M&A or investments.

(4)	Defined as Normalized Adj. Pre-Tax UFCF divided by Normalized Adj. EBITDA.

Certain measures included in the Financial Models may be considered financial measures not prepared in accordance with the generally accepted accounting principles as applied in the United States (“GAAP”), including adjusted EBITDA, adjusted EBITDA margin and pre-tax unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by EDR may not be comparable to similarly titled measures used by other companies. Each of EDR and TKO PubCo has not prepared, and none of the Special Committee, TKO PubCo, TKO management, including Company Specified Management, or Moelis has considered, a reconciliation of these non-GAAP financial measures to financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a transaction, such as any Financial Model, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Financial Models are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, no reconciliation of the non-GAAP financial measures included in any Financial Model is provided in this Information Statement.

General Effect on Rights of Existing Security Holders

The Transaction will dilute the ownership and voting interests of TKO PubCo’s existing stockholders. It is currently expected that approximately 26.1 million TKO Common Units and 26.1 million shares of TKO PubCo Class B Common Stock will be issued to the EDR Parties at the Closing. The holders of TKO PubCo Class B Common Stock are entitled to one vote per share. Therefore, the ownership and voting interests of TKO PubCo’s existing stockholders will be proportionally reduced.

Interests of TKO PubCo’s Directors and Executive Officers in the Transaction

Certain of TKO PubCo’s directors and executive officers may have interests in the Transaction that may be different from, or in addition to, the interests of TKO PubCo’s stockholders generally. These interests may present actual or potential conflicts of interest and you should be aware of these interests. The members of the Board and the Special Committee were aware of and considered these interests in reaching the determination to approve the Transaction and deem the Transaction contemplated by the Transaction Agreement and related agreements thereto to be fair to, and in the best interests of, TKO PubCo and its stockholders.

For information concerning the compensation paid to the named executive officers and directors of TKO PubCo for their service for the year ended December 31, 2023 and certain related information, see the “Executive Compensation” sections of the definitive proxy statements on Schedule 14A filed by TKO PubCo with the SEC on April 24, 2024 relating to their respective 2024 annual meetings of stockholders.

Special Committee Compensation

The Special Committee consists of four independent members, Peter C.B. Bynoe, Steven R. Koonin, Nancy Tellem and Carrie Wheeler, each of whom the Board determined to be independent and disinterested with respect to the Transaction. Each member of the Special Committee received compensation that included an initial payment of $150,000 and a monthly fee of $20,000 payable to each member of the Special Committee for service on the Special Committee, not to exceed an aggregate of $250,000 in compensation payable to each member of the Special Committee per year in connection with their service on the Special Committee, in addition to the regular compensation each would receive as a Board member. As Chairman of the Special Committee, Mr. Bynoe received an additional fee of $100,000 in exchange for his service as the Chairman of the Special Committee. These fees are not dependent on the closing of the Transaction or on the Special Committee’s or the Board’s approval of, or recommendation with respect to, the Transaction.

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the terms of the Transaction Agreement, the current and former directors and officers of the Transferred Entities will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Transaction Agreement — Indemnification and Insurance” beginning on page 84 for a description of such ongoing arrangements.

Asset Sale Bonus Waivers

In connection with the transactions contemplated by the EDR Merger Agreement, EDR, EOC, William Morris Endeavor Entertainment, LLC (“WME”), Wildcat EGH Holdco, L.P. (“EGH Holdco”) and Wildcat OpCo Holdco, L.P. (“OpCo Holdco”) entered into a letter agreement with Ariel Emanuel, as of April 2, 2024 (“Emanuel Letter Agreement”), which provides for, among other things, that Mr. Emanuel will receive a $25,000,000 asset sale transaction bonus following the sale or disposition (in one or a series of transactions) of all of, or all except a de minimis portion of, the certain specified assets of EDR and EOC, subject to certain exceptions. In connection with the Transaction, EDR, EOC, WME, EGH Holdco and OpCo Holdco entered into a letter agreement amendment with Ariel Emanuel, as of October 23, 2024, which amended certain terms of the Emanuel Letter Agreement (the “Emanuel Letter Agreement Amendment”). The Emanuel Letter Agreement Amendment provides that Mr. Emanuel waives his eligibility to receive a $25,000,000 asset sale bonus that would have been payable following the sale or disposition (in one or a series of transactions) of all of, or all except a de minimis portion of, certain specified assets of EDR and EOC. To the extent the Transaction is not consummated or the Transaction Agreement is terminated by its terms, Mr. Emanuel will again be eligible to receive an asset sale bonus with a value of up to $25,000,000.

In connection with the transactions contemplated by the EDR Merger Agreement, EDR and EOC entered into an employment agreement amendment with Mark Shapiro, as of April 2, 2024, which amended certain terms of his employment agreement, dated as of April 19, 2021, and amended as of February 26, 2024 (as previously amended, the “Existing Shapiro Employment Agreement”). In connection with the Transaction, EDR and EOC entered into an employment agreement amendment with Mark Shapiro, as of October 23, 2024, which amended certain terms of the Existing Shapiro Employment Agreement (the “Existing Shapiro Employment Agreement Amendment”). In addition to the Existing Shapiro Employment Agreement Amendment, in connection with the Transaction, EDR, EOC, WME, EGH Holdco, OpCo Holdco and Mr. Shapiro entered into an amendment to the amended and restated employment agreement, dated April 2, 2024 (the “Shapiro A&R Employment Agreement”) as of October 23, 2024 (the “Shapiro A&R Employment Agreement Amendment”).

The Existing Shapiro Employment Agreement and Shapiro A&R Employment Agreement provided Mr. Shapiro with the opportunity to receive certain asset sale bonuses (the “Asset Sale Bonuses”) with a value of up to $100,000,000 in connection with sales or dispositions of certain specified assets of EDR or EOC (each, an “Asset Sale”). The Existing Shapiro Employment Agreement Amendment and the Shapiro A&R Employment Agreement Amendment provide that Mr. Shapiro waives his eligibility to receive the Asset Sale Bonuses. To the extent the Transaction is not consummated or the Transaction Agreement is terminated by its terms, Mr. Shapiro will again be eligible to receive Asset Sale Bonuses with a value of up to $100,000,000.

Other Interests

In addition to the interests discussed above, the following directors and executive officers of TKO PubCo currently have, or have previously had, employment relationships or other compensation arrangements with EDR, including in connection with the transactions contemplated by the EDR Merger Agreement, which relationships and arrangements were disclosed to the Board prior to the formation of the Special Committee:

Ariel Emanuel, a director and Executive Chair and Chief Executive Officer of TKO PubCo, is (i) a director and Chief Executive Officer of EDR and (ii) the beneficial owner of 39,438,637 shares of EDR’s Class A common stock (on a fully-exchanged basis).

Mark Shapiro, a director and President and Chief Operating Officer of TKO PubCo, is (i) the President and Chief Operating Officer of EDR and (ii) the beneficial owner of 1,548,258 shares of EDR’s Class A common stock (on a fully-exchanged basis).

Egon Durban, a director of TKO PubCo, is (i) Co-Chief Executive Officer of Silver Lake, an affiliate of EDR and TKO PubCo, (ii) a director and chairman of the board of directors of EDR and (iii) an owner of a sanction to one PBR team.

Seth Krauss, the Chief Legal and Administrative Officer of TKO PubCo, (i) is the Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management of EDR and previously served as Chief Legal Officer of Endeavor from June 2014 until October 2023 and as Chief Legal and Administrative Officer of EDR from October 2023 until January 2024 and (ii) is the beneficial owner of 258,356 shares of EDR’s Class A common stock (on a fully exchanged basis). Mr. Krauss was recused from any evaluation, discussion or negotiations of the Proposal and Transaction in his capacity as Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management of at EDR and was dedicated solely to the Company for this purpose.

As a result of the foregoing interests, each of Ariel Emanuel, Mark Shapiro, Egon Durban and Seth Krauss have, or may be deemed to have, a financial interest in the Transaction.

Accounting Treatment of the Transaction

TKO PubCo prepares its financial statements in accordance with GAAP. The EDR Parties hold a controlling interest in TKO PubCo, which is a consolidated subsidiary, as the EDR Parties have control over TKO PubCo’s significant financial and operating decisions currently and will continue to after the Closing of the Transaction. The EDR Parties also currently own, consolidate and control the Businesses that TKO is acquiring, resulting in TKO PubCo and the Businesses being under common control. The Transaction will be accounted for as a common control business combination whereby TKO PubCo, as the acquirer, will record the purchase of the Businesses at historical carrying value on the Closing Date. The operating results of the Businesses will require retrospective combination in TKO PubCo’s financial statements beginning with the earliest period presented. For combined financial information giving effect to the Transaction, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Transaction Litigation

As of the filing of this Information Statement, TKO PubCo is not aware of any complaints filed or litigation pending challenging the Transaction.

Regulatory Approvals

Under the Transaction Agreement, each of the parties to the Transaction Agreement has agreed to use its reasonable best efforts to obtain all necessary material consents required to be obtained from any governmental authority in order to consummate the Transaction, including the approval or clearance under any antitrust law, and will cooperate fully with each other in promptly seeking to obtain all such consents.

THE TRANSACTION AGREEMENT

The following summary describes the material provisions of the Transaction Agreement. The descriptions of the Transaction Agreement in this summary and elsewhere in this Information Statement are not complete and are qualified in their entirety by reference to the Transaction Agreement, a copy of which is attached to this Information Statement as Annex A and incorporated into this Information Statement by reference. We encourage you to read the Transaction Agreement carefully and in its entirety because this summary may not contain all the information about the Transaction Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Transaction Agreement, and not by this summary or any other information contained in this Information Statement.

Explanatory Note Regarding the Transaction Agreement

The Transaction Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the TKO Parties, the EDR Parties, TWI or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made by the parties thereto only for purposes of such agreement and as of specific dates; were made solely for the benefit of the parties to the Transaction Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Transaction Agreement (such disclosures include information that has been included in TWI’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the TKO Parties, the EDR Parties, TWI or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Transaction Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in TKO PubCo’s public disclosures.

Transaction Structure and Consideration

The EDR Parties, directly or indirectly, operate the Businesses through TWI and certain of its affiliates. Prior to the Closing, the EDR Parties agreed to cause the Pre-Closing Restructuring to be effected.

Following the completion of the Pre-Closing Restructuring, the EDR Parties will collectively own all of the issued and outstanding equity interests of TWI and forty-five percent (45%) of the issued and outstanding equity interests of Euroleague Ventures S.A. (and such interests, collectively, the “Transferred Equity Interests”).

Contribution

Upon the terms and subject to the conditions of the Transaction Agreement, at the Closing, the EDR Parties will contribute, assign and transfer to TKO all of the Transferred Equity Interests and TKO will acquire and accept from the EDR Parties all of the Transferred Equity Interests in exchange for:

•

a number of TKO Common Units equal to the EDR Parties’ respective portions of the Closing Equity Consideration (subject to certain customary purchase price adjustments) and the Specified Equity Adjustment Amount, in each case, to be allocated in accordance with the Transaction Agreement, and

•

an amount in cash equal to their respective portion of the Estimated Adjustment Amount (as defined in the Transaction Agreement) (subject to certain customary purchase price adjustments) to be allocated in accordance with the Transaction Agreement; and

Issuance

Upon the terms and subject to the conditions of the Transaction Agreement, at the Closing and substantially concurrently with the Contribution described above, TKO PubCo will issue to each EDR Party, and each EDR Party will purchase, a number of shares of TKO PubCo Class B Common Stock equal to the number of TKO Common Units contemplated to be issued to such EDR Party pursuant to the above, in exchange for an amount in cash equal to the aggregate par value of such shares.

Equity and Phantom Equity Awards

As more fully set forth in the Transaction Agreement, each unvested restricted stock unit that vests solely based on continued service granted under the Endeavor Group Holdings, Inc. Amended and Restated 2021 Incentive Award Plan (each such award, an “EDR RSU”) held by a Business Employee or independent contractor that is (x) outstanding as of the effective date of the Transaction Agreement or (y) granted following the effective date of the Transaction Agreement and disclosed on a schedule attached to the Transaction Agreement (each of the EDR RSUs contemplated by clauses (x)-(y), an “Approved EDR RSU”) and, in either case, that is outstanding as of immediately prior to the Closing Date, shall be assumed by TKO PubCo and substituted for a TKO PubCo time-based restricted stock unit award (a “TKO RSU”), subject to terms and conditions after such assumption that are substantially similar to the terms and conditions applicable to the corresponding Approved EDR RSU immediately prior to such assumption (including time-based vesting schedule), except that each TKO RSU shall relate to that number of shares of TKO PubCo Class A Common Stock (with each discrete grant rounded up to the nearest whole share) equal to the product of (A) the number of shares of EDR class A common stock that were issuable upon the vesting of such Approved EDR RSU immediately prior to the Closing and (B) the Equity Award Adjustment Ratio. The EDR Group will generally retain and be liable for (i) all Endeavor performance stock units, (ii) all options to purchase EDR class A common stock, and (iii) all Endeavor restricted stock units held by Former Service Providers and phantom and cash-settled equity-based awards, each of which will be treated in accordance with the EDR Merger Agreement.

Closing of the Transaction

Subject to the terms and conditions of the Transaction Agreement, the Closing will take place on the third (3rd) business day following the satisfaction or waiver of each of the conditions to the obligations of the parties thereto set forth in the Transaction Agreement (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time or on such other date as the EDR Parties and TKO may mutually agree in writing.

The EDR Parties and the TKO Parties agreed that the Closing will not take place prior to March 3, 2025 (the “Inside Date”), which will be automatically extended to April 1, 2025 if (x) the EDR Parties fail to represent to the TKO Parties that the EDR Parties reasonably and in good faith expect to deliver to the TKO Parties (i) the unaudited consolidated profit and losses statement of the Businesses for the month ended as of January 31, 2025, and the unaudited consolidated balance sheet of the Businesses as of January 31, 2025 and (ii) the unaudited consolidated balance sheet of the Businesses as of February 28, 2025 (collectively, the “2025 Financials”) on or prior to April 1, 2025, or (y) the Closing does not occur on or prior to March 3, 2025 (the date on which the Closing occurs, the “Closing Date”).

Representations and Warranties

The Transaction Agreement contains the following representations and warranties of the EDR Parties and TWI relating to, among other things:

•	organization and authority;

•	absence of conflict with governing documents, applicable laws and contracts;

•	required filings and governmental consents;

•	absence of brokers’, finders’ and investment bankers’ fees or commissions in connection with the Transaction;

•	capitalization;

•	qualification;

•	financial statements and maintenance of internal controls over financial reporting;

•	absence of certain undisclosed liabilities;

•

the absence of a Business Material Adverse Effect (as defined below) since June 30, 2024, and the absence of certain actions or failures to act by the EDR Parties or the Transferred Entities since such date that would have been required to be disclosed pursuant to certain covenants in the Transaction Agreement, as described in the section entitled “The Transaction Agreement — Conduct of the Business” beginning on page 73;

•	compliance with laws;

•	cybersecurity and data privacy matters;

•	legal proceedings and governmental orders;

•	possession of permits required for the conduct of the Businesses;

•	ownership and use of intellectual property;

•	real property;

•	employee benefits matters;

•	labor matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	material contracts;

•	environmental matters;

•	insurance;

•	related party transactions;

•	title and sufficiency of assets;

•	compliance with international trade laws, sanctions laws and anti-corruption laws;

•	investment purpose; and

•	the accuracy of information supplied for inclusion in this Information Statement.

Certain of the representations and warranties of the EDR Parties and TWI in the Transaction Agreement are qualified as to “materiality” or “Business Material Adverse Effect”.

For purposes of the Transaction Agreement, Business Material Adverse Effect means any event, circumstance, development, change or effect (collectively, an “Effect”) that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the results of operations or the financial condition of the Businesses (taken as a whole) or (ii) prevents or would reasonably be expected to prevent or materially delay the ability of the EDR Parties or TWI to consummate the Transaction by the Outside Date. The definition of Business Material Adverse Effect excludes the following Effects, alone or in combination, from the determination of whether a “Business Material Adverse Effect” has occurred solely in the case of the foregoing clause (i):

•	Effects that generally affect the industry or markets in which the Businesses operate (including legal and regulatory changes);

•

any change in national or international political, economic or social conditions or the securities markets, including Effects caused by any outbreak or escalation of war, sabotage, cyberattack, act of foreign enemies, hostilities, terrorist activities or other civil unrest;

•	hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters or any other act of God or force majeure events;

•	any changes in laws, regulatory policies or accounting requirements or principles (including GAAP) or the interpretations thereof;

•	any stoppage or shut down of any governmental authority;

•	any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets);

•	the existence, occurrence or continuation of Effects caused by any pandemic or public health emergency;

•	any failure in and of itself (as distinguished from any Effect giving rise to or contributing to such failure) by the Businesses to meet projections or forecasts;

•

Effects arising from or related to the announcement, execution or performance of the Transaction Agreement, or the pendency or consummation of the Transaction, including losses or threatened losses of employees, customers, vendors or others having relationships with the Businesses (other than for certain purposes of the absence of conflict with governing documents, applicable laws and contracts and required filings and governmental consents representations as specified in the Transaction Agreement);

•

any Effect arising from or related to (x) any action expressly required to be taken pursuant to or in accordance with the Transaction Agreement or at the express written request of TKO, or (y) TKO’s failure to consent in a timely manner to any of the actions restricted by certain covenants relating to conduct of the EDR Parties, as described in the section entitled “The Transaction Agreement – Conduct of the Business” beginning on page 73, if such consent was required to be provided under the Transaction Agreement.

However, any Effect described in the first seven bullet points above will only be excluded for the purpose of determining whether there has been a “Business Material Adverse Effect” to the extent such Effect has not had or would not reasonably be expected to have a disproportionate impact on the business, properties, financial condition or results of operations of the Businesses, taken as a whole, relative to other affected participants in the industries in which the Businesses operate (and the incrementally disproportionate impact thereof (and solely such incrementally disproportionate impact) will be included for the purpose of determining whether there has been a “Business Material Adverse Effect”).

In addition, the Transaction Agreement contains representations and warranties of the TKO Parties, including representations and warranties relating to, among other things:

•	organization, authority and qualification;

•	capitalization;

•	absence of conflict with governing documents, applicable laws and contracts;

•	required filings and governmental consents;

•	the availability of funds to consummate the Transaction;

•	the absence of a TKO Material Adverse Effect (as defined below) since June 30, 2024;

•	solvency;

•	absence of legal proceedings;

•	compliance with laws;

•	investment purpose;

•	absence of brokers’, finders’ and investment bankers’ fees or commissions in connection with the Transaction;

•	vote required to approve the Transaction; and

•	financial statements and maintenance of internal controls over financial reporting.

Certain of the representations and warranties of the TKO Parties in the Transaction Agreement are qualified as to “materiality” or “TKO Material Adverse Effect.”

For purposes of the Transaction Agreement, “TKO Material Adverse Effect” means any Effect that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the results of operations or the financial condition of the TKO Parties (together with their respective subsidiaries, taken as a whole) or (ii) prevents or would reasonably be expected to prevent or materially delay the ability of the TKO Parties to consummate the Transaction by the Outside Date. The definition of TKO Material Adverse Effect excludes the following Effects, alone or in combination, from the determination of whether a “TKO Material Adverse Effect” has occurred solely in the case of the foregoing clause (i):

•	Effects that generally affect the industry or markets in which the business of the TKO Parties and their respective subsidiaries operate (including legal and regulatory changes);

•

any change in national or international political, economic or social conditions or the securities markets, including Effects caused by any outbreak or escalation of war, sabotage, cyberattack, act of foreign enemies, hostilities, terrorist activities or other civil unrest;

•	hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters or any other act of God or force majeure events;

•	any changes in laws, regulatory policies or accounting requirements or principles (including GAAP) or the interpretations thereof;

•	any stoppage or shut down of any governmental authority;

•	any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets);

•	the existence, occurrence or continuation of Effects caused by any pandemic or public health emergency;

•	any failure in and of itself (as distinguished from any Effect giving rise to or contributing to such failure) by the TKO Parties to meet projections or forecasts;

•

Effects arising from or related to the announcement, execution or performance of the Transaction Agreement, or the pendency or consummation of the Transaction, including losses or threatened losses of employees, customers, vendors or others having relationships with the business of the TKO Parties (other than for certain purposes of the absence of conflict with governing documents, applicable laws and contracts and required filings and governmental consents representations as specified in the Transaction Agreement); and

•

any Effect arising from or related to (x) any action required to be taken pursuant to or in accordance with the Transaction Agreement or at the express written request of the EDR Parties or TWI, or (y) the failure of the EDR Parties to consent in a timely manner to any of the actions restricted by certain covenants relating to conduct of the TKO Parties, as described in the section entitled “The Transaction Agreement — Conduct of the Business” beginning on page 73, if such consent was required to be provided under the Transaction Agreement.

However, any Effect described in the first seven bullet points above will only be excluded for the purpose of determining whether there has been a “TKO Material Adverse Effect” to the extent such Effect has not had or would not reasonably be expected to have a disproportionate impact on the business, properties, financial condition or results of operations of the TKO Parties, taken as a whole, relative to other affected participants in the industries in which the business of the TKO Parties operates (and the incrementally disproportionate impact thereof (and solely such incrementally disproportionate impact) will be included for the purpose of determining whether there has been a “TKO Material Adverse Effect”).

Further, in no event will an Effect caused by any action or omission taken by or at the specific direction or with the prior written consent of the Specified Stockholders or certain persons set forth on the relevant schedule of the TKO Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement (in each case, other than any such action or omission taken by such persons at the written direction of the Special Committee) constitute a TKO Material Adverse Effect.

Conduct of the Business

The EDR Parties have agreed that, except as contemplated by the Pre-Closing Restructuring, for any transfer of any Transferred Entity, Business Unit Business Employee, Transferred Asset or Transferred Liability to the Transferred Entities or any transfer of any Inactive Employees, Delayed Transfer Business Employees, Corporate Business Employees or certain excluded employees, any Excluded Asset or any Excluded Liabilities to the Remaining EDR Group or any of their affiliates (other than the Transferred Entities), as required by law or any governmental authority or any contract to which the EDR Group is a party, as set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement, or as otherwise expressly contemplated by the Transaction Agreement or the Ancillary Agreements or with the prior written consent of TKO (which consent will not be unreasonably conditioned, withheld, delayed or denied), between the date of the execution of the Transaction Agreement and the earlier of the Closing or the termination of the Transaction Agreement (the “Pre-Closing Period”), the EDR Parties will use reasonable best efforts to cause the EDR Group (solely in respect of the Businesses) and the Transferred Entities to conduct the Businesses in the ordinary course of business (taking into account any material event or change in circumstance that occurs following the date of execution of the Transaction Agreement) in all material respects and use reasonable best efforts to (1) maintain in all material respects the assets and properties of the Businesses (including for the avoidance of doubt the Transferred Assets), (2) preserve in all material respects the current relationships of the Businesses with customers, suppliers, distributors, licensors, licensees, contractors, employees, governmental authorities and other business relationships, in each case, who are material to the Businesses (taken as a whole) and (3) preserve in all material respects the goodwill and ongoing operations of the Businesses and to not:

•

issue, grant, sell, pledge, assign, transfer, convey, surrender, relinquish or otherwise dispose of, lease, license, mortgage, incur or create any lien on, or otherwise encumber (other than Permitted Liens), (i) any equity interest, options, warrants or other rights of any kind to acquire or receive any equity interest of the Transferred Entities or TWI-Controlled JVs or (ii) any Transferred Assets or assets or property of the Transferred Entities (including transferred owned real property or transferred leased real property, but excluding Transferred Intellectual Property), other than (x) Excluded Assets and (y) sales, transfers or dispositions of (I) inventory, equipment or similar assets or property in the ordinary course of business or (II) with a fair market value that does not exceeds $1,000,000, in each case;

•

(i) adjust, split, combine or reclassify any equity interest of the Transferred Entities or (ii) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any equity interests of the Transferred Entities, other than as required under governing documents of any TWI JV in effect as of the date of execution of the Transaction Agreement (to the extent such governing documents are made available to the TKO Parties);

•	materially amend, modify or restate the governing documents of the Transferred Entities;

•

declare, set aside, make or pay any dividend or other distribution, payable in equity, property or otherwise, with respect to any of its equity interests, any distribution with respect to the equity interests of the Transferred Entities, in each case excluding any dividends or distributions (i) between Transferred Entities wholly-owned by the EDR Parties in the ordinary course of business or (ii) by any Transferred Entity in accordance with its governing documents (provided, that nothing in the Transaction Agreement will limit any dividend or distribution made by a Transferred Entity prior to the Calculation Time that is made in cash);

•

with respect to each Business, make any capital expenditures (except amounts to be paid in full prior to the Closing), (i) with respect to fiscal year 2024, in excess of 10% over the aggregate amount of capital expenditures set forth in the operating budget of such Business existing as of the date of execution of the Transaction Agreement; and (ii) with respect to fiscal year 2025, in excess of 10% over the aggregate amount of capital expenditures set forth in the long range plan of such Business made available to the TKO Parties prior to the date of execution of the Transaction Agreement;

•

except as required under applicable law, pursuant to the terms of a Benefit Plan or Labor Agreement, or resulting from any actions otherwise permitted under the Transaction Agreement or to the extent such action would not result in any liability to TKO or its affiliates:

•

notwithstanding the terms of a Benefit Plan or any provision of the Transaction Agreement to the contrary, grant any equity or equity-based awards to any Business Employee or independent contractor or any other person who would become a transferred employee or independent contractor except as disclosed in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement;

•

increase the amount of any base salary or annualized base wages, annual cash incentive entitlement, or severance payable to any Business Employee other than (x) increases in base salary or annualized base wages or annual cash incentive entitlement in the ordinary course of business for Business Employees who have an annual base salary or annualized base wage of less than $500,000, provided that no such individual increase will exceed 15% of the annual base salary or annualized base wages or annual cash incentive entitlement as in effect prior to such increase, or (y) increases in severance payments or benefits that reflect an increase of less than $50,000 over the amount that would be payable in accordance with the applicable EDR Plan (including any applicable local practice or policy, whether formal or informal), provided that no such increase will be permitted for any Business Employee with an annual base salary or annualized wage rate of $500,000 or more;

•

grant or provide any change in control, retention or similar payments or benefits to any Business Employee or any other individual where such payments or benefits would become Liabilities of TKO or its affiliates (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any tax incurred by any such individual, including under Section 409A or 4999 of the Code); or

•

accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any equity or equity-based awards to any Business Employee or any other individual where such payments or benefits would become Liabilities of TKO or its affiliates;

•

except as required pursuant to the terms of a Benefit Plan, resulting from any actions otherwise permitted under Section 5.01(g) or Section 5.01(i) of the Transaction Agreement or to the extent such action would not result in any liability to TKO or its affiliates:

•

establish, adopt, enter into, terminate or amend any material Assumed Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy or other arrangement that would be a material Assumed Benefit Plan if it were in existence as of the date of execution of the Transaction Agreement (other than in connection with (A) annual or other customary periodic benefit plan review (to the extent such establishment, adoption or entering into does not result in materially increased liability to TKO or its affiliates), (B) new hires or promotions in the ordinary course of business, or (C) extensions, renewals or terminations of health and welfare plans in the ordinary course of business); or

•

establish, adopt, enter into, terminate or materially amend any material Benefit Plan (other than any Assumed Benefit Plan) or establish, adopt or enter into any plan, agreement, program, policy or other arrangement that would be a material Benefit Plan (other than any Assumed Benefit Plan) if it were in existence as of the date of execution of the Transaction Agreement other than (A) in connection with annual or other customary periodic benefit plan review (to the extent such establishment, adoption or entering into does not result in materially increased liability to TKO or its affiliates) or in connection with new hires or promotions, or extensions, renewals or terminations of health and welfare plans or (B) adoption, entry into, termination or amendment of any Benefit Plan (other than any Assumed Benefit Plan) that is not specifically targeted to Business Employees;

•

(i) hire any Business Employee in a position of senior vice president or above or who is expected to earn annual base salary or annualized base wages equal to or in excess of $500,000, other than any Business Employee hired in the ordinary course of business following the date of the Transaction Agreement at the level of senior vice president or above who will be expected to earn annual base salary or annualized based wages or fees less than $500,000 but only to the extent such Business Employee is not entitled to total cash compensation that is materially greater (for this purpose, representing an increase of more than 10%) than the total cash compensation provided to similarly situated Business Employees, provided that no such Business Employee will have any entitlement to equity or equity-based compensation, (ii) terminate (other than terminations for cause) the employment of any Business Employee in a position of senior vice president or above or who is expected to earn annual base salary or annualized base wages or fees equal to or in excess of $500,000, (iii) hire any employee that will be designated as a Corporate Business Employee or (iv) designate or re-assign any Business Employee as an excluded employee or otherwise update the excluded employees list to designate as excluded employees any Business Employees who, prior to such update, were not designated as excluded employees and/or were not listed in the list of excluded employees;

•	change in any material respect any method of accounting or accounting practice or policy used by the Businesses, other than such changes required by GAAP or applicable law;

•

(i) make, change or revoke any material election with respect to taxes other than in a manner materially consistent with past practice; (ii) waive or extend the statute of limitations in respect of any material tax (other than pursuant to automatic extensions of time to file any tax return); (iii) file any material amended tax returns; (iv) settle, consent to or compromise any claim or assessment in respect of a material amount of taxes; or (v) surrender or compromise any right to claim a tax refund in respect of a material amount of taxes, in each case, to the extent such action would reasonably be expected to materially and adversely affect the Transferred Entities or the TKO Parties with respect to any post-closing tax period;

•

permit any Transferred Entity to (i) acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material properties, equity interests or assets from any third party or (ii) enter into any joint venture or other similar partnership with any third party that is material to the Businesses, taken as a whole, other than, in each case, (A) acquisitions of inventory, equipment or similar assets or property in the ordinary course of business, or (B) the satisfaction or exercise of any obligations or rights of any Transferred Entity existing as of the date of execution of the Transaction Agreement (except to the extent such exercise is made solely at the election of any Transferred Entity);

•

other than borrowings in the ordinary course of business pursuant to the EDR Group Credit Facility, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money, other than (i) indebtedness that will be repaid, settled, canceled or terminated in full prior to the Closing, (ii) intercompany indebtedness solely among Transferred Entities wholly-owned by the EDR Parties and (iii) refinancings of existing indebtedness, which do not materially increase the outstanding principal amount of loans or commitments under the applicable existing indebtedness immediately prior to such refinancing;

•

make any material loans of money or capital contributions to any person (other than a Transferred Entity) that would constitute Transferred Liabilities or permit a Transferred Entity to make any material loans of money or capital contributions to any person (other than another Transferred Entity), except, in each case, for (i) advances to Business Employees for expenses incurred in the ordinary course of business, (ii) loans or capital contributions solely among Transferred Entities wholly-owned by the EDR Parties in the ordinary course of business, (iii) the satisfaction or exercise of any obligations or rights of any Transferred Entity existing as of the date of execution of the Transaction Agreement (except to the extent such exercise is made solely at the election of any Transferred Entity) or (iv) loans or capital contributions that will be repaid or funded in full prior to the Closing, or otherwise not to exceed $1,000,000 individually or $5,000,000 in the aggregate for all such loans or capital contributions;

•

(w) other than renewals in the ordinary course of business, replace or materially amend or modify any material contract, (x) waive or release any material rights or claims under a material contract, (y) except in the ordinary course of business, enter into any material contract, or (z) voluntarily terminate any material contract;

•

enter into any new contract (that would constitute a material contract) with the counterparties to (or their affiliates), or terminate, replace, amend, supplement, waive any rights under or modify, certain specified contracts set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement;

•

fund certain payments in respect of certain future events of the Businesses to be taken account into the calculation of cash and cash equivalents of the Businesses at the Closing in an amount in excess of $35,000,000;

•

adopt or enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Businesses (other than as necessary to implement the Pre-Closing Restructuring);

•

sell, pledge, dispose of, assign, transfer, license, abandon, create any lien (other than Permitted Liens) or authorize any of the foregoing on or with respect to any material Transferred Intellectual Property, other than (i) in connection with (A) any sales of products or services in the ordinary course of business, (B) sales, abandonments or other dispositions of immaterial or obsolete, surplus or worn-out assets, equipment or property (including Transferred Intellectual Property) that is no longer used in or useful for the operations of a Transferred Entity, (C) the licensing or sublicensing of Transferred Intellectual Property in the ordinary course of business, (D) pursuant to transactions solely among Transferred Entities wholly-owned by the EDR Parties or (E) expirations of Transferred Intellectual Property in accordance with its statutory term or (ii) for consideration (and with fair market value) not to exceed $1,000,000 individually;

•

except as required by law, negotiate, enter into, amend, or extend any Labor Agreement or voluntarily recognize any union as the bargaining representative of any Business Employees without notifying the TKO Parties;

•

implement any mass layoff, plant closing, or other termination event requiring notice under the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state, local, or foreign law without complying with the notice requirements under such laws;

•

release, compromise or settle any action (i) involving payments (exclusive of attorney’s fees) by the Transferred Entities in excess of $1,000,000 individually or $5,000,000 in the aggregate, (ii) granting injunctive or other equitable remedy against the Transferred Entities or the Businesses or (iii) which imposes any material restrictions on the operation of the Businesses (taken as a whole); or

•	agree to take any of the foregoing actions.

Notwithstanding anything to the contrary in the Transaction Agreement, with respect to any TWI JV, the obligations of the EDR Parties and the Transferred Entities will only apply to the extent an EDR Party or Transferred Entity has the right to cause such TWI JV to comply with any such obligation or take or not take any such action (taking into account the rights of any other equityholders or other parties to such TWI JV); provided that the EDR Parties and the Transferred Entities will direct the directors or managers of TWI JVs (other than those set forth in the applicable section of the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement) that are appointed by the EDR Parties or the Transferred Entities (the “EDR JV Directors”) to vote in favor of (or against) any action (or omission) in their capacity as such, in each case, if such action (or omission) would be prohibited to be taken (or not taken) without the prior written consent of the TKO Parties if taken by a member of the EDR Group or a Transferred Entity directly, it being agreed that the obligation in the foregoing proviso with respect to such TWI JV will not prohibit any such EDR JV Director from (i) complying with or exercising its fiduciary duties in its capacity as a director or manager of such TWI JV or (ii) executing a written resolution of the board of directors or similar governing body of such TWI JV with respect to any action that, if taken at a meeting, could be approved by the board of directors or other similar governing body of such TWI JV without the consent of the EDR JV Director so long as such written resolution is otherwise executed by the number of directors or managers that would be required to approve such action at a meeting of such governing body. Subject to the EDR Parties’ and the Transferred Entities’ compliance with the terms of the Transaction Agreement, no action or omission or other matter with respect to any TWI JV, other than TWI-Controlled JVs so long as such action or omission with respect to a TWI-Controlled JV is permitted to be taken (or not taken) under the governing documents of such TWI-Controlled JV without the prior approval or consent of a third party member or equityholder of such TWI-Controlled JV), contemplated by this paragraph will constitute a breach of any provision of the Transaction Agreement and the TKO Parties will not have any right to rely on any failure of a condition set forth in the Transaction Agreement to be satisfied (or terminate the Transaction Agreement on the basis thereof) or claim any loss or damage or seek any other remedy (whether at law, in equity or otherwise) to the extent that such failure, loss or damage arises from any action or omission of a Transferred Entity with respect to any TWI JV contemplated by this paragraph. TKO may not, prior to the Closing, manage or interfere with the EDR Group’s ability to conduct the Businesses in the ordinary course of business and nothing contained in the Transaction Agreement is intended to give TKO or its affiliates, directly or indirectly, the right to control or direct the Businesses prior to the Closing.

Conduct of the TKO Parties

The TKO Parties have agreed that, except (i) as set forth in the TKO Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement, (ii) as required by applicable law, a governmental authority or any contract to which any of the TKO Parties or their subsidiaries is bound, or (iii) as otherwise contemplated by the Transaction Agreement or the Ancillary Agreements or as consented to by the

EDR Parties in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), during the Pre-Closing Period, the TKO Parties will not, and will cause their respective subsidiaries not to:

•

issue, sell or transfer any shares of capital stock or other equity interests of TKO PubCo or TKO (other than (i) upon the exercise or settlement of awards under the TKO PubCo Incentive Award Plan outstanding as of the date of execution of the Transaction Agreement, (ii) as required to comply with any TKO Benefit Plan in effect as of the date of execution of the Transaction Agreement, (iii) transactions solely among TKO or its wholly-owned subsidiaries in the ordinary course of business or (iv) in connection with redemptions or exchanges pursuant to the TKO OpCo LLC Agreement);

•

(i) adjust, split, combine or reclassify any shares of capital stock or other equity interest of TKO PubCo or TKO or (ii) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of TKO PubCo or TKO;

•

amend in any material respect the governing documents of the TKO Parties in a manner that would reasonably be expected to (i) materially impair the rights of the EDR Parties with respect to the Equity Consideration or the shares of TKO PubCo Class B Common Stock issuable pursuant to the Transaction Agreement or (ii) prevent or materially impair the ability of the TKO Parties to perform their obligations under the Transaction Agreement or to consummate the Transaction;

•

make, declare, set aside or pay any dividends on, or make any other distribution (in equity interests or property) in respect of any of the outstanding equity interests of TKO PubCo or TKO, in each case, other than (i) in respect of regular quarterly cash dividends or (ii) tax distributions provided for under the terms of the TKO OpCo LLC Agreement (determined in a manner consistent with TKO’s past practices);

•	adopt or enter into any plan of complete or partial liquidation or dissolution of, or otherwise liquidate, dissolve or wind up the operations of, TKO PubCo or TKO; or

•	commit or agree to take any of the foregoing actions.

Written Consent

Under the terms of the Transaction Agreement, the EDR Parties were required to use their reasonable best efforts to obtain and deliver to TKO PubCo the duly executed countersignature pages to the Written Consent by the Specified Stockholders, in each case as soon as practicable following the execution of the Transaction Agreement, but in any event within twelve (12) hours following the execution thereof.

The Written Consent, duly executed by the Specified Stockholders, was delivered to TKO PubCo on October 23, 2024, shortly after the execution of the Transaction Agreement.

Access to Information

During the Pre-Closing Period, upon advanced reasonable notice, the EDR Parties will, at TKO’s sole cost and expense, afford TKO and its authorized representatives reasonable access to the offices, properties and books and records (including Transferred Employee Records, to the extent permitted by applicable law) of the Transferred Entities and the other members of the EDR Group (solely in respect of the Businesses, Transferred Assets, Transferred Liabilities and Business Employees) as TKO and such representatives may reasonably request for purposes of consummating the Transaction or preparation therefor; provided, however, that any such access will be conducted during normal business hours, under the supervision of the EDR Parties’ personnel and in such a manner as not to unreasonably interfere with the normal operations of the Businesses or the EDR Group.

Notwithstanding anything to the contrary in the Transaction Agreement, the EDR Parties will not be required to disclose any information to TKO if:

•

such disclosure would, in the EDR Parties’ reasonable discretion, (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable law (including other antitrust laws), fiduciary duty, confidentiality obligation or contract to which any member of the EDR Group is a party; or

•

the EDR Parties or any of their affiliates (including the Transferred Entities), on the one hand, and TKO or any of its affiliates, on the other hand, are adverse parties in any action and such information is reasonably pertinent thereto.

In the event that disclosure is restricted pursuant to the above, the EDR Parties will, to the extent legally permissible, reasonably necessary and practicable, cooperate with TKO and make appropriate substitute arrangements.

Neither the auditors nor the independent accountants of the EDR Parties or their respective affiliates (including the Transferred Entities) will be obligated to make any work papers available to any person under the Transaction Agreement unless and until such person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants.

If so reasonably requested by the EDR Parties at any time during the Pre-Closing Period or following the Closing, TKO will, and will cause its affiliates (as applicable) to, enter into a customary joint defense agreement with the EDR Parties or other members of the EDR Group to avoid the loss of attorney client privilege with respect to any information to be provided to TKO pursuant to the Transaction Agreement during the Pre-Closing Period or following the Closing.

Nothing provided to TKO pursuant to the foregoing will in any way amend or diminish TKO’s or its affiliates’ obligations under the confidentiality agreement between EDR and TKO PubCo dated as of June 17, 2024 (the “Confidentiality Agreement”).

After the Closing Date, TKO will and will cause its controlled affiliates to, on the one hand, and the EDR Parties will and will cause their controlled affiliates to, on the other hand, grant to the other reasonable access to financial records and other information in their possession as of the Closing related to their conduct of the Businesses and such cooperation and assistance, in each case, as will be reasonably required to enable them to complete their legal, regulatory, stock exchange and financial reporting requirements and for any other reasonable business purpose, including in respect of litigation and insurance matters, but excluding disputes under the Transaction Agreement or any Ancillary Agreement; provided, however the limitations on the EDR Parties’ required disclosures described above continues to apply. TKO, on the one hand, and the EDR Parties, on the other hand, will promptly reimburse the other for such other’s reasonable out-of-pocket expenses associated with requests made by such first party for access to information after Closing, but no other charges will be payable by the requesting party to the other party in connection with such requests.

In addition, with respect to information provided pursuant to the Transaction Agreement, TKO agreed that:

•

certain records may contain information relating to the Remaining EDR Group or their respective affiliates, other than information relating solely to the Businesses and the Transferred Entities, and that the Remaining EDR Group may retain copies thereof; and

•

prior to making any records available to TKO, the EDR Parties may redact any portions thereof that relate to any member of the Remaining EDR Group or any of their respective affiliates (other than the Businesses, Transferred Assets, Transferred Liabilities, Business Employees or the Transferred Entities).

Separation Matters

Services from Affiliates

Other than certain agreements set forth on the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement (the “Surviving Intercompany Agreements”), the Transition Services Agreement or any other Ancillary Agreement related thereto, the EDR Parties will take such actions that are necessary to cause each contracts between the EDR Group and its affiliates (other than the Transferred Entities), on the one hand, and a Transferred Entity or TWI-Controlled JV, on the other hand (other than the Transaction Agreement, the Ancillary Agreements or in respect of the Pre-Closing Restructuring) (each, an “Intercompany Agreement”) to terminate with respect to the Businesses, as of the Closing Date, and be of no force and effect without any party thereto having any continuing Liabilities to the other party. With respect to any balances not required to be settled prior to the Closing, the EDR Parties will use reasonable best efforts to cause the Business and the EDR Group to pay such payables (and collect such receivables) between the Remaining EDR Group and/or the EDR Group, on the one hand, and the Business, the Transferred Entities and/or TWI-Controlled JVs, on the other hand, when due in accordance with their terms.

Termination of the TKO Services Agreement

TKO and the EDR Parties agreed, effective as of the Closing Date, that the TKO Services Agreement will be automatically terminated in its entirety and will be without further force or effect, without any further action, obligations or liabilities of the EDR Group or any of its affiliates, on the one hand, or TKO or any of its affiliates, on the other hand, following the Closing.

In connection with the foregoing, TKO will pay to EOC (or its designee) all Service Fees (as defined in the TKO Services Agreement) due and owing prior to the Closing Date (which will be prorated in the event that the Closing Date is not the last day of a calendar month).

EDR Guarantees

Prior to the Closing, TKO will use reasonable best efforts to put in place, effective as of the Closing, instruments to replace all outstanding performance guarantees, letters of credit, performance bonds, or similar guarantees entered into by or on behalf of the Remaining EDR Group in connection with the Businesses (the “EDR Guarantees”), other than the EDR Guarantee that is intended to survive the Closing (the “Surviving EDR Guarantee”), and the EDR Parties will use reasonable best efforts to cooperate with TKO in connection therewith as reasonably requested by TKO.

TKO and the EDR Parties will use reasonable best efforts to cooperate and cause TKO (or an appropriate subsidiary) to be substituted in all respects for the member of the Remaining EDR Group that is party to any EDR Guarantee (other than the Surviving EDR Guarantee in respect of the Businesses (other than Excluded Liabilities) or Transferred Liabilities), effective as of the Closing Date, in respect of all obligations of the applicable member of the Remaining EDR Group that is party to such EDR Guarantee in respect of the Businesses (other than Excluded Liabilities) or Transferred Liabilities, so that as a result of such substitution, the member of the Remaining EDR Group that is party to such EDR Guarantee will, from and after the Closing, cease to have any obligation whatsoever arising from or in connection with such EDR Guarantees in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities.

If the parties are not successful in completing the foregoing by the Closing Date, then from the Closing until the date that the Remaining EDR Group is completely and unconditionally released from each EDR Guarantee (other than the Surviving EDR Guarantee in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities):

•

the EDR Parties will cause any such EDR Guarantee to remain in effect (provided that the Remaining EDR Group will be under no obligation to renew or extend the term of any such existing EDR Guarantee);

•

TKO and the EDR Parties will continue to use their reasonable best efforts to obtain promptly the complete and unconditional release of the member of the Remaining EDR Group that is party to such EDR Guarantee from each such EDR Guarantee in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities following the Closing;

•

TKO will indemnify the Remaining EDR Group for the amounts paid under such Surviving EDR Guarantee or any other Liability arising from or in connection with such EDR Guarantee from and after the Closing to the extent constituting Transferred Liabilities; and

•	TKO will not amend, modify or renew any contract subject to such EDR Guarantees without the consent of the member of the Remaining EDR Group that is party to such EDR Guarantees.

Shared Contracts

Prior to the Closing, and until the expiration or termination date of any contracts that relate both to the Businesses and one or more of the Excluded EDR Businesses (each, a “Shared Contract”) (but if the term in indefinite, only for two (2) years after the Closing), each of the EDR Parties and TKO will, and will cause the other members of the EDR Group and their respective affiliates, respectively, to use reasonable best efforts to obtain from each third party to a Shared Contract, either:

•

a separate contract or agreement (a “New Contract”) that allocates the rights and obligations of the EDR Group under each such Shared Contract as between the Businesses, on the one hand, and the Excluded EDR Businesses, on the other hand, and which, as it relates to the Businesses, are otherwise substantially similar in all material respects to such Shared Contract (or on terms that are otherwise reasonably acceptable to TKO and the EDR Parties), or

•

a contract or agreement effective as of the Closing (the “Partial Assignments and Releases”) that assigns the rights and obligations of the EDR Group under such Shared Contract to the extent related to the Businesses to the Transferred Entities, or assigns the rights and obligations of the EDR Group under such Shared Contract to the extent related to the Excluded EDR Businesses to a member of the Remaining EDR Group, as applicable (in each case, including by amending such Shared Contract to remove the applicable member of the EDR Group as a party thereto).

None of the EDR Parties, TKO, any Transferred Entity or their respective affiliates will be required to commence, defend or participate in any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third person (an “Extraordinary Action”) to obtain any New Contract or Partial Assignment and Release with respect to any Shared Contract.

If following the Closing, any third party under a Shared Contract does not agree to enter into a New Contract or Partial Assignment and Release consistent with the foregoing, the parties will for a period of up to two (2) years or until the earlier expiration or termination date of the applicable Shared Contract, cooperate with each other and, following good faith discussions between the parties, seek to obtain or structure mutually acceptable alternative arrangements for the applicable member of the EDR Group and the applicable Transferred Entity (or TKO or its subsidiaries) receiving rights and benefits, and bearing liabilities and obligations, (i) with respect to the EDR Group, to the extent related to the Excluded EDR Businesses, Excluded Assets and Excluded Liabilities, and (ii) with respect to the Transferred Entities (or TKO or its subsidiaries), to the extent related to the Businesses (other than Excluded Liabilities), Transferred Assets and Transferred Liabilities (provided that such arrangements will not result in a breach or violation of such Shared Contract by any of the parties thereto or a violation of applicable law) (each, a “Back-to-Back Arrangement”).

With respect to liabilities, rights and benefits pursuant to, under or relating to a given Shared Contract, relating to occurrences from and after the Closing, to the extent a New Contract, a Partial Assignment and Release or a Back-to-Back Arrangement has not been entered into in respect to such Shared Contract, such liabilities, rights and benefits will be allocated between the EDR Group and TKO under the terms of the Transaction Agreement.

Obligations Regarding Non-Assignable Assets and Non-Assumable Liabilities

To the extent that any transfers of Transferred Assets (including contracts other than Shared Contracts and subject to certain exceptions) to or assumptions of Transferred Liabilities by the Transferred Entities, including any Transferred Assets or Transferred Liabilities to be transferred pursuant to the Pre-Closing Restructuring, have not been consummated at or prior to the Closing, the parties will use reasonable best efforts to effect such transfers or assumptions as promptly following the Closing as practicable.

To the extent that the sale, conveyance, assignment or transfer or attempted sale, conveyance, assignment or transfer of (x) any Transferred Asset or Transferred Liability or (y) any Excluded Asset or Excluded Liability is prohibited by or would contravene any applicable law, permit, governmental order or contract, or would require any consent of any governmental authority or other third party (or, in each case any claim or right or benefit arising thereunder or resulting therefrom that is subject to any such prohibition, contravention or consent requirement) (such Transferred Asset, a “Delayed Asset”, such Transferred Liability, a “Non-Transferable Liability”, such Excluded Asset, a “Delayed Excluded Asset”, and such Excluded Liability, a “Non-Transferable Exclude Liability”), then (but unless and until any applicable consents have been obtained) the Transaction Agreement and the Ancillary Agreements will not constitute an agreement to sell, assign, license, sublicense, lease, sublease, convey or transfer at the Closing the applicable Transferred Asset (excluding Transferred Entities), Transferred Liability, Excluded Asset or Excluded Liability.

The EDR Parties and TKO will use, and cause each of their subsidiaries to use, reasonable best efforts to obtain any such consent, including after the Closing Date through the date that is six (6) months after the Closing Date (or, in the case of a contract, until the expiration of the term of such contract (without giving effect to any extensions thereof following the Closing)), subject to certain conditions and exceptions as further set forth in the Transaction Agreement.

Upon obtaining the requisite consents, unless otherwise provided in the Transaction Agreement or any Ancillary Agreement, such Delayed Asset, Non-Transferable Liability, Delayed Excluded Asset or Non-Transferable Excluded Liability will be automatically transferred and assigned to the applicable party under the Transaction Agreement without additional consideration therefor.

Following the Closing, the EDR Parties, on the one hand, and TKO, on the other hand, will, and will cause their subsidiaries (including, with respect to TKO, the Transferred Entities and their subsidiaries) to, use reasonable best efforts to, cooperate in any arrangement, reasonable and lawful as to the other party so that such other party obtain the benefits (as determined on an after-tax basis taking into account solely items related to such arrangement) and bear the burdens relating to such Delayed Asset, Non-Transferable Liability, Delayed Excluded Asset or Non-Transferable Excluded Liability (as applicable), including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Delayed Asset, Non-Transferable Liability, Non-Transferable Liability, Delayed Excluded Asset or Non-Transferable Excluded Liability, such that the parties would be placed in a substantially similar position as if such Delayed Asset, Non-Transferable Liability, Non-Transferable Liability, Delayed Excluded Asset or Non-Transferable Excluded Liability (as applicable) had been conveyed at the Closing.

None of the parties will be required to, among other things, take any Extraordinary Action with respect to any Delayed Asset, Non-Transferable Liability, Delayed Excluded Asset or Non-Transferable Excluded Liability.

EDR Names and Marks.

Except as expressly set forth in this paragraph, after the Closing, TKO will not, and will not permit the Transferred Entities to, use any of the EDR Names and EDR Marks.

Notwithstanding the foregoing:

•

as soon as practicable following the Closing, but in no event later than ninety (90) days after the Closing, TKO will, and will cause the Transferred Entities to, file such documents and take, or cause to be taken, such necessary actions, to file with competent governmental authorities to change the legal entity name of the Transferred Entities to remove any EDR Names; and

•

the Transferred Entities will be entitled to use the EDR Marks in substantially the same manner and scope as used by the Transferred Entities with respect to the Businesses as in the twelve (12) months prior to the Closing for a transitional period no later than ninety (90) days after the Closing (or such longer time as may be mutually agreed in good faith).

During such transitional license term, TKO will cause the Businesses not to use the EDR Names and the EDR Marks in any manner that may damage or tarnish the reputation of the Remaining EDR Group or the goodwill associated with the EDR Names or the EDR Marks.

Insurance Policies

From and after the Closing Date, the Businesses and Transferred Entities will cease to be insured by the Remaining EDR Group’s insurance policies or by any of the Remaining EDR Group’s self-insured programs (collectively, the “EDR Insurance Policies”), and any EDR Insurance Policies will continue in force only for the benefit of the Remaining EDR Group and not for the benefit of TKO, the Transferred Entities or the Businesses, provided that following the Closing, the Remaining EDR Group will use reasonable best efforts to:

•	provide the Businesses and the Transferred Entities with the continued benefit of any:

•

“occurrence basis” EDR Insurance Policy that, by its terms, covers and permits claims by the Businesses and Transferred Entities in respect of acts, omissions and events occurring prior to the Closing (to the extent any such claim relates to the Businesses prior to the Closing), and

•	“claims made basis” EDR Insurance Policy with regard to coverage for the Businesses and the Transferred Entities for claims noticed to the insurers thereunder prior to the Closing; and

•

provide the Businesses and the Transferred Entities with the continued benefit of the EDR Insurance Policies to the extent the TKO Parties and their subsidiaries are insured under such policies as of the date of execution of the Transaction Agreement, in substantially the same manner and scope as provided to the TKO Parties and their subsidiaries as of the date of execution of the Transaction Agreement.

TKO and the Transferred Entities will pay (and reimburse the EDR Parties if they pay) for any reasonable costs and expenses (including increased premiums) directly incurred in connection with the foregoing as a result of such claims and will exclusively bear any deductibles, retentions, or uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with such claims.

Wrong Pockets

Following the Closing, the EDR Parties and their affiliates, on the one hand, and TKO and its affiliates, on the other hand, will cooperate with each other with respect to the transfer of certain assets and liabilities received or otherwise possessed by such parties after the Closing that should belong to the other party under the terms of the Transaction Agreement.

Employee Matters

Business Employees

The Transaction Agreement provides that the Business Employees will generally transfer automatically to TKO or its affiliates upon the occurrence of the Closing by operation of law. For any Business Employees who do not transfer automatically by operation of law but are transferring as of the Closing, TKO or one of its affiliates will offer employment to such Business Employees. The offers will be for a substantially similar position in which such Business Employee’s responsibilities are not significantly reduced and at a geographic work location that is within fifteen (15) miles of the same metropolitan area as the applicable Business Employee’s primary work location immediately prior the Closing, subject to the terms of any Labor Agreement applicable to the Business Employee. Certain Business Employees, including Inactive Employees, Delayed Transfer Business Employees, Corporate Business Employees and Work Permit Employees (each as defined in the Transaction Agreement) will transfer at a later date following the Closing, subject to similar terms and conditions as the Business Employees who transfer at Closing.

Treatment of the EDR Equity Awards

The Transaction Agreement provides for the following treatment of EDR equity awards held by the Business Employees, independent contractor or Former Service Providers:

•

Restricted Stock Units. Each unvested EDR restricted stock unit held by a Business Employee or independent contractor (i) outstanding as of the date of the Transaction Agreement or (ii) granted thereafter in accordance with the Transaction Agreement (each, an “EDR RSU”) that is outstanding as of immediately prior to the Closing will be assumed by TKO PubCo and substituted for a TKO restricted stock unit (each, a “TKO RSU”), subject to terms and conditions after such assumption that are substantially similar to the terms and conditions applicable to the corresponding EDR RSU immediately prior to such assumption (including time-based vesting schedule), except that, the TKO RSUs will relate to a number of shares of TKO PubCo Class A Common Stock (rounded up to the nearest whole share) equal to the product of (A) the number of shares of EDR class A common stock that were issuable upon the vesting of such EDR RSU immediately prior to the Closing and (B) the Equity Award Adjustment Ratio. For purposes of the Transaction Agreement, the “Equity Award Adjustment Ratio” means (i) to the extent the transactions contemplated by the EDR Merger Agreement have been consummated or the EDR Merger Agreement has not been terminated, (A) $27.50 divided by (B) $124.65 and (ii) in any other instance, (A) the VWAP of EDR class A common stock over the five consecutive trading days ending on the second trading day immediately prior to the Closing Date; divided by (B) the VWAP of TKO PubCo Class A Common Stock over the five consecutive trading days ending on the second trading day immediately prior to the Closing Date.

•

The EDR Group will generally retain and be liable for (i) all Endeavor performance stock units, (ii) all options to purchase EDR class A common stock, and (iii) all Endeavor restricted stock units held by Former Service Providers and phantom and cash-settled equity-based awards, each of which will be treated in accordance with the EDR Merger Agreement.

Indemnification and Insurance

Effective as of and after the Closing, the EDR Parties agree to, indemnify, defend and hold harmless and reimburse TKO and its affiliates (including, following the Closing, the Transferred Entities) and its and their respective directors, officer, agents, successors, affiliates and representatives, from and against any and all losses incurred or suffered to the extent resulting from, arising out of, relating to or in connection with any breach or failure of the EDR Parties’ representations and warranties, surviving covenants, Excluded Liabilities, the Pre-Closing Restructuring and pre-Closing tax liabilities.

Effective as of and after the Closing, TKO will indemnify, defend and hold harmless and reimburse the EDR Parties and their affiliates and their respective directors, officer, agents, successors, affiliates and representatives from and against any and all losses incurred or suffered to the extent resulting from or arising out of any breach or failure of the TKO Parties’ representations and warranties, surviving covenants, Transferred Liabilities or post-Closing tax liabilities of the Businesses.

R&W Insurance Policy

Prior to the Closing, TKO will have obtained and delivered to the EDR Parties a representations and warranties insurance policy(ies) (the “R&W Insurance Policy”), which must contain a provision which expressly states that the insurer(s) agrees to waive all subrogation rights against the EDR Parties and their respective affiliates except in the case of fraud by such EDR Party or affiliate (of which specific provision the EDR Parties are expressly made third party beneficiaries), and will maintain the R&W Insurance Policy in full force and effect from and after the Closing (noting, for the avoidance of doubt, that the foregoing will not be interpreted to limit the TKO Parties’ right to make, adjust, negotiate or settle claims under the R&W Insurance Policy) and will not (and will cause their affiliates to not) amend, modify, terminate or waive any waiver of subrogation applicable to the EDR Parties or any of their affiliates set forth in the R&W Insurance Policy, in each case in a manner adverse to the EDR Parties or any of their affiliates, without the prior written consent of the EDR Parties.

The cost of the premiums together with all taxes and application, underwriting, due diligence or similar fees or expenses in connection with the R&W Insurance Policy will be paid by the TKO Parties.

From and after the Closing, the R&W Insurance Policy will serve as the TKO Parties’ and their affiliates’ sole recourse for breaches of any representation or warranty of the EDR Parties or the Transferred Entities, other than in the case of fraud or as otherwise expressly set forth in the Transaction Agreement. The EDR Parties will use reasonable best efforts to cooperate with reasonable requests from TKO and its representatives with respect to TKO’s obtainment of the R&W Insurance Policy.

Indemnification of Directors and Officers.

For a period of six (6) years after the Closing, TKO will (i) cause the governing documents of the Transferred Entities to contain provisions no less favorable with respect to indemnification, exculpation and limitation of liabilities of the current or former directors and officers of the Transferred Entities (collectively, the “D&O Indemnitees”) and advancement of expenses than are set forth as of the date of execution of the Transaction Agreement in the governing documents of the Transferred Entities and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of the D&O Indemnitees thereunder.

Prior to the Closing, the Transferred Entities will obtain as of the Closing and fully pay the premium for a non-cancellable extension (or “tail”) of the existing directors’ and officers’ liability insurance and fiduciary liability insurance coverage of the Transferred Entities (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Closing (such period, the “Tail Period”) with respect to any claim related to any period of time at or prior to the Closing from an insurance carrier(s) with a same or better credit rating than the Transferred Entities’ current insurance carrier(s) with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided for Transferred Entities and their insured persons under the Transferred Entities’ existing policies. The cost of the D&O Insurance will be borne by the EDR Parties; provided, however, that in no event will the Transferred Entities or EDR Parties be required to expend for the D&O Insurance an aggregate premium amount in excess of 300% of the annual premium allocable the Transferred Entities for their existing directors’ and officers’ liability and fiduciary liability insurance in effect as of the date of execution of the Transaction Agreement. TKO will cause the Transferred Entities to, maintain such “tail” policies in full force and effect through such Tail Period. The rights of the D&O Indemnitees will be in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Following the Closing, in the event that TKO or the Transferred Entities or any of their respective successors or assigns (A) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any person, or if TKO dissolves the Transferred Entities, then, and in each such case, TKO will cause proper provision to be made so that the successors and assigns of TKO or the Transferred Entities assume the indemnification and insurance obligations described above.

Pre-Closing Restructuring

At or prior to the Closing, the EDR Parties will, and will cause each of their applicable subsidiaries to, complete the Pre-Closing Restructuring pursuant to such Conveyancing and Assumption Instruments or such other contracts, documents or instruments as the EDR Parties deem reasonably necessary to complete the Pre-Closing Restructuring. The EDR Parties will keep TKO reasonably informed in respect of the actions of the Pre-Closing Restructuring and will reasonably consult with TKO with respect to the form of contracts, documents or instruments to be applied in effecting the Pre-Closing Restructuring.

The EDR Parties will be permitted to amend or modify the steps shown in the Pre-Closing Restructuring if such amendment or modification is determined by the EDR Parties to be reasonably necessary or appropriate to effect the transactions contemplated thereby. However, TKO’s prior written consent (not to be unreasonably conditioned, withheld or delayed) will be required with respect to any material amendments or modifications that would reasonably be expected to (i) prevent or materially delay the consummation of the Transaction (including by reason of any newly required consents or other approvals of any governmental authority in connection with the Transaction), or (ii) have a material and adverse economic effect on TKO, its affiliates (including the Transferred Entities following the Closing) or the Businesses.

No condition to the TKO Parties’ obligations to consummate the Transaction will be deemed not satisfied solely as a result of the EDR Parties’ breach of the obligations to consummate the Pre-Closing Restructuring as described above, and none of the EDR Parties or any of their affiliates will be liable to the TKO Parties or their affiliates for any losses resulting or arising from any such breach, in each case with respect to the transfer of any Shared Contract, Delayed Asset or Non-Transferrable Liability contemplated by the Pre-Closing Restructuring, subject to the EDR Parties’ and the Transferred Entities’ compliance with the terms of the Transaction Agreement applicable to the transfer of such Shared Contract, Delayed Asset or Non-Transferrable Liability, as applicable.

Other Covenants and Agreements

The Transaction Agreement contains other covenants and agreements, in which each of the parties covenants or agrees to:

•

use reasonable best efforts to obtain all necessary material consents required to be obtained from any governmental authority in order to consummate the Transaction, including the approval or clearance under any antitrust law, and will cooperate fully with each other in promptly seeking to obtain all such consents;

•

use reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of the Transaction Agreement or otherwise to comply with the Transaction Agreement and to consummate and give effect to the Transaction as soon as practicable (but in any event prior to the Outside Date);

•

cooperate and use reasonable best efforts to cause the cash collateralization, termination, provision of backstop letters of credit, replacement or other substitution of any letters of credit under the OLE Facility, in each case, to the extent required by the issuers thereof; and

•

as promptly as practicable, negotiate and agree in good faith upon the Services (as defined in the Transition Services Agreement and set forth in Exhibit A thereto) to be provided under the Transition Services Agreement consistent with the principles set forth in the form Transition Services Agreement attached as Exhibit A to the Transaction Agreement; provided that, (i) the EDR Parties cannot refuse to include an EDR service that was provided to the Businesses by an EDR Party or a member of the Remaining EDR Group or that is provided to TKO pursuant to the TKO Services Agreement prior to

Closing (except to the extent such service is contemplated to be an Excluded Service under the Transition Services Agreement), and (ii) the Shared Office Space (Chiswick) and Shared Office Space (New York City, 304 Park Ave South) Services, each as defined in Exhibit A to the Transition Services Agreement, will be provided for the duration and pricing set forth in Exhibit A to the Transition Services Agreement as of the date of execution of the Transaction Agreement.

In addition, the TKO Parties will:

•

prior to the Closing, notify the EDR Parties promptly of the commencement of any stockholder litigation brought or threatened in writing against the TKO Parties, any of their subsidiaries or any of their respective directors or officers relating to the Transaction (“Transaction Litigation”) and will promptly advise the EDR Parties of any material developments with respect to and keep the EDR Parties reasonably informed with respect to the status thereof. The EDR Parties and TKO Parties will jointly be entitled to direct and control the overall defense, negotiation and settlement of any such Transaction Litigation; provided that the TKO Parties’ representatives or the EDR Parties’ representatives named as defendants in Transaction Litigation (including, but not limited to, any member of a committee of the TKO PubCo, such as the Special Committee) will have the right to manage their own defense of any Transaction Litigation in cooperation with the TKO Parties or the EDR Parties. The EDR Parties, on the one hand, and TKO PubCo, on the other hand, will not, and will cause their respective Representatives (including, but not limited to, with respect to TKO PubCo, any member of a committee of TKO PubCo, such as the Special Committee) not to, settle any Transaction Litigation without the other party’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided that the TKO Parties’ representatives and the EDR Parties’ representatives named as defendants in any Transaction Litigation (including, with respect to the TKO Parties, any member of Special Committee) may enter into any settlement of claims brought against such person, so long as such settlement:

•

does not, in the aggregate together with all such settlements, involve payment of monetary damages in excess of the specified amount set forth in the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement, or any injunctive or other equitable relief;

•	does not directly or indirectly attribute to the EDR Parties, the TKO Parties, or any of their respective affiliates any admission of liability;

•	does not impose on the EDR Parties, the TKO Parties, or any of their respective affiliates, as applicable, any judgment, contribution obligation, fine, penalty or any other liability; and

•	does not involve the admission of any wrongdoing by any person;

•

following the Closing, in the event that the TKO Parties or the Transferred Entities receive payments relating to accounts receivable of, or services rendered by, the OLE Business or the EDR Group (in respect of the OLE Business) in connection with the 2024 Olympic and Paralympic Games (the “2024 Olympics”) (such payments, the “2024 Olympics Post-Closing Receipts”), remit, or cause to be remitted, the aggregate amount of the 2024 Olympics Post-Closing Receipts to the EDR Parties;

•

following the Closing, in the event that the TKO Parties or the Transferred Entities receive payments relating to accounts receivable of, or services rendered by, the IMG Media Business or the EDR Group (in respect of the IMG Media Business) in connection with the North American media rights for the 2024-2025 FA Cup (the “FA Cup NA Media Rights”) (such payments, the “FA Cup NA Media Rights Post-Closing Receipts”), the TKO Parties will remit, or cause to be remitted, the aggregate amount of any FA Cup NA Media Rights Post-Closing Receipts (reduced by (x) obligations to third parties to share such amounts if collected by the TKO Parties or Transferred Entities rather than being paid to such third party directly by the payor of the FA Cup NA Media Rights Post-Closing Receipts and (y) any costs incurred in connection with any actions taken by the TKO Parties at the written request of the EDR Parties to collect such FA Cup NA Media Rights Post-Closing Receipts) to the EDR Parties (or their applicable affiliate, as designated by the EDR Parties);

•

prior to the Closing, take all actions as may be required to cause any acquisition or disposition of any equity securities of the TKO Parties or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transaction by each person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Transaction to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters; and

•

prior to the Closing, prepare and, after approval by the EDR Parties (which will not be unreasonably withheld, delayed or conditioned) file (with the assistance and cooperation of the EDR Parties as reasonably requested by TKO PubCo) with the SEC, as promptly as practicable after the TKO Stockholder Approval has been obtained pursuant to the Written Consent, a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Transaction and (ii) the notice of action by written consent required by Section 228(e) of the DGCL;

•

cause the Transferred Entities to retain all books, ledgers, files, reports, plans, operating records and any other material documents to the extent related to Excluded Assets, Excluded Liabilities, or the businesses or operations of the Transferred Entities other than the Businesses, in each case as in existence at the Closing that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date (or such shorter time as specified in the EDR Parties’ current retention policies), and make the same reasonably available after the Closing for inspection and copying by the EDR Parties or their representatives at the EDR Parties’ expense, during regular business hours and upon reasonable request and upon reasonable advance notice; and

•

after such seven- (7-) year or shorter period as described above, before TKO or the Transferred Entities may dispose of any such books and records in bulk (other than pursuant to automated destruction policies with respect to electronic data), give at least ninety (90) days’ prior written notice of such intention to dispose to the EDR Parties or their representatives, and the EDR Parties or their representatives will be given an opportunity, at the EDR Parties’ expense, to remove and retain all or any part of such books and records as it may elect.

Further, the EDR Parties will:

•

to the extent required by SEC rules and regulations to be included in this Information Statement, Form 10-Q and/or Form 10-K, deliver to the TKO Parties as promptly as reasonably practicable following the end of each financial quarter, any unaudited financial statements of the Businesses required under the Securities Act to be included in this Information Statement, Form 10-Q and/or Form 10-K and be prepared in conformity with GAAP;

•

no later than February 28, 2025, represent to the TKO Parties that the EDR Parties reasonably and in good faith expect to deliver to the TKO Parties the 2025 Financials on or prior to April 1, 2025; provided that if the Closing occurs on or prior to March 3, 2025, the EDR Parties will use their reasonable best efforts to deliver to the TKO Parties the 2025 Financials no later than April 1, 2025; provided further that, the TKO Parties agreed that (i) no condition to the TKO Parties’ obligations to close the Transaction as set forth in Section 9.02 of the Transaction Agreement will be deemed not satisfied solely as a result of the EDR Parties’ breach of the foregoing obligation and (ii) none of the EDR Parties or any of their affiliates will be liable to the TKO Parties or their affiliates for any losses resulting or arising from any breach of the foregoing obligation or any failure by the EDR Parties to deliver the 2025 Financials by April 1, 2025 in accordance with the terms of the Transaction Agreement;

•

if the Closing has not occurred prior to March 3, 2025, as soon as reasonably practicable following March 3, 2025, deliver to the TKO Parties the audited consolidated balance sheet of the Businesses as of the year ended December 31, 2024, prepared in accordance with GAAP and Regulation S-X, together with all related notes and schedules thereto, accompanied by an audit report of Deloitte & Touche LLP (the “Auditor”);

•

prior to the Closing, (x) deliver or cause to be delivered notices of prepayment or termination of the OLE Facility (which notices may be conditioned upon the consummation of the Closing and other transactions contemplated by the Transaction Agreement to the extent permitted by the OLE Facility) within the time periods required by the OLE Facility and (y) deliver or cause to be delivered to TKO (with drafts delivered at least five (5) business days prior to the Closing) a payoff letter from the agent for the lenders or other counterparties with respect to the OLE Facility specifying the aggregate amount to be paid to fully satisfy all obligations due and payable on the Closing Date and providing for release of all liens and guarantees thereunder and termination of all instruments governing the OLE Facility, automatically upon payment of the payoff amount specified therein;

•

following the Closing, in the event that the TKO Parties or the Transferred Entities make payments relating to accounts payable of, or services rendered by, the OLE Business or the EDR Group (in respect of the OLE Business) in connection with the 2024 Olympics (such payments, the “2024 Olympics Post-Closing Payments”), the EDR Parties will remit, or cause to be remitted, the aggregate amount of the 2024 Olympics Post-Closing Payments to the TKO Parties;

•

at or promptly following the Closing, use reasonable best efforts to cause the secured parties under the EDR Group Credit Facility to file the applicable Uniform Commercial Code termination statements and other customary intellectual property lien terminations and releases with respect to such liens and to deliver such other customary release documentation as TKO may reasonably request;

•

retain all books, ledgers, files, reports, plans, operating records and any other material documents to the extent related to the Transferred Entities, TWI-Controlled JVs, the Businesses, the Business Employees, the Transferred Assets and the Transferred Liabilities, in each case as in existence at the Closing that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date (or such shorter time as specified in the EDR Parties’ current retention policies), and make the same reasonably available after the Closing for inspection and copying by the TKO Parties or their representatives at the TKO Parties’ expense, during regular business hours and upon reasonable request and upon reasonable advance notice; and

•

after such seven- (7-) year or shorter period as described above, before the EDR Parties may dispose of any such books and records in bulk (other than pursuant to automated destruction policies with respect to electronic data), give at least ninety (90) days’ prior written notice of such intention to dispose to the TKO Parties or their representatives, and the TKO Parties or their representatives will be given an opportunity, at the TKO Parties’ expense, to remove and retain all or any part of such books and records as it may elect.

Conditions to Closing

The obligation of the EDR Parties and the TKO Parties to consummate the Transaction is subject to the satisfaction (or written waiver by the EDR Parties and the TKO Parties, if permissible by law) at or prior to the Closing, of the following conditions:

•	the receipt of the TKO Stockholder Approval, which occurred when the Specified Stockholders delivered the Written Consent on October 23, 2024, shortly after the execution of the Transaction Agreement;

•	this Information Statement having been mailed to TKO PubCo’s stockholders and at least twenty (20) calendar days having elapsed since the completion of such mailing;

•	obtaining all regulatory approvals required under the Transaction Agreement; and

•

the absence of any order, writ, judgment, injunction, decree, ruling, stipulation, directive, assessment, subpoena, verdict, determination or award issued, promulgated or entered, by or with any federal, national, foreign, international, state, local, supranational or other government, governmental, regulatory or administrative authority, agency, instrumentality, or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction that has the effect of making the Transaction illegal or otherwise restraining or prohibiting the consummation of the Transaction;

The obligations of the EDR Parties to consummate the Transaction are further subject to the satisfaction or waiver by the EDR Parties (where permissible), at or prior to the Closing, of the following conditions:

•

certain capitalization representations (in each case, other than for inaccuracies that are de minimis in amount or effect) being true and correct in all respects as of the Closing, as if made as of such date;

•	the absence of any TKO Material Adverse Effect between June 30, 2024 and the date of execution of the Transaction Agreement being true and correct in all respects;

•

the TKO Parties’ organization, good standing and qualification to do business, the absence of brokers, finders or investment bankers entitled to any fee or commission in connection with the Transaction (other than as set forth on the TKO Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement), and the TKO Parties’ solvency, in each case, being true and correct in all material respects as of the Closing, as if made at such time, except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date);

•	no TKO Material Adverse Effect having occurred since the date of execution of the Transaction Agreement;

•

each of the other representations and warranties of the TKO Parties set forth in the Transaction Agreement and not specified above being true and correct in all respects as of the Closing, as if made at such time (except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date), and without regard to any materiality, TKO Material Adverse Effect or other similar qualification contained therein, except where such failures to be true and correct would not have a TKO Material Adverse Effect; and

•

the TKO Parties having performed and complied in all material respects with the covenants and obligations required by the Transaction Agreement to be performed or complied with by them at or prior to Closing.

The obligations of the TKO Parties to consummate the Transaction are further subject to the satisfaction or waiver by the TKO Parties (where permissible), at or prior to the Closing, of the following conditions:

•

certain capitalization representations (in each case, other than for inaccuracies that are de minimis in amount or effect) being true and correct in all respects as of the Closing, as if made as of such date;

•	the absence of any Business Material Adverse Effect between June 30, 2024 and the date of execution of the Transaction Agreement being true and correct in all respects;

•

the EDR Parties’ organization, good standing and qualification to do business, and the absence of brokers, finders or investment bankers entitled to any fee or commission in connection with the Transaction (other than as set forth on the EDR Parties’ confidential disclosure letter delivered concurrently with the execution of the Transaction Agreement), in each case, being true and correct in all material respects as of the Closing, as if made at such time, except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date);

•	no Business Material Adverse Effect having occurred since the date of execution of the Transaction Agreement;

•

each of the other representations and warranties of the EDR Parties set forth in the Transaction Agreement and not specified above being true and correct in all respects as of the Closing, as if made at such time (except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date), and without regard to any materiality, Business Material Adverse Effect or other similar qualification contained therein, except where such failures to be true and correct would not have a Business Material Adverse Effect;

•

the EDR Parties having performed and complied in all material respects with the covenants and obligations required by the Transaction Agreement to be performed or complied with by them at or prior to Closing; and

•	the Pre-Closing Restructuring having been consummated in accordance with the terms set forth in the Transaction Agreement.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated, and the Transaction may be abandoned by mutual written consent of TKO and the EDR Parties at any time prior to the Closing.

In addition, the Transaction Agreement may be terminated by either TKO or the EDR Parties, by written notice to the other, if:

•

the Closing has not occurred on or before the Outside Date, other than as a result of a breach of a representation, warranty, covenant or agreement on the part of the terminating party set forth in the Transaction Agreement that prevents the satisfaction of any of the conditions to the Closing or prevents the Closing from occurring when required pursuant to the Transaction Agreement; provided, that if the relevant regulatory approvals and governmental authority approvals related to such regulatory approvals have not been satisfied by the Outside Date, but all other conditions to the Closing have been satisfied or are capable of being satisfied at such time (including, for the avoidance of doubt, the completion of the Pre-Closing Restructuring), the Outside Date will automatically be extended to the Extended Outside Date; or

•	consummation of the Transaction is enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

The Transaction Agreement may also be terminated by TKO:

•

by written notice to the EDR Parties, if an EDR Party has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Transaction Agreement, which breach or failure to perform (i) would cause any conditions to the obligations of the TKO Parties to consummate the Transaction not to be satisfied and (ii) either (A) cannot be cured or (B) has not been cured prior to the Outside Date or the Extended Outside Date, as applicable; provided, that the TKO Parties are not then in material breach of the Transaction Agreement; or

•

prior to the delivery to TKO PubCo of duly executed countersignature pages to the Written Consent from all of the Specified Stockholders, if duly executed countersignature pages to the Written Consent have not been delivered to TKO PubCo within twelve (12) hours after the execution and delivery of the Transaction Agreement.

The Transaction Agreement also may be terminated by the EDR Parties, by written notice to TKO, if:

•

either TKO Party has breached or failed to perform in respect of any of its representations, warranties, covenants or agreements contained in the Transaction Agreement, which breach or failure to perform (i) would cause any conditions to the obligations of the EDR Parties and TWI to consummate the Transaction not to be satisfied and (ii) either (A) cannot be cured or (B) has not been cured prior to the Outside Date or the Extended Outside Date, as applicable; provided, that neither of the EDR Parties is then in material breach of the Transaction Agreement.

In the event of termination of the Transaction Agreement, the Transaction Agreement becomes void and has no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or equity holders, other than (i) the liability of the TKO Parties or the EDR Parties, as the case may be, or any intentional and willful breach of any covenant under the Transaction Agreement occurring prior to such termination and (ii) the liability of either party hereto for fraud, including, in each case, liability for any and all damages, costs, expenses, liabilities or other losses of any kind incurred or suffered by the non-breaching party in respect thereof.

Amendment, Waiver

The Transaction Agreement may only be amended or modified by an instrument in writing signed by, or on behalf of, the EDR Parties and TKO or by a waiver in accordance with the terms set out below; provided, however, that following the Closing, no amendment may be made that would require the approval of the stockholders of TKO PubCo under applicable law without the consent of the stockholders of TKO PubCo.

Any party to the Transaction Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Transaction Agreement or in any document delivered by the other parties pursuant to the Transaction Agreement or (iii) waive compliance with any of the agreements of the other parties or conditions to such parties’ obligations contained in the Transaction Agreement. Any agreement on the part of a party to any extension or waiver with respect to the Transaction Agreement will be valid only if set forth in an instrument in writing signed on behalf of such party. Any waiver of any term or condition will not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of the Transaction Agreement.

The failure of any party to the Transaction Agreement to assert any of its rights under the Transaction Agreement will not constitute a waiver of any of such rights.

Governing Law

Except as otherwise provided therein, the Transaction Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule.

ANCILLARY AGREEMENTS

Transition Services Agreement

At the Closing of the Transaction, certain of the EDR Parties, TWI and certain of the TKO Parties will enter into the Transition Services Agreement. Pursuant to the Transition Services Agreement, (i) the EDR Parties agree to provide, or cause to be provided, to TWI, the Transferred Entities and the TKO Parties certain services of a type provided by the EDR Parties or a member of the Remaining EDR Group to the business of TWI and the TKO Parties (as applicable) prior to the Closing of the Transaction, and (ii) TWI agrees to provide, or cause to be provided, to the EDR Parties and the Remaining EDR Group certain services of a type provided by TWI or the Transferred Entities to the business of the EDR Parties prior to the Closing of the Transaction. The services to be provided pursuant to the Transition Services Agreement are expected to cover the following general areas:

•

EDR Parties to TWI: The EDR Parties will provide, or cause to be provided, to TWI, the Transferred Entities and the TKO Parties transition services on a temporary basis to support the transition of certain finance, accounting, human resources, facilities, and information technology functions to TWI and its affiliates (including the TKO Parties).

•

TWI to the EDR Parties: TWI will provide, or cause to be provided, to the EDR Parties and the Remaining EDR Group transition services on a temporary basis to support the transition of certain finance, accounting, and facilities functions to the EDR Parties and their subsidiaries.

Additionally, pursuant to the Transition Services Agreement, TWI and its affiliates will continue to utilize office space in certain offices leased by the Remaining EDR Group and the EDR Parties will continue to utilize office space in certain offices leased by TWI or its affiliates.

Subject to certain termination rights of each party, the services will be provided after Closing for a period of time designated in the Transition Services Agreement, not to exceed twelve months (other than with respect to use of certain office spaces as described above which may extend through July 15, 2028). Pursuant to the Transition Services Agreement, TWI, the TKO Parties, and the EDR Parties, in their respective capacity as service recipient, will pay the applicable service provider certain service fees as designated in the Transition Services Agreement including all direct third party costs incurred by the applicable service provider in connection with the services, without markup.

Trademark License Agreement

At the Closing of the Transaction, certain affiliates of the Remaining EDR Group and certain affiliates of the TKO Parties will enter into the Trademark License Agreement. Pursuant to the Trademark License Agreement, the TKO Parties’ affiliate(s) will grant certain licenses to the Remaining EDR Group’s affiliate(s) under certain trademarks which were used in the businesses of the Remaining EDR Group prior to the Closing, including an exclusive license under certain trademarks containing “IMG” for use solely in connection with the businesses of the Remaining EDR Group, or their successors, with which such trademarks were used prior to the Closing. Use of the licensed trademarks by the Remaining EDR Group’s affiliate(s) and its sublicensees is subject to customary quality control measures.

While there are no fees payable by the Remaining EDR Group’s affiliate(s) to the affiliates of the TKO Parties for the licenses granted pursuant to the Trademark License Agreement, the Remaining EDR Group’s affiliate(s) are responsible for reimbursing the affiliates of the TKO Parties for certain costs of trademark filing, prosecution, maintenance and other related costs incurred in connection with the exclusively licensed trademarks.

DESCRIPTION OF THE BUSINESSES

The PBR Business is the world’s premier bull riding organization. More than 800 bull riders compete in more than 200 events annually across the televised PBR Unleash The Beast tour (UTB), which features the top bull riders in the world; the PBR Pendleton Whisky Velocity Tour (PWVT); the PBR Touring Pro Division (TPD); and the PBR Business’ international circuits in Australia, Brazil, and Canada. In 2022, PBR launched the nationally televised PBR Team Series — eight teams of the world’s best bull riders competing for a new championship expanding to 10 teams in 2024 — as well as the PBR Challenger Series with more than 60 annual events nationwide. The PBR Business is a subsidiary of EDR.

The OLE Business is a global leader in premium experiential hospitality, offering ticketing, curated guest experiences, live event production and travel management across sports and entertainment. The OLE Business provides unrivaled access for corporate clients and fans looking for official, immersive experiences at marquee events, including the 2024, 2026 and 2028 Summer and Winter Olympic and Paralympic Games, FIFA World Cup 2026, Super Bowl, NCAA Final Four, and more. The OLE Business is a subsidiary of EDR.

The IMG Media Business is an industry-leading global sports marketing agency, specializing in media rights management and sales, multi-channel content production and distribution, brand partnerships, digital services, and events management. It powers growth of revenues, fanbases and IP for more than 200 federations, associations, events, and teams, including the National Football League, English Premier League, International Olympic Committee, National Hockey League, Major League Soccer, ATP and WTA Tours, the All England Lawn Tennis & Croquet Club (Wimbledon), EuroLeague Basketball, DP World Tour, and The R&A, as well as UFC, WWE, and PBR. The IMG Media Business is a subsidiary of EDR.

The Golf Events Business owns, operates and manages golf events and related ancillary businesses.

The Formula Drift Business is a professional drifting series that organizes competitions and events, promoting the sport of drifting while showcasing drivers and automotive culture.

The Mailman Business is a digital sports agency and consultancy serving global sports properties.

The International Figure Skating Business represents figure skating competitions and championships.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE BUSINESSES

The following discussion and analysis of the Businesses’ financial condition and results of operations should be read in conjunction with the audited combined financial statements and related notes to the combined financial statements included elsewhere in this Information Statement. This discussion contains forward-looking statements based upon current plans, expectations and beliefs involving risks and uncertainties. The actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors.

OVERVIEW

The Businesses consist of the IMG Media business and certain contracts associated with Wimbledon, Soccer and Stadia, SailGP and Royal & Ancient Golf Club of St. Andrews (“R&A”) (collectively referred to herein as the “IMG Media Business”), the Professional Bull Riders business (the “PBR Business”), the On Location business (the “OLE Business”), and the following additional businesses that, together with the IMG Media Business, comprise the IMG businesses of EDR (the “IMG Business”): Mailman (the “Mailman Business”), Golf Events (the “Golf Events Business”), Formula Drift (the “Formula Drift Business”), and International Figure Skating (the “International Figure Skating Business”), each as further described below.

The IMG Media Business is one of the largest independent global distributors of sports programming. The IMG Media Business sells media rights globally on behalf of more than 150 rights holders such as the International Olympic Committee, the National Football League, the ATP and WTA Tours, and the National Hockey League. The IMG Media Business is one of the largest creators of sports programming, responsible for thousands of hours of content on behalf of more than 200 federations, associations and events, including the English Premier League, Major League Soccer, The R&A, DP World Tour, Saudi Pro League, as well as owned channel Sport 24. The IMG Media Business also has an up to 20-year partnership with Euroleague Basketball, which was entered into in 2016 and could extend into 2036, to manage and capitalize on all of the commercial business of the league, including media rights, sponsorship, content production, licensing, digital distribution, events staging, and hospitality, for which we receive a management fee.

The PBR Business is an organization organizing bull riding competitions, promoting the sport and its athletes through live events and broadcasts. The PBR Business is the world’s premier bull riding circuit with more than 800 bull riders from the United States, Australia, Brazil, Canada, and Mexico, currently competing in more than 200 events annually and with its annual attendance quadrupling since its inception in 1995. In 2022, the PBR Business launched the PBR Team Series—an additional league initially featuring eight teams of the world’s best bull riders competing for a new championship that expanded to 10 teams in 2024—as well as the PBR Challenger Series with more than 60 annual events nationwide.

The OLE Business is a global leader in premium experiential hospitality, offering ticketing, curated guest experiences, live event production and travel management across sports and entertainment. The OLE Business provides unrivaled access for corporate clients and fans looking for official, immersive experiences at marquee events, including the 2024, 2026 and 2028 Summer and Winter Olympic and Paralympic Games, FIFA World Cup 2026, Super Bowl, NCAA Final Four, and more.

The Mailman Business is a digital sports agency and consultancy serving global sports properties.

The Formula Drift Business is a professional drifting series that organizes competitions and events, promoting the sport of drifting while showcasing drivers and automotive culture.

The Golf Events Business owns, operates and manages golf events and related ancillary businesses.

The International Figure Skating Business represents figure skating competitions and championships.

Components of Results of Operations

Revenue

The Businesses primarily generate revenue from media rights sales, production service and studio fees, sponsorships, ticket sales, hospitality, license fees, subscriptions, profit sharing and commissions.

Direct Operating Costs

Direct operating costs primarily include both third-party and related party expenses associated with the production of events and experiences, event ticket sales and fees for media rights. This includes required payments related to media sales agency contracts when minimum sales guarantees are not met, venue rental and related costs associated with the staging of live events, compensation costs for athletes and talent, and material and related costs associated with consumer product merchandise sales.

Selling, General and Administrative

Selling, general and administrative expenses primarily include personnel costs as well as rent, professional service costs and other overhead required to support the Businesses’ operations.

Provision for Income Taxes

The Businesses’ tax provisions have been prepared on a separate return basis as if the Businesses had been a separate group of companies under common ownership. The operations have been combined as if the Businesses were filing on a consolidated basis for U.S., state and non-U.S. income tax purposes, where allowable by law. The majority of the Businesses’ non-U.S. operations are treated as disregarded entities by EDR, and therefore the approach taken to calculate the tax provision may not be truly reflective of actual tax balances both prior to and after the sale of the Businesses.

Basis of Presentation

The accompanying historical combined financial statements and notes of the Businesses have been derived from the consolidated financial statements and accounting records of EDR and were prepared on a standalone basis in accordance with GAAP. The historical results of operations, financial position, and cash flows of the Businesses presented in these combined financial statements may not be indicative of what they would have been had the Businesses been independent standalone companies, nor are they necessarily indicative of the Businesses’ future results of operations, financial position, and cash flows.

The combined balance sheets of the Businesses include EDR’s assets and liabilities that are specifically identifiable or otherwise attributable to the Businesses, including subsidiaries and/or joint ventures relating to the Businesses in which EDR has a controlling financial interest. The assets, liabilities, revenue and expenses of the Businesses have been reflected in these combined financial statements on a historical cost basis, as included in the consolidated financial statements of EDR, using the historical accounting policies applied by EDR. Cash and cash equivalents held by EDR at the corporate level were not attributable to the Businesses for any of the periods presented due to EDR’s centralized approach to cash management and the financing of its operations. Only cash amounts held by entities for which the Businesses have legal title are reflected in the combined balance sheets. Transfers of cash, both to and from EDR’s centralized cash management system, are reflected as a component of Net parent investment in the combined balance sheets and as financing activities in the accompanying combined statements of cash flows. EDR’s debt was not attributed to the Businesses for any of the periods presented because EDR’s borrowings are not the legal obligation of the Businesses.

The combined financial statements include all revenues and costs directly attributable to the Businesses and reflect allocations of certain EDR corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. The allocations may not, however, reflect the expense the Businesses would have incurred as standalone companies for the periods presented. These costs also may not be indicative of the expenses that the Businesses will incur in the future or would have incurred if the Businesses had obtained these services from a third party.

RESULTS OF OPERATIONS

The following is a discussion of the Businesses’ combined results of operations for the years ended December 31, 2023, 2022 and 2021 and the nine months ended September 30, 2024 and 2023. This information is derived from the accompanying combined financial statements prepared in accordance with GAAP.

	Years Ended December 31,			Nine Months Ended September 30,
(in thousands)	2023	2022	2021	2024	2023
Revenue	$1,569,096	$1,544,991	$1,389,142	$1,845,605	$1,284,326
Operating expenses:
Direct operating costs	1,079,551	1,055,656	1,102,479	1,577,457	896,656
Selling, general and administrative expenses	479,464	427,280	346,761	426,482	361,322
Insurance recoveries	—	—	(30,478)	—	—
Depreciation and amortization	59,434	73,587	73,246	46,733	43,907
Impairment charges	21,529	—	—	—	—

Total operating expenses	1,639,978	1,556,523	1,492,008	2,050,672	1,301,885

Operating loss	(70,882)	(11,532)	(102,866)	(205,067)	(17,559)
Other income (expense):
Interest income, net	9,436	5,483	8,608	9,279	6,341
Other income (expense), net	20,994	(29,415)	(17,797)	22,085	1,878

Loss before income taxes and equity income from affiliates	(40,452)	(35,464)	(112,055)	(173,703)	(9,340)
Provision for (benefit from) income taxes	17,295	6,135	(3,694)	(25,504)	2,809

Loss before equity income of affiliates	(57,747)	(41,599)	(108,361)	(148,199)	(12,149)
Equity income of affiliates, net of tax	9,478	7,597	4,639	1,900	6,929

Net loss (income)	(48,269)	(34,002)	(103,722)	(146,299)	(5,220)
Less: Net income (loss) attributable to non-controlling interests	1,175	13,464	(14,910)	651	1,391

Net (loss) income attributable to the parent	$(49,444)	$(47,466)	$(88,812)	$(146,950)	$(6,611)

Revenue

Revenue increased $561.3 million, or 43.7%, to $1,845.6 million for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase was primarily driven by a $558.0 million increase in the OLE Business driven by the Paris Olympics and Super Bowl and a $40.7 million increase in the PBR Business driven by a new media deal, which has been subsequently terminated, and an increase in team related revenue from the addition of two teams. These increases were partially offset by a decrease in the IMG Media Business of $18.7 million due to a reduction in media rights revenue, primarily due to the biennial Arabian Gulf Cup held in January 2023 and set to take place in December 2024, as well as a decrease in media production revenue primarily due to fewer production contracts and timing of events. The remaining decrease in the Golf Events Business was primarily due to a change from principal to agent for an event.

Revenue increased $24.1 million, or 1.6%, to $1,569.1 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was primarily driven by a $58.7 million increase in the IMG

Media Business due to new contracts, including Major League Soccer, as well as the timing of events that are biennial or quadrennial; and a $12.0 million increase in the PBR Business due to increased ticket sales due to greater demand and an increase in revenue from the teams series. The remaining increase was primarily related to an increase in revenue from the Golf Events Business due to events returning in 2023 that were cancelled in 2022 due to COVID-19. These increases were partially offset by a $58.4 million decrease in the OLE Business primarily due to the beginning of the wind down of the music business.

Revenue increased $155.8 million, or 11.2%, to $1,545.0 million for the year ended December 31, 2022 compared to the year ended December 31, 2021.The increase was primarily driven by an increase of $438.6 million in the OLE Business due to increases in Super Bowl revenue between 2021 and 2022 and the return of live events in 2022 that were cancelled in 2021 or experienced fan restrictions due to COVID-19; and a $48.3 million increase in the PBR Business driven by the new teams series format, an increase in the number of events and the elimination of fan attendance restrictions. The remaining increase was primarily related to an increase in revenue from the Golf Events Business due to the returning of fans and increased sponsorship at various golf events. These increases were partially offset by a decrease of $363.5 million in the IMG Media Business due to the expiration of two European soccer contracts in the second quarter of 2021 that were not renewed, the UEFA European Championship held in 2021 and a decrease in the volume of CONCACAF matches.

Direct operating costs

Direct operating costs increased $680.8 million, or 75.9%, to $1,577.5 million for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase was primarily attributable to an increase of $683.2 million in the OLE Business and an increase of $29.3 million in the PBR Business related to the increases in revenue described above. These increases were partially offset by a decrease of $18.5 million in the IMG Media Business and a decrease in the Golf Events Business related to the decrease in revenue described above.

Direct operating costs increased $23.9 million, or 2.3%, to $1,079.6 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was primarily attributable to an increase of $47.9 million in the IMG Media Business revenue, a $6.9 million increase in the PBR Business revenue and an increase in the Golf Events Business related to the increase in revenue described above. These increases were partially offset by a decrease of $40.0 million in the OLE Business related to the decrease in revenue described above.

Direct operating costs decreased $46.8 million, or 4.2%, to $1,055.7 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The decrease was driven by a decrease of $422.8 million in the IMG Media Business revenue due to the decrease in revenue described above, primarily due to the expiration of certain contracts in the second quarter of 2021 whose costs were in excess of revenue. This decrease was partially offset by an increase of $312.2 million in the OLE Business, an increase of $42.2 million in the PBR Business and an increase in the Golf Events Business related to the increase in revenue described above.

Selling, general and administrative expenses

Selling, general and administrative expenses increased $65.2 million, or 18.0%, to $426.5 million for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase was primarily driven by the OLE Business due to increased cost of personnel and advertising related to the Olympics.

Selling, general and administrative expenses increased $52.2 million, or 12.2%, to $479.5 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was due to an increase of $45.4 million in the OLE Business related to cost of personnel and increased headcount due to the continued investment ahead of the Olympics, which began in the second half of 2022.

Selling, general and administrative expenses increased $80.5 million, or 23.2%, to $427.3 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase was due to an increase of $59.4 million in the OLE Business related to higher cost of personnel, including the buildout of the Olympics business. The remaining increases were primarily due to the Mailman Business, which was acquired in July 2021.

As described in the basis of presentation, the Businesses’ historical financials were prepared on a “carve-out” basis with selling, general and administrative expenses including a portion of EDR’s corporate expenses that were allocated to the Businesses. For the years ended December 31, 2023, 2022 and 2021 and the nine months ended September 30, 2024 and 2023, these allocations were $92.2 million, $85.6 million, $75.1 million, $82.5 million, and $73.2 million, respectively. TKO PubCo expects their corporate allocation expenses for the Businesses will be materially less than the “carve-out” basis. However, there is no guarantee that TKO PubCo’s estimates will be indicative of what TKO PubCo’s expenses will be in any future period.

Insurance recoveries

On behalf of the Businesses, EDR maintains events cancellation insurance policies for a significant number of events. For the year ended December 31, 2021 the Businesses recognized $30.5 million of insurance recoveries, which primarily related to cancelled events in the OLE Business, the PBR Business and the Golf Events Business due to COVID-19.

There were no insurance recoveries for the years ended December 31, 2023 and 2022 and the nine months ended September 30, 2024 and 2023.

Depreciation and amortization

Depreciation and amortization increased $2.8 million, or 6.4%, to $46.7 million for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase was primarily driven by an increase in depreciation related to the OLE Business and the IMG Media Business purchases of property and equipment.

Depreciation and amortization decreased $14.2 million, or 19.2%, to $59.4 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was primarily driven by the IMG Media Business intangible assets becoming fully amortized resulting in a decrease in amortization of $19.1 million, offset primarily by an increase in depreciation related to the OLE Business and the PBR Business purchases of property and equipment.

Depreciation and amortization increased $0.3 million, or 0.5%, to $73.6 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase was primarily driven by an increase in amortization related to the Mailman Business as a result of a full year of amortization in 2022, compared to a half year in 2021 due to the acquisition in July 2021.

Impairment charges

Impairment charges of $21.5 million for the year ended December 31, 2023 related to the Golf Events Business goodwill and the OLE Business intangibles.

There were no impairment charges recorded for the years ended December 31, 2022 and 2021 and the nine months ended September 30, 2024 and 2023.

Interest income, net

Interest income, net increased $2.9 million, or 46.3% to $9.3 million for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase was primarily driven by higher interest rates and a higher volume of related party receivable activity compared to related party payable activity.

Interest income, net increased $4.0 million, or 72.1% to $9.4 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was primarily driven by higher interest rates and a higher volume of related party receivable activity compared to related party payable activity.

Interest income, net decreased $3.1 million, or 36.3% to $5.5 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The decrease was primarily driven by lower interest rates and a lower volume of related party receivable activity compared to related party payable activity.

Other income (expense), net

Other income for the nine months ended September 30, 2024 included $18.3 million for foreign currency transaction gains, $2.7 million of gains due to the change in the fair value of embedded foreign currency derivatives, and the remaining income related to gains for the change in the fair value of forward foreign exchange contracts and other non-operating income.

Other income for the nine months ended September 30, 2023 included net gains of $2.9 million for the change in the fair value of forward foreign exchange contracts, $1.1 million of gains due to the change in the fair value of embedded foreign currency derivatives partially offset by $2.2 million of foreign currency transaction losses.

Other income for the year ended December 31, 2023 included $15.9 million for foreign currency transaction gains, $3.4 million of gains for the change in the fair value of forward foreign exchange contracts and $1.7 million of gains due to the change in the fair value of embedded foreign currency derivatives.

Other expense for the year ended December 31, 2022 primarily included $32.1 million for foreign currency transaction losses and $2.2 million of losses due to the change in the fair value of forward foreign exchange contracts partially offset by $5.4 million of a non-operating gain primarily related to a fair value adjustment for an OLE Business investment.

Other expense for the year ended December 31, 2021 primarily included $13.8 million for foreign currency transaction losses and $8.0 million of losses due to the change in the fair value of embedded foreign currency derivatives, partially offset by $3.6 million of gains from the sale of a publicly traded investment.

Provision for (benefit from) income taxes

For the nine months ended September 30, 2024, we recorded a $25.5 million benefit from income taxes compared to a $2.8 million provision for income taxes for the nine months ended September 30, 2023. The benefit from income tax for the nine months ended September 30, 2024 is primarily due to the effects related to the jurisdictional mix of earnings, discrete tax associated with changes in uncertain tax positions, and the effects of jurisdictions where tax benefits cannot be recognized as a result of valuation allowances. For the same period in 2023, the provision for income taxes is primarily due to the effects related to the jurisdictional mix of earnings, and discrete tax expense associated with changes in uncertain tax positions, offset by a discrete tax benefit associated with a tax change in the UK.

For the year ended December 31, 2023, we recorded a $17.3 million provision for income taxes compared to a $6.1 million provision for income taxes for the year ended December 31, 2022. The provision for income taxes in 2023 was primarily due to jurisdictional mix of income, as well as tax expense associated with unrecognized tax benefits. The provision for income taxes in 2022 was primarily due to the jurisdictional mix of income, offset by the decrease in valuation allowance against certain deferred tax assets.

For the year ended December 31, 2022, we recorded a $6.1 million provision for income taxes compared to a $3.7 million benefit for income taxes for the year ended December 31, 2021. The increase was primarily due to the change in jurisdictional mix of income, partially offset by the decrease in valuation allowance against certain deferred tax assets, as well as the decrease in tax expense associated with the impact of a tax rate change in the

UK. The benefit for income taxes in 2021 was primarily due to the jurisdictional mix of income, offset by the tax impact of a tax rate change in the U.K., the increase in valuation allowance against certain deferred tax assets, as well as unrecognized tax benefits.

Equity income of affiliates, net of tax

Equity income of affiliates for the years ended December 31, 2023, 2022 and 2021 and the nine months ended September 30, 2024 and 2023 were $9.5 million, $7.6 million, $4.6 million, $1.9 million, and $6.9 million, respectively, related to equity method investments primarily with the Businesses’ share of net income of Sports News Television LP.

Net income (loss) attributable to non-controlling interests

Non-controlling interests are primarily comprised of interests held outside of the parent entity, EDR, in the OLE Business and the Formula Drift Business. For the years ended December 31, 2023, 2022, and 2021 and the nine months ended September 30, 2024 and 2023, net income (loss) attributable to non-controlling interests was $1.2 million, $13.5 million, $(14.9) million, $0.7 million, and $1.4 million, respectively. The net income (loss) attributable to non-controlling interests for the years ended December 31, 2022 and 2021 was primarily due to the 32 Equity’s ownership in the OLE Business, which ceased in April 2022.

LIQUIDITY AND CAPITAL RESOURCES

Historical liquidity and capital resources

Sources and uses of cash

As part of EDR, the Businesses have been dependent upon EDR for all of their working capital and financing requirements. EDR uses a centralized approach to cash management and financing of its operations. Cash received from EDR has been used to fund the Businesses’ day-to-day operations, revenue-generating activities, and routine capital expenditures. Other principal use of cash has been the acquisition of businesses, which have been funded primarily through EDR and proceeds from borrowings. Following the Transaction, the Businesses’ capital structure and sources of liquidity will change from their historical capital structure because they will no longer participate in EDR’s centralized cash management program.

OLE Facility

The OLE Facility has $42.9 million of total borrowing capacity and letter of credit sub-limits of up to $3 million. For the year ended December 31, 2023, the Businesses drew down $42.9 million on the OLE Facility which was used for general financing activities and was repaid in full by the end of the year. As of September 30, 2024, the Businesses had no borrowings outstanding under the OLE Facility and no letters of credit outstanding. As part of the Transaction Agreement, the OLE Facility will be terminated.

The OLE Facility is subject to a financial covenant if greater than 40% of the borrowing capacity is utilized (excluding cash collateralized letters of credit and non-cash collateralized letters of credit of up to $2 million) at the end of each quarter. This covenant was not applicable on September 30, 2024, as the Businesses had no borrowings outstanding under this revolving credit facility.

Cash Flows Overview

	Years Ended December 31,			Nine Months Ended September 30,
(in thousands)	2023	2022	2021	2024	2023
Net cash (used in) provided by operating activities	$(202,222)	$(106,963)	$(66,614)	$4,358	$(97,587)
Net cash used in investing activities	$(48,257)	$(34,430)	$(31,174)	$(52,024)	$(33,450)
Net cash provided by financing activities	$250,374	$130,013	$179,643	$41,598	$96,385

Nine months ended September 30, 2024 and 2023

Cash from operating activities increased from $97.6 million of cash used in the nine months ended September 30, 2023 to $4.4 million of cash provided in the nine months ended September 30, 2024. Cash provided in the nine months ended September 30, 2024 was primarily due to a net loss of $146.3 million, which included non-cash items totaling $68.8 million, and the increase in other assets of $163.1 million due to Federation Internationale de Football Association costs and deferred media rights costs, partially offset by the net decrease in deferred costs and deferred revenue of $89.4 million primarily due to the Paris Olympics and Super Bowl and the increase in accounts payable and accrued liabilities of $98.9 million due to timing. Cash used in the nine months ended September 30, 2023 was primarily due to a net loss of $5.2 million, which included non-cash items totaling $27.1 million, offset by the increase in deferred costs of $166.4 million primarily due to the advanced payments made in the buildup to the Olympics.

Cash from investing activities increased from $33.5 million of cash used in the nine months ended September 30, 2023 to $52.0 million of cash used in the nine months ended September 30, 2024. Cash used in the nine months ended September 30, 2024 primarily reflects purchases of property and equipment of $37.5 million and payments for investments in non-controlled affiliates totaling $11.7 million. Cash used in the nine months ended September 30, 2023 primarily reflects purchases of property and equipment of $32.4 million.

Cash from financing activities decreased from $96.4 million of cash provided in the nine months ended September 30, 2023 to $41.6 million of cash provided in the nine months ended September 30, 2024. Cash provided in the nine months ended September 30, 2024 and 2023 primarily reflects net transfers from EDR of $43.6 million and $98.9 million, respectively.

December 31, 2023 compared to December 31, 2022

Cash from operating activities increased from $107.0 million of cash used in the year ended December 31, 2022 to $202.2 million of cash used in the year ended December 31, 2023. Cash used in the year ended December 31, 2023 was primarily due to a net loss for the year of $48.3 million, which included non-cash items totaling $74.5 million, offset by a net increase of $109.8 million in deferred costs and deferred revenue primarily due to the advanced payments made by the Businesses and advancements received in the buildup to the 2024 Olympics and an increase of $95.2 million in other assets primarily due to media rights and advanced payments made by us in the buildup to the 2026 and 2028 Olympics. Cash used in the year ended December 31, 2022 was primarily due to a net loss for the year of $34.0 million, which included non-cash items totaling $72.4 million, offset by an increase in accounts receivable of $78.5 million and a decrease in deferred revenue of $35.3 million due to timing of events and an increase in other current assets of $59.0 million due to receipt of Olympics ticket inventory.

Cash from investing activities increased from $34.4 million of cash used in the year ended December 31, 2022 to $48.3 million of cash used in the year ended December 31, 2023. Cash used in the year ended December 31, 2023 primarily reflects purchases of property and equipment of $45.1 million. Cash used in the year ended December 31, 2022 primarily reflects purchases of property and equipment of $30.7 million and the acquisition of Cingularity.

Cash from financing activities increased from $130.0 million of cash provided in the year ended December 31, 2022 to $250.4 million of cash provided in the year ended December 31, 2023. Cash provided in the years ended December 31, 2023 and 2022 primarily reflects net transfers from EDR of $257.1 million and $133.3 million, respectively.

December 31, 2022 compared to December 31, 2021

Cash from operating activities increased from $66.6 million of cash used in the year ended December 31, 2021 to $107.0 million of cash used in the year ended December 31, 2022. Cash used in the year ended December 31,

2022 was primarily due to a net loss for the year of $34.0 million, which included non-cash items totaling $72.4 million, offset by an increase in accounts receivable of $78.5 million and a decrease in deferred revenue of $35.3 million due to timing of events and an increase in other current assets of $59.0 million due to receipt of Olympics ticket inventory. Cash used in the year ended December 31, 2021 primarily represents a net loss of $103.7 million, which included non-cash items totaling $89.5 million, an increase other assets of $72.8 million primarily due to the Olympics, and an increase in other current assets of $54.9 million and in accounts receivable of $29.8 million due to timing of events, partially offset by an increase in accounts payable and accrued liabilities of $83.9 million primarily due to an event cancellation due to COVID-19.

Cash from investing activities increased from $31.2 million of cash used in the year ended December 31, 2021 to $34.4 million of cash used in the year ended December 31, 2022. Cash used in the year ended December 31, 2022 primarily reflects purchases of property and equipment of $30.7 million. Cash used in the year ended December 31, 2021 primarily reflects payments for acquisitions of businesses for the Mailman Business and Qcue of $29.2 million.

Cash from financing activities changed from $179.6 million of cash provided in the year ended December 31, 2021 to $130.0 million of cash provided in the year ended December 31, 2022. Cash provided in the year ended December 31, 2022 primarily reflects net transfers from EDR of $133.3 million. Cash provided in the year ended December 31, 2021 primarily reflects net transfers from EDR of $205.3 million, offset by payments on borrowings of $24.4 million primarily due to paydowns of the OLE Facility.

Future sources and uses of liquidity

The Businesses expect EDR to continue to fund the Businesses’ cash needs until the consummation of the Transaction. In the event that the Businesses are unable to receive sufficient funds from EDR, we would have to substantially alter, or possibly even discontinue or curtail operations, or sell assets at distressed prices. Management of EDR concluded that, as a result of the upcoming maturity of EDR’s $2.2 billion term loan on May 18, 2025, substantial doubt existed regarding EDR’s ability to continue as a going concern. While EDR has had a history of being able to secure additional liquidity or refinance its outstanding indebtedness, the feasibility of some of EDR’s plans are contingent upon factors outside of the control of EDR. Consequently, it is management’s opinion that the Businesses will not be able to rely on EDR’s ability to secure additional liquidity, extend the maturity of or refinance its term loan or EDR’s ongoing investment of capital. These uncertainties raise substantial doubt about the Businesses’ ability to continue as a going concern.

The Businesses expect that their primary liquidity needs will be cash to (1) provide capital to facilitate organic growth of the Businesses, (2) meet obligations for future events, (3) pay operating expenses, including cash compensation to employees, (4) fund capital expenditures, and (5) pay income taxes.

Contractual Obligations, Commitments and Contingencies

The following table represents contractual obligations as of December 31, 2023, aggregated by type.

	Payments due by period
(in thousands)	Total	2024	2025-2026	2027-2028	After 2028
Purchase obligations/guarantees (1)	$1,582,968	$487,697	$442,677	$614,719	$37,875
Operating lease liabilities (2)	50,139	15,065	23,765	10,130	1,179
Finance lease liabilities (3)	12,196	3,071	8,634	491	—
Long-term debt, principal repayments (4)	4,267	900	1,667	1,200	500

Total	$1,649,570	$506,733	$476,743	$626,540	$39,554

(1)	The Businesses routinely enter into purchase or guarantee arrangements for event or media rights.

(2)	Operating leases are primarily for office facilities, equipment and vehicles. Certain of these leases contain provisions for rent escalations or lease concessions.
(3)	The Businesses’ finance leases are primarily related to the PBR Business.
(4)

The principal repayments of long-term debt are related to the PBR Business’s obligation to pay out winnings from the PBR World Championships. See Note 10, “Borrowings,” to the audited combined financial statements included elsewhere in this Information Statement for further detail.

Critical Accounting Estimates

The preparation of the combined financial statements requires the Businesses to make assumptions, estimates or judgments that affect the reported amounts of assets, liabilities, revenues and expenses. The Businesses base their estimates and judgments on historical experience and other assumptions that the Businesses believe are reasonable under the circumstances. These assumptions, estimates or judgments, however, are both subjective and subject to change, and actual results may differ from assumptions and estimates.

The Businesses believe estimates related to certain critical accounting policies could potentially produce materially different results if the Businesses were to change underlying assumptions, estimates or judgments. See Note 2, “Summary of Significant Accounting Policies,” to the audited combined financial statements included elsewhere in this Information Statement for a summary of significant accounting policies.

Recent Accounting Standards

See Note 3, “Recent Accounting Pronouncements,” to the audited combined financial statements included elsewhere in this Information Statement for further information on certain accounting standards that have been recently adopted or that have not yet been required to be implemented and may be applicable to future operations.

Quantitative and Qualitative Disclosures About Market Risk

Interest rate risk

The Businesses are subject to potential interest rate risk exposure related to borrowings incurred under the OLE Facility. A 1% increase or decrease in interest rates on variable-rate borrowings outstanding as of December 31, 2023 would not have a material impact on annual interest expense.

Foreign currency risk

The Businesses have operations in several countries outside of the United States, and certain of their operations are conducted in foreign currencies, principally the British Pound and the Euro. The value of these currencies fluctuates relative to the U.S. dollar. These changes could adversely affect the U.S. dollar equivalent of non-U.S. dollar revenue and operating costs and expenses and reduce international demand for content and services, all of which could negatively affect the business, financial condition and results of operations in a given period or in specific territories.

Holding other variables constant (such as interest rates and debt levels), if the U.S. dollar appreciated by 10% against the foreign currencies used by operations in the year ended December 31, 2023, revenues would have decreased by approximately $72.2 million and operating income would have declined by approximately $0.4 million.

The Businesses regularly review their foreign exchange exposures that may have a material impact on the Businesses and from time to time use foreign currency forward exchange contracts or other derivative financial instruments to hedge the effects of potential adverse fluctuations in foreign currency exchange rates arising from these exposures. The Businesses do not enter into foreign exchange contracts or other derivatives for speculative purposes.

Credit risk

The Businesses maintain their cash and cash equivalents with various major banks and other high-quality financial institutions, and their deposits at these institutions exceed insured limits. Market conditions can impact the viability of these institutions and, in the event of failure of any of the financial institutions where the Businesses maintain their cash and cash equivalents or any inability to access or delays in their ability to access its funds could adversely affect the Businesses and financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In connection with the Transaction Agreement entered into by the TKO Parties, EDR Parties and TWI, TKO will acquire the IMG Media business and certain contracts associated with Wimbledon, Soccer and Stadia, SailGP, and Royal & Ancient Golf Club of St. Andrews (“R&A”), (collectively referred to as the “IMG Media Business”), Professional Bull Riders (the “PBR Business”), On Location (the “OLE Business”), Mailman, and various events businesses, including Golf Events, Formula Drift, and International Figure Skating, which together these businesses are referred to as “Olympus” or the “Businesses”, for a total consideration of $3.25 billion based on the 25-trading-day volume-weighted average price of TKO PubCo’s Class A Common Stock for the period ending on October 23, 2024. EDR, whole owner of Olympus, will receive approximately 26.14 million common units of TKO and will subscribe for an equal number of shares of TKO PubCo’s Class B Common Stock.

The following sets forth the unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) of TKO PubCo after giving effect to the proposed Transaction. The unaudited pro forma condensed combined statements of operations (the “pro forma statement(s) of operations”) give effect to the Transaction as if it was consummated on January 1, 2021 (the first day of the earliest period presented given the entities have been under common control for all periods presented). The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) gives effect to the Transaction as if it was consummated on September 30, 2024. The pro forma balance sheet as of September 30, 2024 combines the consolidated balance sheet of TKO PubCo and the combined balance sheet of Olympus as of September 30, 2024. The pro forma statements of operations for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 combine the results of operations of TKO PubCo and Olympus for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021. The pro forma statement of operations for the nine months ended September 30, 2024 combines the results of operations of TKO PubCo and Olympus for the nine months ended September 30, 2024. Adjustments to the historical consolidated financial information in the pro forma financial statements are limited to adjustments that reflect the accounting for the Transaction in accordance with U.S. GAAP. The Transaction is being accounted for as a merger between entities under common control due to Endeavor Group Holdings, Inc.’s control of TKO PubCo and Olympus. Therefore, in the Transaction, the net assets of Olympus will be combined with those of TKO PubCo at their historical carrying amounts and the companies will be presented on a combined basis for historical periods because they were under common control for all periods presented. The pro forma financial statements reflect this presentation.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in May 2020, which is herein referred to as “Article 11.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“transaction accounting adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“management’s adjustments”). TKO PubCo has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the following pro forma financial statements. Therefore, the pro forma financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the Transaction. In addition, historic related party transactions and balances between TKO PubCo and Olympus are reclassified as intercompany transactions and the balances are eliminated from all periods presented in these pro forma financial statements.

The preparation of pro forma financial statements includes transaction accounting adjustments that are based on reasonable estimates and assumptions further described in the accompanying notes. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing pro forma financial statements. Therefore, these pro forma financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final transaction accounting, expected to be completed after the Transaction is closed, will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. In addition, future results may vary significantly from those reflected in such statements due to factors discussed in the section entitled “Risk Factors” on page 21 of this Information Statement.

The pro forma financial statements have been derived from and should be read in conjunction with TKO PubCo’s consolidated financial statements and the related notes for the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021 and for the nine months ended September 30, 2024, which are incorporated herein by reference as well as the Olympus combined financial statements and the related notes for the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021 and for the nine months ended September 30, 2024 which are included herein.

As Olympus’ historical financials were prepared on a “carve-out” basis, a portion of EDR’s corporate expenses have been allocated to Olympus. Historically, separate financial statements have not been prepared for Olympus and it has not operated as a standalone business from EDR. As such, Olympus’ historical financials may not be indicative of what they would have been had Olympus been operated as a standalone company.

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

(in thousands)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments	Notes	Intercompany Eliminations (Note 9)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$457,410	$117,422	$(92,422)	2	$—	$482,410
Restricted cash	—	12,360	—		—	12,360
Accounts receivable (net of allowance for doubtful accounts)	250,585	299,386	—		—	549,971
Deferred costs	—	204,090	—		—	204,090
Other current assets	185,822	124,504	61,685	3	(20,418)	351,593

Total current assets	893,817	757,762	(30,737)		(20,418)	1,600,424
Property, buildings and equipment, net	528,200	103,366	—		—	631,566
Intangible assets, net	3,325,151	404,495	—		—	3,729,646
Finance lease right-of-use assets, net	233,032	—	—		—	233,032
Operating lease right-of-use assets, net	33,539	36,517	—		—	70,056
Goodwill	7,663,992	778,107	—		—	8,442,099
Investments	33,163	72,794	—		—	105,957
Deferred income taxes	—	2,778	(2,778)	4	—	—
Other assets	59,509	341,040	—		—	400,549

Total assets	$12,770,403	$2,496,859	(33,515)		$(20,418)	$15,213,329

Liabilities, Non-controlling Interests and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,712	$255,053	—		$—	$286,765
Accrued liabilities	613,392	176,898	50,500	5	—	840,790
Current portion of long-term debt	22,171	—	—		—	22,171
Current portion of finance lease liabilities	9,591	—	—		—	9,591
Current portion of operating lease liabilities	4,675	13,131	—		—	17,806
Deferred revenue	67,707	307,022	—		—	374,729
Other current liabilities	14,185	33,163	65,624	3	(20,418)	92,554

Total current liabilities	763,433	785,267	116,124		(20,418)	1,644,406
Long-term debt	2,697,327	2,793	—		—	2,700,120
Long-term finance lease liabilities	224,645	—	—		—	224,645
Long-term operating lease liabilities	30,318	27,410	—		—	57,728
Deferred tax liabilities	372,953	76,406	(72,667)	4	—	376,692
Other long-term liabilities	5,875	184,553	—		—	190,428

Total liabilities	4,094,551	1,076,429	43,457		(20,418)	5,194,019
Commitments and contingencies
Redeemable non-controlling interests	13,754	—	—		—	13,754
Stockholders’ Equity:
Class A common stock	1	—	—	6	—	1
Class B common stock	1	—	—	6	—	1
Additional paid-in capital	4,370,367	—	(149,066)	2, 3, 4, 7a, 8	—	4,221,301
Net parent investment	—	1,475,784	(1,475,784)	7a	—	—
Accumulated other comprehensive loss	(2,998)	(49,212)	21,038	8	—	(31,172)
Accumulated deficit	(322,810)	—	(20,349)	5	—	(343,159)

Total TKO Group Holdings, Inc. stockholders’ equity	4,044,561	1,426,572	(1,624,161)		—	3,846,972
Nonredeemable non-controlling interests	4,617,537	(6,142)	1,547,189	2, 3, 5, 8	—	6,158,584

Total stockholders’ equity	8,662,098	1,420,430	(76,972)		—	10,005,556

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$12,770,403	$2,496,859	$(33,515)		$(20,418)	$15,213,329

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2024

(in thousands, except per share data)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments		Notes	Intercompany Eliminations (Note 9)		Pro Forma Combined
Revenue	$2,162,145	$1,845,605		$—			$(51,443)	$3,956,307
Operating expenses:
Direct operating costs	667,899	1,577,457		—			(37,022)	2,208,334
Selling, general and administrative expenses	1,004,142	426,482		—			(14,421)	1,416,203
Depreciation and amortization	309,128	46,733		—			—	355,861

Total operating expenses	1,981,169	2,050,672		—			(51,443)	3,980,398

Operating income (loss)	180,976	(205,067)		—			—	(24,091)
Other income (expense):
Interest (expense) income, net	(192,868)	9,279		—			—	(183,589)
Other income, net	1,885	22,085		—			—	23,970

Loss before income taxes and equity earnings of affiliates	(10,007)	(173,703)		—			—	(183,710)
Provision (benefit) for income taxes	31,829	(25,504)		20,591	4		—	26,916

Loss before equity earnings of affiliates	(41,836)	(148,199)		(20,591)			—	(210,626)
Equity earnings of affiliates, net of tax	(712)	(1,900)		—			—	(2,612)

Net loss	(41,124)	(146,299)		(20,591)			—	(208,014)
Less: Net (loss) income attributable to non-controlling interests	(19,527)	651		(113,616)	8		—	(132,492)
Less: Net (loss) income attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	—	—		—			—	—

Net (loss) income attributable to TKO Group Holdings, Inc. / Olympus’ parent	$(21,597)	$(146,950)		$93,025			$—	$(75,522)

Basic and diluted net loss per share of Class A common stock	$(0.27)		$			$		$(0.93)
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	81,399,221							81,399,221

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(in thousands, except per share data)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments		Notes	Intercompany Eliminations (Note 9)		Pro Forma Combined
Revenue	$1,674,968	$1,569,096		$—			$(22,390)	$3,221,674
Operating expenses:
Direct operating costs	514,598	1,079,551		—			(20,816)	1,573,333
Selling, general and administrative expenses	549,091	479,464		50,500	5		(1,574)	1,077,481
Depreciation and amortization	164,616	59,434		—			—	224,050
Impairment charges	—	21,529		—			—	21,529

Total operating expenses	1,228,305	1,639,978		50,500			(22,390)	2,896,393

Operating income (loss)	446,663	(70,882)		(50,500)			—	325,281
Other income (expense):
Interest (expense) income, net	(239,042)	9,436		—			—	(229,606)
Other (expense) income, net	(186)	20,994		—			—	20,808

Income (loss) before equity (earnings) losses of affiliates	207,435	(40,452)		(50,500)			—	116,483
Provision for income taxes	31,446	17,295		(6,782)	4		—	41,959

Income (loss) before equity (earnings) of affiliates	175,989	(57,747)		(43,718)			—	74,524
Equity losses (earnings) of affiliates, net of tax	266	(9,478)		—			—	(9,212)

Net income (loss)	175,723	(48,269)		(43,718)			—	83,736
Less: Net (loss) income attributable to non-controlling interests	(32,453)	1,175		(28,702)	8		—	(59,980)
Less: Net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	243,403	—		(43,461)	5, 7b		—	199,942

Net (loss) income attributable to TKO Group Holdings, Inc. / Olympus’ parent	$(35,227)	$(49,444)		$28,445	4, 7b, 8		$—	$(56,226)

Basic and diluted net loss per share of Class A common stock	$(0.43)		$			$		$(0.68)
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	82,808,019							82,808,019

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments	Notes	Intercompany Eliminations (Note 9)	Pro Forma Combined
Revenue	$1,140,147	$1,544,991	$—		$(13,571)	$2,671,567
Operating expenses:
Direct operating costs	325,586	1,055,656	—		(13,571)	1,367,671
Selling, general and administrative expenses	210,142	427,280	—		—	637,422
Depreciation and amortization	60,032	73,587	—		—	133,619

Total operating expenses	595,760	1,556,523	—		(13,571)	2,138,712

Operating income (loss)	544,387	(11,532)	—		—	532,855
Other income (expense):
Interest income (expense), net	(139,567)	5,483	—		—	(134,084)
Other (expense), net	(1,271)	(29,415)	—		—	(30,686)

Income (loss) before income taxes and equity (earnings) losses of affiliates	403,549	(35,464)	—		—	368,085
Provision for income taxes	14,318	6,135	(6,695)	4	—	13,758

Income (loss) before equity (earnings) losses of affiliates	389,231	(41,599)	6,695		—	354,327
Equity losses (earnings) of affiliates, net of tax	209	(7,597)	—		—	(7,388)

Net income (loss)	389,022	(34,002)	6,695		—	361,715
Less: Net income attributable to non-controlling interests	1,747	13,464	—		—	15,211

Net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	387,275	(47,466)	6,695		—	346,504

Net income (loss) attributable to TKO Group Holdings, Inc. / Olympus’ parent	$—	$—	$—		$—	$—

Basic and diluted net earnings (loss) per share of Class A common stock	N/A					N/A
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	N/A					N/A

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments	Notes	Intercompany Eliminations (Note 9)	Pro Forma Combined
Revenue	$1,031,944	$1,389,142	$—		$(7,877)	$2,413,209
Operating expenses:
Direct operating costs	335,604	1,102,479	—		(7,877)	1,430,206
Selling, general and administrative expenses	241,953	346,761	—		—	588,714
Insurance recoveries	—	(30,478)	—		—	(30,478)
Depreciation and amortization	63,250	73,246	—		—	136,496

Total operating expenses	640,807	1,492,008	—		(7,877)	2,124,938

Operating income (loss)	391,137	(102,866)	—		—	288,271
Other income (expense):
Interest (expense) income, net	(102,247)	8,608	—		—	(93,639)
Other income (expense), net	504	(17,797)	—		—	(17,293)

Income (loss) before income taxes and equity (earnings) of affiliates	289,394	(112,055)	—		—	177,339
Provision (benefit) for income taxes	15,769	(3,694)	11,503	4	—	23,578

Income (loss) before equity (earnings) of affiliates	273,625	(108,361)	(11,503)		—	153,761
Equity (earnings) of affiliates, net of tax	—	(4,639)	—		—	(4,639)

Net income (loss)	273,625	(103,722)	(11,503)		—	158,400
Less: Net income (loss) attributable to non-controlling interests	1,285	(14,910)	—		—	(13,625)

Net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	272,340	(88,812)	(11,503)		—	172,025

Net income (loss) attributable to TKO Group Holdings, Inc. / Olympus’ parent	$—	$—	$—		$—	$—

Basic and diluted net earnings (loss) per share of Class A common stock	N/A					N/A
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	N/A					N/A

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The pro forma financial statements give effect to the completion of the Transaction, which is being accounted for as a merger between entities under common control. As of September 30th, 2024, EDR, through its subsidiaries controlled 53.4% of the voting interests in TKO PubCo through its ownership of both Class A common stock and Class B common stock. EDR also owns 100% of Olympus. Therefore, in the Transaction, the net assets of Olympus will be combined with those of TKO PubCo at their historical carrying amounts and the companies will be presented on a combined basis for historical periods because they were under common control for all periods presented. Additionally, upon the closing of the Transaction, EDR, through its subsidiaries is expected to own 59.7% of TKO and TKO PubCo is expected to own 40.3% of TKO. The pro forma financial statements reflect this presentation. The pro forma financial statements do not give effect to the formation of TKO PubCo which occurred on September 12, 2023.

The pro forma financial statements are derived from the TKO PubCo’s and Olympus’ respective historical consolidated or combined financial statements for each period presented. As Olympus’ historical financials were prepared on a “carve-out” basis, a portion of EDR’s corporate expenses have been allocated to Olympus. Historically, separate financial statements have not been prepared for Olympus and it has not operated as a standalone business from EDR. As such, Olympus’ historical financials may not be indicative of what they would have been had Olympus been operated as a standalone company. The pro forma statements of operations are presented as if the Transaction occurred on January 1, 2021, which is the beginning of the earliest year for which pro forma financial statements are required to be presented in this information statement. The pro forma balance sheet is presented as if the Transaction occurred on September 30, 2024.

The preparation of pro forma financial statements is based on reasonable estimates, assumptions and adjustments that affect the amounts reported in such financial statements and the notes thereto. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing pro forma financial statements. These pro forma financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final transaction accounting, expected to be completed after the closing of the Transaction, will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. As certain expenses reflected in Olympus’ historical financial statements are allocated, Olympus’ historical financial statements may not be indicative of the financial statements that would have been presented if Olympus had been operated as a standalone entity. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Note 2. Cash and Cash Equivalents

Per the Transaction Agreement, the amount of cash and cash equivalents recorded in the Olympus balance sheet as of the Closing Date is expected to be $25.0 million. As such, the pro forma balance sheet reflects a $92.4 million reduction to cash and cash equivalents with offsetting entries of $55.2 million to nonredeemable non-controlling interests and $37.2 million to additional paid-in capital. This adjustment results in the cash and cash equivalents balance reported historically in the Olympus balance sheet as of September 30, 2024 to be reduced from $117.4 million to $25.0 million.

Note 3. Related Parties Transactions

Following the closing of the Transaction, in the event that TKO receives payments relating to accounts receivable of Olympus or EDR in connection with the 2024 Olympics or 2024 / 2025 FA Cup North America Media Rights,

TKO will remit these payments to EDR. Alternatively, if TKO makes payments relating to accounts payable of Olympus or EDR in connection with the 2024 Olympics, EDR will remit these amounts to TKO. The estimated related party transactions between TKO and EDR related to remitting payments are reflected as adjustments in the pro forma balance sheet. Specifically, adjustments of $61.7 million to other current assets for amounts due from EDR to TKO, $65.7 million to other current liabilities for amounts due to EDR from TKO, resulting in a $2.4 million reduction of nonredeemable non-controlling interests and a reduction of $1.6 million to additional paid-in capital are reflected in the pro forma balance sheet.

Note 4. Income Taxes

TKO PubCo was incorporated as a Delaware corporation in March 2023. As the sole managing member of TKO, TKO PubCo is subject to corporate income taxes on its share of taxable income of TKO. TKO is treated as a partnership for U.S. federal income tax purposes and is therefore generally not subject to U.S. corporate income tax, other than entity level income taxes in certain U.S. state and local jurisdictions and U.S. federal, state, and local taxes on wholly-owned corporate subsidiaries that are regarded entities for tax purposes and subject to taxes on income they generate. TKO’s foreign subsidiaries are subject to entity level taxes, and TKO’s U.S. subsidiaries are subject to foreign withholding taxes on sales in certain foreign jurisdictions which are included as a component of foreign current taxes. For purposes of these financial statements, Olympus is subject to the same U.S. federal income tax treatment as TKO and is not subject to U.S. corporate income taxes. The historical transaction adjustments below include revaluations of TKO balances to post-transaction ownership percentages and align the Olympus tax balances with the TKO tax structure.

a)	The adjustments to provision (benefit) for income taxes for the nine months ended September 30, 2024 and for the fiscal years ended December 31, 2023, 2022 and 2021 are as follows:

	Nine Months Ended September 30, 2024	Years Ended December 31,
		2023	2022	2021
Historical provision (benefit) for income taxes	6,325	48,741	20,453	12,075
Transaction accounting adjustments:
Adjustments to historical provision (benefit) for income taxes	20,591	(6,782)	(6,695)	11,503
Provision (benefit) for income taxes for adjustments on intercompany transactions	—	—	—	—
Provision (benefit) for income taxes for accounting policy adjustments	—	—	—	—
Deferred tax provision (benefit) for merger- related costs	—	—	—	—

Total transaction accounting adjustments on provision (benefit) for income taxes	20,591	(6,782)	(6,695)	11,503

Pro forma provision (benefit) for income taxes	26,916	41,959	13,758	23,578

a)

The adjustments to deferred tax liabilities, net, with the corresponding adjustments to additional paid-in capital on the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

Historical deferred tax liabilities, net	449,359
Transaction accounting adjustments:
Adjustments to historical deferred income taxes	(72,667)
Deferred tax asset for accounting policy adjustments	—
Deferred tax asset for merger-related costs	—

Total transaction accounting adjustments on deferred tax liabilities, net, with the corresponding adjustments to additional paid-in capital	(72,667)

Pro forma deferred income tax liabilities, net	376,692

Note 5. Transaction Costs

In connection with the Transaction, TKO expects to incur approximately $50.5 million of transaction costs, primarily consisting of financial advisory, legal and other professional fees, after September 30, 2024. Such costs are reflected as a $50.5 million increase to accrued liabilities with offsetting entries of $30.2 million to nonredeemable non-controlling interests and $20.3 to accumulated deficit on the pro forma balance sheet as of September 30, 2024 and are also reflected in the pro forma statement of operations for the fiscal year ended December 31, 2023 (i.e. the most recent annual period presented) as an adjustment to selling, general and administrative expenses. The transaction costs are reflected within net income (loss) attributable to TKO prior to the WWE/UFC Transactions as these expenses are assumed to have been incurred on January 1, 2023 prior to the close of the TKO PubCo formation, which is consistent with Article 11 pro forma financial statement presentation. However, when the Transaction closes, management expects the transaction costs to be attributable to TKO PubCo and TKO. The transaction costs are expected to be non-recurring.

In addition, for the nine months ended September 30, 2024, TKO incurred $8.4 million of transaction costs. These costs are not reflected as a pro forma adjustment because they have been recorded within historical selling, general and administrative expenses for the nine months ended September 30, 2024. Olympus has not incurred any transaction costs within its historical financial statements.

Note 6. Shares Conversion

TWI will survive the Transaction as a wholly-owned subsidiary of TKO. On the terms and subject to the conditions set forth in the Transaction Agreement, at the Closing, the EDR Parties will transfer all equity interests in TWI and 45% of Euroleague JV to TKO, known as the Transferred Equity Interests, in exchange for equity consideration. TKO PubCo will issue shares of TKO PubCo Class B Common Stock to EDR Parties, who will subscribe to these shares. The following table details the calculations of the number of TKO PubCo Shares expected to be issued in the Transaction and the par value of the TKO PubCo Shares outstanding after the Transaction, assuming the Transaction occurred on September 30, 2024, the date of the pro forma balance sheet. The issuance of additional shares did not result in an adjustment to the pro forma balance sheet. The EDR Parties’ expected ownership percentage of TKO will vary based on the actual shares outstanding as of the closing of the Transaction.

	Class A Common Stock	Class B Common Stock
	(in thousands, except share amounts)
Shares of TKO PubCo common stock issued at September 30, 2024	81,146,843	89,616,891
Estimated shares of TKO PubCo common stock to be issued in the Transaction:	—	26,541,737

Estimated shares of TKO PubCo common stock after the Transaction	81,146,843	116,158,628

Estimated par value of TKO PubCo common stock issued after the Transaction at $0.00001 per share	$1	$1

The 26.5 million shares of TKO PubCo Class B Common Stock expected to be issued in the Transaction includes (i) 26.1 million shares based on the $3.25 billion valuation of Olympus and (ii) an additional 0.4 million shares related to the Specified Equity Adjustment Amount.

Note 7. Reclassifications

The historical financial information of Olympus included in the pro forma financial statements reflects the following reclassifications to conform Olympus’ historical financial information to TKO PubCo’s presentation.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

(a)	Olympus reported $1,475.8 million as of September 30, 2024 within net parent investment. This amount has been reclassified to additional paid-in capital in the pro forma balance sheet.

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2023

(b)

TKO PubCo’s consolidated financial statements for the year ended December 31, 2023 present net income (loss) prior to and subsequent to September 12, 2023 which represents TKO PubCo’s formation date. A $7.0 million reclassification is made to net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions and net income (loss) attributable to TKO Group Holdings, Inc. / Olympus’ parent to represent Olympus historical net income prior to and subsequent to September 12, 2023.

Note 8. Non-Controlling Interests (“NCI”)

Upon the closing of the Transaction, EDR, through its subsidiaries, is expected to own 59.7% of TKO, and TKO PubCo is expected to own 40.3% of TKO. This pro forma adjustment reflects the new ownership percentages expected after the Transaction closes. The new ownership percentages resulted in adjustments of $1,634.9 million to nonredeemable non-controlling interests, $21.0 million to accumulated other comprehensive loss and $1,655.9 million adjustment to additional paid-in capital on the pro forma balance sheet as of September 30, 2024. Additionally, adjustments to reflect increased losses of $113.6 million and $28.7 million were made to net income (loss) attributable to non-controlling interests within the pro forma statement of operations for the nine months ended September 30, 2024 and for the period from September 12, 2023, the day TKO PubCo was formed, to December 31, 2023 to recognize the non-controlling interests in TKO.

Note 9. Intercompany Eliminations

The pro forma financial statements have been adjusted to eliminate transactions between TKO and Olympus. These transactions include (i) revenue related to event and other licensing agreements in which Olympus provides services and rights to TKO and TKO provides services and media rights to Olympus and (ii) support for production and consulting services provided by TKO to Olympus. Additionally, intercompany eliminations cover activities performed by Olympus for TKO under the TKO Services Agreement. These activities mainly involve administrative and commercial services and are classified under selling, general, and administrative expenses and direct operating costs, respectively.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of the TKO PubCo Certificate of Incorporation, the TKO PubCo Bylaws, and the DGCL. This description is summarized from, and qualified in its entirety by reference to, the TKO PubCo Certificate of Incorporation and the TKO PubCo Bylaws, which are incorporated by reference into this Information Statement, and the applicable provisions of the DGCL.

The TKO PubCo Certificate of Incorporation authorizes capital stock consisting of:

•	5,000,000,000 shares of TKO PubCo Class A Common Stock;

•	5,000,000,000 shares of TKO PubCo Class B Common Stock; and

•	1,000,000,000 shares of preferred stock, par value $0.00001 per share.

TKO PubCo has one class of securities registered under Section 12 of the Exchange Act: TKO PubCo Class A Common Stock.

The following summary describes the material provisions of our capital stock.

TKO PubCo Shares

Voting

The holders of our TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except as required by applicable law. Holders of our TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock are entitled to one vote per share on all matters submitted to stockholders for their vote or approval.

Dividends

The holders of TKO PubCo Class A Common Stock are entitled to receive dividends when, as and if declared by the Board out of legally available funds.

The holders of our TKO PubCo Class B Common Stock do not have any right to receive dividends other than stock dividends consisting of shares of our TKO PubCo Class B Common Stock, paid proportionally with respect to each outstanding share of TKO PubCo Shares.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of TKO PubCo Shares are entitled to their respective par value, and the holders of our TKO PubCo Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our TKO PubCo Class B Common Stock do not have any right to receive a distribution upon a liquidation or dissolution of TKO PubCo.

Redemption, Transferability and Exchange

Subject to the terms of its limited liability company agreement, the members of TKO (other than TKO PubCo) (or certain permitted transferees thereof) have the right from time to time cause, subject to certain restrictions, to cause TKO to redeem any or all of their common units (with the simultaneous redemption of paired shares of TKO PubCo Class B Common Stock by TKO PubCo) in exchange for, at our election (subject to certain exceptions), either cash (based on the market price of a share of our TKO PubCo Class A Common

Stock) or shares of our TKO PubCo Class A Common Stock, and if such redemption is made in exchange for shares of TKO PubCo Class A Common Stock, it shall be effected as a direct purchase by TKO PubCo. If, on the date of the applicable exchange notice, the aggregate amount of TKO PubCo’s cash balance plus the aggregate amount of any loans by TKO PubCo to TKO as permitted under TKO PubCo’s cash management policy, in the aggregate, is in excess of $100 million, any exchange may only occur thirty (30) days following the giving of notice by EDR.

Other Provisions

None of the TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock has any pre-emptive or other subscription rights.

At such time as no TKO Common Units remain exchangeable for shares of our TKO PubCo Class A Common Stock, all outstanding shares of TKO PubCo Class B Common Stock will be cancelled.

Preferred Stock

We are authorized to issue up to 1,000,000,000 shares of preferred stock. The Board is authorized, subject to limitations prescribed by the DGCL and the TKO PubCo Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences, and rights of each series. The Board is also authorized to designate any qualifications, limitations, or restrictions on each series of preferred stock without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of TKO PubCo and may adversely affect the voting and other rights of the holders of our TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock, which could have a negative impact on the market price of our TKO PubCo Shares.

Corporate Opportunity

The TKO PubCo Certificate of Incorporation provides that, to the fullest extent permitted by law, TKO PubCo renounces any interest or expectancy in a transaction or matter that may be a corporate opportunity for it, and the directors of TKO PubCo (other than in their capacity as officers and employees of TKO PubCo), certain directors, principals, officers, employees, members, equityholders and/or other representatives of EDR and its respective affiliates, or any of TKO PubCo’s non-employee directors have no duty to present such corporate opportunity to TKO PubCo and may invest in competing businesses or do business with TKO PubCo’s clients or customers.

Anti-Takeover Effects of the TKO PubCo Certificate of Incorporation and the TKO PubCo Bylaws

The provisions of the TKO PubCo Certificate of Incorporation and the TKO PubCo Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of TKO PubCo Shares.

The TKO PubCo Certificate of Incorporation and the TKO PubCo Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring, or preventing a future takeover or change in control of TKO PubCo unless such takeover or change in control is approved by the Board.

These provisions include:

Special Meetings of Stockholders. The TKO PubCo Certificate of Incorporation and the TKO PubCo Bylaws provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by the Board, the executive chair, the chief executive officer, or any holder of 25% or more of the voting power of TKO PubCo’s issued and outstanding capital stock. Except as described above, stockholders are not permitted to call a special meeting or to require the Board to call a special meeting.

Advance Notice Procedures. The TKO PubCo Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the TKO PubCo Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the TKO PubCo Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of TKO PubCo.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger, or otherwise.

Business Combinations with Interested Stockholders. The TKO PubCo Certificate of Incorporation provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Choice of Forum

The TKO PubCo Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of TKO PubCo, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent, or other employee or stockholder of TKO PubCo to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the TKO PubCo Certificate of Incorporation or the TKO PubCo Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision will not apply to claims seeking to enforce any liability or duty created by the Exchange Act. The TKO PubCo Certificate of Incorporation also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders are not deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Directors’ Liability; Indemnification of Directors and Officers

The TKO PubCo Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we provide them with customary indemnification and advancement of expenses. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our TKO PubCo Class A Common Stock is Equiniti Trust Company, LLC.

Securities Exchange

Our TKO PubCo Class A Common Stock is listed on NYSE under the symbol “TKO.”

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the DGCL and the TKO PubCo Certificate of Incorporation and TKO PubCo Bylaws, the holders of shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock, in respect of their shares of TKO PubCo Class A Common Stock or TKO PubCo Class B Common Stock, are not entitled to appraisal or dissenters’ rights in connection with the Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT4

The following table sets forth information, as of December 18, 2024, about the beneficial ownership of TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of any class or series of our capital stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The amounts and percentages of TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The beneficial ownership of our voting securities is based on 81,203,161 shares of TKO PubCo Class A Common Stock and 89,616,891 shares of TKO PubCo Class B Common Stock, each issued and outstanding as of December 18, 2024. In computing the number of TKO PubCo Shares beneficially owned by an individual or entity and the percentage ownership of that person, TKO PubCo Shares subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of December 18, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner listed below is: c/o TKO Group Holdings, Inc., 200 Fifth Avenue, 7th Floor, New York, NY 10010.

	Beneficial Ownership
Name of Beneficial Owner	TKO PubCo Class A Common Stock Beneficially Owned (#)(1)	Outstanding TKO PubCo Class A Common Stock (%)	TKO PubCo Class B Common Stock Beneficially Owned(1) (#)	Outstanding TKO PubCo Class B Common Stock (%)	Total Vote(2) (%)
Greater than 5% Equityholders:
Endeavor Group Holdings, Inc. (3)	92,123,708	53.9%	89,616,891	100.0%	53.9%
Silver Lake Equityholders(3)(4)	92,123,708	53.9%	89,616,891	100.0%	53.9%
Patrick Whitesell(3)(5)	92,123,708	53.9%	89,616,891	100.0%	53.9%
Vincent McMahon(6)	8,021,405	9.9%	—	—	4.7%
BlackRock, Inc.(7)	6,339,199	7.8%	—	—	3.7%
The Vanguard Group(8)	5,995,356	7.4%	—	—	3.5%
Lindsell Train Limited(9)	4,521,555	5.6%	—	—	2.6%
Michael James Lindsell(9)	4,521,555	5.6%	—	—	2.6%
Nicholas John Train(9)	4,521,555	5.6%	—	—	2.6%
Ninety One Plc(10)	4,411,978	5.4%	—	—	2.6%
Ninety One UK Limited(10)	4,345,215	5.4%	—	—	2.5%
Morgan Stanley(11)	4,214,167	5.2%	—	—	2.5%

	Beneficial Ownership
Name of Beneficial Owner	TKO PubCo Class A Common Stock Beneficially Owned (#)(1)	Outstanding TKO PubCo Class A Common Stock (%)	TKO PubCo Class B Common Stock Beneficially Owned(1) (#)	Outstanding TKO PubCo Class B Common Stock (%)	Total Vote(2) (%)
Directors and Named Executive Officers:
Ariel Emanuel(3)(12)	92,193,770	54.0%	89,616,891	100.0%	54.0%
Peter C.B. Bynoe	1,767	*	—	—	*
Egon P. Durban(3)(4)	92,123,708	53.9%	89,616,891	100.0%	53.9%
Dwayne Johnson(13)	289,673	*	—	—	*
Bradley A. Keywell	1,188	*	—	—	*
Nick Khan(14)	144,300	*	—	—	*
Steven R. Koonin	6,921	*	—	—	*
Jonathan A. Kraft	13,032	*	—	—	*
Seth Krauss(15)	14,486	*	—	—	*
Sonya E. Medina	1,767	*	—	—	*
Andrew Schleimer(16)	18,247	*	—	—	*
Mark Shapiro(17)	105,343	*	—	—	*
Nancy R. Tellem	1,767	*	—	—	*
Carrie Wheeler	4,899	*	—	—	*
All Directors and Executive Officers as a Group (14 persons)(19)	92,797,160	54.2%	89,616,891	100.0%	54.2%

*	Indicates less than one percent
(1)

Each TKO Common Unit (other than TKO Common Units held by us) is redeemable from time to time at each holder’s option for, at our election, newly issued shares of our TKO PubCo Class A Common Stock on a one-for-one basis, or to the extent there is cash available from the sale of newly issued shares of our TKO PubCo Class A Common Stock, a cash payment equal to the closing price of one share of TKO PubCo Class A Common Stock on the last full trading day immediately prior to the redemption date for each TKO Common Unit so redeemed, in each case, in accordance with the terms of the TKO Operating Agreement (as defined below). In this table, beneficial ownership of TKO Common Units has been reflected as beneficial ownership of shares of our TKO PubCo Class A Common Stock for which such TKO Common Units may be exchanged. When a TKO Common Unit is exchanged by a holder thereof, a corresponding share of TKO PubCo Class B Common Stock will be cancelled.

(2)

Represents the percentage of voting power of our TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock voting as a single class. Each share of TKO PubCo Class A Common Stock entitles the registered holder to one vote per share and each share of TKO PubCo Class B Common Stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The TKO PubCo Class A Common Stock and TKO PubCo Class B Common Stock will vote as a single class on all matters except as required by law or the TKO PubCo Certificate of Incorporation.

(3)

Based solely on a Schedule 13D/A filed with the SEC on December 18, 2024 and information known to TKO PubCo, 92,123,708 shares of our TKO PubCo Class A Common Stock consist of (i) 83,074,858 TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) held of record by January HoldCo, (ii) 6,542,033 TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) held of record by January Sub, (iii) 1,825,030 shares of TKO PubCo Class A Common Stock held of record by WME IMG, and (iv) 681,787 shares of TKO PubCo Class A Common Stock held of record by EOC in each case as of December 18, 2024. Based on information known to TKO PubCo, January HoldCo has pledged (a) 16,645,461 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from Morgan Stanley Bank, N.A., (b) 16,607,349 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common

Stock) as collateral to secure obligations under loans from Deutsche Bank AG, (c) 11,077,918 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from Royal Bank of Canada, (d) 11,077,918 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from Goldman Sachs & Co. LLC, (e) 3,705,343 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from Bank of America, N.A., (f) 5,529,431 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from Barclays Bank Plc, (g) 1,843,144 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from HSBC Bank Plc, and (h) 16,588,294 of its TKO Common Units (and an equal number of our TKO PubCo Class B Common Stock) as collateral to secure obligations under loans from JPMorgan Chase Bank, N.A. Endeavor is the managing member of Endeavor Manager, LLC, which in turn is the managing member of Endeavor OpCo. Endeavor OpCo is the managing member of January HoldCo, which in turn is the managing member of January Sub. Endeavor OpCo is also the managing member of Endeavor Parent, LLC, which in turn is the sole member of WME IMG Holdings, LLC, which in turn is the sole member of WME IMG. As a result, Endeavor may be deemed to beneficially own the securities held of record by the EDR subscribers and WME IMG. The address of each EDR subscriber and WME IMG is c/o Endeavor Group Holdings, Inc., 9601 Wilshire Boulevard, 3rd Floor, Beverly Hills, California 90210.
(4)

Based solely on a Schedule 13G filed with the SEC on November 8, 2024 and information known to TKO PubCo, Silver Lake West Holdco, L.P., Silver Lake West Holdco II, L.P., Silver Lake West VoteCo, L.L.C., and Egon Durban may be deemed to have shared voting power and shared dispositive power over 92,123,708 shares of our TKO PubCo Class A Common Stock held by the EDR subscribers. Silver Lake West Holdco, L.P. and Silver Lake West Holdco II, L.P. (the “West Holdcos”) have designated members of the governing body of Endeavor and as a result may be deemed to share beneficial ownership of the securities beneficially owned by Endeavor. Mr. Durban is the managing member of Silver Lake West VoteCo, L.L.C., which is the general partner of each of the West Holdcos. Mr. Durban is a director of TKO Group Holdings and is a Co-CEO and Managing Member of Silver Lake Group, L.L.C. Securities reported herein are held solely by subsidiaries of Endeavor. Investment funds managed by Silver Lake do not directly hold any equity securities of TKO PubCo. The principal office of each of Mr. Durban and each of the entities identified in this footnote is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(5)

Includes 92,123,708 shares of our TKO PubCo Class A Common Stock beneficially owned by Endeavor. Patrick Whitesell is a member of the governing body of Endeavor and as a result may be deemed to share beneficial ownership of the securities beneficially owned by Endeavor. The principal office of Mr. Whitesell is c/o Endeavor Group Holdings, Inc., 9601 Wilshire Boulevard, 3rd Floor, Beverly Hills, California 90210.

(6)	Based solely on a Scheduled 13G filed with the SEC on November 14, 2024, Vincent K. McMahon directly holds 8,021,405 shares of our TKO PubCo Class A Common Stock.
(7)

Based solely on a Schedule 13G filed with the SEC on February 8, 2024, BlackRock, Inc. has sole voting power over 6,105,643 shares of our TKO PubCo Class A Common Stock and sole dispositive power over 6,339,199 shares of our TKO PubCo Class A Common Stock. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(8)

Based solely on a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power over 27,525 shares of our TKO PubCo Class A Common Stock, sole dispositive power over 5,900,445 of our TKO PubCo Class A Common Stock and shared dispositive power over 94,911 shares of our TKO PubCo Class A Common Stock. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)

Based solely on a Schedule 13G filed with the SEC on October 17, 2024, Lindsell Train Limited (“Lindsell Train”), Michael James Lindsell and Nicholas John Train have shared voting and shared dipositive power over 4,521,555 shares of our TKO PubCo Class A Common Stock. Lindsell Train has investment discretion and voting power over several managed accounts that hold such shares of TKO PubCo Class A Common Stock. Accordingly, Lindsell Train Limited may be deemed to be the beneficial owner of such TKO PubCo Class A Common Stock. Each of Messrs. Lindsell and Train owns a significant membership interest in

Lindsell Train and as such may be deemed to control shares held by Lindsell Train by virtue of his interest in Lindsell Train. The business address of Lindsell Train and Messrs. Lindsell and Train is 66 Buckingham Gate, London SWIE 6AU, United Kingdom.
(10)

Based solely on a Schedule 13G filed with the SEC on February 13, 2024, Ninety One Plc has shared voting power over 2,224,508 shares of our TKO PubCo Class A Common Stock and shared dispositive power over 4,411,978 shares of our TKO PubCo Class A Common Stock, and Ninety One UK Limited has shared voting power over 2,157,745 shares of our TKO PubCo Class A Common Stock and shared dispositive power over 4,345,215 shares of our TKO PubCo Class A Common Stock. Ninety One Plc is the parent entity of Ninety One UK. The business address of Ninety One UK Limited is 55 Gresham Street, London, EC2V 7HB, United Kingdom.

(11)

Based solely on a Schedule 13G filed with the SEC on February 9, 2024, Morgan Stanley has shared voting power with respect to 3,782,792 shares of TKO PubCo Class A Common Stock and shared dispositive power with respect to 4,200,763 shares of TKO PubCo Class A Common Stock. The business address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

(12)

Includes 60,374 shares of our TKO PubCo Class A Common Stock beneficially owned by Mr. Emanuel, 92,123,708 shares of our TKO PubCo Class A Common Stock beneficially owned by Endeavor and 9,688 shares of TKO PubCo Class A Common Stock underlying restricted stock units held by Mr. Emanuel that will vest within 60 days of December 18, 2024. Mr. Emanuel, our Chief Executive Officer and Executive Chair, is a member of the governing body of Endeavor and as a result may be deemed to share beneficial ownership of the securities beneficially owned by Endeavor.

(13)	Includes 96,557 shares of TKO PubCo Class A Common Stock underlying restricted stock units held by Mr. Johnson that will vest within 60 days of December 18, 2024.
(14)	Includes 51,225 shares of TKO PubCo Class A Common Stock underlying restricted stock units held by Mr. Khan that will vest within 60 days of December 18, 2024.
(15)	Includes 14,486 shares of TKO PubCo Class A Common Stock underlying restricted stock units held by Mr. Krauss that will vest within 60 days of December 18, 2024.
(16)	Includes 18,247 shares of TKO PubCo Class A Common Stock underlying restricted stock units held by Mr. Schleimer that will vest within 60 days of December 18, 2024.
(17)	Includes 63,187 shares of TKO PubCo Class A Common Stock underlying restricted stock units held by Mr. Shapiro that will vest within 60 days of December 18, 2024.
(19)

Includes (i) 253,390 shares of TKO PubCo Class A Common Stock underlying restricted stock units that will vest within 60 days of December 18, 2024 and (ii) 92,123,708 shares of our TKO PubCo Class A Common Stock as to which Mr. Emanuel and Mr. Durban may be deemed to have beneficial ownership (see footnotes (3), (4) and (12) above).

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements and notices with respect to two or more stockholders sharing the same address by delivering a single information statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household information statement materials, delivering a single information statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this information statement by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of our website at www.tkogrp.com. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this Information Statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement.

We incorporate by reference in this Information Statement the following documents filed by us with the SEC under the Exchange Act (except for any portions of our Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC):

TKO PubCo Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended December 31, 2023

Quarterly Reports on Form 10-Q	Fiscal Quarters ended March 31, 2024, ended June 30, 2024 and ended September 30, 2024

Current Reports on Form 8-K	Filed with SEC on January 12, 2024, January 23, 2024, January 23, 2024, January 23, 2024, January 29, 2024, April 8, 2024, June 14, 2024, August 8, 2024, August 8, 2024, October 24, 2024, November 21, 2024, December 13, 2024 and December 16, 2024

Definitive Proxy Statement on Schedule 14A	Filed with SEC on April 24, 2024

We undertake to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon written or oral request, by first-class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may request a copy of these filings by writing or telephoning us at the following address:

TKO Group Holdings, Inc.

Attention: Corporate Secretary

200 Fifth Ave, 7th Floor

New York, NY 10010

(646) 558-8333

EDR and the Businesses have supplied, and we have not independently verified, the information in this Information Statement relating to EDR and the Businesses.

Stockholders should not rely on information that purports to be made by or on behalf of us other than that contained in or incorporated by reference in this Information Statement. We have not authorized anyone to provide information on behalf of us that is different from that contained in this Information Statement. This Information Statement is dated December 23, 2024. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Endeavor Group Holdings, Inc.

Opinion

We have audited the combined financial statements of The Olympus Business of Endeavor Group Holdings, Inc. (the “Company”), which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of operations, comprehensive loss, equity, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring net losses and negative operating cash flows, the Company’s continued operations are dependent on ongoing capital investments from the Parent, and substantially all of the Company’s tangible and intangible assets are pledged as collateral to a $2.2 billion term loan of the Parent scheduled to mature on May 18, 2025, and the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matter

The accompanying statements of operations and cash flows of The Olympus Business of Endeavor Group Holdings, Inc. for the year December 31, 2021, were not audited, reviewed, or compiled by us, and, accordingly, we do not express an opinion or any other form of assurance on them.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

New York, NY

December 10, 2024

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED BALANCE SHEETS

(In thousands)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$124,840	$124,362
Restricted cash	11,167	11,062
Accounts receivable (net of allowance for doubtful accounts of $21,444 and $15,753, respectively)	222,823	240,115
Deferred costs	546,657	185,286
Other current assets	234,033	155,401

Total current assets	1,139,520	716,226

Property, buildings and equipment, net	84,618	56,590
Operating lease right-of-use assets	39,583	40,315
Intangible assets, net	425,967	471,136
Goodwill	777,915	785,370
Investments	62,094	56,190
Deferred income taxes	2,764	2,038
Other assets	174,026	160,804

Total assets	$2,706,487	$2,288,669

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$171,919	$187,669
Accrued liabilities	154,918	145,430
Current portion of operating lease liabilities	12,843	8,193
Deferred revenue	554,365	297,283
Other current liabilities	26,395	26,639

Total current liabilities	920,440	665,214

Long-term borrowings	2,690	2,403
Long-term operating lease liabilities	31,674	36,583
Deferred tax liabilities	73,152	76,937
Other long-term liabilities	106,504	152,068

Total liabilities	1,134,460	933,205

Commitments and contingencies (Note 16)
Parent’s equity:
Net parent investment	1,637,814	1,432,085
Accumulated other comprehensive loss	(60,230)	(70,735)

Total parent’s equity	1,577,584	1,361,350

Non-controlling interests	(5,557)	(5,886)

Total equity	1,572,027	1,355,464

Total liabilities and equity	$2,706,487	$2,288,669

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	For the years ended December 31,
	2023	2022	2021 (unaudited)
Revenue	$1,569,096	$1,544,991	$1,389,142
Operating expenses:
Direct operating costs	1,079,551	1,055,656	1,102,479
Selling, general and administrative expenses	479,464	427,280	346,761
Insurance recoveries	—	—	(30,478)
Depreciation and amortization	59,434	73,587	73,246
Impairment charges	21,529	—	—

Total operating expenses	1,639,978	1,556,523	1,492,008

Operating loss	(70,882)	(11,532)	(102,866)
Other income (expense):
Interest income, net	9,436	5,483	8,608
Other income (expense), net	20,994	(29,415)	(17,797)

Loss before income taxes and equity income from affiliates	(40,452)	(35,464)	(112,055)
Provision for (benefit from) income taxes	17,295	6,135	(3,694)

Loss before equity income of affiliates	(57,747)	(41,599)	(108,361)
Equity income of affiliates, net of tax	9,478	7,597	4,639

Net loss	(48,269)	(34,002)	(103,722)
Less: Net income (loss) attributable to non-controlling interests	1,175	13,464	(14,910)

Net loss attributable to the parent	$(49,444)	$(47,466)	$(88,812)

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	For the years ended December 31,
	2023	2022	2021 (unaudited)
Net loss	$(48,269)	$(34,002)	$(103,722)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	10,505	(34,715)	(919)

Total comprehensive loss net of tax	(37,764)	(68,717)	(104,641)
Less: Comprehensive income (loss) attributable to non-controlling interests	1,175	13,464	(14,910)

Comprehensive loss attributable to the parent	$(38,939)	$(82,181)	$(89,731)

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF EQUITY

(In thousands)

	Year Ended December 31, 2023
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2023	$1,432,085	$(70,735)	$1,361,350	$(5,886)	$1,355,464
Comprehensive (loss) income	(49,444)	10,505	(38,939)	1,175	(37,764)
Net transfers from parent	255,173	—	255,173	(7)	255,166
Distributions	—	—	—	(839)	(839)

Balance at December 31, 2023	$1,637,814	$(60,230)	$1,577,584	$(5,557)	$1,572,027

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF EQUITY

(In thousands)

	Year Ended December 31, 2022
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2022	$1,263,468	$(36,020)	$1,227,448	$36,792	$1,264,240
Comprehensive (loss) income	(47,466)	(34,715)	(82,181)	13,464	(68,717)
Net transfers from (to) parent	216,083	—	216,083	(55,510)	160,573
Distributions	—	—	—	(632)	(632)

Balance at December 31, 2022	$1,432,085	$(70,735)	$1,361,350	$(5,886)	$1,355,464

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF EQUITY

(In thousands)

	Year Ended December 31, 2021 (unaudited)
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2021	$1,127,001	$(35,101)	$1,091,900	$49,867	$1,141,767
Comprehensive loss	(88,812)	(919)	(89,731)	(14,910)	(104,641)
Net transfers from parent	225,279	—	225,279	2,076	227,355
Contributions	—	—	—	5,400	5,400
Distributions	—	—	—	(5,080)	(5,080)
Acquisition of non-controlling interests	—	—	—	(561)	(561)

Balance at December 31, 2021	$1,263,468	$(36,020)	$1,227,448	$36,792	$1,264,240

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	For the years ended December 31,
	2023	2022	2021 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,269)	$(34,002)	$(103,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,434	73,587	73,246
Impairment charges	21,529	—	—
Equity-based compensation expense	7,403	7,854	26,129
Distributions from affiliates	6,499	6,953	5,402
Change in fair value of financial instruments	(5,722)	1,008	3,649
Change in fair value of contingent liabilities	2,012	62	75
Gain on business divestiture and sale of assets	—	(5,875)	(3,606)
Net provision for (benefit from) allowance for doubtful accounts	5,691	(6,512)	(1,662)
Net (gain) loss on foreign currency transactions	(12,731)	16,612	5,781
Equity income from affiliates	(9,478)	(7,597)	(4,639)
Income taxes	(1,408)	(15,326)	(16,345)
Other, net	1,223	1,661	1,467
Changes in operating assets and liabilities - net of acquisitions:
Decrease (increase) in receivables	15,380	(78,491)	(29,786)
Increase in other current assets	(73,004)	(59,004)	(54,870)
Increase in other assets	(95,218)	(10,537)	(72,840)
(Increase) decrease in deferred costs	(269,503)	979	(249)
Increase (decrease) in deferred revenue	159,673	(35,263)	5,641
(Decrease) increase in accounts payable and accrued liabilities	(13,329)	(5,848)	83,938
Increase in other liabilities	47,596	42,776	15,777

Net cash used in operating activities	(202,222)	(106,963)	(66,614)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition, net of cash acquired	—	(3,873)	(29,185)
Purchases of property and equipment	(45,120)	(30,698)	(11,033)
Proceeds from sale of assets	—	—	8,440
Investments in affiliates	(1,500)	—	—
Distributions from affiliates	485	141	604
Due from parent	(2,122)	—	—

Net cash used in investing activities	(48,257)	(34,430)	(31,174)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration related to acquisitions	(1,747)	(2,204)	(83)
Net transfers from parent	253,293	133,323	205,270
Distributions of non-controlling interests	(839)	(632)	(5,080)
Contributions of non-controlling interests	—	—	5,400
Proceeds from borrowings	42,913	—	—
Payments on borrowings	(43,557)	(474)	(24,388)
Payments of financing costs	—	—	(810)
Due to parent	311	—	(666)

Net cash provided by financing activities	250,374	130,013	179,643

	For the years ended December 31,
	2023	2022	2021 (unaudited)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	688	(10,403)	998
Increase (decrease) in cash, cash equivalents and restricted cash	583	(21,783)	82,853
Cash, cash equivalents and restricted cash at beginning of year	135,424	157,207	74,354

Cash, cash equivalents and restricted cash at end of year	$136,007	$135,424	$157,207

See accompanying notes to Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Endeavor Group Holdings, Inc. and its subsidiaries (collectively referred to as “Endeavor” or “Parent”) have entered into a definitive agreement with TKO Group Holdings, Inc. (“TKO PubCo”) on October 24, 2024 to sell its IMG Media business and certain contracts associated with Wimbledon, Soccer and Stadia, SailGP, and Royal & Ancient Golf Club of St. Andrews (“R&A”), (collectively referred to as the “IMG Media Business”), Professional Bull Riders (the “PBR Business”), On Location (the “OLE Business”), Mailman, and various events businesses, including Golf Events, Formula Drift, and International Figure Skating. Together, these businesses are referred to as “Olympus” or the “Businesses”. The Businesses have historically been managed as part of Endeavor’s Owned Sports Properties, Representation, and Events, Experiences & Rights segments. The Businesses own and operate the PBR Business, events related to Golf Events and Figure Skating, and manage hospitality for other global events through the OLE Business. The Businesses are responsible for managing, advising on, and selling media rights globally, as well as providing broadcast production services for live events and offering facilities and technical connections for events. The Businesses also retain control over the organization, promotion and marketing of the PBR Business, as well as the monetization of their events, media distribution, licensing and partnership sales. References in these Combined Financial Statements to “our”, “we” or the “Company” refer to the Businesses.

Going Concern

These combined financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has experienced net losses and negative operating cash flows for all historical periods presented. As a result, the Company’s continued operations are dependent on ongoing investments of capital from the Parent. As of the issuance date, there is no commitment by the Parent to fund the Company’s operations within one year from the issuance of these combined financial statements. In the event that the Company is unable to receive sufficient funds from the Parent, it would have to substantially alter, or possibly even discontinue or curtail operations, or sell assets at distressed prices.

When assessing the ability of the Parent to continue to support the Company, management considered the overall indebtedness of the Parent and its ability to repay its obligations one year from the issuance of these combined financial statements. Management of the Parent concluded that, as a result of the upcoming maturity of the Parent’s $2.2 billion term loan on May 18, 2025, substantial doubt existed regarding the Parent’s ability to continue as a going concern within one year after the date that the Parent’s financial statements as of and for the three and nine months ended September 30, 2024, were issued.

Additionally, substantially all of the Company’s tangible and intangible assets are pledged as collateral to the Parent’s $2.2 billion term loan scheduled to mature on May 18, 2025. Absent the Parent’s ability to secure additional liquidity, extend the maturity of or refinance such term loan, the Company’s operations may be adversely impacted in the event the lenders declare an event of default and exercise their rights and remedies under the first lien credit agreement.

While the Parent has had a history of being able to secure additional liquidity or refinance its outstanding indebtedness, the feasibility of some of the Parent’s plans are contingent upon factors outside of the control of the Parent. Consequently, it is management’s opinion that the Company will not be able to rely on the Parent’s ability to secure additional liquidity, extend the maturity of or refinance such term loan or the Parent’s ongoing investment of capital within one year of the date of the combined financial statements. In this case, management would plan to seek additional outside capital to fund the Company’s operations over the next twelve months beyond the issuance date.

These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying combined financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Accordingly, the accompanying combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Combined Financial Statements and footnotes of the Company have been derived from the consolidated financial statements and accounting records of Endeavor and were prepared on a standalone basis in accordance with U.S. generally accepted accounting principles (“GAAP”). The assets, liabilities, revenue and expenses of the Company have been reflected in these Combined Financial Statements on a historical cost basis, as included in the consolidated financial statements of Endeavor, using the historical accounting policies applied by Endeavor. Historically, separate financial statements have not been prepared for the Company and it has not operated as a standalone business from Endeavor. The historical results of operations, financial position, and cash flows of the Company presented in these Combined Financial Statements may not be indicative of what they would have been had the Company been an independent standalone company, nor are they necessarily indicative of the Company’s future results of operations, financial position, and cash flows.

The Combined Financial Statements include all revenues and costs directly attributable to the Businesses and reflect allocations of certain Endeavor corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount and gross profit, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

The Combined Balance Sheets of the Company include Endeavor’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and/or joint ventures relating to the Company in which Endeavor has a controlling financial interest.

Cash and cash equivalents held by Endeavor at the corporate level were not attributable to the Company for any of the periods presented due to Endeavor’s centralized approach to cash management and the financing of its operations. Only cash amounts held by entities for which the Company has legal title are reflected in the Combined Balance Sheets. Endeavor’s debt was not attributed to the Company for any of the periods presented because Endeavor’s borrowings are not the legal obligation of the Company. Transfers of cash, both to and from Endeavor’s centralized cash management system, are reflected as a component of Net parent investment in the Combined Balance Sheets and as financing activities in the accompanying Combined Statements of Cash Flows.

Endeavor maintains various benefit and equity-based compensation plans at a corporate level and postretirement-related benefit plans at a subsidiary level. The Company’s employees participate in those programs and a portion of the cost of those plans is included in the Company’s Combined Financial Statements. See note 11, “Equity Based Compensation” and note 12, “Employee Benefits”, for additional information.

Principles of Combination

The Combined Financial Statements include the Company’s net assets and results of operations as described above.

All intercompany balances and transactions within the Company have been eliminated in the Combined Financial Statements. As described in Note 17 transactions between the Company and Endeavor have been included in these Combined Financial Statements. Certain financing transactions with Endeavor are deemed to have been settled immediately through Net parent investment in the Combined Balance Sheets and are accounted for as a financing activity in the Combined Statement of Cash Flows as Transfers (to) from parent. Net parent investment represents Endeavor’s historical investment in the Company and includes accumulated net income and losses attributable to the Company and the net effect of transactions with Endeavor and its subsidiaries.

Use of Estimates

The preparation of these Combined Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the Combined Financial Statements and the accompanying disclosures.

Significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, allowance for doubtful accounts, recoverability of deferred costs, the fair value of acquired assets and liabilities associated with acquisitions, the fair value of the Parent’s reporting units and the assessment of goodwill, other intangible assets and long-lived assets for impairment, investments, the fair value of equity-based compensation, income taxes and contingencies.

Management evaluates these estimates using historical experience and other factors, including the general economic environment and actions it may take in the future. The Company adjusts such estimates when facts and circumstances dictate. However, these estimates may involve significant uncertainties and judgments and cannot be determined with precision. In addition, these estimates are based on management’s best judgment at a point in time and as such, these estimates may ultimately differ from actual results. Changes in estimates resulting from weakness in the economic environment or other factors beyond the Company’s control could be material and would be reflected in the Company’s Combined Financial Statements in future periods.

Revenue Recognition

The Company primarily generates revenue from media rights sales, production service and studio fees, sponsorships, ticket sales, hospitality, license fees, subscriptions, profit sharing, and commissions.

In accordance with FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), revenue is recognized when control of the promised goods or services is transferred to the Company’s customers either at a point in time or over time, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. For contracts which have more than one performance obligation, the total transaction price, which includes the estimated amount of variable consideration, is allocated based on observable prices or, if standalone selling prices are not readily observable, based on management’s estimate of each performance obligation’s standalone selling price. The variable consideration contained in the Company’s contracts includes sales or usage-based royalties earned on licensing the Company’s intellectual property and commissions earned on sales or usage-based royalties related to representing its clients, which are recognized in accordance with the sales or usage-based royalty exception under ASC 606. The variability related to these royalties will be resolved in the periods when the licensee generates sales or usage related to the intellectual property license. For the Company’s contracts that do not include licensing of intellectual property, the Company either estimates the variable consideration, subject to the constraint, or using the variable consideration allocation exception if applicable. The following are the Company’s primary sources of revenue.

Production Services and License Fees

Revenue from production services of live entertainment and sporting events is recognized at the time of the event on a per event basis. Revenue from production services of editorial video content is recognized when the content is delivered to and accepted by the customer and the license period begins. Revenue for license fees that include a royalty is recognized in the period the royalty is generated in accordance with the sales and usage-based royalty exception for licenses of functional intellectual property. Customers for the Company’s production services include broadcast networks, sports federations and independent content producers.

Content Distribution and Sales

The Company is an independent global distributor of sports programming and possesses relationships with a wide variety of broadcasters and media partners around the world. The Company sells media rights globally on behalf of its clients as well as their owned assets, including PBR. For sales of media and broadcast rights for live entertainment and sporting event programming on behalf of clients, the Company has both arrangements in which it is acting as a principal (full rights buy-out model) as well as an agent (commission model).

•

Full rights buy-out model: For media rights sales in which the Company is acting as a principal, the Company generally will enter into an agreement with the underlying media rights owner to license the media rights prior to negotiating license arrangements with customers, primarily broadcasters and other media distributors. Upon licensing the media rights from the rights owner, the Company obtains control of the rights and has the ability to obtain substantially all the remaining economic benefits of the rights. The Company is also obligated to pay the media rights owner the licensee fee regardless of the Company’s ability to monetize the rights. The Company has discretion in negotiating licensee fees with customers and it retains customer credit risk. The Company recognizes the customer license fees as revenue and the consideration paid to the rights holders for the acquisition of the rights as a direct operating cost. The satisfaction of the performance obligation depends on the number and timing of events delivered and is satisfied when the events take place.

•

Commission model: For media rights sales in which the Company does not obtain control of the underlying rights, the Company earns a commission equal to a stated percentage of the license fees for the rights distributed. As the Company does not obtain control of the underlying media rights, the Company recognizes the sales commission as revenue. The Company’s performance obligation generally includes distributing the live video feed and revenue is typically recognized on an event basis.

For owned assets relating to PBR, the Company enters into media rights agreements with broadcasters and other distributors for the airing of certain programming rights the Company produces. The Company’s media rights agreements are generally for multiple years, include a specified amount of programming (both number of events and duration) and contain fixed annual rights fees. The programming under these arrangements can include several performance obligations for each contract year such as media rights for live event programming, episodic programming, taped programming archives and sponsorship rights at the underlying events. The Company allocates the transaction price across performance obligations based on management’s estimate of the standalone selling price of each performance obligation. License fees from media rights are recognized when the event or program has been delivered and is available for exploitation. The transaction price for live entertainment and sporting event programming rights is generally based on a fixed license fee. The Company owns and operates its own over-the-top (“OTT”) platform, PBR Ride Pass, that engages customers through a monthly subscription-based model. Access to PBR Ride Pass is provided to subscribers and revenue is recognized ratably over each paid monthly membership period. Revenue for PBR Ride Pass is deferred for subscriptions paid in advance until earned. The Company recognizes revenue for PBR Ride Pass gross of third-party distributor fees as the Company is the principal in the arrangement.

Commission revenue from distribution and sales arrangements for television properties, documentaries and films of independent production companies is recognized when the underlying content becomes available for view or telecast and has been accepted by the customer.

Events

The Company earns fees from events that it controls in addition to providing event related services to events controlled by third parties. The Company generates revenue primarily through ticket sales and participation entry fees, hospitality and sponsorship sales, and management fees each of which may represent a distinct performance obligation or may be bundled into an experience package. The Company allocates the transaction price to all performance obligations contained within an arrangement based upon their relative stand-alone selling price.

For controlled events (owned or licensed), revenue is generally recognized for each performance obligation over the course of the event, multiple events, or contract term in accordance with the pattern of delivery for the particular revenue source. Advance ticket sales, participation entry fees and hospitality sales are recorded as deferred revenue pending the event date. Sponsorship income is recognized over the term of the associated event, or events, to which the sponsorship is associated. Revenue from merchandise sales and concessions is recognized when the products are delivered which is generally at point of sale during the event.

The Company’s bundled experience packages may include individual tickets, experiential hospitality, hotel accommodation and transportation. For these experience packages, the Company recognizes revenue at the event date when all of the package components have been delivered to the customer. The Company defers the revenue and cost of revenue on experience packages until the date of the event.

For services related to third-party controlled events, the Company’s customer is the third-party event owner. The Company earns fixed and/or variable commission revenue for ticket sales, collection of participation entry fees, hospitality sales or sponsorship sales on behalf of an event owner. For these arrangements, the Company recognizes as revenue the stated percentage of commissions due from the event owner (i.e. not the gross ticket sales/earnings from the event itself) as sales are completed, as the Company is acting as an agent of the event owner. The Company also provides event management services to assist third party event owners with producing certain live events, including managing hospitality and sponsorships. The Company earns fixed fees and/or variable profit participation commissions for event management services, and generally recognizes such revenue under the series guidance over the course of the event, multiple events, or contract term in accordance with the pattern of delivery for the service. For event management services, the Company may process payments to third party vendors on behalf of the event owner. The Company accounts for the pass-through of such third-party vendor payments either on a gross or net basis depending on whether the Company obtains control of the third-party vendor’s services.

Marketing

The Company provides marketing and consultancy services to brands with expertise in brand strategy, activation, sponsorships, endorsements, creative development and design, digital and original content, public relations, live events, branded impact and B2B services. Marketing revenue is either recognized over time, based on the number of labor hours incurred, costs incurred or time elapsed based on the Company’s historical practice of transferring similar services to customers, or at a point in time for live event activation engagements. Consulting fees are typically recognized over time, based on the number of labor hours incurred.

Principal versus Agent

The Company enters into many arrangements that require the Company to determine whether it is acting as a principal or an agent. This determination involves judgment and requires evaluation as to whether the Company controls the goods or services before they are transferred to the customer. As part of this analysis, the Company considers if it is primarily responsible for fulfillment and acceptability of the goods or services, if it has the inventory risk before or after the transfer to the customer, and if the Company has discretion in establishing prices.

Direct Operating Costs

Direct operating costs primarily include both third-party and related party expenses associated with production of events and experiences, event ticket sales, and fees for media rights. This includes required payments related to media sales agency contracts when minimum sales guarantees are not met, venue rental and related costs associated with the staging of live events, compensation costs for athletes and talent, and material and related costs associated with consumer product merchandise sales.

Selling, General, and Administrative

Selling, general and administrative expenses primarily include personnel costs as well as rent, professional service costs and other overhead required to support the Company’s operations.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposit accounts and highly liquid money market accounts with original maturities of three months or less at the time of purchase.

Restricted Cash

Restricted cash primarily includes cash restricted as to withdrawal or usage under the terms of a contractual agreement.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained with various major banks and other high-quality financial institutions. The Company periodically evaluates the relative credit standings of these banks and financial institutions. The Company’s accounts receivable are typically unsecured and concentrations of credit risk with respect to accounts receivable are limited due to the large number of individuals and entities comprising the Company’s client base.

As of December 31, 2023, and 2022, no single customer accounted for 10% or more of the Company’s accounts receivable. For the years ended December 31, 2023, 2022 and 2021 (unaudited), no single customer accounted for 10% or more of the Company’s revenue.

Accounts Receivable

Accounts receivable are recorded at net realizable value. Accounts receivable are presented net of an allowance for doubtful accounts, which is an estimate of expected losses. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on known delinquent activity or disputes and ongoing credit evaluations in addition to evaluating the historical loss rate on the pool of receivables. Accounts receivable includes unbilled receivables, which are established when revenue is recognized, but due to contractual restraints over the timing of invoicing, the Company does not have the right to invoice the customer by the balance sheet date.

Receivables Purchase Agreement

Cash received from certain receivables of the Company are required to be swept to the Parent to repay amounts outstanding under the Parent’s receivables purchase agreement. This agreement was entered into in January 2020 to monetize amounts invoiced under a media rights agreement by transferring these amounts to a third party on a nonrecourse basis. As of December 31, 2023 and 2022, amounts outstanding under the Parent’s receivables purchase agreement were $4.7 million and $28.2 million, respectively.

Deferred Costs

Deferred costs principally relate to payments made to third-party vendors and venues in advance of events taking place, hospitality prepayments, and upfront contractual payments and prepayments for media rights fees. These costs are recognized when the event takes place or over the respective period of the media rights.

Property, Buildings and Equipment

Property, buildings and equipment are stated at historical cost less accumulated depreciation. Depreciation is charged against income over the estimated useful lives of the assets using the straight-line method. The estimated useful lives of property, buildings and equipment are as follows:

Buildings	40 years
Leasehold improvements	Lesser of useful life or lease term
Furniture, fixtures, office and other equipment	2-7 years
Production equipment	3-7 years
Computer hardware and software	2-5 years

Costs of normal repairs and maintenance are charged to expense as incurred.

Leases

The Company determines whether a contract contains a lease at contract inception. The right-of-use asset and lease liability are measured at the present value of the future minimum lease payments, with the right-of-use asset being subject to adjustments such as initial direct costs, prepaid lease payments and lease incentives. Due to the rate implicit in each lease not being readily determinable, the Company uses the Parent’s incremental collateralized borrowing rate to determine the present value of the lease payments. The lease term includes periods covered by options to extend when it is reasonably certain the Company will exercise such options as well as periods subsequent to an option to terminate the lease if it is reasonably certain the Company will not exercise the termination option. Lease expense for lease payments is recognized on a straight-line basis over the lease term for our operating leases and for our finance leases, we record interest expense on the lease liability and straight-line amortization of the right-of-use asset over the lease term. Variable lease costs are recognized as incurred. Operating lease assets are included in our Combined Balance Sheets in non-current assets as an operating right-of-use asset and finance lease assets are included in non-current assets as other assets. Operating lease liabilities are included in our Combined Balance Sheets in long-term liabilities for the portion that is due on a long-term basis and in current liabilities for the portion that is due within 12 months of the financial statement date. Finance lease liabilities are included in other long-term liabilities for the portion that is due on a long-term basis and in other current liabilities for the portion that is due within 12 months of the financial statement date.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses, including management’s estimation of the fair value of any contingent consideration, is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recognized in the Combined Statements of Operations.

Goodwill

Goodwill represents the excess of cost over the fair value of identifiable assets acquired and liabilities assumed in business combinations. Goodwill is tested annually as of October 1 for impairment and at any time upon the occurrence of certain events or substantive changes in circumstances that indicate the carrying amount of goodwill may not be recoverable.

For purposes of the Combined Financial Statements, goodwill was recorded on the basis of Endeavor’s reporting units. The goodwill amounts carry with them the results of Endeavor’s impairment tests, akin to a reorganization of reporting units of Endeavor for which U.S. GAAP does not require retrospective testing of goodwill under the reorganized structure.

Our Parent has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. A qualitative assessment includes, but is not limited to, consideration of the results of our most recent quantitative impairment test, consideration of macroeconomic conditions, and industry and market conditions. If Endeavor can support the conclusion that it is “not more likely than not” that the fair value of a reporting unit is less than its carrying amount under the qualitative assessment, Endeavor would not need to perform the quantitative impairment test for that reporting unit.

If Endeavor can support the conclusion that the fair value of a reporting unit is greater than its carrying amount under the qualitative assessment, Endeavor would not need to perform the quantitative impairment test for that reporting unit. If Endeavor cannot support such a conclusion or Endeavor does not elect to perform the qualitative assessment, then Endeavor must perform the quantitative impairment test. When Endeavor performs a quantitative test, they record the amount of goodwill impairment, if any, as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. Charges resulting from an impairment test are recorded in Impairment charges in the Combined Statements of Operations.

Intangible Assets

Intangible assets consist primarily of trade names and customer and client relationships. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. The estimated useful lives of finite-lived intangible assets are as follows:

Trade names	2-20 years
Customers and client relationships	2-22 years
Internally developed technology	2-15 years
Other	2-12 years

For intangible assets that are amortized, the Company evaluates assets for recoverability when there is an indication of potential impairment or when the useful lives are no longer appropriate. If the undiscounted cash flows from a group of assets being evaluated is less than the carrying value of that group of assets, the fair value of the asset group is determined and the carrying value of the asset group is written down to fair value and an impairment loss is recognized for the difference between the fair value and carrying value, which is recorded in Impairment charges in the Combined Statements of Operations.

Identifiable indefinite-lived intangible assets are tested annually for impairment as of October 1 and at any time upon the occurrence of certain events or substantive changes in circumstances that indicate the carrying amount of an indefinite-lived intangible may not be recoverable. The Company has the option to perform a qualitative assessment to determine if an impairment is “more likely than not” to have occurred. In the qualitative assessment, the Company must evaluate the totality of qualitative factors, including any recent fair value measurements, that impact whether an indefinite-lived intangible asset has a carrying amount that “more likely than not” exceeds its fair value. The Company must then conduct a quantitative analysis if the Company (1) determines that such an impairment is “more likely than not” to exist, or (2) forgoes the qualitative assessment entirely. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess and is recorded in Impairment charges in the Combined Statements of Operations.

Investments

For equity method investments, the Company periodically reviews the carrying value of its investments to determine if there has been an other-than-temporary decline in fair value below carrying value. For equity investments without readily determinable fair value, the Company performs qualitative assessments during each reporting period. A variety of factors are considered when determining if an impairment exists, including, among others, the financial condition and business prospects of the investee, as well as the Company’s investment intent.

Fair Value Measurements

The Company accounts for certain assets and liabilities at fair value. Fair value measurements are categorized within a fair value hierarchy, which is comprised of three categories. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The carrying values reported in the Combined Balance Sheets for Cash and cash equivalents, Restricted cash, Accounts receivable, Accounts payable, and Accrued liabilities approximate fair value because of the immediate or short-term maturities of these financial instruments.

The Company’s assets measured at fair value on a nonrecurring basis include investments, long-lived assets, indefinite-lived intangible assets and goodwill. These assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic evaluations for potential impairment. The resulting fair value measurements of these assets are considered to be Level 3 measurements.

The Company’s assets and liabilities include foreign forward exchange contracts and contingent consideration which are recorded within Other current assets and Other assets as well as Other current liabilities and Other long-term liabilities in the Combined Balance Sheets. Refer to Note 9 – Fair Value Measurements for further information on the measurement of such assets and liabilities.

Non-controlling Interests

Non-controlling interests in combined subsidiaries represent the component of equity in combined subsidiaries held by third parties. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests. In addition, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary will be initially measured at fair value and the difference between the carrying value and fair value of the retained interest will be recorded as a gain or loss.

On Location

In connection with the acquisition of the OLE Business in January 2020, the Parent entered into the OL LLC Agreement of Endeavor OLE Parent, LLC (“OLE Parent”) with 32 Equity, LLC (“32 Equity”), whereby 32 Equity retained a minority interest in OLE Parent. In April 2022, the Parent acquired 32 Equity’s remaining minority interest in OLE Parent, resulting in 32 Equity’s Non-controlling interest being reclassified to Net parent investment.

Equity-Based Compensation

Equity-based compensation is accounted for in accordance with ASC Topic 718-10, Compensation-Stock Compensation. The Company records compensation costs related to incentive awards granted to employees under Endeavor’s equity-based compensation plans. Equity-based compensation cost is measured at the grant date based on the fair value of the award. Compensation cost for time- based awards is recognized ratably over the applicable vesting period. Compensation cost for performance-based awards with a performance condition is reassessed each period and recognized based upon the probability that the performance conditions will be achieved. The performance-based awards with a performance condition are expensed when the achievement of performance conditions are probable. The total expense recognized over the vesting period will only be for those awards that ultimately vest. Compensation cost for performance-based awards with a market condition is recognized regardless of the number of units that vest based on the market condition and is recognized on straight-line basis over the estimated service period, with each tranche separately measured. Compensation expense is not reversed even if the market condition is not satisfied. See Note 11 for further discussion of the Company’s equity-based compensation.

Income Taxes

The Company’s operations have historically been included in certain tax returns filed by the Parent. Income tax expense and other income tax related information contained in the Combined Financial Statements are presented on a hypothetical separate return basis, as prescribed by ASC Topic 740 (“ASC 740”), Income Taxes, as if the Company filed separate tax returns. The separate return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company were a separate taxpayer and a standalone enterprise for the periods presented. Tax attributes have been reported based on the hypothetical separate return basis results for the periods presented in the Combined Financial Statements. The calculation of income taxes on a hypothetical separate return basis requires a considerable amount of judgment and use of both estimates and allocations, therefore items of current and deferred taxes may not be reflective of the actual tax balances subsequent to the periods presented. Current income tax liabilities including amounts for unrecognized tax benefits related to the Company’s activities included in the Parent’s income tax returns are assumed to be immediately settled with Parent and are relieved through the Net Parent investment account in the Combined Balance Sheets and Net transfers from Parent in the Combined Statements of Cash Flows.

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740. Deferred income taxes reflect the tax effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce deferred tax assets to the amount that will more likely than not be realized. In assessing the need for a valuation allowance, management considers all available evidence for each jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies and actions. When there is a change in the determination as to the amount of deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to provision for income taxes in the period in which such determination is made.

ASC 740 prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The Company recognizes additional tax liabilities when the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The noncurrent portion of tax liabilities is included in other liabilities in the Combined Balance Sheets. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Derivative Instruments

Derivative financial instruments are used by the Company in the management of its foreign currency exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes. The Company also participates in certain foreign currency risk programs administered by Endeavor. The hedging activity allocated to the Company is for the management of the Company’s forecasted foreign currency expenses. The Company generally does not independently execute derivative financial instruments to manage its foreign currency risk and instead participates in a centralized foreign currency hedging program administered by Endeavor.

However, the Company enters into forward foreign exchange contracts specifically related to the OLE Business and the IMG Media Business to economically hedge certain of its foreign currency risks. The Company evaluates whether its derivative financial instruments qualify for hedge accounting at the inception of the contract, and the Company determined the financial instruments are not designated for hedge accounting. The fair value of the derivative financial instrument is recorded in the Combined Balance Sheets. Changes in the fair value of the derivative financial instruments that are not designated for hedge accounting are reflected in the Combined Statements of Operations. The Combined Statement of Operations includes the impact of Endeavor’s derivative financial instruments designated as cash flow hedges to manage foreign currency risk that have been allocated to the Company based on its pro rata share of gross profit.

In certain circumstances, the Company enters into contracts that are settled in currencies other than the functional or local currencies of the contracting parties. Accordingly, these contracts consist of the underlying operational contract and an embedded foreign currency derivative element. Hedge accounting is not applied to the embedded foreign currency derivative element. See note 8 for further discussion of the Company’s financial instruments.

Foreign Currency

The Company has operations outside of the United States. Therefore, changes in the value of foreign currencies affect the Combined Financial Statements when translated into U.S. Dollars. The functional currency for substantially all subsidiaries outside the U.S. is the local currency. Financial statements for these subsidiaries are translated into U.S. Dollars at period end exchange rates for assets and liabilities and monthly average exchange rates for revenue, expenses and cash flows. For these countries, currency translation adjustments are recognized in Equity as a component of Accumulated other comprehensive loss, whereas transaction gains and losses are recognized in Other income (expense), net in the Combined Statements of Operations. The Company recognized $(15.9) million, $32.1 million and $13.8 million of realized and unrealized foreign currency transaction (gains) losses for the years ended December 31, 2023, 2022 and 2021(unaudited), respectively.

3. RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. Adoption of the expedients and exceptions was permitted upon issuance of this update through December 31, 2022. However, in December 2022, the FASB issued ASU 2022-06, Deferral of the Sunset Date of Topic 848, in order to defer the sunset date of ASC 848 until December 31, 2024. The Company adopted this guidance on April 1, 2023 with no material effect on the Company’s financial position or results of operations.

In July 2023, the FASB issued ASU 2023-03, Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718). This ASU amends or supersedes various SEC paragraphs within the FASB Accounting Standards Codification to conform to past SEC announcements and guidance issued by the SEC. The Company adopted this guidance on July 1, 2023 with no material effect on the Company’s financial position or results of operations.

Recently Issued Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of that security. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption will not have a material effect on the Company’s financial position or results of operations.

In March 2023, the FASB issued ASU 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method (a consensus of the Emerging Issues Task Force). This ASU allows a reporting entity to elect to account for its tax equity investments by using the proportional amortization method regardless of the program from which it receives income tax credits, provided certain conditions are met. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption will not have a material effect on the Company’s financial position or results of operations.

In August 2023, the FASB issued ASU 2023-05, Business Combinations – Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. This ASU addresses the accounting for contributions made to a joint venture, upon formation, in a joint venture’s separate financial statements. The amendments in this update are effective to all joint venture formations with a formation date on or after January 1, 2025. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification. The effective dates of this ASU depend on the specific codification subtopic and the date on which the SEC’s removal of that related disclosure requirement from Regulation S-X or Regulation S-K becomes effective. Early adoption is prohibited. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires that an entity annually disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In March 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718). This ASU illustrates how to apply the scope guidance to determine whether a profits interest award should be accounted for as a share-based payment arrange under Accounting Standards Codification (“ASC”) 718 or another accounting standard. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concepts Statements. This ASU amends the ASC by removing references to various FASB Concepts Statements to simplify the ASC and draw a distinction between authoritative and non-authoritative literature. The amendments in this update apply to all reporting entities within the scope of the affected accounting guidance and are effective for public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted in any interim or annual period in which financial statements have not yet been issued. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU improves the disclosures about a public business entity’s expenses and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in this update are effective for public entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

4. ACQUISITIONS

2022 ACQUISITION

In September 2022, the Company acquired 100% equity interests from the shareholders of Cingularity Media Ltd (“Cingularity”). Cingularity is a managed video service provider to the broadcast sports industry. The aggregate purchase price for this acquisition was $3.9 million including contingent consideration with a fair value of $0.9 million.

Allocation of Purchase Price

The acquisition was accounted for as business combinations and the fair values of the assets and acquired liabilities assumed in the business combinations are as follows (in thousands):

Cingularity
Aggregate transaction consideration	$3,873
Accounts receivable	245
Other current assets	86
Property, buildings and equipment	364
Other assets	105
Intangible assets:
Customer relationships	809
Goodwill	2,971
Accounts payable and accrued expenses	(596)
Deferred revenue	(111)

Net assets acquired	$3,873

2021 ACQUISITIONS (unaudited)

In July 2021, the Company acquired 100% of the equity interests of Wishstar Enterprises Limited, the holding company of multiple entities (collectively, “Mailman”). Mailman is a digital sports agency and consultancy serving global sports properties. The Company paid $42.9 million in total consideration.

In July 2021, the Company acquired 100% of the capital stock of QCue, a Texas-based ticketing software company. The aggregate purchase price for this acquisition was $4.1 million.

The goodwill for Mailman and Qcue is partially deductible for tax purposes. The weighted average life of finite-lived intangible assets acquired for Mailman is 7.6 years. The weighted average life of finite-lived intangible assets acquired for Qcue is 2.7 years.

Allocation of Purchase Price

The acquisition was accounted for as business combinations and the fair values of the assets and acquired liabilities assumed in the business combinations are as follows (in thousands):

	Mailman	QCue
Aggregate transaction consideration	$42,874	$4,066
Cash and cash equivalents	16,598	1,157
Accounts receivable	11,292	339
Deferred costs	476	—
Other current assets	1,713	687
Property, buildings and equipment	585	223
Operating lease right-of-use assets	359	1,148
Investments	1,239	—
Other assets	2,085	—
Intangible assets:
Trade names	800	500
Customer relationships	12,400	1,300
Internally developed software	—	800
Goodwill	22,342	5,240
Accounts payable and accrued expenses	(16,255)	(550)
Other current liabilities	(1,606)	(2,276)
Long-term borrowings	(4,338)	—
Current portion of operating lease liabilities	(359)	(1,148)
Deferred revenue	(972)	(348)
Other long-term liabilities	(3,485)	(3,006)

Net assets acquired	$42,874	$4,066

5. SUPPLEMENTARY DATA

Other current assets

Other current assets consisted of the following (in thousands):

	December 31,
	2023	2022
Ticket inventory	$188,559	$102,640
Other current receivables	29,120	41,571
Prepaid expenses	11,064	8,680
Due from parent (Note 17)	3,300	459
Other	1,990	2,051

Total other current assets	$234,033	$155,401

Other assets

Other assets consisted of the following (in thousands):

	December 31,
	2023	2022
Long-term deferred costs	$143,194	$141,729
Long-term receivables	15,555	3,305
Finance lease right-of-use assets	10,549	10,359
Other	4,728	5,411

Total other assets	$174,026	$160,804

Other long-term liabilities

Other long-term liabilities consisted of the following (in thousands):

	December 31,
	2023	2022
Long-term deferred revenue	$15,324	$54,796
Finance lease liability	8,322	9,151
Due to parent (Note 17)	6,423	10,399
Statutory tax liability	56,411	50,514
Other	20,024	27,208

Total other long-term liabilities	$106,504	$152,068

Property, Buildings and Equipment

Property, buildings and equipment consisted of the following (in thousands):

	December 31,
	2023	2022
Office, computer, production and other equipment	$61,428	$51,640
Buildings and leasehold improvements	52,318	38,647
Furniture and fixtures	39,264	33,117
Computer software	40,147	17,877
Construction in progress	8,641	10,478
Land	327	327

	202,125	152,086
Less: accumulated depreciation	(117,507)	(95,496)

Total property, buildings and equipment, net	$84,618	$56,590

Depreciation of property, buildings and equipment, including amortization of leasehold improvements, was $20.0 million, $14.9 million and $14.5 million during the years ended December 31, 2023, 2022 and 2021 (unaudited), respectively.

Accrued Liabilities

The following is a summary of accrued liabilities (in thousands):

	December 31,
	2023	2022
Accrued operating expenses	$87,529	$87,571
Payroll, bonuses and benefits	37,119	35,521
Accrued taxes	10,634	2,502
Other	19,636	19,836

Total accrued liabilities	$154,918	$145,430

Valuation and Qualifying Accounts

The following table sets forth information about the Company’s valuation and qualifying accounts (in thousands):

	Balance at Beginning of Year	Additions / Charged to Costs and Expenses, Net	Deductions	Foreign Exchange	Balance at End of Year
Allowance for doubtful accounts
Year Ended December 31, 2023	$15,753	$9,084	$(3,938)	$545	$21,444
Year Ended December 31, 2022	$22,265	$5,241	$(10,740)	$(1,013)	$15,753
Year Ended December 31, 2021(unaudited)	$23,927	$1,862	$(3,679)	$155	$22,265

Deferred tax valuation allowance
Year Ended December 31, 2023	$(37,264)	$(488)	$—	$—	$(37,752)
Year Ended December 31, 2022	$(39,634)	$2,370	$—	$—	$(37,264)
Year Ended December 31, 2021(unaudited)	$(25,325)	$(14,309)	$—	$—	$(39,634)

Supplemental Cash Flow

The Company’s supplemental cash flow information is as follows (in thousands):

	For the years ended December 31,
	2023	2022	2021 (unaudited)
Supplemental information:
Cash paid for taxes	$2,436	$4,971	$1,706
Non-cash investing and financing activities:
Capital expenditure included in accounts payable and accrued liabilities	$2,580	$1,315	$989
Contingent consideration provided in connection with acquisitions	—	873	4,245
Parent buyout of non-controlling interests	—	55,882
Investment in affiliates received for business divestiture	—	5,875	—

6. GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying value of goodwill are as follows (in thousands):

Total
Balance — December 31, 2021(unaudited)	$783,610
Acquisitions	2,909
Foreign currency translation and other	(1,149)

Balance — December 31, 2022 (1)	$785,370

Impairment	(7,544)
Foreign currency translation and other	89

Balance — December 31, 2023 (1)	$777,915

(1)	Net of accumulated impairment losses of $116.1 million and $108.6 million as of December 31, 2023 and 2022, respectively.

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2023 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer and client relationships	9.1	$376,752	$(235,238)	$141,514
Trade names	18.1	119,112	(41,509)	77,603
Internally developed technology	3.2	9,505	(4,852)	4,653
Other	2.0	7,842	(7,842)	—

		513,211	(289,441)	223,770

Indefinite-lived:
Trade names		182,979	—	182,979
Owned events		19,218	—	19,218

Total intangible assets		$715,408	$(289,441)	$425,967

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2022 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer and client relationships	9.0	$373,867	$(203,747)	$170,120
Trade names	17.7	133,090	(33,716)	99,374
Internally developed technology	3.3	7,400	(3,434)	3,966
Other	2.0	7,673	(7,653)	20

		522,030	(248,550)	273,480

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Indefinite-lived:
Trade names		178,708	—	178,708
Owned events		18,948	—	18,948

Total intangible assets		$719,686	$(248,550)	$471,136

Intangible asset amortization expense was $39.4 million, $58.7 million and $58.7 million for the years ended December 31, 2023, 2022 and 2021 (unaudited), respectively.

Estimated annual intangible amortization for the next five years and thereafter is as follows (in thousands):

Years ending December 31,
2024	$35,636
2025	31,491
2026	26,217
2027	23,415
2028	22,072
Thereafter	84,939

Total	$223,770

Annual Impairment Assessments

During the years ended December 31, 2023, 2022 and 2021 (unaudited), the Company completed its annual impairment review of goodwill and intangibles. For the year ended December 31, 2023, the Company recorded total non-cash impairment charges of $7.5 million for goodwill and $14.0 million for trade names driven by lower projections. The Company’s fair value of goodwill was determined by the Parent’s assessment based on discounted cash flows using an applicable discount rate for the reporting units containing Olympus. Intangible assets were valued based on a relief from royalty method or an excess earnings method. For the years ended December 31, 2022 and 2021 (unaudited), the Company did not record an impairment charge for such review.

7. INVESTMENTS

The following is a summary of the Company’s investments (in thousands):

	December 31,
	2023	2022
Equity method investments (1)	$55,879	$50,030
Equity investments without readily determinable fair values	6,132	6,160
Equity investments with readily determinable fair values	83	—

Total investments	$62,094	$56,190

(1)

The book value of four equity method investments exceeded the Company’s percentage ownership share of their underlying net assets by $7.9 million, $27.7 million, $13.7 million, and $5.9 million as of December 31, 2023. The book value of three equity method investments exceeded the Company’s percentage ownership share of the underlying net assets by and $7.7 million, $26.5 million, $10.1 million as of December 31, 2022. The basis differences, primarily resulting from acquisition purchase price step-ups on the investments, are accounted for as goodwill, which is not tested for impairment separately. Instead, the investments are tested if there are indicators of an other-than-temporary decline in carrying value.

Equity Method Investments

As of December 31, 2023 and 2022, the Company held various investments in non-marketable equity instruments of private companies. The Company’s ownership of its equity method investments ranges from 24% to 50%, as of December 31, 2023 and 2022.

The Company’s share of net income of Sports News Television LP (“SNTV”) for the years ended December 31, 2023, 2022, and 2021 (unaudited) was $5.5 million, $5.9 million and $5.6 million, respectively, and was recognized within Equity income of affiliates, net of tax in the Combined Statements of Operations. The Company also received dividends from SNTV for the years ended December 31, 2023, 2022 and 2021 (unaudited) of $5.8 million, $5.9 million and $5.2 million, respectively.

Equity Investments without Readily Determinable Fair Values

As of December 31, 2023 and 2022, the Company holds various investments in non-marketable equity instruments of private companies. For the years ended December 31, 2023 and 2022, the change in the investments without readily determinable fair value were driven by foreign currency translation. The Company performed its assessments of fair value during the years ended December 31, 2023, 2022 and 2021 (unaudited), but did not record an increase or decrease in the fair value of the investments.

8. FINANCIAL INSTRUMENTS

The Company enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions.

As of December 31, 2023, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 12 months from December 31, 2023) (in thousands except for exchange rates):

Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
British Pound Sterling	£6,769	in exchange for	$5,495	£0.81

For forward foreign exchange contracts not designated as cash flow hedges, the Company recorded net gains (losses) of $3.1 million, $(2.2) million and $0.1 million for the years ended December 31, 2023, 2022 and 2021 (unaudited), respectively. These amounts were included in Other income (expense), net in the Combined Statements of Operations.

In certain circumstances, the Company enters into contracts that are settled in currencies other than the functional or local currencies of the contracting parties. Accordingly, these contracts consist of the underlying operational contract and an embedded foreign currency derivative element. Hedge accounting is not applied to the embedded foreign currency derivative element. The Company recorded net gains (losses) of $1.7 million, $(0.4) million and $(8.0) million for the years ended December 31, 2023, 2022 and 2021 (unaudited), respectively, in Other income (expense), net in the Combined Statements of Operations.

9. FAIR VALUE MEASUREMENTS

The fair value hierarchy is composed of the following three categories:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurements.

The following tables present, for each of the fair value hierarchy levels, the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2023
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$83	$—	$—	$83

Forward foreign exchange contracts	—	1,108	—	1,108

Total	$83	$1,108	$—	$1,191

Liabilities:
Forward foreign exchange contracts	—	3,372	—	3,372
Contingent consideration	—	—	3,590	3,590

Total	$—	$3,372	$3,590	$6,962

	Fair Value Measurements as of December 31, 2022
	Level I	Level II	Level III	Total
Assets:
Forward foreign exchange contracts	$—	$517	$—	$517

Total	—	517	—	517

Liabilities:
Forward foreign exchange contracts	—	8,218	—	8,218
Contingent consideration	—	—	3,374	3,374

Total	$—	$8,218	$3,374	$11,592

There have been no transfers of assets or liabilities between the fair value measurement classifications during the year ended December 31, 2023.

Investments in Equity Securities with Readily Determinable Fair Values

The estimated fair value of the Company’s equity securities with readily determinable fair values is based on observable inputs in an active market, which is a Level 1 measurement within the fair value hierarchy.

Contingent Consideration

The Company has recorded contingent consideration liabilities in connection with its acquisitions. Contingent consideration is included in Other current liabilities and Other long-term liabilities in the Combined Balance Sheets. Changes in fair value are recognized in selling, general and administrative expenses. The estimated fair value of the contingent consideration is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

Forward Foreign Exchange Contracts

The Company classifies its forward foreign exchange contracts within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (Note 8). As of December 31, 2023 and 2022, the Company had $1.0 million and $0.5 million in Other current assets, $0.1 million and none in Other assets, $2.2 million and $3.1 million in Other current liabilities, and $1.2 million and $5.1 million in Other long-term liabilities, respectively, recorded in the Combined Balance Sheets related to the Company’s forward foreign exchange contracts.

10. BORROWINGS

On Location revolver

As of December 31, 2023, the Company has an OL revolving credit agreement with $42.9 million of borrowing capacity. The maturity date is the earlier of August 2026 or the date that is 91 days prior to the maturity date of the term loans under the Parent’s 2014 credit facility, due May 2025. As of December 31, 2023 and 2022, there were no borrowings outstanding under this agreement.

The OL revolving credit agreement contains a financial covenant that requires the OLE Business to maintain a First Lien Leverage Ratio of Combined First Lien Debt to the Parent’s Consolidated EBITDA, as defined in the credit agreement, of no more than 3-to-1. The Company is only required to meet the First Lien Leverage Ratio if the sum of outstanding borrowings on the OL revolving credit facility plus outstanding letters of credit exceeding $2.0 million that are not cash collateralized exceeds forty percent of the total Revolving Commitments as measured on a quarterly basis, as defined in the credit agreement. The financial debt covenant of the OL revolving credit facility did not apply as of December 31, 2023 and 2022 as the OLE Business has no borrowings outstanding under the OL revolving credit agreement.

The OLE Business had no outstanding letters of credit under the revolving credit agreement as of December 31, 2023 and 2022. In June 2023, the Company executed an amendment of the OL revolving credit facility to replace LIBOR with SOFR.

During 2023, the Company borrowed and repaid $42.9 million under the OL revolving credit agreement.

Notes Payable for PBR Winners

The PBR Business enters into an unsecured promissory note agreement with individuals to pay out winnings from the PBR World Championships. The winner of each year’s event receives a $1.0 million note that is paid over 10 years. As of December 31, 2023, and 2022, there were $3.2 million and $3.0 million in notes payable outstanding for winnings, of which $0.5 million and $0.5 million is current borrowings outstanding and recorded within Other current liabilities, respectively.

Debt Maturities

The Company will be required to repay the following principal amounts in connection with its notes payable (in thousands):

Years Ending December 31,
2024	$900
2025	967
2026	700
2027	700
2028	500
Thereafter	500

Total	$4,267

11. EQUITY BASED COMPENSATION

Certain employees of the Company participate in various Endeavor equity-based compensation plans, which include performance stock units and restricted stock units. Compensation expense associated with each plan is recognized in accordance with ASC 718, Compensation – Stock Compensation.

Compensation costs associated with the Company’s employees’ participation in the Parent’s incentive plans have been identified for employees who exclusively support the Company’s operations. Amounts allocated to the Company from the Parent for shared services are reported within total allocated costs in Note 17, “Related Party Transactions.”

The following table presents equity-based compensation cost associated with employees who exclusively support the Company and is included in net income/(loss).

	Years ended December 31,
	2023	2022	2021 (unaudited)
2021 Incentive Award Plan	$7,237	$8,104	$14,698
Pre-IPO equity awards	166	(623)	9,355
Other various subsidiaries awards	—	373	2,076

Total equity-based compensation expense	$7,403	$7,854	$26,129

As of December 31, 2023, total unrecognized compensation cost for unvested awards and the related remaining weighted average period for expensing is summarized below (in thousands except for period remaining):

	Unrecognized Compensation Costs	Period Remaining (in years)
2021 Incentive Award Plan	$12,008	2.45

Valuation Techniques

For time-based vesting RSUs and restricted share awards (RSAs), the Company used the closing share price on the date of grant. For RSUs with market-based vesting conditions, the Company used a Monte Carlo simulation model to determine the fair value and the derived service periods of these awards.

The Company estimates the fair value of each stock option (and prior to the Endeavor IPO in 2021, each Pre-IPO equity award) on the date of grant using a Black-Scholes option pricing model. Management is required to make certain assumptions with respect to selected model inputs. Expected volatility is based on comparable publicly traded companies’ stock movements. The expected life represents the period of time that the respective awards are expected to be outstanding. The risk-free interest rate is based on the U.S treasury yield curve in effect at the time of grant. All stock options exercised will be settled in Parent Class A common stock. The key assumptions used for units granted in the years ended December 31, 2023, 2022 and 2021 (unaudited) are as follows:

	Risk-free Interest Rate	Expected Volatility	Expected Life (in years)	Expected Value Dividend
2021 Incentive Award Plan
Year Ended December 31, 2023	3.47%	42.0%	6	0%
Year Ended December 31, 2022	1.85%-1.89%	40.9%	6	0%
Year Ended December 31, 2021, (unaudited)	0.97%-1.34%	40.7%-41.6%	5.50 to 6.25	0%

2021 Incentive Award Plan

The terms of each award, including vesting and forfeiture, are fixed by the administrator of the 2021 Plan. Key grant terms include one or more of the following: (a) time-based vesting over a two to five year period or full vesting at grant; (b) market-based vesting conditions at graduated levels upon the Company’s attainment of certain market price per share thresholds; and (c) expiration dates (if applicable). Granted awards may include time-based vesting conditions only, market-based vesting conditions only, or both.

The following table summarizes the RSUs and RSAs award activity for the year ended December 31, 2023.

	Time Vested RSUs, RSAs		Market/ Market and Time Vested RSUs
	Units	Value *	Units	Value *
Outstanding at January 1, 2023	356,496	$21.30	224,548	$25.61
Granted	633,115	$21.85	—	$—
Released	(156,985)	$23.27	(17,427)	$29.44
Forfeited	(95,700)	$23.07	(2,384)	$24.82

Outstanding at December 31, 2023	736,926	$21.12	204,737	$25.29

Vested and releasable at December 31, 2023	52,779	$27.08	—	$—

*	Weighted average grant date fair value

The following table summarizes the stock options award activity for the year ended December 31, 2023.

	Stock Options
	Options	Weighted average exercise price
Outstanding at January 1, 2023	206,246	$24.00
Granted	—	$—
Exercised	—	$—
Forfeited or expired	—	$—

Outstanding at December 31, 2023	206,246	$24.00

Vested and exercisable at December 31, 2023	137,497	$24.00

No stock options were granted under Endeavor’s 2021 Plan during the years ended December 31, 2023 and 2022. The weighted average grant-date fair value of stock options granted under Endeavor’s 2021 Plan during the year ended December 31, 2021 (unaudited) was $9.72.

The total grant-date fair value of RSUs and stock options which vested during the years ended December 31, 2023, 2022 and 2021 (unaudited) was $8.9 million, $12.6 million and $8.0 million respectively. The aggregate intrinsic value of vested RSUs and stock options as of December 31, 2023 was $1.3 million. No options were exercised during the years ended December 31, 2023, 2022 and 2021 (unaudited).

12. EMPLOYEE BENEFITS

Qualified Retirement Plan

Endeavor sponsors a matching 401(k) plan for eligible employees of the Company. Employees are automatically enrolled into the Plan after completing a required term of service. Under the Plan, employees can elect to contribute a percentage of annual pay and the Company will also match the 401(k) contributions. In addition, certain non-U.S. employees are covered by defined contribution government sponsored and administered programs. Contribution charges for these plans, which approximates actual cash contributions made, were $7.9 million, $6.6 million and $4.9 million during the years ended December 31, 2023, 2022 and 2021 (unaudited), respectively.

13. INCOME TAXES

The provision for (benefit from) income taxes is based on pre-tax loss from operations, which is as follows for the years ended December 31, 2023, 2022 and 2021 (unaudited) (in thousands):

	Years Ending December 31,
	2023	2022	2021 (unaudited)
United States	$(76,355)	$(27,862)	$(91,394)
Foreign	35,903	(7,602)	(20,661)

Total	$(40,452)	$(35,464)	$(112,055)

The tax provisions have been prepared on a separate return basis as if the Company had been a separate group of companies under common ownership. The operations have been combined as if the Company was filing on a consolidated basis for U.S., state and non-U.S. income tax purposes, where allowable by law. The majority of the Company’s non-U.S. operations are treated as disregarded entities by Parent, and therefore the approach taken to calculate the tax provision may not be truly reflective of actual tax balances both prior to and after the aforementioned sale.

Income tax expense (benefit) attributable to operations for the years ended December 31, 2023, 2022 and 2021 (unaudited) consists of the following (in thousands):

	Years Ending December 31,
	2023	2022	2021 (unaudited)
Current:
U.S. federal, state, and local	$14,225	$13,693	$575
Foreign	4,478	7,768	12,075

Total current	$18,703	$21,461	$12,650

Deferred:
U.S. federal, state, and local	$(9,906)	$(14,933)	$(20,046)
Foreign	8,498	(393)	3,701

Total deferred	(1,408)	(15,326)	(16,344)

Total provision for (benefit from) income taxes	$17,295	$6,135	$(3,694)

The Company’s effective tax rate for the years December 31, 2023, 2022 and 2021 (unaudited) was (42.8)%, (17.3)% and 3.3%, respectively. The effective income tax rate based on the actual provision (benefit) shown in the consolidated statements of operations differs from the U.S. statutory federal income tax rate as follows:

	Years Ending December 31,
	2023	2022	2021 (unaudited)
Federal statutory tax rate	21.00%	21.00%	21.00%
Income tax benefit at U.S. federal statutory rate	$(8,495)	$(7,447)	$(23,532)
Tax impact of foreign operations	17,420	15,412	(15,890)
Permanent differences	3,829	(6,355)	(3,744)
Nondeductible meals and entertainment	793	455	212
Equity method investments	(2,686)	(2,391)	(2,834)
Third party ownership reversal	(167)	(1,087)	2,321
Withholding tax	2,684	2,935	6,189
Foreign tax deduction	(1,752)	(2,314)	(553)
Deferred impact of tax rate change	(1,492)	44	9,317
Valuation allowance	488	(2,370)	14,309
Unrecognized tax benefits	5,326	8,526	11,750

	Years Ending December 31,
	2023	2022	2021 (unaudited)
U.S. state and local taxes	(688)	(487)	(3,251)
Other	2,035	1,214	2,012

Total provision for (benefit from ) income taxes	$17,295	$6,135	$(3,694)

Principal components of deferred tax assets and liabilities are as follows:

	December 31,
	2023	2022
Deferred tax assets
Compensation and severance	$11,527	$10,954
Net operating loss, tax credits, and other tax carryforwards	12,255	17,697
Lease liability	12,027	4,668
Property, buildings and equipment	3,195	7,587
Branch Offset	44,434	45,284
Deferred Revenue	13,041	2,884
Other assets	14,755	13,406

Total gross deferred tax assets	111,232	102,480
Valuation Allowance	(37,752)	(37,264)

Total deferred tax assets	73,480	65,216
Deferred tax liabilities
Investments	(14,835)	(12,574)
Loss contracts	(13,547)	(14,613)
Goodwill & Intangible assets	(105,560)	(108,391)
Lease asset	(9,926)	(2,885)
Other liabilities	—	(1,652)

Total gross deferred tax liabilities	(143,868)	(140,115)

Net deferred tax liabilities	$(70,388)	$(74,899)

The Company’s historical pattern of taxable income, projections of future income, tax planning strategies and other relevant evidence, the Company will produce sufficient income in the future to realize its Deferred income tax assets (net of valuation allowance). A valuation allowance is established for any portion of a Deferred income tax asset for which the Olympus Business believes it is more likely than not that it will not be able to realize the benefits of all or a portion of that Deferred income tax asset.

As of December 31, 2023 and 2022, the Company has federal net operating loss carryforwards of $0.0 million, and $8.2 million, respectively, which have an indefinite carryforward period. In addition, as of December 31, 2023 and 2022, the Company has foreign net operating losses of $53.3 million, and $67.4 million, respectively, which expire over various time periods ranging from 5 years to no expiration.

The Company has a valuation allowance related to foreign and federal net operating loss carryforwards in the amounts of $37.8 million and $37.3 million as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company increased (decreased) its valuation allowances by $0.5 million and $(2.4) million, respectively, all of which was recorded in the provision for income taxes as a tax expense (benefit).

As of December 31, 2023, 2022 and 2021 (unaudited), the Company had unrecognized tax benefits of $42.5 million, $41.1 million, and $38.5 million, respectively. The aggregate changes to the liability for unrecognized tax benefits, excluding interest and penalties, were as follows (in thousands):

	December 31,
Unrecognized tax benefits:	2023	2022	2021 (unaudited)
Beginning Balance	$41,063	$38,506	$28,912
Acquisitions	—	—	294
Gross Increases	9,108	11,614	19,046
Gross Decreases	(438)	(911)	(9,286)
Lapse of statute of limitations	(7,805)	(6,054)	(258)
Translation adjustments	532	(2,092)	(201)

Balance at December 31	$42,460	$41,063	$38,507

The Company recognized interest and penalties related to unrecognized tax benefits in its provisions for income taxes. The gross amount of interest accrued as of December 31, 2023, 2022 and 2021 (unaudited) related to unrecognized tax benefits is $14.9 million, $9.4 million, and $5.9 million, respectively. For the years ended December 31, 2023, 2022 and 2021 (unaudited), the Company recognized interest of $5.5 million, $3.5 million, and $2.2 million, respectively, through the income tax provision. The gross amount of penalties accrued as of December 31, 2023, 2022 and 2021 (unaudited) is $1.4 million, $0.1 million, and $0.0 million, respectively. For the years ended December 31, 2023 and 2022, the Company recognized $0.4 million and $0.4 million of penalties through the income tax provision and recognized no penalties through the income tax provision for the year ended December 31, 2021(unaudited). As of December 31, 2023, approximately $61.5 million would affect the Company’s effective tax rate upon resolution of the uncertain tax positions. Where applicable, the Company records unrecognized tax benefits against related deferred tax assets from net operating loss or foreign tax credit carry forwards.

The Company’s operations included as part of Olympus is subject to taxation in the U.S. and various state and foreign jurisdictions. As of December 31, 2023, with few exceptions, the Company is subject to review by U.S. federal taxing authorities for 2020 and subsequent years and, with few exceptions, the Company is no longer subject to examination by state and local income tax authorities for periods prior to 2020.

Other Matters

On August 16, 2022, the United States enacted the Inflation Reduction Act of 2022 (“IRA”). The IRA, in addition to other provisions, creates a 15% corporate alternative minimum tax (“CAMT”) on adjusted financial statement income for applicable corporations. The CAMT is effective for tax years beginning after December 31, 2022. For the year ended December 31, 2023, the Company is not subject to CAMT and will continue to assess the potential tax effects of the CAMT on our consolidated financial statements.

In December 2022, the Organization for Economic Co-operation and Development (“OECD”) proposed Global Anti-Base Erosion Rules, which provides for changes to numerous long-standing tax principles including the adoption of a global minimum tax rate of 15% for multinational enterprises (“GloBE rules”). Various jurisdictions have adopted or are in the process of enacting legislation to adopt GloBE rules and other countries are expected to adopt GloBE rules in the future. While changes in tax laws in the various countries in which the Company operates can negatively impact the Company’s results of operations and financial position in future periods, the Company does not expect the impact of adoption of GloBE rules, effective January 1, 2024, will be material to the Company’s consolidated financial position. The Company will continue to monitor legislative and regulatory developments in this area.

14. REVENUE

The following table presents the Company’s revenue disaggregated by primary revenue sources for the years ended December 31, 2023, 2022 and 2021 (unaudited) (in thousands):

	Years ended December 31,
	2023	2022	2021 (unaudited)
Media rights	$403,885	$396,277	$752,431
Media production and distribution	303,325	247,941	262,349
Technology platforms and services	—	—	1,334
Events and hospitality	846,688	886,872	364,840
Marketing	15,198	13,901	8,188

Total	$1,569,096	$1,544,991	$1,389,142

During the periods ended December 31, 2023, 2022 and 2021 (unaudited), no revenue was recognized from performance obligations satisfied in prior periods.

Remaining Performance Obligations

The following table presents the aggregate amount of transaction price allocated to remaining performance obligations for contracts greater than one year with unsatisfied or partially satisfied performance obligations as of December 31, 2023 (in thousands). The transaction price related to these future obligations does not include any variable consideration.

Years Ending December 31,
2024	$504,683
2025	343,318
2026	177,075
2027	127,202
2028	80,970
Thereafter	361,346

$1,594,594

Contract Liabilities

The Company records deferred revenue when cash payments are received or due in advance of its performance. The Company’s deferred revenue balance primarily relates to advance payments received related to sponsorship agreements and event advanced ticket sales. Deferred revenue is included in the current liabilities section and in Other long-term liabilities in the Combined Balance Sheets.

The following table presents the Company’s contract liabilities as of December 31, 2023 and 2022 (in thousands):

	Deferred revenue – current	Deferred revenue – noncurrent
December 31, 2022	$297,283	$54,796
Additions	1,165,786	97,127
Deductions	(1,026,533)	(22,978)
Reclasses	111,943	(111,943)
Foreign exchange	5,886	(1,678)

December 31, 2023	$554,365	$15,324

15. LEASES

The Company has operating and finance leases, in which the Company is the lessee, primarily for real estate property for offices around the world. The Company’s operating and finance leases have lease terms, which range from one year to 17 years.

Lease cost for operating leases was $12.2 million, $9.5 million, and $9.7 million for the years ended December 31, 2023, 2022 and 2021 (unaudited), and was classified within Selling, general, and administrative expenses in the Combined Statements of Operations. Lease cost for finance leases for the year ended December 31, 2023, was $2.8 million, of which $1.8 million was classified within Depreciation and amortization and $1.0 million was classified within Interest income, net in the Combined Statement of Operations. Lease cost for finance leases for the year ended December 31, 2022 was $2.1 million, of which $1.2 million was classified within Depreciation and amortization and $0.9 million was classified within Interest income, net in the Combined Statement of Operations. Lease cost for finance leases for the year ended December 31, 2021 (unaudited) was $1.3 million, of which $0.7 million was classified within Depreciation and amortization and $0.6 million was classified within Interest income, net in the Combined Statement of Operations.

The following table presents information on the Company’s operating and finance leases for the years ended December 31, 2023, 2022 and 2021 (unaudited) (in thousands):

	Years Ended December 31,
	2023	2022	2021 (unaudited)
Operating Leases
Cash paid for amounts included in the measurement of operating lease liabilities	$12,485	$10,035	$9,444
Right-of-use assets obtained in exchange for operating lease obligations	$9,726	$8,150	$3,208
Finance Leases
Cash paid for amounts included in the measurement of finance lease liabilities	$3,127	$1,756	$966

The following table presents information on the Company’s operating and finance leases for the years ended

December 31, 2023 and 2022:

	Years Ended December 31,
	2023	2022
Operating Leases
Weighted average remaining lease term (in years)	4.3	4.6
Weighted average discount rate	6.60%	6.56%
Finance Leases
Weighted average remaining lease term (in years)	5.4	6.7
Weighted average discount rate	10.43%	10.18%

The following table reconciles the undiscounted cash flows for the operating leases as of December 31, 2023, to the operating lease liabilities recorded in the Combined Balance Sheet (in thousands):

	Operating Leases	Finance Leases
2024	$15,065	$3,071
2025	12,662	3,071
2026	11,103	5,563
2027	7,777	491
2028	2,353	—
Thereafter	1,179	—

Total future minimum lease payments	50,139	12,196

	Operating Leases	Finance Leases
Less: imputed interest	(5,622)	(1,710)

Present value of future minimum lease payments	44,517	10,486
Less: current portion of operating lease liabilities	(12,843)	(2,164)

Long-term operating lease liabilities	$31,674	$8,322

16. COMMITMENTS AND CONTINGENCIES

Guarantees and Commitments

The Company routinely enters into purchase or guarantee arrangements for events and media rights. The following is a summary of the Company’s annual commitments under certain guaranteed agreements as of December 31, 2023 (in thousands):

	Payments due by period
	Total	2024	2025 - 2026	2027 -2028	After 2028
Purchase/guarantee agreements	$1,582,968	$487,697	$442,677	$614,719	$37,875

Claims and Litigation

The Company is involved in legal proceedings, claims and governmental investigations arising in the normal course of business. The types of allegations that arise in connection with such legal proceedings vary in nature, but can include contract, employment, tax and intellectual property matters. The Company evaluates all cases and records liabilities for losses from legal proceedings when the Company determines that it is probable that the outcome will be unfavorable and the amount, or potential range, of loss can be reasonably estimated. While any outcome related to litigation or such governmental proceedings cannot be predicted with certainty, management believes that the outcome of these matters, except as otherwise may be discussed below, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

In July 2017, the Italian Competition Authority (“ICA”) issued a decision opening an investigation into alleged breaches of competition law in Italy, involving inter alia IMG, and relating to bidding for certain media rights of the Serie A and Serie B football leagues. In April 2018, the European Commission conducted on-site inspections at a number of companies that are involved with sports media rights, including the Company. The inspections were part of an ongoing investigation into the sector and into potential violations of certain antitrust laws that may have taken place within it. The Company investigated these ICA matters, as well as other regulatory compliance matters. In May 2019, the ICA completed its investigation and fined the Company approximately EUR 0.3 million. As part of its decision, the ICA acknowledged the Company’s cooperation and ongoing compliance efforts since the investigation commenced. In July 2019, three football clubs (the “Original Plaintiffs”) and in June 2020, the Serie A football league (Lega Nazionale Professionisti Serie A or “Lega Nazionale,” and together with the three clubs, the “Plaintiffs”) each filed separate claims against IMG and certain other unrelated parties in the Court of Milan, Italy, alleging that IMG engaged in anti-competitive practices with regard to bidding for certain media rights of the Serie A and Serie B football league. The Plaintiffs seek damages from all defendants deriving from the lower value of the media rights in amounts totaling EUR 554.6 million in the aggregate relating to the three football clubs and EUR 1,750 million relating to Lega Nazionale, along with attorneys’ fees and costs. Since December 2020, four additional football clubs have each filed requests to intervene in the Lega Nazionale proceedings and individually seek to claim damages deriving from the lower value of the media rights in the aggregate totaling EUR 251.5 million. The Original Plaintiffs and these four additional clubs are also seeking additional damages relating to alleged lost profits and additional charges, quantified in the fourth quarter of 2022 in amounts totaling EUR 1,675 million. Ten other clubs also filed requests to intervene in support of Lega Nazionale’s claim or alternatively to individually claim damages deriving from the lower value of the media rights in the amount of EUR 284.9 million, in the case of five clubs, and unspecified amounts (to be quantified as a percentage of the total amount sought by Lega Nazionale) in the other five cases. Collectively, the interventions of these 14 clubs are the “Interventions.” By judgment issued on May 8, 2024, the Court of Milan ruled that the clubs have a concurrent right to bring a claim, and Lega Nazionale is entitled to retain an award of only 10% of the aggregate loss suffered (if any) by the clubs deriving from the lower value of the media rights. The Company reserved the right to appeal the partial ruling. In December 2022, one further football club filed a separate claim against IMG and certain other unrelated parties seeking damages from all defendants deriving from the lower value of the media rights in the amounts of EUR 326.9 million, in addition to alleged additional damages relating to lost profits and additional charges which the club, with defensive brief on May 13, 2024, quantified in amounts totaling EUR 513.5 million. The Company has defended in its submissions to date, and intends to continue to defend, against all of the damages claims, Interventions and any related claims, and management believes that the Company has meritorious defenses to these claims, including the absence of actual damage. The Company may also be subject to regulatory and other claims and actions with respect to these ICA and other regulatory matters. Any losses resulting from any judgment entered against the Company or settlement entered into, including with respect to claims or actions brought by other parties, will be indemnified by the Parent.

17. RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company has entered into the following transactions with Euroleague, and Austin Gamblers, as well as Endeavor representing the sharing of resources and cross-charging across the organization (including TKO PubCo), relating to servicing agreements, ticket costs, professional services, license rights and data rights (in thousands):

	Years Ended December 31,
	2023	2022	2021 (unaudited)
Revenue from related parties	$32,002	$26,351	$24,611
Direct operating costs from related parties	17,797	14,394	12,501
Related party interest expense	11,612	7,395	10,263

The related party interest expense is recorded in Interest income, net in the Combined Statements of Operations. Revenue from related parties and Direct operating costs from related parties are presented without markup or profit.

As of December 31, 2023, the Company has an equity-method investment in Euroleague Ventures S.A. (“Euroleague”), a related party. For the years ended December 31, 2023, 2022 and 2021 (unaudited), the Company recognized revenue of $21.0 million, $18.6 million and $17.3 million, and incurred direct operating costs of $0.3 million, $1.6 million, and $0.2 respectively, for a management fee to compensate it for representation and technical services it provides to Euroleague in relation to the distribution of media rights. Euroleague also has related party receivables outstanding of $7.3 million, $7.7 million and $1.1 million, at December 31, 2023, 2022 and 2021 (unaudited), respectively.

For the years ended December 31, 2023 and 2022, the Company recognized revenue of $1.7 million and $4.9 million and incurred direct operating costs $1.6 million and $1.6 million respectively, in connection with Austin Gamblers, a related party. There were no transactions with Austin Gamblers during 2021 (unaudited).

Balances due to or due from Parent which are not historically cash settled are reflected in Net parent investment in the Combined Balance Sheets. Balances due to and due from Parent which have been or are planned to be cash settled are reflected in the Combined Balance Sheets (in thousands):

	Years Ended December 31,
	2023	2022
Other current assets	$3,300	$459
Other current liabilities	3,884	8,955
Other long-term liabilities	6,423	10,399

Corporate Allocations

The Combined Financial Statements include general corporate expenses of Endeavor for certain support functions that are provided on a centralized basis within Parent, such as expenses related to finance, human resources, information technology, facilities, and legal, among others (collectively, “General Corporate Expenses”). For purposes of these Combined Financial Statements, the General Corporate Expenses have been allocated to the Company. The General Corporate Expenses are included in the Combined Statements of Operations in Selling, general and administrative expense, and Other income (expense), net and, accordingly, as a component of Net parent investment in the Combined Balance Sheets. These expenses have been allocated to the Company on a pro rata basis of headcount, gross profit, and other drivers. Management believes the assumptions underlying the Combined Financial Statements, including the assumptions regarding allocating General Corporate Expenses from Endeavor, are reasonable. Nevertheless, the Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect the Company’s combined results of operations, financial position and cash flows had it been standalone company during the periods presented. Actual costs that would have been incurred if the Company had been standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The allocations of General Corporate Expenses are reflected in the Combined Statements of Operations as follows (in thousands):

	Years Ended December 31,
	2023	2022	2021 (unaudited)
Selling, general and administrative expenses	$92,225	$85,584	$75,065
Other income (expense), net	(93)	789	(76)

Total General corporate expenses	$92,132	$86,373	$74,989

Net Parent Investment

All significant related party transactions between the Company and Parent have been included in the Combined Financial Statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these related party transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheets as Net parent investment

Net parent investment in the Combined Balance Sheets and Net transfers from parent in the Combined Statements of Equity represent Endeavor’s historical investment in the Company and include net earnings (loss) after taxes (Parent’s basis) and the net effect of transactions with and cost allocations from Endeavor. Such balances are reflected in the Combined Statements of Cash Flows based on the cash flows made by Endeavor on the Company’s behalf. These cash flows are included within Net loss in cash flows from operating activities with the offset reflected in Transfers (to) from Parent, net within cash flows from financing activities.

The following table summarizes the components of the net transfers from Parent in Net parent investment for the years ended December 31, 2023, 2022 and 2021(unaudited):

	Years Ended December 31,
	2023	2022	2021 (unaudited)
Cash pooling and general financing activities(1)	$163,034	$74,200	$152,366
Corporate allocations	92,132	86,373	74,989

Net transfers from parent per the Combined Statements of Equity	$255,166	$160,573	$227,355

Equity-based compensation expense	(7,403)	(7,854)	(26,129)
Currency translation adjustments on intracompany transactions	(3,323)	(16,016)	176
Taxes deemed settled with Parent	(3,783)	9,609	4,273
Net loss (gain) on foreign currency transactions	12,636	(12,989)	156
Other	—	—	(561)

Net transfers from parent per the Combined Statements of Cash Flows	$253,293	$133,323	$205,270

(1)

The nature of activities includes financing activities for capital transfers, cash sweeps, and other treasury services. As part of this activity, certain cash balances are swept to Endeavor on a daily basis under the Parent Treasury function and the Company receives capital from Parent for its cash needs.

18. SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 10, 2024, the date the Combined Financial Statements were available to be issued. On February 21, 2024, the Company acquired a 30% equity interest in Wiz-Team SA for $11.7 million. This will be accounted for as an equity method investment.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED BALANCE SHEETS (UNAUDITED)

(In thousands)

	As of September 30,	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$117,422	$124,840
Restricted cash	12,360	11,167
Accounts receivable (net of allowance for doubtful accounts of $11,964 and $21,444, respectively)	299,386	222,823
Deferred costs	204,090	546,657
Other current assets	124,504	234,033

Total current assets	757,762	1,139,520

Property, buildings and equipment, net	103,366	84,618
Operating lease right-of-use assets	36,517	39,583
Intangible assets, net	404,495	425,967
Goodwill	778,107	777,915
Investments	72,794	62,094
Deferred income taxes	2,778	2,764
Other assets	341,040	174,026

Total assets	$2,496,859	$2,706,487

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$255,053	$171,919
Accrued liabilities	176,898	154,918
Current portion of operating lease liabilities	13,131	12,843
Deferred revenue	307,022	554,365
Other current liabilities	33,163	26,395

Total current liabilities	785,267	920,440

Long-term borrowings	2,793	2,690
Long-term operating lease liabilities	27,410	31,674
Deferred tax liabilities	76,406	73,152
Other long-term liabilities	184,553	106,504

Total liabilities	1,076,429	1,134,460

Commitments and contingencies (Note 12)
Parent’s equity:
Net parent investment	1,475,784	1,637,814
Accumulated other comprehensive loss	(49,212)	(60,230)

Total parent’s equity	1,426,572	1,577,584

Non-controlling interests	(6,142)	(5,557)

Total equity	1,420,430	1,572,027

Total liabilities and equity	$2,496,859	$2,706,487

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Revenue	$1,845,605	$1,284,326
Operating expenses:
Direct operating costs	1,577,457	896,656
Selling, general and administrative expenses	426,482	361,322
Depreciation and amortization	46,733	43,907

Total operating expenses	2,050,672	1,301,885

Operating loss	(205,067)	(17,559)
Other income:
Interest income, net	9,279	6,341
Other income, net	22,085	1,878

Loss before income taxes and equity income from affiliates	(173,703)	(9,340)
(Benefit from) provision for income taxes	(25,504)	2,809

Loss before equity income of affiliates	(148,199)	(12,149)
Equity income of affiliates, net of tax	1,900	6,929

Net loss	(146,299)	(5,220)
Less: Net income attributable to non-controlling interests	651	1,391

Net loss attributable to the parent	$(146,950)	$(6,611)

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Net loss	$(146,299)	$(5,220)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	11,018	3,195

Total comprehensive (loss) income, net of tax	(135,281)	(2,025)
Less: Comprehensive income attributable to non-controlling interests	651	1,391

Comprehensive loss attributable to the parent	$(135,932)	$(3,416)

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF EQUITY (UNAUDITED)

(In thousands)

	Nine Months Ended September 30, 2024
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2024	$1,637,814	$(60,230)	$1,577,584	$(5,557)	$1,572,027
Comprehensive (loss) income	(146,950)	11,018	(135,932)	651	(135,281)
Net transfers from parent	(15,080)	—	(15,080)	—	(15,080)
Distributions	—	—	—	(1,236)	(1,236)

Balance at September 30, 2024	$1,475,784	$(49,212)	$1,426,572	$(6,142)	$1,420,430

	Nine Months Ended September 30, 2023
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2023	$1,432,085	$(70,735)	$1,361,350	$(5,886)	$1,355,464
Comprehensive (loss) income	(6,611)	3,195	(3,416)	1,391	(2,025)
Net transfers from parent	85,035	—	85,035	—	85,035
Distributions	—	—	—	(678)	(678)

Balance at September 30, 2023	$1,510,509	$(67,540)	$1,442,969	$(5,173)	$1,437,796

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(146,299)	$(5,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,733	43,907
Equity-based compensation expense	6,574	5,226
Distributions from affiliates	6,493	3,977
Change in fair value of financial instruments	(5,098)	(4,990)
Change in fair value of contingent liabilities	(240)	37
Impairment of assets	83,000	—
Net benefit from allowance for doubtful accounts	(9,480)	(408)
Net gain on foreign currency transactions	(21,802)	(5,141)
Equity income from affiliates	(1,900)	(6,929)
Income taxes	(37,212)	(8,901)
Other, net	1,749	352
Changes in operating assets and liabilities:
Increase in receivables	(60,150)	(102)
Decrease (increase) in other current assets	33,464	(64,553)
Increase in other assets	(163,095)	(39,575)
Decrease (increase) in deferred costs	347,051	(166,383)
(Decrease) increase in deferred revenue	(257,619)	68,644
Increase in accounts payable and accrued liabilities	98,905	34,792
Increase in other liabilities	83,284	47,680

Net cash provided by (used in) operating activities	4,358	(97,587)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(37,502)	(32,435)
Investments in affiliates	(11,670)	(1,500)
Distributions from affiliates	17	485
Due from parent	(2,869)	—

Net cash used in investing activities	(52,024)	(33,450)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration related to acquisitions	(567)	(1,646)
Net transfers from parent	43,564	98,899
Distributions of non-controlling interests	(1,237)	(678)
Proceeds from borrowings	50,000	42,913
Payments on borrowings	(50,162)	(43,103)

Net cash provided by financing activities	41,598	96,385

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(157)	(559)
Decrease in cash, cash equivalents and restricted cash	(6,225)	(35,211)
Cash, cash equivalents and restricted cash at beginning of year	136,007	135,424

Cash, cash equivalents and restricted cash at end of period	$129,782	$100,213

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Endeavor Group Holdings, Inc. and its subsidiaries (collectively referred to as “Endeavor” or “Parent”) have entered into a definitive agreement with TKO Group Holdings, Inc. (“TKO PubCo”) on October 24, 2024 to sell its IMG Media business and certain contracts associated with Wimbledon, Soccer and Stadia, SailGP, and Royal & Ancient Golf Club of St. Andrews (“R&A”), (collectively referred to as the “IMG Media Business”), Professional Bull Riders (the “PBR Business”), On Location (the “OLE Business”), Mailman, and various events businesses, including Golf Events, Formula Drift, and International Figure Skating. Together, these businesses are referred to as “Olympus” or the “Businesses”. The Businesses have historically been managed as part of Endeavor’s Owned Sports Properties, Representation, and Events, Experiences & Rights segments. The Businesses own and operate the PBR Business, events related to Golf Events and Figure Skating, and manage hospitality for other global events through the OLE Business. The Businesses are responsible for managing, advising on, and selling media rights globally, as well as providing broadcast production services for live events and offering facilities and technical connections for events. The Businesses also retain control over the organization, promotion and marketing of the PBR Business, as well as the monetization of their events, media distribution, licensing and partnership sales. References in these Combined Financial Statements to “our”, “we” or the “Company” refer to the Businesses.

Going Concern

These combined financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has experienced net losses and negative operating cash flows for all historical periods presented. As a result, the Company’s continued operations are dependent on ongoing investments of capital from the Parent. As of the issuance date, there is no commitment by the Parent to fund the Company’s operations within one year from the issuance of these combined financial statements. In the event that the Company is unable to receive sufficient funds from the Parent, it would have to substantially alter, or possibly even discontinue or curtail operations, or sell assets at distressed prices.

When assessing the ability of the Parent to continue to support the Company, management considered the overall indebtedness of the Parent and its ability to repay its obligations one year from the issuance of these combined financial statements. Management of the Parent concluded that, as a result of the upcoming maturity of the Parent’s $2.2 billion term loan on May 18, 2025, substantial doubt existed regarding the Parent’s ability to continue as a going concern within one year after the date that the Parent’s financial statements as of and for the three and nine months ended September 30, 2024, were issued.

Additionally, substantially all of the Company’s tangible and intangible assets are pledged as collateral to the Parent’s $2.2 billion term loan scheduled to mature on May 18, 2025. Absent the Parent’s ability to secure additional liquidity, extend the maturity of or refinance such term loan, the Company’s operations may be adversely impacted in the event the lenders declare an event of default and exercise their rights and remedies under the first lien credit agreement.

While the Parent has had a history of being able to secure additional liquidity or refinance its outstanding indebtedness, the feasibility of some of the Parent’s plans are contingent upon factors outside of the control of the Parent. Consequently, it is management’s opinion that the Company will not be able to rely on the Parent’s ability to secure additional liquidity, extend the maturity of or refinance such term loan or the Parent’s ongoing investment of capital within one year of the date of the combined financial statements. In this case, management would plan to seek additional outside capital to fund the Company’s operations over the next twelve months beyond the issuance date.

These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying combined financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Accordingly, the accompanying combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Combined Financial Statements and footnotes of the Company have been derived from the consolidated financial statements and accounting records of Endeavor and were prepared on a standalone basis in accordance with U.S. generally accepted accounting principles (“GAAP”). The assets, liabilities, revenue and expenses of the Company have been reflected in these Combined Financial Statements on a historical cost basis, as included in the consolidated financial statements of Endeavor, using the historical accounting policies applied by Endeavor. Historically, separate financial statements have not been prepared for the Company and it has not operated as a standalone business from Endeavor. The historical results of operations, financial position, and cash flows of the Company presented in these Combined Financial Statements may not be indicative of what they would have been had the Company been an independent standalone company, nor are they necessarily indicative of the Company’s future results of operations, financial position, and cash flows. Certain information and note disclosures normally included in the annual financial statements have been condensed or omitted from these interim Combined Financial Statements. These Combined Financial Statements should be read in conjunction with the annual Combined Financial Statements and accompanying footnotes for the year ended December 31, 2023.

The Combined Financial Statements include all revenues and costs directly attributable to the Businesses and reflect allocations of certain Endeavor corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount and gross profit, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

The Combined Balance Sheets of the Company include Endeavor’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and/or joint ventures relating to the Company in which Endeavor has a controlling financial interest.

Cash and cash equivalents held by Endeavor at the corporate level were not attributable to the Company for any of the periods presented due to Endeavor’s centralized approach to cash management and the financing of its operations. Only cash amounts held by entities for which the Company has legal title are reflected in the Combined Balance Sheets. Endeavor’s debt was not attributed to the Company for any of the periods presented because Endeavor’s borrowings are not the legal obligation of the Company. Transfers of cash, both to and from Endeavor’s centralized cash management system, are reflected as a component of Net parent investment in the Combined Balance Sheets and as financing activities in the accompanying Combined Statements of Cash Flows.

Endeavor maintains various benefit and equity-based compensation plans at a corporate level and postretirement-related benefit plans at a subsidiary level. The Company’s employees participate in those programs and a portion of the cost of those plans is included in the Company’s Combined Financial Statements.

Net parent investment in the Combined Balance Sheets represents the accumulation of the Company’s net income (loss) over time and transactions between the Company and Endeavor. All intercompany balances and transactions within the Company have been eliminated in the Combined Financial Statements. As described in Note 13, transactions between the Company and Endeavor have been included in these Combined Financial Statements.

Use of Estimates

The preparation of these Combined Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the Combined Financial Statements and the accompanying disclosures.

Significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, allowance for doubtful accounts, recoverability of deferred costs, the fair value of acquired assets and liabilities associated with acquisitions, the fair value of the Parent’s reporting units and the assessment of goodwill, other intangible assets and long-lived assets for impairment, investments, the fair value of equity-based compensation, income taxes and contingencies.

Management evaluates these estimates using historical experience and other factors, including the general economic environment and actions it may take in the future. The Company adjusts such estimates when facts and circumstances dictate. However, these estimates may involve significant uncertainties and judgments and cannot be determined with precision. In addition, these estimates are based on management’s best judgment at a point in time and as such, these estimates may ultimately differ from actual results. Changes in estimates resulting from weakness in the economic environment or other factors beyond the Company’s control could be material and would be reflected in the Company’s Combined Financial Statements in future periods.

3. RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of that security. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption did not have a material effect on the Company’s financial position or results of operations.

In March 2023, the FASB issued ASU 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method (a consensus of the Emerging Issues Task Force). This ASU allows a reporting entity to elect to account for its tax equity investments by using the proportional amortization method regardless of the program from which it receives income tax credits, provided certain conditions are met. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption did not have a material effect on the Company’s financial position or results of operations.

Recently Issued Accounting Pronouncements

In August 2023, the FASB issued ASU 2023-05, Business Combinations – Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. This ASU addresses the accounting for contributions made to a joint venture, upon formation, in a joint venture’s separate financial statements. The amendments in this update are effective to all joint venture formations with a formation date on or after January 1, 2025. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification. The effective dates of this ASU depend on the specific codification subtopic and the date on which the SEC’s removal of that related disclosure requirement from Regulation S-X or Regulation S-K becomes effective. Early adoption is prohibited. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires that an entity annually disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In March 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718). This ASU illustrates how to apply the scope guidance to determine whether a profits interest award should be accounted for as a share-based payment arrange under Accounting Standards Codification (“ASC”) 718 or another accounting standard. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concepts Statements. This ASU amends the ASC by removing references to various FASB Concepts Statements to simplify the ASC and draw a distinction between authoritative and non-authoritative literature. The amendments in this update apply to all reporting entities within the scope of the affected accounting guidance and are effective for public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted in any interim or annual period in which financial statements have not yet been issued. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU improves the disclosures about a public business entity’s expenses and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in this update are effective for public entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

4. SUPPLEMENTARY DATA

Other current assets

Other current assets consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Ticket inventory(1)	$52,110	$188,559
Other current receivables	40,754	29,120
Prepaid expenses	16,104	11,064
Due from parent (Note 13)	10,421	3,300
Assets held for sale	4,464	—
Other	651	1,990

Total other current assets	$124,504	$234,033

(1)

During the second quarter of 2024, there was a write-down of unsold tickets related to the Paris Olympics for $83.0 million, which was recorded in Direct operating costs in the Combined Statement of Operations.

Other assets

Other assets consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Long-term deferred costs	$207,593	$143,194
Long-term receivables and advances	118,732	15,555
Finance lease right-of use assets	9,558	10,549
Other	5,157	4,728

Total other assets	$341,040	$174,026

Other long-term liabilities

Other long-term liabilities consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Long-term deferred revenue	$43,481	$15,324
Finance lease liability	6,636	8,322
Due to parent (Note 13)	499	6,423
Signing fees	50,000	—
Statutory tax liability	66,820	56,411
Other	17,117	20,024

Total other long-term liabilities	$184,553	$106,504

Property, Buildings and Equipment

Property, buildings and equipment consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Office, computer, production and other equipment	$76,120	$61,428
Buildings and leasehold improvements	50,259	52,318
Furniture and fixtures	44,148	39,264
Computer software	53,937	40,147
Construction in progress	15,796	8,641
Land	87	327

	240,347	202,125
Less: accumulated depreciation	(136,981)	(117,507)

Total property, buildings and equipment, net	$103,366	$84,618

Depreciation of property, buildings and equipment, including amortization of leasehold improvements, was $18.8 million and $14.4 million during the nine months ended September 30, 2024 and 2023, respectively.

Accrued Liabilities

The following is a summary of accrued liabilities (in thousands):

	September 30,	December 31,
	2024	2023
Accrued operating expenses	$106,010	$87,529
Payroll, bonuses and benefits	47,440	37,119
Accrued taxes	6,941	10,634
Other	16,507	19,636

Total accrued liabilities	$176,898	$154,918

Allowance for Doubtful Accounts

The changes in the allowance for doubtful accounts are as follows (in thousands):

	Payments due by period
	Balance at Beginning of Year	Additions/Charged to Costs and Expenses, Net	Deductions	Foreign Exchange	Balance at End of Period
Nine Months Ended September 30, 2024	$21,444	$(7,004)	$(2,337)	$(139)	$11,964

Supplemental Cash Flow

The Company’s supplemental cash flow information is as follows (in thousands):

	Nine Months Ended September 30,
	2024	2023
Supplemental information:
Non-cash investing and financing activities:
Capital expenditure included in accounts payable and accrued liabilities	$3,856	$3,554

5. GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying value of goodwill are as follows (in thousands):

Total
Balance — December 31, 2023	$777,915
Foreign currency translation and other	192

Balance — September 30, 2024	$778,107

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of September 30, 2024 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer and client relationships	9.1	$380,314	$(259,796)	$120,518
Trade names	18.1	119,133	(46,105)	73,028
Internally developed technology	3.2	9,505	(5,718)	3,787
Other	2.0	8,017	(8,017)	—

		516,969	(319,636)	197,333

Indefinite-lived:
Trade names		187,447	—	187,447
Owned events		19,715	—	19,715

Total intangible assets		$724,131	$(319,636)	$404,495

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2023 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer and client relationships	9.1	$376,752	$(235,238)	$141,514
Trade names	18.1	119,112	(41,509)	77,603
Internally developed technology	3.2	9,505	(4,852)	4,653
Other	2.0	7,842	(7,842)	—

		513,211	(289,441)	223,770

Indefinite-lived:
Trade names		182,979	—	182,979
Owned events		19,218	—	19,218

Total intangible assets		$715,408	$(289,441)	$425,967

Intangible asset amortization expense was $28.0 million and $29.5 million for the nine months ended September 30, 2024 and 2023, respectively.

6. INVESTMENTS

The following is a summary of the Company’s investments (in thousands):

	September 30,	December 31,
	2024	2023
Equity method investments	$65,572	$55,879
Equity investments without readily determinable fair values	6,141	6,132
Equity investments with readily determinable fair values	81	83

Total investments	$72,794	$62,094

Equity Method Investments

As of September 30, 2024 and December 31, 2023, the Company held various investments in non-marketable equity instruments of private companies. The Company’s ownership of its equity method investments ranges from 24% to 50%, as of September 30, 2024 and December 31, 2023.

The Company’s share of net income of Sports News Television LP (“SNTV”) for the nine months ended September 30, 2024 and 2023 was $3.8 million and $3.9 million, respectively, and was recognized within Equity income of affiliates, net of tax in the Combined Statements of Operations. The Company also received dividends from SNTV for the nine months ended September 30, 2024 and 2023 of $3.9 million and $4.5 million, respectively.

On February 21, 2024, the Company acquired a 30% equity interest in Wiz-Team SA for $11.7 million. The Company’s share of net income of Wiz-Team SA is accounted for as an equity method investment. For the nine months ended September 30, 2024, the Company did not record any income or loss, and did not receive any dividends from this equity method investment.

Equity Investments without Readily Determinable Fair Values

As of September 30, 2024 and December 31, 2023, the Company holds various investments in non-marketable equity instruments of private companies. For the nine months ended September 30, 2024 and 2023, the change in the investments without readily determinable fair value were driven by foreign currency translation. The Company performed its assessments of fair value during the nine months ended September 30, 2024 and 2023, but did not record an increase or decrease in the fair value of the investments.

7. FINANCIAL INSTRUMENTS

The Company enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions.

As of September 30, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 12 months from September 30, 2024) (in thousands except for exchange rates):

Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
British Pound Sterling	£8,880	in exchange for	$6,985	£0.79

For forward foreign exchange contracts not designated as cash flow hedges, the Company recorded net gains of $0.3 million and $2.8 million for the nine months ended September 30, 2024 and 2023, respectively. These amounts were included in Other income, net in the Combined Statements of Operations.

In certain circumstances, the Company enters into contracts that are settled in currencies other than the functional or local currencies of the contracting parties. Accordingly, these contracts consist of the underlying operational contract and an embedded foreign currency derivative element. Hedge accounting is not applied to the embedded foreign currency derivative element. The Company recorded net gains of $2.7 million and $1.1 million for the nine months ended September 30, 2024 and 2023, respectively, in Other income, net in the Combined Statements of Operations.

8. FAIR VALUE MEASUREMENTS

The fair value hierarchy is composed of the following three categories:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurements.

The following tables present, for each of the fair value hierarchy levels, the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of September 30, 2024
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$81	$—	$—	$81
Forward foreign exchange contracts	—	4,890	—	4,890

Total	$81	$4,890	$—	$4,971

Liabilities:
Forward foreign exchange contracts	$—	$2,405	$—	$2,405
Contingent consideration	—	—	1,876	1,876

Total	$—	$2,405	$1,876	$4,281

	Fair Value Measurements as of December 31, 2023
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$83	$—	$—	$83
Forward foreign exchange contracts	—	1,108	—	1,108

Total	$83	$1,108	$—	$1,191

Liabilities:
Forward foreign exchange contracts	$—	$3,372	$—	$3,372
Contingent consideration	—	—	3,590	3,590

Total	$—	$3,372	$3,590	$6,962

There have been no transfers of assets or liabilities between the fair value measurement classifications during the nine months ended September 30, 2024.

Investments in Equity Securities with Readily Determinable Fair Values

The estimated fair value of the Company’s equity securities with readily determinable fair values is based on observable inputs in an active market, which is a Level 1 measurement within the fair value hierarchy.

Contingent Consideration

The Company has recorded contingent consideration liabilities in connection with its acquisitions. Contingent consideration is included in Other current liabilities and Other long-term liabilities in the Combined Balance Sheets. Changes in fair value are recognized in selling, general and administrative expenses. The estimated fair value of the contingent consideration is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

Forward Foreign Exchange Contracts

The Company classifies its forward foreign exchange contracts within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (Note 7). As of September 30, 2024 and December 31, 2023, the Company had $2.1 million and $1.0 in Other current assets, $2.8 million and $0.1 million in Other assets, $2.4 million and $2.2 million in Other current liabilities, and none and $1.2 million in Other long-term liabilities, respectively, recorded in the Combined Balance Sheets related to the Company’s forward foreign exchange contracts.

9. BORROWINGS

On Location revolver

As of September 30, 2024, the Company has an OL revolving credit agreement with $42.9 million of borrowing capacity. The maturity date is the earlier of August 2026 or the date that is 91 days prior to the maturity date of the term loans under the Parent’s 2014 credit facility, due May 2025. The financial debt covenant of the OL revolving credit facility did not apply as of September 30, 2024 and December 31, 2023 as the OLE Business has no borrowings outstanding under the OL revolving credit agreement.

The OLE Business had no outstanding letters of credit under the revolving credit agreement as of September 30, 2024 and December 31, 2023. During the nine months ended September 30, 2023, the Company borrowed and repaid $42.9 million under the OL revolving credit agreement.

Notes Payable for PBR Winners

The PBR Business enters into an unsecured promissory note agreement with individuals to pay out winnings from the PBR World Championships. The winner of each year’s event receives a $1.0 million note that is paid over 10 years. As of September 30, 2024 and December 31, 2023, there were $3.3 million and $3.2 million in notes payable outstanding for winnings, of which $0.5 million and $0.5 million is current borrowings outstanding and recorded within Other current liabilities, respectively.

Promissory Note

In July 2024, the Company entered into a promissory note payable for $50.0 million with a stated interest rate of 8.6%. The Company repaid the full promissory note payable in September 2024.

10. INCOME TAXES

The tax provisions have been prepared on a separate return basis as if the Company had been a separate group of companies under common ownership. The operations have been combined as if the Company was filing on a consolidated basis for U.S., state and non-U.S. income tax purposes, where allowable by law. The majority of the Company’s non-U.S. operations are treated as disregarded entities by Parent, and therefore the approach taken to calculate the tax provision may not be truly reflective of actual tax balances both prior to and after the aforementioned sale.

In accordance with Accounting Standards Codification Topic 740, each interim period is considered integral to the annual period and tax expense is generally determined using an estimate of the annual effective income tax rate (“AETR”). The Company records income tax expense each quarter using the estimated AETR to provide for income taxes on a current year-to-date basis, adjusted for discrete items, if any, that are noted in the relevant period. In accordance with the authoritative guidance for accounting for income taxes in interim periods, the Company computed its income tax provision for the nine months ended September 30, 2024 and 2023 based upon the AETR.

The (benefit from) provision for income taxes for the nine months ended September 30, 2024 and 2023 is $(25.5) million and $2.8 million, respectively, based on pretax loss of $(173.7) million and $(9.3) million, respectively. The effective tax rate is 14.7% and (30.1)% for the nine months ended September 30, 2024 and 2023, respectively. The tax benefit for the nine months ended September 30, 2024 is primarily due to the effects related to the Company’s mix of earnings, discrete tax associated with changes in uncertain tax positions, and the effects of jurisdictions where tax benefits cannot be recognized as a result of valuation allowances. For the same period in 2023, the tax provision is primarily due to the effects related to the jurisdictional mix of earnings and discrete tax expense associated with changes in uncertain tax positions, offset by a discrete tax benefit associated with a tax rate change in the UK.

The Company’s effective tax rate differs from the U.S. federal statutory rate primarily due to state and local income taxes, withholding taxes in foreign jurisdictions that are not based on net income, income subject to tax in foreign jurisdictions which differ from the U.S. federal statutory income tax rate, and jurisdictions where no tax benefit can be recognized as a result of valuation allowances.

Any tax balances reflected on the September 30, 2024 balance sheet will be adjusted accordingly to reflect the actual financial results for the year ending December 31, 2024.

The Company’s operations included as part of Olympus are subject to taxation in the U.S. and various state and foreign jurisdictions. As of September 30, 2024, with few exceptions, the Company is subject to review by U.S. federal taxing authorities for 2020 and subsequent years and, with few exceptions, the Company is no longer subject to examination by state and local income tax authorities for periods prior to 2020.

As of September 30, 2024 and December 31, 2023, the Company had unrecognized tax benefits of $48.8 million and $42.5 million, respectively, for which we are unable to make a reasonable and reliable estimate of the period in which these liabilities will be settled with the respective tax authorities.

The Company records valuation allowances against its net deferred tax assets when it is more likely than not that all, or a portion, of a deferred tax asset will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing the likelihood that its deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing the likelihood that its deferred tax assets will be recovered based on all available positive and negative evidence, including historical results, reversals of deferred tax liabilities, estimates of future taxable income, tax planning strategies and results of operations.

Other Matters

On August 16, 2022, the United States enacted the Inflation Reduction Act of 2022 (“IRA”). The IRA, in addition to other provisions, creates a 15% corporate alternative minimum tax (“CAMT”) on adjusted financial statement income for applicable corporations. The CAMT is effective for tax years beginning after December 31, 2022. For the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company is not subject to CAMT and will continue to assess the potential tax effects of the CAMT on the Company’s consolidated financial statements.

In December 2022, the Organization for Economic Co-operation and Development (“OECD”) proposed Global Anti-Base Erosion Rules, which provides for changes to numerous long-standing tax principles including the adoption of a global minimum tax rate of 15% for multinational enterprises (“GloBE rules”). Various jurisdictions have adopted or are in the process of enacting legislation to adopt GloBE rules and other countries are expected to adopt GloBE rules in the future. While changes in tax laws in the various countries in which the Company operates can negatively impact the Company’s results of operations and financial position in future periods, the Company’s impact related to the adoption of GloBE rules, effective January 1, 2024, was not material to the Company’s consolidated financial position. The Company will continue to monitor legislative and regulatory developments in this area.

11. REVENUE

The following table presents the Company’s revenue disaggregated by primary revenue sources for the nine months ended September 30, 2024 and 2023 (in thousands):

	Nine Months Ended September 30,
	2024	2023
Media rights	$323,236	$333,046
Media production and distribution	223,308	222,351
Events and hospitality	1,288,818	716,646
Marketing	10,243	12,283

Total	$1,845,605	$1,284,326

During the nine months ended September 30, 2024 and 2023, no revenue was recognized from performance obligations satisfied in prior periods.

Remaining Performance Obligations

The following table presents the aggregate amount of transaction price allocated to remaining performance obligations for contracts greater than one year with unsatisfied or partially satisfied performance obligations as of September 30, 2024 (in thousands). The transaction price related to these future obligations does not include any variable consideration.

Years Ending December 31,
Remainder of 2024	$140,873
2025	501,835
2026	319,335
2027	233,551
2028	160,549
Thereafter	403,095

$1,759,238

Contract Liabilities

The Company records deferred revenue when cash payments are received or due in advance of its performance. The Company’s deferred revenue balance primarily relates to advance payments received related to sponsorship agreements and event advanced ticket sales. Deferred revenue is included in the current liabilities section and in Other long-term liabilities in the Combined Balance Sheets.

The following table presents the Company’s contract liabilities as of September 30, 2024 and December 31, 2023 (in thousands):

	Deferred revenue – current	Deferred revenue – noncurrent
December 31, 2023	$554,365	$15,324
Additions	1,009,423	34,206
Deductions	(1,264,415)	(137)
Reclasses	5,912	(5,912)
Foreign exchange	1,737	—

September 30, 2024	$307,022	$43,481

12. COMMITMENTS AND CONTINGENCIES

Claims and Litigation

The Company is involved in legal proceedings, claims and governmental investigations arising in the normal course of business. The types of allegations that arise in connection with such legal proceedings vary in nature, but can include contract, employment, tax and intellectual property matters. The Company evaluates all cases and records liabilities for losses from legal proceedings when the Company determines that it is probable that the outcome will be unfavorable and the amount, or potential range, of loss can be reasonably estimated. While any outcome related to litigation or such governmental proceedings cannot be predicted with certainty, management believes that the outcome of these matters, except as otherwise may be discussed below, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

In July 2017, the Italian Competition Authority (“ICA”) issued a decision opening an investigation into alleged breaches of competition law in Italy, involving inter alia IMG, and relating to bidding for certain media rights of the Serie A and Serie B football leagues. In April 2018, the European Commission conducted on-site inspections at a number of companies that are involved with sports media rights, including the Company. The inspections were part of an ongoing investigation into the sector and into potential violations of certain antitrust laws that may have taken place within it. The Company investigated these ICA matters, as well as other regulatory compliance matters. In May 2019, the ICA completed its investigation and fined the Company approximately EUR 0.3 million. As part of its decision, the ICA acknowledged the Company’s cooperation and ongoing compliance efforts since the investigation commenced. In July 2019, three football clubs (the “Original Plaintiffs”) and in June 2020, the Serie A football league (Lega Nazionale Professionisti Serie A or “Lega Nazionale,” and together with the three clubs, the “Plaintiffs”) each filed separate claims against IMG and certain other unrelated parties in the Court of Milan, Italy, alleging that IMG engaged in anti-competitive practices with regard to bidding for certain media rights of the Serie A and Serie B football league. The Plaintiffs seek damages from all defendants deriving from the lower value of the media rights in amounts totaling EUR 554.6 million in the aggregate relating to the three football clubs and EUR 1,750 million relating to Lega Nazionale, along with attorneys’ fees and costs. Since December 2020, four additional football clubs have each filed requests to intervene in the Lega Nazionale proceedings and individually seek to claim damages deriving from the lower value of the media rights in the aggregate totaling EUR 251.5 million. The Original Plaintiffs and these four additional clubs are also seeking additional damages relating to alleged lost profits and additional charges, quantified in the fourth quarter of 2022 in amounts totaling EUR 1,675 million. Ten other clubs also filed requests to intervene in support of Lega Nazionale’s claim or alternatively to individually claim damages deriving from the lower value of the media rights in the amount of EUR 284.9 million, in the case of five clubs, and unspecified amounts (to be quantified as a percentage of the total amount sought by Lega Nazionale) in the other five cases. Collectively, the interventions of these 14 clubs are the “Interventions.” By judgment issued on May 8, 2024, the Court of Milan ruled that the clubs have a concurrent right to bring a claim, and Lega Nazionale is entitled to retain an award of only 10% of the aggregate loss suffered (if any) by the clubs deriving from the lower value of the media rights. The Company reserved the right to appeal the partial ruling. In December 2022, one further football club filed a separate claim against IMG and certain other unrelated parties seeking damages from all defendants deriving from the lower value of the media rights in the amounts of EUR 326.9 million, in addition to alleged additional damages relating to lost profits and additional charges which the club, with defensive brief on May 13, 2024, quantified in amounts totaling EUR 513.5 million. The Company has defended in its submissions to date, and intends to continue to defend, against all of the damages claims, Interventions and any related claims, and management believes that the Company has meritorious defenses to these claims, including the absence of actual damage. The Company may also be subject to regulatory and other claims and actions with respect to these ICA and other regulatory matters. Any losses resulting from any judgment entered against the Company or settlement entered into, including with respect to claims or actions brought by other parties, will be indemnified by the Parent.

13. RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company has entered into the following transactions with Euroleague as well as Endeavor representing the sharing of resources and cross-charging across the organization (including TKO PubCo), relating to servicing agreements, ticket costs, professional services, license rights and data rights (in thousands):

	Nine Months Ended September 30,
	2024	2023
Revenue from related parties	$44,050	$19,817
Direct operating costs from related parties	31,884	12,621
Related party interest expense	11,612	8,185

The related party interest expense is recorded in Interest income, net in the Combined Statements of Operations. Revenue from related parties and Direct operating costs from related parties are presented without markup or profit.

As of September 30, 2024, the Company has an equity-method investment in Euroleague Ventures S.A. (“Euroleague”), a related party. For the nine months ended September 30, 2024 and 2023, the Company recognized revenue of $11.9 million and $12.3 million and incurred direct operating costs of $0.9 million and $0.5 million, respectively, for a management fee to compensate it for representation and technical services it provides to Euroleague in relation to the distribution of media rights. Euroleague also has related party receivables outstanding of $14.7 million and $7.3 million at September 30, 2024 and December 31, 2023, respectively.

Balances due to or due from Parent which are not historically cash settled are reflected in Net parent investment in the Combined Balance Sheets. Balances due to and due from Parent which have been or are planned to be cash settled are reflected in the Combined Balance Sheets (in thousands):

	September 30,	December 31,
	2024	2023
Other current assets	$10,421	$3,300
Other current liabilities	15,341	3,884
Other long-term liabilities	499	6,423

Corporate Allocations

The Combined Financial Statements include general corporate expenses of Endeavor for certain support functions that are provided on a centralized basis within Parent, such as expenses related to finance, human resources, information technology, facilities, and legal, among others (collectively, “General Corporate Expenses”). For purposes of these Combined Financial Statements, the General Corporate Expenses have been allocated to the Company. The General Corporate Expenses are included in the Combined Statements of Operations in Selling, general and administrative expense, and Other income, net and, accordingly, as a component of Net parent investment in the Combined Balance Sheets. These expenses have been allocated to the Company on a pro rata basis of headcount, gross profit, and other drivers. Management believes the assumptions underlying the Combined Financial Statements, including the assumptions regarding allocating General Corporate Expenses from Endeavor, are reasonable. Nevertheless, the Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect the Company’s combined results of operations, financial position and cash flows had it been standalone company during the periods presented. Actual costs that would have been incurred if the Company had been standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The allocations of General Corporate Expenses are reflected in the Combined Statements of Operations as follows (in thousands):

	Nine Months Ended September 30,
	2024	2023
Selling, general and administrative expenses	$82,507	$73,204
Other income (expense), net	(215)	32

Total general corporate expenses	$82,292	$73,236

Net Parent Investment

All significant related party transactions between the Company and Parent have been included in the Combined Financial Statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these related party transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheets as Net parent investment

Net parent investment in the Combined Balance Sheets and Net transfers from parent in the Combined Statements of Equity represent Endeavor’s historical investment in the Company and include net earnings (loss) after taxes (Parent’s basis) and the net effect of transactions with and cost allocations from Endeavor. Such balances are reflected in the Combined Statements of Cash Flows based on the cash flows made by Endeavor on the Company’s behalf. These cash flows are included within Net loss in cash flows from operating activities with the offset reflected in Transfers from Parent, net within cash flows from financing activities.

The following table summarizes the components of the net transfers from Parent in Net parent investment for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024	2023
Cash pooling and general financing activities(1)	$(97,372)	$11,799
Corporate allocations	82,292	73,236

Net transfers from parent per the Combined Statements of Equity	$(15,080)	$85,035

Equity-based compensation expense(2)	(6,574)	(5,226)
Currency translation adjustments on intracompany transactions	4,949	6,526
Taxes deemed settled with Parent	38,866	9,598
Net gain on foreign currency transactions	21,404	2,966

Net transfers from parent per the Combined Statements of Cash Flows	$43,564	$98,899

(1)

The nature of activities includes financing activities for capital transfers, cash sweeps, and other treasury services. As part of this activity, certain cash balances are swept to Endeavor on a daily basis under the Parent Treasury function and the Company receives capital from Parent for its cash needs.

(2)

Compensation costs associated with the Company’s employees’ participation in the Parent’s incentive plans have been identified for employees who exclusively support the Company’s operations. Amounts allocated to the Company from the Parent for shared services are reported within total allocated costs in the General Corporate Expenses table above.

14. SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 10, 2024, the date the Combined Financial Statements were available to be issued.

Annex A

Execution Version

TRANSACTION AGREEMENT

by and among

TKO OPERATING COMPANY, LLC,

TKO GROUP HOLDINGS, INC.,

ENDEAVOR OPERATING COMPANY, LLC,

IMG WORLDWIDE, LLC

and

TRANS WORLD INTERNATIONAL, LLC

Dated as of October 23, 2024

Page
Section 12.11	Governing Law; Jurisdiction; Waiver of Jury Trial	A-100
Section 12.12	Enforcement	A-100
Section 12.13	Non-Recourse	A-101
Section 12.14	Counterparts	A-101
Section 12.15	Waiver of Conflicts; Non-Assertion of Attorney-Client Privilege	A-101

EDR Disclosure Letter

TKO Disclosure Letter

EXHIBITS

Exhibit A    Form of Transition Services Agreement

Exhibit B    Written Consent

Exhibit C    Form of Trademark Assignment Agreement

Exhibit D    Form of Trademark License Agreement

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (this “Agreement”), dated as of October 23, 2024, is entered into by and among IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”), Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC” and, together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC (the “Company”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and TKO Group Holdings, Inc., a Delaware corporation (“TKO PubCo”, and together with TKO, the “TKO Parties”). All capitalized terms used but not defined herein shall have the meanings specified in Article I.

RECITALS

WHEREAS, immediately prior to the execution of this Agreement, EGH, EOC, William Morris Endeavor Entertainment, LLC, Wildcat EGH Holdco, L.P., Wildcat OpCo Holdco, L.P. and Ariel Emanuel entered into that certain Amendment to the Letter Agreement by and among EGH, EOC, William Morris Endeavor Entertainment, LLC, Wildcat EGH Holdco, L.P., Wildcat OpCo Holdco, L.P., dated as of April 2, 2024 pursuant to which Ariel Emanuel waived his rights to receive a certain asset sale bonus;

WHEREAS, immediately prior to the execution of this Agreement, EGH, EOC and Mark Shapiro entered into that certain Amendment No. 3 to Term Employment Agreement pursuant to which Mark Shapiro agreed to waive his rights to receive certain asset sale bonuses;

WHEREAS, immediately prior to the execution of this Agreement, EGH, EOC, Wildcat EGH Holdco, L.P., Wildcat OpCo Holdco, L.P., William Morris Endeavor Entertainment, LLC and Mark Shapiro entered into that certain Amendment to Amended and Restated Term Employment Agreement pursuant to which Mark Shapiro agreed to waive his rights to receive certain asset sale bonuses;

WHEREAS, following the completion of the Pre-Closing Restructuring, the EDR Parties will collectively own all of the issued and outstanding equity interests of the Company and forty-five percent (45%) of the issued and outstanding equity interests of Euroleague Ventures S.A. (“Euroleague JV”) (and such interests, collectively, the “Transferred Equity Interests”), with such portion of the Transferred Equity Interests directly owned by each of the EDR Parties following the completion of the Pre-Closing Restructuring as set forth in Section 1.01 of the EDR Disclosure Letter (the “EDR Allocation Schedule”);

WHEREAS, (a) the EDR Parties, directly or indirectly, operate the Businesses through the Company and certain of its Affiliates and (b) prior to the Closing, the EDR Parties will cause the Pre-Closing Restructuring to be effected;

WHEREAS, the parties desire that, at the Closing, among other things, (a) the EDR Parties shall contribute, assign and transfer to TKO all of the Transferred Equity Interests and (b) TKO shall acquire and accept from the EDR Parties all of the Transferred Equity Interests in exchange for their respective portion of the Equity Consideration as set forth on the EDR Allocation Schedule, in each case, upon the terms and subject to the conditions set forth herein;

WHEREAS, TKO PubCo desires to issue and sell shares of TKO PubCo Class B Common Stock (as defined below) to each of the EDR Parties, and each of the EDR Parties desires to subscribe for and acquire such shares of TKO PubCo Class B Common Stock, in each case, upon the terms and subject to the conditions set forth herein;

WHEREAS, TKO acknowledges that the Businesses rely upon resources of the Remaining EDR Group that will not be transferred to TKO in connection with this Agreement;

WHEREAS, the board of directors of TKO PubCo (the “TKO Board”) established a special committee of the TKO Board consisting of independent and disinterested directors of TKO PubCo (the “Special Committee”) to, among other things, review, evaluate and negotiate this Agreement and the Transaction and, if the Special Committee deems appropriate, recommend that the TKO Board approve the execution and delivery of this Agreement by TKO PubCo and TKO, and the TKO Board has agreed not to approve the Transaction or authorize the execution and delivery of this Agreement without a prior favorable recommendation of the Transaction by the Special Committee;

WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the Transaction, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of TKO PubCo and its Public Stockholders and (b) recommended that the TKO Board (i) approve this Agreement and the Transaction and (ii) recommends adoption and approval of this Agreement and the Transaction to the stockholders of TKO PubCo (such recommendation, the “Special Committee Recommendation”);

WHEREAS, the Independent (as defined in the Governance Agreement) directors have unanimously (a) determined that this Agreement and the Transaction are fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approved and declared advisable this Agreement and the Transaction, (c) authorized and approved the execution, delivery and performance by TKO PubCo of this Agreement and the consummation of the Transaction upon the terms and subject to the conditions set forth herein and (d) recommended the adoption of this Agreement by the stockholders of TKO PubCo;

WHEREAS, the WWE Designees (as defined in the Governance Agreement, dated as of September 12, 2023, by and between EGH, EOC, January Capital Sub, LLC, January Capital Holdco, LLC, TKO, TKO PubCo and Vincent K. McMahon, as amended by Amendment No. 1 thereto dated as of January 23, 2024 (the “Governance Agreement”)) have unanimously (a) determined that this Agreement and the Transaction are fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approved and declared advisable this Agreement and the Transaction, (c) authorized and approved the execution, delivery and performance by TKO PubCo of this Agreement and the consummation of the Transaction upon the terms and subject to the conditions set forth herein and (d) recommended the adoption of this Agreement by the stockholders of TKO PubCo;

WHEREAS, the TKO Board has, acting upon the Special Committee Recommendation, unanimously (a) determined that this Agreement and the Transaction are fair to and in the best interests of TKO PubCo and its stockholders, including the Public Stockholders, (b) approved and declared advisable this Agreement and the Transaction, (c) authorized and approved the execution, delivery and performance by TKO PubCo of this Agreement and the consummation of the Transaction upon the terms and subject to the conditions set forth herein and (d) recommended the adoption of this Agreement by the stockholders of TKO PubCo;

WHEREAS, TKO PubCo, in its capacity as the managing member of TKO, has (a) determined that this Agreement and the Transactions are fair to and in the best interests of TKO and its members, (b) approved and declared advisable this Agreement and the Transaction and (c) authorized and approved the execution, delivery and performance by TKO of this Agreement and the consummation of the Transaction upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. For purposes of this Agreement:

“Accounting Principles” means the accounting principles, procedures, policies, practices and methods set forth in Section 1.01(j) of the EDR Disclosure Letter attached hereto.

“Action” means any complaint, claim, demand, cause of action, suit, litigation, arbitration, audit, hearing, investigation or other proceeding (whether civil, commercial, administrative, criminal or investigative) by or before any Governmental Authority (including any arbitrator).

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management or policies of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise. For the avoidance of doubt, with respect to any period following the Closing, each of the Transferred Entities and the Company-Controlled JVs shall be deemed to be an “Affiliate” of the TKO Parties and not an “Affiliate” of any EDR Party or other member of the Remaining EDR Group. Notwithstanding the foregoing and anything to the contrary herein, except for purposes of Section 10.04 (Procedures), Section 12.13 (Non-Recourse), Section 12.15 (Waiver of Conflicts; Non-Assertion of Attorney-Client Privilege) and the definitions of “EDR Indemnified Parties” and “EDR Related Parties” in this Agreement, (a) no investor in any of EGH, Endeavor Manager, EOC, or any of their respective Affiliates (other than the EDR Group) shall be considered Affiliates of any EDR Party for any purposes herein and (b) no investor in any of the TKO Parties or any of their respective Affiliates (other than TKO PubCo and its Subsidiaries) shall be considered Affiliates of any TKO Party for any purposes herein. Notwithstanding anything to the contrary herein, (i) none of TKO Group Holdings, Inc., TKO Operating Company, LLC or any Subsidiary thereof or any investor therein (other than the EDR Group) shall be considered Affiliates of any EDR Party for any purposes herein, and (ii) none of the EDR Group or investors in any of EGH, Endeavor Manager or EOC or any of their respective Affiliates (other than TKO Group Holdings, Inc. and its Subsidiaries) shall be considered Affiliates of any TKO Party for any purposes herein.

“Ancillary Agreements” means the Transition Services Agreement, the Trademark Assignment Agreements and the Trademark License Agreement, but for the avoidance of doubt, Ancillary Agreements shall exclude the Conveyancing and Assumption Instruments.

“Anti-Corruption Laws” means all applicable U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means all applicable U.S. and non-U.S. anti-money laundering Laws or Laws governing countering the financing of terrorism, including the financial and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, as amended, and its implementing regulations, applicable provisions of the USA Patriot Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, and all other similar Laws.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, and any other federal, state, or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Assumed Benefit Plan” means any Benefit Plan (a) which is maintained or sponsored solely by a Transferred Entity or otherwise transferred to a Transferred Entity by operation of Law or (b) set forth on Section 3.16(a) of the EDR Disclosure Letter and identified as an Assumed Benefit Plan.

“Assumed Employee Liabilities” means any and all Employee Liabilities (i) arising out of, relating to, resulting from, or with respect to, the employment or engagement or termination of employment or engagement of any Business Employee, Independent Contractor or Former Service Provider (including any M&A qualified beneficiary (within the meaning of U.S. Treasury Regulation §54.4980B-9)), whenever incurred (including Liabilities under any Benefit Plan (including any EDR Plan) with respect to such individuals (other than (x) with respect to Former Service Providers, any Employee Liabilities under EDR Plans, (y) as a result of any act or omission of the EDR Parties and its Affiliates (not including the TKO Parties and its Subsidiaries) solely to the extent such act or omission is a breach of the terms of a Benefit Plan or applicable Law and (z) under any Benefit Plan, other than an Assumed Benefit Plan, where such Employee Liabilities are incurred solely due to events or circumstances arising following the Closing)), (ii) arising out of, relating to, resulting from, or with respect to, any Assumed Benefit Plan, whenever incurred, (iii) in respect of severance or termination payments arising out of, relating to, resulting from, or with respect to, the termination of employment of any Business Employee in connection with the Pre-Closing Restructuring (x) in full if and only if incurred primarily by reason of acts or omissions by the TKO Parties and its Affiliates (not including EGH and its Subsidiaries), or (y) in all other instances, equal to 50% of any such severance or termination liabilities or (iv) expressly assumed by the TKO Parties or their Affiliates in accordance with the provisions of Article VII.

“Benefit Plan” means each (i) “employee benefit plan” (as such term is defined in ERISA Section 3(3), whether or not subject to ERISA), and (ii) any other compensation or benefits plan, program or arrangement, including any employment, consulting, retirement, pension, deferred compensation, medical, dental, disability, life, severance, retention, vacation, or cash or equity based bonus or incentive plan, program, agreement or arrangement, in each case of clauses (i) and (ii), that is sponsored, maintained or contributed to by the EDR Parties or the Transferred Entities for the benefit of, or pursuant to which the EDR Parties or the Transferred Entities has or would reasonably be expected to have, any Liability to, any Business Employee, Independent Contractor or Former Service Provider (or dependent thereof) (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), excluding (a) any plan, program or agreement required by, or sponsored or maintained in whole or in part by, any Governmental Authority, or (b) any “multiemployer plan” (as defined in Section 3(37) of ERISA).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Business Employee” means (a) each Business Unit Business Employee and (b) each Corporate Business Employee, but excluding (c) Excluded Employees.

“Business Material Adverse Effect” means any event, circumstance, development, change or effect (collectively, an “Effect”) that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the results of operations or the financial condition of the Businesses (taken as a whole) or (ii) prevents or would reasonably be expected to prevent or materially delay the ability of the EDR Parties or the Company to consummate the Transaction by the Outside Date; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Business Material Adverse Effect” solely in the case of the foregoing clause (i): (a) Effects that generally affect the industry or markets in which the Businesses operate (including legal and regulatory changes); (b) any change in national or international political, economic or social conditions or the securities markets, including Effects caused by any outbreak or escalation of war, sabotage, cyberattack, act of foreign enemies, hostilities, terrorist activities or other civil unrest; (c) hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters or any other act of God or force majeure events; (d) any changes in Laws, regulatory policies or accounting requirements or principles (including GAAP) or the interpretations thereof; (e) any stoppage or shut down of any Governmental Authority; (f) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (g) the existence, occurrence or continuation of Effects caused by any pandemic or public health emergency; (h) any failure in and of itself (as distinguished from any Effect giving rise to or contributing to such failure) by the Businesses to meet projections or forecasts; (i) Effects arising from or related to the announcement, execution or performance of this Agreement, or the pendency or consummation of the Transaction, including losses or threatened losses of employees, customers, vendors or others having relationships with the Businesses (other than for purposes of Section 3.02 or Section 3.03 to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of this Agreement or the consummation of the Transaction and the other transactions contemplated hereby); and (j) any Effect arising from or related to (x) any action expressly required to be taken by the EDR Parties pursuant to this Agreement or at the express written request of TKO, or (y) TKO’s failure to consent in a timely manner to any of the actions restricted by Section 5.01 if such consent was required to be provided pursuant to Section 5.01; provided that an Effect referenced in the foregoing clauses (a)–(g) shall only be excluded for the purpose of determining whether there has been a “Business Material Adverse Effect” to the extent such Effect has not had or would not reasonably be expected to have a disproportionate impact on the business, properties, financial condition or results of operations of the Businesses, taken as a whole, relative to other affected participants in the industries in which the Businesses operate (and the incrementally disproportionate impact thereof (and solely such incrementally disproportionate impact) shall be included for the purpose of determining whether there has been a “Business Material Adverse Effect”).

“Business Unit Business Employee” means each individual employed by any of (i) the Transferred Entities or (ii) any member of the EDR Group, in each case whose duties or responsibilities primarily relate to the Business, each of whom, as of September 4, 2024, is in the list provided to counsel to the TKO Parties by email from counsel to the EDR Parties on the date hereof, which list identifies each such individual as a “Business Unit Business Employee” (as may be updated to include any individuals who become or cease to be Business Unit Business Employees following the date of this Agreement in accordance with the terms herein).

“Businesses” means, collectively, the OLE Business, the PBR Business, the IMG Media Business, the Golf Events Business, the Formula Drift Business, the Mailman Business and the International Ice Skating Business (each of which may be referred to herein as a “Business”).

“Calculation Time” means 12:01 a.m. (Eastern time) on the Closing Date.

“Cash and Cash Equivalents” means, as of any date or time, the sum of (i) an amount of actual cash and cash equivalents (including marketable securities, short-term investments and other liquid investments but excluding Restricted Cash) (together with any accrued interest thereon) of the Transferred Entities calculated in accordance with the Accounting Principles, equal to the lesser of (x) $25,000,000 and (y) the aggregate amount of such cash and cash equivalents of the Transferred Entities calculated in accordance with the Accounting Principles, (ii) the aggregate amount of restricted cash up to $12,500,000 resulting from the items set forth on Section 1.01(b)(ii) of the EDR Disclosure Letter calculated in accordance with the Accounting Principles (“Restricted Cash”), and (iii) the items set forth on Section 1.01(b)(iii) of the EDR Disclosure Letter (the “Future Events Payments”) (excluding the amount of any Future Events Payments made in violation of Section 5.01(q)). Notwithstanding the foregoing, “Cash and Cash Equivalents” shall include (solely to the extent not reflected in accounts receivable included in the calculation of Net Working Capital) the aggregate amount of checks that have been deposited to a bank account held by a Transferred Entity but have not cleared and any other wire transfers or drafts deposited or received and available for deposit by the Transferred Entities, and shall be reduced (solely to the extent not reflected in accounts payable included in the calculation of Net Working Capital or Indebtedness) by any checks issued by the Businesses or the Transferred Entities which have not yet been deposited or that have been deposited but have not cleared. An illustrative calculation of Cash and Cash Equivalents as of the Reference Date is set forth on Section 1.01(k) of the EDR Disclosure Letter.

“Closing Adjustment Amount” means an amount equal to (a) the Closing Net Working Capital Adjustment Amount, minus (b) the Closing Indebtedness, plus (c) the Closing Cash.

“Closing Equity Consideration” means 26,139,590 TKO Common Units (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, or similar events affecting the price per share of TKO PubCo Class A Common Stock or TKO Common Units after the execution of this Agreement, but excluding any such transactions announced prior to the date of this Agreement and any stock repurchase program or cash dividends announced on the date of this Agreement or concurrently with the announcement of the Transaction).

“Closing Net Working Capital Adjustment Amount” means: (a) if Closing Net Working Capital is (i) greater than or equal to the Lower Working Capital Collar and (ii) less than or equal to the Upper Working Capital Collar, an amount equal to $0; (b) if Closing Net Working Capital exceeds the Upper Working Capital Collar, the amount of such excess (over the Upper Working Capital Collar, expressed as a positive number); and (c) if Closing Net Working Capital is less than the Lower Working Capital Collar, the amount of such shortfall (from the Lower Working Capital Collar, expressed as a negative number).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company-Controlled JV” means a Company JV that is a Subsidiary of the EDR Parties as set forth on Section 3.05(b)(i) of the EDR Disclosure Letter.

“Company JV” means a non-wholly owned legal entity, joint venture, partnership, minority investment or similar arrangement in respect of which the EDR Group’s (including the Transferred Entities’) equity interests or other rights constitute a Transferred Asset or to which any Transferred Entity is otherwise a party, a list of which (as of the date of this Agreement) is set forth on Section 3.05(b)(i) of the EDR Disclosure Letter.

“Consent” means any approval, consent, ratification, waiver or other authorization of any Person or Governmental Authority.

“Contract” means any legally binding contract, lease, indenture, agreement or other commitment.

“Conveyancing and Assumption Instruments” means, collectively, the various Contracts and other documents (including bills of sale, stock powers, certificates of title, assignments of Contracts, assignments of Intellectual Property, consents (to the extent obtained), permits, easements, leases, deeds and other instruments of conveyance) entered into at, prior to or following the Closing to effect the transfer of Transferred Assets and Excluded Assets (as applicable) and the assumption of Transferred Liabilities and Excluded Liabilities (as applicable), in each case, in the manner contemplated by this Agreement and the Pre-Closing Restructuring.

“Corporate Business Employee” means each individual employed by any of (i) the Transferred Entities or (ii) any member of the EDR Group, in each case, who is in the list provided to counsel to the TKO Parties by email from counsel to the EDR Parties on the date hereof, which list identifies each such individual as a “Corporate Business Employee” (as may be updated to include any individuals who become or cease to be Corporate Business Employees following the date of this Agreement in accordance with the terms herein).

“Delayed Transfer Business Employee” means each of the Business Employees employed in France, Germany, Hong Kong, Hungary, India, Italy, Taiwan and Spain and such other jurisdictions as mutually agreed, such agreement not to be unreasonably withheld, conditioned or delayed.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Letters” means the EDR Disclosure Letter and the TKO Disclosure Letter delivered with and attached hereto.

“EDR Disclosure Letter” means the Disclosure Letter prepared by the EDR Parties and delivered to the TKO Parties in connection with the execution and delivery of this Agreement.

“EDR Group” means EGH and its direct or indirect Subsidiaries and controlled Affiliates (excluding the TKO Parties and their direct or indirect Subsidiaries and controlled Affiliates).

“EDR Group Credit Facility” means that certain First Lien Credit Agreement, dated as of May 6, 2014 (as amended and restated by Amendment No. 5, dated as of May 18, 2018, Amendment No. 6, dated as of February 18, 2020, Amendment No. 7, dated as of April 2, 2020, Amendment No. 8, dated as of May 13, 2020, Amendment No. 9, dated as of April 19, 2021, Amendment No. 10, dated as of April 10, 2023, Amendment No. 11, dated as of June 26, 2023, and Amendment No. 12, dated as of May 1, 2024, and as further amended, restated, supplemented or otherwise modified from time to time), among WME IMG Holdings, LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

“EDR Marks” means all trademarks, tradenames and other source identifiers owned by a member of the Remaining EDR Group, including (i) those trademarks, tradenames and other source identifiers that incorporate the terms or associated logos of “Endeavor,” either alone or in combination with other words and (ii) all marks, trade dress, logos, domain names and other source identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words.

“EDR Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 2, 2024, by and among Wildcat EGH Holdco, L.P., Wildcat Opco, L.P., Wildcat Pubco Merger Sub, Inc., Wildcat Manager Merger Sub, L.L.C., Wildcat Opco Merger Sub, L.L.C., EGH, Endeavor Manager, EOC and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time).

“EDR Name” means the name(s) “Endeavor” and any derivations thereof used either alone or in combination with other words.

“EDR Phantom Equity Award” means each phantom equity award issued by the EDR Group to certain Business Employees, Independent Contractors or Former Service Providers that are payable following the Closing or other equity-based award as otherwise specified on the Equity Schedule.

“EDR Plan” means a Benefit Plan that is not an Assumed Benefit Plan.

“EDR Tax Filings” means: (a) any Tax Return or other Tax filing with respect to a consolidated, combined, unitary or other Tax group that includes an EDR Party or any of its Affiliates (other than such a group that consists of only the Transferred Entities); and (b) any Tax Return or other Tax filing of an EDR Party or any of its Affiliates (other than the Transferred Entities).

“EDR/EGH Equity Awards” means the EDR Phantom Equity Awards, EGH Options, and EGH RSUs.

“EGH” means Endeavor Group Holdings, Inc., a Delaware corporation.

“EGH Equity Plan” means the Endeavor Group Holdings, Inc. Amended and Restated 2021 Incentive Award Plan (as may be amended from time to time).

“EGH Options” means options to purchase Class A common stock of EGH granted pursuant to the EGH Equity Plan held by any Business Employee, Independent Contractors or Former Service Providers.

“EGH PSUs” means restricted stock units that are subject to stock price or other performance-based vesting granted under the EGH Equity Plan held by any Business Employee, Independent Contractors or Former Service Providers.

“EGH RSU” means each restricted stock unit that vests solely based on continued service granted under the EGH Equity Plan (other than EGH PSUs) held by any Business Employee, Independent Contractor or Former Service Provider.

“EGH Stock Price” with respect to an EGH RSU, means (1) if the transactions contemplated by the EDR Merger Agreement have been consummated or the EDR Merger Agreement has not been terminated, the Company Merger Consideration (as defined in the EDR Merger Agreement, which is $27.50 as of the date hereof) applicable to shares of Class A Common Stock of EGH (“EGH Class A Common Stock”) (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, or similar events affecting the price per share of EGH Class A Common Stock, excluding any such transactions that are announced prior to the date hereof) or (2) in any other circumstance, the volume-weighted average sales price per share of EGH Class A Common Stock on the NYSE, as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available, in another authoritative source mutually selected by the EDR Parties and TKO Parties), over the five consecutive trading days ending on the second trading day immediately prior to the Closing Date (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, extraordinary cash dividends or dividends or other distributions of property or similar events affecting the price per share of EGH Class A Common Stock during such five consecutive trading day period, excluding any such transactions that are announced prior to the date hereof).

“Employee Liabilities” means all Liabilities of the EDR Group or any of its Affiliates (including any Transferred Entity), members of their respective groups and predecessors and former Affiliates of the foregoing, arising out of, by reason of, or otherwise in connection with or related to, the employment or engagement of, or termination of the employment or engagement of, any employee (which, for the avoidance of doubt, shall include any employee leased or engaged through a third-party entity) or individual service provider (including global employee mobility), or any applicant’s application for employment or engagement (including Liabilities under any Benefit Plan with respect to such individuals).

“Endeavor Manager” means Endeavor Manager, LLC, a Delaware limited liability company.

“Environmental Law” means any applicable Law in effect as of the date of this Agreement relating to hazardous or toxic substances, contaminants, pollutants or the protection of the environment.

“Equity Award Adjustment Ratio”, with respect to any EGH RSU, shall mean a fraction, the numerator of which is the EGH Stock Price and the denominator of which is the TKO Stock Price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any person, any corporation, trade or business which, together with such person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Estimated Accrued Income Taxes” means an amount (which shall not be less than zero in any jurisdiction) equal to the unpaid income Taxes of the Transferred Entities for any Pre-Closing Tax Period beginning on or after January 1, 2023 and ending on or prior to the Closing Date and that are reported on an income Tax Return for which the original filing of such Tax Return is first due after the Closing and which Tax Return has not been filed as of the Closing, determined solely in respect of Taxes reported on income Tax Returns required to be filed by, or with respect to, a Transferred Entity in a jurisdiction in which the applicable Transferred Entity filed an income Tax Return in the most recently completed income Tax Return compliance period or where the applicable Transferred Entity commenced operations since the most recently completed income Tax Return compliance period. For the avoidance of doubt, Estimated Accrued Income Taxes shall be (x) calculated after giving effect in each applicable jurisdiction to any loss carryforward and/or interest expense carryforward or similar attributes available to offset income in such jurisdiction, and (y) determined (A) consistent with

Section 8.02; (B) without regard to any accruals or reserves established or required to be established under GAAP methodologies for contingent income Taxes or with respect to uncertain Tax positions; (C) by excluding any Tax liability or reduction to any income Tax refund receivable attributable to any action taken by TKO or any of its Affiliates (including, after the Closing, the Transferred Entities) after the Closing outside the Ordinary Course of Business; (D) in accordance with the accounting methodology and the past practices (including reporting positions, elections and accounting methods) of the applicable Transferred Entity in preparing Tax Returns with respect to income Taxes (except as otherwise required by applicable Law); (E) by applying applicable Tax Laws, rather than by applying the Accounting Principles; and (F) by taking into account any pre-Closing estimated income Tax payments or overpayments of income Taxes or other income Tax refund receivables as an offset against Tax otherwise due, to the extent such attributes, payments or other items actually reduce cash Taxes payable in respect of taxable periods included in the determination of Estimated Accrued Income Taxes in the applicable jurisdiction (or would reduce such cash Taxes if the taxable period closed on the Closing Date). For the avoidance of doubt, in no event will Estimated Accrued Income Taxes include income Taxes required to be paid by the EDR Parties or its Affiliates (other than the Transferred Entities) after the Closing.

“Estimated Adjustment Amount” means an amount equal to (a) the Estimated Closing Net Working Capital Adjustment Amount, minus (b) the Estimated Closing Indebtedness, plus (c) the Estimated Closing Cash.

“Estimated Closing Net Working Capital Adjustment Amount” means: (a) if Estimated Closing Net Working Capital is (i) greater than or equal to the Lower Working Capital Collar and (ii) less than or equal to the Upper Working Capital Collar, an amount equal to $0; (b) if Estimated Closing Net Working Capital exceeds the Upper Working Capital Collar, the amount of such excess (over the Upper Working Capital Collar, expressed as a positive number); and (c) if Estimated Closing Net Working Capital is less than the Lower Working Capital Collar, the amount of such shortfall (from the Lower Working Capital Collar, expressed as a negative number).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) all assets and properties of the EDR Group (and the Transferred Entities) as of immediately prior to the Closing (after giving effect to the Pre-Closing Restructuring) that are not Transferred Assets, (b) any and all causes of action, lawsuits, judgments, Actions, claims and demands of any nature available to or being pursued by the EDR Parties or any of their Affiliates (including counterclaims) and defenses against third parties to the extent primarily relating to any of the Excluded Liabilities, and (c) any and all rights of the EDR Parties pursuant to this Agreement or any Ancillary Agreement.

“Excluded EDR Businesses” means all the businesses and other activities conducted by the EDR Group and their Affiliates as of the date hereof and as of the Closing, other than the Businesses.

“Excluded Employee Liabilities” means any and all Employee Liabilities (other than Assumed Employee Liabilities) (i) arising out of, relating to, resulting from, or with respect to, the employment or engagement or termination of employment or engagement of any current or former officer, director, employee or other service provider of the EDR Group or any of its Affiliates, whenever incurred, (ii) arising out of, relating to, resulting from, or with respect to, any EDR Plan or other “employee benefit plan” (as such term is defined in ERISA Section 3(3), whether or not subject to ERISA) sponsored, maintained, contributed to or established by any member of the EDR Group or any of its Affiliates (other than Assumed Benefit Plans), in either case, whenever incurred, and (iii) expressly retained or assumed by the Remaining EDR Group in accordance with the provisions of Article VII.

“Excluded Employees” means any employees of the Transferred Entities as listed on the Excluded Employees List (as may be updated from time to time by the EDR Parties in accordance with the terms of this Agreement).

“Excluded Employees List” means the list provided to counsel to the TKO Parties by email from counsel to the EDR Parties on the date hereof and which list identifies each Excluded Employee together with such individual’s name (as may be updated from time to time by the EDR Parties in accordance with the terms of this Agreement).

“Excluded Liabilities” means any and all Liabilities of the EDR Group or the Transferred Entities other than Transferred Liabilities, and for the avoidance of doubt including (i) any and all Specified Excluded Liabilities, (ii) Transaction Expenses, (iii) the Excluded Employee Liabilities and (iv) any and all obligations of the EDR Parties pursuant to this Agreement or any Ancillary Agreement, in each case regardless of (a) when or where such Liabilities arose or arise (whether arising before, on or after the Closing Date), (b) where or against whom such Liabilities are asserted or determined and (c) which entity is named in any Action associated with any Liability. In no event will Excluded Liabilities include Liabilities for Taxes (other than Taxes included in clause (ii) or (iii)).

“Foreign Benefit Plan” means each Benefit Plan that is subject to any Law other than U.S. federal, state or local Law.

“Former Service Provider” means each individual who previously was employed or engaged by (i) any of the Transferred Entities, or (ii) any member of the EDR Group whose duties or responsibilities primarily related to the Businesses.

“Formula Drift Business” means the business, operations and activities of the “Formula Drift” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof and as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the Formula Drift Business to be conducted) during the last twelve (12) months prior to Closing.

“Fraud” means, with respect to any party to this Agreement an act of common law fraud under Delaware Law by such party in the making of the representations and warranties set forth in Article III, Article IV or Section 5.10(d) in this Agreement, the Ancillary Agreements or the certificates required to be delivered pursuant to Section 2.03(a)(iv) or Section 2.03(b)(vii), (a) with actual knowledge that such representation is false, (b) with an intention to induce the party to whom such representation is made to act or refrain from acting, (c) the action or inaction of the party to whom such false representation is made in reliance on such representation and (d) damage to the party to whom such representation was made as a result of such reliance.

“Fundamental Representations and Warranties” means (a) the representations and warranties of the EDR Parties set forth in Section 3.01, Section 3.04 and Section 3.05(a)-(e) and (b) the representations and warranties of the TKO Parties set forth in Section 4.01, Section 4.02(a)-(c), Section 4.07 and Section 4.11.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Golf Events Business” means the business, operations and activities of the “Golf Events” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof and as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the Golf Events Business to be conducted) during the last twelve (12) months prior to Closing; provided that, the “Golf Events Business” shall not include the items set forth on Section 1.01(e) of the EDR Disclosure Letter.

“Governing Documents” means with respect to any corporation, the articles or certificate of incorporation, as applicable, and the bylaws or code of regulations, as applicable, of such corporation; with respect to any limited liability company, the articles of organization or certificate of formation and the limited liability company agreement or operating agreement, as applicable, of such limited liability company; and with respect to any general partnership or limited partnership, the certificate of partnership or certificate of limited partnership, as applicable, and the partnership agreement or limited partnership agreement, as applicable, of such general partnership or limited partnership.

“Government Consents” means any material consents required to be obtained from any Governmental Authority in order to consummate the Transaction, including the approval or clearance under any Antitrust Law.

“Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

“Governmental Authority” means any federal, national, foreign, international, state, local, supranational or other government, governmental, regulatory or administrative authority, agency, instrumentality, or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, ruling, stipulation, directive, assessment, subpoena, verdict, determination or award issued, promulgated or entered, by or with any Governmental Authority of competent jurisdiction, arbitrator or arbitral tribunal.

“IMG Media Business” means the business, operations and activities of the “IMG Media” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof and as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the IMG Media Business to be conducted) during the last twelve (12) months prior to Closing.

“Indebtedness” means, as of any date and time, any of the following with respect to the Transferred Entities (or of the EDR Parties that constitute Transferred Liabilities): (a) indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, together with accrued and unpaid interest thereon, (b) indebtedness evidenced by any note, bond, debenture or other debt security, (c) guarantee of indebtedness, (d) indebtedness secured by a Lien on assets of a Transferred Entity (other than Permitted Liens), (e) all obligations under leases that have been, or should have been recorded as finance leases in accordance with FASB Accounting Standards Codification Topic 840 (but without giving effect to the application of FASB Accounting Standards Codification Topic 842), (f) the matters set forth on Section 1.01(c) of the EDR Disclosure Letter; (g) obligations under any letters of credit to the extent drawn, (h) the net obligations, which may be positive or negative, under any interest rate swap arrangement or other hedging arrangement, (i) the Estimated Accrued Income Taxes, (j) all (i) unpaid severance payments or benefits payable by a Transferred Entity as a result of terminations of employment or service (or notices of termination of employment or service) by the Transferred Entities of former employees or other service providers occurring prior to the Closing, ((A) including severance payments or benefits payable by the Transferring Entities in connection with the Pre-Closing Restructuring solely to the extent such severance payments or benefits are not an Assumed Employee Liability and (B) excluding, for the avoidance of doubt, (x) any payments due or payable upon termination for any reason (including voluntary resignation), where such payments are required by applicable Law or the terms of an applicable Benefit Plan (including, without limitation, retirement gratuity, end of service or similar payments under any Benefit Plan) or (y) severance payments or benefits payable by the Transferring Entities in connection with the Pre-Closing Restructuring to the extent such severance payments or benefits are an Assumed Employee Liability), and (ii) accrued or earned but unpaid annual bonuses payable by the Transferred Entities to Transferred Employees in respect of the fiscal year ending December 31, 2024, in each case, including the employer portion of payroll taxes attributable thereto, (k) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (l) obligations in the nature of guarantees of any of the types of items set forth in clauses (a) through (k) above, provided that Indebtedness shall be calculated pursuant to the Accounting Principles. For the avoidance of doubt, Indebtedness shall not include: (i) any intercompany Indebtedness among the Transferred Entities, (ii) any Indebtedness incurred by TKO and its Affiliates (and subsequently assumed by any Transferred Entity) on the Closing Date in connection with financing the transactions contemplated by this Agreement, (iii) any Transaction Expenses, or (iv) any indebtedness or other liabilities to the extent included in the calculation of Net Working Capital. An illustrative calculation of Indebtedness as of the Reference Date is set forth on Section 1.01(k) of the EDR Disclosure Letter.

“Independent Auditor” means Grant Thornton LLP, or if Grant Thornton LLP declines to act in such capacity, any other independent accounting firm of international repute mutually acceptable to TKO and the EDR Parties, or if the parties cannot mutually agree on an Independent Auditor within ten (10) Business Days, an accounting firm of international repute mutually selected by (a) an accounting firm of national repute selected by TKO and (b) an accounting firm of national repute selected by the EDR Parties.

“Intellectual Property” means all intellectual property rights of every kind throughout the world, whether registered or not, including all U.S. and ex-U.S. (a) patents and patent applications and all reissues, divisionals, re-examinations, renewals, extensions, substitutions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, (b) trademarks, service marks, trade names, trade dress, logos and slogans and other similar designations of source or origin, together with the goodwill associated therewith, (c) copyrights and intellectual property rights in copyrightable subject matter, including copyrights in computer software, data and database rights and the benefit of contractual waivers of moral rights, (d) registered domain names, social media accounts, Internet and World Wide Web URLs or addresses, (e) trade secrets and all other intellectual property rights in confidential and proprietary information, ideas, proprietary processes, formulae, models and methodology, inventions and invention disclosures and know-how (“Trade Secrets”) and (f) rights in priority, registrations and applications for registration of the foregoing, in each case whether registered or unregistered and any equivalent rights to any of the foregoing in any jurisdiction.

“International Ice Skating Business” means the business, operations and activities of the “International Ice Skating” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof and as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the International Ice Skating Business to be conducted) during the last twelve (12) months prior to Closing.

“IRS” means the Internal Revenue Service of the United States.

“Key Customer” means each of the top five (5) customers of each of the Businesses who receive goods and services of the Businesses through Contracts directly with the Transferred Entities, or the EDR Group or any of their respective Subsidiaries, determined on the basis of expected aggregate revenue of the Businesses for the fiscal year ending December 31, 2024.

“Key Supplier” means each of the top five (5) suppliers or vendors of each of the Businesses who provide goods and services to the Businesses through Contracts directly with the Transferred Entities, or the EDR Group or any of their respective Subsidiaries, determined on the basis of expected aggregate spend of the Businesses for the fiscal year ending December 31, 2024.

“Law” means any federal, national, supranational, provincial, state, local, foreign or similar statute, constitution, law, ordinance, regulation, rule, code, income tax treaty, requirement, order, consent decree, judgment or rule of law (including common law) or other binding directives promulgated, issued, entered into or taken by any Governmental Authority.

“Liability” means any and all Indebtedness, liabilities, guarantees, assurances, commitments, and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, due or to become due, reflected on a balance sheet or otherwise, whenever or however arising, including but not limited to those arising under any Law or Governmental Order, Contract or tort based on negligence or strict liability.

“Liens” means, whether arising under any Contract or otherwise, all liens, mortgages, easements, charges, pledges, claims, security interests, deeds of trust, hypothecations, defects in title, options, preemptive rights, rights of first offer or refusal, encroachments, easements, conditional sale or title retention agreement, transfer restriction of any kind or other encumbrances or restrictions or limitations of any sort. For clarity, the foregoing shall not include licenses of or other grants of rights to use Intellectual Property.

“Loss” means any loss, liability, damage, claim, cost and expense, fines, interest, award, judgment, penalty, payments (including those arising out of any settlement or Governmental Order relating to any Action or proceeding), interest, obligations, fees and costs and expenses of any kind (including reasonable accountants’, attorneys’ and consultants’ fees and expenses). Notwithstanding anything to the contrary contained herein, punitive and exemplary Losses shall not be included in the definition of “Losses” (except to the extent actually awarded to a third party).

“Lower Working Capital Collar” means an amount equal to Target Working Capital minus an amount equal to 10% of the absolute value of the Target Working Capital.

“Mailman Business” means the business, operations and activities of the “Mailman” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof and as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the Mailman Business to be conducted) during the last twelve (12) months prior to Closing; provided that, the “Mailman Business” shall not include the items set forth on Section 1.01(f) of the EDR Disclosure Letter.

“Net Working Capital” means, as of any date or time, (a) the consolidated current assets of the Businesses; minus (b) the consolidated current liabilities of the Businesses as of such date, in each case, subject to exclusions and other adjustments set forth on, and as calculated in accordance with the Accounting Principles. An illustrative calculation of Net Working Capital as of the Reference Date is set forth on Section 1.01(k) of the EDR Disclosure Letter. Notwithstanding anything to the contrary, Net Working Capital shall exclude (i) all income Tax assets and income Tax Liabilities, (ii) all deferred Tax assets and deferred Tax Liabilities, (iii) any item taken into account in the calculation of Cash and Cash Equivalents, and (iv) any item taken into account in the calculation of Indebtedness, (v) any Transaction Expenses, (vi) any Excluded Assets and (vii) Excluded Liabilities.

“OLE Business” means the business, operations and activities of the “On Location” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the OLE Business to be conducted) during the last twelve (12) months prior to Closing.

“OLE Facility” means that certain Revolving Credit Agreement, dated as of February 27, 2020 (as amended by Amendment No. 1 to the Credit Agreement, dated as of August 12, 2021 and Amendment No. 2 to the Credit Agreement, dated as of June 29, 2023), by and among Endeavor OLE Buyer, LLC, On Location Events, LLC, PrimeSport Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

“Open Source” means open source, public source or freeware Intellectual Property or any modification or derivative thereof, including any version of any software licensed pursuant to any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the Mozilla Public License (MPL), the Berkeley Software Distribution (BSD) licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License, any derivative of the foregoing, or other software that is licensed pursuant to a license that purports to require the distribution of or access to Source Code or purports to restrict one’s ability to charge for distribution of or to use software for commercial purposes.

“Ordinary Course of Business” means, with respect to any Person, an action taken in the ordinary course of operations of such Person consistent with past practice.

“Outside Date” means September 23, 2025.

“PBR Business” means the business, operations and activities of the “Professional Bull Riding” business of the EDR Group and the Transferred Entities, as constituted as of the date hereof and as such business, operations and activities have been conducted (or were actively planned by the Business Employees of the PBR Business to be conducted) during the last twelve (12) months prior to Closing.

“Permit” means any license, franchise, approval, authorization, consent, registration, exemption, certificate or permit with any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or the validity or amount of which is being contested in good faith through appropriate proceedings and for which adequate reserves have been recorded in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’ and other similar Liens arising or incurred in the Ordinary Course of Business and the amounts of which are not yet due and payable, or the validity or amount of which is being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, or pledges, deposits or other Liens securing the performance of bids, trade contracts, Leases or statutory obligations arising under workers’ compensation, unemployment insurance or other social security legislation, (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which are not violated by and do not materially interfere with the present use of the assets of the Businesses, (d) all covenants, conditions, restrictions, easements, rights-of-way or other documents (i) identified on title policies to the extent such title policies have been made available to the TKO Parties or (ii) which do not materially interfere with the present use or operation of the Transferred Owned Real Property or the Transferred Leased Real Property, (e) Liens securing payment, or other obligations, of the EDR Group with respect to any indebtedness to the extent terminated or repaid in its entirety in connection with the Closing, (f) Liens associated with any capital lease obligations of the Businesses, (g) Liens referred to in the Financial Statements, (h) with respect to the Transferred Equity Interests, restrictions under applicable Securities Laws, (i) non-exclusive licenses of Intellectual Property entered into in the Ordinary Course of Business, (j) Liens with respect to equity interests in the Company JVs pursuant to the Governing Documents of such Company JVs (to the extent such agreements are made available to the TKO Parties) and (k) Liens described in Section 1.01(a) of the EDR Disclosure Letter.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Personal Information” means any information that is considered “personally identifiable information,” “personal information,” “personal data” or any equivalent term under any Privacy Law.

“Post-Closing Business Tax Liabilities” means any Taxes attributable to the operation of the Businesses during Post-Closing Tax Periods; provided that in no event will Post-Closing Business Tax Liabilities include: (x) any Taxes attributable to a breach of the covenants set forth in Article VIII by the EDR Parties or any of their Affiliates; and (y) any Taxes the payment or prepayment of which gave rise to an asset included in the final determination of the Purchase Price.

“Post-Closing Tax Period” means any taxable period (or portion thereof) beginning after the Closing Date, including the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Liabilities” means (i) any and all unpaid Taxes of the Transferred Entities that are due and payable for any Pre-Closing Tax Period, (ii) any and all Taxes of any member (other than a Transferred Entity)

of an affiliated, consolidated, combined or unitary group of which any of the Transferred Entities (or any predecessor of any of the Transferred Entities) was a member on or prior to the Closing Date for which a Transferred Entity is held responsible as a result of being a member of such group on or prior to the Closing Date, including liabilities pursuant to Section 1.1502-6 of the Treasury Regulations or any analogous or similar state, local, or non-U.S. Law or regulation (but excluding any Taxes of a Transferred Entity, or Taxes for which a Transferred Entity is responsible as a result of its participation in an affiliated, consolidated, combined or unitary group after the Closing), (iii) any and all Taxes for a Pre-Closing Tax Period of any person (other than the Transferred Entities) imposed on a Transferred Entity as a transferee or successor as a result of an event or transaction occurring before the Closing that created such transferee or successor liability of a Transferred Entity, (iv) any and all Taxes arising out of or resulting from the Pre-Closing Restructuring, (v) any and all Taxes arising out of or resulting from 2024 Olympics Post-Closing Receipts and FA Cup NA Media Rights Post-Closing Receipts, and (vi) all Transfer Taxes allocated to the EDR Parties pursuant to Section 8.03; provided that in no event will Pre-Closing Tax Liabilities include: (x) any Taxes attributable to any action taken after the Closing on the Closing Date that is outside the Ordinary Course of Business (other than actions required to be taken pursuant to the terms of this Agreement); (y) any Taxes attributable to a breach of the covenants set forth in Article VIII by TKO or any of its Affiliates (including, after the Closing, the Transferred Entities); and (z) any Taxes that were included as a liability in the final determination of the Purchase Price.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date, including the portion of any Straddle Period ending on (and including) the Closing Date.

“Privacy Laws” means (i) all applicable Laws that apply to the Transferred Entities or the EDR Parties (solely in respect of the Businesses), (ii) industry standards to which the Transferred Entities are bound (including, to the extent applicable, the Payment Card Industry Data Security Standard (PCI DSS)), (iii) contractual requirements to which any Transferred Entity or the EDR Parties (solely in respect of the Businesses) is bound, and (iv) the externally facing policies applicable to the Transferred Entities or the EDR Parties (solely in respect of the Businesses), in each case ((i) through (iv)), that are related to the collection, access, use, processing, sorting, adaptation, modification, transmission, disposal, destruction, disclosure, and storage of Personal Information.

“Public Stockholders” means all of the holders of the issued and outstanding TKO PubCo Shares, excluding the Specified Stockholders and their respective Affiliates.

“Remaining EDR Group” means each member of the EDR Group other than the Transferred Entities.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, Affiliates, financial advisors, accountants, consultants, legal counsel, agents and other representatives and advisors.

“Sanctioned Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions Laws from time to time (which, as of the date of this Agreement, are Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine).“Sanctioned Person” means any Person or Governmental Authority that is (a) listed on any Sanctions Laws-related list of restricted parties, such as OFAC’s Specially Designated Nationals and Blocked Persons List, U.S. Department of Commerce’s Entity List, the Consolidated List of Persons subject to European Union financial sanctions or the United Kingdom Consolidated List of Financial Sanctions Targets; (b) located, resident or organized in a Sanctioned Jurisdiction, (c) the government of Venezuela, or (d) directly or indirectly 50% or more owned or controlled, individually or in the aggregate, by one or more Persons or Governmental Authorities described in the foregoing clauses (a), (b) and/or (c).

“Sanctions Laws” means applicable Laws relating to economic or financial sanctions or trade embargoes or export controls imposed, administered or enforced by the United States (including by OFAC, the U.S.

Department of State or the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom.“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means securities laws of any state, federal or national entity, whether U.S. or non-U.S., and the rules and regulations promulgated thereunder, including the Securities Act and the Exchange Act.

“Source Code” means computer software code in a form that may be printed out or displayed in human readable form, including related programmer comments, notes, annotations and documentation.

“Specified Equity Adjustment Amount” means the number of TKO Common Units calculated as set forth on Section 1.01(g) of the EDR Disclosure Letter.

“Specified Equity Interests” means (a) any capital stock partnership or membership interests, unit of participation or other similar interest (however designated) and (b) any option, warrant, purchase right, conversion right, exchange right, equity appreciation right, profits interest or phantom stock or equity right or other Contract which would entitle any other Person to acquire any such interest in any other Person, in each case, held by any of the EDR Parties or the Transferred Entities in any of the Company JVs, and any debt securities issued by, debt incurred by (and evidence thereof including notes payable) or accounts payable of any Company JVs that are held by any of the EDR Parties or the Transferred Entities.

“Specified Excluded Liabilities” means all Liabilities relating to, resulting from or arising out of the matters described on Section 1.01(h) of the EDR Disclosure Letter.

“Specified Stockholders” means Endeavor Operating Company, LLC, January Capital Holdco, LLC, January Capital Sub, LLC and WME IMG, LLC.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having a majority of the ordinary voting power or the right or other power to elect or designate a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Target Working Capital” means negative $133,033,252.17.

“Tax” or “Taxes” means any U.S. federal, state, local, or foreign income, gross receipts, license, lease, service, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, duty, assessment or governmental charge in the nature of a tax, including any interest, penalty, or addition thereto, in each case, imposed by a Governmental Authority.

“Tax Benefit” means, for any Indemnified Party with respect to any taxable period, an amount equal to the excess of (a) the liabilities for Taxes of such Indemnified Party (and its Affiliates) for such taxable period, disregarding the Tax effects of the Losses giving rise to the relevant indemnity claim over (b) the liabilities for Taxes of such Indemnified Party (and its Affiliates) for such taxable period, taking into account the Tax effects of the Losses giving rise to the relevant indemnity claim.

“Tax Returns” means any returns, reports, claims for refunds, and forms (including declarations, amendments, schedules, computations, information returns or attachments thereto) filed or required to be filed with a Governmental Authority with respect to any Taxes.

“TKO Benefit Plan” means each employment, consulting, retirement, pension, deferred compensation, medical, dental, disability, life, severance, vacation, incentive bonus and equity-based compensation plan, program, agreement or arrangement that is sponsored or maintained by the TKO Parties or their Subsidiaries or pursuant to which the TKO Parties or their Subsidiaries currently have any obligation, in each case, in which any of their current employees (or dependent thereof) is eligible to participate or receive benefits (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), excluding (a) any plan, program or agreement required by, or sponsored or maintained in whole or in part by, any Governmental Authority, (b) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (c) any individual employment agreement, offer letter or similar Contract that does not provide for severance or any other termination-based obligations (except as required by Law) or is terminable on not more than sixty (60) days’ prior notice, and (d) any individual employment contract for any Business Employee situated outside of the United States.

“TKO Common Units” means the limited liability company interests of TKO.

“TKO Disclosure Letter” means the Disclosure Letter prepared by the TKO Parties and delivered to the EDR Parties and the Company in connection with the execution and delivery of this Agreement.

“TKO Material Adverse Effect” means any Effect that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the results of operations or the financial condition of the TKO Parties (together with their respective Subsidiaries, taken as a whole) or (ii) prevents or would reasonably be expected to prevent or materially delay the ability of the TKO Parties to consummate the Transaction by the Outside Date; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “TKO Material Adverse Effect” solely in the case of the foregoing clause (i): (a) Effects that generally affect the industry or markets in which the business of the TKO Parties and their respective Subsidiaries operate (including legal and regulatory changes); (b) any change in national or international political, economic or social conditions or the securities markets, including Effects caused by any outbreak or escalation of war, sabotage, cyberattack, act of foreign enemies, hostilities, terrorist activities or other civil unrest; (c) hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters or any other act of God or force majeure events; (d) any changes in Laws, regulatory policies or accounting requirements or principles (including GAAP) or the interpretations thereof; (e) any stoppage or shut down of any Governmental Authority; (f) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (g) the existence, occurrence or continuation of Effects caused by any pandemic or public health emergency; (h) any failure in and of itself (as distinguished from any Effect giving rise to or contributing to such failure) by the TKO Parties to meet projections or forecasts; (i) Effects arising from or related to the announcement, execution or performance of this Agreement, or the pendency or consummation of the Transaction, including losses or threatened losses of employees, customers, vendors or others having relationships with the business of the TKO Parties (other than for purposes of Section 4.03 or Section 4.04 to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of this Agreement or the consummation of the Transaction and the other transactions contemplated hereby); and (j) any Effect arising from or related to (x) any action required to be taken by the TKO Parties pursuant to this Agreement or at the express written request of the EDR Parties or the Company, or (y) the failure of the EDR Parties to consent in a timely manner to any of the actions restricted by Section 5.02 if such consent was required to be provided pursuant to Section 5.02; provided, that (i) an Effect referenced in the foregoing clauses (a) – (g) shall only be excluded for the purpose of determining whether there has been a “TKO Material Adverse Effect” to the extent such Effect has not had or would not reasonably be expected to have a disproportionate impact on the business, properties, financial condition or results of operations of the TKO Parties, taken as a whole, relative to other affected participants in the industries in which the business of the TKO Parties operates (and the incrementally disproportionate impact thereof (and solely such incrementally disproportionate impact) shall be included for the purpose of determining whether there has been a “TKO Material Adverse Effect”) and (ii) in no event shall an Effect caused by any action or omission taken by or at the specific direction or with the prior written consent of the Specified Stockholders or any of the Persons set forth on Section 1.01(a) of the TKO

Disclosure Letter (in each case, other than any such action or omission expressly taken by such Persons at the written direction of the Special Committee) constitute a TKO Material Adverse Effect.

“TKO OpCo LLC Agreement” means that the Fourth Amended and Restated Limited Liability Company Agreement of TKO, dated as of September 12, 2023, as may be amended, modified or restated from time to time in accordance with the terms hereof and thereof.

“TKO PubCo Excess Cash Amount” means $54,408,580.

“TKO PubCo Outstanding Share Amount” means 173,706,449.56.

“TKO RSU” means a restricted stock unit granted under the TKO Group Holdings, Inc. 2023 Incentive Award Plan (as may be amended from time to time).

“TKO Services Agreement” means that certain Services Agreement, by and between EGH and TKO, dated as of September 12, 2023, as may be amended, restated, supplemented or otherwise modified from time to time.

“TKO Stock Price”, with respect to a EGH RSU, means (x) if the transactions contemplated by the EDR Merger Agreement have been consummated or the EDR Merger Agreement has not been terminated, the TKO Signing Date Stock Price (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, or similar events affecting the price per share of TKO PubCo Class A Common Stock after the execution of this Agreement, but excluding any such transaction that is announced prior to the date of this Agreement and any stock repurchase program or cash dividends announced on the date of this Agreement or concurrently with the announcement of the Transaction) or (y) otherwise, the volume-weighted average sales price per share of TKO PubCo Class A Common Stock on the NYSE, as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available, in another authoritative source mutually selected by the EDR Parties and the TKO Parties), over the five consecutive trading days ending on the second trading day immediately prior to the Closing Date (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, extraordinary cash dividends or dividends or other distributions of property or similar events affecting the price per share of TKO PubCo Class A Common Stock during such five consecutive trading day period, but excluding, any such transaction that is announced prior to the date of this Agreement and any stock repurchase program or cash dividends announced on the date of this Agreement or concurrently with the announcement of the Transaction).

“to the Knowledge of the Business” or similar terms used in this Agreement means the actual knowledge, after reasonable inquiry of their direct reports, of any of the Persons set forth in Section 1.01(d) of the EDR Disclosure Letter.

“to the Knowledge of TKO” or similar terms used in this Agreement means the actual knowledge, after reasonable inquiry of their direct reports, of any of the Persons set forth in Section 1.01(b) of the TKO Disclosure Letter.

“Trademark Assignment Agreements” means the trademark assignment agreements, substantially in the form of Exhibit C, to be dated as of the Closing Date, each between one or more of the EDR Parties or their Affiliates and one of the Transferred Entities.

“Trademark License Agreement” means the trademark license agreement, substantially in the form of Exhibit D, to be dated as of the Closing Date between the TKO Parties or one or more of their Affiliates, on the one hand, and the EDR Parties or one or more of their Affiliates, on the other hand.

“Transaction” means, collectively, the transactions contemplated by this Agreement and the Ancillary Agreements.

“Transaction Deductions” means all Tax deductions of or with respect to any Transferred Entity or any Business arising as a result of or in connection with the Transaction Expenses (including for this purpose any amounts that would have constituted Transaction Expenses had they not been paid prior to the Closing), the Transaction or the sale process in connection with the Transaction and in connection with the payment of any fees or expenses relating to existing Indebtedness of the Transferred Entities (including any deferred financing costs, loan fees, any costs related to the redemption of any Indebtedness, any costs related to prepayment penalties or premiums and any accrued (and not previously deducted) original issue discount on any Indebtedness) or other amounts taken into account as a liability in the final determination of the Final Closing Statement and the Purchase Price.

“Transaction Expenses” means (a) any third-party accounting, tax, consulting, legal or investment banking fees or similar third-party expenses that have been incurred by or on behalf of the Transferred Entities (and for which the Transferred Entities have liability for payment) as a result of the consummation of the Transaction, in each case, to the extent not paid at or prior to the Closing and (b) any change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments that are payable by a Transferred Entity solely as a result of this Agreement or the Transaction (including under any “walkaway” type provisions (i.e., any such payments due upon voluntary resignation for any reason following the Transaction)), in each case, including the employer portion of Taxes in respect of such payments and excluding, for the avoidance of doubt, any payments (i) due to termination of employment or service or other events or circumstances arising following the Closing or (ii) resulting from actions taken by or at the direction of any of the TKO Parties.

“Transfer Taxes” shall have the meaning set forth in Section 8.03.

“Transferred Actions” means all Liabilities relating to, resulting from or arising out of the matters described on Section 1.01(i) of the EDR Disclosure Letter.

“Transferred Assets” means any and all right, title and interest in the following assets and properties of the EDR Group (and the Transferred Entities):

(a) all assets and properties related to or in respect of any Assumed Benefit Plan;

(b) the Specified Equity Interests;

(c) any portion of accounts and notes receivable (other than any intercompany receivables) to the extent related to the Businesses (for the avoidance of doubt, excluding accounts and notes receivable to the extent related to the Excluded EDR Businesses) (or otherwise taken into account in the determination of the Closing Net Working Capital);

(d) any and all rights expressly allocated to the TKO Parties or any Transferred Entity pursuant to this Agreement or any Ancillary Agreement, including the Pre-Closing Restructuring Steps (as may be amended or modified in accordance with Section 5.08);

(e) the goodwill of the Businesses;

(f) any Transferred Leased Real Property and Transferred Owned Real Property;

(g) any Company Permits;

(h) the corporate and compliance books and records (including Transferred Employee Records (provided that the Remaining EDR Group shall be entitled to retain a copy of the Transferred Employee Records)) of the Transferred Entities; and

(i) if, and to the extent, the type of asset (including any Contract or information) is not addressed in the foregoing clauses (a) – (h), any and all assets that are primarily related to the Businesses.

“Transferred Employee Records” means all employee or personnel records or files in possession of or controlled by the Transferred Entities or the EDR Group and to the extent related to any Transferred Employee, but excluding any such records or files the transfer of which would be prohibited by applicable Law or that relate to any Excluded Employee Liabilities. For the avoidance of doubt, no employee or personnel records or files related to any Transferred Employee shall constitute Transferred Employee Records unless and until such Business Employee’s Transfer Time.

“Transferred Entities” means the Company and the Persons set forth on Section 3.05(b)(i) of the EDR Disclosure Letter (which may be updated after the date hereof prior to the Closing with the prior written consent of the TKO Parties, not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, Transferred Entities shall not include Company JVs.

“Transferred Intellectual Property” means all Intellectual Property included in the Transferred Assets.

“Transferred Liabilities” means (i) any and all Liabilities of the EDR Group and Transferred Entities, in each case to the extent related to, arising out of or resulting from the Businesses (including the Assumed Employee Liabilities), (ii) any and all obligations of the Transferred Entities pursuant to this Agreement or any Ancillary Agreement, and (iii) the Transferred Actions, in each case regardless of (a) when or where such Liabilities arose or arise (whether arising before, on or after the Closing Date), (b) where or against whom such Liabilities are asserted or determined and (c) which entity is named in any Action associated with any Liability, in each case of clauses (i)-(iii), excluding the Specified Excluded Liabilities and Liabilities for Taxes.

“Transition Services Agreement” means the transition services agreement, substantially in the form of Exhibit A, to be dated as of the Closing Date among the EDR Parties, the Company and the TKO Parties.

“Unit Value” means an amount equal to (i) $124.65 (the “TKO Signing Date Stock Price”), minus (ii) an amount equal to (A) the TKO PubCo Excess Cash Amount, divided by (B) the TKO PubCo Outstanding Share Amount (subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, or similar events after the execution of this Agreement affecting the price per share of TKO PubCo Class A Common Stock, but excluding any such transaction that is announced prior to the date of this Agreement and any stock repurchase program or cash dividends announced on the date of this Agreement or concurrently with the announcement of the Transaction).

“Upper Working Capital Collar” means an amount equal to the Target Working Capital plus an amount equal to 10% of the absolute value of the Target Working Capital.

Section 1.02 Definitions. The following terms have the meanings set forth in the Sections set forth below:

Term	Section
2024 Olympics	Section 5.15(a)
2024 Olympics Post-Closing Payments	Section 5.15(a)
2024 Olympics Post-Closing Receipts	Section 5.15(a)
Additional Consideration	Section 2.04(e)(i)
Agreement	Preamble
Allocation	Section 8.06(a)
Approved EGH RSU	Section 7.02(g)(i)
Audited Financial Statements	Section 5.10(a)
Auditor	Section 5.10(a)
Back-to-Back Arrangement	Section 6.02(b)
Closing	Section 2.02
Closing Cash	Section 2.04(b)

Term	Section
Closing Date	Section 2.02
Closing Indebtedness	Section 2.04(b)
Closing Net Working Capital	Section 2.04(b)
Company	Preamble
Company Permit	Section 3.13
Confidentiality Agreement	Section 5.03(b)
Consideration Reduction Amount	Section 2.04(e)(ii)
Contribution	Section 2.01(a)
Corporate Business Employee Transition Period	Section 7.02(d)(i)
D&O Indemnitees	Section 5.06(a)
D&O Insurance	Section 5.06(b)
Delayed Asset	Section 6.03(a)
Delayed Excluded Asset	Section 6.03(c)
Delayed Reverse Transfer Arrangement	Section 6.03(d)
Delayed Transfer Arrangement	Section 6.03(b)
Delayed Transfer Period	Section 7.02(c)(i)
Designated Person	Section 12.15(a)
Determination Date	Section 2.04(d)
DOJ	Section 5.04(b)
EDR Allocation Schedule	Recitals
EDR Guarantees	Section 3.22(b)
EDR Indemnified Parties	Section 10.03
EDR Insurance Policies	Section 6.05(a)
EDR JV Directors	Section 5.01(w)
EDR Parties	Preamble
EDR Related Parties	Section 10.01(a)
EDR Released Party	Section 10.09(a)
EDR Releasing Party	Section 10.09(b)
EDR SEC Reports	Article III
EDR Tax Return	Section 8.01(a)
EDR Waived Matters	Section 10.09(b)
Environmental Permits	Section 3.13
EOC	Preamble
Equity Consideration	Section 2.04(c)
Equity Schedule	Section 3.05(f)
Estimated Closing Cash	Section 2.04(a)
Estimated Closing Indebtedness	Section 2.04(a)
Estimated Closing Net Working Capital	Section 2.04(a)
Estimated Closing Statement	Section 2.04(a)
Euroleague	Recitals
Existing Representation	Section 12.15(a)
Extended Outside Date	Section 11.01(b)
Extraordinary Action	Section 6.02(a)
FA Cup NA Media Rights	Section 5.15(b)
FA Cup NA Media Rights Post-Closing Receipts	Section 5.15(b)
February 2025 Financial Statements	Section 5.10(d)
Final Closing Statement	Section 2.04(b)
Financial Statements	Section 3.07(a)
FTC	Section 5.04(b)
Governance Agreement	Recitals
IMG Worldwide	Preamble

Term	Section
Inactive Employee	Section 7.02(b)
Indemnified Party	Section 10.04(a)
Indemnifying Party	Section 10.04(a)
Independent Contractor	Section 3.17(d)
Information Statement	Section 5.09(b)
Inside Date	Section 2.02
Insurance Policies	Section 3.21
Intercompany Agreements	Section 3.22(a)
Issuance	Section 2.01(b)
IT Systems	Section 3.14(d)
Labor Agreement	Section 3.17(b)
Leases	Section 3.15(b)
Licensed Shared Properties	Section 3.15(c)
Material Contracts	Section 3.19(a)
New Contract	Section 6.02(a)
Non-Transferable Excluded Liability	Section 6.03(c)
Non-Transferable Liability	Section 6.03(a)
Partial Assignments and Releases	Section 6.02(a)
Payoff Letters	Section 5.13
Post-Closing Matter	Section 12.15(a)
Post-Closing Representation	Section 12.15(a)
Pre-Closing Designated Persons	Section 12.15(b)
Pre-Closing Period	Section 5.01
Pre-Closing Privileges	Section 12.15(b)
Pre-Closing Restructuring	Section 5.08
Pre-Closing Restructuring Steps	Section 5.08
Prior Company Counsel	Section 12.15(a)
Privileged Materials	Section 12.15(c)
Purchase Price	Section 2.04(c)
Purchase Price Allocation Schedule	Section 8.06(a)
R&W Insurance Policy	Section 5.12
Reference Date	Section 3.07(a)
Reference Date Balance Sheet	Section 3.07(a)
Regulatory Approvals	Section 9.01(b)
Remedies Exceptions	Section 3.01(b)
Section 1542	Section 10.09(c)
Security Related Rights	Section 3.05(c)
Shared Contract	Section 6.02(a)
Shared Permit	Section 6.03(e)
Shared Properties	Section 3.15(c)
Shared Property Leases	Section 3.15(c)
Special Committee	Recitals
Special Committee Recommendation	Recitals
Specified Transferred Assets	Section 6.03(a)
Surviving Covenants	Section 10.01(b)
Surviving EDR Guarantee	Section 6.01(b)
Surviving Intercompany Agreements	Section 6.01(a)
Tail Period	Section 5.06(b)
Tax Contest	Section 8.05
Third-Party Claim	Section 10.04(a)
TKO	Preamble

Term	Section
TKO Board	Recitals
TKO Financial Statements	Section 4.13(b)
TKO Indemnified Parties	Section 10.02
TKO Parties	Preamble
TKO Plans	Section 7.03(a)
TKO PubCo	Preamble
TKO PubCo Class A Common Stock	Section 4.02(b)
TKO PubCo Class B Common Stock	Section 4.02(b)
TKO PubCo Shares	Section 4.02(b)
TKO Released Party	Section 10.09(b)
TKO Releasing Party	Section 10.09(a)
TKO Review Period	Section 2.04(b)
TKO SEC Reports	Article IV
TKO Stockholder Approval	Section 4.12
TKO Tax Returns	Section 8.01(a)
TKO Waived Matters	Section 10.09(a)
Transaction Litigation	Section 5.11
Transfer Taxes	Section 8.03
Transfer Time	Section 7.02(a)
Transferred Employee	Section 7.02(a)
Transferred Equity Interests	Recitals
Transferred Leased Real Property	Section 3.15(b)
Transferred Owned Real Property	Section 3.15(a)
Transferred Source Code	Section 3.14(e)
Trojan horse	Section 3.14(d)
Union	Section 3.17(b)
Vacated Shared Properties	Section 3.15(c)
Work Permit Employee	Section 7.04
Written Consent	Section 4.12

Section 1.03 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents, titles and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the word “or” shall be disjunctive but not exclusive;

(e) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified;

(f) the word “will” shall be deemed to have the same meaning as the word “shall”;

(g) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(h) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(i) the gender of all words used in this Agreement includes the masculine, feminine, and neuter;

(j) references to a Person are also to its successors (whether by way of merger, amalgamation, consolidation or other business combination) and permitted assigns;

(k) unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1);

(l) references to dollars or $ shall, unless otherwise stated herein, be to the legal currency of the United States;

(m) whenever the words “day” or “days” are used in this Agreement, they are deemed to refer to calendar days unless expressly stated to be Business Days;

(n) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(o) any Law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related regulations thereunder and published interpretations thereof, and references to any Contract or instrument are to that Contract or instrument as from time to time amended, modified or supplemented (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Contract or Law shall be deemed to refer to such Contract or Law, as amended, and, with respect to Laws, to any rules or regulations promulgated thereunder, in each case, as of such date);

(p) references to “written” or “in writing” include in electronic form;

(q) any consent given by any party pursuant to this Agreement shall be valid only if contained in a written instrument signed by such party; and

(r) the words “made available to the TKO Parties” or “delivered to the TKO Parties” or words of similar import refer to materials (1) posted to the virtual data room hosted by Donnelley Financial Solutions Venue under the title “Project Olympus” on or prior to the day prior to the date of this Agreement, (2) provided via electronic mail or in person at least one (1) Business Day prior to the date of this Agreement to the Special Committee or its outside counsel or (3) solely with respect to Material Contracts, filed or furnished to the SEC as an exhibit to a Form 8-K, 10-Q or 10-K and publicly available on the SEC EDGAR reporting system on or after January 1, 2023 and at least one (1) Business Day prior to the date of this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Contribution of Transferred Equity Interests and Subscription for TKO PubCo Class B Common Stock.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the EDR Parties will contribute, transfer, convey, assign and deliver to TKO, and TKO will acquire and accept, all of the Transferred

Equity Interests, free and clear of all Liens (other than those described in clause (h) of the definition of Permitted Liens and restrictions applicable to the Transferred Equity Interests in the Euroleague JV set forth in the Governing Documents of the Euroleague JV), in exchange for (i) their respective portion of the Closing Equity Consideration as set forth on the EDR Allocation Schedule, payable as set forth in Section 2.03, free and clear of all Liens (other than Permitted Liens or restrictions on transfer under the Governing Documents of the TKO Parties), and subject to adjustment as set forth below in Section 2.04, (ii) their respective portion of the Specified Equity Adjustment Amount as set forth on the EDR Allocation Schedule, payable as set forth in Section 2.03, free and clear of all Liens (other than Permitted Liens or restrictions on transfer under the Governing Documents of the TKO Parties) and (iii) their respective portion of the Estimated Adjustment Amount as set forth on the EDR Allocation Schedule, payable as set forth in Section 2.03 (the foregoing transfer of the Transferred Equity Interests by the EDR Parties to TKO, the “Contribution”).

(b) Upon the terms and subject to the conditions of this Agreement, at the Closing and substantially concurrently with the Contribution, TKO PubCo will issue to each EDR Party, and each EDR Party shall purchase from TKO PubCo, a number of shares of TKO PubCo Class B Common Stock equal to the number of TKO Common Units issued to such EDR Party pursuant to Section 2.01(a) in exchange for cash in an amount equal to the aggregate par value of such shares of TKO PubCo Class B Common Stock (the “Issuance”).

Section 2.02 Closing. Subject to the terms and conditions of this Agreement, the closing of the Contribution and the Issuance (the “Closing”) shall take place remotely by means of email or other electronic transmission on the third (3rd) Business Day following the satisfaction or waiver of each of the conditions to the obligations of the parties hereto set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time or on such other date as the EDR Parties and TKO may mutually agree in writing; provided that the Closing shall not take place prior to March 3, 2025 (the “Inside Date”); provided further, that in the event (x) the EDR Parties fail to make the representation required by the first sentence of Section 5.10(d) on or prior to February 28, 2025, or (y) the Closing does not occur on or prior to March 3, 2025, the Inside Date shall automatically be extended to April 1, 2025 (the date on which the Closing occurs, the “Closing Date”). The Closing shall be deemed effective as of 12:01  a.m. on the Closing Date across all applicable time zones.

Section 2.03 Closing Deliveries.

(a) At the Closing, TKO and TKO PubCo (as applicable) shall:

(i) deliver, or cause to be delivered, to each EDR Party, (x) one or more certificates or book-entry interests, with appropriate restrictive legends, representing each EDR Party’s respective portion of the Closing Equity Consideration and the Specified Equity Adjustment Amount, in each case, as set forth on the EDR Allocation Schedule and (y) an equal number of shares of TKO PubCo Class B Common Stock;

(ii) pay to each EDR Party by wire transfer of immediately available funds to one or more accounts designated by the EDR Parties an amount in cash equal to such EDR Party’s respective portion of the Estimated Adjustment Amount in accordance with the EDR Allocation Schedule;

(iii) deliver to the EDR Parties the Transition Services Agreement, duly executed by the TKO Parties and the Company; and

(iv) deliver to the EDR Parties and the Company a certificate executed by an officer of the TKO Parties, dated as of the Closing Date, stating that the conditions set forth in Section 9.01(a) that relate to the representations, warranties and covenants made by the TKO Parties have been satisfied.

(b) At the Closing, the EDR Parties shall deliver or cause to be delivered to TKO or TKO PubCo (as applicable):

(i) duly executed stock powers or other instruments of transfer sufficient to vest in TKO all right, title and interest in the Transferred Equity Interests free and clear of all Liens (other than those described in clause (h) of the definition of Permitted Liens and restrictions applicable to the Transferred Equity Interests in the Euroleague JV set forth in the Governing Documents of the Euroleague JV) (it being understood that in connection with any such additional instruments of transfer, the EDR Parties and their Affiliates shall not be required to make any additional representations or warranties, express or implied, not contained in this Agreement or incur any additional Liability beyond what the EDR Parties are otherwise liable for pursuant to the terms of this Agreement);

(ii) the Transition Services Agreement, duly executed by the EDR Parties;

(iii) the Trademark Assignment Agreements, each duly executed by one or more of the EDR Parties or their Affiliates and one of the Transferred Entities;

(iv) the Trademark License Agreement, duly executed by the TKO Parties or one or more of their Affiliates, on the one hand, and the EDR Parties or one or more of their Affiliates, on the other hand;

(v) payment of the amounts provided in Section 2.01(b) to TKO PubCo;

(vi) an IRS Form W-9 of each EDR Party (or the entity from which such EDR Party is disregarded as a separate entity for U.S. federal income tax purposes);

(vii) a certificate executed by an officer of the EDR Parties, dated as of the Closing Date, stating that the conditions set forth in Section 9.02(a) that relate to the representations, warranties and covenants made by the EDR Parties have been satisfied; and

(viii) the Payoff Letters contemplated by Section 5.13, in each case, duly executed by the applicable creditors (or one or more agents on their behalf).

Section 2.04 Adjustments.

(a) Estimated Closing Statement. Not later than five (5) Business Days prior to the Closing, the EDR Parties shall deliver to TKO a written statement (the “Estimated Closing Statement”) consisting of the EDR Parties’ good faith estimate of the following calculations, along with reasonable documentation, prepared in accordance with the Accounting Principles: (i) Net Working Capital as of the Calculation Time (the “Estimated Closing Net Working Capital”), together with a reasonably detailed explanation of the calculation thereof and of the Estimated Closing Net Working Capital Adjustment Amount, (ii) Cash and Cash Equivalents as of the Calculation Time (the “Estimated Closing Cash”), (iii) the aggregate amount of Indebtedness as of the Calculation Time (the “Estimated Closing Indebtedness”), and (iv) the resulting Estimated Adjustment Amount. Prior to the Closing, the EDR Parties shall consider in good faith TKO’s reasonable comments to the Estimated Closing Statement and/or any of the components thereof or calculations therein; provided, however, that in no event shall the Closing be delayed, and if the EDR Parties and TKO cannot agree on any such changes, then the calculations delivered by the EDR Parties shall be used for purposes of the Estimated Closing Statement and the calculation of the Estimated Adjustment Amount.

(b) Post-Closing Adjustment. As soon as reasonably practicable following the Closing Date, and in any event within sixty (60) days (or if the EDR Parties have not delivered the financial statements and information required pursuant to Section 5.10, sixty (60) days after the receipt thereof) (the “TKO Review Period”), TKO shall deliver to the EDR Parties a written statement (the “Final Closing Statement”) consisting of the following calculations, prepared in accordance with the Accounting Principles and Section 2.04(c): (i) Net Working Capital as of the Calculation Time (the “Closing Net Working Capital”), together with a reasonably detailed explanation of the calculation thereof, (ii) Cash and Cash Equivalents as of the Calculation Time (the “Closing Cash”), (iii) the aggregate amount of the Indebtedness as of the Calculation Time (the “Closing Indebtedness”) and (iv) the resulting Closing Adjustment Amount. During the TKO Review Period, the EDR Parties shall (and shall cause their Affiliates and Representatives to), provide to TKO and its representatives reasonable access during normal business hours to the books and records, personnel, accountants and other advisors of the EDR Parties, as reasonably requested by TKO and to the extent reasonably related to its preparation of the Final Closing Statement and each of the components of the calculation of the Closing Adjustment Amount.

(c) Methodologies. The Closing Equity Consideration and the Specified Equity Adjustment Amount shall be the “Equity Consideration” (and the sum of the aggregate value of the Equity Consideration (determined based on the Unit Value) and the Closing Adjustment Amount shall be the “Purchase Price”). The Final Closing Statement shall be prepared in accordance with the Accounting Principles; provided that no amount shall be included in the Final Closing Statement for changes in assets or liabilities of the Transferred Entities as a result of purchase accounting adjustments.

(d) Access; Disputes. Upon delivery of the Final Closing Statement, TKO will provide to the EDR Parties and their accountants and advisors reasonable access during normal business hours to the books and records, personnel accountants and other advisors of TKO, the Transferred Entities and the Businesses as reasonably requested by the EDR Parties and to the extent reasonably related to their evaluation of the Final Closing Statement and each of the components of the calculation of the Closing Adjustment Amount. If the EDR Parties disagree with any amount set forth on the Final Closing Statement or the calculation of the Closing Adjustment Amount or any component thereof, the EDR Parties shall notify TKO of such disagreement in writing within forty-five (45) days after their receipt of the Final Closing Statement, which notice shall set forth in reasonable detail the particulars of such disagreement. In the event that the EDR Parties do not provide such a notice of disagreement within such forty-five (45)-day period and TKO has complied with its obligations in accordance with the first sentence of this Section 2.04(d), the EDR Parties shall be deemed to have accepted the Final Closing Statement delivered by TKO, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided within such forty-five (45)-day period by the EDR Parties, TKO and the EDR Parties shall negotiate in good faith for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the amounts set forth on the Final Closing Statement; provided that all negotiations between TKO and the EDR Parties regarding the matters specified in such notice of disagreement shall (unless otherwise agreed by TKO and the EDR Parties) be governed by Rule 408 of the Federal Rules of Evidence and any comparable applicable state rule. If, at the end of such period, TKO and the EDR Parties are unable to resolve such disagreements, then TKO and the EDR Parties shall refer the matter to the Independent Auditor and the Independent Auditor shall resolve any remaining disagreements. TKO and the EDR Parties acknowledge and agree that the Independent Auditor shall function solely as an expert and not as an arbitrator. The Independent Auditor shall be instructed to determine as promptly as practicable, but in any event within thirty (30) days after the date on which such dispute is referred to the Independent Auditor, based solely on written submissions provided by TKO and the EDR Parties to the Independent Auditor within ten (10) days following the date on which such dispute is referred to the Independent Auditor, whether the Final Closing Statement was prepared in accordance with the standards set forth herein and any remaining disagreements submitted to the Independent Auditor. In resolving any such dispute, the Independent Auditor (A) may not assign a value to any item greater than the greatest value claimed for such item by either TKO or the EDR Parties or less than the smallest value claimed for such item by either TKO or the EDR Parties, (B) shall base its determination solely on written materials submitted by TKO and the EDR Parties and the terms and provisions of this Agreement (and not on any independent review) and (C) shall deliver to TKO and the EDR Parties a report setting forth its calculation thereof and the resulting Final Closing Statement and Closing Adjustment Amount taking into account such resolution. The fees and expenses of the Independent Auditor shall be allocated between TKO and the EDR Parties based upon the percentage of such fees and expenses equal to the dollar value of the disputed amounts determined in favor of the other party by the Independent Auditor divided by the aggregate dollar value of all disputed items submitted to the Independent Auditor. For example, if the EDR Parties challenge the Final Closing Statement in the net amount of $1,000,000, and the Independent Auditor determines that TKO has a valid claim for $400,000 of the $1,000,000, TKO shall bear 60% of the fees and expenses of the Independent Auditor and the EDR Parties shall bear the remaining 40% of such fees and expenses. The determination of the Independent Auditor shall be final, conclusive and binding on the parties. The date on which the Final Closing Statement (including the Closing Adjustment Amount and the components thereof) is finally determined in accordance with this Section 2.04(d) is referred as to the “Determination Date”.

(e) Adjustments.

(i) If the Closing Adjustment Amount as finally determined in accordance with Section 2.04(d) exceeds the Estimated Adjustment Amount (such excess, the “Additional Consideration”) then, promptly following the Determination Date, and in any event within five (5) Business Days of the Determination Date, TKO shall pay, or cause to be paid, to each of the EDR Parties, by wire transfer of immediately available funds to one or more accounts designated in writing to TKO, an amount in cash equal to such EDR Party’s respective portion of the Additional Consideration in accordance with the EDR Allocation Schedule.

(ii) If the Estimated Adjustment Amount exceeds the Closing Adjustment Amount as finally determined in accordance with Section 2.04(d) (such excess, the “Consideration Reduction Amount”), then, promptly following the Determination Date, and in any event within five (5) Business Days of the Determination Date, each of the EDR Parties shall pay, or cause to be paid, to TKO by wire transfer of immediately available funds to the account designated by TKO an amount in cash equal to (x) such EDR Party’s respective portion of the Consideration Reduction Amount in accordance with the EDR Allocation Schedule.

(iii) TKO and the EDR Parties shall, and shall cause their respective Affiliates to, treat all payments made pursuant to Section 2.03(a) or Section 2.04(e) in a manner consistent with Section 8.04 of this Agreement.

Section 2.05 Withholding. Each of the Company, the EDR Parties and the TKO Parties (and their respective Affiliates and Representatives) shall each be entitled to deduct or withhold from the consideration and other amounts payable pursuant to this Agreement such amounts as the Company, the EDR Parties or the TKO Parties (or their Affiliates), as applicable, are required to deduct or withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, and the Company, the EDR Parties or the TKO Parties (or their respective Affiliates or Representatives), as applicable, shall timely remit such amounts to the appropriate Governmental Authority. The TKO Parties shall use reasonable best efforts to provide to the EDR Parties fifteen (15) days’ advance written notice of any deduction or withholding on amounts payable to the EDR Parties in connection with the Transaction (other than as a result of not being provided with the Tax documentation contemplated by Section 2.03(b)(vi)), which notice shall include the authority, basis and method of calculation for the proposed deduction or withholding, and the TKO Parties and the EDR Parties will reasonably cooperate to obtain reduction of or relief from any applicable deduction or withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority by the Company, the EDR Parties or the TKO Parties (or their Affiliates), as applicable, such amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of which such deduction and withholding was made.

Section 2.06 Allocation Matters. Notwithstanding anything herein to the contrary, (a) in the Estimated Closing Statement, the EDR Parties shall determine and set forth the allocation of the Estimated Adjustment Amount and Equity Consideration among the EDR Parties (provided that, each EDR Party shall receive its respective portion of the aggregate value of the Estimated Adjustment Amount and the Equity Consideration in accordance with the EDR Allocation Schedule) and (b) the deliveries and payments set forth in Section 2.03(a) shall be made by the TKO Parties in accordance with such election.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE EDR PARTIES AND THE COMPANY

Except (a) as disclosed in the EDR Disclosure Letter, or (b) as disclosed in any report, schedule, form, statement or other document (including all exhibits and other information incorporated by reference therein and all amendments and supplements thereto) (x) filed with the SEC by EGH, or incorporated by reference into such document and (y) that are publicly available since (and including) April 28, 2021 through at least two Business Days prior to the date of this Agreement (collectively, the “EDR SEC Reports”) (but excluding any cautionary or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” sections of such EDR SEC Reports), each EDR Party hereby represents and warrants to the TKO Parties, jointly and severally, the following as of the date hereof and as of the Closing that:

Section 3.01 Organization and Authority.

(a) Each of the EDR Parties, the Transferred Entities and the Company-Controlled JVs is duly organized, validly existing and in good standing under the Laws of its state of incorporation or organization and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Businesses as they are currently conducted except as would not, individually or in the aggregate, reasonably be expected to be material to the Businesses, taken as a whole.

(b) Each of the EDR Parties and the Company has all necessary authority and legal capacity to enter into this Agreement and each Ancillary Agreement to which it is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the Transaction. The consummation of the Transaction has been duly authorized by all necessary organizational action by the EDR Parties and the Transferred Entities, as applicable, and no other approval, authorization or organizational action on the part of any of the EDR Parties or the Transferred Entities is necessary to authorize this Agreement or any other agreement to which it is, or is specified to be, a party. This Agreement has been duly executed and delivered by the EDR Parties and the Company, and (assuming due authorization, execution and delivery by the TKO Parties) this Agreement constitutes legal, valid and binding obligations of the EDR Parties and the Company, enforceable against the EDR Parties and the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable Law) (collectively, the “Remedies Exceptions”).

Section 3.02 No Conflict. Assuming that all applicable requirements of the Regulatory Approvals have been satisfied, the execution, delivery and performance of this Agreement by the EDR Parties and the Company does not and will not (a) violate or conflict with the Governing Documents of the EDR Parties or any member of the EDR Group, any Transferred Entity or any Company JV, (b) conflict with or violate any Law or Governmental Order applicable to the EDR Parties or any member of the EDR Group, any Transferred Entity or any Company-Controlled JV, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Material Contract, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to be material to the Businesses, taken as a whole.

Section 3.03 Government Consents and Approvals. Assuming the truth and completeness of the representations and warranties of the TKO Parties contained in this Agreement and except as may result from any facts or circumstances relating solely to TKO or any of its Affiliates, the execution, delivery and performance of this Agreement by the EDR Parties or the Company does not and will not require any Government Consent, except (a) where failure to obtain such Government Consent would not, individually or in the aggregate, reasonably be expected to be material to the Businesses, taken as a whole, or (b) applicable requirements of the Regulatory Approvals.

Section 3.04 Brokers. Except as set forth on Section 3.04 of the EDR Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Transferred Entities.

Section 3.05 Capitalization.

(a) As of immediately prior to the Closing and after giving effect to the Pre-Closing Restructuring, the EDR Parties will directly own, beneficially and of record, the Transferred Equity Interests, free and clear of all Liens (other than those described in clause (h) of the definition of Permitted Liens and restrictions applicable to the Transferred Equity Interests in the Euroleague JV set forth in the Governing Documents of the Euroleague JV). At the Closing, the EDR Parties will transfer to TKO good and valid title to the Transferred Equity Interests, free and clear of all Liens (other than those described in clause (h) of the definition of Permitted Liens and restrictions applicable to the Transferred Equity Interests in the Euroleague JV set forth in the Governing Documents of the Euroleague JV).

(b) Section 3.05(b)(i) of the EDR Disclosure Letter sets forth a list, as of immediately prior to the Closing and after giving effect to the Pre-Closing Restructuring, of each Transferred Entity, Company-Controlled JV and other Company JV and the ownership interest therein of the applicable EDR Party or such other Subsidiary of such EDR Party who is the direct owner thereof, and indicates its jurisdiction of organization. All of the Transferred Equity Interests are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance in all material respects with all applicable Laws and not in violation of preemptive or similar rights of any other Person. As of immediately prior to the Closing and after giving effect to the Pre-Closing Restructuring, (x) the Company will not own, beneficially or of record, directly or indirectly, any Subsidiary or any capital stock or other voting securities of, or other ownership interests in, any Person other than the other Transferred Entities, the Company-Controlled JVs, or the other Company JVs and (y) no Person other than the Company will own, beneficially or of record, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Transferred Entity.

(c) Other than pursuant to this Agreement or as set forth in Section 3.05(c) of the EDR Disclosure Letter, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, call rights, redemption rights, phantom interests, profits interests, restricted units, other compensatory equity or equity-linked rights, convertible securities, subscription rights, exchange rights or conversion rights, in each case, relating to any securities (“Security Related Rights”) of the Company, the Transferred Entities or, other than pursuant to Governing Documents in the possession of the EDR Parties that are made available to the TKO Parties, the Company JVs, and there are no Contracts binding on the Businesses or other Transferred Entities that would require (including as a result of the Closing or the passage of time on their own or in combination with any other event) TKO PubCo, TKO or any of their respective Subsidiaries to issue any equity interests of, or any Security Related Rights related to equity interests of, TKO PubCo, TKO or their respective Subsidiaries.

(d) Section 3.05(d) of the EDR Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each agreement to which any member of the EDR Group, Transferred Entity or any Company JV is a party with respect to the voting of the Transferred Equity Interests or the Specified Equity Interests. Other than pursuant to this Agreement or as set forth in Section 3.05(d) of the EDR Disclosure Letter, there are no outstanding contractual obligations of any member of the EDR Group, Transferred Entity or any Company JV to repurchase, redeem or otherwise acquire any Transferred Equity Interests or Specified Equity Interests.

(e) Each of the Governing Documents of the Company and the other Transferred Entities and the Company-Controlled JVs is in full force and effect, and the Company and the other Transferred Entities and the Company-Controlled JVs are not in default under or in violation of any provision of their respective Governing Documents, except for violations that would not, individually or in the aggregate, reasonably be expected to be material to the Businesses, taken as a whole.

(f) Section 3.05(f) of the EDR Disclosure Letter sets forth a list of each outstanding equity and equity-based award held by each Business Employee and Independent Contractor and, in respect of each such award, identifies (i) the entity that issued such award, (ii) the type of award and number of shares of common stock related thereto, (iii) the grant date, (iv) the vesting schedule, (v) the jurisdiction, (vi) acceleration terms and

(vii) if applicable, the exercise or reference price. The EDR Parties have, as of the date hereof, provided to TKO each form of equity award agreement applicable to any outstanding equity or equity-based awards granted to any Business Employee or Independent Contractor (the “Equity Schedule”).

Section 3.06 Qualification. Each of the EDR Parties (solely in respect of the Businesses), the Company, the Transferred Entities and the Company-Controlled JVs is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

Section 3.07 Financial Information.

(a) Section 3.07 of the EDR Disclosure Letter includes (i) the unaudited consolidated profit and loss statements of the Businesses for the twelve (12) months ended as of December 31, 2023, the twelve (12) months ended December 31, 2022, and the six (6) months ended June 30, 2024 (the “Reference Date”), (ii) the unaudited statements of cash flows of the Businesses as of and for each of the twelve (12) months ended December 31, 2022 and the twelve (12) months ended December 31, 2023, and the six (6) months ended June 30, 2024, (iii) the unaudited consolidated balance sheet of the Business as of each of December 31, 2022 and December 31, 2023, and (iv) the unaudited consolidated balance sheet of the Business as of the Reference Date (the “Reference Date Balance Sheet”, and clauses (i) through (iv), collectively, the “Financial Statements”). The Financial Statements (A) have been prepared in good faith, (B) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, (C) have been prepared from, and are consistent with, the books and records of the EDR Group and (D) fairly present in all material respects the financial condition, results of operations, assets, liabilities and changes in financial position of the Businesses for the period covered thereby except for the absence of footnotes and other presentation items and for normal year-end adjustments, subject in each case to the Financial Statements being prepared and presented on a “carve-out” basis from the consolidated financial statements of the EDR Group and, with respect to the Financial Statements as of and/or for the six (6) months ended on the Reference Date, on a pre-tax basis only. The TKO Parties acknowledge that (i) the Businesses have not been conducted on a standalone basis, and no representations are made that the estimated stand-alone overhead costs included in the Financial Statements are an accurate reflection of the overhead costs that the TKO Parties would incur to operate the Businesses and (ii) stand-alone financial statements have not historically been prepared for the Businesses. Since the Reference Date, there has been no material change in the accounting methods or principles of the Businesses that would be required to be disclosed in the Financial Statements in accordance with GAAP, except as described in the notes thereto.

(b) No Transferred Entity (nor any other member of the EDR Group with respect to any Transferred Asset or Transferred Liability) is a party to, or has any commitment to become party to, an “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act nor guaranteed any such arrangement made by a Company JV.

(c) The EDR Group has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Businesses’ transactions, (i) including transactions between the Businesses, on the one hand, and the EDR Group (other than the Businesses), on the other hand, are recorded as necessary based upon group accounting guidelines and procedures of the EDR Group to permit preparation of the EDR Group’s consolidated financial statements in conformity with GAAP and to maintain asset accountability therein and (ii) involving the Businesses are recorded as necessary based upon group accounting guidelines and procedures of the EDR Group to permit preparation of the EDR Group’s consolidated financial statements that are free from material misstatement, except, in the case of each of clauses (i) through (ii), for any deficiency that would not, individually or in the aggregate, reasonably be expected to be material to the Business or the Transferred Entities, taken as a whole.

Section 3.08 Absence of Undisclosed Liabilities.

(a) There are no Liabilities of the Transferred Entities or of the Company-Controlled JVs or any other Transferred Liability of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than Liabilities (i) reflected or reserved against on the Financial Statements or the notes thereto, (ii) incurred in connection with the Transaction or incurred in the Ordinary Course of Business since the Reference Date that would not reasonably be expected to have a Business Material Adverse Effect, (iii) that will be discharged or paid off prior to or at Closing or (iv) that would not, individually or in the aggregate, reasonably be expected to be material to the Business or the Transferred Entities, taken as a whole.

(b) None of the members of the EDR Group or the Transferred Entities or, to the Knowledge of the Businesses, any employee of the foregoing or any of the foregoing’s independent auditors has identified or been made aware of (i) any fraud that involves the management or other employees of the EDR Group, the Transferred Entities or the Company-Controlled JVs who have a role in the preparation of financial statements or the internal accounting controls utilized by the Transferred Entities, the Company-Controlled JVs or the Businesses or (ii) any written claim or written allegation regarding the foregoing.

Section 3.09 Absence of Certain Changes. Since the Reference Date through the date of this Agreement, except as set forth in Section 3.09 of the EDR Disclosure Letter, (a) there has not been any Business Material Adverse Effect, and (b) none of the EDR Parties or the Transferred Entities have taken, or failed to take, any action that if taken, or failed to be taken, after the date hereof would have been required to be disclosed pursuant to Section 5.01 (other than Sections 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.01(o), 5.01(p), 5.01(q), 5.01(v) or, with respect to the foregoing, Section 5.01(w)).

Section 3.10 Compliance with Laws.

(a) (i) The Businesses are being conducted in compliance with all applicable Laws, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, and (ii) no member of the EDR Group (solely in respect of the Businesses) has, for the past two (2) years, (x) received or entered into, nor is there any basis for, any citations, complaints, consent orders, or other similar Governmental Orders, or (y) received any written, or to the Knowledge of the Business, oral, notice or other communication from any Governmental Authority that indicates any material non-compliance with, or material liability under, any Laws.

(b) The Transferred Entities and the Company-Controlled JVs hold, or at the Closing will hold, all Consents of all Governmental Authority required to own, lease and operate their properties and assets relating to the Businesses and to conduct the Businesses as currently conducted and are in compliance with the terms of such Consents, except where the failure to hold or be in compliance with such Consents would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. No Action is pending or, to the Knowledge of the Business, threatened, seeking the revocation, cancellation, suspension or adverse modification of any such Consent.

Section 3.11 Data Privacy.

(a) For the past two (2) years, each member of the EDR Group (to the extent relating to the Businesses) and the Transferred Entities have been in compliance with all Privacy Laws, in all material respects, including through the implementation and regular maintenance of any mandatory policies, procedures, records, logs and documentation concerning the collection, use, storage, retention, transfer and security of Personal Information.

(b) To the Knowledge of the Business, the performance of (and transactions contemplated by) this Agreement and each other document will not require the consent of any other person in respect of such person’s Personal Information or, impact any member of the EDR Group’s (to the extent relating to the Businesses) and the Transferred Entities’ rights to process Personal Information in the conduct of the Business in the manner and for the purposes currently conducted.

(c) For the past two (2) years, each member of the EDR Group (to the extent relating to the Businesses) and the Transferred Entities have implemented and maintained commercially reasonable security programs, policies, and procedures designed to ensure the protection of Personal Information in their possession or controlled against accidental or unlawful destruction, theft, loss or unauthorized disclosure or processing, including through commercially reasonable appropriate administrative, technical, organizational and physical safeguards, and have taken commercially reasonable steps to require any entity processing such Personal Information on its behalf to have implemented the same, by, where required, entering into written agreements to meet the requirements of Privacy Laws. Each member of the EDR Group (to the extent relating to the Businesses) and the Transferred Entities carry out regular penetration tests and vulnerability assessments and there are no outstanding high-risk/critical identified vulnerabilities. For the past two (2) years, except as would not, individually or in the aggregate, reasonably be expected to be material to the applicable Business, there has not been any unauthorized access to the IT Systems or theft, loss, unauthorized disclosure of or access to, or other security incidents or adverse events relating to any Personal Information maintained or stored by or on behalf of any member of the EDR Group (to the extent relating to the Businesses) or the Transferred Entities, including any such incidents or events that would require notification of individuals or any Governmental Authority or any remedial action under any Privacy Laws.

(d) For the past two (2) years, no member of the EDR Group (to the extent relating to the Businesses) and no Transferred Entity has been under investigation (as notified in writing) or other written notice from, any Governmental Authority in respect of its use of Personal Information or compliance with Privacy Laws. For the past two (2) years, no member of the EDR Group (to the extent relating to the Businesses) and no Transferred Entity has received any written notice of any claims or allegations of, or been charged with, any material violation of any Privacy Laws.

(e) For the purpose of this Section 3.11, the term “processing” shall have the meaning given to it, or any corollary term, in Privacy Laws.

Section 3.12 Litigation and Governmental Orders. (a) There are no, and for the past two years there have not been any Governmental Orders in effect or Actions pending or, to the Knowledge of the Business, threatened in writing against the Businesses or any Transferred Entities or the Company-Controlled JVs that, if resolved adversely to the Businesses, would, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, and (b) the EDR Group (solely in respect of the Businesses) has not received since the Reference Date any written notice from any Governmental Authority indicating that any of the Businesses, Transferred Entities, the Company-Controlled JVs or Transferred Assets is subject to any material Governmental Order (or that any member of the EDR Group is subject thereto relating specifically to the Businesses).

Section 3.13 Permits. The Transferred Entities or the EDR Group have all Permits required for the conduct of the Businesses as it is currently conducted and are in compliance with such Permits (each such Permit, a “Company Permit”), except (x) with respect to Permits required under applicable Environmental Laws (“Environmental Permits”) (as to which certain representations and warranties are made pursuant to Section 3.20) and (y) where the failure to hold or be in compliance with such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. All Company Permits other than Environmental Permits are in full force and effect, except as would not be material to the Businesses. The EDR Group and its Affiliates are and at all times since January 1, 2022 have been, in compliance with such Permits other than Environmental Permits, and no condition exists that with notice or lapse of time or both would constitute a default, under such Permits other than Environmental Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. Taken together, the Transferred Entities, TKO or one of its Affiliates will possess, following completion of the Pre-Closing Restructuring and Closing, all Company Permits required to conduct the Business as currently conducted and taking into account the other Ancillary Agreements, except where the failure to possess any such Company Permit would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the EDR Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all of the following to the extent included in the Transferred Intellectual Property (together with the following information for each: (i) applicable registration or application number; (ii) filing, registration, issue or application date; (iii) record owner; (iv) jurisdiction; and (v) title or description): (A) unexpired patents and patent applications, (B) unexpired registered trademarks and trademark applications, (C) unexpired registered copyrights and copyright applications and (D) domain name registrations. All Transferred Intellectual Property is subsisting, valid, and to the Knowledge of the Business, enforceable and in full force and effect. After giving effect to the Pre-Closing Restructuring, the Transferred Entities (x) will solely and exclusively own all right, title, and interest in and to all Transferred Intellectual Property (other than any Intellectual Property that is licensed to a Transferred Entity by a third party), and (y) will have a valid and enforceable right (subject to the Remedies Exceptions) in, to or under all Transferred Intellectual Property to conduct the Businesses, in each case free and clear of all Liens other than Permitted Liens.

(b) To the Knowledge of the Business, (i) no Person is infringing, diluting, misappropriating or otherwise violating any Transferred Intellectual Property in any material respects, and there is no such claim pending or threatened in writing against any Person by any member of the EDR Group or the Transferred Entities, and (ii) neither any Transferred Intellectual Property nor the conduct of the Businesses as currently conducted infringes, dilutes, misappropriates or otherwise violates, and in the past two (2) years, has not infringed, diluted, misappropriated or otherwise violated, the Intellectual Property of any Person, in each case, in any material respect. For the past two (2) years, there has been no material claim pending or asserted in writing against any member of the EDR Group or the Transferred Entities (i) regarding any infringement, dilution, misappropriate or other violation of the Intellectual Property of any third party or (ii) challenging the ownership, use, validity, enforceability, patentability or registrability of any Transferred Intellectual Property. For the past two (2) years, no member of the EDR Group or Transferred Entity has sent any written claim asserting or threatening to assert any material Action against any Person relating to any Transferred Intellectual Property.

(c) Each member of the EDR Group (with respect to the Businesses) and each Transferred Entity has taken commercially reasonable steps to protect the confidentiality of any Trade Secrets included in the Transferred Intellectual Property that are material to the applicable Business. No such Trade Secret has been disclosed or authorized to be disclosed to any third party, other than pursuant to a written confidentiality agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. To the Knowledge of the Businesses, no member of the EDR Group (with respect to the Businesses) or any Transferred Entity is, or in the past two (2) years has been, in breach of any obligations or undertakings of confidentiality which it owes or has owed to any third party, except where any such breach would not be material to the Business, taken as a whole.

(d) Each member of the EDR Group and each Transferred Entity has taken commercially reasonable steps designed to protect the confidentiality, security and integrity of the software, hardware, firmware, networks, platforms, databases, websites and related systems, voice and data circuits (including hubs and routers), telecommunications systems and services, and other computer and information technology systems used by the members of the EDR Group or the Transferred Entities in the conduct of the Businesses (the “IT Systems”), and the information contained therein (including Transferred Intellectual Property), except where failure to take such actions would not be material to the Business, taken as a whole. The Businesses have, and in the past two (2) years have had, in place commercially reasonable disaster recovery plans, and business continuity plans, procedures and facilities for the IT Systems. In the past two (2) years, there have been no (i) failures, breakdowns, outages, of such IT Systems, or (ii) to the Knowledge of the Business, breaches or security incidents of the IT Systems or data processed thereby that has caused a disruption to the conduct of the applicable Business, in each case that would be material to the applicable Business, taken as a whole. To the Knowledge of the Business, the IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt or erase software, hardware, or data.

(e) No Source Code that constitutes Transferred Intellectual Property (“Transferred Source Code”) has been delivered, licensed or made available to any escrow agent or other Person, other than such Source Code that was made available to employees or service providers of the Businesses who needed access to such Source Code to perform their job duties, and the Transferred Entities have no duty or obligation (whether present, contingent, or otherwise) to so deliver, license or make available any such Source Code. Except as specified in Section 3.14(e) of the EDR Disclosure Letter, no Open Source has been used by or on behalf of the Businesses in such a manner that would require the Businesses to (i) publicly make available any Transferred Source Code, (ii) license, distribute or make available any Transferred Source Code for the purpose of reverse engineering or making derivative works of such Transferred Source Code, or to permit any other Person to perform such actions, (iii) permit any Transferred Intellectual Property to be reverse engineered, reverse assembled or disassembled (other than by operation of law) or (iv) be restricted or limited from charging for distribution of any Transferred Intellectual Property.

(f) Except as set forth in Section 3.14(f) of the EDR Disclosure Letter, the Transferred Intellectual Property, and the licenses and services to be provided through the Transition Services Agreement (subject to obtaining any necessary consents thereunder) will constitute all the Intellectual Property necessary to operate the Businesses in all material respects in the manner in which they are currently conducted; provided, that the foregoing representation and warranty is not intended to cover existence of any Intellectual Property infringement, dilution or misappropriation by the Businesses, which is addressed exclusively in Section 3.14(a) above.

Section 3.15 Real Property.

(a) Section 3.15(a) of the EDR Disclosure Letter lists, as of the date of this Agreement, all real property owned in fee by the EDR Group that is primarily related to the Businesses (the “Transferred Owned Real Property”). The Transferred Entities have, or at the Closing will have, good and marketable title to the respective Transferred Owned Real Property, free and clear of all Liens except Permitted Liens, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. The EDR Parties have made available to TKO copies of all deeds, surveys, title insurance policies, certificates of occupancy or equivalent documentation with respect to the Transferred Owned Real Property and other material documents relating to or affecting the use, occupancy or operation of the Transferred Owned Real Property, in each case to the extent within the possession of the EDR Parties.

(b) Section 3.15(b) of the EDR Disclosure Letter lists, as of the date of this Agreement (or after giving effect to the Pre-Closing Restructuring), all real property where any Transferred Entity leases, subleases, licenses or otherwise occupies real property as lessee, sublessee or licensee (such lease, sublease, license or other occupancy agreement, collectively, and including any respective amendments and/or guaranties thereto, the “Leases”, and all such real property subject thereto, the “Transferred Leased Real Property”) that are primarily related to the Businesses, including (i) the common address of each Transferred Leased Real Property, and (ii) a description of the subject Lease including all material amendments, modifications, supplements, waivers, terminations, renewals, guarantees and extensions thereof. Except as set forth in Section 3.15(b) of the EDR Disclosure Letter, (i) no Transferred Entity nor, to the Knowledge of the Business, any other party thereto, is in material breach or material default under any Lease and to the Knowledge of the Business, no event has occurred which, with the delivery of notice, the passage of time or both, would constitute a material breach of, or material default under any Lease, (ii) each Lease is in full force and effect and (iii) the applicable Transferred Entity has a valid leasehold, subleasehold or licensed interest in its Transferred Leased Real Property, free and clear of any Liens, except Permitted Liens, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. The EDR Parties have delivered or made available to TKO true, correct and complete copies of all Leases.

(c) Section 3.15(c)(i) of the EDR Disclosure Letter lists, as of the date of this Agreement, all real property that is leased by a member of the Remaining EDR Group, as tenant, and used by the Businesses (the

“Shared Properties”), including (i) the common address of each Shared Property, and (ii) a description of the subject lease including all material amendments, modifications, supplements, waivers, terminations, renewals and extensions thereof (the “Shared Property Leases”). The portion of each of the Shared Properties that is used by the Businesses will either be vacated by the Businesses at Closing (the “Vacated Shared Properties”) or licensed to TKO or a Transferred Entity pursuant to the Transition Services Agreement (the “Licensed Shared Properties”), in each case, as mutually agreed between the Remaining EDR Group and TKO. The Shared Properties are not essential for the operation of the Business as currently conducted, other than the Shared Properties set forth on Section 3.15(c)(ii) of the EDR Disclosure Letter.

(d) Except as set forth on Section 3.15(d)(i) of the EDR Disclosure Letter, neither the members of the EDR Group nor any of their Subsidiaries has granted or is obligated under any option, right of first offer, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any Transferred Owned Real Property or any portion thereof or interest therein, and except as set forth on Section 3.15(d)(ii) of the EDR Disclosure Letter, no Person other than the members of the EDR Group or one of their Subsidiaries holds a present or future right to occupy any material portion of the Transferred Owned Real Property or Transferred Leased Real Property, whether pursuant to a lease, license, or other occupancy agreement, purchase option, right of first offer, right of first refusal or other instrument or agreement.

(e) The Transferred Owned Real Property, Transferred Leased Real Property and Licensed Shared Properties, but excluding the Vacated Shared Properties, collectively constitute all of the real property primarily related to the conduct of the Businesses and are sufficient to operate the Businesses in all material respects in the manner in which they are currently conducted.

Section 3.16 Employee Benefit Matters.

(a) Section 3.16(a) of the EDR Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Benefit Plan (including each Benefit Plan pursuant to which there may be any contractual commitment or obligation of the EDR Parties or the Transferred Entities to grant or issue any equity or equity-based award) and further contains a true and complete list of each Assumed Benefit Plan, in each case, excluding (i) employment contracts (A) with employees whose annual base salary or annualized wage rate is below $500,000 or (B) that provide severance benefits equal to or less than six (6) months of base compensation or, if greater, the amount required by applicable Law and (ii) individual consulting or independent contractor agreements with Independent Contractors. With respect to each material Benefit Plan and each Assumed Benefit Plan, the EDR Parties have made available to TKO, to the extent applicable (i) a true and complete copy of each material Benefit Plan and each Assumed Benefit Plan and all material amendments thereto or, if such plan is not in writing, a written description of such plan, and (ii) with respect to each material Assumed Benefit Plan, as applicable, (A) the most recent summary plan description (including any material modification); (B) any trust documents or funding arrangements relating thereto (including group insurance contracts); (C) the most recent annual reports on Form 5500 with accompanying schedules and attachments, filed with the IRS or other equivalent Governmental Authority; and (D) the most recent opinion or determination letter from the IRS or other equivalent Governmental Authority.

(b) Each Benefit Plan has been operated in all respects in accordance with its terms and the requirements of all applicable Laws, except as would not be reasonably likely to result in a material Liability to the TKO Parties and their Subsidiaries (including the Transferred Entities), taken as a whole. Other than routine claims for benefits, there is no material claim or lawsuit pending or, to the Knowledge of the Business, threatened, against or arising out of a Benefit Plan in respect of any Business Employee, Independent Contractor or Former Service Provider, except as would not be reasonably likely to result in a material Liability to the TKO Parties and their Subsidiaries (including the Transferred Entities), taken as a whole.

(c) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, opinion letter or advisory letter from the IRS, or has been established under a pre-approved plan for which a current favorable IRS opinion letter has been obtained by the pre-approved plan provider, stating that its related trust is exempt from taxation under section 501(a) of the Code, and, to the Knowledge of the Business, no event has occurred which would reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

(d) The EDR Group does not maintain, sponsor, participate in, contribute to and is not required to contribute to (and in the past six years has not established, maintained, sponsored, participated in, contributed to or been required to contribute to) (including as a result of its relationship with any other Person that would be or, at any relevant time, would have been an ERISA Affiliate) (i) a pension plan that is subject to Title IV of ERISA or (ii) any “multiemployer plan” (as defined in Section 3(37) of ERISA) subject to Title IV of ERISA. No Assumed Benefit Plan is a “multiple employer plan” (as defined in Section 413(c) of the Code or Section 4063 or Section 4064 of ERISA) and none of the Assumed Benefit Plans provides material post-employment health or life insurance benefits other than as required under Section 4980B of the Code or any similar applicable Law.

(e) Except as would not reasonably be expected to result in a material Liability to the TKO Parties or their Subsidiaries (including the Transferred Entities), taken as a whole, each Assumed Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder. The EDR Group does not have any obligation to gross up, indemnify or otherwise reimburse any Business Employee, Independent Contractor or Former Service Provider for any penalty taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(f) Except as would not reasonably be expected to result in a material Liability to the TKO Parties or their Subsidiaries (including the Transferred Entities), taken as a whole, each Assumed Benefit Plan that is a Foreign Benefit Plan (i) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Laws, and (ii) if required to be registered or intended to qualify for special tax treatment, satisfies all registration requirements or other requirements for such treatment.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise), would reasonably be expected to (i) entitle any Business Employee, Independent Contractor or Former Service Provider to any payment from any Transferred Entity pursuant to any Benefit Plan; (ii) increase the amount of compensation or benefits due under any Benefit Plan or trigger an obligation to fund benefits thereunder (through a grantor trust or otherwise); (iii) accelerate the vesting, funding or time of payment of any payments, compensation or benefits to any Business Employee, Independent Contractor or Former Service Provider; (iv) result in any “excess parachute payment” within the meaning of Section 280G(b) of the Code; or (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

Section 3.17 Labor Matters.

(a) The EDR Parties have provided a complete and correct list of all Business Employees as of September 4, 2024 (as such list may be updated in accordance with Section 7.01 below) containing each such Business Employee’s (i) name, (ii) title or position and (iii) work location (city, state and country). Other than the Business Employees, there are no employees of the Transferred Entities or any member of the EDR Group whose services, duties, and/or responsibilities on behalf thereof primarily relate to the Businesses.

(b) Except as set forth in Section 3.17(b) of the EDR Disclosure Letter, as of the date of this Agreement, none of the Transferred Entities (or members of the EDR Group who employ Business Employees who are not employed by a Transferred Entity) are party to, bound by, or negotiating any collective bargaining, neutrality, works council or other labor-related agreement (each, a “Labor Agreement”) with respect to the Business or any Business Employees with any labor union, works council, employee representative body, or other labor organization (each a “Union”), nor, to the Knowledge of the Business, is there presently any material union-organizing activities involving Business Employees or attempts to organize any Business Employees by or on behalf of any Union with respect to their employment with the Transferred Entities or EDR Group. As of the date of this Agreement, there are no pending or, to the Knowledge of the Business, threatened demands, petitions, or labor representation proceedings on behalf of or affecting any Business Employees to be filed with the National Labor Relations Board or other Governmental Authority, and to the Knowledge of the Business, no Business Employee is represented by a Union. There has been no, and there is no pending or, to the Knowledge of the Business, threatened, material labor strike, material labor disturbance, lockout, walkout, grievance (other than routine immaterial individual grievances), arbitration, unfair labor practice charge, or material work stoppage by or involving any Business Employees or against a Transferred Entity or any other member of the EDR Group in respect of the Businesses, except, in each case, as would not be reasonably likely to result in a material Liability to the TKO Parties and their Subsidiaries (including the Transferred Entities).

(c) The Transferred Entities and, with respect to the Businesses or any Business Employees, the members of the EDR Group, are and for the past three (3) years have been, in compliance in all material respects with all applicable Laws respecting labor relations, employment and employment practices, including all applicable Laws respecting workers’ compensation, collective bargaining and labor relations, occupational safety and health requirements, plant closings and mass layoffs, wages and hours, employment discrimination, sexual and other harassment, disability rights or benefits, equal employment opportunity, visa and work status, employee leave, unfair labor practices, classification of employees and independent contractors, religious and disability accommodations, and unemployment insurance except, in each case, as would not, be reasonably likely to result in a material Liability to the TKO Parties and their Subsidiaries (including the Transferred Entities). There are no pending or, to the Knowledge of the Business, threatened, material Actions against any Transferred Entity or any EDR Party (in respect of the Businesses) alleging material violation of Law regarding labor or employment matters, except, in each case, as would not be reasonably likely to result in a material Liability to the TKO Parties and their Subsidiaries (including the Transferred Entities).

(d) To the Knowledge of the Business, no Business Employee or individual consultant, independent contractor, or other natural person service provider of any Transferred Entity (each, an “Independent Contractor”) is in material violation of a material term of any employment agreement, non-disclosure agreement, non-competition agreement, non-solicitation agreement, or other restrictive covenant or similar written agreement: (i) to any Transferred Entity; or (ii) to a former employer of such Business Employee or Independent Contractor relating to such Business Employee’s or Independent Contractor’s (A) right to be employed or engaged (as applicable) by any Transferred Entity or (B) use of trade secrets or proprietary information except, in each case, as would not be reasonably likely to result in a material Liability to the TKO Parties and their Subsidiaries (including the Transferred Entities).

(e) (i) No Transferred Entity or, with respect to the Business or affecting any Business Employees, any member of the EDR Group, has entered into a material settlement agreement with any Person that involves material allegations of discrimination, harassment (including sexual harassment), or sexual misconduct by an officer, director or Business Employee at the level of Senior Vice President or higher, in each case, in their capacity as such, within the past three (3) years and (ii) to the Knowledge of the Business, no material allegations of discrimination, harassment (including sexual harassment), or sexual misconduct are pending or have been made against any officer, director or Business Employee at the level of Senior Vice President or higher in each case, in their capacity as such, within the past three (3) years.

(f) To the Knowledge of the Business, no Business Employee at the level of Senior Vice President or higher has provided written notice to the Transferred Entities or the EDR Parties of such Business Employee’s intent to terminate such individual’s employment with the Transferred Entities or the Business.

Section 3.18 Taxes. Except for such matters that would not, individually or in the aggregate, reasonably be expected to be material to the Businesses:

(a) all Tax Returns required to have been filed by the Transferred Entities have been filed and all such Tax Returns are true, correct and complete in all material respects;

(b) all Taxes due and payable by the Transferred Entities (or Taxes for which a Transferred Entity would be responsible) have been paid;

(c) all Taxes required to be deducted or withheld by any Transferred Entity have been deducted and withheld and have been timely paid to the proper Governmental Authority, and the Transferred Entities have complied with all reporting requirements thereto;

(d) no deficiency, proposed adjustment or underpayment of Taxes or Tax Returns has been asserted or assessed by a Governmental Authority in writing (or, to the Knowledge of the Business, otherwise) against any Transferred Entity that has not been satisfied by payment, settled, withdrawn or otherwise resolved;

(e) there are no ongoing or pending Tax audits, Actions, investigations, inquiries, examinations or other judicial or administrative proceedings with respect to Taxes or Tax Returns of the Transferred Entities (or with respect to Taxes for which a Transferred Entity would be responsible) and no such proceeding has been threatened in writing;

(f) no Transferred Entity has any outstanding agreements, consents or waivers extending the statutory period of limitations (or requests for any such extension) applicable to the payment or assessment of any Taxes;

(g) there are no Tax liens on any assets of any Transferred Entity (other than Permitted Liens);

(h) no Transferred Entity (i) has any unpaid tax liability that is required to have been paid as a result of its participation in an affiliated group filing a combined, consolidated or unitary U.S. federal income Tax Return (other than a group of which a Transferred Entity is the common parent) or other comparable group for state, local or foreign Tax purposes or (ii) has any unpaid liability or obligation that is required to have been paid for Taxes of another Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law) or as a transferee or successor under any provision of applicable Law or by Contract (other than a Contract entered into in the Ordinary Course of Business the primary purpose of which is not Taxes);

(i) no Transferred Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) beginning after the Closing Date as a result of any (A) “closing agreement” as described in Section 7121 of the Code (or any analogous, comparable or similar provision of state, local or foreign Law) entered into prior to the Closing; (B) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code with respect to transactions entered into prior to the Closing; (C) change in method of accounting for a Tax period (or portion thereof) ending on or prior to the Closing Date that was made or required to be made prior to the Closing; (D) installment sale or open transaction doctrine made prior to the Closing; or (E) prepaid amount received or deferred revenue accrued outside the Ordinary Course of Business prior to the Closing;

(j) no claim has ever been made by any Governmental Authority in a jurisdiction where any Transferred Entity does not file Tax Returns that such Transferred Entity is or may be subject to taxation by, or required to file Tax Returns with respect to Taxes in, that jurisdiction;

(k) with respect to any taxable period for which the applicable statute of limitations remains open as of the date hereof, no Transferred Entity is a party to or has engaged in any transaction that, as of the date hereof, is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations (or any comparable, analogous or similar provision of state, local or foreign Law);

(l) within the past three (3) years, no Transferred Entity has been a “controlled corporation” or “distributing corporation” in a distribution intended to qualify under Section 355 of the Code; and

(m) the entity classification of each Transferred Entity for U.S. federal income tax purposes is set forth in Section 3.18(m) of the EDR Disclosure Letter.

Notwithstanding anything in this Agreement to the contrary, (i) the representations and warranties set forth in Section 3.16 relating to Tax matters and in this Section 3.18 are the sole and exclusive representations and warranties of the EDR Parties relating to Tax matters and (ii) the representations and warranties set forth in this Section 3.18 may not be relied upon with respect to any Post-Closing Tax Period or with respect to any Tax positions taken by TKO or TKO’s Affiliates after the Closing.

Section 3.19 Certain Contracts.

(a) Section 3.19(a) of the EDR Disclosure Letter sets forth, as of the date of this Agreement, each of the following Contracts in effect as of the date of this Agreement to which a member of the EDR Group (to the extent relating to the Businesses) or any Transferred Entity or Company-Controlled JV is, or following the consummation of the Pre-Closing Restructuring, will be, a party or is bound, excluding (i) any Benefit Plan and (ii) any Contract relating to Insurance Policies (such Contracts required to be listed in Section 3.19(a) of the EDR Disclosure Letter, the “Material Contracts”):

(i) any Contract (other than purchase orders with suppliers or customers entered into in the Ordinary Course of Business, but not excluding any master agreements or general terms or conditions applicable to such purchase orders) having expected total annual payments to third parties by a Transferred Entity or any other member of the EDR Group (solely in respect of the Businesses) in excess of $5,000,000 in fiscal year ending December 31, 2024 or in excess of $5,000,000 in any annual period from and after December 31, 2024 through December 31, 2029, in each case other than any Contract in respect of real property (including any Lease or sublease);

(ii) any Contract (other than purchase orders with suppliers or customers entered into in the Ordinary Course of Business, but not excluding any master agreements or general terms or conditions applicable to such purchase orders) having expected total annual payments to a Transferred Entity or any other member of the EDR Group (solely in respect of the Businesses) by third parties in excess of $5,000,000 in fiscal year ending December 31, 2024 or in excess of $5,000,000 in any annual period from and after December 31, 2024 through December 31, 2029;

(iii) any Contract with a Key Customer;

(iv) any Contract with a Key Supplier;

(v) any Surviving Intercompany Agreements (as defined below);

(vi) any note, debenture, loan or credit agreement or other Contract for money borrowed by any Transferred Entity (or for which it is otherwise an obligor) (in each case, other than intercompany balances solely among Transferred Entities wholly-owned by the EDR Parties or any member of the EDR Group and any Transferred Entity wholly-owned by the EDR Parties);

(vii) [Reserved];

(viii) any Contract that is entered into outside of the Ordinary Course of Business that limits the ability of the Transferred Entities or another member of the EDR Group (or, following the Closing, TKO or its Affiliates) to compete or carry on the Businesses in any material respect or with any Person or in any geographic area, in each case, in a manner that is material to the Businesses, taken as a whole, and in each case other than any Contracts with such limitations that are already binding on TKO or its Affiliates as of the date hereof;

(ix) any Contract that grants the other party or any third Person “most favored nation” status, rights of first refusal, first notice, first negotiation rights or similar protective terms, or that requires the Transferred Entities or any other member of the EDR Group (solely in respect of the Businesses), to deal on an exclusive basis with any Person, in each case in a manner that is material to the Businesses, taken as a whole, other than such customary protective terms granted with respect to the extension or renewal of sponsorship, media rights or other commercial agreements in the Ordinary Course of Business;

(x) any Contract that relates to the acquisition or disposition of any Person or any business division thereof or the acquisition or disposition of any material assets of the Businesses, other than any Contract in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing that are outside the Ordinary Course of Business or any continuing or similar contingent obligations (excluding, for the avoidance of doubt, commercial agreements and customary media rights payment obligations);

(xi) any Contract that is entered into outside of the Ordinary Course of Business, involving expected annual consideration in excess of $5,000,000 in fiscal year ending December 31, 2024, pursuant to which the Transferred Entities or another member of the EDR Group in respect of the Business has a continuing guarantee obligation;

(xii) Contracts pursuant to which a member of the EDR Group, Transferred Entities or Company-Controlled JVs is a party or otherwise bound that would require TKO PubCo or TKO, or any of their Subsidiaries, the Transferred Entities or any Company-Controlled JV to issue any equity interests or Security Related Rights (or any cash payment derived from the value of any such equity interests or Security Related Rights) as a result of the execution of this Agreement or the consummation of the Pre-Closing Restructuring, the Transaction or other transactions contemplated hereunder;

(xiii) any Contract that is (x) a team acquisition or team sanction agreement, (y) the league operating manual and rulebook and (z) any revenue sharing arrangements with respect to each team owner and a member of the EDR Group in respect of the PBR Business, in each case, with respect to the PBR Business;

(xiv) any Contract constituting a joint venture, partnership or similar arrangement that includes the sharing of profits and losses with another Person and is material to the business of the Transferred Entities, taken as a whole, including such Contracts relating to any Company JV;

(xv) any Contract containing any “non-solicitation,” “no hire,” or similar provisions which restrict any Transferred Entity or Company JV from soliciting, hiring, engaging, retaining or employing any other Person’s current or former employees (other than such provisions entered into in the Ordinary Course of Business, customary provisions in commercial agreements and confidentiality agreements, and any Contracts with such limitations that are already binding on TKO or its Affiliates as of the date hereof);

(xvi) any Contract under which a member of the EDR Group (to the extent primarily related to the Businesses) or a Transferred Entity (A) licenses or sublicenses (or is granted rights in or to use or register) Intellectual Property that is material to the applicable Business from any Person, and (B) licenses or sublicenses (or grants rights in or to use or register) any Transferred Intellectual Property that is material to the applicable Business to any Person (in each case, other than (w) Contracts with Transferred Employees granting rights in Transferred Intellectual Property or other Intellectual Property to a member of the EDR Group or a Transferred Entity, (x) non-disclosure, confidentiality and similar agreements entered in the Ordinary Course of Business, (y) “click wrap,” “shrink wrap” and other licenses of commercially available off-the-shelf-software that involve aggregate license, maintenance, subscription and other fees of less than $5,000,000 per year for all such related Contracts, and (z) Contracts with customers, vendors or other commercial partners of the Businesses entered in the Ordinary Course of Business that include licenses of Intellectual Property in association with the sale of goods and services of the Businesses or the provision of goods and services to the Businesses);

(xvii) any settlement, conciliation, consent decree or similar agreement (including with a Governmental Authority) (A) pursuant to which the Business or a Transferred Entity is obligated after the date of this

Agreement to pay consideration in excess of $5,000,000 or (B) that otherwise materially limits the operation of the Businesses as currently conducted;

(xviii) any Contract relating to any future capital expenditures by the Businesses or the Company in excess of $5,000,000 in the aggregate over the next twelve (12) months; and

(xix) any Contract for the sale, Lease, sublease, rental or other similar occupancy agreement, real property license or other Contract that, in each case, provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest, as applicable, in or for any Transferred Owned Real Property or Transferred Leased Real Property involving annual payments in excess of $3,000,000.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect: (i) each Material Contract is, with respect to the member of the EDR Group party thereto and, to the Knowledge of the Business, any other party to such Material Contract, a valid agreement, binding, and in full force and effect, (ii) each Material Contract is enforceable by the member of the EDR Group party thereto in accordance with its terms, subject to the Remedies Exceptions, (iii) none of the members of the EDR Group (solely in respect of the Businesses) or the Transferred Entities, nor, to the Knowledge of the Business, any other party to any Material Contract, are in breach of or default under any Material Contract, and none of the members of the EDR Group (solely in respect of the Businesses) or the Transferred Entities, nor, to the Knowledge of the Business, any other party to any such Material Contract, have taken or failed to take any action, and no event has occurred, that with or without notice, lapse of time, or both would constitute a breach of or default under any Material Contract, (iv) since the Reference Date, through the date of this Agreement, none of the members of the EDR Group (solely in respect of the Businesses) or the Transferred Entities have received any written notice regarding any violation or breach or default under any Material Contract that has not since been cured and (v) there exists no actual or, to the Knowledge of the Businesses, threatened termination or cancellation of any Material Contract. The EDR Parties have made available to the TKO Parties, correct and complete copies of each Material Contract.

Section 3.20 Environmental Matters.

(a) The Businesses, the Transferred Entities, the Company-Controlled JVs and the EDR Group (solely in respect of the Businesses) are, and except for matters that have been resolved, have been in substantial compliance with all Environmental Laws, except for any such instance of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. The Transferred Entities hold, or at the Closing will hold, and are in compliance with, all Environmental Permits required under applicable Environmental Laws to permit the Transferred Entities to operate their the Transferred Assets in a manner in which they are now operated and maintained and to conduct the Businesses as currently conducted, except where the absence of, or the failure to be in material compliance with, any such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, be reasonably expected to have a Business Material Adverse Effect, there are no pending or threatened Actions or Governmental Orders alleging violations of or liability under Environmental Laws against the Transferred Entities, the Company-Controlled JVs or any of the members of the EDR Group (solely in respect of the Businesses).

(c) Except as would not, individually or in the aggregate, be reasonably expected to have a Business Material Adverse Effect, none of the Transferred Entities, the Company-Controlled JVs or the EDR Group (solely in respect of the Businesses) is conducting or paying for any responsive or corrective action under any Environmental Law at any location and none of the Transferred Entities, the Company-Controlled JVs or any of the EDR Parties (to the extent relating to the Businesses) is party to any judgment, order, decree, writ, injunction or award issued by a Governmental Authority that imposes any obligations under any Environmental Law and there are no facts, circumstances or conditions which would be reasonably expected to form the basis of any such judgment, order, decree, writ, injunction or award.

(d) The EDR Parties have delivered to the TKO Parties copies of all material environmental reports, assessments (including Phase I or II environmental site assessments or similar reports), audits, notices of violation (or similar communications alleging non-compliance with Environmental Law) or other document alleging liability under Environmental Laws, in each case relating to any Transferred Entity or the Businesses and in the possession or control any of the EDR Group, the Transferred Entities or the Businesses.

Section 3.21 Insurance. Section 3.21 of the EDR Disclosure Letter sets forth a true and complete list of all material policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by any member of the Remaining EDR Group or any Transferred Entities for the benefit of the Transferred Entities or the Businesses whose policy periods are in effect as of the date of this Agreement (the “Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, with respect to each Insurance Policy: (a) no member of the Remaining EDR Group or Transferred Entity is in breach or violation of, or default under, any Insurance Policies (or any predecessor insurance policies), and no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default of the terms of such Insurance Policies, including with respect to providing timely and otherwise valid notice to the applicable insurer(s) of any claim, occurrence or other matter that may be covered under any Insurance Policies (or any predecessor insurance policies); (b) each Insurance Policy is valid and binding and the limits of each Insurance Policy remain fully in place without any erosion; (c) no premiums due under any Insurance Policy have not been paid; (d) there are no claims pending under any Insurance Policy (or any predecessor insurance policy) and (e) no member of the Remaining EDR Group or Transferred Entity has received any notice of cancellation or termination, change in premium or denial of renewal in respect of any of the Insurance Policies.

Section 3.22 Related Party Transactions; EDR Guarantees.

(a) Section 3.22(a) of the EDR Disclosure Letter lists all Contracts between the EDR Group and its Affiliates (other than the Transferred Entities), on the one hand, and a Transferred Entity or Company-Controlled JV, on the other hand (other than this Agreement, the Ancillary Agreements or in respect of the Pre-Closing Restructuring) (collectively, “Intercompany Agreements”) that are material to the Business (other than Benefit Plans, other Contracts relating to labor and employment matters set forth in Section 3.16(a) of the EDR Disclosure Letter or other employment related Contracts entered into in the Ordinary Course of Business). Except as set forth on Section 3.22(a) of the EDR Disclosure Letter, no member of the EDR Group (other than the Transferred Entities) or any officer, director or key employee of the EDR Group is party to any Contract or involved in any business arrangement with a Transferred Entity (including any arrangement pursuant to which a Transferred Entity has pledged any assets or guaranteed any obligations on behalf of any such Person) or owns or has the right to use any material asset or property of the Businesses.

(b) Section 3.22(b) of the EDR Disclosure Letter sets forth a list as of the date of this Agreement of all outstanding performance guarantees, letters of credit, performance bonds, or similar guarantees entered into by or on behalf of the Remaining EDR Group in connection with the Businesses (together with all extensions and replacements thereof and all other performance guarantees, letters of credit, performance bonds or similar guarantees entered into by or on behalf of the Remaining EDR Group in connection with the Businesses between the date hereof and the Closing Date, the “EDR Guarantees”).

Section 3.23 Title and Sufficiency of Assets.

(a) The Transferred Entities have, or at the Closing will have, good and marketable title to, a valid leasehold interest in or a valid right to use all of their tangible assets, free and clear of all Liens except Permitted Liens, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Businesses, taken as a whole. The tangible assets of the Transferred Entities are structurally sound, are in all material respects in good operating condition and repair (normal wear and tear not caused by neglect excepted) and are reasonably suitable for the uses to which they are being put. The Surviving Intercompany Agreements were entered into on arms-length terms in the Ordinary Course of Business.

(b) Subject to Section 6.02 (Shared Contracts) and Section 6.03 (Obligations Regarding Non-Assignable Assets and Non-Assumable Liabilities), except as set forth in Section 3.23(b) of the EDR Disclosure Letter, the assets that will be owned, leased or licensed by the Transferred Entities immediately following the Closing (and having given effect to the Pre-Closing Restructuring) and the licenses and services to be provided through the Transition Services Agreement (subject to obtaining any necessary consents thereunder) will constitute all the assets used in or necessary to operate the Businesses in all material respects in the manner in which they are currently conducted (and operate directly or obtain pursuant to the Transition Services Agreement those services currently provided by the EDR Group to the TKO Parties and their Subsidiaries pursuant to the TKO Services Agreement).

(c) This Section 3.23 does not relate to Intellectual Property, which is the subject of Section 3.14.

Section 3.24 International Trade and Anti-Corruption Matters.

(a) Since April 24, 2019, none of the Transferred Entities, nor any of their respective officers, directors or employees is or has been a Sanctioned Person or otherwise in violation of applicable Sanctions Laws. Since April 24, 2019, the Transferred Entities have not engaged in any business, directly or indirectly, with, in, or involving any Sanctioned Person or Sanctioned Jurisdiction in violation of applicable Sanctions Laws.

(b) For the past five (5) years, none of the Transferred Entities, nor any of their respective officers, directors or employees, nor, to the Knowledge of the Business, any agent or other third-party representative (when acting on behalf of the Company or any of its Subsidiaries), has corruptly given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Person, including any Government Official in violation of any applicable Anti-Corruption Laws, or has corruptly accepted, agreed to accept, requested, or solicited any money or thing of value, directly or indirectly, from any person in violation of any applicable Anti-Corruption Laws.

(c) For the past five (5) years, the Transferred Entities have conducted their businesses in compliance with all applicable Anti-Money Laundering Laws.

(d) For the past five (5) years, the Transferred Entities have maintained policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Sanctions Laws, and Anti-Money Laundering Laws. During the past five (5) years, the Transferred Entities have not received any report or allegation, and have not conducted or initiated any internal investigation, relating to any actual or suspected violation of applicable Anti-Corruption Laws, Sanctions Laws, or Anti-Money Laundering Laws.

(e) For the past five (5) years, none of the Transferred Entities, has been convicted of violating any Anti-Corruption Law, Anti-Money Laundering Law or Sanctions Law or, to the Knowledge of the Businesses, been the subject of any investigation or proceeding by a Governmental Authority for any actual or potential violation of any Anti-Corruption Law, Anti-Money Laundering Law or Sanctions Law, as applicable or received from any Governmental Authority any notice or inquiry concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws.

Section 3.25 Investment Purpose. The EDR Parties are acquiring the Equity Consideration and the shares of TKO PubCo Class B Common Stock issued pursuant to Section 2.01(b) for their own account only and not with a view to (or for) resale in connection with any public sale or distribution thereof. Each of the EDR Parties acknowledges that the TKO Common Units and shares of TKO PubCo Class B Common Stock issued to them under this Agreement are not registered under the Securities Act or any state or foreign securities laws, and that such TKO Common Units and shares of TKO PubCo Class B Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state and foreign securities laws, as applicable.

Section 3.26 Information Supplied. None of the information supplied or to be supplied by or on behalf of the EDR Parties or the Company for inclusion in the Information Statement will, at the time such document is first mailed (including by electronic delivery if permitted) to the stockholders of TKO PubCo, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.27 No Additional Representations or Warranties. No member of the EDR Group has made, or is making, any representation or warranty whatsoever to TKO or its respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives, and no such EDR Related Party shall be liable in respect of the accuracy or completeness of any information provided to the TKO Parties or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives (except the specific representations and warranties of the EDR Parties and the Company set forth in this Article III as modified by the EDR Disclosure Letter or in respect of the certificate delivered at Closing pursuant to Section 2.03(b)(vii)).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE TKO PARTIES

Except (a) as disclosed in the TKO Disclosure Letter, or (b) as disclosed in any report, schedule, form, statement or other document (including all exhibits and other information incorporated by reference therein and all amendments and supplements thereto) (x) filed with the SEC by TKO PubCo, or incorporated by reference into such document and (y) that are publicly available since (and including) September 12, 2023 through at least two Business Days prior to the date of this Agreement (collectively, the “TKO SEC Reports”) (but excluding any cautionary or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” sections of such TKO SEC Reports), each of the TKO Parties hereby represents and warrants to the TKO Parties, jointly and severally, the following as of the date hereof and as of the Closing that:

Section 4.01 Organization, Authority and Qualification.

(a) Each TKO Party is duly organized, validly existing and in good standing under the Laws of its state of incorporation or organization and has all necessary power and authority to enter into this Agreement and each Ancillary Agreement to which it is or will be a party, to conduct its business as it is now being conducted, to carry out its obligations hereunder and thereunder and to consummate the Transaction. Each TKO Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a TKO Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the TKO Parties, the performance by the TKO Parties of their obligations hereunder and thereunder and the consummation by the TKO Parties of the Transaction have been duly and validly authorized and approved by all requisite action on the part of the TKO Parties. This Agreement has been duly executed and delivered by the TKO Parties, and (assuming due authorization, execution and delivery by the EDR Parties) this Agreement constitutes the legal, valid and binding obligations of the TKO Parties, enforceable against the TKO Parties in accordance with its terms, except as enforcement hereof may be limited by the Remedies Exceptions.

(b) True and complete copies of the Governing Documents of the TKO Parties, as in effect on the date of this Agreement, are included in the TKO SEC Reports.

Section 4.02 Capitalization.

(a) As of September 30, 2024, the issued and outstanding equity interests of TKO consist of the TKO Common Units as set forth in Section 4.02(a) of the TKO Disclosure Letter, all of which are validly issued, fully paid and non-assessable and have been issued in compliance in all material respects with all applicable Laws (including Securities Laws). Except as set forth in Section 4.02(a) of the TKO Disclosure Letter, TKO has not granted any options, warrants, rights, “phantom” rights or other securities convertible into or exchangeable or exercisable for TKO Common Units, and there are no other Contracts providing for the issuance of additional TKO Common Units or for the repurchase or redemption of TKO Common Units. As of the date of this Agreement, no other class of interests of TKO is authorized, issued or outstanding.

(b) As of the date of this Agreement, the authorized capital stock of TKO PubCo consists of 5,000,000,000 shares of Class A Common Stock, par value $0.00001 per share (“TKO PubCo Class A Common Stock”) and 5,000,000,000 shares of Class B Common Stock, par value $0.00001 per share (“TKO PubCo Class B Common Stock” and, together with shares of TKO PubCo Class A Common Stock, the “TKO PubCo Shares”). As of September 30, 2024, (i) the number of issued and outstanding TKO PubCo Shares is set forth on Section 4.02(b) of the TKO Disclosure Letter and (ii) no TKO PubCo Shares are held in the treasury. All of the issued and outstanding TKO PubCo Shares set forth on Section 4.02(b) of the TKO Disclosure Letter are validly issued, fully paid and non-assessable and have been issued and granted in compliance in all material respects with all applicable Laws (including Securities Laws). Except as set forth in Section 4.02(b) of the TKO Disclosure Letter, TKO PubCo has not granted any options, warrants, rights, “phantom” rights or other securities convertible into or exchangeable or exercisable for TKO PubCo Shares, and there are no other Contracts providing for the issuance of additional TKO PubCo Shares or for the repurchase or redemption of TKO PubCo Shares. As of the date of this Agreement, no other class of interests of TKO PubCo is authorized, issued or outstanding.

(c) The TKO Common Units and shares of TKO PubCo Class B Common Stock to be issued to the EDR Parties under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued, fully paid and nonassessable and free and clear of any Liens (other than restrictions on transfer arising pursuant to Securities Laws or those under the Governing Documents of the TKO Parties) and will not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law or the Governing Documents of the TKO Parties.

(d) The TKO Parties do not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equityholders of the TKO Parties on any matter.

Section 4.03 No Conflict. Assuming that all applicable requirements of the Regulatory Approvals have been satisfied, and except as may result from any facts or circumstances (x) relating solely to the Company or the EDR Parties, (y) arising solely from the EDR Group’s ownership interests in the TKO Parties, or (z) arising solely as a result of the transactions contemplated by the EDR Merger Agreement, the execution, delivery and performance of this Agreement by the TKO Parties does not and will not (a) violate or conflict with the Governing Documents of the TKO Parties, (b) conflict with or violate any Law or Governmental Order applicable to the TKO Parties or their assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration, or cancellation of any Contract to which a TKO Party is a party or by which a TKO Party may be bound, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a TKO Material Adverse Effect.

Section 4.04 Government Consents and Approvals. Assuming the truth and completeness of the representations and warranties of the EDR Parties and the Company contained in this Agreement and except as may result from any facts or circumstances relating solely to the EDR Parties and the Company or arising solely as a result of the transactions contemplated by the EDR Merger Agreement, the execution, delivery and performance of this Agreement by the TKO Parties does not and will not require any Government Consent, except (a) where failure to obtain such Government Consent would not, individually or in the aggregate, reasonably be expected to have a TKO Material Adverse Effect or (b) applicable requirements of the Regulatory Approvals.

Section 4.05 Financial Ability. TKO has, and will have at the Closing, cash on hand or undrawn amounts immediately available under existing credit facilities, which, together with the Equity Consideration, are necessary to consummate the Transaction and to satisfy all of the obligations of TKO under this Agreement, including paying all fees and expenses of the TKO Parties and their respective Affiliates (and to the extent the TKO Parties are responsible therefor under this Agreement, any other Person) related to the Transaction.

Section 4.06 Absence of Certain Changes. From the Reference Date until the date of this Agreement, except as set forth in Section 4.06 of the TKO Disclosure Letter, there has not been any TKO Material Adverse Effect.

Section 4.07 Solvency. The TKO Parties are not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Assuming that the representations and warranties of the EDR Parties and the Company contained in this Agreement are true and correct in all material respects, and after giving effect to the Closing, at and immediately after the Closing, the TKO Parties (a) will be solvent (in that both the fair value of their assets will not be less than the sum of their debts and that the present fair saleable value of their assets will not be less than the amount required to pay their probable Liability on their recourse debts as they mature or become due), (b) will have adequate capital and liquidity with which to engage in their business and (c) will not have incurred and does not plan to incur debts beyond their ability to pay as they mature or become due.

Section 4.08 Litigation. There are no legal proceedings or material actions, suits, proceedings or orders pending or threatened against the TKO Parties which, if determined adversely, would, individually or in the aggregate, have a TKO Material Adverse Effect.

Section 4.09 Compliance with Laws.

(a) The business of the TKO Parties and their Subsidiaries is being conducted in compliance with all applicable Laws, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a TKO Material Adverse Effect, and (b) none of the TKO Parties or their Subsidiaries has, for the past two (2) years, received or entered into, or, to the Knowledge of TKO, is there any basis for, any citations, complaints, consent orders, or other similar Governmental Orders, or received any written, or to the Knowledge of TKO, oral, notice or other communication from any Governmental Authority that indicates any material non compliance with, or material liability under, any Laws.

(b) The TKO Parties and their Subsidiaries hold, or at the Closing will hold, all Consents of all Governmental Authority required to own, lease and operate their properties and assets relating and to conduct their respective businesses as currently conducted and are in compliance with the terms of such Consents, except where the failure to hold or be in compliance with such Consents would not, individually or in the aggregate, reasonably be expected to have a TKO Material Adverse Effect. No Action is pending or, to the Knowledge of TKO, threatened, seeking the revocation, cancellation, suspension or adverse modification of any such Consent.

Section 4.10 Investment Purpose. TKO is acquiring the Transferred Equity Interests for its own account only and not with a view to (or for) resale in connection with any public sale or distribution thereof. TKO acknowledges that the Transferred Equity Interests are not registered under the Securities Act or any state or foreign securities laws, and that the Transferred Equity Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state and foreign securities laws, as applicable.

Section 4.11 Brokers. Except as set forth on Section 4.11 of the TKO Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the TKO Parties.

Section 4.12 Vote Required. The affirmative vote of the holders of a majority of the voting power of the TKO PubCo Shares outstanding as of the effective date of the Written Consent in favor of adopting this Agreement (the “TKO Stockholder Approval”) is the only vote of the holders of any class or series of the capital stock of TKO PubCo prior to the Closing necessary to adopt this Agreement and approve the consummation of the Transaction (including the Contribution), and the execution and delivery of the written consent in the form attached hereto as Exhibit B by the Specified Stockholders to approve and adopt this Agreement and the Transaction in accordance with Section 228 of the DGCL (the “Written Consent”) will satisfy the TKO Stockholder Approval.

Section 4.13 Financial Statements; Internal Controls.

(a) The TKO Parties have filed or furnished on a timely basis all TKO SEC Reports. As of their respective dates, the TKO SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act, as the case may be, and applicable to such TKO SEC Reports or the TKO Parties and, except to the extent that information in such TKO SEC Report has been revised, amended, modified, or superseded (prior to the date of this Agreement) by a later-filed TKO SEC Report, none of the TKO SEC Reports, when filed or furnished, contained (or, with respect to TKO SEC Reports filed or furnished after the date of this Agreement, will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projection or forward-looking statement or the completeness of any information filed or furnished by the TKO Parties with or to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.

(b) The consolidated financial statements (including related notes and schedules) contained or incorporated by reference in the TKO SEC Reports (the “TKO Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K, or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the consolidated financial position of TKO PubCo and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of TKO PubCo and its consolidated subsidiary, as applicable, for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, reasonably expected to be material to the business of TKO PubCo and its Subsidiaries, taken as a whole).

Section 4.14 No Additional Representations or Warranties. The TKO Parties have not made and are not making any representation or warranty whatsoever to the EDR Parties or their respective Affiliates, respective directors, officers, employees, stockholders, partners, members or representatives, and no such Person shall be liable in respect of the accuracy or completeness of any information provided to the EDR Parties or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives (except the specific representations and warranties of the TKO Parties set forth in this Article IV or in respect of the certificate delivered at Closing pursuant to Section 2.03(a)(iv)).

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Conduct of the Business. Each of the EDR Parties covenants and agrees that, except (v) as contemplated by the Pre-Closing Restructuring, (w) for any transfer of any Transferred Entity, Business Unit

Business Employee, Transferred Asset or Transferred Liability to the Transferred Entities or any transfer of any Inactive Employees, Delayed Transfer Business Employees, Corporate Business Employees or Excluded Employees set forth on the Excluded Employees List, any Excluded Asset or any Excluded Liabilities to the Remaining EDR Group or any of their Affiliates (other than the Transferred Entities), (x) as required by applicable Law or any Governmental Authority or any Contract (including any Labor Agreement) to which a member of the EDR Group is a party, (y) as described in Section 5.01 of the EDR Disclosure Letter or (z) or as otherwise expressly contemplated by this Agreement or the Ancillary Agreements or with the prior written consent of TKO (which consent shall not be unreasonably conditioned, withheld, delayed or denied), between the date of this Agreement and the earlier of the Closing or the termination of this Agreement pursuant to Article XI (the “Pre-Closing Period”), the EDR Parties shall use reasonable best efforts to cause the EDR Group (solely in respect of the Businesses) and the Transferred Entities to conduct the Businesses in the Ordinary Course of Business (taking into account any material event or change in circumstance that occurs following the date of this Agreement) in all material respects and use reasonable best efforts to (1) maintain in all material respects the assets and properties of the Businesses (including for the avoidance of doubt the Transferred Assets), (2) preserve in all material respects the current relationships of the Businesses with customers, suppliers, distributors, licensors, licensees, contractors, employees, Governmental Authorities and other business relationships, in each case, who are material to the Businesses (taken as a whole) and (3) preserve in all material respects the goodwill and ongoing operations of the Businesses (provided that, with respect to the matters specifically addressed by, permitted under or excepted from any provision of Section 5.01(a)-(w), such specific provisions shall govern over the more general provisions contained in the foregoing sentence) and to not:

(a) issue, grant, sell, pledge, assign, transfer, convey, surrender, relinquish or otherwise dispose of, lease, license, mortgage, incur or create any Lien on, or otherwise encumber (other than Permitted Liens), (i) any equity interest, options, warrants or other rights of any kind to acquire or receive any equity interest of the Transferred Entities or Company-Controlled JVs or (ii) any Transferred Assets or assets or property of the Transferred Entities (including Transferred Owned Real Property or Transferred Leased Real Property, but excluding Transferred Intellectual Property), other than (x) Excluded Assets and (y) sales, transfers or dispositions of (I) inventory, equipment or similar assets or property in the Ordinary Course of Business or (II) with a fair market value that does not exceeds $1,000,000, in each case;

(b) (i) adjust, split, combine or reclassify any equity interest of the Transferred Entities or (ii) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any equity interests of the Transferred Entities, other than as required under Governing Documents of any Company JV in effect as of the date hereof;

(c) materially amend, modify or restate the Governing Documents of the Transferred Entities;

(d) declare, set aside, make or pay any dividend or other distribution, payable in equity, property or otherwise, with respect to any of its equity interests, any distribution with respect to the equity interests of the Transferred Entities, in each case excluding any dividends or distributions (i) between Transferred Entities wholly-owned by the EDR Parties in the Ordinary Course of Business or (ii) by any Transferred Entity in accordance with its Governing Documents (provided, that nothing in this Section 5.01(d) or otherwise in Section 5.01 will limit any dividend or distribution made by a Transferred Entity prior to the Calculation Time that is made in cash);

(e) [Reserved.]

(f) with respect to each Business, make any capital expenditures (except amounts to be paid in full prior to the Closing), (i) with respect to fiscal year 2024, in excess of 10% over the aggregate amount of capital expenditures set forth in the operating budget of such Business existing as of the date hereof; and (ii) with respect to fiscal year 2025, in excess of 10% over the aggregate amount of capital expenditures set forth in the long range plan of such Business made available to the TKO Parties prior to the date hereof;

(g) except as required under applicable Law, pursuant to the terms of a Benefit Plan or Labor Agreement, or resulting from any actions otherwise permitted under Section 5.01(h) or Section 5.01(i) or to the extent such action would not result in any liability to TKO or its Affiliates (including amounts included as Indebtedness or Transaction Expenses), (i) notwithstanding the terms of a Benefit Plan or any provision of this Agreement to the contrary, grant any equity or equity-based awards to any Business Employee or Independent Contractor or any other Person who would become a Transferred Employee or Independent Contractor except as disclosed on Section 3.05(f) of the EDR Disclosure Letter, (ii) increase the amount of any base salary or annualized base wages, annual cash incentive entitlement, or severance payable to any Business Employee other than (x) increases in base salary or annualized base wages or annual cash incentive entitlement in the Ordinary Course of Business for Business Employees who have an annual base salary or annualized base wage of less than $500,000, provided that no such individual increase shall exceed 15% of the annual base salary or annualized base wages or annual cash incentive entitlement as in effect prior to such increase or (y) increases in severance payments or benefits that reflect an increase of less than $50,000 over the amount that would be payable in accordance with the applicable EDR Plan (including any applicable local practice or policy, whether formal or informal), provided that no such increase shall be permitted for any Business Employee with an annual base salary or annualized wage rate of $500,000 or more, (iii) grant or provide any change in control, retention or similar payments or benefits to any Business Employee or any other individual where such payments or benefits would become Liabilities of TKO or its Affiliates (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), or (iv) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any equity or equity-based awards to any Business Employee or any other individual where such payments or benefits would become Liabilities of TKO or its Affiliates;

(h) except as required pursuant to the terms of a Benefit Plan, resulting from any actions otherwise permitted under Section 5.01(g) or Section 5.01(i) or to the extent such action would not result in any liability to TKO or its Affiliates, (i) establish, adopt, enter into, terminate or amend any material Assumed Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy or other arrangement that would be a material Assumed Benefit Plan if it were in existence as of the date hereof (other than in connection with (A) annual or other customary periodic benefit plan review (to the extent such establishment, adoption or entering into does not result in materially increased liability to TKO or its Affiliates), (B) new hires or promotions in the Ordinary Course of Business, or (C) extensions, renewals or terminations of health and welfare plans in the Ordinary Course of Business) or (ii) establish, adopt, enter into, terminate or materially amend any material Benefit Plan (other than any Assumed Benefit Plan) or establish, adopt or enter into any plan, agreement, program, policy or other arrangement that would be a material Benefit Plan (other than any Assumed Benefit Plan) if it were in existence as of the date hereof other than (A) in connection with annual or other customary periodic benefit plan review (to the extent such establishment, adoption or entering into does not result in materially increased liability to TKO or its Affiliates) or in connection with new hires or promotions, or extensions, renewals or terminations of health and welfare plans or (B) adoption, entry into, termination or amendment of any Benefit Plan (other than any Assumed Benefit Plan) that is not specifically targeted to Business Employees;

(i) (i) hire any Business Employee in a position of senior vice president or above or who is expected to earn annual base salary or annualized base wages equal to or in excess of $500,000, other than any Business Employee hired in the Ordinary Course of Business following the date hereof at the level of senior vice president or above who will be expected to earn annual base salary or annualized based wages or fees less than $500,000 but only to the extent such Business Employee is not entitled to total cash compensation that is materially greater (for this purpose, representing an increase of more than 10%) than the total cash compensation provided to similarly situated Business Employees, provided that no such Business Employee shall have any entitlement to equity- or equity-based compensation, or (ii) terminate (other than terminations for cause) the employment of any Business Employee in a position of senior vice president or above or who is expected to earn annual base salary or annualized base wages or fees equal to or in excess of $500,000, or (iii) hire any employee that will be designated as a Corporate Business Employee or (iv) designate or re-assign any Business Employee as Excluded Employee or update the Excluded Employees List to designate as Excluded Employees any Business Employees who, prior to such update, were not designated as Excluded Employees and/or were not listed in the Excluded Employees List;

(j) change in any material respect any method of accounting or accounting practice or policy used by the Businesses, other than such changes required by GAAP or applicable Law;

(k) (i) make, change or revoke any material election with respect to Taxes other than in a manner materially consistent with past practice; (ii) waive or extend the statute of limitations in respect of any material Tax (other than pursuant to automatic extensions of time to file any Tax Return); (iii) file any material amended Tax Returns; (iv) settle, consent to or compromise any claim or assessment in respect of a material amount of Taxes; or (v) surrender or compromise any right to claim a Tax refund in respect of a material amount of Taxes; in each case, to the extent such action would reasonably be expected to materially and adversely affect the Transferred Entities or the TKO Parties with respect to any Post-Closing Tax Period;

(l) permit any Transferred Entity to (i) acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material properties, equity interests or assets from any third party or (ii) enter into any joint venture or other similar partnership with any third party that is material to the Businesses, taken as a whole, other than, in each case, (A) acquisitions of inventory, equipment or similar assets or property in the Ordinary Course of Business, or (B) the satisfaction or exercise of any obligations or rights of any Transferred Entity existing as of the date hereof (except to the extent such exercise is made solely at the election of any Transferred Entity);

(m) other than borrowings in the Ordinary Course of Business pursuant to the EDR Group Credit Facility, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money, other than (i) indebtedness that will be repaid, settled, canceled or terminated in full prior to the Closing, (ii) intercompany indebtedness solely among Transferred Entities wholly-owned by the EDR Parties and (iii) refinancings of existing indebtedness, which do not materially increase the outstanding principal amount of loans or commitments under the applicable existing indebtedness immediately prior to such refinancing;

(n) make any material loans of money or capital contributions to any Person (other than a Transferred Entity) that would constitute Transferred Liabilities or permit a Transferred Entity to make any material loans of money or capital contributions to any Person (other than another Transferred Entity), except, in each case, for (i) advances to Business Employees for expenses incurred in the Ordinary Course of Business, (ii) loans or capital contributions solely among Transferred Entities wholly-owned by the EDR Parties in the Ordinary Course of Business, (iii) the satisfaction or exercise of any obligations or rights of any Transferred Entity existing as of the date hereof (except to the extent such exercise is made solely at the election of any Transferred Entity) or (iv) loans or capital contributions that will be repaid or funded in full prior to the Closing, or otherwise not to exceed $1,000,000 individually or $5,000,000 in the aggregate for all such loans or capital contributions;

(o) (w) other than renewals in the Ordinary Course of Business, replace or materially amend or modify any Material Contract, (x) waive or release any material rights or claims under a Material Contract, (y) except in the Ordinary Course of Business, enter into any Material Contract, or (z) voluntarily terminate any Material Contract;

(p) enter into any new Contract (that would constitute a Material Contract) with the counterparties to (or their Affiliates), or terminate, replace, amend, supplement, waive any rights under or modify, any Contracts set forth on Section 5.01(p) of the EDR Disclosure Letter;

(q) fund any Future Events Payments in an amount in excess of $35,000,000;

(r) adopt or enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Businesses (other than as necessary to implement the Pre-Closing Restructuring);

(s) sell, pledge, dispose of, assign, transfer, license, abandon, create any Lien (other than Permitted Liens) or authorize any of the foregoing on or with respect to any material Transferred Intellectual Property, other than (i) in connection with (A) any sales of products or services in the Ordinary Course of Business, (B) sales, abandonments or other dispositions of immaterial or obsolete, surplus or worn-out assets, equipment or property (including Transferred Intellectual Property) that is no longer used in or useful for the operations of a Transferred Entity, (C) the licensing or sublicensing of Transferred Intellectual Property in the Ordinary Course of Business, (D) pursuant to transactions solely among Transferred Entities wholly-owned by the EDR Parties or (E) expirations of registered Transferred Intellectual Property in accordance with its statutory term or (ii) for consideration (and with fair market value) not to exceed $1,000,000 individually;

(t) except as required by Law, negotiate, enter into, amend, or extend any Labor Agreement or voluntarily recognize any Union as the bargaining representative of any Business Employees without notifying the TKO Parties;

(u) implement any mass layoff, plant closing, or other termination event requiring notice under the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state, local, or foreign Law without complying with the notice requirements under such Laws;

(v) release, compromise or settle any Action (i) involving payments (exclusive of attorney’s fees) by the Transferred Entities in excess of $1,000,000 individually or $5,000,000 in the aggregate, (ii) granting injunctive or other equitable remedy against the Transferred Entities or the Businesses or (iii) which imposes any material restrictions on the operation of the Businesses (taken as a whole); or

(w) agree to take any of the actions specified in Section 5.01(a) through (v).

Notwithstanding anything to the contrary in this Agreement, with respect to any Company JV, the obligations of the EDR Parties and the Transferred Entities set forth in this Section 5.01 shall only apply to the extent an EDR Party or Transferred Entity has the right to cause such Company JV to comply with any such obligation or take or not take any such action (taking into account the rights of any other equityholders or other parties to such Company JV); provided that the EDR Parties and the Transferred Entities shall direct the directors or managers of the Company JVs (other than those set forth in Section 5.01(x) of the EDR Disclosure Letter) that are appointed by the EDR Parties or the Transferred Entities (the “EDR JV Directors”) to vote in favor of (or against) any action (or omission) in their capacity as such, in each case, if such action (or omission) would be prohibited to be taken (or not taken) by this Section 5.01 without the prior written consent of the TKO Parties if taken by a member of the EDR Group or a Transferred Entity directly, it being agreed that the obligation in the foregoing proviso with respect to such Company JV shall not prohibit any such EDR JV Director from (i) complying with or exercising its fiduciary duties in its capacity as a director or manager of such Company JV or (ii) executing a written resolution of the board of directors or similar governing body of such Company JV with respect to any action that, if taken at a meeting, could be approved by the board of directors or other similar governing body of such Company JV without the consent of the EDR JV Director so long as such written resolution is otherwise executed by the number of directors or managers that would be required to approve such action at a meeting of such governing body. For the avoidance of doubt, to the extent this Section 5.01 applies to any Company JV pursuant to the foregoing sentence, any references to Businesses, Transferred Assets, Transferred Liabilities or Business Employees in this Section 5.01 shall instead be deemed to refer to the business, assets, liabilities and employees of such Company JV, any references to materiality shall be measured relative to the size of such Company JV, and any references to ordinary course of business shall be measured relative to the Ordinary Course of Business of such Company JV. Subject to the EDR Parties’ and the Transferred Entities’ compliance with the terms of this paragraph, no action or omission or other matter with respect to any Company JV, other than Company-Controlled JVs (so long as such action or omission with respect to a Company-Controlled JV is permitted to be taken (or not taken) under the Governing Documents of such Company-Controlled JV without the prior approval or consent of a third party member or equityholder of such Company-Controlled JV), contemplated by this paragraph shall constitute a breach of any provision of this

Agreement and the TKO Parties shall not have any right to rely on any failure of a condition set forth in Section 9.02(a) to be satisfied (or terminate this Agreement on the basis thereof) or claim any loss or damage or seek any other remedy (whether at law, in equity or otherwise) to the extent that such failure, loss or damage arises from any action or omission of a Transferred Entity with respect to any Company JV contemplated by this paragraph. TKO may not, prior to the Closing, manage or interfere with the EDR Group’s ability to conduct the Businesses in the Ordinary Course of Business and nothing contained in this Agreement is intended to give TKO or its Affiliates, directly or indirectly, the right to control or direct the Businesses prior to the Closing.

Section 5.02 Conduct of the TKO Parties. Each of the TKO Parties covenants and agrees that, except (i) as set forth on Section 5.02 of the TKO Disclosure Letter, (ii) as required by applicable Law, a Governmental Authority or any Contract to which any of the TKO Parties or their Subsidiaries is bound, or (iii) as otherwise contemplated by this Agreement or the Ancillary Agreements or as consented to by the EDR Parties in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), during the Pre-Closing Period, the TKO Parties shall not, and shall cause their respective Subsidiaries not to:

(a) issue, sell or transfer any shares of capital stock or other equity interests of TKO PubCo or TKO (other than (i) upon the exercise or settlement of awards under the TKO PubCo Incentive Award Plan outstanding as of the date of this Agreement, (ii) as required to comply with any TKO Benefit Plan in effect as of the date of this Agreement, (iii) transactions solely among TKO or its wholly-owned Subsidiaries in the Ordinary Course of Business or (iv) in connection with redemptions or exchanges pursuant to the TKO OpCo LLC Agreement);

(b) (i) adjust, split, combine or reclassify any shares of capital stock or other equity interest of TKO PubCo or TKO or (ii) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of TKO PubCo or TKO;

(c) amend in any material respect the Governing Documents of the TKO Parties in a manner that would reasonably be expected to (i) materially impair the rights of the EDR Parties with respect to the Equity Consideration or the shares of TKO PubCo Class B Common Stock issuable pursuant to Section 2.01(b) or (ii) prevent or materially impair the ability of the TKO Parties to perform their obligations under this Agreement or to consummate the Transaction;

(d) make, declare, set aside or pay any dividends on, or make any other distribution (in equity interests or property) in respect of any of the outstanding equity interests of TKO PubCo or TKO, in each case, other than (i) in respect of regular quarterly cash dividends or (ii) tax distributions provided for under the terms of the TKO OpCo LLC Agreement (determined in a manner consistent with TKO’s past practices);

(e) adopt or enter into any plan of complete or partial liquidation or dissolution of, or otherwise liquidate, dissolve or wind up the operations of, TKO PubCo or TKO; or

(f) commit or agree to take any of the foregoing actions.

Section 5.03 Access to Information.

(a) During the Pre-Closing Period, upon advanced reasonable notice, the EDR Parties shall, at TKO’s sole cost and expense, afford TKO and its authorized representatives reasonable access to the offices, properties and books and records (including Transferred Employee Records, to the extent permitted by applicable Law) of the Transferred Entities and the other members of the EDR Group (solely in respect of the Businesses, Transferred Assets, Transferred Liabilities and Business Employees) as TKO and such representatives may reasonably request for purposes of consummating the Transaction or preparation therefor; provided, however, that any such access shall be conducted during normal business hours, under the supervision of the EDR Parties’ personnel and in such a manner as not to unreasonably interfere with the normal operations of the Businesses or the EDR Group. Notwithstanding anything to the contrary in this Agreement, the EDR Parties shall not be required to disclose any information to TKO if (x) such disclosure would, in the EDR Parties’ reasonable discretion, (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Law (including other Antitrust Laws), fiduciary duty, confidentiality obligation or Contract to which any member of the EDR Group is a party or (y) the EDR Parties or any of their Affiliates (including the Transferred Entities), on the one hand, and TKO or any of its Affiliates, on the other hand, are adverse parties in any Action and such information is reasonably pertinent thereto; provided that if disclosure is restricted pursuant to the foregoing, the EDR Parties shall, to the extent legally permissible, reasonably necessary and practicable, cooperate with TKO and make appropriate substitute arrangements. Neither the auditors nor the independent accountants of the EDR Parties or their respective Affiliates (including the Transferred Entities) shall be obligated to make any work papers available to any Person under this Agreement unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants. If so reasonably requested by the EDR Parties at any time during the Pre-Closing Period or following the Closing Date, TKO shall, and shall cause its Affiliates (as applicable) to, enter into a customary joint defense agreement with the EDR Parties or other members of the EDR Group to avoid the loss of attorney client privilege with respect to any information to be provided to TKO pursuant to this Section 5.03 during the Pre-Closing Period or following the Closing Date.

(b) Nothing provided to TKO pursuant to Section 5.03(a) shall in any way amend or diminish TKO’s or its Affiliates’ obligations under the confidentiality agreement between EGH and TKO PubCo dated as of June 17, 2024 (the “Confidentiality Agreement”). TKO acknowledges and agrees that any information provided to TKO pursuant to Section 5.03(a) or otherwise by any EDR Related Party shall be subject to the terms and conditions of the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein by reference.

(c) After the Closing Date, TKO shall and shall cause its controlled Affiliates to, on the one hand, and the EDR Parties shall and shall cause their controlled Affiliates to, on the other hand, grant to the other reasonable access to financial records and other information in their possession as of the Closing Date related to their conduct of the Businesses and such cooperation and assistance, in each case, as shall be reasonably required to enable them to complete their legal, regulatory, stock exchange and financial reporting requirements and for any other reasonable business purpose, including in respect of litigation and insurance matters, but excluding disputes under this Agreement or any Ancillary Agreement (it being understood and agreed that the limitations provided in the second sentence of Section 5.03(a) shall apply mutatis mutandis to any access provided pursuant to this Section 5.03(c)). TKO, on the one hand, and the EDR Parties, on the other hand, shall promptly reimburse the other for such other’s reasonable out-of-pocket expenses associated with requests made by such first party under this Section 5.03(c), but no other charges shall be payable by the requesting party to the other party in connection with such requests.

(d) TKO acknowledges and agrees that (i) certain records may contain information relating to the Remaining EDR Group or their respective Affiliates, other than information relating solely to the Businesses and the Transferred Entities, and that the Remaining EDR Group may retain copies thereof and (ii) prior to making any records available to TKO, the EDR Parties may redact any portions thereof that relate to any member of the Remaining EDR Group or any of their respective Affiliates (other than the Businesses, Transferred Assets, Transferred Liabilities, Business Employees or the Transferred Entities).

(e) This Section 5.03 shall not govern access to Tax Returns and Tax information, which shall instead be governed by Article  VIII.

Section 5.04 Regulatory and Other Authorizations.

(a) Each of TKO and the EDR Parties shall use reasonable best efforts to promptly obtain all Government Consents that may be or become necessary for the performance of its obligations pursuant to this

Agreement, and will cooperate fully with each other in promptly seeking to obtain all such Government Consents.

(b) In furtherance, and not in limitation of the foregoing, TKO and, where applicable, the EDR Parties shall use reasonable best efforts to (i) make or cause to be made the registrations, declarations and filings required of such party under any Law (including Antitrust Laws) with respect to the Transaction as promptly as reasonably practicable after the date of this Agreement; (ii) furnish to the other parties as promptly as reasonably practicable all information required for any application or other filing to be made by the other parties pursuant to any applicable Law in connection with the Transaction; (iii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the U.S. Federal Trade Commission (“FTC”) or by any other Governmental Authority in respect of such registrations, declarations and filings or such transactions; (iv) promptly notify the other parties of any material communication between that party and the FTC, the DOJ or any other Governmental Authority and of any material communication received or given in connection with any Action by a private party, in each case regarding the Transaction (including any communication relating to the antitrust merits, any potential remedies, commitments or undertakings, the timing of any waivers, consents, approvals, permits, orders, decrees, injunctions or other agreements or authorizations (including the expiration or termination of any waiting periods)), provided that any communication between a party and the FTC, the DOJ or any other Governmental Authority shall be jointly made (unless such party received prior written consent of the other parties to communicate on its own with such Governmental Authority); (v) furnish the other parties promptly with copies of all correspondence, filings and communications relating to any Law or any Action pursuant to any Law between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement and the Transaction; (vi) provide each other with a reasonable advance opportunity to review and comment upon and consider in good faith the reasonable views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under such Laws) with a Governmental Authority under any Law; and (vii) act in good faith and reasonably cooperate with the other parties in connection with any such registrations, declarations and filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Law with respect to any such registration, declaration and filing.

(c) Notwithstanding anything to the contrary set forth herein, each of TKO and the EDR Parties agrees to, and to cause its Affiliates to, use reasonable best efforts to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority or any other parties, so as to enable the parties hereto to expeditiously close the Transaction as soon as commercially practicable, but in any event no later than the Outside Date, provided, however, that TKO (or its Affiliates) shall not directly or indirectly be required to (and the EDR Group shall not without the consent of the TKO Parties) (i) propose, negotiate, commit to or effect, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto or any behavioral remedies, in each case that would be material to the Businesses or to the TKO Parties (with materiality being measured relative to the size of the Businesses), or (ii) defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, Governmental Order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing by the Outside Date.

(d) Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the EDR Parties (which consent, for the avoidance of doubt, shall not be deemed to be given by the EDR Parties’ execution of this Agreement), (i) no member of the EDR Group (including the Company and the Transferred Entities) shall be required to take any action described in or otherwise comply with the provisions of this Section 5.04 and (ii) TKO and its Affiliates shall not be permitted to take any action described in this

Section 5.04. For the avoidance of doubt, TKO shall not require any member of the EDR Group to (and the EDR Parties shall not require the TKO Parties to), and no member of the EDR Group or the TKO Parties shall be required to, take any action with respect to any order or any applicable Law that would bind any member of the EDR Group or the TKO Parties prior to the Closing or in the event the Closing does not occur.

Section 5.05 Further Assurances; Support of Transaction. Subject to Sections 5.01, 5.02, 5.04, 5.11, Article VI, the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate and give effect to the Transaction as soon as practicable (but in any event prior to the Outside Date).

Section 5.06 Indemnification of Directors and Officers.

(a) TKO agrees that all rights of indemnification, advancement of expenses, exculpation and limitation of liabilities existing in favor of the current or former directors and officers of the Transferred Entities (collectively, the “D&O Indemnitees”) as provided in the Transferred Entities’ Governing Documents as in effect on the date of this Agreement with respect to matters occurring prior to the Closing, shall survive the Closing and continue in full force. For a period of six (6) years after the Closing, TKO shall (i) cause the Governing Documents of the Transferred Entities to contain provisions no less favorable with respect to indemnification, exculpation and limitation of liabilities of the D&O Indemnitees and advancement of expenses than are set forth as of the date of this Agreement in the Governing Documents of the Transferred Entities and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of the D&O Indemnitees thereunder.

(b) Prior to the Closing, the Transferred Entities shall obtain as of the Closing and fully pay the premium for a non-cancellable extension (or “tail”) of the existing directors’ and officers’ liability insurance and fiduciary liability insurance coverage of the Transferred Entities (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Closing (such period, the “Tail Period”) with respect to any claim related to any period of time at or prior to the Closing from an insurance carrier(s) with a same or better credit rating than the Transferred Entities’ current insurance carrier(s) with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided for Transferred Entities and their insured Persons under the Transferred Entities’ existing policies. The cost of the D&O Insurance shall be borne by the EDR Parties; provided, however, that in no event shall the Transferred Entities or EDR Parties be required to expend for the D&O Insurance an aggregate premium amount in excess of 300% of the annual premium allocable the Transferred Entities for their existing directors’ and officers’ liability and fiduciary liability insurance in effect as of the date if this Agreement. TKO shall cause the Transferred Entities to, maintain such “tail” policies in full force and effect through such Tail Period.

(c) The provisions of this Section 5.06 shall (i) survive the Closing, (ii) are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnitees, their respective heirs and representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Following the Closing, in the event that TKO or the Transferred Entities or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or if TKO dissolves the Transferred Entities, then, and in each such case, TKO shall cause proper provision to be made so that the successors and assigns of TKO or the Transferred Entities assume the obligations set forth in this Section 5.06.

Section 5.07 Retention of Books and Records.

(a) TKO shall cause the Transferred Entities to retain all books, ledgers, files, reports, plans, operating records and any other material documents to the extent related to Excluded Assets, Excluded Liabilities, or the businesses or operations of the Transferred Entities other than the Businesses, in each case as in existence at the Closing that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date (or such shorter time as specified in the EDR Parties’ current retention policies), and to make the same reasonably available after the Closing for inspection and copying by the EDR Parties or their representatives at the EDR Parties’ expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After such seven- (7-) year or shorter period, before TKO or the Transferred Entities may dispose of any such books and records in bulk (other than pursuant to automated destruction policies with respect to electronic data), TKO shall give at least ninety (90) days’ prior written notice of such intention to dispose to the EDR Parties or their representatives, and the EDR Parties or their representatives shall be given an opportunity, at the EDR Parties’ expense, to remove and retain all or any part of such books and records as it may elect.

(b) The EDR Parties shall retain all books, ledgers, files, reports, plans, operating records and any other material documents to the extent related to the Transferred Entities, the Company-Controlled JVs, the Businesses, the Business Employees, the Transferred Assets and the Transferred Liabilities, in each case as in existence at the Closing that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date (or such shorter time as specified in the EDR Parties’ current retention policies), and to make the same reasonably available after the Closing for inspection and copying by the TKO Parties or their representatives at the TKO Parties’ expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After such seven- (7-) year or shorter period, before the EDR Parties may dispose of any such books and records in bulk (other than pursuant to automated destruction policies with respect to electronic data), the EDR Parties shall give at least ninety (90) days’ prior written notice of such intention to dispose to the TKO Parties or their representatives, and the TKO Parties or their representatives shall be given an opportunity, at the TKO Parties’ expense, to remove and retain all or any part of such books and records as it may elect.

Section 5.08 Pre-Closing Restructuring. At or prior to the Closing, the EDR Parties shall, and shall cause each of their applicable Subsidiaries and other members of the EDR Group and the Transferred Entities to, complete the Pre-Closing Restructuring described on Section 1.01(l) of the EDR Disclosure Letter (the “Pre-Closing Restructuring”) and the steps shown in such plan, the (“Pre-Closing Restructuring Steps”) pursuant to such Conveyancing and Assumption Instruments or such other Contracts, documents or instruments as the EDR Parties deem reasonably necessary to complete the Pre-Closing Restructuring. The EDR Parties shall keep TKO reasonably informed in respect of the actions of the Pre-Closing Restructuring and shall reasonably consult with TKO with respect to the form of the Conveyancing and Assumption Instruments or other Contracts, documents or instruments to be applied in effecting the Pre-Closing Restructuring. Notwithstanding anything to the contrary herein, the EDR Parties shall be permitted to amend or modify the Pre-Closing Restructuring Steps if such amendment or modification is determined by the EDR Parties to be reasonably necessary or appropriate to effect the transactions contemplated thereby; provided, however, that TKO’s prior written consent (not to be unreasonably conditioned, withheld or delayed) shall be required with respect to any material amendments or modifications that would reasonably be expected to (i) prevent or materially delay the consummation of the Transaction (including by reason of any newly required Consents or other approvals of any Governmental Authority in connection with the Transaction), or (ii) have a material and adverse economic effect on TKO, its Affiliates (including the Transferred Entities following the Closing) or the Businesses. Notwithstanding anything to the contrary in this Agreement, the TKO Parties agree that no condition to the TKO Parties’ obligations to close the Transaction set forth in Section 9.02 shall be deemed not satisfied solely as a result of the EDR Parties’ breach of this Section 5.08, and none of the EDR Parties or any of their Affiliates shall be liable to the TKO Parties or their Affiliates for any Losses resulting or arising from any breach of this Section 5.08, in each case with respect to the transfer of any Shared Contract, Delayed Asset (including the Specified Transferred Assets) or Non-Transferrable Liability contemplated by the Pre-Closing Restructuring, subject to the EDR Parties’ and the Transferred Entities’ compliance with the terms of Section 6.02 and Section 6.03 with respect to such Shared Contract, Delayed Asset or Non-Transferrable Liability, as applicable.

Section 5.09 Written Consent; Information Statement.

(a) The EDR Parties shall use their reasonable best efforts to obtain and deliver to TKO PubCo the duly executed countersignature pages to the Written Consent by the Specified Stockholders as soon as practicable following the execution of this agreement, but in any event within twelve (12) hours following the execution hereof. In connection with the Written Consent, TKO PubCo shall take all actions necessary or advisable to comply in all material respects, and shall comply in all material respects, with the DGCL including Section 228 thereof, and the Governing Documents of TKO PubCo.

(b) TKO PubCo shall prepare, and, after approval by the EDR Parties (which shall not be unreasonably withheld, delayed or conditioned), file (with the assistance and cooperation of the EDR Parties as reasonably requested by TKO PubCo) with the SEC, as promptly as practicable after the TKO Stockholder Approval has been obtained pursuant to the Written Consent, a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Transaction and (ii) the notice of action by written consent required by Section 228(e) of the DGCL (including any amendment or supplement thereto or any additional filing required in accordance with the provisions of Section 5.09(c), the “Information Statement”).

(c) Each of the TKO Parties and the EDR Parties shall provide the other party and their respective outside legal counsel and other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings) that relate to the Information Statement. Each of the TKO Parties and the EDR Parties shall promptly notify the other parties of the receipt of any comments from the SEC with respect to the Information Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to the other parties copies of all correspondence between such party or any of its Representatives and the SEC with respect to the Information Statement. The TKO Parties and the EDR Parties shall use their respective reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Information Statement from the SEC, including by preparing any additional filings required by the SEC or pursuant to applicable Law (provided, that, for the avoidance of doubt, prior to responding to any comments of the SEC or making any additional filings required by the SEC, the TKO Parties and the EDR Parties shall provide each other with a reasonable opportunity to consult and review such responses or filings and TKO PubCo shall consider in good faith any comments on such responses or filings), and TKO PubCo shall cause the definitive Information Statement (and any other such additional required filings) to be mailed (including by electronic delivery if permitted) to the stockholders of TKO PubCo as promptly as possible after confirmation from the SEC that it will not review, or that it has completed its review of, the Information Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified TKO PubCo prior to the tenth (10th) day after making the initial filing of the preliminary Information Statement that the SEC will or will not be reviewing the Information Statement.

(d) TKO PubCo, TKO and the EDR Parties shall ensure that none of the information supplied by it for inclusion in the Information Statement will, at the date of mailing (including by electronic delivery if permitted) to stockholders of TKO PubCo, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The EDR Parties shall provide TKO PubCo with such information of the EDR Parties and the Transferred Entities as is customarily included in an information statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or its staff, or as TKO PubCo may reasonably request, in each case, sufficiently in advance of the mailing of the Information Statement. Notwithstanding anything in this Section 5.09 to the contrary, TKO PubCo assumes no responsibility with respect to information supplied in writing by or on behalf of the EDR Parties, the Transferred Entities or their respective Representatives for inclusion or incorporation by reference in the Information Statement.

(e) If any information relating to TKO PubCo, TKO, the EDR Parties or the Transferred Entities, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a party hereto, which information should be set forth in an amendment or supplement to the Information Statement so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable following such discovery notify the other party or parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) TKO PubCo shall promptly prepare (with the assistance and approval of the EDR Parties as provided for in this Section 5.09) an amendment or supplement to the Information Statement and (ii) TKO PubCo shall cause the Information Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders. TKO PubCo shall provide the EDR Parties with a reasonable opportunity to consult and review drafts of the Information Statement and shall consider in good faith any comments provided by the EDR Parties on such drafts.

Section 5.10 Delivery of Financials.

(a) The EDR Parties shall use their reasonable best efforts deliver to the TKO Parties the financial statements of the Businesses required under the Securities Act to be included in the Information Statement (the “Audited Financial Statements”), which financial statements shall include the audited consolidated balance sheet of such Business as of the years ended December 31, 2023 and December 31, 2022 and the unaudited consolidated balance sheet of such Business as of the year ended December 31, 2021, and be prepared in accordance with GAAP and Regulation S-X, together with all related notes and schedules thereto, accompanied by an audit report of Deloitte & Touche LLP (the “Auditor”), as promptly as reasonably practicable following the date hereof. TKO and its applicable Affiliates shall execute any customary documentation required by the Auditor to receive the Audited Financial Statements.

(b) In addition, the EDR Parties and the TKO Parties shall each use their reasonable best efforts to provide information reasonably necessary to prepare, and shall reasonably cooperate in the preparation of, any pro forma financial statements and related footnotes to the extent required to be included in the Information Statement.

(c) To the extent required by SEC rules and regulations to be included in the Information Statement, Form 10-Q and/or Form 10-K, the EDR Parties shall deliver to the TKO Parties as promptly as reasonably practicable following the end of each financial quarter, any unaudited financial statements of the Businesses required under the Securities Act to be included in the Information Statement, Form 10-Q and/or Form 10-K and be prepared in conformity with GAAP.

(d) The EDR Parties shall, no later than February 28, 2025, represent to the TKO Parties that the EDR Parties reasonably and in good faith expect to deliver to the TKO Parties (i) the unaudited consolidated profit and losses statement of the Businesses for the month ended as of January 31, 2025, and the unaudited consolidated balance sheet of the Businesses as of January 31, 2025 and (ii) the unaudited consolidated balance sheet of the Businesses as of February 28, 2025 (collectively, the “2025 Financials”) on or prior to April 1, 2025. If the Closing occurs on or prior to March 3, 2025, the EDR Parties shall use their reasonable best efforts to deliver to the TKO Parties the 2025 Financials no later than April 1, 2025. Notwithstanding anything to the contrary in this Agreement, the TKO Parties agree that (i) no condition to the TKO Parties’ obligations to close the Transaction set forth in Section 9.02 shall be deemed not satisfied solely as a result of the EDR Parties’ breach of this Section 5.10(d) and (ii) none of the EDR Parties or any of their Affiliates shall be liable to the TKO Parties or their Affiliates for any Losses resulting or arising from any breach of this Section 5.10(d) or any failure by the EDR Parties to deliver the 2025 Financials by April 1, 2025 in accordance with the terms of this Agreement.

(e) If the Closing has not occurred prior to March 3, 2025, as soon as reasonably practicable following March 3, 2025, the EDR Parties shall deliver to the TKO Parties the audited consolidated balance sheet of the

Businesses as of the year ended December 31, 2024, prepared in accordance with GAAP and Regulation S-X, together with all related notes and schedules thereto, accompanied by an audit report of the Auditor.

Section 5.11 Stockholder Litigation. Prior to the Closing, the TKO Parties shall notify the EDR Parties promptly of the commencement of any stockholder litigation brought or threatened in writing against the TKO Parties or any of their Subsidiaries or any of their respective directors or officers relating to the Transaction (“Transaction Litigation”) and shall promptly advise the EDR Parties of any material developments with respect to and keep the EDR Parties reasonably informed with respect to the status thereof. The EDR Parties and TKO Parties shall jointly be entitled to direct and control the overall defense, negotiation and settlement of any such Transaction Litigation; provided that the TKO Parties’ Representatives or the EDR Parties’ Representatives named as defendants in Transaction Litigation (including, but not limited to, any member of a committee of TKO PubCo, such as the Special Committee) shall have the right to manage their own defense of any Transaction Litigation in cooperation with the TKO Parties or the EDR Parties with respect to such defense of any Transaction Litigation. The EDR Parties, on the one hand, and TKO PubCo, on the other hand, shall not, and shall cause their respective Representatives (including, but not limited to, with respect to TKO PubCo, any member of a committee of TKO PubCo, such as the Special Committee) not to, settle any Transaction Litigation without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the TKO Parties’ Representatives and the EDR Parties’ Representatives named as defendants in any Transaction Litigation (including, with respect to the TKO Parties, any member of Special Committee) may enter into any settlement of claims brought against such Person so long as such settlement (a) does not, in the aggregate together with all such settlements, involve payment of monetary damages in excess of the amount set forth on Schedule 5.11 or any injunctive or other equitable relief, (b) does not directly or indirectly attribute to the EDR Parties, the TKO Parties, or any of their respective Affiliates any admission of liability, (c) does not impose on the EDR Parties, the TKO Parties, or any of their respective Affiliates, as applicable, any judgment, contribution obligation, fine, penalty or any other liability and (d) does not involve the admission of any wrongdoing by any Person (it being agreed that a settlement entered into in accordance with this proviso shall not be deemed to in any way qualify or limit the obligation of the TKO Parties or any of their Subsidiaries (or, following the Closing, the Transferred Entities), or the EDR Parties or any of their Subsidiaries, as applicable, to indemnify such Person in connection with such settlement, or to maintain directors’ and officers’ liability insurance in respect of such Person).

Section 5.12 R&W Insurance Policy. Prior to the Closing, TKO shall have obtained and delivered to the EDR Parties a representations and warranties insurance policy(ies) (the “R&W Insurance Policy”), which must contain a provision which expressly states that the insurer(s) agrees to waive all subrogation rights against the EDR Parties and their respective Affiliates except in the case of Fraud by such EDR Party or Affiliate (of which specific provision the EDR Parties are expressly made third party beneficiaries), and shall maintain the R&W Insurance Policy in full force and effect from and after the Closing (noting, for the avoidance of doubt, that the foregoing shall not be interpreted to limit the TKO Parties’ right to make, adjust, negotiate or settle claims under the R&W Insurance Policy) and shall not (and shall cause their Affiliates to not) amend, modify, terminate or waive any waiver of subrogation applicable to the EDR Parties or any of their Affiliates set forth in the R&W Insurance Policy, in each case in a manner adverse to the EDR Parties or any of their Affiliates, without the prior written consent of the EDR Parties. The cost of the premiums together with all Taxes and application, underwriting, due diligence or similar fees or expenses in connection with the R&W Insurance Policy shall be paid by the TKO Parties. From and after the Closing, the R&W Insurance Policy will serve as the TKO Parties’ and their Affiliates’ sole recourse for breaches of any representation or warranty of the EDR Parties or the Transferred Entities set forth in Article III, other than in the case of Fraud or as otherwise expressly set forth herein. The EDR Parties shall use reasonable best efforts to cooperate with reasonable requests from TKO and its Representatives with respect to TKO’s obtainment of the R&W Insurance Policy.

Section 5.13 Payoff of OLE Facility. Prior to the Closing, (a) the EDR Parties shall (x) deliver or cause to be delivered notices of prepayment or termination of the OLE Facility (which notices may be conditioned upon the consummation of the Closing and other transactions contemplated hereby to the extent permitted by the OLE

Facility) within the time periods required by the OLE Facility and (y) deliver or cause to be delivered to TKO (with drafts delivered at least five (5) Business Days prior to the Closing) a “payoff letter” or similar document, in customary form, from the agent for the lenders or other counterparties with respect to the OLE Facility (collectively, the “Payoff Letters”) specifying the aggregate amount to be paid to fully satisfy all obligations due and payable on the Closing Date and providing for release of all Liens and guarantees thereunder and termination of all instruments governing the OLE Facility, automatically upon payment of the payoff amount specified therein and (b) the parties shall cooperate and use reasonable best efforts to cause the cash collateralization, termination, provision of backstop letters of credit, replacement or other substitution of any letters of credit under the OLE Facility, in each case, to the extent required by the issuers thereof. The parties will use reasonable best efforts to effectuate the payoff of the OLE Facility in the manner provided in Section 8.04(d).

Section 5.14 Section 16 Matters. Prior to the Closing, the TKO Parties shall take, or cause to be taken, all actions and do, or cause to be done, all things as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of any equity securities of the TKO Parties or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transaction by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Transaction to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 5.15 Certain Post-Closing Matters.

(a) Following the Closing, the TKO Parties or the Transferred Entities may from time to time (a) receive payments relating to accounts receivable of, or services rendered by, the OLE Business or the EDR Group (in respect of the OLE Business) in connection with the 2024 Olympic and Paralympic Games (the “2024 Olympics”) (such payments, the “2024 Olympics Post-Closing Receipts”), it being agreed and acknowledged by the parties that the rights to such payments were transferred from the Transferred Entities to members of the EDR Group prior to the Closing and were accordingly retained by the EDR Group; or (b) make payments relating to accounts payable of, or services rendered by, the OLE Business or the EDR Group (in respect of the OLE Business) in connection with the 2024 Olympics (such payments, the “2024 Olympics Post-Closing Payments”). Within ten (10) Business Days following the last day of each calendar month from the Closing Date through the calendar month immediately following the later of (i) the last 2024 Olympics Post-Closing Receipt or (ii) the last 2024 Olympics Post-Closing Payment, (A) the TKO Parties shall remit, or cause to be remitted, the aggregate amount of the 2024 Olympics Post-Closing Receipts during such calendar month to the EDR Parties (or their applicable Affiliate, as designated by the EDR Parties), and (B) the EDR Parties shall remit, or cause to be remitted, the aggregate amount of the 2024 Olympics Post-Closing Payments during such calendar month to the TKO Parties (which amounts shall be remitted by the EDR Parties in accordance with the EDR Allocation Schedule).

(b) Following the Closing, the TKO Parties or the Transferred Entities may from time to time receive payments relating to accounts receivable of, or services rendered or by, the IMG Media Business or the EDR Group (in respect of the IMG Media Business) in connection with the North American media rights for the 2024-2025 FA Cup (the “FA Cup NA Media Rights”) (such payments, the “FA Cup NA Media Rights Post-Closing Receipts”), it being agreed and acknowledged by the parties that the rights to such payments were transferred from the Transferred Entities to members of the EDR Group prior to the Closing and were accordingly retained by the EDR Group. Within ten (10) Business Days following the last day of each calendar month from the Closing Date through the calendar month immediately following the last FA Cup NA Media Rights Post-Closing Receipt, the TKO Parties shall remit, or cause to be remitted, the aggregate amount of any FA Cup NA Media Rights Post-Closing Receipts (reduced by (x) obligations to third parties to share such amounts if collected by the TKO Parties or Transferred Entities rather than being paid to such third party directly by the payor of the FA Cup NA Media Rights Post-Closing Receipts and (y) any costs incurred in connection with any Actions taken by the TKO Parties at the written request of the EDR Parties to collect such FA Cup NA Media Rights Post-Closing Receipts) during such calendar month to the EDR Parties (or their applicable Affiliate, as designated by the EDR Parties).

(c) All payments under this Section 5.15 shall be treated in a manner consistent with Section 8.04 of this Agreement (and in furtherance thereof, the parties will to the extent permitted by Law treat any amounts to be remitted to the EDR Parties as assets of (and amounts received by) the EDR Parties for income tax purposes), and any payments made by the EDR Parties pursuant to this Section 5.15 shall accordingly be considered an additional capital contribution made by the EDR Parties as part of the Contribution for tax purposes. In connection with any payment pursuant to this Section 5.15, the TKO Parties shall provide the EDR Parties with any supporting documentation and information reasonably requested by the EDR Parties. To the extent the EDR Parties dispute the amount of any such payments, the applicable provisions of Section 2.04 shall apply to such disputes mutatis mutandis. For the avoidance of doubt, the calculations of any payments under this Section 5.15 shall not include any payment, line item, component, accounting or other adjustment taken into account in the calculation and preparation of the Estimated Closing Statement and the Final Closing Statement (including the calculation of the Estimated Adjustment Amount, the Closing Adjustment Amount and each of the components thereof).

Section 5.16 Lien Releases. At the Closing, all Liens on any of the Transferred Entities or on any Transferred Assets under the EDR Group Credit Facility shall be automatically released in accordance with the terms of the EDR Group Credit Facility. At or promptly following the Closing, the EDR Parties shall use reasonable best efforts to cause the secured parties under the EDR Group Credit Facility to file the applicable Uniform Commercial Code termination statements and other customary intellectual property lien terminations and releases with respect to such Liens and to deliver such other customary release documentation as TKO may reasonably request.

Section 5.17 Transition Services Agreement. As promptly as practicable, the TKO Parties and the EDR Parties shall negotiate and agree in good faith upon the Services (as defined in the Transition Services Agreement and set forth in Exhibit A thereto) to be provided under the Transition Services Agreement consistent with the principles set forth in the form Transition Services Agreement attached as Exhibit A; provided that, (i) the EDR Parties cannot refuse to include an EDR Service that was provided to the Business by an EDR Party or a member of the Remaining EDR Group or that is provided to TKO pursuant to the TKO Services Agreement prior to Closing (except to the extent such service is contemplated to be an Excluded Service under the Transition Services Agreement), and (ii) the Shared Office Space (Chiswick) and Shared Office Space (New York City, 304 Park Ave South) Services, each as defined in Exhibit A to the Transition Services Agreement, shall be provided for the duration and pricing set forth in Exhibit A to the Transition Services Agreement as of the date hereof.

ARTICLE VI

SEPARATION MATTERS

Section 6.01 Services from Affiliates; EDR Guarantees.

(a) TKO acknowledges that the Businesses currently receive or benefit from certain shared management, administrative and corporate services and benefits provided by the EDR Parties or other members of the Remaining EDR Group, including management, operations and information technology (including information technology support and website hosting and data center services), customer service, finance, accounting and payroll and back office services and processing, financial systems, treasury services (including banking, insurance, administration, taxation and internal audit), office space, facilities and office management services, business development and marketing services, product support services, procurement services, risk management, corporate communications, general administrative services, executive and management services, legal services, human resources, analytics services, personnel services and travel services. Other than the agreements set forth on Section 6.01(a) of the EDR Disclosure Letter (the “Surviving Intercompany Agreements”), the Transition Services Agreement or any other Ancillary Agreement related thereto, the EDR Parties shall take such actions that are necessary to cause each Intercompany Agreement to terminate with respect to the Businesses, as of the Closing Date, and be of no force and effect without any party thereto having any continuing Liabilities to the other. Without limiting the foregoing, TKO and the EDR Parties agree, effective as of the Closing Date, that the TKO Services Agreement shall be automatically terminated in its entirety and shall be without further force or effect, without any further action, obligations or liabilities of the EDR Group or any of its Affiliates, on the one hand, or TKO or any of its Affiliates, on the other hand, following the Closing. In connection with the foregoing, TKO shall pay to EOC (or its designee) all Service Fees (as defined in the TKO Services Agreement) due and owing prior to the Closing Date (which shall be prorated in the event that the Closing Date is not the last day of a calendar month). In consideration of the foregoing, the EDR Group on the one hand, and TKO and each of its Affiliates on the other hand, hereby fully, completely, and forever releases, remises, acquits, and discharges TKO and each of its Affiliates, on the one hand, and the EDR Group and each of its Affiliates, on the other hand, from and against any and all claims, demands, liens, actions, agreements, suits, causes of action, losses, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind or nature, whether actually asserted or which could have been asserted, whether known or unknown, whether suspected or unsuspected, whether actual or potential, whether fixed or contingent, whether pending or anticipated, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, in law, equity, or otherwise based on any facts, events, or omissions occurring from any time on or prior to the Closing Date which arise out of, concern, pertain, or relate in any way directly or indirectly to the TKO Services Agreement. Each of the EDR Group and its Affiliates, on the one hand, and TKO and each of its Affiliates, on the other hand, further covenants not to sue TKO and each of its Affiliates, on the one hand, and the EDR Group, on the other hand, on any of the claims released pursuant to this Section 6.01(a). In addition, with respect to any balances not required to be settled prior to the Closing, the EDR Parties shall use reasonable best efforts to cause the Businesses and the EDR Group to pay such payables (and collect such receivables) between the Remaining EDR Group and/or the EDR Group, on the one hand, and the Businesses, Transferred Entities and/or Company-Controlled JVs, on the other hand, when due in accordance with their terms.

(b) It is understood that no EDR Guarantees, other than the EDR Guarantee set forth on Section 6.01(b) of the EDR Disclosure Letter (the “Surviving EDR Guarantee”), are intended to continue after the Closing in respect of the Businesses (other than Excluded Liabilities) or Transferred Liabilities. Prior to the Closing, TKO shall use reasonable best efforts to put in place, effective as of the Closing, instruments to replace the EDR Guarantees (other than the Surviving EDR Guarantee), and the EDR Parties shall use reasonable best efforts to cooperate with TKO in connection therewith as reasonably requested by TKO. TKO and the EDR Parties shall use reasonable best efforts to cooperate and cause TKO (or an appropriate Subsidiary) to be substituted in all respects for the member of the Remaining EDR Group that is party to any EDR Guarantee (other than the Surviving EDR Guarantee in respect of the Businesses (other than Excluded Liabilities) or Transferred Liabilities), effective as of the Closing Date, in respect of all obligations of the applicable member of the Remaining EDR Group that is party to such EDR Guarantee in respect of the Businesses (other than Excluded Liabilities) or Transferred Liabilities, so that as a result of such substitution, the member of the Remaining EDR Group that is party to such EDR Guarantee shall, from and after the Closing, cease to have any obligation whatsoever arising from or in connection with such EDR Guarantees in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities. If the parties are not successful in obtaining the complete release of the member(s) of the Remaining EDR Group that is party to the EDR Guarantee from the EDR Guarantees (other than the Surviving EDR Guarantee in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities) by the Closing Date, then from the Closing until the date that the Remaining EDR Group is completely and unconditionally released from each EDR Guarantee (other than the Surviving EDR Guarantee in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities), (i) the EDR Parties shall cause any such EDR Guarantee to remain in effect (provided that the Remaining EDR Group shall be under no obligation to renew or extend the term of any such existing EDR Guarantee), (ii) TKO and the EDR Parties shall continue to use its reasonable best efforts to obtain promptly the complete and unconditional release of the member of the Remaining EDR Group that is party to such EDR Guarantee from each such EDR Guarantee in respect of the Businesses (other than the Excluded Liabilities) or Transferred Liabilities following the Closing; (iii) TKO shall indemnify the Remaining EDR Group for the amounts paid under such Surviving EDR Guarantee or any other Liability arising from or in connection with such EDR Guarantee from and after the Closing to the extent constituting Transferred Liabilities and (iv) TKO shall not amend, modify or renew any Contract subject to such EDR Guarantees without the consent of the member of the Remaining EDR Group that is party to such EDR Guarantees.

Section 6.02 Shared Contracts.

(a) TKO acknowledges that the members of the EDR Group are party to certain Contracts (including sales orders and purchase orders, but excluding Contracts for goods or services to be provided under the Transition Services Agreement) that relate both to the Businesses and one or more of the Excluded EDR Businesses (each, a “Shared Contract”). Prior to the Closing, and until the expiration or termination date of the applicable Shared Contract (but if the term in indefinite, only for two (2) years after the Closing), each of the EDR Parties and TKO shall, and shall cause the other members of the EDR Group and their respective Affiliates, respectively, to use reasonable best efforts to obtain from each third party to a Shared Contract, either (i) a separate contract or agreement (a “New Contract”) that allocates the rights and obligations of the EDR Group under each such Shared Contract as between the Businesses, on the one hand, and the Excluded EDR Businesses, on the other hand, and which, as it relates to the Businesses, are otherwise substantially similar in all material respects to such Shared Contract (or on terms that are otherwise reasonably acceptable to TKO and the EDR Parties), or (ii) a Contract or agreement effective as of the Closing (the “Partial Assignments and Releases”) that assigns the rights and obligations of the EDR Group under such Shared Contract to the extent related to the Businesses to the Transferred Entities, or assigns the rights and obligations of the EDR Group under such Shared Contract to the extent related to the Excluded EDR Businesses to a member of the Remaining EDR Group, as applicable (in each case, including by amending such Shared Contract to remove the applicable member of the EDR Group as a party thereto). None of the EDR Parties, TKO, any Transferred Entity or their respective Affiliates shall be required to commence, defend or participate in any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third Person (an “Extraordinary Action”) to obtain any New Contract or Partial Assignment and Release with respect to any Shared Contract.

(b) If following the Closing, any third party under a Shared Contract does not agree to enter into a New Contract or Partial Assignment and Release consistent with Section 6.02(a), the parties shall for a period of up to two (2) years or until the earlier expiration or termination date of the applicable Shared Contract, cooperate with each other and, following good faith discussions between the parties, seek to obtain or structure mutually acceptable alternative arrangements for the applicable member of the EDR Group and the applicable Transferred Entity (or TKO or its Subsidiaries) receiving rights and benefits, and bearing liabilities and obligations, (i) with respect to the EDR Group, to the extent related to the Excluded EDR Businesses, Excluded Assets and Excluded Liabilities, and (ii) with respect to the Transferred Entities (or TKO or its Subsidiaries), to the extent related to the Businesses (other than Excluded Liabilities), Transferred Assets and Transferred Liabilities (provided that such arrangements shall not result in a breach or violation of such Shared Contract by any of the parties thereto or a violation of applicable Law) (each, a “Back-to-Back Arrangement”).

(c) With respect to Liabilities, rights and benefits pursuant to, under or relating to a given Shared Contract, relating to occurrences from and after the Closing, to the extent a New Contract, a Partial Assignment and Release or a Back-to-Back Arrangement has not been entered into in respect to such Shared Contract, such Liabilities, rights and benefits shall, unless otherwise allocated pursuant to this Agreement or any other Ancillary Agreement or as otherwise mutually agreed between the EDR Parties and the TKO Parties, be allocated between the EDR Group and TKO as follows:

(i) If a Liability is incurred, or if a right or benefit is obtained, exclusively in respect of the Businesses (other than Excluded Liabilities and Excluded Assets), Transferred Assets or Transferred Liabilities or exclusively in respect of the Excluded EDR Businesses, Excluded Assets or Excluded Liabilities, such Liability, right or benefit shall be allocated to TKO or its applicable Subsidiary (including the Transferred Entities) (in respect of the Business (other than Excluded Liabilities and Excluded Assets), Transferred

Assets or Transferred Liabilities) or the EDR Group (in respect of the Excluded EDR Businesses), Excluded Assets or Excluded Liabilities, as applicable;

(ii) If a Liability, right or benefit cannot be so allocated under Section 6.02(c) above, such Liability, right or benefit shall be allocated to the EDR Group or TKO or one or more of their respective Subsidiaries, as the case may be, based on the relative proportions of total benefit received (over the term of the Shared Contract remaining as of the Closing Date, measured as of the date of the allocation) by the Businesses (other than Excluded Liabilities and Excluded Assets), Transferred Assets or Transferred Liabilities or the Excluded EDR Businesses, Excluded Assets or Excluded Liabilities (as applicable) under the relevant Shared Contract. Notwithstanding the foregoing, each of the EDR Parties, on the one hand, and TKO, on the other hand, shall be responsible for any or all Liabilities to the extent related to, resulting from, or arising out of its (or its Subsidiaries’, including, with respect to TKO, the Transferred Entities) direct or indirect breach of, or actions under, the relevant Shared Contract to which this Section 6.02 otherwise pertains.

(d) If the EDR Group, on the one hand, or TKO or any of its Subsidiaries (including the Transferred Entities), on the other hand, receives any benefit or payment which under any Shared Contract was intended for the other, the EDR Parties and TKO will use their respective reasonable best efforts to, and to cause their respective Subsidiaries to (including, with respect to TKO, the Transferred Entities), deliver such benefit or payment to the other party.

Section 6.03 Obligations Regarding Non-Assignable Assets and Non-Assumable Liabilities.

(a) To the extent that any transfers of Transferred Assets (including Contracts other than Shared Contracts, which are governed by Section 6.02 or the Transferred Assets set forth on Section 6.03(a) of the EDR Disclosure Letter (the “Specified Transferred Assets”)) to or assumptions of Transferred Liabilities by the Transferred Entities, including any Transferred Assets or Transferred Liabilities to be transferred pursuant to the Pre-Closing Restructuring, shall not have been consummated at or prior to the Closing, the parties shall, subject to Section 6.03(b), use reasonable best efforts to effect such transfers or assumptions as promptly following the Closing as shall be practicable. Notwithstanding anything else in this Agreement to the contrary, to the extent that the sale, conveyance, assignment or transfer or attempted sale, conveyance, assignment or transfer of any Transferred Asset (including any Company Permit or any other Permit which TKO must obtain in order to conduct the Businesses as conducted as of the date hereof) or Transferred Liability is prohibited by or would contravene any applicable Law, Permit (including, for the avoidance of doubt any Environmental Permit), Governmental Order or Contract, or would require any Consent of any Governmental Authority or other third party (or, in each case any claim or right or benefit arising thereunder or resulting therefrom that is subject to any such prohibition, contravention or Consent requirement) (such Transferred Asset, a “Delayed Asset” and such Transferred Liability, a “Non-Transferable Liability”), then (but with respect to those constituting Delayed Assets and Non-Transferable Liabilities due to a Consent requirement, unless and until such Consents have been obtained) this Agreement and the Ancillary Agreements shall not constitute an agreement to sell, assign, license, sublicense, lease, sublease, convey or transfer at the Closing any Transferred Asset (excluding Transferred Entities) or Transferred Liability; provided, that, except as otherwise expressly provided herein, none of the members of the EDR Group or any of their Affiliates nor TKO or any of its Affiliates shall be required to take any Extraordinary Action with respect to any Delayed Asset or Non-Transferable Liability. Without limiting the generality of Section 5.04, the EDR Parties and TKO shall use, and cause each of their Subsidiaries to use, reasonable best efforts to obtain any such Consent, including after the Closing Date through the date that is six (6) months after the Closing Date (or, in the case of a Contract, until the expiration of the term of such Contract (without giving effect to any extensions thereof following the Closing)); provided that, (x) with respect to the Specified Transferred Assets, the foregoing sentence shall apply solely upon mutual agreement by the EDR Parties and TKO following the date hereof to use, or cause their Subsidiaries to use, reasonable best efforts to obtain any such Consent and (y) except as required by applicable Law, TKO shall be solely responsible for preparing and submitting on a timely basis, all post-Closing filings required to effect the transfer or reissuance of all Permits to a Transferred Entity following the Closing. Upon obtaining the requisite Consents, unless otherwise provided in this Agreement or any Ancillary Agreement, such Delayed Asset or Non-Transferable Liability shall be automatically transferred and assigned to TKO or the applicable Transferred Entity hereunder without additional consideration therefor.

(b) Following the Closing, the EDR Parties shall, and shall cause their Subsidiaries to, use reasonable best efforts to, in each case, subject to the terms of this Agreement and the Ancillary Agreements, cooperate in any arrangement (such arrangement complying with this Section 6.03, a “Delayed Transfer Arrangement”), reasonable and lawful as to the EDR Group, Transferred Entities and TKO and its Subsidiaries so that TKO (or one of its Subsidiaries or the relevant Transferred Entities) shall obtain the benefits (as determined on an after-Tax basis taking into account solely items related to such Delayed Transfer Arrangement) and bear the burdens relating to such Delayed Asset or Non-Transferable Liability, including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Delayed Asset or Non-Transferable Liability, such that the parties would be placed in a substantially similar position as if such Delayed Asset or Non-Transferable Liability had been conveyed at the Closing; provided that none of the EDR Parties or the Remaining EDR Group shall be required to (i) take any Extraordinary Action, (ii) unreasonably interfere with any customer or other commercial relationship of the EDR Group or any of their Affiliates, (iii) take any action which would result in a violation or breach of, or default under, applicable Law, Governmental Order or Contract, (iv) amend, renew, terminate or otherwise modify any Contract, (v) relinquish, waive or forbear any rights other than in de minimis respects or (vi) pay any costs or expenses of any third party resulting from the process of obtaining such Consent or amendment, or negotiating, designing, establishing and implementing any Delayed Transfer Arrangement, all of which costs and expenses (if any) shall be borne exclusively by TKO or the applicable Transferred Entity. Subject to the terms of this Agreement and the Ancillary Agreements, (I) the EDR Parties shall, and shall cause the other members of the EDR Group and their Affiliates to, without further consideration therefor, pay and remit to TKO promptly all monies, rights and other consideration received in respect of its performance of this Section 6.03(b), and (II) TKO, or a Transferred Entity shall, or shall cause its Subsidiaries to, pay or reimburse the EDR Parties or any of their Subsidiaries for all amounts paid or incurred by the EDR Parties or their Subsidiaries in connection with the retention of such Non-Transferable Liability. In furtherance of the foregoing, TKO shall, or shall cause a designee to, promptly pay, perform or discharge when due any Liability arising under any Delayed Asset from and after the Closing Date. Subject to the terms of this Agreement and the Ancillary Agreements, TKO shall be responsible for all Transferred Liabilities related to any Delayed Asset and shall indemnify the EDR Indemnified Parties for all Losses arising out of or relating to any actions (or omissions to act) (A) of TKO and its Subsidiaries and of the EDR Parties or any of their Affiliates arising out of the performance by TKO and its Subsidiaries or any EDR Indemnified Party, respectively, of this Section 6.03(b), including any Delayed Asset held by such Person for the benefit of TKO or its Affiliates pursuant to and arising during the term of any related Delayed Transfer Arrangement, or (B) taken by any EDR Indemnified Party at the direction of TKO or any of its Subsidiaries, except, in the case of clause (A) and clause (B), to the extent arising out of or resulting from the EDR Parties’ or their Affiliate’s failure to comply with the terms of this Section 6.03(b) (for which the EDR Parties shall indemnify TKO).

(c) To the extent that the sale, conveyance, assignment or transfer or attempted sale, conveyance, assignment or transfer of any Excluded Assets to, or assumptions of Excluded Liabilities by, the EDR Group or Remaining EDR Group is prohibited by or would contravene any applicable Law, Permit (including, for the avoidance of doubt any Environmental Permit), Governmental Order or Contract, or would require any Consent of any Governmental Authority or other third party (or, in each case any claim or right or benefit arising thereunder or resulting therefrom that is subject to any such prohibition, contravention or Consent requirement) (such Transferred Asset, a “Delayed Excluded Asset” and such Excluded Liability, a “Non-Transferable Excluded Liability”), then (but with respect to those constituting Delayed Assets and Non-Transferable Liabilities due to a Consent requirement, unless and until such Consents have been obtained) this Agreement and the Ancillary Agreements shall not constitute an agreement to sell, assign, license, sublicense, lease, sublease, convey or transfer at the Closing any Excluded Asset or Excluded Liability; provided, that, except as otherwise expressly provided herein, none of the EDR Parties or any of their Affiliates nor TKO or any of its Affiliates shall be required to take any Extraordinary Action with respect to any Delayed Excluded Asset or Non-Transferable Excluded Liability. Without limiting the generality of Section 5.04, the EDR Parties and TKO shall use, and cause each of their Subsidiaries to use, reasonable best efforts to obtain any such Consent, including after the Closing Date through the date that is six (6) months after the Closing Date (or, in the case of a Contract, until the expiration of the term of such Contract (without giving effect to any extensions thereof following the Closing)). Upon obtaining the requisite Consents, unless otherwise provided in this Agreement or any Ancillary Agreement, such Delayed Excluded Asset or Non-Transferable Excluded Liability shall be automatically transferred and assigned to the EDR Parties hereunder without additional consideration therefor.

(d) Following the Closing, TKO shall, and shall cause the Transferred Entities and its Subsidiaries to, use reasonable best efforts to, in each case, subject to the terms of this Agreement and the Ancillary Agreements, cooperate in any arrangement (such arrangement complying with this Section 6.03, a “Delayed Reverse Transfer Arrangement”), reasonable and lawful as to the EDR Group and TKO so that the EDR Parties (or the relevant member of the EDR Group) shall obtain the benefits (as determined on an after-Tax basis taking into account solely items related to such Delayed Reverse Transfer Arrangement) and bear the burdens relating to such Delayed Excluded Asset or Non-Transferable Excluded Liability, including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Delayed Excluded Asset or Non-Transferable Excluded Liability, such that the parties would be placed in a substantially similar position as if such Delayed Excluded Asset or Non-Transferable Excluded Liability had been conveyed at the Closing; provided that none of TKO (or one of its Subsidiaries or the relevant Transferred Entities) shall be required to (i) take any Extraordinary Action, (ii) unreasonably interfere with any customer or other commercial relationship of TKO (or one of its Subsidiaries or the relevant Transferred Entities) or any of its Affiliates, (iii) take any action which would result in a violation or breach of, or default under, applicable Law, Governmental Order or Contract, (iv) amend, renew, terminate or otherwise modify any Contract, (v) relinquish, waive or forbear any rights other than in de minimis respects or (vi) pay any costs or expenses of any third party resulting from the process of obtaining such Consent or amendment, or negotiating, designing, establishing and implementing any Delayed Reverse Transfer Arrangement, all of which costs and expenses (if any) shall be borne exclusively by the EDR Parties. Subject to the terms of this Agreement and the Ancillary Agreements, (I) TKO shall, and shall cause its Subsidiaries to, without further consideration therefor, pay and remit to the EDR Parties promptly all monies, rights and other consideration received in respect of its performance of this Section 6.03(d) and (II) the EDR Group shall, or shall cause their Subsidiaries to, pay or reimburse TKO or any of their Subsidiaries for all amounts paid or incurred by TKO or its Subsidiaries in connection with the retention of such Non-Transferable Excluded Liability. In furtherance of the foregoing, the EDR Group shall, or shall cause a designee to, promptly pay, perform or discharge when due any Liability arising under any Delayed Excluded Asset from and after the Closing Date. Subject to the terms of this Agreement and the Ancillary Agreements, the EDR Parties shall pay, perform and discharge fully, promptly when due, all of the obligations of TKO or its Subsidiaries in respect of the performance of their obligations, pursuant to this Section 6.03(d), and the EDR Parties shall be responsible for all Excluded Liabilities related thereto and shall indemnify the TKO Indemnified Parties for all Losses arising out of or relating to any actions (or omissions to act) (A) of the members of the EDR Group and of TKO or any of its Affiliates arising out of the performance by EDR Group or any TKO Indemnified Party, respectively, of this Section 6.03(d), including any Delayed Excluded Asset held by such Person for the benefit of the EDR Group or its Affiliates pursuant to and arising during the term of any related Delayed Reverse Transfer Arrangement, or (B) taken by any TKO Indemnified Party at the written direction of any member of the EDR Group or any of their Subsidiaries, except, in the case of clause (A) and clause (B), to the extent arising out of or resulting from TKO’s or its Affiliate’s failure to comply with the terms of this Section 6.03(d) (for which TKO shall indemnify the EDR Parties).

(e) Notwithstanding anything to the contrary set forth in this Agreement, but in furtherance of the foregoing, in the case of any Permits (including Environmental Permits) which are related to both the Excluded EDR Businesses and the Businesses (a “Shared Permit”), the EDR Parties shall be entitled to elect (after consultation with TKO) whether the holder of the applicable Permit shall (x) transfer the applicable Shared Permit to a Transferred Entity or TKO (to the extent transferable under applicable Law) and to procure for itself

(or the Remaining EDR Group) any new Permits or (y) procure the issuance for the Transferred Entity or TKO of such new Permits (including Environmental Permits) related to the existing Shared Permits (to the extent necessary for the conduct of the Businesses as it is conducted as of the date hereof and as of the time of the Closing after giving effect to this Agreement and the Ancillary Agreements); provided that, in each case, and for the avoidance of doubt, if there is any delay in the transfer or procurement of such Permit, this Section 6.03 shall continue to apply.

(f) Subject to the other party’s compliance with its obligations under this Section 6.03, each of the EDR Parties and the TKO Parties further agree that no covenant of the EDR Parties or the TKO Parties, as applicable, contained in this Agreement shall be breached or deemed breached, and no condition to the EDR Parties’ or the TKO Parties’ obligations to close the Transaction shall be deemed not satisfied as a result of (i) the failure to obtain any such Consent or amendment or as a result of any resulting default or termination or (ii) any Action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any Consent or amendment or any resulting default or termination. For the avoidance of doubt, nothing in this Section 6.03 shall (A) require or permit any delay of the Closing or adjustment to the Closing Equity Consideration, the Equity Consideration or the Purchase Price, (B) result in a determination that the EDR Parties or TKO Parties, as applicable, has not complied with its obligations under this Agreement other than those set forth in this Section 6.03 or (C) require (x) the EDR Parties or any of their Affiliates to renew (fully or in part) any Delayed Asset or Non-Transferable Liability once its term has expired or commence any Action in connection with any such Delayed Asset or Non-Transferable Liability or (y) require TKO or any of its Affiliates to renew (fully or in part) any Delayed Excluded Asset or Non-Transferable Excluded Liability once its term has expired or commence any Action in connection with any such Delayed Excluded Asset or Non-Transferable Excluded Liability.

(g) Notwithstanding anything to the contrary herein, this Section 6.03 shall not apply to the matters set forth in Section  5.15.

Section 6.04 EDR Names and Marks.

(a) Except as expressly set forth in this Section 6.04, after the Closing, TKO shall not, and shall not permit the Transferred Entities to, use any of the EDR Names and EDR Marks. TKO, for itself and its Affiliates, acknowledges and agrees that, neither TKO nor any of its Affiliates shall have any rights in any of the EDR Names and EDR Marks and neither TKO nor any of its Affiliates shall contest or challenge the ownership or validity of any rights of the EDR Parties or any of its Affiliates in or to any of the EDR Names and EDR Marks. Notwithstanding the foregoing, (i) as soon as practicable following the Closing, but in no event later than ninety (90) days after the Closing, TKO shall, and shall cause the Transferred Entities to, file such documents and take, or cause to be taken, such necessary actions, to file with competent Governmental Authorities to change the legal entity name of the Transferred Entities to remove any EDR Names and (ii) the Transferred Entities shall be entitled to use the EDR Marks in substantially the same manner and scope as used by the Transferred Entities with respect to the Businesses as in the twelve (12) months prior to the Closing for a transitional period no later than ninety (90) days after the Closing (or such longer time as may be mutually agreed in good faith). During such transitional license term, TKO shall cause the Businesses not to use the EDR Names and the EDR Marks in any manner that may damage or tarnish the reputation of the Remaining EDR Group or the goodwill associated with the EDR Names or the EDR Marks. Additionally, the EDR Parties acknowledge that the EDR Names and EDR Marks may have been utilized prior to the Closing in connection with Contracts of the Businesses and any invoices, letters or other documentation related thereto, and that continued use of the EDR Names and EDR Marks solely in connection with such Contracts, and solely in the manner in which they currently appear shall, subject to the remainder of this Section 6.04, not be deemed a breach of this Section 6.04. For clarity, TKO and its Affiliates shall not be in breach of this Section 6.04 with respect to (i) uses that constitute fair use or otherwise do not infringe the EDR Names or EDR Marks, (ii) uses in internal historical materials, or (iii) uses required for compliance with applicable Laws (including for regulatory or corporate filings and similar requirements with any Governmental Authority).

(b) Upon the EDR Parties’ reasonable request, TKO shall, and shall cause each Transferred Entity to, promptly execute all assignment, transfer and other documents, and take all steps, in each case, that are necessary or desirable to confirm, effectuate or otherwise evidence the EDR Parties’ and their Affiliates’ (excluding, after the Closing, any Transferred Entity) rights, title and interests in and to, and control over, the EDR Names and EDR Marks. Any and all goodwill generated by the use of the EDR Names and EDR Marks under this Section 6.04 shall inure solely to the benefit of the Remaining EDR Group. TKO agrees that neither EDR Party nor any other member of the Remaining EDR Group shall have any responsibility for claims by third parties arising out of, or relating to, the use by the Businesses of the EDR Names and EDR Marks after the Closing. In addition to any and all other available remedies, TKO shall defend, indemnify and hold harmless the EDR Related Parties in accordance with Article X from and against any and all Actions and Losses that may arise out of the use of the EDR Names and EDR Marks (i) by the Businesses in accordance with the terms and conditions of this Section 6.04, other than such claims that the EDR Names and EDR Marks infringe the Intellectual Property rights of any third party; or (ii) by the Businesses, TKO or any of its Affiliates in violation of or outside the scope permitted by this Section 6.04. Notwithstanding anything in this Agreement to the contrary, TKO hereby acknowledges and agrees that in the event of any breach or threatened breach of this Section 6.04, the EDR Parties, in addition to any other remedies available to it, (A) shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining TKO and any of its Affiliates (including, after the Closing, the Businesses) from any such breach or threatened breach and (B) shall not be required to provide any bond or other security in connection with any such injunction, order or other relief.

Section 6.05 Insurance.

(a) From and after the Closing Date, the Businesses and Transferred Entities shall cease to be insured by the Remaining EDR Group’s insurance policies or by any of the Remaining EDR Group’s self-insured programs (collectively, the “EDR Insurance Policies”), and any EDR Insurance Policies shall continue in force only for the benefit of the Remaining EDR Group and not for the benefit of TKO, the Transferred Entities or the Businesses, provided that following the Closing, the Remaining EDR Group shall use reasonable best efforts to (A) provide the Businesses and the Transferred Entities with the continued benefit of any (i) “occurrence basis” EDR Insurance Policy that, by its terms, covers and permits claims by the Businesses and Transferred Entities in respect of acts, omissions and events occurring prior to the Closing (to the extent any such claim relates to the Businesses prior to the Closing), and (ii) “claims made basis” EDR Insurance Policy with regard to coverage for the Businesses and the Transferred Entities for claims noticed to the insurers thereunder prior to the Closing and (B) provide the Businesses and the Transferred Entities with the continued benefit of the EDR Insurance Policies to the extent the TKO Parties and their Subsidiaries are insured under such policies as of the date hereof, in substantially the same manner and scope as provided to the TKO Parties and their Subsidiaries as of the date hereof, and, in each case, TKO and the Transferred Entities shall pay (and reimburse the EDR Parties if they pay) for any reasonable costs and expenses (including increased premiums) directly incurred thereby as a result of such claims and shall exclusively bear any deductibles, retentions, or uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with such claims. Other than with respect to any Insurance Policies held by the Transferred Entities (excluding for clarity, the EDR Insurance Policies) and the EDR Insurance Policies referenced in (B) of the first sentence of this Section 6.05, TKO and the Transferred Entities shall arrange for their own insurance policies with respect to the Businesses, the Transferred Entities and the Transferred Assets. Except as provided in the first sentence of this Section 6.05, TKO and the Transferred Entities agree not to seek, through any means, to benefit from the EDR Insurance Policies which may otherwise have provided coverage for claims relating to the Businesses, the Transferred Entities or the Transferred Assets prior to the Closing, without the prior written consent of the EDR Parties (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.06 Wrong-Pockets.

(a) If at any time after the Closing (i) any of TKO or its Affiliates (including the Transferred Entities) receives (x) any monies, checks, refunds or other amounts which are (or represent the proceeds of) an Excluded

Asset or is otherwise properly due and owing to any member of the Remaining EDR Group in accordance with the terms of this Agreement, or (y) any other amount for an Excluded Liability, or refund or other amount which is related to claims or other matters for which the EDR Parties are responsible hereunder (which amount is not a Transferred Asset), then, in each case, TKO promptly shall remit, or shall cause to be remitted, such amount to the EDR Parties, net of any out-of-pocket expenses and costs (including Taxes) incurred in connection with determining, collecting or obtaining such refund or other amount.

(b) If at any time during the five- (5-) year period after the Closing, TKO or any of its Affiliates (including the Transferred Entities) shall receive or otherwise possess any asset that is an Excluded Asset or that otherwise should belong to any member of the Remaining EDR Group pursuant to this Agreement, TKO shall (i) promptly notify and transfer, or cause to be transferred, such asset to the EDR Parties or any of their Affiliates and (ii) hold, and shall cause its Affiliates to hold, the relevant Excluded Asset, in trust for the EDR Group until such time as the transfer is validly effected such Excluded Asset with the EDR Group or their Affiliates. If at any time during the five- (5-) year period after the Closing, any member of the Remaining EDR Group shall receive or otherwise possess any Transferred Liability, the EDR Parties shall promptly notify and transfer, or cause to be transferred, such Transferred Liability to TKO or any of its Affiliates. Prior to any such transfer of assets pursuant to this Section 6.06(b), the EDR Parties and TKO agree that the party who receives or possesses such asset shall hold such asset in trust for each party to whom such asset should rightfully belong pursuant to this Agreement.

(c) If at any time after the Closing, (i) any member of the Remaining EDR Group receives (x) any monies, checks, refunds or other amounts which are (or otherwise represent the proceeds of) a Transferred Asset or is otherwise properly due and owing to any Transferred Entity in accordance with the terms of this Agreement or (y) any other amount for a Transferred Liability, or refund or other amount which is related to claims or other matters for which the TKO Parties are responsible hereunder (which amount is not an Excluded Asset), then, in each case the EDR Parties, or another member of the Remaining EDR Group, promptly shall remit, or shall cause to be remitted, such amount to TKO or the applicable Transferred Entity, net of any out-of-pocket expenses and costs (including Taxes) incurred in connection with determining, collecting or obtaining such refund or other amount.

(d) If at any time during the five- (5-) year period after the Closing, any member of the Remaining EDR Group shall receive or otherwise possess any asset that is a Transferred Asset or should belong to Transferred Entities pursuant to this Agreement, the EDR Parties shall (i) promptly notify and transfer, or cause to be transferred, such asset to the applicable Transferred Entity and (ii) hold, and shall cause its Affiliates to hold, the relevant Transferred Asset, in trust for TKO or the Transferred Entities until such time as the transfer is validly effected to vest such Transferred Asset with TKO or its Affiliate. If at any time during the five- (5-) year period after the Closing, any Transferred Entity shall receive or otherwise possess any Excluded Liability, the applicable Transferred Entity shall promptly notify and transfer, or cause to be transferred, such Transferred Liability to the EDR Parties or any other member of the Remaining EDR Group. Prior to any such transfer of assets pursuant to this Section 6.06(d), the EDR Parties and TKO agree that the party who receives or possesses such asset shall hold such asset in trust for each party to whom such asset should rightfully belong pursuant to this Agreement.

(e) TKO and the EDR Parties shall cooperate with each other and shall set up procedures and notifications as are reasonably necessary or advisable to effectuate the transfers contemplated by this Section 6.06.

(f) For the avoidance of doubt, the transfer or assumption of any assets or Liabilities under this Section 6.06 shall be effected without any additional consideration payable by any party hereto.

(g) Notwithstanding anything to the contrary herein, this Section 6.06 shall not apply to the matters set forth in Section 5.15.

ARTICLE VII

EMPLOYEE MATTERS

Section 7.01 Pre-Closing Communication. During the Pre-Closing Period (and, for any Inactive Employees, Delayed Transfer Business Employees or Corporate Business Employees, through their applicable Transfer Time), TKO shall use reasonable best efforts to provide the EDR Parties with advance copies of, and shall consider in good faith any reasonable good faith comments from the EDR Parties and obtain the EDR Parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed) before distributing any communications to any Business Employee whether relating to compensation or employee benefits, post-Closing (or post-Transfer Time) terms of employment or otherwise; provided that this sentence shall not apply to any individual, non-commercial conversations or communications regarding matters not covered by any of this Agreement and not otherwise relating to the Businesses, compensation or employee benefits or post-Closing (or post-Transfer Time) employment of Business Employees. Within twenty (20) Business Days following the date hereof, the EDR Parties shall be entitled to update the Excluded Employees List to reflect the addition of certain new hires on or following September 4, 2024 who are determined in good faith by the EDR Parties to not be Business Employees (without regard for any limitations under Section 5.01(i)). In addition, (a) no later than twenty (20) Business Days prior to the Closing Date, the EDR Parties shall update and provide to TKO an updated list of all Business Employees whose employment will not automatically transfer to TKO or its Affiliates upon the occurrence of the Closing and/or to whom offers of employment will be made pursuant to Section 7.02(a) below; (b) no later than ten (10) Business Days prior to the Closing Date, the EDR Parties shall use reasonable best efforts to update and provide to TKO (i) the updated list of Business Employees to reflect any new hires and terminations following the date of this Agreement, and (ii) the further updated Excluded Employees List; and (c) upon reasonable request from TKO, the EDR Parties shall update and provide to TKO an updated list of all Corporate Business Employees whose employment will transfer to TKO or its Affiliates upon the occurrence of the Closing or to whom TKO shall offer employment with TKO or one of its Affiliates (including, as of the Closing, the Transferred Entities) on such date as mutually agreed between the parties.

Section 7.02 Transfer of Employment; Terms and Conditions of Employment.

(a) Offers of Employment. In relation to any Business Employee (other than an Inactive Employee, Delayed Transfer Business Employee or Corporate Business Employee) whose employment does not automatically transfer to TKO or its Affiliates upon the occurrence of the Closing by operation of Law due to his or her employment with a Transferred Entity or otherwise, not less than ten (10) Business Days prior to the Closing, TKO or one of its Affiliates will offer employment, effective at 12:01 A.M., local time, on the Closing Date (except as otherwise set forth in this Section 7.02(a), Section 7.02(b), Section 7.02(c)(iii), Section 7.02(d)(iii) or Section 7.02(g), the “Transfer Time”), to such Business Employee in accordance with this Agreement. The EDR Parties shall, and cause their Affiliates, to cooperate in good faith with and provide reasonable assistance to TKO and its Affiliates in connection with the delivery and communication of such offers of employment, in accordance with applicable Law, and consent and agree that, subject to the EDR Parties’ review and approval of the forms thereof (which approval shall not be unreasonably withheld, conditioned or delayed), TKO or one of its Affiliates may make such offers of employment on behalf of, and thus offer any such Business Employee employment with, any of the Transferred Entities (in addition to TKO or any of TKO’s Affiliates), provided that such offers are in all events conditioned upon, and effectively solely following, the consummation of the Transaction. Offers pursuant to this Section 7.02(a) shall (i) be for a substantially similar position in which such Business Employee’s responsibilities are not significantly reduced and at a geographic work location that is within fifteen (15) miles of the same metropolitan area as the applicable Business Employee’s primary work location immediately prior to the Closing Date; and (ii) use reasonable best efforts to otherwise comply in all respects with applicable Law (including with respect to compensation and benefits) and be sufficient to (A) ensure severance, termination and other similar payments or obligations do not become due in connection with termination of employment with the EDR Group or otherwise in connection with the Transaction and (B) avoid any notification, consultation, opinion, advice or similar requirement with respect to

Business Employees under any Labor Agreement or applicable Law. Notwithstanding the foregoing, to the extent any Business Employee’s employment is covered by a Labor Agreement that dictates the terms of any of the categories described in this Section 7.02(a)(i)-(ii), the terms of such Labor Agreement shall prevail. Each Business Employee who accepts an offer (including for the avoidance of doubt an offer made under this Section 7.02(a), Section 7.02(c)(iii), or Section 7.02(d)(iii)) and who commences employment with TKO or one of its Affiliates on the Closing Date, and any Business Employee who automatically transfers to TKO or its Affiliates (including as a result of being employed by a Transferred Entity at Closing or otherwise by operation of Law), shall be a “Transferred Employee”. To the extent any Business Employee required to receive an offer of employment pursuant to this Section 7.02(a) rejects such offer of employment or the EDR Parties terminate the employment of such Business Employee, any severance or termination costs or expenses incurred by the EDR Parties shall be Assumed Employee Liabilities.

(b) Inactive Employees. With respect to any Business Employee to whom TKO or one of its Affiliates is required to make an offer of employment pursuant to Section 7.02(a) or Section 7.02(d), and who, as of the Closing Date (or, with respect to Corporate Business Employees, the last day of the Corporate Business Employee Transition Period), (i) is on an approved leave of absence from work with the EDR Parties or their Affiliates (excluding any vacation or other paid time off or other short term leave of absence) and (ii) is eligible to return to active service in the future under an applicable policy of the EDR Parties or their Affiliates or applicable Law (each, an “Inactive Employee”), TKO shall offer employment to such Inactive Employee on the earliest practicable date following the return of such individual to work with the EDR Parties or their Affiliates and otherwise on terms and conditions consistent with Section 7.02(a) and Section 7.02(d); provided that such Inactive Employee returns to work within one hundred eighty (180) days following the Closing Date (or, with respect to Corporate Business Employees, within one hundred eighty (180) days following the last day of the Corporate Business Employee Transition Period) or such later time as required by applicable Law (the last day on which an Inactive Employee is eligible to return, his or her “Inactive Return End Date”). In the case of any Inactive Employee who becomes a Transferred Employee following the Closing Date, all references in this Agreement to (A) the Closing Date shall be deemed to be references to the date on which such individual becomes a Transferred Employee and (B) the Transfer Time shall be deemed to be references to 12:01 A.M., local time, on the date that such individual becomes a Transferred Employee. Notwithstanding the foregoing, to the extent any Inactive Employee remains employed by the Remaining EDR Group following the Closing Date (or, with respect to Corporate Business Employees, the last day of the Corporate Business Employee Transition Period), any Liabilities the Remaining EDR Group incurs in respect of Inactive Employees from and after the Closing Date and through and including the earlier of the date that the Inactive Employee commences employment with TKO or one of its Affiliates (including, following the Closing, the Transferred Entities) or such Inactive Employee’s Inactive Return End Date (including (I) all compensation and benefits (including pass-through costs (without mark-up) actually incurred by the Remaining EDR Group in providing such compensation and benefits (including disability or other paid leave)), provided that the restrictions set forth in Sections 5.01(g) or 5.01(h) shall apply to all compensation and benefits actions for such Inactive Employee, (II) all applicable fees, Taxes, social or national insurance contributions, unemployment insurance and other amounts owed to any Governmental Authority or other third party in respect of such Inactive Employee, and (III) all Liabilities related to actions or omissions of such Inactive Employee) shall constitute Assumed Employee Liabilities (including, for the avoidance of doubt, severance or termination costs or expenses incurred as a result of such Inactive Employees not timely becoming Transferred Employees in accordance with the terms of this Section 7.02(b) or due to such Inactive Employee’s employment being terminated by the Remaining EDR Group following the Inactive Return End Date); provided that any severance or termination costs or expenses incurred as a result of any action taken or omission not taken by the EDR Group shall, solely to the extent such act or omission is a breach of the terms of a Benefit Plan or applicable Law, be deemed and shall constitute Excluded Employee Liabilities. The EDR Parties shall provide to the TKO Parties with reasonable evidence of payment or provision of compensation and benefits and calculation of applicable fees, Taxes, social or national insurance contributions, unemployment insurance and other amounts owed to any Governmental Authority or other third party in respect of such Inactive Employee in respect of all Assumed Employee Liabilities required to be reimbursed by the TKO Parties under Section 7.02.

(c) Delayed Transfer Business Employees.

(i) With respect to any Delayed Transfer Business Employee, to the extent permitted by applicable Law, such Delayed Transfer Business Employee shall remain an employee of the EDR Parties or one of their Affiliates following the Closing and the Remaining EDR Group shall cause the services of such Delayed Transfer Business Employee to be made available exclusively to TKO from the Closing through the end of the applicable period contemplated by the Transition Service Agreement (the “Delayed Transfer Period”) through an employee secondment, services, independent contractor, consulting or similar arrangement under which TKO shall be solely responsible for all Liabilities in connection with or otherwise related to such Delayed Transfer Business Employee’s employment for such Delayed Transfer Period, other than Liabilities that are caused by the Remaining EDR Group’s non-compliance with applicable Law, gross negligence, or willful misconduct, including (A) all compensation and benefits (including reimbursement for any expenses incurred by such Delayed Transfer Business Employee and pass-through costs (without mark-up) actually incurred by the Remaining EDR Group in providing such compensation and benefits), with such benefits, for the avoidance of doubt, to be provided consistent with the fee structure under the Transition Service Agreement provided that the restrictions set forth in Sections 5.01(g) or 5.01(h) shall apply to all compensation and benefits actions for such Delayed Transfer Business Employee, (B) all applicable fees, Taxes, social or national insurance contributions, unemployment insurance and other amounts owed to any Governmental Authority or other third party in respect of such Delayed Transfer Business Employee, and (C) all Liabilities related to actions or omissions of such Delayed Transfer Business Employee (all of which are Assumed Employee Liabilities (including, for the avoidance of doubt severance or termination costs or expenses incurred as a result of such Delayed Transfer Business Employees’ employment being terminated by the Remaining EDR Group)); provided that any severance or termination costs or expenses incurred as a result of any action taken or omission not taken by the EDR Group shall, solely to the extent such act or omission is a breach of the terms of a Benefit Plan or applicable Law, constitute Excluded Employee Liabilities. Notwithstanding the foregoing, nothing herein obligates the Remaining EDR Group to cause the Delayed Transfer Business Employees to remain employed and, to the extent any such employee terminates his or her employment, the Remaining EDR Group is not obligated to employ any additional Person(s) to provide the services previously provided by such Delayed Transfer Business Employee.

(ii) During the Delayed Transfer Period, TKO and the EDR Parties shall, and shall cause their applicable Affiliates to, reasonably cooperate in good faith to take all actions necessary or appropriate to enable TKO or its applicable Affiliate to directly employ each Delayed Transfer Business Employee as of the end of the Delayed Transfer Period, including TKO establishing and/or registering a local or employing entity and establishing local payroll and benefits programs. To the extent TKO requests cooperation from the EDR Parties or any of their Affiliates and the EDR Parties or any of their Affiliates bear any incremental costs (excluding any wages, compensation and benefits that would be otherwise payable to employees, consultants, or independent contractors of the EDR Parties in the Ordinary Course of Business) in connection with the EDR Parties’ good-faith provision of such cooperation, any such reasonable costs shall be reimbursed by TKO.

(iii) At least ten (10) Business Days prior to the end of the Delayed Transfer Period, TKO shall offer employment to each Delayed Transfer Business Employee on terms and conditions consistent with Section 7.02(a) and otherwise in accordance with this Article VII and, subject to the EDR Parties timely providing necessary information requested by TKO, TKO shall credit each Delayed Transfer Business Employee for all accrued but unused annual leave or other paid time off. Upon reasonable request of the EDR Parties, TKO shall, or shall cause its applicable Affiliate to, and TKO and the EDR Parties shall cooperate and each use reasonable best efforts to cause the applicable Delayed Transfer Business Employee to, execute a tripartite agreement to reflect the transfer of employment in a form mutually agreed by the EDR Parties and TKO; provided that any such tripartite agreement shall not result in any additional payments owing to such Delayed Transfer Business Employee by the Remaining EDR Group unless TKO so requests and reimburses the Remaining EDR Group in full for the cost of such additional payments. In the case of any Delayed Transfer Business Employee who becomes a Transferred Employee following the Closing Date in accordance with the terms of this Section 7.02(c), all references in this Agreement to (A) the Closing Date shall be deemed to be references to the date on which such individual becomes a Transferred Employee (except for purposes of Section 7.02(g)) and (B) the Transfer Time shall be deemed to be references to 12:01 A.M., local time, on the date that such individual becomes a Transferred Employee.

(iv) To the extent any Delayed Transfer Business Employee does not accept and commence employment with TKO or any of its Affiliates on or prior to the end of the Delayed Transfer Period, then the EDR Parties and their Affiliates shall be entitled to terminate the employment of such Delayed Transfer Business Employee, and to the extent the termination of employment with the EDR Parties or any of their Affiliates or the transfer of employment of any Delayed Transfer Business Employee to TKO or one of its Affiliates triggers any severance, termination, retirement and other similar payments, fees or obligations, such payments and all such Liabilities shall constitute Assumed Employee Liabilities, except as otherwise allocated pursuant to Section 7.02(c)(i).

(d) Corporate Business Employees.

(i) With respect to any Corporate Business Employee identified in the list provided to TKO pursuant to Section 7.01(c) and whose employment does not transfer to TKO or its Affiliates upon the Closing as agreed between the parties, to the extent permitted by applicable Law, such Corporate Business Employee shall remain an employee of the EDR Parties or one of their Affiliates for a period from the Closing Date until a date mutually agreed between the parties in good faith (such agreement not unreasonably withheld, conditioned or delayed) (such period, the “Corporate Business Employee Transition Period”) and the EDR Parties shall notify the TKO Parties of the last day of the Corporate Business Employee Transition Period at least thirty (30) days prior thereto. Notwithstanding the foregoing, nothing herein obligates the Remaining EDR Group to cause such Corporate Business Employees to remain employed and, to the extent any such employee terminates his or her employment, the Remaining EDR Group agrees to notify TKO in writing of such termination and is not obligated to employ any additional Person(s) to provide the services previously provided by such Corporate Business Employee.

(ii) During the Corporate Business Employee Transition Period, the EDR Parties shall cause the Corporate Business Employees then employed by the EDR Parties to provide support for the services required by the Transition Services Agreement, as appropriate. Further, during the Corporate Business Employee Transition Period, TKO and the EDR Parties shall, and shall cause their applicable Affiliates to, reasonably cooperate in good faith to take all actions necessary or appropriate to enable TKO or its applicable Affiliate to directly employ each such Corporate Business Employee as of the end of the Corporate Business Employee Transition Period or such other date as mutually agreed between the parties, including TKO establishing and/or registering a local or employing entity and establishing local payroll and benefits programs. To the extent TKO requests cooperation from the EDR Parties or any of their Affiliates and the EDR Parties or any of their Affiliates bear any incremental costs in connection with the EDR Parties’ provision of such cooperation in support of TKO’s or its Affiliates’ efforts to establish and/or register a local or employing entity and establish local payroll and benefits programs and which cooperation is in excess of the EDR Parties’ existing obligations under this Agreement, any such reasonable costs shall be reimbursed by TKO.

(iii) At least ten (10) Business Days prior to the end of the Corporate Business Employee Transition Period or such other date as mutually agreed between the parties, TKO shall offer employment to each Corporate Business Employee then employed by the EDR Parties on terms and conditions consistent with Section 7.02(a) and otherwise in accordance with this Article VII and TKO shall credit such Corporate Business Employee for all accrued but unused annual leave or other paid time off. In the case of any such Corporate Business Employee who becomes a Transferred Employee following the Closing Date in accordance with the terms of this Section 7.02(d), all references in this Agreement to (A) the Closing Date shall be deemed to be references to the date on which such individual becomes a Transferred Employee

(except for purposes of Section 7.02(g)) and (B) the Transfer Time shall be deemed to be references to 12:01 A.M., local time, on the date that such individual becomes a Transferred Employee.

(iv) To the extent any Corporate Business Employee does not accept and commence employment with TKO or any of its Affiliates on or prior to the end of Corporate Business Employee Transition Period or such other date as mutually agreed between the parties, then the EDR Parties and their Affiliates shall be entitled to terminate the employment of such Corporate Business Employee, and to the extent the termination of employment with the EDR Parties or any of their Affiliates or the transfer of employment of any Corporate Business Employee to TKO or one of its Affiliates triggers any severance, termination, retirement and other similar payments, fees or obligations, half of such payments, fees or obligations and all such Liabilities shall constitute Excluded Employee Liabilities and the remaining half of such amount shall constitute Assumed Employee Liabilities.

(e) Terms and Conditions of Employment. Following the Closing, TKO and its Affiliates (i) shall use reasonable best efforts to provide each Transferred Employee with terms and conditions of employment that comply with applicable Law and (ii) shall (A) ensure severance, termination and similar payment obligations do not become due by the EDR Group to the Transferred Employees in connection with termination of employment with the EDR Group or otherwise in connection with the Transaction and (B) avoid triggering any notification, consultation, opinion, advice or similar contractual requirements with respect to Business Employees under the provisions of any Labor Agreement. Notwithstanding the foregoing, TKO shall, or TKO shall cause its Affiliates to, assume and comply with the terms and conditions of any Labor Agreement applicable to any Transferred Employees as of the Closing Date.

(f) Access to Independent Contractors. Following the Closing, the EDR Parties shall not enforce any exclusivity in any agreements, or enter into any exclusivity agreements, in each case, with any Independent Contractor who enters into a new agreement with TKO or any of its Affiliates, provided that such Independent Contractor’s services to TKO or any of its Affiliates do not materially restrict such Independent Contractor from providing services required by his or her agreement with any EDR Party as in effect prior to the Closing Date.

(g) Equity and Phantom Equity Awards.

(i) EGH RSUs. Each unvested EGH RSU held by a Business Employee or Independent Contractor and is (x) outstanding as of the date hereof or (y) granted following the date hereof and scheduled on the Equity Schedule (as updated in accordance herewith) (each of the EGH RSUs contemplated by clauses (x)-(y), an “Approved EGH RSU”) and, in either case, that is outstanding as of immediately prior to the Closing Date shall be assumed by TKO PubCo and substituted for a TKO RSU, subject to terms and conditions after such assumption that are substantially similar to the terms and conditions applicable to the corresponding Approved EGH RSU immediately prior to such assumption (including time-based vesting schedule), except that each grant of TKO RSUs shall relate to that number of shares of TKO PubCo Class A Common Stock (with each discrete grant rounded up to the nearest whole share) equal to the product of (A) the number of shares of EGH Class A Common Stock that were issuable upon the vesting of such Approved EGH RSU immediately prior to the Closing and (B) the Equity Award Adjustment Ratio. Prior to the Closing, the TKO Parties shall, and the EDR Group shall cooperate in good faith to, take all actions necessary or appropriate to effectuate such substitution and, following the Closing Date, the TKO Parties expressly assume and shall be solely liable for such TKO RSUs granted to Transferred Employees.

(ii) EGH PSUs. Following the Closing, the EDR Group expressly retains and shall be solely liable for all EGH PSUs.

(iii) EGH Options. Following the Closing, the EDR Group expressly retains and shall be solely liable for all EGH Options. Notwithstanding the foregoing, to the extent directed by the EDR Group (A) to the extent any EGH Options are exercised following Closing (or, if later, the applicable Business Employee’s Transfer Time) and prior the consummation of the transactions contemplated by the EDR Merger Agreement, the TKO Parties shall timely report and withhold all Taxes in connection with such exercise, and (B) to the extent any EGH Options are entitled to cash payments in connection with the transactions contemplated by the EDR Merger Agreement, the TKO Parties shall timely make such payments, together with all reporting and withholding of Taxes in connection therewith. Upon reasonable evidence of payment and calculation of any related payroll Taxes, the EDR Parties shall reimburse the TKO Parties for the amount of (x) the cash payment described in subsection (B), and (y) the employer portion of the payroll Taxes associated with any such exercise or cash payment contemplated by this Section 7.02(g)(iii).

(iv) EDR Phantom Equity Awards. Following the Closing, the EDR Group expressly retains and shall be solely liable for all EDR Phantom Equity Awards. Notwithstanding the foregoing, to the extent directed by the EDR Group, the TKO Parties shall make, or shall cause to be made, all payments under any EDR Phantom Equity Award in accordance with its terms following the Closing (or, if later, the applicable Business Employee’s Transfer Time) through the applicable employing or engaging entity’s payroll. Upon reasonable evidence of payment and calculation of any related payroll Taxes, the EDR Parties shall reimburse the TKO Parties for the amount of such cash payment and the employer portion of the payroll Taxes associated therewith.

(v) Equity Schedule. Not later than five (5) Business Days prior to the Closing, the EDR Parties shall deliver to TKO an updated Equity Schedule.

Section 7.03 Benefit Plan Participation.

(a) Where in a particular jurisdiction there is no Assumed Benefit Plan that provides retirement, pension, employee welfare or other employee benefits for Transferred Employees as of the Closing Date, no later than the Closing Date (or, with respect to the Delayed Transfer Business Employees or Corporate Business Employees, their applicable Transfer Time), TKO shall establish or cause to be established (or utilize existing plans, programs and arrangements, including any Labor Agreement, established or maintained by TKO or its Affiliates for the benefit of the Transferred Employees (the “TKO Plans”)), at its own expense, such retirement, pension, employee welfare and employee benefit plans for Transferred Employees, as applicable, as necessary or appropriate to comply with Section 7.02(e). Effective as of the Transfer Time, each Business Employee shall cease to be an employee of the EDR Group and shall cease to participate in any EDR Plan as an active employee, except as otherwise set forth in the Transition Services Agreement.

Section 7.04 Work Permits / Visas. If any Business Employee requires a work permit or employment pass or other legal or regulatory approval for his or her employment with TKO or its Affiliates (each, a “Work Permit Employee”), TKO shall, and shall cause its Affiliates to, use reasonable best efforts to cause any such permit, pass or other approval to be obtained and in effect prior to the Transfer Time (and the EDR Parties shall, and shall cause its Affiliates to, use reasonable best efforts to transfer any such permit, pass or other approval to TKO, to the extent permitted by applicable Law and to cooperate with TKO or its applicable Affiliate with respect to any ongoing approval process). Notwithstanding the foregoing, to the extent permitted by applicable Law, in the event an applicable work permit, pass or other approval for a Work Permit Employee is not in place with TKO or its Affiliate as of the Transfer Time, such Work Permit Employee if required by local regulations shall be treated as an Inactive Employee hereunder and where necessary the parties shall reasonably cooperate to provide for the services of such Work Permit Employee to be made available exclusively to TKO for up to one hundred eighty (180) days (or such lesser period in which such Work Permit Employee is permitted to work) (the “Work Permit End Date”) through an employee secondment, services or similar arrangement under which TKO shall be responsible for all Liabilities in connection with or otherwise related to such individual’s employment for such service period until the applicable work permit can be obtained, including (a) all compensation and benefits (including reimbursement for any expenses incurred by such Work Permit Employee and direct and indirect costs associated with providing such compensation and benefits), (b) all applicable fees, Taxes, social or national insurance contributions, unemployment insurance and other amounts owed to any Governmental Authority or other third party in respect of such Work Permit Employee, and (c) all Liabilities related to actions or omissions of such Work Permit Employee (all of which are Assumed Employee Liabilities (including, for the avoidance of doubt, severance or termination costs or expenses incurred as a result of such Work Permit

Employees not timely becoming Transferred Employees in accordance with the terms of this Section 7.03 or due to such Work Permit Employee’s employment being terminated by the Remaining EDR Group following the Work Permit End Date)); provided that any severance or termination costs or expenses incurred as a result of any action taken or omission not taken by the EDR Group shall, solely to the extent such act or omission is a breach of the terms of a Benefit Plan or applicable Law, be deemed and shall constitute Excluded Employee Liabilities; provided, however, that TKO shall, and shall cause its Affiliates to, continue to use their reasonable best efforts to obtain the applicable work permit, pass or other approval as soon as reasonably practicable. Notwithstanding the generality of the foregoing, TKO and its Affiliates assume the immigration rights and Liabilities of the EDR Group with respect to the Work Permit Employees (which shall constitute Assumed Employee Liabilities), and, to the extent permitted by Law, shall be the successor-in-interest to the EDR Group’s immigration petitions with respect to any such Work Permit Employees who become Transferred Employees.

Section 7.05 2024 Bonuses. To the extent annual bonuses payable by the Transferred Entities to Transferred Employees in respect of the fiscal year ending December 31, 2024 have not been paid as of the Closing and solely to the extent that such bonuses are included in Indebtedness, TKO and its Affiliates (including, following the Closing, the Transferred Entities) shall promptly (and in any event within thirty (30) days following Closing) pay all applicable bonuses to such Transferred Employees in accordance with a schedule to be provided by the EDR Group.

Section 7.06 No Third-Party Beneficiaries. Nothing contained in this Agreement shall, or shall be construed so as to (i) prevent or restrict in any way the right of the TKO or any of its Affiliates to terminate, reassign, promote or demote any employee, independent contractor, director or other service provider of a Transferred Entity (or to cause any of the foregoing actions) at any time following the Closing, or to change (or cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such service providers at any time following the Closing; (ii) constitute an amendment or modification of any Benefit Plan, TKO Plan or other compensation or employee benefit plan, policy, program, agreement or other arrangement; (iii) create any third-party rights in any such current or former service provider of the EDR Group or a Transferred Entity (including any beneficiary or dependent thereof); (iv) create any third-party rights with respect to any labor union, works council or union Contract applicable to the Businesses or (v) obligate TKO or any of its Affiliates to adopt or maintain any particular plan or program or other compensatory or benefits arrangement at any time or prevent TKO from modifying or terminating any such plan, program or other compensatory or benefits arrangement at any time.

ARTICLE VIII

TAX MATTERS

Section 8.01 Certain Tax Return and Other Matters.

(a) The EDR Parties shall be entitled to prepare (or cause to be prepared) all Tax Returns of the Transferred Entities for any Pre-Closing Tax Period (including any Straddle Period), whether filed before, on or after the Closing Date (each such Tax Return that the EDR Parties are entitled to prepare, an “EDR Tax Return”). Any such EDR Tax Return shall be prepared in a manner consistent with this Article VIII and the most recent past practices of the applicable Transferred Entities, except as otherwise required by Law or as provided herein, and the Transferred Entities and TKO will cooperate with the EDR Parties with respect to the preparation and filing of any such Tax Return. The EDR Parties shall provide all EDR Tax Returns that it prepares to TKO at least twenty (20) days prior to the deadline for filing such Tax Return (or, if such deadline is not reasonably practicable given the circumstances of the particular Tax Return, as soon as reasonably practicable) for TKO’s review and approval (not to be unreasonably withheld, conditioned or delayed). The Company shall timely prepare and file (or cause to be timely prepared and filed) any Tax Returns of the Transferred Entities that the EDR Parties do not prepare pursuant to this Section 8.01 (“TKO Tax Returns”) (provided, that the EDR Parties shall provide reasonable advance notice to the TKO Parties of any Tax Returns that constitute EDR Tax Returns that the EDR Parties will not prepare, with such notice to be provided on a timeframe that will permit the TKO Parties to timely prepare and file the applicable Tax Returns). Any TKO Tax Returns that pertain to Pre-Closing Tax Periods shall be prepared by the Company in a manner consistent with the most recent past practices (as of the Closing Date) of the Transferred Entities, except as otherwise required by Law or as provided herein. In addition, any TKO Tax Returns implicating any Tax liabilities for which the EDR Parties (or their Affiliates or direct or indirect owners) could reasonably be expected to be responsible (whether under applicable Law or pursuant to the terms of this Agreement) shall be provided to the EDR Parties for their review and approval (not to be unreasonably withheld, conditioned or delayed) at least twenty (20) days prior to the deadline for filing such Tax Return (or, if such deadline is not reasonably practicable given the circumstances of the particular Tax Return, as soon as reasonably practicable). To the fullest extent permitted by applicable Law, any Transaction Deductions shall be reported as attributable to taxable periods (or portions thereof) ending on or before the Closing Date (and as allocable to or for the benefit of the EDR Parties, or their direct or indirect owners). Except as otherwise directed by the EDR Parties, to the extent available under applicable Law, the election provided for in Revenue Procedure 2011-29 (and any similar election available under provisions of applicable Law) shall be made with respect to any fees, expenses or amounts incurred in connection with the Transaction. For purposes of making allocations with respect to taxable periods (or portions thereof) ending on or around the Closing Date (for TKO and the Transferred Entities), the parties hereto agree (i) that the Transferred Entities shall (to the extent such method is available under applicable Law) make such allocations on a “closing of the books” basis as of the close of business on the Closing Date, and (ii) to the extent applicable and permitted under Law, to allocate items of income, gain, loss, deduction, expense and credit to the Pre-Closing Tax Period using an interim closing of the books method as of the Closing Date and the calendar day convention under Section 706 of the Code.

(b) Notwithstanding anything to the contrary in this Agreement or otherwise, the EDR Parties and their Affiliates (other than the Transferred Entities) shall be responsible for preparing and filing all EDR Tax Filings, and the EDR Parties shall be entitled to control in their discretion the preparation, filing and content of such Tax Returns and the conduct and resolution of any Tax audit, examination or other proceeding with respect thereto.

(c) With respect to any matter that could reasonably be expected to adversely affect the EDR Parties or their Affiliates or their direct or indirect owners (including as a result of any indemnification obligation under the terms of this Agreement), without the EDR Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed), TKO and the Company shall not (and shall not permit any of their respective Affiliates to) (i) file (except for filings made consistent with the terms of this Article VIII), re-file, supplement or amend any Tax Return with respect to any Transferred Entity or the Businesses for any taxable period ending on or before or including the Closing Date; (ii) voluntarily approach any taxing authority with respect to Taxes or Tax Returns relating to any Transferred Entity or the Businesses pertaining to any taxable period ending on or before or including the Closing Date; (iii) waive or agree to extend the statute of limitations with respect to the assessment of any Tax pertaining to a taxable period of a Transferred Entity ending on or before or including the Closing Date; (iv) except in connection with Tax filings made in compliance with Section 8.01(a) or the resolution of a Tax proceeding made in compliance with Section 8.05) make any Tax election or take any other Tax position with respect to the Transferred Entities or the Businesses that would have effect in any taxable period ending on or before or including the Closing Date; (v) take any action outside the ordinary course of business with respect to the Transferred Entities or the Businesses on the Closing Date after the Closing (other than any such actions that are required under the terms of this Agreement) that could reasonably be expected to result in Taxes for which the EDR Parties (or their Affiliates or direct or indirect owners) would be responsible; or (vi) except as required by applicable Law, carryback or otherwise apply in any taxable period of a Transferred Entity ending on or before the Closing Date any Tax attribute (including any capital loss, operating loss or other Tax credit) generated (A) by any entity that is not a Transferred Entity or (B) by any Transferred Entity in any taxable period beginning after the Closing Date.

Section 8.02 Certain Tax Matters.

(a) TKO, the Transferred Entities and the EDR Parties shall cooperate, as and to the extent reasonably requested by the other parties, in connection with the preparation and filing of Tax Returns and the conduct of any Tax audit, examination or other proceeding relating to the Transferred Entities, the Businesses or the Transaction. Such cooperation may include the provision of records and information reasonably requested by the other parties which are reasonably relevant to any such Tax Return (and cooperation that will permit the other party (and its Affiliates) to timely meet its Tax filing obligations) or Tax proceedings and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, TKO shall retain all books and records with respect to Tax matters pertinent to the Transferred Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the applicable taxable period, and to abide by all record retention agreements entered into with any taxing authority. Notwithstanding the foregoing or anything else in this Agreement, in no event will TKO (or any of its Affiliates) after the Closing have any right to review or access the EDR Tax Filings.

(b) Notwithstanding anything else in this Agreement (including that Closing Net Working Capital and Closing Indebtedness are otherwise measured as of the Calculation Time and determined without reference to the consummation of the transactions contemplated by this Agreement), the determination of Tax assets and Tax liabilities in Net Working Capital or Indebtedness shall take into account the effects of any Transaction Deductions or other Tax benefits accruing on the Closing Date that may be utilized under applicable Law to reduce Tax liabilities or increase Tax assets otherwise includible in the determination of Net Working Capital or Indebtedness.

(c) For purposes of allocating Tax liabilities and Tax assets with respect to any Straddle Period for purposes of this Agreement, the portion of any Tax that is allocable to the portion of such Tax period ending on the Closing Date shall be (i) in the case of any property or other similar Taxes assessed on a periodic basis, determined by allocating such Taxes on a per diem basis, and (ii) in the case of all other Taxes, determined as though the Tax period of the Transferred Entities terminated as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on a periodic basis shall be allocated on a per diem basis.

Section 8.03 Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer or gains Taxes) incurred in connection with this Agreement and the Transaction (other than those incurred in connection with the Pre-Closing Restructuring) (collectively, “Transfer Taxes”) shall be borne fifty percent (50%) by TKO, on one hand, and fifty percent (50%) by the EDR Parties, on the other hand, and paid when due. The party responsible under applicable Law for filing all necessary documents (including any Tax Returns) with respect to any such Transfer Taxes shall prepare and timely file such documentation and shall provide the other party with evidence satisfactory to such other party that such Transfer Taxes have been duly paid and such Tax Returns have been duly filed. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event will any Transfer Taxes constitute Transaction Expenses or otherwise be taken into account as a liability in any component of the Purchase Price.

Section 8.04 Certain Additional Matters.

(a) The parties hereto intend that for U.S. federal income tax purposes (and for purposes of state and local Laws that conform to the U.S. federal income tax treatment), that (i) the Contribution will be treated as a contribution described in Section 721(a) of the Code in which (to the greatest extent permitted by applicable Law) no gain or loss is recognized by the EDR Parties as part of such contribution (and, for the avoidance of doubt, the parties (x) will apply all available exceptions to the treatment of the Contribution and any other transactions contemplated hereby as being part of any “disguised sale” of assets to TKO (including by treating any reimbursements required to be made to the members of the EDR Group by TKO as a return of excess cash amounts contributed or deemed contributed to TKO at the Closing), and (y) agree that the assets being contributed to TKO as part of the Contribution constitute all of the assets relating to a trade or business that are material to the continuation of such trade or business); and (ii) the contribution of the 23.55% interest in Endeavor OLE Parent, LLC by EOC to the Company that will be made on the Closing Date as part of the Pre-Closing Restructuring (together with the Contribution, which will be made promptly after such contribution) will be treated as though EOC contributed such interest in Endeavor OLE Parent, LLC directly to TKO (and that the Company will accordingly be treated as remaining a “disregarded entity” for U.S. federal income tax purposes and that EOC will not be treated as a partner or otherwise owning an interest in the Company). Except as otherwise agreed to by each of TKO and the EDR Parties, the parties agree to (and to cause their Affiliates to) apply the principles of Section 704(c) (i) to the assets contributed or deemed contributed to TKO in connection with the Contribution (including the assets of the Company and any other Transferred Entity treated as a “disregarded entity” of IMG Worldwide (or its regarded owner) as of the Closing, and the equity interests in any regarded entity for U.S. federal income tax purposes owned by such disregarded entities) and the associated “forward” 704(c) layer using the Traditional method (as described in Section 1.704-3(b) of the Treasury Regulations); and (ii) to the “reverse” 704(c) layer created at TKO in connection with the Contribution using the Traditional method (as described in Section 1.704-3(b) of the Treasury Regulations). The parties shall, and shall cause their respective Affiliates to, file all income Tax Returns and information reports in a manner consistent with the foregoing intended treatment, except to the extent otherwise required by a determination within the meaning of Section 1313 of the Code. Each party hereto agrees to notify each other party in writing upon receipt of notice by it or any of its Affiliates of any pending or threatened Tax audit or assessment challenging the foregoing intended Tax characterization.

(b) Notwithstanding anything else in this Agreement, the “Transferred Assets” shall not include any Tax refunds, Tax prepayments, Tax assets, Tax Returns, or Tax attributes of members of the Remaining EDR Group.

(c) With respect to any “dual consolidated loss” generated during a Pre-Closing Period by a “combined separate unit” (in each case, within the meaning of Section 1503(d) of the Code and the Treasury Regulations thereunder) comprised in part of one or more of the Transferred Entities, TKO PubCo and TKO shall use reasonable best efforts to cause there to be no foreign use (as defined in Section 1.1503(d)-3(a) of the Treasury Regulations), unless otherwise required by applicable Law, or other triggering event with respect to such dual consolidated losses and provide the EDR Parties with the information necessary to comply with the annual certification requirements of Section 1.1503(d)-6(g) of the Treasury Regulations for the remainder of the “certification period” (as defined in Section 1.1503(d)-1(b)(20) of the Treasury Regulations) with respect to such dual consolidated loss as required to avoid a “triggering event” requiring recapture of such dual consolidated loss.

(d) The parties agree to (and to cause their Affiliates to) (A) use reasonable best efforts to (i) characterize the arrangements and payments among the parties contemplated by Sections 6.02, 6.03, 6.05 and 6.06 for income Tax purposes in a manner that is tax-efficient for the parties and their Affiliates and (ii) file all income Tax Returns and information reports in a manner consistent with the foregoing characterization and (B) cooperate to effectuate the payoff of the OLE Facility as contemplated in Section 5.13 in a manner that is tax-efficient for the parties and that does not result in the recognition of any income or gain.

Section 8.05 Tax Contests. To the extent TKO or any Transferred Entity (or any of their respective Affiliates) receives written notice from any taxing authority of any proposed audit, assessment, examination, claim or other controversy or proceeding involving Taxes or Tax Returns with respect to the Transferred Entities in respect of any Pre-Closing Tax Period or that could give rise to any Tax liability for which the EDR Parties or any of their Affiliates or direct or indirect owners could reasonably be expected to be responsible for associated Losses (including as a result of any indemnification obligation under the terms of this Agreement), TKO shall promptly notify the EDR Parties thereof in writing (any such claim or proceeding, a “Tax Contest”). The EDR Parties shall be entitled to control any Tax Contest with respect to the Transferred Entities (i) relating to any Pre-Closing Tax Period; or (ii) for which the EDR Parties or any of their Affiliates is reasonably expected to bear greater than fifty percent (50%) of all Losses associated with such Tax Contest as a result of indemnification obligations under this Agreement; and TKO shall take all actions reasonably necessary to enable the EDR Parties to exercise its control rights as set forth in this Section 8.05; provided that the EDR Parties shall keep TKO reasonably informed with respect to the conduct of any Tax Contest of the Transferred Entities that it controls, TKO shall be entitled to reasonable participation rights in respect of any such Tax Contest (which participation shall be undertaken at TKO’s own expense), and the EDR Parties shall not settle, compromise or otherwise resolve (or take any action that would resolve the allocation of liability for) any such Tax Contest that it controls without the prior written consent of TKO (not to be unreasonably withheld, conditioned or delayed). TKO shall control any Tax Contest of a Transferred Entity that the EDR Parties do not control pursuant to this Section 8.05, provided that TKO shall keep the EDR Parties reasonably informed with respect to the conduct of any Tax Contest that TKO controls, the EDR Parties shall be entitled to reasonable participation rights in respect of such Tax Contest (which participation shall be undertaken at the EDR Parties’ own expense), and TKO shall not settle, compromise or otherwise resolve (or take any action that would resolve the allocation of liability for) any Tax Contest that could reasonably be expected to adversely impact the EDR Parties of any of their Affiliates without the prior written consent of the EDR Parties (not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, TKO and the EDR Parties agree (on behalf of themselves and all of their Affiliates (including, with respect to TKO and the Transferred Entities for periods after the Closing)) that all contractual indemnification or reimbursement obligations (for the avoidance of doubt, excluding this Agreement), if any, included in the organizational documents or shareholder agreements governing the Transferred Entities requiring the EDR Parties (or any of their Affiliates or direct or indirect equity holders) to indemnify or reimburse any Transferred Entity, or requiring any Transferred Entity to indemnify or reimburse any EDR Party, with respect to Tax shall be void and of no further force or effect as of the Closing (provided, that this sentence shall not modify the obligations of any person pursuant to the express terms of this Agreement).

Section 8.06 Purchase Price Allocation and Related Matters.

(a) The parties agree that the income tax reporting of the parties (and their Affiliates) in connection with the Transaction shall be completed in a manner consistent with the valuation information set forth in this Section 8.06 and the methodologies set forth on Section 8.06 of the EDR Disclosure Letter (the “Purchase Price Allocation Schedule”) (the “Allocation”). Within thirty (30) days after the final determination of the Purchase Price, TKO shall provide the EDR Parties with a proposed final Allocation for the EDR Parties’ review and approval, which allocation shall in all events be consistent with the methodologies set forth on the Purchase Price Allocation Schedule. The Allocation shall become final and binding (to the extent set forth herein) forty-five (45) days after TKO provides the Allocation to the EDR Parties, unless the EDR Parties object to the Allocation. In that case, the EDR Parties and TKO shall attempt in good faith to agree upon the Allocation, which shall become final and binding to the extent set forth herein when such agreement is reached. If the EDR Parties and TKO cannot agree on all or a portion of the Allocation within forty-five (45) days of the EDR Parties’ objection to the Allocation, then either the EDR Parties or TKO may submit any disputed items for resolution by the Independent Auditor, which determination of the Independent Auditor shall in all events be consistent with the Purchase Price Allocation Schedule. The EDR Parties and TKO shall each request that the Independent Auditor make a final determination as to the disputed items within thirty (30) days after such submission. The Allocation shall be amended in accordance with the findings of the Independent Auditor, and the Allocation, as so amended, shall become binding upon the parties as set forth herein and shall be the Allocation. The fees and expenses of the Independent Auditor pursuant to this Section 8.06 shall be borne by TKO and the EDR Parties in a manner consistent with the allocation of fees and expenses of the Independent Auditor set forth in Section 2.04(d), applied mutatis mutandis.

(b) TKO and the EDR Parties shall, and shall cause the Company and their respective Affiliates to report the Transaction on their respective income Tax Returns in a manner consistent with the Allocation finalized pursuant to Section 8.06(a); provided, however, that nothing contained herein shall be construed so as to prevent TKO, the EDR Parties, the Company or their respective Affiliates from settling, or require any of them to litigate, any proposed deficiency or adjustment by any Governmental Authority challenging such Allocation.

Section 8.07 Tax Refunds. Any Tax refunds (or credits in lieu thereof) of the Transferred Entities that are requested by the Transferred Entities or their Affiliates on or before the third (3rd) anniversary of the Closing Date that are refunds of Pre-Closing Tax Liabilities shall be for the benefit of the EDR Parties (allocated between the EDR Parties in accordance with the EDR Allocation Schedule). To the extent TKO, any Transferred Entity or their Affiliates receive or obtain the benefit of any such refund or credit after the Closing, TKO shall pay the amount of such refund (or credit) to the EDR Parties within five (5) Business Days of receipt thereof by TKO or its Affiliate (or, with respect to any applicable credit, within five (5) Business Days of filing the Tax Return for the taxable period where the relevant credit is generated or otherwise made available), by wire transfer of immediately available funds to the account(s) designated by the EDR Parties. Tax refunds and credits that are attributable to Straddle Periods shall be allocated in a manner consistent with the principles of Section 8.02(c), with any net overpayment of Tax as of the close of business on the Closing Date considered a Tax refund that is actually received by the applicable Transferred Entity on the date the Tax Return for the relevant Tax period is required to be filed (taking into account extensions obtained). The amounts payable to the EDR Parties under this Section 8.07 shall be net of reasonable out of pocket costs and fees, expenses or Taxes incurred by TKO or its Affiliates (including the Transferred Entities) in connection with receiving the applicable refund. In no event will the EDR Parties be entitled to be paid under this Section 8.07 for any refund to the extent such refund was taken into account as an asset in the final determination of the Closing Adjustment Amount.

Section 8.08 Certain Tax Indemnification Matters. In no event will any TKO Indemnified Party be entitled to make any indemnification claim in respect of (i) contingent liabilities in respect of Taxes, or (ii) Taxes attributable to a third-party claim prior to the time that a Governmental Authority has issued a proposed adjustment, deficiency or similar claim to a Transferred Entity with respect to such Taxes or initiated an audit or similar Tax proceeding in respect of a Transferred Entity with respect to such Taxes.

ARTICLE IX

CONDITIONS TO CLOSING

Section 9.01 Conditions to Obligations of the EDR Parties and the Company. The obligations of the EDR Parties and the Company to consummate the Transaction shall be subject to the fulfillment or written waiver by the EDR Parties, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of the TKO Parties contained in this Agreement (other than the Fundamental Representations and Warranties of the TKO Parties and representations and warranties contained in Section 4.06) (without giving effect to any materiality, TKO Material Adverse Effect or other similar qualification contained therein) shall be true and correct as of the Closing as though such representations and warranties were made at and as of the Closing (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a TKO Material Adverse Effect.

(ii) The representations and warranties contained in Section 4.06 shall be true and correct in all respects as of the Closing as though such representations and warranties were made at and as of the Closing.

(iii) The representations and warranties contained in Section 4.02(a)-(c) shall be true and correct in all respects as of the Closing as though such representations and warranties were made at and as of the Closing, except for inaccuracies that are de minimis in amount or effect.

(iv) Since the date of this Agreement, there shall not have occurred a TKO Material Adverse Effect.

(v) The Fundamental Representations and Warranties of the TKO Parties (other than the representations and warranties contained in Section 4.02(a)-(c)) shall be true and correct in all material respects as of the Closing as though such representations and warranties were made at and as of the Closing (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date).

(vi) The covenants and agreements contained in this Agreement to be complied with by the TKO Parties on or before the Closing shall have been complied with in all material respects.

(b) Regulatory. All approvals of any Governmental Authority required under any Laws set forth in Section 9.01(b) of the EDR Disclosure Letter shall have been obtained or deemed to have been obtained under such applicable Law (the “Regulatory Approvals”).

(c) No Order. No Governmental Authority shall have issued any Governmental Order that has the effect of making the Transaction illegal or otherwise restraining or prohibiting the consummation of the Transaction.

(d) Stockholder Approval; Information Statement. The TKO Stockholder Approval shall have been obtained. The Information Statement shall have been mailed to TKO PubCo’s stockholders and at least twenty (20) calendar days shall have elapsed from the date of completion of such mailing.

Any condition to Closing specified in this Section 9.01 that shall not have been satisfied or waived at or prior to the Closing shall be deemed to have been waived by the EDR Parties if the Closing occurs, notwithstanding the failure of such condition to have been satisfied or waived in writing.

Section 9.02 Conditions to Obligations of the TKO Parties. The obligations of the TKO Parties to consummate the Transaction shall be subject to the fulfillment or written waiver by TKO, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of the EDR Parties in this Agreement (other than the Fundamental Representations and Warranties of the EDR Parties and the representations and warranties contained in Section 3.09(a)) (without giving effect to any materiality, Business Material Adverse Effect or other similar qualification contained therein) shall be true and correct as of the Closing as though such representations and warranties were made at and as of the Closing (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a Business Material Adverse Effect.

(ii) The representations and warranties contained in Section 3.09(a) shall be true and correct in all respects as of the Closing as though such representations and warranties were made at and as of the Closing.

(iii) The representations and warranties contained in Section 3.05(a)-(b) shall be true and correct in all respects as of the Closing as though such representations and warranties were made at and as of the Closing, except for inaccuracies that are de minimis in amount or effect.

(iv) Since the date of this Agreement, there shall not have occurred a Business Material Adverse Effect.

(v) The Fundamental Representations and Warranties of the EDR Parties (other than the representations and warranties contained in Section 3.05(a)-(b)) shall be true and correct in all material respects as of the Closing as though such representations and warranties were made at and as of the Closing (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date) in all material respects.

(vi) The covenants and agreements contained in this Agreement to be complied with by the EDR Parties and the Company at or before the Closing shall have been complied with in all material respects.

(vii) The Pre-Closing Restructuring shall have been consummated in accordance with the terms hereof.

(b) Regulatory. All Regulatory Approvals shall have been obtained or deemed to have been obtained under such applicable Law.

(c) No Order. No Governmental Authority shall have issued any Governmental Order that has the effect of making the Transaction illegal or otherwise restraining or prohibiting the consummation of the Transaction.

(d) Stockholder Approval; Information Statement. The TKO Stockholder Approval shall have been obtained. The Information Statement shall have been mailed to TKO PubCo’s stockholders and at least twenty (20) calendar days shall have elapsed from the date of completion of such mailing.

Any condition to Closing specified in this Section 9.02 that shall not have been satisfied or waived at or prior to the Closing shall be deemed to have been waived by TKO if the Closing occurs, notwithstanding the failure of such condition to have been satisfied or waived in writing.

Section 9.03 Frustration of Conditions. None of the EDR Parties, the Company nor the TKO Parties may rely on the failure of any condition set forth in this Article IX to be satisfied if such party’s breach of any provision of this Agreement or failure to use the efforts to cause the Closing to occur as required by this Agreement, including Section 5.04, was a principal cause of such failure.

ARTICLE X

SURVIVAL AND INDEMNIFICATION

Section 10.01 Survival.

(a) Except as provided under this Section 10.01 or in the case of Fraud, none of the representations and warranties set forth in this Agreement or in any certificate delivered in connection herewith shall survive the Closing and no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy may be brought after the Closing with respect thereto, and no member of the EDR Group, nor any of their respective officers, directors, employees, agents, representatives or Affiliates (collectively, the “EDR Related Parties”) shall have any liability in respect thereof, regardless of whether such liability accrued prior to, on or after the Closing; provided, however, that the Fundamental Representations and Warranties shall survive the Closing and remain in full force and effect until 11:59 p.m. Eastern Standard Time on the date that is three (3) years following the Closing Date; provided, further, that the foregoing shall not limit a party’s liability for Fraud.

(b) Each covenant and obligation contained in this Agreement (i) that contemplates performance prior to the Closing shall survive until the date that is six (6) months from the Closing Date and (ii) that contemplates performance following the Closing shall survive the Closing in accordance with the term of its performance and then shall be terminated (collectively, clauses (i) and (ii), the “Surviving Covenants”). The indemnification obligations set forth in Section 10.02(e) shall survive until the day that is three (3) years after the Closing Date and shall terminate as of such date (other than in respect of any unresolved claim for indemnification under Section 10.02(e) made in good faith in accordance with the terms of this Agreement on or prior to such day, with respect to which the indemnification obligations set forth in Section 10.02(e) shall survive until such time as such claim is fully and finally resolved).

Section 10.02 Indemnification by the EDR Parties. Subject to the provisions of this Article X, effective as of and after the Closing, the EDR Parties shall indemnify, defend and hold harmless and reimburse TKO and its Affiliates (including, following the Closing, the Transferred Entities) and its and their respective directors, officer, agents, successors, Affiliates and representatives (collectively, the “TKO Indemnified Parties”), from and against any and all Losses incurred or suffered by any of the TKO Indemnified Parties to the extent resulting from, arising out of, relating to or in connection with:

(a) any breach or failure of any of the Fundamental Representations and Warranties of the EDR Parties contained herein or in any certificate delivered hereunder to be true and correct (it being understood that, for the purposes of determining the existence of a failure of any such representation and warranty to be true and correct as well as the quantification of any Losses arising out of such failure, no effect shall be given to any limitations or qualifications as to “material” or “Business Material Adverse Effect” or similar limitations set forth therein; provided that such qualifications shall be given effect for purposes of the representation and warranty set forth in Section 3.09(a));

(b) any breach of any Surviving Covenant of the EDR Parties;

(c) any Excluded Liabilities;

(d) the Pre-Closing Restructuring; and

(e) any Pre-Closing Tax Liabilities.

Notwithstanding anything herein to the contrary, (x) the indemnification obligations of the EDR Parties pursuant to Section 10.02(a)-(b) shall be capped at (and shall in no event exceed) the amount of the Purchase Price, (y) the obligations of the EDR Parties to make indemnification payments pursuant to this Article X shall be on a joint and several basis and (z) the aggregate amount of Losses recoverable hereunder by the TKO Indemnified Parties for indemnification pursuant to Section 10.02(a) or Section 10.02(e) shall be satisfied (A) first from the R&W Insurance Policy in accordance with the terms and conditions thereunder to the extent coverage thereunder is available, and (B) second, from the EDR Parties until the aggregate amount of total Liability with all other claims for indemnification hereunder equals the amount of the Purchase Price.

Section 10.03 Indemnification by TKO . Subject to the provisions of this Article X, effective as of and after the Closing, TKO shall indemnify, defend and hold harmless and reimburse the EDR Parties and their Affiliates and their respective directors, officer, agents, successors, Affiliates and representatives (collectively, the “EDR Indemnified Parties”), from and against any and all Losses incurred or suffered by any of the EDR Indemnified Parties to the extent resulting from or arising out of:

(a) any breach or failure of any of the Fundamental Representations and Warranties of the TKO Parties contained herein or in any certificate delivered hereunder to be true and correct (it being understood that, for the purposes of determining the existence of a failure of any such representation and warranty to be true and correct as well as the quantification of any Losses arising out of such failure, no effect shall be given to any limitations or qualifications as to “material” or “TKO Material Adverse Effect” or similar limitations set forth therein; provided that such qualifications shall be given effect for purposes of the representation and warranty set forth in Section 4.06);

(b) any breach of any Surviving Covenant of the TKO Parties;

(c) Transferred Liabilities; and

(d) Post-Closing Business Tax Liabilities.

Notwithstanding anything herein to the contrary, (x) the indemnification obligations of TKO pursuant to Section 10.03(a)-(b) shall be capped at the amount of the Purchase Price and (y) the rights of the EDR Parties to receive indemnification payments pursuant to Section 10.03 shall be allocated between the EDR Parties in accordance with the EDR Allocation Schedule.

Section 10.04 Procedures.

(a) Any Person entitled to be indemnified under this Article X (the “Indemnified Party”) shall promptly give written notice to the party hereto from whom indemnification may be sought (the “Indemnifying Party”) of any pending or threatened Action against the Indemnified Party that has given or would reasonably be expected to give rise to such right of indemnification with respect to such Action (a “Third-Party Claim”), indicating, with reasonable specificity, the nature of such Third-Party Claim, the basis therefor, a copy of any material documentation received from the third party, the amount and calculation of the Losses (if then known) for which the Indemnified Party is entitled to indemnification under this Article X (and a good faith estimate of any such future Losses relating thereto), and the provision(s) of this Agreement in respect of which such Losses shall have occurred. A failure by the Indemnified Party to give notice of a Third-Party Claim pursuant to this Section 10.04(a) or to tender the defense of the Third-Party Claim pursuant to Section 10.04(b) shall not limit the obligations of the Indemnifying Party under this Article X, except to the extent such Indemnifying Party is materially prejudiced thereby.

(b) With respect to any Third-Party Claim, the Indemnifying Party under this Article X shall have the right, but not the obligation, to assume the control and defense, at its own expense and by counsel of its own choosing (who shall be reasonably acceptable to the Indemnified Party), of such Third-Party Claim and any Third-Party Claims related to the same or a substantially similar set of facts by providing written notice to the Indemnified Party within twenty (20) days of receiving notice of the Third-Party Claim pursuant to Section 10.04(a); provided that the Indemnifying Party must conduct its defense of the Third-Party Claim reasonably diligently thereafter, including in order to preserve its rights in this regard; provided, further, (A) that the Indemnifying Party shall not be entitled to assume the control and defense of such Third-Party Claim, and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party, if: (i) such Third-Party Claim relates to, or arises in connection with, a criminal Action or is by a Governmental Authority; (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential material conflict of interest exists between the applicable Indemnified Party and the Indemnifying Party with respect to the defense of such Third-Party Claim (including if there are specific defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party and that could be materially adverse to the Indemnifying Party); (iii) upon petition by the Indemnified Party, an appropriate court of competent jurisdiction rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third-Party Claim; (iv) the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than monetary damages against the Indemnified Party; and (B) notwithstanding anything herein to the contrary, the foregoing clause (A) shall not apply to the Remaining EDR Group’s rights to assume the control and defense of the Specified Excluded Liabilities; provided that TKO’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required for the EDR Parties to enter into any settlement, compromise or consent with respect to any Specified Excluded Liabilities that includes any admission of wrongdoing by, criminal liability on, or equitable remedy against, a TKO Party or a Transferred Entity. Notwithstanding anything in this Section 10.04 to the contrary, no Indemnified Party shall, without the prior written consent of the Indemnifying Party, settle or compromise any Third-Party Claim or permit a default or consent to entry of any Governmental Order with respect to any Third-Party Claim if the Indemnifying Party will have any Liability with respect to such settlement, compromise or Governmental Order.

(c) If the Indemnifying Party so undertakes to control and defend any such Third-Party Claim pursuant to Section 10.04(b), (i) the Indemnified Party shall, at the Indemnifying Party’s cost and expense, reasonably cooperate with the Indemnifying Party and its counsel in the defense against, and settlement of, any such Third-Party Claim and (ii) the Indemnifying Party shall keep the Indemnified Party timely appraised of any material developments with respect to such Third-Party Claim and the Indemnified Party shall be entitled to receive copies of all pleadings, notices and communications with respect to such Third-Party Claim as the Indemnified Party may reasonably request; provided, however, that the Indemnifying Party shall not consent to a settlement or compromise of, or the entry of a Governmental Order arising from, any Third-Party Claim without the written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed) unless such settlement (A) does not involve any non-monetary relief against or any finding or admission of any violation of Law or wrongdoing by the Indemnified Party, (B) expressly, unconditionally and irrevocably releases the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third-Party Claim and (C) any monetary damages are borne solely by the Indemnifying Party and, in such case, the Indemnifying Party shall notify the Indemnified Party in writing prior to effecting any settlement and shall make available a copy of the settlement agreement for the Indemnified Party’s review prior to execution thereof. Subject to the foregoing, if the Indemnifying Party so undertakes to control and defend any such Third-Party Claim, the Indemnified Party shall have the right to participate in, but not control, the defense of such Action at its own cost and expense, and to employ separate legal counsel, which legal counsel shall cooperate with the Indemnifying Party and its legal counsel. For the purposes of this Section 10.04(c), “reasonably cooperate” shall include the following actions, to be taken at the Indemnifying Party’s sole expense: (A) promptly forwarding to the Indemnifying Party all notices and other correspondence relating to the Action received by the Indemnified Party or its Affiliates, and (B) making reasonably available to the Indemnifying Parties all records related thereto as well as appropriate personnel as reasonably requested by the Indemnifying Parties in connection with the administration of the Action; provided that with respect to this clause (B), (x) such disclosure would not, upon the advice of counsel, (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Law or confidentiality obligation to which such Indemnified Party or any of its Affiliates is a party or otherwise bound (provided that if disclosure is restricted pursuant to the foregoing, the Indemnified Parties shall, to the extent legally permissible, cooperate with the Indemnifying Parties and make appropriate substitute arrangements) or (y) the Indemnifying Party or any of its Affiliates, on the one hand, and the Indemnified Party or any of its Affiliates, on the other hand, are adverse parties in any Action and such information is reasonably pertinent thereto.

(d) In the event the Indemnifying Party does not elect, or is not permitted, to assume control of the defense of a Third-Party Claim pursuant to Section 10.04(c), then the Indemnified Party shall have the right to assume the control and defense (the reasonable costs and expense of which will be borne by the Indemnifying Party) with counsel of its own choosing. In such case, (i) the Indemnifying Party shall reasonably cooperate with the Indemnified Party and its counsel in the defense against, and settlement of, any such Third-Party Claim and (ii) the Indemnified Party shall keep the Indemnifying Party timely appraised of any material developments with respect to such Third-Party Claim and the Indemnifying Party shall be entitled to receive copies of such pleadings, notices and communications with respect to any Third-Party Claim as the Indemnifying Party may reasonably request; provided, however, that the Indemnified Party may not settle any Third-Party Claim without the written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). If the Indemnifying Party does not assume the control and defense of a Third-Party Claim, it shall nevertheless be entitled to participate in, but not control, the defense of such Action at its own cost and expense and to employ separate legal counsel at its own cost and expense, and the Indemnifying Party shall keep the Indemnified Party reasonably advised of the status of such Third-Party Claim and the defense thereof and shall consider in good faith recommendations made by the Indemnified Party with respect thereto. For the avoidance of doubt, Article VIII, and not this Section 10.04, shall govern the control and conduct of Tax Contests and Tax-related proceedings (excluding proceedings in which Taxes only represent ancillary Losses incurred in connection with a non-Tax claim). Each party agrees to provide reasonable access to each other party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any such Third-Party Claim. Notwithstanding anything herein to the contrary, in no event shall the TKO Parties or their Affiliates be entitled to assume the control and defense of any Third-Party Claim in respect of the Specified Excluded Liabilities.

(e) In the event that any Indemnified Party has or may have an indemnification claim against any Indemnifying Party under this Article X that does not involve a Third-Party Claim, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party indicating, with reasonable specificity, the nature of such claim, the basis therefor, the amount and calculation of the Losses (if then known) for which the Indemnified Party is entitled to indemnification under this Article X (and a good-faith estimate of any such future Losses relating thereto), and the provision(s) of this Agreement in respect of which such Losses shall have occurred. A failure by the Indemnified Party to give notice in a timely manner pursuant to this Section 10.04(e)

shall not limit the obligations of the Indemnifying Party under this Article X, except to the extent such Indemnifying Party is materially prejudiced thereby. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction set forth in Section 12.11(a).

(f) Without limiting the other provisions of this Article X, with respect to any indemnification payments payable under this Article X, such indemnification obligations shall be satisfied by wire transfer of immediately available funds to one or more accounts designated in writing by the Indemnified Party, an amount in cash equal to the amount of such indemnification payment.

Section 10.05 Mitigation. Each of the parties hereto agrees to use, and to cause its Affiliates to use, its commercially reasonable efforts to mitigate its respective Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder (and the reasonable and documented costs and expenses of such mitigation incurred by such Indemnified Party shall be indemnifiable Losses hereunder). No Indemnified Party shall be entitled to be indemnified, paid or reimbursed more than once for the same Loss. Any Losses will be calculated net of: (a) insurance proceeds or other indemnification payments actually received (net of the cost of recovery, including any increases to any insurance premiums or similar fees) (including under the R&W Insurance Policy) by the Indemnified Party on account of the Loss being claimed hereunder; and (b) any Tax Benefit recognized by the Indemnified Party (or its Affiliates) on account of the Loss being claimed hereunder in the Tax year of such Loss or in any taxable period ending on or before or including the date that is one (1) year after the close of the Tax year of such Loss. In the event that any Indemnified Party actually receives any insurance proceeds (including under the R&W Insurance Policy) or indemnification payments or recognizes a Tax Benefit (in a taxable period giving rise to an adjustment under this Section 10.05) subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds or indemnification payments relate, appropriate refunds (net of the cost of recovery, including any increases to any insurance premiums or similar fees), not to exceed the amount of the applicable indemnification payments against which such refunds are provided pursuant to this sentence, shall be made promptly by the relevant Indemnified Parties of all or the relevant portion of such indemnification payment previously received hereunder by such Indemnified Party.

Section 10.06 Independent Investigation. Each of the TKO Parties acknowledges that it is an informed and sophisticated purchaser experienced in the evaluation of transactions like the Transaction and it has conducted its own independent investigation, review and analysis of the Businesses, Transferred Entities, Transferred Assets, Transferred Liabilities and the business, operations, assets, Liabilities, results of operations, financial condition, software, technology and prospects of the Transferred Entities and the Businesses, which investigation, review and analysis was done by the TKO Parties and their respective Affiliates and representatives. Each of the TKO Parties has had an opportunity to discuss the management, operations and finances of the Businesses with the EDR Parties and the Transferred Entities’ officers, directors, employees, agents, representatives and Affiliates. Each of the TKO Parties acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the EDR Group for such purpose. In making its decision to execute and deliver this Agreement, to consummate the Transaction, and to accept the Transferred Equity Interests and the Transferred Assets and Transferred Liabilities at Closing in the condition they are in, each of the TKO Parties has relied solely upon the aforementioned investigation, review and analysis and not on any factual express or implied representations, warranties or opinions of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the EDR Parties, any Transferred Entity or their respective representatives (except the specific representations and warranties of the EDR Parties set forth in Article III as modified by the EDR Disclosure Letter).

Section 10.07 No Outside Reliance.

(a) Each of the TKO Parties acknowledges and agrees that neither the EDR Parties nor the Company, or any of their respective directors, officers, employees, members, partners, agents, representatives or Affiliates

(or any of such Affiliates’ directors, officers, employees, members, partners, agents or representatives), has made, nor is making, any representation or warranty whatsoever, express or implied (and neither TKO Party nor any of its Affiliates or their respective directors, officers, employees, stockholders, partners, members, agents or representatives) has relied on any representation, warranty or statement of any kind by any member of the EDR Group, beyond those expressly set forth in Article III (as modified by the EDR Disclosure Letter), in any certificate or other instruments delivered pursuant to this Agreement or in any Ancillary Agreements, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Businesses. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the EDR Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” or reviewed by the TKO Parties or any of their Affiliates, agents or representatives) or management presentations that have been or shall hereafter be provided to the TKO Parties or any of their Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the EDR Parties, the Company or any of their respective directors, officers, employees, partners, members, agents, representatives or Affiliates (or any of such Affiliates’ directors, officers, employees, members, partners, agents or representatives) and no representation or warranty is made as to the accuracy or completeness of any of the foregoing or the omission of any material information, whether express or implied, except as may be expressly set forth in Article III (as modified by the EDR Disclosure Letter). Each of the TKO Parties understands and agrees that any inventory, equipment, assets, properties and business of the Businesses are furnished “as is,” “where is” and subject to the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever. For the avoidance of doubt, the foregoing shall not limit any rights and remedies in the event of Fraud.

(b) Each of the EDR Parties acknowledges and agrees that neither TKO Party has made, nor is making, any representation or warranty whatsoever, express or implied, beyond those expressly given in Article IV. Without limiting the generality of the foregoing, it is understood that no representation or warranty is made as to the accuracy or completeness of any of the foregoing or the omission of any material information, whether express or implied, except as may be expressly set forth in Article IV.

Section 10.08 Exclusive Remedy.

(a) Except with respect to Fraud and except for any specific enforcement or other equitable remedy to which TKO may be entitled pursuant to Section 12.12, with respect to any adjustments pursuant to Section 2.04 (which shall be governed by Section 2.04) or payments pursuant to Section 5.15 (which shall be governed by Section 5.15), TKO, on behalf of itself and each of the other TKO Indemnified Parties under Section 10.02, agrees that its sole and exclusive remedy after the Closing with respect to (i) any and all claims arising from (A) any breach or failure of any of the Fundamental Representations and Warranties of the EDR Parties to be true and correct, (B) any breach of any Surviving Covenant of the EDR Parties, (C) the Pre-Closing Restructuring and (D) any Pre-Closing Tax Liabilities and (ii) any other claims arising after the Closing under, out of or relating to this Agreement and the Transaction (other than in respect of the Ancillary Agreements and the obligations of the parties thereunder) shall be pursuant to the indemnification provisions set forth in Article VIII and this Article X, and that no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all such other remedies, entitlements and recourse are expressly waived and released by TKO to the fullest extent permitted by applicable Law.

(b) Except with respect to Fraud and except for any specific enforcement remedy to which the EDR Parties may be entitled pursuant to Section 12.12, with respect to any adjustments pursuant to Section 2.04 (which shall be governed by Section 2.04) or payments pursuant to Section 5.15 (which shall be governed by Section 5.15) or Inactive Employees (which shall be governed by Section 7.02(b)), each of the EDR Parties, on behalf of itself and each of the other EDR Indemnified Parties under Section 10.03, agrees that its sole and exclusive remedy after the Closing with respect to (i) any and all claims arising from (A) any breach or failure of any of the Fundamental Representations and Warranties of TKO to be true and correct or (B) any breach of any

Surviving Covenant of TKO and (ii) any other claims arising after the Closing under, out of or relating to this Agreement and the Transaction (other than in respect of the Ancillary Agreements and the obligations of the parties thereunder) shall be pursuant to the indemnification provisions set forth in Article VIII and this Article X, and that no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all such other remedies, entitlements and recourse are expressly waived and released by the EDR Parties to the fullest extent permitted by applicable Law.

(c) Notwithstanding the foregoing provisions of this Section 10.08, (i) no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies against the other party for Fraud or willful misconduct by or on behalf of such party; (ii) nothing herein shall limit the remedies, entitlements or recourse of the parties hereto under any Ancillary Agreement; and (iii) nothing herein shall limit the recourse of the TKO Parties under the R&W Insurance Policy.

(d) Each of the TKO Parties and the EDR Parties acknowledges and agrees that:

(i) the parties have voluntarily agreed to define their rights, liabilities and obligations respecting the Transaction exclusively in contract pursuant to the express terms and provisions of this Agreement and hereby waive any statutory and common law remedies with respect to matters relating to the Transaction;

(ii) the provisions of and the limited remedies provided in this Article X were specifically bargained for among the parties and were taken into account by the parties in arriving at the Purchase Price;

(iii) after the Closing, no party or its Affiliates may seek the rescission of the Transaction and the parties each hereby waive and release any such rights;

(iv) the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and the parties specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction; and

(v) this Agreement shall be deemed to have been jointly and equally drafted by the EDR Parties and the TKO Parties, the provisions hereof should not be construed against a party on the grounds that the party drafted or was more responsible for drafting the provision, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

Section 10.09 Release.

(a) TKO, on behalf of itself and its Affiliates (including, after the Closing, the Transferred Entities) and any of its and their respective agents, successors and permitted assigns (such Persons, including TKO, each a “TKO Releasing Party”), at the Closing, hereby releases, remises and forever discharges all claims (other than claims under (i) this Agreement, (ii) Surviving Intercompany Agreements, (iii) the TKO Services Agreement if arising out of Fraud by the EDR Group after the execution of this Agreement but prior to the Closing, or (iv) any Ancillary Agreements and claims under commercial agreements entered into in the Ordinary Course of Business between TKO and its Affiliates, on the one hand, and the EDR Parties and their Affiliates, on the other hand) that TKO or any of its Affiliates has had, now has or might have in the future against any EDR Related Party (each, an “EDR Released Party”) arising under, in connection with or in any manner related to the conduct of the Businesses prior to Closing (the “TKO Waived Matters”). TKO hereby covenants and agrees that, other than claims under this Agreement, Surviving Intercompany Agreements, or any Ancillary Agreement, it shall not, and it shall cause the other TKO Releasing Parties not to, institute any Action in any way under, in connection with or in any manner related to the TKO Waived Matters (whether at law or in equity or based on contract, tort, statute or otherwise) against any EDR Related Party.

(b) The EDR Parties, on behalf of itself and its Affiliates (including, prior to the Closing, the Transferred Entities) and any of its and their respective agents, successors and permitted assigns (such Persons, each a “EDR Releasing Party”), at the Closing, hereby releases, remises and forever discharges all claims (other than claims under (i) this Agreement, (ii) Surviving Intercompany Agreements, (iii) the TKO Services Agreement if arising out of Fraud by the TKO Parties or their Affiliates after the execution of this Agreement but prior to the Closing, or (iv) any Ancillary Agreements and claims under commercial agreements entered into in the Ordinary Course of Business between the EDR Parties and their Affiliates, on the one hand, and TKO and its Affiliates, on the other hand) that the EDR Parties or any of its Affiliates have had, now has or might have in the future against any of the TKO Parties and their Affiliates (each, an “TKO Released Party”) arising under, in connection with or in any manner related to the conduct of the Businesses prior to Closing (the “EDR Waived Matters”). The EDR Parties hereby covenant and agree that, other than claims under this Agreement, Surviving Intercompany Agreements, or any Ancillary Agreement, it shall not, and it shall cause the other EDR Releasing Parties not to, institute any Action in any way under, in connection with or in any manner related to the EDR Waived Matters (whether at law or in equity or based on contract, tort, statute or otherwise) against any of the TKO Parties or their Affiliates.

(c) The foregoing releases extend to any and all claims of any nature whatsoever, whether known, unknown or capable or incapable of being known as of the Closing or thereafter, and include any and all claims, actions, demands, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, Contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses, executions, affirmative defenses, demands and other obligations or liabilities whatsoever, in law or equity. As of the Closing, each TKO Releasing Party (in its capacity as such) hereby irrevocably agrees to refrain from, directly or indirectly, asserting, commencing, instituting or causing to be commenced, any Action, of any kind against any applicable EDR Released Party, based upon any matter purported to be released hereby. Without limiting the foregoing, each TKO Releasing Party (in its capacity as such) hereby expressly waives any and all rights and benefits conferred by the provisions of Section 1542 of the California Civil Code (“Section 1542”) and by any similar provision of the applicable laws of any other jurisdiction and expressly consents that this release shall be given full force and effect according to each of its express terms, including, but not limited to, those relating to unknown or unsuspected claims. Section 1542 states in full: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

Section 11.01 Termination. This Agreement may be terminated and the Transaction abandoned:

(a) By mutual written consent of TKO and the EDR Parties at any time prior to the Closing.

(b) By either TKO or the EDR Parties, by written notice to the other, if the Closing has not occurred on or before the Outside Date, other than as a result of a breach of a representation, warranty, covenant or agreement on the part of the terminating party set forth in this Agreement that prevents the satisfaction of any of the conditions to the Closing set forth in Article IX or the Closing from occurring when required pursuant to Section 2.02; provided that if the conditions set forth in Section 9.01(b) or Section 9.02(b) (solely to the extent the statute, rule, regulation, injunction or other Governmental Order relates to an Antitrust Law or a Regulatory Approval) have not been satisfied by the Outside Date but all other conditions to the Closing have been satisfied or shall be capable of being satisfied at such time (including, for the avoidance of doubt, the completion of the Pre-Closing Restructuring), the Outside Date shall automatically be extended by an additional ninety (90) days from the Outside Date (such date, the “Extended Outside Date”).

(c) By either TKO or the EDR Parties, by written notice to the other, if consummation of the Transaction is enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

(d) By TKO, by written notice to the EDR Parties, if an EDR Party has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.02 and (ii) either (A) cannot be cured or (B) has not been cured prior to the Outside Date or the Extended Outside Date, as applicable; provided that the TKO Parties are not then in material breach of this Agreement.

(e) By the EDR Parties, by written notice to TKO, if either TKO Party has breached or failed to perform in respect of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.01 and (ii) either (A) cannot be cured or (B) has not been cured prior to the Outside Date or the Extended Outside Date, as applicable; provided that neither of the EDR Parties is then in material breach of this Agreement.

(f) By TKO prior to the delivery to TKO PubCo of duly executed countersignature pages to the Written Consent from all of the Specified Stockholders, if duly executed countersignature pages to the Written Consent have not been delivered to TKO PubCo within twelve (12) hours after the execution and delivery of this Agreement.

Section 11.02 Effect of Termination. Except as otherwise set forth in this Section 11.02, in the event of termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its respective Affiliates, officers, directors or equity holders, other than (i) the liability of the TKO Parties or the EDR Parties, as the case may be, or any intentional and willful breach of any covenant under this Agreement occurring prior to such termination and (ii) the liability of either party hereto for Fraud, including, in each case, liability for any and all damages, costs, expenses, liabilities or other losses of any kind incurred or suffered by the non-breaching party in respect thereof. The provisions of Section 5.03(b), this Article XI, Article XII and the Confidentiality Agreement shall survive the termination of this Agreement.

ARTICLE XII

GENERAL PROVISIONS

Section 12.01 Expenses. Except as otherwise specified in this Agreement, whether the Transaction is consummated or not, each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement. Notwithstanding anything herein to the contrary, the EDR Parties shall be solely responsible for all (a) governmental fees and charges applicable to any requests for Government Consents and (b) the cost of “tail” policies purchased pursuant to Section 5.06.

Section 12.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing, (c) if sent by email transmission if receipt is confirmed, and (d) if otherwise actually personally delivered, when delivered; provided that such notices, requests, claims, demands and other communications are delivered to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02); provided, further, that EOC has full power and authority, on behalf of each EDR Party and, if prior to the Closing, the Company, to deliver and receive deliveries of all notices, requests, claims, demands and other communications hereunder:

(a)	if to the EDR Parties or, prior to the Closing, the Company:

Endeavor Operating Company, LLC

c/o Endeavor Group Holdings, Inc.

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

Attention:   Jason Lublin

Courtney Braun

Robert Hilton

Email:    jlublin@endeavorco.com

cbraun@endeavorco.com

rhilton@endeavorco.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:     Justin Hamill

       Michael Anastasio

Email:       Justin.Hamill@lw.com

         Michael.Anastasio@lw.com

(b) if to the TKO Parties or, from and after the Closing, the Company:

TKO Group Holdings, Inc.

200 Fifth Avenue, 7th Floor

New York, NY 10010

Attention:   Andrew Schleimer

     Seth Krauss

Email:       aschleimer@tkogrp.com

     skrauss@tkogrp.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:     Brandon Van Dyke, Esq.; Kyle J. Hatton, Esq.

Email:       Brandon.VanDyke@skadden.com;

         Kyle.Hatton@skadden.com

Section 12.03 Public Announcements. The parties hereto agree that the initial press release to be issued with respect to the Transaction following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto. Thereafter, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Transaction or otherwise communicate with any news media without the prior written consent of the other parties, except as may be required or advisable by applicable Law, Governmental Order, court process or the rules and regulations of the SEC, any national securities exchange or national securities quotation system, provided that the party proposing to issue any press release or to make any other public statement in compliance with any such disclosure obligations shall use reasonable best efforts to consult in good faith with the other party before doing so. Notwithstanding the foregoing, the parties may, without the prior written consent of or consultation with the other parties, (a) issue any press release or other public statement which is substantially consistent with the information that has previously been announced or made public in accordance with the terms of this Agreement or (b) disclose such matters to their respective employees, accountants, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the parties shall be responsible to the other parties hereto for breach of this Section 12.03 or such confidentiality obligations by the recipients of its disclosure).

Section 12.04 Severability. If any term or other provision of this Agreement is deemed by any court to be violative of Law or public policy and therefore invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 12.05 Schedules. The Disclosure Letters and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to any Disclosure Letter or Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Disclosure Letters with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules of this Agreement to the extent such disclosure is reasonably applicable on its face. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 12.06 Entire Agreement. This Agreement (including the Disclosure Letters), the Ancillary Agreements, the Conveyancing and Assumption Instruments and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the EDR Parties and the TKO Parties with respect to the subject matter hereof and thereof. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the Transaction exist between the parties, except as expressly set forth in this Agreement, the Ancillary Agreements and the Confidentiality Agreement.

Section 12.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, permitted assigns, heirs, executors and administrators. No party to this Agreement may assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each of the other parties to this Agreement (which consent may be granted or withheld in such parties’ sole discretion); provided that an EDR Party may assign its right to receive some or all of the Equity Consideration or shares of TKO PubCo Class B Common Stock issuable to it to any Affiliate of such EDR Party. No assignment permitted by this Section 12.07 shall relieve the assignor of its obligations hereunder. Any attempted assignment or transfer in violation of this Section  12.07 shall be null and void.

Section 12.08 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the EDR Parties and TKO or (b) by a waiver in accordance with Section 12.09; provided, however, that following the Closing, no amendment may be made that would require the approval of the stockholders of TKO PubCo under applicable Law without the consent of the stockholders of TKO PubCo.

Section 12.09 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto, or (c) waive compliance with any of the agreements of the other parties or conditions to such parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 12.10 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (a) in the event the Closing occurs, the D&O Indemnitees (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 5.06, (b) the EDR Indemnified Parties are intended third-party beneficiaries of, and may enforce, Article X, (c) the EDR Related Parties shall be intended third-party beneficiaries of, and may enforce, Article X, and (d) Prior Company Counsel and the Designated Persons shall be intended third-party beneficiaries of, and may enforce, Section 12.15.

Section 12.11 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Except as otherwise provided in this Agreement, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Except as otherwise provided in this Agreement, the parties hereto irrevocably (i) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware, for the purposes of any Action arising out of this Agreement or the Transaction, (ii) waive any objection to the laying of venue of any Action brought in such court, (iii) waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum, and (iv) agree that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 12.02 shall be deemed good, proper and effective service upon such party.

(c) Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement, the Ancillary Agreements, or the Transaction. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 12.11(c).

Section 12.12 Enforcement. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any party hereto brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that by its terms requires performance after the Closing or expressly survives termination of this Agreement), the Outside Date or the Extended Outside

Date, as applicable, shall automatically be extended to (a) the twentieth (20th) Business Day following the resolution of such Action or (b) such other time period established by the court presiding over such Action. The remedies available to the EDR Parties pursuant to this Section 12.12 shall be in addition to any other remedy to which it is entitled at law or in equity.

Section 12.13 Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or the Transaction may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the EDR Parties or the TKO Parties under this Agreement (whether for indemnification or otherwise) or of or for any Action based on, arising out of, or related to this Agreement or the Transaction.

Section 12.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail in portable document format) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 12.15 Waiver of Conflicts; Non-Assertion of Attorney-Client Privilege.

(a) Conflicts of Interest. The TKO Parties acknowledge that Latham & Watkins LLP, the in-house legal counsel of the Company or the EDR Parties prior to Closing, and such other Persons set forth on Section 12.15 of the EDR Disclosure Letter (collectively, “Prior Company Counsel”) have, on or prior to the Closing, represented one or more of the Transferred Entities, the EDR Parties and their Affiliates, and each of their respective officers, employees and directors (each such Person, other than the Transferred Entities, a “Designated Person”) in one or more matters relating to this Agreement, any other agreements contemplated hereby or the Transaction (including any matter that may be related to an Action or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) (each, an “Existing Representation”), and that, in the event of any post-Closing matters (i) relating to this Agreement, any other agreements contemplated hereby or the Transaction (including any matter that may be related to an Action or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) and (ii) in which TKO or any of its Affiliates (including the Transferred Entities), on the one hand, and one or more Designated Persons, on the other hand, are or may be adverse to each other (each, a “Post-Closing Matter”), the Designated Persons reasonably anticipate that Prior Company Counsel will represent them in connection with such matters. Accordingly, each of the TKO Parties hereby (A) waives and shall not assert, and agrees after the Closing to cause its Affiliates (including the Transferred Entities) to waive and to not assert, any conflict of interest arising out of or relating to the representation by one or more Prior Company Counsel of one or more Designated Persons in connection with one or more Post-Closing Matters (each, a “Post-Closing Representation”), and (B) agrees that, in the event that a Post-Closing Matter arises, Prior Company Counsel may represent one or more Designated Persons in a Post-Closing Matter even though the interests of such Person(s) may be directly adverse to TKO or any of its Affiliates (including the Transferred Entities), and even though Prior Company Counsel may (x) have represented the Transferred Entities in a matter substantially related to such dispute or (y) be currently representing TKO, a Transferred Entity or any of their respective Affiliates. Without limiting the foregoing, each of the TKO Parties (on behalf of itself and its Affiliates (including, following the Closing, the Transferred Entities)) consents to the disclosure by Prior Company Counsel, in connection with one or more Post-Closing Representations, to the Designated Persons of any information learned by Prior Company Counsel in the course of one or more Existing Representations, whether or not such information is subject to the attorney-client privilege of the Transferred Entities or Prior Company Counsel’s duty of confidentiality as to the Transferred Entities and whether or not such disclosure is made before or after the Closing.

(b) Attorney-Client Privilege. Each of the TKO Parties (on behalf of itself and its Affiliates (including, following the Closing, the Transferred Entities)) waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any communication between any Prior Company Counsel, on the one hand, and any Designated Person or the Transferred Entities (collectively, the “Pre-Closing Designated Persons”), or any advice given to any Pre-Closing Designated Person by any Prior Company Counsel, occurring during one or more Existing Representations (collectively, “Pre-Closing Privileges”) in connection with any Post-Closing Representation, including in connection with a dispute between any Designated Person and one or more of TKO, a Transferred Entity and their respective Affiliates, it being the intention of the parties hereto that all rights to such Pre-Closing Privileges, and all rights to waive or otherwise control such Pre-Closing Privilege, shall be retained by the EDR Parties, and shall not pass to or be claimed or used by a TKO Party or a Transferred Entity, except as provided in the last sentence of this Section 12.15(b). Furthermore, each of the TKO Parties (on behalf of itself and its Affiliates (including, following the Closing, the Transferred Entities)) acknowledges and agrees that any advice given to or communication with any of the Designated Persons shall not be subject to any joint privilege (whether or not a Transferred Entity also received such advice or communication) and shall be owned solely by such Designated Persons. Notwithstanding the foregoing, in the event that a dispute arises between a TKO Party or a Transferred Entity, on the one hand, and a third party other than a Designated Person, on the other hand, the TKO Parties shall cause the Transferred Entities and their Affiliates to assert the Pre-Closing Privileges on behalf of the Designated Persons to prevent disclosure of Privileged Materials to such third party; provided, however, that such privilege may be waived only with the prior written consent of the EDR Parties.

(c) Privileged Materials. All such Pre-Closing Privileges, and all books and records and other documents of the Transferred Entities or the Businesses containing any advice or communication that is subject to any Pre-Closing Privilege (“Privileged Materials”), shall be excluded from the purchase, and shall be distributed to the EDR Parties (on behalf of the applicable Designated Persons) immediately prior to the Closing with (in the case of such books and records) no copies retained by the Transferred Entities. Absent the prior written consent of the EDR Parties, neither of the TKO Parties nor (following the Closing) the Transferred Entities shall have a right of access to Privileged Materials.

(d) Miscellaneous. Each of the TKO Parties hereby acknowledges that it has had the opportunity (including on behalf of its Affiliates and the Transferred Entities) to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Agreement, including the opportunity to consult with counsel other than Prior Company Counsel. This Section 12.15 shall be irrevocable, and no term of this Section 12.15 may be amended, waived or modified, without the prior written consent of the EDR Parties and Prior Company Counsel affected thereby.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

TKO:

TKO Operating Company, LLC

By:	/s/ Andrew Schleimer
	Name:	Andrew Schleimer
	Title:	Chief Financial Officer

TKO PUBCO:

TKO Group Holdings, Inc.

By:	/s/ Andrew Schleimer
	Name:	Andrew Schleimer
	Title:	Chief Financial Officer

COMPANY:

Trans World International, LLC

By:	/s/ Jason Lublin
	Name:	Jason Lublin
	Title:	Chief Financial Officer

IMG Worldwide:

IMG Worldwide, LLC

By:	/s/ Jason Lublin
	Name:	Jason Lublin
	Title:	Chief Financial Officer

EOC:

Endeavor Operating Company, LLC

By:	/s/ Jason Lublin
	Name:	Jason Lublin
	Title:	Chief Financial Officer

Annex B

ACTION BY WRITTEN CONSENT

OF STOCKHOLDERS OF

TKO GROUP HOLDINGS, INC.

As of October 23, 2024

The undersigned holders (the “Stockholders”) of, collectively, a majority of the voting power of the outstanding shares of (i) Class A common stock, par value $0.00001 per share (the “TKO PubCo Class A Common Stock”), of TKO Group Holdings, Inc., a Delaware corporation (the “Company”) and (ii) Class B common stock, par value $0.00001 per share (the “TKO PubCo Class B Common Stock” and, together with the TKO PubCo Class A Common Stock, the “TKO PubCo Common Stock”), of the Company, do hereby irrevocably consent in writing to the taking of the following actions and do hereby adopt the following resolutions by written consent (this “Action by Written Consent”) pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and as authorized by the Amended and Restated Certificate of Incorporation of the Company, dated as of September 12, 2023 (as may be amended, modified or restated from time, the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company (as may be amended, modified or restated from time, the “Bylaws”):

WHEREAS, the Company has entered into that certain Transaction Agreement, dated as of October 23, 2024 (the “Transaction Agreement”), by and among IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”), Endeavor Operating Company, LLC, a Delaware limited liability company (together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC, a Delaware limited liability company (“TWI”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and the Company;

WHEREAS, capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Transaction Agreement;

WHEREAS, pursuant to the Transaction Agreement, following the completion of the Pre-Closing Restructuring, the EDR Parties will collectively own all of the issued and outstanding equity interests of TWI (which will hold directly and through certain subsidiaries and joint ventures the businesses, assets and liabilities contemplated to be acquired indirectly from the EDR Parties) and forty-five percent (45%) of the issued and outstanding equity interests in Euroleague Ventures S.A. (and such interests, collectively, the “Transferred Equity Interests”);

WHEREAS, pursuant to the Transaction Agreement, (a) the EDR Parties will contribute, assign and transfer to TKO all of the Transferred Equity Interests in exchange for (i) a number of limited liability company interests of TKO (the “TKO Common Units”) equal to their respective portions of the Estimated Equity Consideration and the Specified Equity Adjustment Amount, in each case, as set forth on the EDR Allocation Schedule and (ii) an amount in cash equal to their respective portion of Estimated Adjustment Amount as set forth on the EDR Allocation Schedule and (b) the Company will issue and sell to each of the EDR Parties a number of shares of TKO PubCo Class B Common Stock equal to the number of TKO Common Units contemplated to be issued to such EDR Party pursuant to the foregoing clause (a)(i) in exchange for an amount in cash equal to the aggregate par value of such shares (the foregoing, together with other transactions contemplated by the Transaction Agreement, collectively, the “Transaction”), in each case, upon the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, in connection with the Transaction, it is contemplated that the Company will enter into, or cause one of its Subsidiaries to enter into (as applicable), certain other agreements, instruments and documents necessary or desirable in connection with the consummation of the Transaction, including the Transition Services Agreement, the Trademark Assignment Agreements and the Trademark License Agreement (collectively, and together with the Transaction Agreement, the “Transaction Documents”);

WHEREAS, prior to the execution of the Transaction Agreement, the board of directors of the Company (the “Board”) established a special committee of the Board consisting of independent and disinterested directors of the Company (the “Special Committee”) to, among other things, review, evaluate and negotiate the Transaction Agreement and the Transaction and, if the Special Committee deems appropriate, recommend that the Board approve the execution and delivery of this Agreement by the Company and TKO, and the Board agreed not to approve the Transaction or authorize the execution and delivery of the Transaction Agreement without a prior favorable recommendation of the Transaction by the Special Committee;

WHEREAS, prior to the execution of the Transaction Agreement, the Special Committee has unanimously determined that the Transaction Documents and the Transaction, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its Public Stockholders;

WHEREAS, the Special Committee has recommended that the Board (a) determine that Transaction Documents and the Transaction are fair to and in the best interests of the Company and its stockholders, including the Public Stockholders, (b) approve and declare advisable the Transaction Documents and the Transaction, (c) authorize and approve the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transaction upon the terms and subject to the conditions set forth therein and (d) recommend the adoption and approval of the Transaction Documents and the Transaction to the stockholders of the Company;

WHEREAS, prior to the execution of the Transaction Agreement, the Board, acting upon the recommendation of the Special Committee and after due consideration of its fiduciary duties under applicable law and such other factors deemed relevant by the Board, has (a) determined that the terms and conditions of the Transaction Documents and the Transaction, including the Contribution and Issuance, are advisable, fair to and in the best interests of the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable the Transaction Documents and the Transaction, including the Contribution and Issuance, (c) authorized and approved the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transaction, including the Contribution and Issuance, upon the terms and subject to the conditions set forth therein and (d) recommended the adoption and approval of the Transaction Agreement and the consummation of the Transaction, including the Contribution by the stockholders of the Company;

WHEREAS, the consummation of the Transaction in accordance with the terms of the Transaction Agreement is conditioned on, among other things, the adoption of the Transaction Agreement by the affirmative vote of the holders of a majority of the voting power of TKO PubCo Common Stock outstanding as of the date hereof;

WHEREAS, the shares of TKO PubCo Common Stock held by the Stockholders represent more than a majority of the voting power of the TKO PubCo Common Stock, and the Stockholders are therefore permitted, pursuant to the DGCL, the Certificate of Incorporation and the Bylaws, to approve and authorize the Transaction Agreement and the Transaction pursuant to this Action by Written Consent, and, other than this Action by Written Consent, no consent or vote of any class or series of the capital stock of the Company is necessary to approve and authorize the Transaction Agreement and the Transaction;

WHEREAS, the Stockholders desire to adopt and approve the Transaction Agreement and approve the Transaction; and

WHEREAS, upon the execution and delivery of this Action by Written Consent, the TKO Stockholder Approval shall have been obtained in accordance with Section 228 of the DGCL, the Certificate of Incorporation and the Bylaws.

NOW, THEREFORE, BE IT RESOLVED, that the Transaction Agreement, including each of the annexes, exhibits and schedules attached thereto, and the Transaction, and any other documents, instruments and certificates required by, referenced in or related to the Transaction Agreement, including the Transaction Documents, are hereby irrevocably adopted, approved and ratified in all respects, including for all purposes under the DGCL, the Certificate of Incorporation and the Bylaws, without prior notice and without a vote or a meeting.

RESOLVED, that all actions heretofore and hereafter taken by the officers and directors of the Company or their duly authorized agents in furtherance of and consistent with the foregoing resolutions (including in connection with the Transaction Agreement and the Transaction) be, and they hereby are, authorized, ratified, confirmed and approved, as applicable, in all respects.

RESOLVED, that this Action by Written Consent be filed with the minutes of the proceedings of the stockholders of the Company.

The actions taken by this Action by Written Consent shall have the same force and effect as if taken at a meeting of the stockholders of the Company, duly called and constituted pursuant to the DGCL. This Action by Written Consent may be signed in any number of counterparts, including without limitation by .pdf, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any copy, .pdf or other reliable reproduction of this Action by Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, .pdf or other reproduction be a complete reproduction of the entire original writing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth above.

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

JANUARY CAPITAL HOLDCO, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Authorized Signatory

JANUARY CAPITAL SUB, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Authorized Signatory

WME IMG, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Authorized Signatory

[Signature Page to Action by Written Consent]

Annex C

October 23, 2024

Special Committee of the Board of Directors

TKO Group Holdings, Inc.

200 Fifth Avenue, 7th Floor

New York, NY 10010

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to TKO Group Holdings, Inc. (the “Company”) of the Consideration (as defined below) to be paid by TKO (as defined below) and the Company pursuant to the Transaction Agreement (the “Agreement”) to be entered into by and among IMG Worldwide, LLC (“IMG Worldwide”), Endeavor Operating Company, LLC (“EOC” and together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC (the “Target”), TKO Operating Company, LLC (“TKO”) and the Company. TKO is a subsidiary of the Company.

As more fully described in the Agreement, (i) TKO will acquire from the EDR Parties all of the issued and outstanding equity interests of the Target and forty-five percent (45%) of the issued and outstanding equity interests of Euroleague Ventures S.A. through which the EDR Parties will own, directly or indirectly, following completion of the Pre-Closing Restructuring (as defined in the Agreement), certain businesses, including the OLE Business, the PBR Business, the IMG Media Business, the Golf Events Business, the Formula Drift Business, the Mailman Business and the International Ice Skating Business (each as defined in the Agreement) (collectively, the “Businesses”) in exchange for 26,139,590 limited liability company interests of TKO (the “TKO Common Units”), which represents the purchase price of $3,250,000,000 divided by an amount equal to (x) the Company’s 25-day volume-weighted average price as of the date of the Agreement, minus (y) $54,408,580, divided by 173,706,449.56 Class A Common Stock of the Company, par value $0.00001 per share (the “Company Class A Common Stock”), (on an as-converted basis) (collectively, the “TKO Consideration”), subject to adjustments as specified in the Agreement (as to which we express no opinion), and (ii) the Company will issue and sell shares of the Class B Common Stock of the Company, par value $0.00001 per share (the “Company Class B Common Stock”), to each of the EDR Parties equal to the number of the TKO Common Units issued to such EDR Party pursuant to the foregoing clause (i), in exchange for cash in an amount equal to the aggregate par value of such shares of the Company Class B Common Stock, in each case upon the terms and subject to the conditions set forth in the Agreement (the “Issuance” and together with the TKO Consideration, the “Consideration”) (the transactions described in the foregoing clauses (i) and (ii), collectively, the “Transaction”). Each TKO Common Unit is convertible, in certain circumstances, into one share of the Company Class A Common Stock, which conversion would require the cancellation of the corresponding share of the Company Class B Common Stock.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Target, the Businesses and the Company, including publicly available research analysts’ financial forecasts relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and

399 Park Avenue | 4th Floor | New York, NY 10022

Moelis & Company LLC doing business as Moelis

prospects of the Target and the Businesses furnished to us by the Company and the EDR Parties, including financial forecasts provided to or discussed with us by the management of the Company; (iv) reviewed certain internal information relating to the expected net savings from the cancellation of the Services Agreement between TKO and Endeavor Group Holdings, Inc. (“Endeavor”), dated as of September 12, 2023 (the “Management Fee Savings”), furnished to us by the Company and the EDR Parties; (v) reviewed certain internal information relating to cost savings, synergies and related expenses and certain pro forma effects, in each case expected to result from the Transaction (the “Expected Synergies”), furnished to us by the Company and the EDR Parties; (vi) conducted discussions with members of the senior management and representatives of the Target, the Businesses, the Company and the EDR Parties concerning the information described in clauses (i) through (v) of this paragraph, as well as the businesses and prospects of the Target, the Businesses and the Company generally; (vii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (viii) reviewed the financial terms of certain other transactions that we deemed relevant; (ix) reviewed the draft, dated October 23, 2024, of the Agreement; (x) participated in certain discussions and negotiations among representatives of the Target, the Businesses, the EDR Parties and the Company and their advisors; and (xi) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). We have also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and the other information relating to the Target, the Businesses, the Company, the Management Fee Savings and the Expected Synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Target, the Businesses, the Company, the Management Fee Savings and such Expected Synergies (including the amount, timing and achievability thereof). We also have assumed, at your direction, that the future financial results, the Management Fee Savings and the Expected Synergies will be achieved at the times and in the amounts projected. In addition, we have relied on the assessments of the management of the Company as to the Company’s ability to retain key employees of the Target and integrate the businesses of the Target and the Company. We express no views as to the reasonableness of any financial forecasts, the Management Fee Savings or the Expected Synergies or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Target, the Businesses or the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the Company. We express no opinion as to what the value of the Company Class B Common Stock or the TKO Common Units actually will be when issued pursuant to the Transaction or the prices at which the Company Class A Common Stock may trade at any time. In rendering this opinion, we have assumed, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, the EDR Parties and/or their respective affiliates. We have provided investment banking and other services to the Company, the EDR Parties and their respective affiliates unrelated to the Transaction and in the future may provide such services to the Company, the EDR Parties and/or their respective affiliates and may receive compensation for such services. In the past two years prior to the date hereof, we acted and continue to act as a financial advisor to Blink Holdings, Inc. (“Blink”), in connection with strategic alternatives and a restructuring, and we received and continue to receive compensation for such services. Silver Lake Partners (together with its affiliates, “Silver Lake”), a significant stockholder of Endeavor, the parent entity of EOC, is an investor in Equinox Holdings, Inc., the parent entity of Blink. In addition, in the past two years prior to the date hereof, (i) we acted as a sell-side financial advisor in September 2023 to World Wrestling Entertainment, Inc. in connection with its merger with UFC Holdings, LLC, as a result of which the Company was formed, and we received compensation for such services; (ii) we acted as a buy-side financial advisor to Silver Lake in May 2023 in connection with its acquisition of Proservice Pacific, LLC and we received compensation for such services; and (iii) we acted as a financial advisor in September 2023 to Learfield Communications, LLC, which entity was owned 42% by Endeavor and 35% by Silver Lake, in connection with an out of court restructuring.

This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Target, the Businesses, the EDR Parties or the Company. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by TKO and the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

MOELIS & COMPANY LLC

Annex D

Certain portions of this Annex have been and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

Transition Services Agreement

This Transition Services Agreement (this “Agreement”) is made and entered into as of [●], 2024 (the “Effective Date”), by and among [IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”) and Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC” and together with IMG Worldwide, the “EDR Parties”)], on the one hand, and [Trans World International, LLC (the “Company”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and TKO Group Holdings, Inc., a Delaware corporation (“TKO PubCo”, and together with TKO, the “TKO Parties”)]1, on the other hand. The EDR Parties and the TKO Parties are referred to herein as a “Party” or collectively as the “Parties”. Capitalized terms not defined herein shall have the meaning set forth in the Transaction Agreement (as hereinafter defined).

WHEREAS, the Parties are each party to that certain Transaction Agreement dated as of [●], 2024 (the “Transaction Agreement”), pursuant to which, among other things, [Provider] has agreed to contribute, assign, and transfer, the Company Equity Interests to TKO;

WHEREAS, the EDR Parties have agreed to provide, and to cause certain of their Affiliates and third-party providers to provide, to the Company and the TKO Parties during the Term (as defined below) certain services of a type provided by the EDR Parties and their Personnel to the Business of the Company and to the TKO Parties as of immediately prior to the Closing;

WHEREAS, the Company has agreed to provide, and to cause certain of its Affiliates and third-party providers to provide, to the EDR Parties during the Term (as defined below) certain services of a type provided by the Company and its Personnel to the members of the Remaining EDR Group as of immediately prior to the Closing; and

WHEREAS, the Parties desire to enter into this Agreement simultaneously with the Closing of the transactions contemplated by the Transaction Agreement;

NOW THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SERVICES

1.1 Services.

(a) Services by the EDR Parties. The EDR Parties agree to provide, or cause to be provided, as applicable, those services that were provided (i) to the Business by the EDR Parties or any other member of the Remaining EDR Group prior to Closing or (ii) to TKO pursuant to the TKO Services Agreement, in each case that are set forth on Exhibit A attached hereto and incorporated by reference herein (collectively, the “EDR Services”) in exchange for payment of the Fees (as hereinafter defined) and on the terms and subject to the conditions set forth in this Agreement. The EDR Parties acknowledge that the Company and the TKO Parties may elect to remove EDR Services from Exhibit A before the EDR Parties begin to provide them at no cost to the Company or the TKO Parties upon [***]days’ prior written notice to the EDR Parties. Except as set forth in

[1]	Note to Draft: Company/Recipient parties to be confirmed.

Exhibit A, the provision of the EDR Services shall begin on the Effective Date. Notwithstanding anything to the contrary set forth herein or in Exhibit A, Provider shall not perform any services that (i) were provided to TKO by Business Employees or using Transferred Assets during the twelve (12) months prior to the Closing, (ii) are contemplated to be provided pursuant to the Surviving Intercompany Agreements, or (iii) are contracted to be provided pursuant to a separate commercial agreement between the Parties (each, an “Excluded Service”). To the extent any Service is available from a third party on substantially similar terms and conditions pursuant to which such Service is to be provided hereunder, the Parties shall discuss in good faith whether the TKO Parties can instead use such third party provider. The EDR Services are for the benefit of, and may only be used by, the Company and the Transferred Entities or the TKO Parties, as applicable. The Company shall be entitled to allow (i) each Transferred Entity to receive and access the EDR Services for the purpose of operating the Business and (ii) any Person, other than the Company or a Transferred Entity, that is engaged as a contractor, subcontractor or otherwise by the Company or a Transferred Entity to perform work or provide any goods or services to or on behalf of the Company or a Transferred Entity in relation to the Business (such Person, a “Third Party Recipient”) to access the EDR Services to the extent required or reasonably useful to perform any work or provide any goods or services to or on behalf of the Company or a Transferred Entity for the purpose of operating the Business, in each case ((i) and (ii)), subject to the terms of this Agreement. The Company shall procure that each relevant Transferred Entity and each relevant Third Party Service Recipient complies with the applicable terms of this Agreement and shall be liable for the acts and omissions of any such Third Party Recipient.

(b) Services by the Company. The Company agrees to provide, or cause to be provided, as applicable, those services that were provided to the Remaining EDR Group by the Company or any of the Transferred Entities prior to Closing, in each case that are set forth on Exhibit A attached hereto and incorporated by reference herein (collectively, the “Company Services” and together with the EDR Services, the “Services”) in exchange for payment of the Fees (as hereinafter defined) and on the terms and subject to the conditions set forth in this Agreement. The EDR Parties shall procure that each relevant member of the Remaining EDR Group complies with the applicable terms of this Agreement and shall be liable for the acts and omissions of any member of the Remaining EDR Group.

(c) References to Provider and Recipient. The EDR Parties, the Company and the TKO Parties each in their role as a provider of Services as designated on Exhibit A are referred to herein as a “Provider” and each in their role as a recipient of Services as designated on Exhibit A are referred to herein as a “Recipient”.

1.2 Omitted Services. In addition, in the event that a service (i) was performed by the EDR Parties and/or any of the members of the Remaining EDR Group within the twelve (12) month period prior to the Closing, (ii) is reasonably necessary for the operation of the Business, (iii) is not an Excluded Service and (iv) is reasonably capable of being provided by Provider (each an “Omitted Service”), the Company may request that such Omitted Service is included as a Service hereunder upon written notice to the EDR Parties. As promptly as practicable, upon receipt of such notice, the EDR Parties shall perform, provide or cause to be provided any such Omitted Service in accordance with this Agreement. Any such Omitted Service shall be deemed a Service for all purposes of this Agreement. The fees for any Omitted Service shall be reasonably agreed upon by the Parties, on a basis consistent with the methodology used in the determination of the Fees for other Services.

1.3 Program Coordinator. Each of the Parties shall nominate one representative set forth on Exhibit B hereto to act as the primary contact person for the coordination of this Agreement and the Services (the “Program Coordinators”). Each of the Parties agree that all communications relating to the provision of the Services shall be directed to both of the Program Coordinators, and each of the Parties may treat an act of the Program Coordinator of the other Parties as being authorized by such other Party without inquiring behind such act or ascertaining whether such Program Coordinator had authority to so act; provided, however, that no such Program Coordinator has authority to amend this Agreement. Each Party shall advise the other Parties in writing of any change in any Program Coordinator.

1.4 Conditions.

(a) Access and Cooperation. To the extent reasonably necessary for the provision of the Services, Recipient shall grant Provider reasonable access to Recipient’s facilities, subject to Recipient’s reasonable facility access and security policies and procedures that are generally applicable to Recipient’s employees or service providers which are provided to Provider in writing in advance. Recipient shall cooperate with the Provider as is reasonably necessary to carry out the Services, including providing such access to systems, networks, data and other confidential information as is reasonably necessary in connection with the provision of such Services. Provider shall be excused from performing its obligations hereunder to the extent hindered by Recipient’s failure to provide such access and cooperation in connection with such obligations; provided, however, Provider shall notify Recipient in writing of any such failure, and Recipient shall have [***] to cure such failure.

(b) Use of Existing Resources. Subject to Provider’s obligations in Section 1.4(c), Provider shall not be obligated to acquire new, additional or different Personnel, equipment or resources, or to acquire or establish any separate hardware or software platforms in order to perform the Services except as otherwise agreed by both Parties.

(c) Quality. Recipient acknowledges and agrees that Provider is not in the business of providing the Services to unaffiliated third parties. Provider shall provide the Services, and shall cause the Services to be provided, substantially in the same manner and with the same nature, quality and timeliness in which they were provided in the twelve (12) months prior to Closing and, to the extent applicable, in a manner that is consistent (in nature, quality and timeliness) to the manner in which any service equivalent or similar to the Services is provided by or on behalf of Provider or its Affiliates to itself or any of its Affiliates (the foregoing Services standards in this Section 1.4(c), the “Service Standard”).

(d) Transitional Nature. Recipient understands that the Services provided hereunder are transitional in nature and are furnished by Provider solely for the purpose of accommodating the transactions contemplated by the Transaction Agreement. Accordingly, Recipient agrees to use commercially reasonable efforts to transition each Service from Provider, either to Recipient’s own internal organization or to a third-party service provider, prior to the expiration of the applicable Service Term.

(e) Required Consents. To the extent Provider is required to obtain any third-party consents in order to provide the Services, Provider shall use commercially reasonable efforts to obtain such consent, and any and all costs and expenses associated with obtaining such consents shall be borne by [***]. Subject to this Section 1.4(e), Recipient shall reasonably cooperate with Provider in order for Provider to obtain such consents, provided that Provider shall use commercially reasonable efforts and reasonably cooperate with Recipient to minimize any such costs and expenses associated with obtaining such consents. In the event that such a third-party consent is not obtained by Provider (despite Provider using its commercially reasonable efforts), or has expired, is terminated or revoked (despite Provider using its commercially reasonable efforts to avoid such expiration, termination or revocation) during the Service Term of the relevant Service, the Service Provider shall notify Recipient as soon as reasonably practicable and use commercially reasonable efforts to procure, at the Service Recipient’s request and cost, an alternative arrangement for continuing the provision of the relevant Service in substantially the same manner and shall reasonably cooperate with Recipient in connection therewith.

1.5 Personnel. Provider may provide all or part of the Services through its employees, subcontractors, consultants, an outsourcing or other third-party provider arrangement or through one or more of its Affiliates (collectively “Personnel”). Subject to the Service Standard, Provider will have the right, in its sole discretion, to (i) designate which Personnel it will assign to perform the Services and (ii) remove and replace such Personnel at any time. Provider will remain liable for the acts and omissions of its Personnel in their performance hereunder as if they were the acts and omissions of Provider, including any breach of this Agreement by any Personnel. All Personnel of Provider shall be deemed for all purposes (including compensation and employee benefits) to be employees or representatives solely of Provider and not to be employees or representatives of Recipient. In performing their respective duties hereunder, all such Personnel of Provider shall be under the direction, control and supervision of Provider (and not of Recipient).

1.6 Compliance with Law.

(a) Provider shall provide, and shall procure that each relevant Affiliate or third party, as applicable, provides, all Services in compliance with applicable Law; provided that Provider shall not provide, and shall not be obligated to cause to provide, any Service to the extent that the provision of such Service would require Provider, its Affiliates or subcontractors, or any of their respective officers, directors, employees, agents or representatives to violate any applicable Law or Contract to which Provider, its Affiliates or subcontractors (as applicable) are party.

(b) Provider may, with respect to a Service affected by a change in applicable Law make a change to all or a portion of the Services to the extent affected by such change in applicable Law; provided that (i) prior to the implementation of such change, the Parties shall discuss in good faith such required changes and (ii) such change is implemented in a manner that does not result in any material adverse effect on the Service Standard or material additional cost or material additional liability being incurred by Recipient. In the event that implementation of any such change to the Services necessary to comply with applicable Law is not operationally feasible to implement or cannot be implemented in time to comply with applicable Law, the affected Service (or part thereof) may be suspended while Provider and Recipient work together in good faith to mutually seek an alternative arrangement or workaround such that Recipient can continue to receive any affected Service until such change to the Services is implemented.

(c) To the extent that Provider or any Personnel will be processing personal data on behalf of Recipient, the Transferred Entities or a Third Party Recipient pursuant to this Agreement, Provider shall process such data in accordance with applicable Law. To the extent required pursuant to applicable Law, the Parties shall cooperate in good faith to enter into a data processing agreement, or other documents as may be required by applicable Law, governing such processing activities under this Agreement.

1.7 Existing Contractual Obligations. Recipient shall, and shall procure that its Affiliates and Third Party Recipients, as applicable, shall, comply with all contractual obligations, prohibitions or restrictions applicable to the Services that are provided to Recipient in writing.

ARTICLE II

COMPENSATION FOR SERVICES

2.1 Fees.

(a) Recipient agrees, in consideration for the performance of the Services by Provider, to pay to Provider all direct third party costs incurred by Provider in connection with the Services (the “Fees”). The Fees will be [***] and are exclusive of any and all value-added, excise, sales, goods and services and other similar taxes, and any related interest and penalties, in each case, imposed on or payable with respect to the Fees payable by, or Services provided to, Recipient (“Sales Taxes”). The Recipient shall bear and be solely responsible for the payment of Sales Taxes, subject to the receipt of a valid invoice to the extent required by Law to be issued in connection with such Sales Taxes.

(b)  If any withholding or deduction from any payment under this Agreement by a Recipient to Provider in relation to any Service is required in respect of any Taxes pursuant to any applicable Law, Recipient will: (i) make any such required withholding or deduction from the amount payable to the Provider; (ii) timely pay the withheld or deducted amount referred to in clause (i) to the relevant Governmental Entity in accordance with applicable Law; (iii) pay additional amounts to the Provider so that the net amount actually received by the Provider after such withholding or deduction (including any withholding or deduction applicable to additional amounts payable under this clause (iii)) is equal to the amount that the Provider would have received had no such withholding or deduction been made; provided, however, that to the extent that a tax credit is available in the jurisdiction in which Provider is a resident and this credit is available to offset any such withholding or deduction such that Provider or any of its Affiliates or direct or indirect owners will not suffer any additional tax cost as a result of any amounts withheld or deducted, in each case as determined by Provider in its good faith discretion, then to such extent no such additional amount shall be required; and (iv) promptly forward to Provider a withholding tax certificate or other available documentation evidencing such payment by the Recipient to the Governmental Entity.

(c) For the avoidance of doubt, Provider is solely responsible for the payment of all Taxes based on the net income of Provider arising out of the receipt of the Fees paid to Provider pursuant to this Agreement.

(d) The Recipient and Provider will take reasonable steps to cooperate to minimize the imposition of, and the amount of, any Taxes incurred in connection with this Agreement.

2.2 Invoicing and Payment. Within [***] days following the end of each calendar month during the Term, Provider shall deliver to Recipient a detailed invoice setting forth the Services provided and the Fees incurred for each of the Services provided, or caused to be provided, by Provider to Recipient during the prior calendar month (collectively, the “Monthly Amounts”). Each invoice shall be accompanied by supporting documentation for the Fees reasonably sufficient to enable the Recipient to verify the information contained in such invoice. Recipient shall pay to Provider the undisputed Monthly Amounts reflected in an invoice therefor within [***] days following the Recipient’s receipt of such invoice; provided, however, if the Agreement is terminated prior to the expiration of any such payment deadline, then Recipient shall pay Provider for any Services that have been performed as of the date of such termination. Failure to pay undisputed Fees by the specified deadline herein shall be deemed to be a material breach of this Agreement, and Recipient shall have [***] to cure any such breach upon Recipient’s receipt of written notice thereof by Provider to Recipient. And any amounts outstanding after such period shall accrue interest at a rate which is the lower of one percent (1%) per month or the highest rate allowed by Law.

2.3 Third-Party Costs. Any third-party costs (including labor costs for external consultants or contractors) incurred by Provider or any of its Affiliates to transfer Provider’s operations or to migrate functions or systems Recipient (including such costs related to data extracts, temporary interfaces, database deletions and system transfer) shall be invoiced to and directly paid by Recipient to such third-party consultant, to the extent that such services and costs are set forth on Exhibit A or are otherwise agreed to by Recipient in advance in writing. Failure to pay the undisputed amount shown on any third-party invoice by the payment date established by the third-party consultant shall be deemed to be a material breach of this Agreement.

ARTICLE III

DATA AND INTELLECTUAL PROPERTY

3.1 Ownership of Data. Recipient shall own all right, title and interest in and to all data generated on its or its Affiliates’ behalf in the performance of the Services to the extent primarily related to the Business (“Recipient Data”); provided, however, Provider shall be entitled to withhold or redact any data or information in the Recipient Data solely to the extent that such data or information does not relate to the Business. Provider, either directly or through one or more of its Affiliates, shall be the sole and exclusive owner of all other data generated in performance of the Services that does not primarily relate to the Business, including all data of a technical nature, such as maintenance and operations manuals relating to the operation of Provider’s and its Affiliates’ services infrastructure. For the avoidance of doubt, Recipient shall retain ownership of all existing data previously owned by Recipient that is processed or stored by Provider, and the processing and/or storage of any such data by Provider shall not create any ownership interest therein for Provider.

3.2 Ownership of Intellectual Property. Except as otherwise agreed by the Parties in writing, Provider (including its Affiliates) and Recipient shall each retain all right, title and interest in and to their respective Intellectual Property rights, and no other license (other than to the extent necessary for the provision or the receipt of the Services) or other right, express or implied, is granted hereunder (by implication, estoppel or otherwise) by either Party to its Intellectual Property rights. Provider and Recipient shall execute or cause the execution of any documents, provide such cooperation, and take or cause the taking of any other actions reasonably requested by the other Party to effectuate the purposes of this Section 3.2, including the assignment of any rights hereunder.

ARTICLE IV

CONFIDENTIAL INFORMATION

4.1 For purposes of this Agreement, “Confidential Information” shall mean any non-public proprietary information disclosed by a Party to another Party in the performance hereunder, including, methods of operation, customers, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters; provided, however, “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is or becomes generally available to the public, other than as a result of a disclosure not otherwise permissible hereunder, (b) is subsequently acquired by a Party from third-party sources not in breach of any confidentiality obligation of which such Party is aware, or (c) is independently developed by a Party without use of or any reference to the confidential information of another Party. The Parties shall and shall cause their respective Affiliates and representatives to keep confidential this Agreement and all Confidential Information provided to it by or on behalf of a Party or otherwise obtained by it in connection with this Agreement and/or any of the transactions contemplated by it. Notwithstanding the foregoing, the Parties and their respective officers, directors, employees or Affiliates shall have no obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, the Party required to disclose shall, to the extent reasonably possible and legally permissible, (x) provide the other Party with prompt written notice of such requirement prior to making any disclosure so that the other Party may seek an appropriate protective order and (y) disclose only that information that is required to be furnished.

ARTICLE V

IT AND COMPUTER SYSTEMS AND SERVICES

5.1 Use of Systems. In connection with the provision of the Services hereunder, Recipient may have access to one or more systems of Provider, including computer systems and software, data processing systems and communication systems of Provider, as identified on Exhibit A (collectively, the “Systems”). Recipient acknowledges that its use of the Systems may provide Recipient with access to Confidential Information or other data or information that is not related to the business of the Recipient, and Recipient agrees that Recipient shall not use any Systems to access any such Confidential Information or other data or information not related to the business of the Recipient.

5.2 Employee Access to Systems. Recipient shall use commercially reasonable efforts to (i) ensure that only those of its employees who are specifically authorized by Recipient or its Affiliates in accordance with this Agreement to have access to the Systems gain such access, and (ii) prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including establishing appropriate policies designed to effectively enforce such restrictions. Recipient shall (i) inform its employees using any of the Systems of the use restrictions set forth in this Article V and require them to abide by the terms of this Article V and (ii) be responsible for any improper use of such Systems by any of its employees (including any such employees who become former employees). Provider shall have the right to deny any of Recipient’s employees’ access to any of the Systems in the event that such employee poses a security concern.

5.3 Policies. While using any Systems of Provider, Recipient shall adhere in all material respects to Provider’s policies, procedures and requirements (including policies with respect to protection of proprietary information) as well as any applicable third-party agreements, regarding the use of such Systems as in effect from time to time and provided in advance in writing to Recipient. Without limiting the foregoing, Recipient shall not tamper with, compromise or circumvent any security or audit measures employed by Provider with respect to the Systems. If, at any time, Provider determines in its good faith business judgment that any personnel of Recipient has attempted to circumvent, or has circumvented, any of the security policies, procedures or requirements of Provider or its Affiliates or has engaged in activities that may reasonably lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, then, notwithstanding anything in this Agreement to the contrary, Provider may, without any liability whatsoever under this Agreement or otherwise, immediately terminate such personnel’s access to the applicable Systems.

5.4 Remediation. Recipient shall use commercially reasonable efforts to prevent the introduction or transmission of any viruses, worms, malware, adware, ransomware, malicious code, data bombs or any other similar threats into the Systems, or permit any unauthorized access, breach or exfiltration of any Systems, or otherwise cause any breach or vulnerability in any of the Systems, in each case, caused directly by Recipient or any of Recipient’s or its Affiliates’ or Third Party Recipients’ personnel. In the event that any of the foregoing occurs, Provider or its Affiliates may take any and all actions to eliminate, remediate or otherwise address, in Provider’s reasonable discretion, any such threat, vulnerability or unauthorized access, breach or exfiltration and Provider’s reasonable and documented costs associated with such elimination and remediation shall be reimbursed by Recipient.

5.5 Restricted Access. Notwithstanding anything in this Agreement to the contrary, Provider may restrict Recipient from having access to any emails, files and other materials (including within any System) that Provider has been advised by counsel, contain information that is subject to the attorney-client privilege, the attorney work product doctrine, or another applicable statutory or common law privilege, doctrine or immunity under federal or state law, in each case to the extent in connection with litigation that is unrelated to the Company or the Business of the Company.

ARTICLE VI

TERM AND TERMINATION

6.1 Term. The term of this Agreement shall begin on the date hereof and shall remain in full force and effect, unless sooner terminated pursuant to Section 6.3, for so long as a Service described in Exhibit A remains in effect pursuant to the terms therein (the “Term”, and the period specified as the service term for each Service set out in Exhibit A, the “Service Term”), provided, however, that no Service will exceed a date that [***] after the Effective Date.

6.2 Service Term Extension. Any extension of a Service Term must be agreed by both Parties in writing.

6.3 Termination.

(a) In the event of an uncured material breach of this Agreement by either Party, the non-breaching Party may terminate this Agreement (but only with respect to the Service(s) to which such breach relates) upon written notice to the breaching Party specifying in reasonable detail the nature of such breach, subject to the following: (i) the Parties shall first engage in the dispute resolution process set forth in Section 11.5; and (ii) in the event that the Parties agree that a material breach has occurred, then the breaching Party shall have a period of [***] days to cure such breach; provided, that if the breaching Party is working in good faith to resolve such breach and such breach cannot be resolved within such initial [***] day period, the breaching Party shall have an additional [***] days to cure such breach (provided that the breaching Party gives the non-breaching Party a written notice as soon as practicable of its exercise of such option and certifying that it is working in good faith to resolve such breach).

(b) A Party may terminate this Agreement, effective immediately upon written notice to the other Parties, if such other Party becomes insolvent, makes an assignment for the benefit of creditors or files for or otherwise becomes subject to any receivership, liquidation, bankruptcy or other similar proceeding.

(c) Recipient may terminate its right to receive any Category (as defined in Exhibit A) of Services upon not less than [***] days’ written notice to Provider (unless otherwise provided on Exhibit A) setting forth the Service(s) that Recipient desires to terminate (such Service, a “Terminated Service”); provided that if the provision of another Service is dependent on the continued provision of the Terminated Service and not specified in Exhibit A as an interdependent Service, then Provider shall provide written notice thereof within [***] of receipt of the request to terminate a Terminated Service from Recipient, then Recipient shall terminate both the Terminated Service and such other Service unless Recipient withdraws or amends its request to terminate a Terminated Service within [***] of receipt of such notice from Provider. The termination of Services shall be effective upon the last date of the month following the month in which the termination notice was provided in accordance with the foregoing sentence (the “Termination Date”). Upon termination of any Category of Services pursuant to this Section 6.3(c), any Fee payable to Provider shall be reduced by the amount attributed to such terminated Category of Services (other than unavoidable, nonrecoupable and nonrefundable costs incurred by Provider in connection therewith). Any corresponding Fee reduction pursuant hereto shall take effect after the Termination Date. For the avoidance of doubt, if Recipient terminates a service [***] or more days prior to it being provided by Provider, Recipient shall have no obligation to pay for such Service.

6.4 Expenses and Compensation After Termination. In the event that this Agreement is terminated prior to the expiration of the Term, Provider shall continue to be entitled to receive all undisputed Fees for Services rendered prior to such termination that have not already been paid in full, together with any other amounts due to Provider hereunder. Within [***] days after receipt of the final invoice sent by Provider following termination of this Agreement, Recipient shall promptly remit to Provider all Fees or other amounts due hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 RECIPIENT ACKNOWLEDGES AND AGREES THAT ALL SERVICES WILL BE PROVIDED BY PROVIDER “AS IS, WHERE IS AND WITH ALL FAULTS”, THAT RECIPIENT ASSUMES ALL RISKS AND LIABILITIES ARISING FROM OR RELATING TO THE USE OR RELIANCE UPON THE SERVICES, AND THAT PROVIDER (ON BEHALF OF ITSELF, ITS AFFILIATES AND SUBCONTRACTORS) MAKES NO (AND HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS OR CONDITIONS REGARDING THE SERVICES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, THOSE RELATING TO QUALITY, PERFORMANCE, COMMERCIAL UTILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, PERFORMANCE, RESULTS OR REGARDING THE CONDITION, DESIGN OR WORKMANSHIP OF THE SERVICES OR THAT THE SERVICES WILL BE FREE FROM DEFECTS OR IMPERFECTIONS, REGARDLESS OF WHETHER SUCH REPRESENTATION OR WARRANTY IS ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY OR ALLEGEDLY ARISING FROM ANY USAGE OR FROM ANY COURSE OF DEALING; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT PROVIDER’S EXPRESS OBLIGATIONS, REPRESENTATIONS AND WARRANTIES UNDER THIS AGREEMENT OR THE TRANSACTION AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY SHALL BE SOLELY RESPONSIBLE FOR THEIR RESPECTIVE COMPLIANCE WITH APPLICABLE LAW, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY PROVIDER THAT THE SERVICES WILL ALLOW RECIPIENT TO COMPLY WITH LAW OR ARE SUFFICIENT TO SATISFY ANY OF RECIPIENT’S OBLIGATIONS UNDER APPLICABLE LAW.

ARTICLE VIII

LIMITATION OF LIABILITY

8.1 NOTWITHSTANDING ANY PROVISION OF THE TRANSACTION AGREEMENT TO THE CONTRARY, EXCEPT IN THE EVENT OF ANY [***] NO PARTY (INCLUDING SUCH PARTY’S AFFILIATES AND SUBCONTRACTORS) SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES, LOSS OF PROFITS, LOST OR ANTICIPATED SAVINGS, LOSS OF BUSINESS OPPORTUNITY OR INJURY TO GOODWILL RELATING TO THE SAME AND ATTORNEY’S FEES) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR AN AUTHORIZED REPRESENTATIVE OF PROVIDER IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. EXCEPT IN THE EVENT OF ANY [***] MAXIMUM LIABILITY UNDER OR PURSUANT TO THIS AGREEMENT IS STRICTLY LIMITED IN THE AGGREGATE TO [***].

ARTICLE IX

INDEMNIFICATION

9.1 Recipient Indemnity. Recipient shall indemnify Provider and each of its Affiliates against all damages, losses, liabilities and costs (including reasonable legal fees and expenses) attributable to any third-party claims arising from or relating to [***], except to the extent that such damages, losses, liabilities or costs are indemnifiable by Provider hereunder. The indemnification procedures set forth in Section 10.04 of the Transaction Agreement shall apply mutatis mutandis to Recipient’s indemnification obligation hereunder, as applicable, and is incorporated by reference herein.

9.2 Provider Indemnity. Provider shall indemnify Recipient and each of its Affiliates against all damages, losses, liabilities and costs (including reasonable outside legal fees and expenses) attributable to any third-party claims arising from or relating to [***]. The indemnification procedures set forth in Section 10.04 of the Transaction Agreement shall apply mutatis mutandis to Provider’s indemnification obligation hereunder, as applicable, and is incorporated by reference herein.

ARTICLE X

LICENSED SPACE

10.1 Occupancy Rights. Provider hereby grants to Recipient the right and license to enter into, use and occupy the physical space identified on Exhibit A (collectively, the “Licensed Space”), following the Closing, for the purposes and in accordance with the terms, covenants and conditions set forth on Exhibit A and in this Article X. Notwithstanding the foregoing, Recipient acknowledges and agrees that the Licensed Space constitutes a portion of a physical space occupied by Provider and its Affiliates, and, except as explicitly set forth herein, the rights of the Provider and its Affiliates with respect to such physical space (including the rights to enter into, use and occupy such physical space) shall in no way be diminished, impaired or affected by the right and license granted to Recipient hereunder.

10.2 Use. Recipient shall have the right to enter into, use and occupy the Licensed Space (and the equipment, trade fixtures and furnishings contained therein) for the same purposes as such Licensed Space was utilized by the Business of the Company immediately prior to Closing. The Licensed Space may be used and occupied by any employees, agents or other representatives of the Recipient reasonably required in furtherance of the activities of the Business of the Company following the Closing (collectively, the “Business Employees”).

10.3 Access and Common Areas. The Recipient’s Business Employees’ access to the applicable Licensed Space shall only be through existing employee entrances designated by Provider. Provider hereby grants Recipient’s applicable Business Employees access to and the right to make reasonable use, following the Closing, of the common areas in, on or about the building in which the applicable Licensed Space is located (including any conference room(s), break area(s), designated smoking area(s), restroom(s), and cafeterias(s), if applicable) in respect of the Business of the Company and which Provider’s or Recipient’s employees accessed or used in the ordinary course of business prior to the Closing Date and in a similar manner as to how such common areas were used prior to the Closing Date.

10.4 Compliance with Landlord’s Policies. To the extent provided by Provider to Recipient, the Recipient (including any Business Employee) shall comply with any applicable requirements of any third-party lease or license agreements governing the applicable Licensed Space.

10.5 Insurance. During the term of the licenses granted under this Article X Recipient shall carry and maintain (a) on its personal property located at each respective Licensed Space, such insurance as the Recipient may deem reasonably prudent and (b) to the extent available, with respect to any Licensed Space,, such insurance as is commercially reasonable and typical for similar buildings in the vicinity of each Licensed Space (and in any event, the Recipient shall carry and maintain such insurance as is required under the master lease or license for the Licensed Space, to the extent available). Recipient acknowledges that Provider and its Affiliates shall have no responsibility to insure or actively care for any personal property of the Recipient (including its applicable Business Employees), including equipment and trade fixtures, located in the applicable Licensed Space. The policy(s) maintained hereunder by the Recipient in respect of the Business of the Company shall be issued by a company licensed to do business in the country where the applicable Licensed Space is located. Recipient shall provide Provider with [***] days’ advanced written notice before canceling or terminating such policy for any reason, including expiration of such policy. Each policy of insurance maintained hereunder by the Recipient with respect to the Business shall include a waiver of subrogation in favor of Provider and its Affiliates; provided that, such waiver does not invalidate such insurance coverage.

10.6 License Rights. The rights granted herein in favor of the Recipient (including its applicable Business Employees) are in the nature of a license and shall not create any leasehold or other estate or possessory rights in the Recipient, and if the license granted under this Article X expires or is terminated in accordance with the terms hereof, the Recipient shall promptly vacate the Licensed Space licensed by the Recipient.

10.7 Alterations. The Recipient shall not make any alterations, additions or improvements to the Licensed Space without the prior written consent of the Provider, which shall not be unreasonably withheld. The Provider shall have the right to reconfigure, restructure, and close, in whole or in part, for repair and maintenance any area of each Licensed Space with minimal disruption to the business of the Recipient.

10.8 Surrender. Upon the expiration or termination of any license granted under this Article X, the Recipient shall (and shall cause its applicable Business Employees to), at the Recipient’s sole cost and expense, (a) remove their personal property, equipment, trade fixtures and other goods and effects, and repair any damage to the applicable Licensed Space licensed by the Recipient resulting from such removal, and (b) otherwise quit and deliver up such Licensed Space peaceably and quietly and in as good order and condition as the same were in on the date hereof, reasonable wear and tear, damage by casualty, condemnation, fire and the elements excepted. In the event the Recipient fails to repair and perform the aforementioned facilities restoration and otherwise deliver the applicable Licensed Space licensed by the Recipient as set forth above, the Provider shall have the right to make said reasonable repairs and reasonably perform such facilities restoration, charge the Recipient the reasonable costs of such repairs and restoration, and the Recipient shall reimburse the Provider within [***] days of receipt of invoice.

10.9 Additional Licensed Spaces. The Parties may add additional Licensed Spaces to or otherwise modify the Licensed Spaces within Exhibit A from time to time upon mutual written agreement. If any additional space relating to any Licensed Space becomes available, the Parties will, upon written request by Recipient to Provider, discuss in good faith expanding or modifying the applicable Licensed Space to include such additional space if doing so would be mutually beneficial, and if the Parties so determine, they shall amend this Agreement accordingly to reflect any expansion or modification of the applicable Licensed Spaces, as mutually agreed. The Parties shall work together in good faith to determine future plans with respect to a Licensed Space in which an EDR Party is a Recipient of Services as the expiration date for the underlying lease with respect to such a Licensed Space approaches.

10.10 [***]

ARTICLE XI

MISCELLANEOUS2

11.1 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors, permitted assigns, heirs, executors and administrators. No Party to this Agreement may assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party to this Agreement (which consent shall not be unreasonably withheld, conditioned, or delayed); provided that each Party may assign its rights or delegate its obligations hereunder to one or more of its Affiliates. No assignment permitted by this Section 11.1 shall relieve the assignor of its obligations hereunder. Any attempted assignment or transfer in violation of this Section 11.1 shall be null and void.

11.2 Force Majeure. In the event that war, terrorist act, fire, explosion, natural disaster, accident, strike, riot, labor dispute, act of governmental authority, act of God, pandemic or other contingency beyond the control of Provider causes any cessation or interruption of Provider’s performance hereunder, performance by Provider shall be temporarily excused for the period of the disability, without liability. In the event that Provider is excused from providing Services in accordance with the terms of this Section 11.2 for a period exceeding [***] consecutive calendar days, either Party may terminate this Agreement upon written notice to the other Party of such termination without prejudice.

11.3 Construction. The definitions in the body of this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to this Agreement, any other agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to Business Days) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air

[2]	Note to Draft: To be conformed with the final Transaction Agreement.

courier, one (1) Business Day after mailing, (c) if sent by facsimile or email transmission if receipt is confirmed, and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, claims, demands and other communications are delivered to the respective Parties hereto at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):

(a) if to the EDR Parties:

[***]

with a copy (which shall not constitute notice) to: [***]

(b) if to the Company and/or the TKO Parties:

[***]

with a copy (which shall not constitute notice) to: [***]

11.5 Disputes. All disputes arising hereunder shall be first considered in person, by teleconference or by video conference by the Program Coordinators in good faith within fifteen (15) days after receipt of written notice from either Party specifying the nature of the dispute. If the dispute cannot be resolved by the Program Coordinators within fifteen (15) days of the receipt of such notice, the matter shall be referred to [position and name of Provider officer],(s)], (representing Provider) and [position and name of Recipient officer](s)] (representing Recipient), who shall cooperate in good faith to resolve such dispute within seven (7) days of the referral. If the dispute cannot be resolved by such persons within such time period, either Party may seek to resolve the dispute in accordance with Section 11.6(b).

11.6 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Except as otherwise provided in this Agreement, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Except as otherwise provided in this Agreement, the Parties hereto irrevocably (i) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware, for the purposes of any Action arising out of this Agreement, (ii) waive any objection to the laying of venue of any Action brought in such court, (iii) waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum, and (iv) agree that service of process or of any other papers upon such Party by registered mail at the address to which notices are required to be sent to such Party under Section 11.4 shall be deemed good, proper and effective service upon such Party.

(c) Each Party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement. Each Party hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 11.6.

11.7 Relationship of the Parties. The relationship of Provider to Recipient is that of an independent contractor and neither Provider nor its agents or employees shall be considered employees or agents of Recipient. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between Provider and Recipient.

11.8 Severability. If any term or other provision of this Agreement is deemed by any court to be violative of Law or public policy and therefore invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

11.9 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of each of the Parties hereto or (b) by a waiver as set forth in Section 11.10.

11.10 Waiver. Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant hereto, or (c) waive compliance with any of the agreements of the other Parties or conditions to such Parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

11.11 Headings. Any headings or captions appearing in this Agreement are intended solely for convenience of reference and shall not constitute a part of this Agreement or define or limit the provisions hereof.

11.12 Publicity. No Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media in respect of this Agreement without the prior written consent of the other Parties; provided that the Parties may disclose such matters to their respective employees, accountants, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the Parties shall be responsible to the other Parties hereto for breach of this Section 11.12 or such confidentiality obligations by the recipients of its disclosure); provided, further, that each Party and its Affiliates may disclose that the Parties have entered into a transitional services arrangement from time to time to its employees, customers, suppliers and any other Person as the requirements of any Contract to which such Party is a party (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the Parties shall be responsible to the other Parties hereto for breach of this Section 11.12 or such confidentiality obligations by the recipients of its disclosure).

11.13 Expenses. Except as otherwise specified in this Agreement, each Party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

11.14 No Right of Setoff. Each of the Parties hereto hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to another Party hereto, whether under this Agreement, the Transaction Agreement or otherwise, against any other amount owed (or to become due and owing) to it by another Party hereto.

11.15 Entire Agreement. This Agreement and the Transaction Agreement constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among Provider and Recipient with respect to the subject matter hereof and thereof.

11.16 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties hereto, any right or remedies under or by reason of this Agreement.

11.17 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail in portable document format) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Remainder of page left intentionally blank

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

TKO:

TKO Operating Company, LLC

By:
Name:
Title:

TKO PUBCO:

TKO Group Holdings, Inc.

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

COMPANY:

Trans World International, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

IMG WORLDWIDE:

IMG Worldwide, LLC

By:
Name:
Title:

EOC:

Endeavor Operating Company, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit A

Services

[Omitted.]

Exhibit B

Program Coordinators

EDR Parties: [●]

Company / TKO Parties: [●]

Annex E

Certain portions of this Annex have been and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”) is made and entered into as of [●], (“Effective Date”), by and between [TKO Entity] (“Licensor”) and [Endeavor Entity] (“Licensee”). Licensor and Licensee shall be referred to collectively herein as the “Parties”.

WHEREAS, Licensor is the owner of the Licensed Trademarks (as defined herein), which Licensed Trademarks have been used by Licensor, Licensee, or their respective affiliates in the ownership, operation, and conduct of certain businesses of Licensee; and

WHEREAS, Licensee desires to receive licenses to continue to use the Licensed Trademarks in connection with the permitted uses herein, and Licensor desires to grant such licenses to Licensee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

AGREEMENT

1. Definitions. For purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in that certain Transaction Agreement. In addition, the following terms shall have the following meanings:

1.1. “Confidential Information” means any and all confidential information and materials (including the terms of this Agreement) disclosed by a Party (“Disclosing Party”) to the other Party (“Receiving Party”) pursuant to this Agreement, whether in writing, or in oral, graphic, electronic, or any other form, whether or not designated, marked, or otherwise identified by the Disclosing Party in writing as confidential or proprietary. Confidential Information excludes any and all information or material that (a) is as of the Effective Date, or at any time thereafter becomes, publicly known other than by the Receiving Party’s or a Recipient’s breach of this Agreement or other wrongful act, (b) was already known to the Receiving Party without restriction on use or disclosure prior to the receipt of such information directly or indirectly from or on behalf of the Disclosing Party, (c) was or is independently developed by the Receiving Party without reference to or use of any such Confidential Information, or (d) was received by the Receiving Party from a third Person who was not, at the time, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information.

1.2. “[***] Business(es)” means each of the following [***].

1.3. “Exclusive Trademarks” means all of the following: (a) the Trademarks set forth in Schedule 1.3, as may be updated by the Parties from time to time as set forth herein (such Trademarks, “Scheduled Exclusive Trademarks”), including all variations thereof to the extent existing as of the Effective Date that do not substantially and materially differ from the general commercial impression of the applicable Scheduled Exclusive Trademarks as a whole; and (b) all Ordinary Course Variations that are added as Exclusive Trademarks hereunder in accordance with Section 4.5. [***]

1.4. “[***] Business” means the business of providing sports data and streaming for sports betting purposes and related products and services operated as of the Effective Date by [***] UK Ltd, [***] US, LLC and [***] US Parent, LLC.

1.5. “[***] Trademark” means the “[***]” mark.

1.6. “Licensed Trademarks” means the Exclusive Trademarks and the Other Trademarks.

1.7. “Other Trademarks” means all of the following: (a) the Trademarks set forth in Schedule 1.7, and (b) all other Trademarks owned by any of the Transferred Entities as of the Effective Date and that were used in the operation or conduct of the [***] Businesses as of immediately prior to the Effective Date; provided that “Other Trademarks” expressly excludes the Exclusive Trademarks.

1.8. “Remaining EDR Businesses” means the following businesses and assets of Remaining EDR Group (or any predecessor member of the Remaining EDR Group to the extent operating such business of the Remaining EDR prior to the Pre-Closing Restructuring): [***]

1.9. “Trademarks” means trademarks, service marks, trade names, trade dress, designs, brands, logos, slogans, and other indicia of source or origin, whether registered or unregistered.

1.10. “Transaction Agreement” means the Transaction Agreement by and among IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”), Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC” and, together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC (the “Company”) , TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and TKO Group Holdings, Inc., a Delaware corporation (“TKO PubCo”, and together with TKO, the “TKO Parties”) dated as of [●], 2024 (the “Transaction Agreement”).

1.11. [***]

2. Term. Unless otherwise terminated earlier in accordance with Section 12, this Agreement shall commence upon the Effective Date and continue (a) with respect to the Exclusive Trademarks, [***], (b) with respect to the Other Trademarks, [***], and (c) with respect to the [***] Trademark, until [***] (each of the foregoing (a) - (c), a “License Term”, and the period commencing upon the Effective Date and continuing until all License Terms have expired or otherwise been terminated in accordance with the terms of this Agreement, the “Term”).

3. Territory. The license granted herein with respect to the Licensed Trademarks shall be throughout the universe (the “Licensed Territory”).

4. License.

4.1. Grants of License.

(a) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a perpetual (except as set forth in Section 2), irrevocable (except as set forth in Section 12 and Section 22), exclusive (subject to Section 5), sublicensable (subject to Section 4.4), non-transferable (subject to Section 22), royalty-free and fully-paid license to use, reproduce, display, and otherwise exploit the Exclusive Trademarks within the Licensed Territory solely in connection with the Remaining EDR Businesses with which such Exclusive Trademark was used prior to the Effective Date. Notwithstanding anything to the contrary herein, in the event that [***] such Trademark shall no longer be deemed an “Exclusive Trademark” hereunder, and for clarity, shall no longer be subject to the foregoing license grant.

(b)  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an irrevocable (except as set forth in Section 12 and Section 22), non-exclusive, sublicensable (subject to Section 4.4), non-transferable (subject to Section 22), royalty-free and fully-paid license to use, reproduce, display, and otherwise exploit the [***] Trademark and the Other Trademarks during the applicable License Term within the Licensed Territory solely in connection with the [***] Business and the [***] Businesses respectively and solely to the extent, and in substantially the same manner, that the [***] Trademark was used in the [***] Business or the Other Trademarks were used in the [***] Businesses (as applicable) during the twelve (12) months prior to the Effective Date.

(each such license grant, a “License”).

4.2. Other Trademarks Transition. Subject to the remainder of this Section 4.2, Licensee agrees that upon the expiration of the applicable License Term for the Other Trademarks, (a) the License to the Other Trademarks shall automatically terminate, and (b) Licensee shall promptly cease using the [***] Trademark in the [***] Business and the Other Trademarks in the operation of the [***] Businesses, as applicable. Notwithstanding the foregoing, Licensee may continue to use the Other Trademarks following the expiration of the applicable License Term for the Other Trademarks: (i) to reference the historical relationship between Licensor and Licensee in a factually accurate, non-misleading manner; (ii) in connection with the retention of any books, records, or other materials for internal archival purposes; and (iii) for compliance with applicable Law in connection with any corporate or tax filings or other documents filed by Licensee with any Governmental Authority. For the avoidance of doubt, Licensee retains the right to continue to exploit, distribute, and monetize any content or materials produced or created prior to the Effective Date with the initial intent to use them before such date that feature or incorporate the Other Trademarks where removal of such Trademark would be impractical, including, but not limited to, the use of the Other Trademarks in end credits, title sequences, promotional materials, or other branding associated with such previously produced content and such use shall not be considered a breach of this Agreement.

4.3. Company Names/Domain Names/Social Media Accounts. The License expressly includes the right for Licensee to use the domain names and social media accounts set forth on Schedule 4.3 which shall continue to be owned by Licensee and to adopt, use, and register in Licensee’s name, any company or entity names, trade or d/b/a/names, domain names, and social media account names/handles that contain any of the Exclusive Trademarks (collectively, the “Licensed Domains”) for the applicable License Term in accordance with the terms of this Agreement. Licensee agrees to maintain the Licensed Domains, including by paying any associated fees necessary to prevent the Licensed Domains from expiring or lapsing; provided, that, Licensee shall have the right, in the ordinary course of business, to abandon or allow to lapse any Licensed Domains that it is no longer using or otherwise holding for strategic reasons and shall use commercially reasonable efforts to provide written notice (which may be by email) to Licensor of such abandonment or lapse (provided, however, that the failure to so notify Licensor shall not be considered a material breach of this Agreement). Upon termination of this Agreement, all rights in such Licensed Domains shall revert to Licensor and Licensee shall transfer or assign to Licensor all of Licensee’s right, interest, and title to the Licensed Domains.

4.4. Sublicensing. Subject to this Section 4.4, Licensee may grant sublicenses under the License to any Affiliate or any third party engaged by or on behalf of Licensee or its Affiliates in connection with the conduct of the Remaining EDR Business, [***] Business or [***] Business (as applicable), without consent of Licensor; provided that: (a) any such sublicensees agree in writing to comply with the terms of this Agreement (other than sublicenses to (i) Affiliates or (ii) third-parties using such Trademark on a short-term basis where entering into a written sublicense would be impractical or inconsistent with the historical ordinary course business of Licensee); (b) any such sublicense will include appropriate quality control provisions at least as protective as the Quality Standards and will not be otherwise be inconsistent with the terms set forth hereunder; and (c) Licensee shall remain liable for the fulfillment of all obligations under this Agreement and for any acts and omissions of any sublicensee at any tier to the extent authorized by the applicable sublicense, to the same extent as it would in the absence of such sublicense.

4.5. New Exclusive Trademarks.

(a) Ordinary Course Variations. Licensee will have the right (upon notice, but without Licensor’s consent) to create, use, and otherwise exploit, pursuant to the terms of this Agreement, new variations of the Scheduled Exclusive Trademarks that do not substantially and materially differ from the general commercial impression of the applicable Scheduled Exclusive Trademarks as a whole, which, subject to the foregoing limitation, may include variations created by (i) adding descriptive wording to any of the Exclusive Trademarks, (ii) creating translations, transliterations, stylizations, modernizations, and logos for or including the Exclusive Trademarks, or (iii) creating event and/or project or sub-division specific names and logos that include the Exclusive Trademarks (collectively, “Ordinary Course Variations”).

(b) Ownership of New Exclusive Trademarks. Upon Licensee’s creation, use or exploitation of an Ordinary Court Variation, such Ordinary Course Variation is hereby added as an Exclusive Trademark. Each Ordinary Course Variation, and all goodwill associated therewith, will be owned by Licensor and licensed to Licensee hereunder in accordance with the terms of this Agreement. In the event Licensee is deemed to acquire rights under applicable Law in and to any such Ordinary Course Variation that becomes an Exclusive Trademark hereunder, Licensee agrees to assign and hereby assigns to Licensor all such rights, title, and interests in and to such Trademark.

5. Licensor Covenant. [***] Notwithstanding the foregoing, Licensor may continue to use the Exclusive Trademarks during the Term (A) to reference the historical relationship between Licensor and Licensee in a factually accurate, non-misleading manner; (B) in connection with the retention of any books, records, or other materials for internal archival purposes; and (C) for compliance with applicable Law in connection with any corporate or tax filings or other documents filed by Licensor with any Governmental Authority.

6. Use of Trademarks.

6.1. Quality Control.

(a) Quality Standards. Licensee acknowledges and is familiar with the standards, quality, style, and image associated with the use of the Licensed Trademarks as previously used by Licensor and Licensee. Licensee shall, and shall cause its sublicensees to, at all times, ensure that the quality of all products and services offered by Licensee and its sublicensees under the Licensed Trademarks shall be consistent with the quality of the products and services offered by Licensor and Licensee under the Licensed Trademarks during the twelve (12) months prior to the Effective Date. The provisions of this Section 6.1 and such additional quality standards and other terms and conditions as more fully set forth in Schedule 6.1 as updated by the Parties from time to time shall be referred to herein as the “Quality Standards”.

(b) Non-Degradation by Licensee. Licensee shall not, and shall cause its sublicensees not to, use or authorize the use of any Licensed Trademarks, or take or omit to take any action (or authorize such action or omission), in any manner that is reasonably likely to damage, tarnish, or disparage the reputation of Licensor or its businesses, or damage, dilute, or invalidate the Licensed Trademarks or the goodwill associated with the Licensed Trademarks.

(c) Inspection. Licensor and its authorized representatives shall have the right, at any reasonable time with reasonable prior notice, to inspect samples of materials, including advertising, marketing, promotional, and similar materials, bearing any of the Licensed Trademarks, in order to evaluate Licensee’s and its subsidiaries’ compliance with the Quality Standards; provided that Licensor or its authorized representative shall be subject to the confidentiality obligations set forth in Section 13.

(d) Non-Compliance. In the event Licensee fails to comply with any of its obligations hereunder, including the Quality Standards, with respect to Licensee’s or its sublicensee’s use of the Licensed Trademarks, Licensor may furnish Licensee with written notice with sufficient detail identifying such failure and, if reasonably necessary, identifying the steps to cure such failure. Licensee shall, upon receipt of such notification from Licensor, use reasonable best efforts to correct such non-compliance promptly. If Licensee disagrees with any such allegation of non-compliance then the dispute shall be resolved pursuant to Section 16.

6.2. Goodwill. Licensee acknowledges that the Licensed Trademarks, and all rights therein and any goodwill pertaining thereto, belong exclusively to Licensor. Licensee agrees that any and all goodwill generated by the use of the Licensed Trademarks by Licensee and its subsidiaries shall inure solely to the benefit of Licensor. Licensor owns all right, title, and interest in and to the Licensed Trademarks and neither Licensee nor any of its subsidiaries shall, at any time, acquire any rights in the Licensed Trademarks by virtue of any use it may make of the Licensed Trademarks. Upon Licensor’s reasonable request and at Licensor’s expense, Licensee shall, and shall cause each of its subsidiaries to, promptly execute all assignment, transfer, and other documents, and take all steps, in each case, that are necessary or desirable to confirm, effectuate, or otherwise evidence Licensor’s rights, title, and interests in and to the Licensed Trademarks. Licensee (a) acknowledges the validity of the Licensed Trademarks and of any intellectual property right (including but not limited to copyright, trademark, or patent) pertaining to Licensor’s exclusive rights therein, (b) agrees that it shall not, and shall not permit any of its subsidiaries or sublicensees to, directly or indirectly, during or after the Term, attack, or support the attack of, the ownership by Licensor of the Licensed Trademarks or the validity thereof, and (c) except as expressly permitted hereunder, agrees not to adopt, use, or seek to register (or permit any of its subsidiaries or sublicensees to adopt, use, or seek to register) any Licensed Trademarks or any Trademark confusingly similar to the Licensed Trademarks in any country or jurisdiction throughout the world. All rights of Licensor not specifically granted to Licensee are reserved to the Licensor and all goodwill associated therewith.

6.3. Protection of Brand. Notwithstanding anything to the contrary in this Agreement, neither Party will, during the Term, without the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed), knowingly take or authorize any position in the course of (a) filing, prosecuting, or maintaining any Trademark application or registration, or prosecuting or defending any Trademark opposition or cancellation proceeding, (b) taking an enforcement action against a third party with respect to infringement, misappropriation, or other unauthorized use of Trademarks, or (c) defending or settling a claim from a third party alleging Trademark infringement, misappropriation, or other unauthorized use of Trademarks, in each case ((a)-(c)) in connection with Licensed Trademarks, that is reasonably likely (as determined at the time the action is taken) to (i) in the case of Licensee taking or authorizing such position, materially impair the strength or validity of the [***] brand, or (ii) in the case of Licensor taking or authorizing such position, materially impair the strength or validity of any of the Exclusive Trademarks.

7. Prosecution and Maintenance.

7.1. Maintenance of and Applications for Licensed Trademarks.

(a) Licensor-Directed Filings. Except as expressly set forth in this Section 7.1, as between the Parties, Licensor shall have the sole and exclusive right and option to determine whether and how to file, prosecute, or maintain applications and registrations of the Other Trademarks (the “Licensor-Directed Filings”), at Licensor’s sole expense, provided that Licensor agrees to use commercially reasonable efforts to maintain all registered Class 35 registrations for the Other Trademarks that are existing as of the Effective Date during the Term.

(b) Licensee-Directed Filings. Except as expressly set forth in this Section 7.1, Licensee shall have the sole and exclusive right and option to determine whether and how to file, prosecute, or maintain applications and registrations of the Exclusive Trademarks for use in connection with the Remaining EDR Businesses in accordance with the License (the “Licensee-Directed Filings”), at Licensee’s sole expense. Licensor will promptly take all filing, prosecution, and maintenance actions reasonably instructed by Licensee in accordance with the foregoing. Notwithstanding anything to the contrary in this Agreement, Licensor will not be required to take any such actions that are reasonably likely to result in a conflict with a third party or violation of applicable Law or that are reasonably likely to cause material harm to Licensor or materially damage, weaken or dilute any of Licensor’s other Trademarks (the “Licensee-Directed Filing Exceptions”). Without limiting its general obligations set forth in this Section 7.1(b), Licensor shall keep Licensee reasonably informed of all material developments related to the prosecution and maintenance of the Licensee-Directed Filings, including details reasonably requested by Licensee, including any opposition or other written challenge by any other Person to the ownership or validity of any Licensee-Directed Filing, and shall provide periodic docket reports on a schedule reasonably agreed upon by the Parties (which shall be at least quarterly), and additional reports as reasonably requested by Licensee or as necessary to report interim deadlines and subject to applicable requirements to preserve privilege, upon Licensee’s reasonable request, provide to Licensee a copy of any correspondence or submission with or by the United States Patent and Trademark Office, or any equivalent foreign trademark office or registry. In the event Licensor fails to comply with its obligations in this Section 7.1(b), including failure to comply with any reasonable written request to take action it is required to take under this Section 7.1(b) within fifteen (15) Business Days (or sooner in the event of an imminent deadline) (unless, for clarity, any of the Licensee-Directed Filing Exceptions apply to such written request), Licensee will have the right to take such reasonably requested filing, prosecution, and maintenance actions in the name of Licensor, and Licensor hereby grants to Licensee a power of attorney, coupled with an interest, solely as needed to take such actions and make any necessary filings in the applicable trademark office in the name and on behalf of Licensor solely with respect to the request that gave rise to Licensee’s right to take such action on behalf of Licensor. Without limiting the foregoing, Licensor will not abandon or allow to be abandoned any Licensee-Directed Filing without Licensee’s prior written consent, subject to the Licensee-Directed Filing Exceptions.

(c) Licensor Routine Maintenance. Without limiting Section 7.1(b), in the event Licensee fails to provide instructions in a sufficiently timely manner regarding the maintenance of any application or registration of any Exclusive Trademarks, such that any failure to take action by a certain time would cause such application or registration to be abandoned or lapse (for clarity, provided Licensee has not expressly instructed Licensor to allow such application or registration to be abandoned or to lapse for strategic reasons), Licensor shall also have the right and option (but not the obligation) to take actions related to the maintenance of such application or registration, without Licensee’s direction, solely to the extent reasonably necessary to maintain such application or registration (“Licensor Routine Maintenance”), at Licensee’s cost and expense. Licensor will promptly inform Licensee of the conduct of any such Licensor Routine Maintenance.

(d) Reimbursement. Licensee will reimburse Licensor for all reasonable direct costs and expenses (including reasonable attorneys’ fees) relating to actions taken under Sections 7.1(b) and 7.1(c), including the filing, prosecution, and maintenance of Licensee-Directed Filings and Licensor Routine Maintenance and reporting obligations related thereto (such costs and expenses, collectively, “Maintenance Fees”). Licensor shall invoice Licensee for the reimbursement of approved Maintenance Fees on a quarterly basis, including all backup and documentation reasonably requested by Licensee in order to confirm the Maintenance Fees. Licensee shall pay Licensor the undisputed Maintenance Fees within thirty (30) days following the Licensee’s receipt of such invoice. Any amounts outstanding after sixty (60) days of the payment deadline shall accrue interest at a rate which is the lower of one percent (1%) per month or the highest rate allowed by Law. Licensee may at any time provide Licensor with thirty (30) days’ notice of its intent to no longer pay for additional Maintenance Fees associated with a particular Licensee-Directed Filing, in which case Licensor’s obligations in Section 7.1(b) and Licensee’s obligations in this Section 7.1(d) shall no longer apply to such Licensee-Directed Filing after the expiration of such thirty (30) day notice period, and provided that for clarity, Licensee will remain obligated to pay any Maintenance Fees that accrued for actions that were taken prior to the expiration of such thirty (30) day notice period.

8. Infringements.

8.1. Notification. During the applicable License Term, each Party shall promptly notify the other Party of any material infringement, misappropriation, or other unauthorized use of the Licensed Trademarks (including unauthorized use of any confusingly similar Trademark) by any third party in connection with the licensed field of use, of which such Party becomes aware; provided that Licensor’s obligations shall be limited to the Exclusive Trademarks. For the avoidance of doubt, a Party may take action against such infringement, misappropriation, or other unauthorized use of the Licensed Trademarks in accordance with the rights set forth in Section 8.2 prior to such notification and any delay or inadvertent failure to notify the other Party of such infringement, misappropriation or unauthorized use will not be considered a material breach of this Agreement.

8.2. Enforcement.

(a) Licensor First Rights. Licensor shall have the first right, but not the obligation, through counsel of its own choice, to take enforcement action as it deems appropriate against any third party in respect of any infringement, misappropriation, or other unauthorized use of the Other Trademarks.

(b) Licensee First Rights. Licensee shall have the first right, but not the obligation, through counsel of its own choice, to take enforcement action as it deems appropriate against any third party in respect of any infringement, misappropriation, or other unauthorized use of the Exclusive Trademarks.

(c) Step-In Rights. If Licensee does not provide written notice to Licensor that it intends to exercise its first right to take an enforcement action described in Section 8.2(b) within thirty (30) days after written notice of such infringement, misappropriation, or other unauthorized use is provided by Licensor, then Licensor may take enforcement action in its own name against such infringement, misappropriation, or other unauthorized use.

(d) Cooperation. The non-enforcing Party shall reasonably cooperate with and provide assistance to the Party taking any enforcement action in accordance with Sections 8.2(a), 8.2(b), or 8.2(c) (an “Enforcing Party”), at the Enforcing Party’s expense (including reimbursement for reasonable attorneys’ fees), which shall include being joined as a necessary or indispensable party to any such proceeding. The Enforcing Party will be solely responsible for the costs of such enforcement action and will retain all recoveries and awards in connection therewith; provided that the Enforcing Party shall not settle any such enforcement action in a manner that materially adversely affects the rights of the other Party under the Licensed Trademarks, without such other Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed) and the non-enforcing Party may participate in the action with counsel of its own choosing at its own expense. In the event that a third party infringement involves both Parties’ first right to enforce pursuant to this Section 8, the Parties will reasonably cooperate in good faith on any joint enforcement actions and a reasonable allocation of costs and recoveries; provided that nothing shall prevent an Enforcing Party from exercising its own rights to enforce as provided in Sections 8.2(a), 8.2(b), or 8.2(c). Notwithstanding the foregoing, if an Enforcing Party has not requested joinder in an enforcement action from the non-enforcing Party in accordance with the terms of this Section 8, such non-enforcing Party may, in the non-enforcing Party’s sole discretion and cost, join the prosecution of any enforcement action by the Enforcing Party to protect the Exclusive Trademarks, and in such instance the Parties will reasonably cooperate in good faith on any joint enforcement actions and a reasonable allocation of costs and recoveries.

9. Representations and Warranties. Each Party represents and warrants that:

9.1. it has the right and power to enter into this Agreement and to perform its obligations under this Agreement and that the entry into this Agreement is the duly authorized, valid, and binding act of such Party;

9.2. this Agreement has been duly authorized by all necessary corporate action on the part of such Party and has been duly executed and delivered by a duly authorized officer of such Party; and

9.3. to its knowledge, the entry into this Agreement, as well as the performance of its obligations under this Agreement, is not inconsistent with and will not violate any other agreement between such Party and any other person or entity that is not a Party to this Agreement.

10. Disclaimer; Limitation of Liability.

10.1. Disclaimer of Warranties. NOTWITHSTANDING ANYTHING TO THE CONTRARY AND EXCEPT AS SET FORTH IN SECTION 9, THE LICENSES IN AND TO THE LICENSED TRADEMARKS ARE PROVIDED HEREUNDER ON AN “AS-IS” BASIS WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED.

10.2. Limitation of Liability. EXCEPT FOR DAMAGES RESULTING FROM [***] IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES) ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

11. Indemnification.

11.1. Mutual Indemnification. Each Party (the “Indemnifying Party”) agrees to defend, indemnify, and hold harmless the other Party and its affiliates, and each of their respective officers, directors, shareholders, members, managers, agents, employees, successors, and assigns (collectively, the “Indemnitees”) from and against all costs, expenses, liabilities, damages, and losses (including reasonable attorneys’ fees and costs) to the extent resulting from any claims, demands, actions, or other proceedings by any third party (each, a “Third Party Claim”) arising out of [***] except, in each case, to the extent such claims fall within the scope of the other Party’s indemnification obligations under this Section 11.

11.2. Licensee Indemnity. Licensee agrees to defend, indemnify, and hold harmless Licensor and its Indemnitees from and against all costs, expenses, liabilities, damages, and losses (including reasonable attorneys’ fees and costs) to the extent resulting from any Third Party Claim arising out of [***] except to the extent such claims fall within the scope of Licensor’s indemnification obligations under Section 11.1.

11.3. Procedure.

(a) Notice. If either Party is seeking indemnification under this Section 11 (the “Indemnified Party”), it shall promptly inform the Indemnifying Party of the claim giving rise to the obligation to indemnify pursuant to this Section 11 as soon as reasonably practicable after receiving notice of the claim, provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party or applicable Indemnitee is prejudiced thereby.

(b) Control. The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within [***] after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the direction and control of the defense, litigation, settlement, appeal, or other disposition of any such Third Party Claim for which it is obligated to indemnify the Indemnified Party (including the right to settle the Third Party Claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party, and shall cause its applicable Indemnitees, affiliates, and agents to reasonably cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information, and testimony and attending such conferences, discovery proceedings, hearings, trials, or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within [***]after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate (including the right to conduct discovery, interview and examine witnesses, and participate in all settlement conferences), but not control, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the other Party.

(c) Settlement. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party or any Indemnitee to incur any liability or any other financial obligations or which would materially prejudice the rights of the Indemnified Party under this Agreement. Neither the Indemnifying Party nor the Indemnified Party shall make (and the Indemnified Party shall cause its Indemnitees not to make) any admission of liability in respect of any claim without the prior written consent of the other Party.

12. Termination.

12.1. Termination.

(a) Licensee may terminate this Agreement upon thirty (30) days’ written notice to Licensor at any time for any or no reason.

(b) In the event of an uncured material breach of this Agreement by either Party, the non-breaching Party may terminate this Agreement (but only with respect to the category of Licensed Trademarks (i.e., Exclusive Trademarks or Other Trademarks) to which such breach relates) upon written notice to the breaching Party specifying in reasonable detail the nature of such breach, subject to the following: (i) the Parties shall first engage in the dispute resolution process set forth in Section 16; and (ii) in the event that the Parties agree that a material breach has occurred, then the breaching Party shall have a period of [***] to cure such breach; provided, that if the breaching Party is working in good faith to resolve such breach and such breach cannot be resolved within such initial [***] period, the breaching Party shall have an additional [***] to cure such breach (provided that the breaching Party gives the non-breaching Party a written notice as soon as practicable of its exercise of such option and certifying that it is working in good faith to resolve such breach).

(c) A Party may terminate this Agreement, effective immediately upon written notice to the other Party, if such other Party becomes insolvent, makes an assignment for the benefit of creditors or files for or otherwise becomes subject to any receivership, liquidation, bankruptcy or other similar proceeding.

12.2. Effect of Termination. Upon termination of this Agreement by Licensee, Licensee shall promptly pay to Licensor any amounts due and owning under this Agreement including reimbursement of any applicable Maintenance Fees paid by Licensor prior to termination. Subject to the remainder of this Section 12.2, Licensee agrees that upon any termination of this Agreement, (a) the License to the Licensed Trademarks shall automatically terminate, and (b) Licensee shall promptly cease using the Licensed Trademarks. Notwithstanding the foregoing, Licensee may continue to use the Licensed Trademarks following a termination of this Agreement: (i) to reference the historical relationship between Licensor and Licensee in a factually accurate, non-misleading manner; (ii) in connection with the retention of any books, records, or other materials for internal archival purposes; and (iii) for compliance with applicable Law in connection with any corporate or tax filings or other documents filed by Licensee with any Governmental Authority.

12.3. Accrued Rights; Remedies. Except as otherwise expressly set forth in this Agreement, the termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which will survive termination of this Agreement. Such termination will not relieve any Party from obligations that are expressly indicated to survive termination of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 12 are in addition to any other relief and remedies available to either Party under this Agreement, at law or in equity.

12.4. Survival. Without limiting the provisions of Section 12.2, the rights and obligations of the Parties set forth in the following Sections of this Agreement will survive the termination of this Agreement, in addition to those other terms and conditions that are expressly stated to survive termination of this Agreement: Sections 10, 12.2, 12.3, 12.4, 13, 14, 15, 17, 19, 20, 21, 24, 25, 32, 33.

13. Confidentiality.

13.1. Obligations of Confidentiality. Each Party acknowledges that in connection with this Agreement it may gain access to Confidential Information of the other Party. Each Receiving Party shall: (a) not use the Confidential Information other than as necessary to exercise its rights and perform its obligations under this Agreement, and (b) maintain the Confidential Information in strict confidence and, except as expressly permitted in Section 13.2 or in Section 13.3, not disclose the Confidential Information without the Disclosing Party’s prior written consent. The confidentiality obligations under this Section 13 shall survive termination of this Agreement.

13.2. Disclosure. The Receiving Party may disclose the Confidential Information to any of its (a) affiliates, shareholders, partners, directors, agents, employees, contractors, or representatives, or (b) actual or potential acquirers, investors, co-investors, financing sources, permitted licensees, or permitted sublicensees ((a) and (b), collectively, “Recipients”) to the extent that disclosure is necessary for the purposes of this Agreement or in connection with a contemplated or actual merger, business combination, financing, investment, acquisition, licensing, or change of control transaction; provided that the Receiving Party ensures that any such Recipient is informed in writing of the confidentiality requirements under this Agreement and further that such Recipient is itself bound by a written nondisclosure agreement that is at least as restrictive as the one set forth in this Section 13. The Receiving Party shall be responsible for ensuring each Recipient’s compliance with, and shall be liable for any breach by a Recipient of, this Section 13. The Receiving Party may also disclose Confidential Information to the extent required by applicable Law, including in connection with filings with the United States Securities and Exchange Commission and other Governmental Authorities.

13.3. Legal Orders. Any disclosure by the Receiving Party or a Recipient of any Confidential Information pursuant to a valid order (a “Legal Order”) issued by any federal, national, foreign, international, state, local, or other government, governmental, regulatory, or administrative authority, agency, instrumentality, or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction (“Governmental Authority”) shall be subject to the terms of this Section 13.3. Prior to making any such disclosure, the Receiving Party or Recipient shall provide the Disclosing Party with (a) to the extent practicable, prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other remedy, and (b) reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure, at the Disclosing Party’s cost. If, after providing such notice and assistance as required herein, the Receiving Party or Recipient remains subject to a Legal Order to disclose any Confidential Information, the Receiving Party or Recipient (or its representatives or other Persons to whom such Legal Order is directed) shall disclose no more than that portion of the Confidential Information which such Legal Order specifically requires the Receiving Party or Recipient to disclose, and upon the Disclosing Party’s request and cost, shall use commercially reasonable efforts to obtain assurances from the applicable Governmental Authority that such Confidential Information will be afforded confidential treatment.

14. Expenses. Except as otherwise specified in this Agreement, whether the Transaction is consummated or not, each Party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing, (c) if sent by email transmission if receipt is confirmed, and (d) if otherwise actually personally delivered, when delivered; provided that such notices, requests, claims, demands and other communications are delivered to the respective parties hereto at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15):

15.1. if to Licensor:

[***]

with a copy (which shall not constitute notice) to:

[***]

15.2. if to Licensee:

[***]

with a copy (which shall not constitute notice) to: [***]

16. Dispute Resolution. Any dispute arising out of or in connection with this Agreement will be settled, if possible, through good faith negotiations between the Parties. If the Parties are unable to settle such dispute within thirty (30) days after first considering such dispute, then each Party shall appoint a representative that will be responsible for resolving such dispute. Such representatives will gather information and coordinate as needed to understand the dispute and the interest at issue, and will meet to attempt to resolve such dispute. Such resolution, if any, of a referred issue will be final and binding on the Parties. All negotiations pursuant to this Section 16 are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If such representatives cannot resolve such dispute within thirty (30) days after either Party requests such a meeting in writing, then either Party will have the right to pursue any and all remedies available at law or equity, consistent with Section 17 and Section 27.

17. Governing Law; Jurisdiction; Waiver of Jury Trial.

17.1. Except as otherwise provided in this Agreement, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

17.2. Except as otherwise provided in this Agreement, the parties hereto irrevocably (i) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware, for the purposes of any Action arising out of this Agreement or the Transaction, (ii) waive any objection to the laying of venue of any Action brought in such court, (iii) waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum, and (iv) agree that service of process or of any other papers upon such Party by registered mail at the address to which notices are required to be sent to such Party under Section 15 shall be deemed good, proper and effective service upon such Party.

17.3. Each Party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement. Each Party hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 17.3.

18. Severability. If any term or other provision of this Agreement is deemed by any court to be violative of Law or public policy and therefore invalid, illegal, or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

19. Bankruptcy. For purposes of this Agreement, “Bankruptcy Code” means Title 11, United States Code, as amended, and any successor statute and foreign counterparts thereto, and references to any Section of the Bankruptcy Code means such Section under Title 11 of the United States Code as well as any corresponding section under any amendment or successor statute or foreign counterpart thereto. The Parties stipulate and agree that the License now granted by Licensor to Licensee under or pursuant to this Agreement is, and shall otherwise be deemed to be, for all purposes of Section 365(n) of the Bankruptcy Code, a licenses of rights to “intellectual property” as defined under the Bankruptcy Code. The Parties agree that Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of any bankruptcy or other insolvency event with respect to Licensor, or rejection or breach of this Agreement by Licensor, and Licensee elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, Licensor stipulates and agrees that during the Term, Licensee, as licensee of such rights under this Agreement, shall retain and may fully exercise all of the rights and licenses granted to it pursuant to this Agreement, including the rights of exclusivity granted pursuant to Section 4.1(a) and Section 5, and may fully exercise all of its rights and elections under the Bankruptcy Code. Without limiting the generality of the foregoing, the Parties intend and agree that any sale of Licensor’s rights in the Licensed Trademarks under Section 363 of the Bankruptcy Code shall be subject to Licensee’s rights under Section 365(n), that Licensee cannot be compelled to accept a money satisfaction or other alternate remedy of its interests in the Licensed Trademarks (including the rights of exclusivity granted pursuant to Section 4.1 and Section 5), and that any sale of assets under the Bankruptcy Code therefore may not be made to a purchaser “free and clear” of Licensee’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Licensee. If (a) a case under the Bankruptcy Code is commenced by or against Licensor, (b) this Agreement is rejected as provided in the Bankruptcy Code, and (c) Licensee elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, Licensor (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall not interfere with Licensee’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property, including any right to obtain such intellectual property from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code. All rights, powers, and remedies of Licensee provided herein are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Licensor. Licensor acknowledges and agrees that (i) the exclusive license of the Licensed Trademarks to Licensee survives any material breach of this Agreement by Licensor, including rejection of this Agreement pursuant to Bankruptcy Code 365(a), and (ii) Licensee’s equitable remedies under Section 27 in the event of a material breach by Licensor do not give rise to a right of payment or constitute a “claim” that is dischargeable under the Bankruptcy Code.

20. Entire Agreement. This Agreement, together with the Transaction Agreement, constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Licensor and Licensee with respect to the subject matter hereof.

21. Waivers. Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto, or (c) waive compliance with any of the agreements of the other Party or conditions to such other Party’s obligations contained herein. No right or remedy under this Agreement shall be deemed waived unless such waiver is in writing and signed by the Party to be bound. No delay or omission on the part of either Party in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right of remedy. A waiver of any right or remedy on any one occasion shall not be construed as a waiver of such right or remedy or any other right or remedy on any future occasion.

22. Assignment; Transferability.

22.1. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors, permitted assigns, heirs, executors, and administrators. No Party to this Agreement may assign or transfer this Agreement, any of the licenses granted hereunder, or delegate any or all of its rights or obligations under this Agreement, provided, however, that each Party may assign this Agreement, in whole or in part, without the consent of the other Party (i) to an Affiliate or (ii) in connection with a sale, merger, acquisition, or similar transaction involving all or substantially all of the assets to which this Agreement (or portion thereof) relates.

22.2. [***]. Notwithstanding any provision of this Agreement to the contrary, if [***]. Any such assignment or transfer in violation of the foregoing sentence shall be void ab initio.

22.3. Restriction on Assignment of Licensed Trademarks. In addition to and without limiting the other assignment restrictions set forth in this Section 22, Licensor shall not sell, assign, or transfer ownership (whether by operation of applicable Law or otherwise) of any Licensed Trademarks to any Person separately from the assignment of this Agreement or the applicable portion thereof (or vice versa).

23. Further Documents. Each Party hereto agrees, upon the other Party’s reasonable request and at the other Party’s expense, to promptly execute any and all further documents and to undertake such further acts as may be necessary or appropriate to effectuate the terms of this Agreement and agrees that it will cooperate with the other Party to effectuate the intention of this Agreement.

24. Construction. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties.

25. Headings. Any headings or captions appearing in this Agreement are intended solely for convenience of reference and shall not constitute a part of this Agreement or define or limit the provisions hereof.

26. No Amendments. No amendments or supplements to this Agreement shall be enforceable unless (a) in writing signed by Licensor and Licensee or (b) by a waiver as set forth in Section 21.

27. Injunctive Relief. The Parties hereto agree that irreparable damage may occur, and that the Parties may not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the dispute resolution procedures in Section 16, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law, or inequitable for any reason.

28. Remedies. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such Party, and the exercise of any one remedy shall not preclude the exercise of any other.

29. Force Majeure. Neither Party shall be in default hereunder by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is occasioned or caused by strikes, riots, fires, insurrection, epidemics, pandemics, war, flood, earthquake, storm or other extreme adverse weather conditions, embargoes, any acts of God or of the public enemy, or governmental order, whether or not valid, in each case beyond the control of the Party and only to the extent that such causes make performance without loss, damage, or delay impossible; provided, however, that (a) the affected Party shall use commercially reasonable efforts to mitigate the effects of such force majeure events, and (b) the obligations of the affected Party shall be restored and considered in full force and effect upon the disappearance, removal, termination, revocation, or abandonment of the force majeure so affecting such obligations.

30. Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and except for powers of attorney expressly provided herein, neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

31. No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties hereto, any right or remedies under or by reason of this Agreement; provided, however, the Indemnitees are intended third party beneficiaries to Section 11 solely to the extent specified therein.

32. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole; (d) any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns; (e) provisions that require that a Party or the Parties “agree,” “consent,” or “approve” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, or otherwise. Unless the context otherwise requires, references herein: (i) to Sections and Schedules refer to the Sections of and Schedules attached to, this Agreement; (ii) to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2,” and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”); (iii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

33. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail in portable document format) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as follows:

LICENSOR:

[●]

By:
Name:
Title:

LICENSEE:

[●]

By:
Name:
Title:

Signature Page to Trademark License Agreement

Schedule 1.3

Exclusive Trademarks1

Registered Trademarks

[***]

Unregistered Trademarks

[***]

[1]	Final list (including confirming the correct owner of these marks following Closing) to be confirmed prior to execution.

Schedule 1.7

Other Trademarks

[***]

Schedule 2

Designated Parties2

[2]	To include [***]

Schedule 4.3

Licensed Domains

[To be provided]

Schedule 6.1

Quality Standards and Usage Guidelines for Licensed Trademarks

In the course of Licensee’s use of the Licensed Trademarks pursuant to the terms and conditions of this Agreement, Licensee shall adhere to the following quality standards and any reasonable updates thereto that are mutually agreed upon in good faith by the Parties, acting reasonably.

1.

Licensee shall ensure that, at all times, the Licensed Trademarks are used in a manner consistent with the brand attributes of quality, trust, and reliability associated with the Licensed Trademarks as of the Effective Date.

2.

The character and quality of each of Licensee’s uses of the Licensed Trademarks shall be substantially consistent with the character and quality of the current and previous equivalent uses of such Licensed Trademarks by Licensor or its affiliates.

3.	Licensee shall faithfully and accurately reproduce the Licensed Trademarks.

4.	Licensee shall comply with all applicable Laws with respect to use of Trademark notices and shall not use misleading Trademark notices.

5.	Licensee shall not use the Licensed Trademarks in a manner that is reasonably likely to materially impair the value of Licensor’s brand, including the Business.

6.

Licensee shall use commercially reasonable efforts to (a) cause the appropriate designation ((TM) or (SM) or the registration symbol ®) to be placed adjacent to the Licensed Trademarks in connection with appropriate uses thereof; and (b) upon the prior reasonable written request of Licensor, place a form notice consistent with the following on Licensee’s website or material printed marketing materials:

[***] is a trademark of [●], used under license.

7.

Licensee shall not use the Licensed Trademarks or take any action or refrain from taking any action in connection with the Licensed Trademarks or any goods or services associated with the Licensed Trademarks that contravenes any applicable Law.

8.

Licensee shall ensure that any and all public-facing materials which feature any Licensed Trademark(s) and all activities connected therewith accord with customary industry practices in the United States in relation to standards of quality.

9.	Licensee shall not use the Licensed Trademarks in any manner that is or would reasonably be expected to be considered by the general public to be deceptive, scandalous, or obscene.